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COMPLETE MARKET STUDY
OF REAL PROPERTY

NORTHTOWN MALL
4750 North Division Street
NEC North Division Street and Wellesley Avenue
City of Spokane, Spokane County, Washington


- ------------------------------------------------------------------------------
IN A SELF-CONTAINED REPORT



DATE OF ANALYSIS
As of August 1998






Prepared for:

MORGAN STANLEY MORTGAGE CAPITAL, INC.
1585 Broadway, 37th Floor
New York, New York






Prepared by:

CUSHMAN & WAKEFIELD OF WASHINGTON, INC.
Valuation Advisory Services
700 Fifth Avenue, Suite 2700
Seattle, Washington

                       [CUSHMAN & WAKEFIELD LETTERHEAD]


August 20, 1998



Mr. Kevin Swartz
Morgan Stanley Mortgage Capital, Inc.
1585 Broadway, 37th Floor
New York, NY  10036

Re:     Complete Market Study of Real Property
        Northtown Mall Shopping Center
        4750 North Division Street
        NEC North Division Street and Wellesley Avenue
        City of Spokane, Spokane County, Washington
        C&W Reference Number 98-33001-9206

Dear Mr. Swartz:

        In fulfillment of our agreement as outlined in the Letter of Engagement, Cushman & Wakefield of Washington, Inc. is pleased to transmit our Market Study for the above referenced property. For this assignment, we are providing a Complete Market Study with the results being conveyed in this Self-Contained Report.

        As specified in the Letter of Engagement, the attached report provides an overview of the subject property's marketplace, including regional, neighborhood, and retail market analyses. The accompanying report includes a summary of the data, analyses, and findings of the market study.

        In accordance with our agreement, this market study represents a consulting assignment and does not comprise an appraisal of the property. Therefore, our report has been prepared in accordance with the Departure Provision of the Uniform Standards of Professional Appraisal Practice as promulgated by the Appraisal Foundation.

        The subject of this Market Study is Northtown Mall, a 943,130 +/- square foot super-regional mall at the northwest quadrant of North Division Street and Wellesley Avenue in Spokane, Washington. The center was originally constructed in the 1950's as an open air center, subsequently enclosed in the mid 1980's, and then expanded and renovated in 1992 to 1993. The property currently includes 403,200+/- square feet of mall shop space and is anchored by Sears, Mervyn's, JCPenney, Emporium and The Bon Marche. Total owned gross leasable area is approximately 702,017+/- square feet, with a current mall tenant occupancy level of about 72 percent. We have seen five different square footage calculations and have chosen this one provided by the onsite manager. The ownership is in the process of adding new tenants at the southwest corner of the mall. This remodel and addition will include space for a 12-screen theatre, Barnes & Noble, Old Navy, two restaurants and a 955-stall parking structure. Planned completion is Summer 1999. Total new tenancies are approximately 115,000 square feet, though it is unclear how much of this will be additional GLA.

Mr. Kevin Swartz
Page Two
August 20, 1998


        The mall is situated on a 34.43+/- acre site located along North Division Street, approximately three miles north of downtown Spokane and Interstate 90. Approximately 25.86+/- acres of the site are under mall ownership.

        This report has been prepared for Morgan Stanley Mortgage Capital, Inc. ("Client"), and it is intended only for the specified use of the Client and its affiliates. It may not be distributed to or relied upon by other persons or entities without written permission of Cushman & Wakefield, Inc.

        We consent to the inclusion of any form (whether in paper or digital format, including any electronic media such as CD-ROM or the Internet) of the Prospectus Supplement relating to Morgan Stanley Mortgage Capital, Inc., Commercial Pass-Through Certificates (which we under is a type of "Securitization" defined as an offering of debt securities that, as applicable, are registered with the Securities Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act") or are privately placed pursuant to an exemption from the Act, in which the property appraised is part of a pool of properties owned by various non-affiliated owners collateralizing such offering) of our appraisal with respect to the property listed on the attached annex, and we consent to the reference to our firm under the caption "Experts" in such Prospectus Supplement.

        The report may be relied upon by Morgan Stanley Mortgage Capital, Inc. and its successors for any internal analysis and underwriting involving the subject asset but may not be used for other purposes without written permission.

        Kenneth A. Barnes, MAI inspected the property and prepared the report.

        Based upon the total analysis herein, subject to the assumptions, limiting conditions, certifications, and definitions, as of August 1998, the subject property currently reflects rent and expense levels consistent with the market.


Respectfully submitted,
CUSHMAN & WAKEFIELD OF WASHINGTON, INC.

/s/ Kenneth A. Barnes
- ----------------------------
Kenneth A. Barnes, MAI
Director
Valuation Advisory Services
WA State Cert. #BARNEKA40203

KB:bs

                                       SUMMARY OF SALIENT FACTS AND CONCLUSIONS
- -------------------------------------------------------------------------------
PROPERTY NAME:                           Northtown Mall

PROPERTY TYPE:                           Super-Regional Mall

LOCATION:                                The subject site is in the northwest
                                         quadrant of North Division Street and
                                         Wellesley Avenue, City of Spokane,
                                         Spokane County, Washington. Spokane is
                                         the largest city in eastern Washington
                                         and comprises the Spokane PMSA. The
                                         property address is 4750 North
                                         Division Street.

TAX ASSESSOR'S I.D. NUMBER:              36323.0008, -.0009, -.0011 to -.0013,
                                         -.0016 to -.0026

DATE OF ANALYSIS:                        August 1998

DATE OF INSPECTION:                      August 12, 1998

PROPERTY OWNERSHIP:                      JP Realty Inc.

PROPERTY MANAGEMENT:                     JP Realty, Inc.

TOTAL LAND AREA:                         25.86+/- acres

LAND-TO-BUILDING RATIO:                  1.23:1, excluding garage area

SITE COVERAGE:                           41 percent, excluding garage footprint

PARKING/RATIO:                           4,088+/-spaces (4.3+/-stalls per 1,000
                                         SF of GLA)

ZONING:                                  B-2, Community Business Zone

IMPROVEMENTS
       Description:                      The subject of this assignment is the
                                         Northtown Mall Shopping Center, an
                                         enclosed, two-level with arcade
                                         943,130+/-square foot super-regional
                                         mall anchored by Sears, JCPenney,
                                         Mervyn's, Emporium and The Bon Marche.
                                         An addition is planned which will add
                                         a 12-screen theatre, two restaurants,
                                         Barnes & Noble and Old Navy, plus a
                                         955-stall parking garage.

       Year Built:                       1955

       Year(s) Renovated/Expanded:       1985+/-, 1992-93

       Construction:                     Structural steel frame with masonry
                                         walls and a rubber membrane roof.
                                         Common areas are generally covered
                                         with ceramic tile flooring and
                                         sheetrock walls. Overall, the property
                                         has an updated, modern appearance.
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

                                       SUMMARY OF SALIENT FACTS AND CONCLUSIONS
- -------------------------------------------------------------------------------


       Condition:                        Good
                                         =============================================================
GROSS LEASABLE AREA:                              COMPONENTS                GLA          ALLOCATION
                                         =============================================================
                                         Anchor Tenants
                                            Sears *:                       160,479+/-SF         17.02%
                                            JCPenney:                      140,868+/-SF         14.94%
                                            Mervyn's *:                     80,634+/-SF          8.55%
                                            Emporium:                       68,742+/-SF          7.29%
                                            The Bon Marche:                 89,207+/-SF          9.46%
                                         =============================================================
                                         TOTAL ANCHORS:                    539,930+/-SF         57.25%
                                         =============================================================
                                            Mall Shop Tenants              403,200+/-SF         42.75%
                                         =============================================================
                                         TOTAL GLA:                        943,130+/-SF         100.0%
                                         =============================================================
                                         TOTAL OWNED GLA:                  702,017+/-SF            --
                                         =============================================================
                                         *  Separately owned.
                                         =============================================================

                                          Note:  We have seen five different square footage
                                          calculations and have chosen the one provided by the
                                          onsite manager.
CURRENT OCCUPANCY
       Overall Occupancy:                 88 percent  (based upon total GLA)
       Mall Shop Occupancy:               72 percent (based upon mall shop GLA) *

CURRENT RENTAL RATES:                     Generally $18 to $50 per square foot.

                                          * Current rental rates at the mall are consistent
                                          with market rent levels.

CURRENT EXPENSES:                         Tenants reimburse $10.27 per square foot, CAM plus taxes.

                                          * Current expense rates at the mall are consistent
                                          with market expense levels.

SPECIAL ASSUMPTIONS AFFECTING MARKET STUDY:

        The following special assumptions have been considered for the analysis at hand and are in addition to our assumptions and limiting conditions following the report:

         o Throughout this analysis we have relied on information provided by current ownership, management, and the Client which we assume to be accurate. Such information may include but is not limited to: site and building area measurements, capital improvement budgets, tenant sales reports, operating easement agreements, rent roll, historical operating statements, and budgeted operating data. Should any information received be subsequently shown to be erroneous or incorrect, we reserve the right to amend the analysis herein.

         o We have made a visual inspection of the subject property and local environs in the process of this analysis. Our comments are limited to those items which were readily observable and apparent to such an inspection. Comments

- -------------------------------------------------------------------------------

                                       SUMMARY OF SALIENT FACTS AND CONCLUSIONS
- -------------------------------------------------------------------------------

               regarding the structural integrity of improvements are beyond the scope of our engagement and are best made by a professional engineer.

         o Please refer to the complete list of assumptions and limiting conditions included at the end of this report.


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

                                                PHOTOGRAPHS OF SUBJECT PROPERTY
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                                   [PICTURE]








                              Exterior of subject









                                   [PICTURE]












                              Interior of subject







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

                                                     PHOTOGRAPHS OF COMPETITION
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                                   [PICTURE]








                              Spokane Valley Mall











                                   [PICTURE]













                               Northpointe Plaza



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

                                                              TABLE OF CONTENTS
- -------------------------------------------------------------------------------

                                                                       PAGE

INTRODUCTION.........................................................    1
     Identification of Property......................................    1
     Property Ownership and Recent History...........................    1
     Legal Description...............................................    1
     Purpose and Intended Use of the Market Study....................    1
     Date of Market Study and Property Inspection....................    1
     Definitions and Other Pertinent Terms...........................    1
     Extent of the Market Study Process..............................    2
     Competency Provision............................................    2

REGIONAL ANALYSIS....................................................    4

NEIGHBORHOOD ANALYSIS................................................   14

COMPETITIVE MARKET ANALYSIS..........................................   16
     Market Overview/Market Supply/Market Demand.....................   17
     Competition/Retail Structure....................................   18
     Trade Area Definition/Demographic Trends........................   25
     Market Rent Analysis............................................   34
     Operating Expense Analysis......................................   38
     Investment Market For Regional Malls/Comparable Sales...........   42
     Summary/Observations/Marketability Conclusions..................   59

CONSULTING ASSUMPTIONS AND LIMITING CONDITIONS.......................   63

CERTIFICATION........................................................   65

ADDENDA


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

                                                                   INTRODUCTION
- -------------------------------------------------------------------------------

IDENTIFICATION OF PROPERTY

        The subject of this market study is the Northtown Mall, a two-level and partially three-level, enclosed super-regional mall located at the northeast quadrant of North Division Street and Wellesley Avenue, City of Spokane, Spokane County, Washington. The property contains approximately 943,130+/- square feet of total gross leasable area and is currently anchored by Sears, JCPenney, Mervyn's, Emporium and The Bon Marche. An expansion/remodel is planned which will add a 12-screen theatre, two restaurants, Barnes & Noble, Old Navy, and a 955-stall parking garage. At this writing, total owned GLA (702,017+/- square feet) includes three anchors, mall shop, food court, and kiosk tenants, with an overall occupancy (including non-owned anchors) of about 88 percent.

        The total subject site contains approximately 25.86+/- acres which includes anchor pad sites, surface parking areas, landscaping, roadways, mall structures, and other site improvements. The mall site size is 34.43 acres including the Sears and Mervyn's unowned anchor pads. Spokane is the major city in eastern Washington.

PROPERTY OWNERSHIP AND RECENT HISTORY

        The subject property is currently in title to JP Realty, Inc. who reportedly purchased the mall in August 1998 for $128 million. The subject was constructed in the mid 1950's as an open air center. It was enclosed in the mid 1980's. Sabey Corporation purchased the subject in November 1988 for $25,000,000 including assumption of debt. Subsequently Sabey Corporation, Sears and Mervyn's executed a series of transactions to move Sears to a new owned location in the development and allow redevelopment of the site including Mervyn's purchase of their site. The mall has undergone several tenant changes and a continued upgrade in its merchandising over the past few years.

        There are a number of tenant leases and anchor operating easement agreements and covenants in-place that provide for a retail use of the property.

LEGAL DESCRIPTION

        We have not been provided with a complete metes and bounds description of the subject property.

PURPOSE AND INTENDED USE OF THE MARKET STUDY

        The purpose of this market study is to provide an independent analysis of the subject asset and current market conditions as of August 1998. The function of this market study is to assist the Client with their internal analysis of the asset.

DATE OF MARKET STUDY AND PROPERTY INSPECTION

        Our market study analysis date is August 1998. Kenneth A. Barnes, MAI inspected the property and its environs on August 12, 1998. All of the analysis, forecasts, and data contained in this report are based on conditions prevailing as of August 1998.

DEFINITIONS AND OTHER PERTINENT TERMS

        The following definitions of pertinent terms are taken from the Dictionary of Real Estate Appraisal, Third Edition (1993), published by the Appraisal Institute.

- -------------------------------------------------------------------------------
                                      -1-

                                                                   INTRODUCTION
- -------------------------------------------------------------------------------

        MARKET RENT

        The rental income that a property would most probably command on the open market, indicated by the current rents paid and asked for comparable space as of the date of appraisal.

EXTENT OF THE MARKET STUDY PROCESS

        In the process of preparing this appraisal, we:

        o      Inspected the subject property and its surrounding environs;

        o Reviewed leasing policy, concessions, tenant build-out allowances, and recently negotiated rental rates, as well as operating statements and a budget of income and expenses;

        o Reviewed rent roll, tenant sales, and operating statements for the property;

        o Conducted market research of occupancy rates, asking rents, concessions, and operating expenses at competing properties;

        o Conducted market inquiries into recent sales of similar retail centers to ascertain sale prices per square foot, capitalization rates, and other investment parameters;

        o Determined a trade area and developed trade area specific data for the property based upon our analysis of the market area;

        o Developed conclusions as to whether current rental rates and expense levels are consistent with the market;

        o Prepared a complete market study of the subject property with the results conveyed in this self-contained narrative report in accordance with the Departure Provision of the Uniform Standards of Professional Appraisal Practice maintained by the Appraisal Foundation.

COMPETENCY PROVISION

        We are aware of the competency provision of the Uniform Standards of Professional Appraisal Practice (USPAP). The authors of this report meet these standards. Kenneth A. Barnes, MAI researched and analyzed pertinent market information, and wrote the market study report. Mr. Barnes has extensive real estate experience with retail properties nationally.

        It is our opinion that we are fully competent to perform this assignment due to the fact that:

        1. We have full knowledge and experience in the nature of this assignment;

        2. All necessary and appropriate steps have been taken in order to complete the assignment competently; and

        3. We do not lack any knowledge or experience that would prohibit this assignment to be completed in a professional, competent manner, or where a biased or misleading opinion would be rendered.

- -------------------------------------------------------------------------------
                                      -2-

[THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE DESCRIPTION OF GRAPHIC OR IMAGE OMITTED FOR THE PURPOSE OF EDGAR FILING.]







                                 [REGIONAL MAP]

                                                              REGIONAL ANALYSIS
- -------------------------------------------------------------------------------

INTRODUCTION

        The short- and long-term value of real estate is influenced by a variety of factors and forces that interact within a given region. Regional analysis serves to identify those forces that affect property value and the role they play within the region. The four primary forces that influence real property value include environmental characteristics, governmental forces, social factors, and economic trends. These forces determine the supply and demand for real property which, in turn, affect market value.

=================================
A. ENVIRONMENTAL CHARACTERISTICS
=================================

        The primary environmental forces, which influence the region, include physical location, geography, and infrastructure. These characteristics provide a basis for the region's stability and describe the area's overall locational bearing. Both natural and man-made environmental forces influence real property values and are best understood in relation to the subject property's location.

GENERAL OVERVIEW

        The subject is located in Spokane, Washington. Spokane is located in the extreme eastern side of the state in the center of a region covering parts of four states that is commonly known as the Inland Empire. Spokane, the largest city in Spokane County, is located in the center of the county and is also the county seat. Spokane is located 276 miles east of Seattle, 18 miles west of the Idaho border, and 110 miles south of the Canadian border.

        Spokane is situated at the base of the west slope of the Rocky Mountains at an altitude of 2,000 feet. The Spokane River runs through the center of the city, and the community is surrounded by wheat farms and ranch lands to the south and west, and timber and recreational lands to the east and north. Also considered to be part of Spokane is the Spokane Valley, a developing, unincorporated area that stretches from the eastern city limits almost to the Idaho border to the east. Spokane Valley is a growing area of residential, commercial and industrial uses. The subject is located within Spokane Valley.

        The subject is on the east side of North Division Street, between Wellesley and Queen Avenues about three miles north of downtown Spokane.

DEVELOPMENT PATTERNS

        Due to the general built-up nature of Spokane and the presence of farm land to the north and south of the area, recent development has spread to the west, towards the Spokane International Airport and east in the general direction of Coeur D'Alene, Idaho. This new development has included industrial, residential, and retail-related properties.

TRANSPORTATION

        Spokane is well served by an integrated highway system and infrastructure. Spokane is the transportation center of the Inland Empire. Interstate 90, which runs through the center of the MSA, provides a highway route as far west as Seattle to as far east as Wisconsin.

- -------------------------------------------------------------------------------
                                      -4-

                                                              REGIONAL ANALYSIS
- -------------------------------------------------------------------------------

        HIGHWAYS & INTERSTATES

        Interstate 90, which traverses the northern United States, is the major east/west route through Spokane, traveling west from Washington, through Montana, Wyoming, South Dakota, and into Minnesota and Wisconsin. U.S. Highways 2 and 395 provide access to point's north, and U.S. Highway 195 to points south. A number of State and local routes serve Spokane, combining to provide an efficient highway network that serves the metropolitan area.

        AIR SERVICE

        Spokane International Airport services the MSA, which is located west of the city. Five major airlines and three smaller regional airlines and six smaller general aviation facilities serve Spokane International Airport. Felts Field, on the east side of the city, provides facilities for private aircraft.

        OTHER SERVICES

        The MSA is also serviced by two major railroads, which offer both passenger and freight service to all 48 contiguous states. Other nodes of transportation include 12 regular route motor carriers, as well as intra- and inter-city bus service.

================================
B. GOVERNMENTAL CHARACTERISTICS
================================

        Governmental influences on the region impact property values via political and legal actions at all levels. The legal climate at a particular time or in a particular place may overshadow the natural market forces of supply and demand. Government provides many necessary facilities and services that affect land use patterns, including public utilities, refuse collection, transportation networks, zoning codes, and fiscal policies.

TAX STRUCTURE

        The State of Washington carries a 6.50 percent general sales tax. Spokane County carries an additional 1.50 percent sales tax. Property taxes are levied based upon a millage rate per $1,000 of assessed value. Spokane's real estate tax rate is reasonable compared to others in Washington and low compared to similar cities nationally.

SERVICES & UTILITIES

        Washington Water Power is the largest public utility in eastern Washington, supplying electricity and natural gas throughout Spokane and Spokane County; sewer is provided by the Spokane County Utilities, US West provides telephone service, and water is provided by the Consolidated Irrigation District. Rates are reported to be among the lowest in the country.

DEVELOPMENT ISSUES

        Spokane has various economic incentives for new business and industry. Among these incentives are tax credits, job tax credits, financial assistance grants, phased-in property tax programs, training programs, project financing, and the area's already low tax burden.

- -------------------------------------------------------------------------------
                                      -5-

                                                              REGIONAL ANALYSIS
- -------------------------------------------------------------------------------

BOND RATING

        Moody's Bond Record rates the State of Washington bond rating as 'AA' relative to investment qualities. 'AA' bonds are judged to be one of the best quality and carry one of the smallest degrees of investment risk.
Spokane and Spokane County also carry a bond rating of 'AA'.

=================
C. SOCIAL FORCES
=================

        Real estate values can be influenced to a large degree by social issues impacting the region, including population trends, income levels, the profile of workers in the area, and other quality of life issues. The demographic composition of the population reveals the potential, basic demand for real estate services.

POPULATION

        The population and its geographic distribution are basic determinants of the need for real estate. Aggregate population growth is distributed among regions in response to changing economic opportunities, while the demand for real estate is created by a population's demand for the goods and services to be produced or distributed within the region. Thus, population and demographic trends can influence the demand for services provided by property, thereby affecting property value.

        Population has grown at a relatively healthy pace in Spokane over the past decade, showing increases of 0.6 percent per year from 1980 to 1990, and
1.8 percent annual growth from 1990 to 1995. By comparison, Washington has experienced population growth of 2.0 percent per year over the last five years, while the U.S. reports population growth of about 1.1 percent per year for the same period. Estimates for 1998 place population at 412,700+/-, an aggregate increase of 13.9 percent over 1990. Through 2005, population growth is forecasted to be 0.96 percent per year, lower than the rate of growth projected for the state as a whole.

HOUSEHOLDS

        Household formation is an important component of demographic analysis that helps to identify changing patterns or shifts within the population. A household consists of all people occupying a single housing unit, thus providing significant sociological information about the region. Household formation also has a significant influence on demand for real estate. Households, combined with effective purchasing power, provide the basic demand for housing units and household needs, thereby transforming needs into effective demand for real estate improvements.

        Like the nation as a whole, household formation has occurred at a rate in excess of population growth within the subject region. This acceleration has been the result of several trends, namely the fact that the population is generally living longer, divorce rates have been on the rise, and many younger professionals are postponing marriage and/or leaving home at an earlier age, all resulting in increases of one- and two-person households. The total number of households in Spokane has increased from 129,220+/- in 1980 to 165,109+/- in 1998, a compound annual increase of about 1.4 percent per year. Accordingly, the number of persons per household within the MSA has decreased from 2.58 in 1980 to 2.5 in 1998.

- -------------------------------------------------------------------------------
                                      -6-

                                                              REGIONAL ANALYSIS
- -------------------------------------------------------------------------------

        Projections through 2003 show household growth at 1.5 percent per year, slightly higher than population growth forecasts.

INCOME

        Income levels, either on a per capita, per family, or per household basis, indicate the economic level of residents within the region and form an important component of economic analysis. Average income has a direct impact on the ability of residents to satisfy material desires for goods and services, directly affecting the demand and price levels of real estate.

        Average income levels within the subject region are in-line with state and national figures. On a per capita basis, Spokane has an average income of $18,883 for 1998, about 12 percent lower than the state level of $21,467 and
6.2 percent lower than national statistics. Income growth has generally kept pace with state and national trends, experiencing annual growth of roughly 0.7 percent per year (1980-90); 1.2 percent per year from 1990 to 1995 (adjusted for inflation). Income projections show per capita income growth of 1.0 percent per year for Spokane. Equifax is projecting income growth of 4.6 through the year 2001 while WEFA is projecting a growth rate of 2.3 percent per year through 2005. The consensus forecast is for growth of 3 percent per year.

        The MSA's strong employment growth and expansion of jobs in service field accounts for the low income levels of the area. Spokane's relatively low level of per capita income reflects a youthful age structure, as well as an industry mix that pays lower wages. Because of the low cost of living, however, the effective disposable income of residents--adjusted for tax payments, contributions to pension funds, and the cost of new housing--ranks much higher. Sales & Marketing Management places median household effective buying income at $31,259 for Spokane as of 1997, lower than the state average of $37,351.

===================
D. ECONOMIC TRENDS
===================

        Economic forces are significant to real property value. The fundamental relationships between current and anticipated supply and demand and the economic ability of the population to satisfy its wants, needs, and demands through purchasing power are tantamount to such an analysis. Some of the specific market characteristics considered in economic analysis include employment trends, the economic base of the region, expansion and new development, and the overall economic health of the region.

OVERVIEW

        The Spokane metropolitan area is the largest urban area between Seattle and Minneapolis-St. Paul. Spokane serves a trade area of 12 counties and a population of over 600,000 people. Its economic support has always been diversified, but has historically been closely related to the resource-based industries of timber, mining and agriculture. Due to the degree the Spokane economy has traditionally been related to these resource-based industries, when the rest of the state and nation began to recover from the national recession of the early 1980's, Spokane's economy went flat. Due to fundamental changes in the regional and national economy, resource-based industries may never again see the level of productivity they experienced in the past. As it became obvious that Spokane's economy was not going to

- -------------------------------------------------------------------------------
                                      -7-

                                                              REGIONAL ANALYSIS
- -------------------------------------------------------------------------------

robustly recover from the national recession, the city's collective economic attitude went flat also.

        In response to the stagnant economy in the Spokane area, local business and community leaders created a non-profit economic development organization, Momentum, in 1987. Momentum's goal was to diversify Spokane's economy so that it would be less dependent upon the resource-based industries and would become more service oriented. Initially, Momentum won support of 650 business investors who were asked to contribute $5,000 to further Momentum's goals. The initial investment produced by these business leaders was $5,800,000, which proved to Momentum's leaders the renewal movement was on the right track. Between 1987 and the end of 1990, 33 new businesses had moved into the Spokane market area and 11,500 new jobs had been created.

        Noteworthy companies moving into the Spokane market area over the last few years include Boeing Company, Seafirst Bank Credit Card Services, Pitney Bowes, Guardian Life Insurance, Hewlett-Packard and Medco Containment Services. Although several of these firms are still in the initial stages of growth, the commitment to the still affordable Spokane area could reflect positive economic benefits beyond those initially forecasted.

        Non-manufacturing employment, especially in the service and trade sectors, continues to grow at the most rapid pace in Spokane County. Manufacturing employment has held steady for the past ten years. Spokane is a strong service-oriented community, with nearly 80 percent of the area's jobs located in the non-manufacturing and non-agricultural sectors. While non-agricultural employment continues to increase most rapidly in the Spokane area, there are several manufacturers that have, or will have, a significant impact on Spokane's economy. Kaiser Aluminum & Chemical Corporation is the largest manufacturing concern in the Spokane area. This corporation operates the largest aluminum rolling mill west of the Mississippi, along with a large aluminum reduction plant. Kaiser is currently upgrading both these plants to make them more energy efficient and, therefore, more profitable over the long-term.

        While Boeing Company's manufacturing plant in the far west side of the Spokane metropolitan area (Airway Heights) currently is not near the top of the list of the region's largest manufacturing employers, Boeing's move into the Spokane market area produced a significant level of excitement and optimism. Their 200,000-square foot plant was completed in September 1990 and started with an initial staff of 325 people. A 108,000-square foot addition to the plant was completed in June 1993 and the currently employment is approximately
459. Combined with Boeing's dissatisfaction at objections to their expansion plans in the Puget Sound region, Boeing's commitment to the Spokane area appears to be long term.

EMPLOYMENT DISTRIBUTION

        The largest sectors of non-agricultural employment in the Spokane MSA include Services, Wholesale/Retail Trade, Government, and Manufacturing.
Services accounts for 31.9 percent of non-farm employment, growing at an annual rate of about 3.5 percent per year over the last five years. Wholesale/Retail Trade accounts for 24.6 percent of non-agricultural employment, remaining fairly stable/unchanged since 1990, but growing by nearly 1.0 percent per annum since 1980. Government and Manufacturing round out the top sectors of employment, accounting for approximately 14.8 percent and 9.9 percent of non-farm employment, respectively.
- -------------------------------------------------------------------------------
                                      -8-

                                                              REGIONAL ANALYSIS
- -------------------------------------------------------------------------------

MAJOR EMPLOYERS

        The Top 10 employers in the Spokane area are shown on the following chart:

===============================================================================
                            TOP 10 SPOKANE EMPLOYERS
===============================================================================
        EMPLOYER                        PRODUCT/SERVICE          NO. EMPLOYEES
===============================================================================
State of Washington                        Government                6,914
- -------------------------------------------------------------------------------
Fairchild Air Force Base                 Military Base               5,527
- -------------------------------------------------------------------------------
U.S. Federal Government                    Government                4,289
- -------------------------------------------------------------------------------
Sacred Heart Hospital                Health Care Services            3,887
- -------------------------------------------------------------------------------
School District #81                         Education                3,315
- -------------------------------------------------------------------------------
Kaiser Aluminum & Chemical Corp.       Aluminum Products             2,897
- -------------------------------------------------------------------------------
Community Colleges of Spokane               Education                2,597
- -------------------------------------------------------------------------------
Eastern Washington University               Education                2,355
- -------------------------------------------------------------------------------
City of Spokane                             Government               2,168
- -------------------------------------------------------------------------------
Spokane County                              Government               1,642
===============================================================================
Source:  Spokane Area Economic Development Council
===============================================================================

        As displayed by the chart, government and education are major contributors to the local economy. Due to the cost and availability of industrial related land in the area, new companies such as Packet Engines, Inc., Machine Tech USA, Egghead Software, Sprint Telecommunications Venture, Yamana Resources, Maviga N.A., GSI Outdoors, Northwest Sign Supply, and Inland Northwest Metallurgical Services have moved into the area within the last year. Also, due to an increase in demand, such companies as Hewlett-Packard, Itron, Inc., and ASC Machine Tools, Inc. have recently expanded their operations.

        It is noted that Fairchild Airforce Base is a tier one military installation that will not experience any reduction in personnel for the next ten years. By the year 2010, the base will be reevaluated as to its viability.

UNEMPLOYMENT RATES

        Unemployment rates in the Spokane MSA have historically been comparable to state and national figures. As of February 1998, the unadjusted unemployment rate for Spokane was 5.2 percent, lower than year-ago levels and just above the state unemployment rate of 5.1 percent. Mirroring national trends, unemployment peaked in 1993 at 8.4 percent, followed by a declining trend through 1997.

- -------------------------------------------------------------------------------
                                      -9-

                                                              REGIONAL ANALYSIS
- -------------------------------------------------------------------------------

===============================================================================
                          HISTORIC UNEMPLOYMENT RATES
===============================================================================
      YEAR            SPOKANE MSA           WASHINGTON          UNITED STATES
===============================================================================
      1998                5.2%                 5.1%                 5.0%
      1997                3.8%                 4.1%                 4.4%
      1997                3.8%                 4.1%                 4.4%
      1996                5.0%                 5.8%                 5.0%
      1995                6.5%                 6.9%                 5.6%
      1994                6.6%                 6.4%                 6.1%
      1993                8.4%                 7.5%                 6.8%
      1992                8.3%                 7.5%                 7.4%
      1991                7.0%                 6.3%                 6.7%
      1990                6.9%                 4.9%                 5.5%
===============================================================================
Source: Employment & Earnings; Bureau of Labor Statistics
===============================================================================

        Although it is too soon to know what the 1998 annual adjusted rates will be, it appears that unemployment declines have leveled off within the MSA and taken an uptick for the state as a whole.

EMPLOYMENT GROWTH

        Over the past five years, it is clear that employment growth in Spokane has moderated over the growth experienced between 1980 and 1990. Total non-farm employment grew at a compound annual rate of 2.0 percent per year from 1980 to 1990, increasing to an annual rate of 2.2 percent from 1990 to 1995. Manufacturing and Services have led employment growth, followed by Transportation, Communications and Public Utilities. Farm and Agricultural Service employment has remained relatively stable, while the Government base has generally declined.

        The WEFA Group projects an increase in non-farm employment growth over the next five years, with an annual rate of forecasted at 1.6 percent per year.

RETAIL SALES

        Another measure of the economic health of a region is retail sales patterns. Consumers drive the economy by creating demand for goods and services and, in turn, generate the need for housing, office space, retail centers, and warehouse/distribution facilities. It is estimated that consumer spending accounts for two-thirds of all economic activity in the United Sates today. As such, retail sales patterns have become an important indicator of the economic health of a region.

        Retail sales growth has been relatively strong in Spokane over the past ten years. Since 1985, total retail sales have grown at a compound annual rate of 2.9 percent, lower than statewide growth of 3.8 percent. From 1990-97, sales growth has tracked at 4.1 percent per annum for the MSA, with Washington showing annual growth of 4.2 percent per year. The years 1993 to 1997 exhibited a clear increase in sales growth for Spokane of 4.6 percent per annum.

- -------------------------------------------------------------------------------
                                     -10-

                                                              REGIONAL ANALYSIS
- -------------------------------------------------------------------------------

=========================
E. CRITICAL OBSERVATIONS
=========================

        The following bullet points summarize some of our general observations relating to the subject's region:

        o The region's economy is relatively diverse. There is no one sector of employment that truly dominates the economic base. However, Spokane's dependence on service related businesses makes it susceptible to national economic trends. Economic volatility is mitigated to a certain extent by the higher concentration of government employment.

        o LOCATION provides the basis for distribution employment in Spokane, along with related service sector jobs. Lower costs of living, a strong labor force, excellent nodes of transportation, and other quality of life characteristics are necessary attractions for new companies locating to the region. Location is an important advantage for firms that serve national markets and wish to minimize distribution costs.

        o EMPLOYMENT growth is forecasted to increase at a compound annual rate of about 1.6 percent per year until the year 2000.

        o POPULATION should continue to increase at an annual rate of 0.96 percent per year.

        o INCOME levels are projected to increase at an annual rate of about 1 percent per year above inflation for the MSA through 2000. RETAIL SALES projections are forecasted to grow by 4.1 percent per year above inflation over the next five years.

        o The MSA's demographic profile has many implications for its consumer and economic base. The high proportion of young people makes the basic apparel and consumer-electronics markets more attractive than other areas of the nation.

        o The MSA's location and relatively strong income and population growth have created an emerging retail market, with a young and diverse population. Its consumer markets are imperiled, however, by the risk of national economic slowdowns, which weaken demand for primary distribution activities.

CONCLUSION

        The short- and long-term outlook for Spokane and its surrounding region is for relative stability, with moderate growth in population, and better growth projected for income levels and retail sales. Employment is projected to increase. The economy is well-diversified, with a low cost of living, strong labor force, and excellent transportation system. On balance, we are relatively optimistic about the short-term outlook of the subject region. Long-term, the region should see stability and moderate-good growth.

- -------------------------------------------------------------------------------
                                     -11-

                                                              REGIONAL ANALYSIS
- -------------------------------------------------------------------------------

         All of the above mentioned factors are considered positive trends for the real estate market in general, as well as the office real estate market for properties such as the subject. In summary, the Spokane region is a positive influence on the subject property and should continue to have such an effect into the foreseeable future.











- -------------------------------------------------------------------------------
                                     -12-

[THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE DESCRIPTION OF GRAPHIC OR IMAGE OMITTED FOR THE PURPOSE OF EDGAR FILING.]







                               [NEIGHBORHOOD MAP]

                                                          NEIGHBORHOOD ANALYSIS
- -------------------------------------------------------------------------------

OVERVIEW

        A neighborhood is defined as a grouping of complimentary land uses affected by similar operations of the social, economic, governmental, and environmental forces that influence property value. The area most closely surrounding the subject, whether it contains residential property, or a mixture of commercial and residential properties, is called a neighborhood.

GENERAL

        The subject property is situated on the east side of North Division Street, also known as US Route 2. US Route 2 is an alternate route to Interstate 90 from Seattle through the northern plains states. North Division Street branches off from Interstate 90 in downtown Spokane and travels north through Spokane until it heads northeast and becomes the Newport Highway. North Division Street is the major commercial arterial in the neighborhood and has historically been one of the major commercial areas of Spokane. Northtown Mall is afforded a highly visible location adjacent to a number of local area businesses, highway exposure, surrounding residential areas, and peripheral retail and commercial development. The subject's neighborhood can generally be defined as being bounded to the north by Magnesium Road to the south by downtown Spokane, to the east by Market Street, and to the west by the Spokane River.

TRANSPORTATION/ACCESS/LINKAGE

        Primary north/south access to the neighborhood is gained via North Division Street, also known as US Route 2. North Division Street, a six-lane, two-direction arterial with right and left turn pockets, interchanges with Interstate 90 in downtown Spokane, approximately three miles south of the subject. Primary east/west access is provided by Wellesley Avenue, a generally two-lane, two-way neighborhood arterial. While access and infrastructure are considered to be good, local arterials tend to be prone to congestion during high traffic hours. This has the effect of discouraging certain residents from coming to the area for shopping. However, superior merchandising at the subject center, as well as convenient and adequate parking, draw customers and help to mitigate the negative influences of congestion.

SURROUNDING LAND USE PATTERNS

        The subject neighborhood can generally be described as the historic and primary commercial hub for the Spokane market. North Division Street is entirely commercially developed, while the surrounding areas are nearly 100 percent residential with supporting community uses such as parks and schools. Development along North Division Street ranges from car dealerships to offices to restaurants and a wide variety of retail and service establishments. Most of the commercial improvements in the area were developed in the 1920s to 1950s, with more recent construction being significant remodels or redevelopment. As a result, there is very little collateral development of retail near the subject mall. The big box retailers present near most new malls is not immediately present near the subject. Instead, retailers such as Costco, Eagle Hardware, Office Depot, KMart, Toys R Us, Circuit City, Big 5 Sports and Home Depot have found their own redevelopment or infill sites elsewhere along North Division Street.

        There is only one other retail development in the neighborhood that is not strip retail. Franklin Park Mall is a community center built in 1979 containing approximately 286,954+/- square feet, anchored by Montgomery Wards, Ross, Country Buffet, Rite Aid and Outback

- -------------------------------------------------------------------------------
                                     -14-

                                                          NEIGHBORHOOD ANALYSIS
- -------------------------------------------------------------------------------

Steakhouse. Rental rates range from $12 to $16 per square foot, triple net. This older center has not maintained its competitiveness due to its anchor and the trend away from shoppers patronizing older and smaller enclosed malls without significant market power.

DEVELOPMENT ACTIVITY

        To the best of our knowledge, there is no significant development planned or under construction within the subject neighborhood. A large site approximately two miles north of the subject along North Division Street is in the process of being filled and graded. This has been occurring for a number of years as the site was far below grade. No plans have been announced for development upon completion. The site could host a big box retailer such as WalMart, though its current access is somewhat limited due to lack of signalization at the property.

NEIGHBORHOOD DEMOGRAPHIC TRENDS

        Population trends within a 3.0-mile radius of the subject site have shown very little growth in recent years. Population was stable from 1980 to 1990, with 1998 estimated population showing a 0.4 percent growth annually since 1990. This slow growth rate is anticipated to continue over the next five years. The 1998 Equifax NDS population estimate within a 3.0-mile radius of the subject totals 116,570 people, relatively dense by comparison to other parts of the region. The number of households within a 3.0-mile radius of the subject site is currently estimated at 49,953. Household formation is projected to increase at an annual rate of 0.7 percent per year over the next five years. Income levels are generally lower than the region as a whole, with average household income currently estimated at $33,586, slightly lower than $46,358 for Spokane County as a whole. Within a 5.0-mile radius of the site, average household income is reflected higher at $39,308.

SUMMARY

        On balance, the outlook for the subject neighborhood is generally positive. The local economy is diverse and continues to expand, while local demographic trends continue to be stable. While level in recent years, population and household trends are expected to show slow growth into the foreseeable future. This bodes well for the subject neighborhood inasmuch as it is positioned to capture a substantial amount of consumer expenditures from areas within the neighborhood. The subject's location is benefited by good local and regional accessibility. Overall, we are optimistic about the subject's neighborhood in terms of near-term growth and relative stability. Over the long-term, we believe the prospect for net appreciation in real estate remains moderate-good.

- -------------------------------------------------------------------------------
                                     -15-

                                                    COMPETITIVE MARKET ANALYSIS
- -------------------------------------------------------------------------------

TRADE AREA OVERVIEW

        A retail center's trade area contains people who are likely to patronize that particular development. These customers are drawn by a given class of goods and services, as well as convenience. In the case of traditional regional shopping malls, the existence of anchor department stores can have important influence on customer draw, providing greater exposure and access to trade area population. In fact, a traditional mall's fundamental drawing power comes from the strength of its anchor tenants, as well as the national, regional, and local tenants which compliment and support the anchors. A successful combination of these elements creates a destination for customers seeking a variety of goods and services, while enjoying the comfort and convenience of an integrated shopping environment.

        The subject can best be described as a super-regional shopping center:

        A SUPER REGIONAL center provides for extensive variety in general merchandise, apparel, furniture, and home furnishings, as well as a variety of services and recreational facilities. It is built around three or more full-line department stores of generally not less than 100,000 square feet each. In theory, the typical size of a super regional center is about 1,000,000 square feet of gross leasable area. In practice, the size ranges from about 600,000 to more than 1,500,000 square feet(1).


        In order to define and analyze the market potential for the subject property, it is important to first establish the boundaries of the trade area from which the subject draws its customers. In some cases, defining the trade area may be complicated by the existence of other retail facilities on main thoroughfares within trade areas that are not clearly defined or whose trade areas overlap with that of the subject.

        The subject's potential trade area partially overlaps with other competing retail centers in the Spokane metropolitan area. The subject's capture rate of area expenditure potential is also influenced to a lesser extent by other large community centers, power centers, and big box users situated throughout the region. Finally, there are several free-standing stores and discounters in the area that also compete to some degree with the subject. While some cross-shopping does occur, these stores act more as a draw to the community, creating an image for the area as a prime shopping district and generating more retail traffic than would exist in their absence. Nonetheless, we recognize and mention these stores and centers to the extent that they provide a complete understanding of the area's retail structure.

        Once the trade area is defined, the area's demographics and economic profile can be analyzed. This provides key insight into the area's dynamics as it relates to the subject. The sources of economic and demographic data for the trade area analysis are as follows: Equifax National Decision Systems (ENDS), Sales and Marketing Management's Survey of Buying Power, The Urban Land Institute's Dollars & Cents of Shopping Centers, and The Washington State Department of Revenue Quarterly Business Review. The subject's Effective Trade Area has been defined based upon our analysis of the subject's market and competing centers.

- ---------
(1) ULI-The Urban Land Institute, Dollare & Cents of Shopping Centers: 1997, ULI-The Urban Land Institute, Washington DC, 1997.

- -------------------------------------------------------------------------------
                                     -16-

                                                    COMPETITIVE MARKET ANALYSIS
- -------------------------------------------------------------------------------

SCOPE OF THE TRADE AREA

        Traditionally, a retail center's sales are principally generated from within its primary trade area, which is typically within reasonably close geographic proximity to the center itself. Generally, between 55 and 65 percent of a regional center's sales are generated within its primary trade area. The secondary trade area generally refers to more outlying areas which provide less frequent customers to the center. Residents within the secondary trade area would be more likely to shop closer to home due to time and travel constraints. Typically, an additional 20 to 25 percent of a center's sales will be generated from within the secondary area. The tertiary or peripheral trade area refers to more distant areas from which occasional customers to the mall reside. These residents may be drawn to the center by a particular service or store which is not found locally. Industry experience shows that between 10 and 15 percent of a center's sales are derived from customers residing outside of the trade area. This potential is commonly referred to as inflow. The former owner of the center commissioned a shopper intercept survey and phone survey of local residents. This survey found that 51.2 percent of shoppers interviewed at the property came from the primary trade area (defined in the survey by zip codes). An additional 24.9 percent of shoppers were drawn from two separately-defined secondary trade areas. Because of the peculiar geography of zip code defined trade areas, this defined trade area extends over ten miles to the east and west of the subject, yet in some cases only three to four miles north and south. This does not reflect the regional and neighborhood access patterns so we have placed little weight on the survey, but it is supportive in our analysis of the trade area.

        Before the trade area can be defined, it is necessary that we thoroughly review the retail market and the competitive structure of the general marketplace, with consideration given as to the subject's position therein.

MARKET OVERVIEW/MARKET SUPPLY/MARKET DEMAND

        The Spokane retail market is a diverse compilation of strip and convenience centers, neighborhood, community, and regional shopping centers, and other retail property types. The market is dominated by older small to mid-sized neighborhood and community centers and has seen moderate "big-box" and "category killer" development recently. Due to its tertiary market status, the metro area has only two true regional malls, with the only competition to the subject being completed in late 1997.

        Retail development in the metropolitan area has been slow but steady over the last decade. There have been three major developments over this time-frame. First, the subject Northtown Mall underwent a significant expansion and remodel, changing from a one-level enclosed mall with three anchors to a two-level with arcade mall including five anchors. This successfully repositioned the mall to capture its share of market expenditures.

        In 1991 Northpointe Plaza was developed approximately three miles north of the subject on Newport Highway (continuation of US Route 2 to the northeast). This 450,000-square foot power center (and collateral development) includes such retailers as Target, Rite Aid, Safeway, TJ Maxx, Pacific Linen, Future Shop, Staples, PetsMart, Gart Sports, ShopKo and Pier One, along with 21 smaller pad and in-line retailers.

        In August 1997 the Spokane Valley Mall opened, approximately 11 miles east of the subject along Sullivan Road just north of Interstate 90. This 685,000-square foot regional mall

- -------------------------------------------------------------------------------
                                     -17-

                                                    COMPETITIVE MARKET ANALYSIS
- -------------------------------------------------------------------------------

is anchored by Sears, JC Penney and The Bon Marche and currently has a mall occupancy of approximately 75 percent, exclusive of anchor space. This property was developed by JP Realty, the new owners of the subject property. This mall is targeted at the significant population growth occurring east of Spokane toward the Idaho border, and will also benefit from both Idaho and Montana traffic heading west. The mall is targeting the same mid-market demographic as the subject. Significant collateral development is underway in the Sullivan Road area, including Circuit City, Barnes & Noble and Gart Sports, with numerous other big box retailers rumored.

        The downtown Spokane market has historically been oriented to department store shopping, with few other fashion outlets. After the closure of the Frederick & Nelson chain and the movement of JC Penney to Northtown, only Nordstrom and The Bon Marche remain. Nordstrom is currently in the process of building a new store in downtown Spokane, which will move them two blocks west of their current location. The Robideaux Company has proposed a 400,000 to 500,000 square foot adjacent development (named River Park Square) to contain mall shops, a multi-screen theatre and restaurants. The plans are uncertain at this point as to the exact size, tenancy and starting date. This development is targeted at downtown workers, tourists, and upper end shoppers, to take advantage of the Nordstrom store.

        VACANCY TRENDS

        Retail vacancy trends have fluctuated over the past several years for all property types, but have generally trended up for retail. The following chart presents a summary of these trends.

===============================================================================================================
                                    RETAIL VACANCY TRENDS - SPOKANE PMSA
===============================================================================================================
      PROPERTY TYPE           OCT. 1992        APR. 1994        FEB. 1995         FEB. 1995       DEC. 1995
===============================================================================================================
Total surveyed SF             4,602,405        4,673,085        4,699,952         4,735,567       4,628,948
Vacant SF                       173,205          172,708          314,002           390,473         656,859
Vacancy %                         3.76%            3.70%            6.68%             8.25%          14.19%
===============================================================================================================
Source: Spring 1998 The Real Estate Report, Spokane Association of Realtors
===============================================================================================================

        As shown, vacancy rates have shown a steady increase over the last six years. From our inspection of the market, this space appears to be concentrated in Spokane Valley Mall, at the subject, and at the older community centers that cannot compete with the newer power centers and repositioned properties such as the subject.


COMPETITION/RETAIL STRUCTURE

        With respect to regional mall competition, the subject is situated in a market with one highly competitive mall and one competitive power center. The addition of the Spokane Valley Mall to the east is in direct response to the nature of population migration patterns. The subject's principal competition is seen in the Spokane Valley Mall and Northpointe Plaza. There is an additional mall north of Coeur d'Alene Idaho, but this mall is nearly 30 miles away from the subject. Peripheral competition does exist with respect to the scattered big box users within the market which compete, to some degree, for retail expenditures with the subject. In order to understand and view the subject property in its proper context, we must first examine the nature of the competition.
- -------------------------------------------------------------------------------
                                     -18-

                                                    COMPETITIVE MARKET ANALYSIS
- -------------------------------------------------------------------------------

PRIMARY REGIONAL MALL COMPETITION

        The chart on the following facing page (with accompanying map) identifies the regional competition found within the general area of the subject. As shown, there is only one other regional mall in the PMSA that is considered directly competitive with the subject. Following is a brief overview of the directly competitive property.









- -------------------------------------------------------------------------------
                                     -19-


====================================================================================================================================

  DIRECTLY COMPETITIVE PROPERTIES - REGIONAL MALLS & POWER CENTERS OVER 400,000 SF
  Cushman & Wakefield, Inc.

- -----------------------------------------------------------------------------------------------------------------------------------
                                                                                                    GEO.     YR. BLT./       NO.
 NO.        NAME                            LOCATION                        CITY          STATE    SECTOR    REN/EXP       LEVELS
===================================================================================================================================
  S    NORTHTOWN MALL                    N.Division St. & Wellesley       Spokane           WA    Central    1955/1992       2
- -----------------------------------------------------------------------------------------------------------------------------------
  1    Spokane Valley Mall               I-90 & Sullivan Road             Spokane           WA       E       1997            2
- -----------------------------------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------------------------------
       SURVEY LOW:                                                                                                           2
- -----------------------------------------------------------------------------------------------------------------------------------
       SURVEY HIGH:                                                                                                          2
- -----------------------------------------------------------------------------------------------------------------------------------
       SURVEY MEAN:                                                                                                          2
- -----------------------------------------------------------------------------------------------------------------------------------
       SURVEY TOTAL:                                                                                                         4
===================================================================================================================================


- ------------------------------------------------------------------------------------------------------------
                                                       OVERALL    OVERALL     SHOP
                               TOTAL      VACANT       VACANCY    OCCU-       OCCU-       NO.      PARKING
 NO.        NAME               GLA        GLA          RATE       PANCY       PANCY     PARKING    RATIO
============================================================================================================
  S    NORTHTOWN MALL         943,130     112,500      11.9%      88.1%       72.1%     4,088      4.33
- ------------------------------------------------------------------------------------------------------------
  1    Spokane Valley Mall    685,478      71,000      10.4%      89.6%       75.1%     4,077      5.95
- ------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------

       SURVEY LOW:            685,478      71,000      10.4%      88.1%       72.1%                4.33
- ------------------------------------------------------------------------------------------------------------
       SURVEY HIGH:           943,130     112,500      11.9%      89.6%       75.1%                5.95
- ------------------------------------------------------------------------------------------------------------
       SURVEY MEAN:           814,304      91,750      11.1%      88.9%       73.6%                5.14
- ------------------------------------------------------------------------------------------------------------
       SURVEY TOTAL:        1,628,608     183,500

============================================================================================================


- ------------------------------------------------------------------------------------------------------------------------------
                                                                                                            MALL SHOP
                                                                                  ANCHOR      ANCHOR        RENTS PER
 NO.        NAME                             ANCHOR TENANTS                       GLA         RATIO         SQ/FT
==============================================================================================================================
  S    NORTHTOWN MALL          Sears, JCPenney, Mervyns, Emporium, Bon Marche     539,930     57.2%       $18.00  $50.00
- ------------------------------------------------------------------------------------------------------------------------------
  1    Spokane Valley Mall     Sears, JCPenney, Bon Marche, Theatre               400,261     58.4%       $15.00  $50.00
- ------------------------------------------------------------------------------------------------------------------------------
- ------------------------------=----------------------------------------------------------------------------==============-----

       SURVEY LOW:                                                                            57.2%       $15.00  $50.00
- ------------------------------------------------------------------------------------------------------------------------------
       SURVEY HIGH:                                                                           58.4%       $18.00  $50.00
- ------------------------------------------------------------------------------------------------------------------------------
       SURVEY MEAN:                                                                           57.8%       $16.50  $50.00
- ------------------------------------------------------------------------------------------------------------------------------
       SURVEY TOTAL:

==============================================================================================================================


- ------------------------------------------------------------------------------------------------
                                     MALL SHOP     QUOTED     QUOTED          DISTANCE
                                     SALES PER     CAM        TAXES           FROM
 NO.        NAME                     SQ/FT         PER SF     PER SF          SUBJECT
================================================================================================
  S    NORTHTOWN MALL             $245.00  $245.00   $8.35      $1.92            --
- ------------------------------------------------------------------------------------------------
  1    Spokane Valley Mall        $220.00  $220.00   $8.00      $2.00   11(plus or minus)Miles E
- ------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------

       SURVEY LOW:                $220.00  $220.00   $8.00      $1.92
- ------------------------------------------------------------------------------------------------
       SURVEY HIGH:               $245.00  $245.00   $8.35      $2.00
- ------------------------------------------------------------------------------------------------
       SURVEY MEAN:               $232.50  $232.50   $8.18      $1.96
- ------------------------------------------------------------------------------------------------
       SURVEY TOTAL:

================================================================================================



====================================================================================================================================

  SECONDARY COMPETITIVE PROPERTIES - REGIONAL MALLS & POWER CENTERS OVER 400,000 SF
  Cushman & Wakefield, Inc.

- ------------------------------------------------------------------------------------------------------------------------------------

                                                                        GEO.        YR. BLT./   NO.         TOTAL        VACANT
  NO.       NAME               LOCATION            CITY         STATE   SECTOR      REN/EXP     LEVELS       GLA           GLA
====================================================================================================================================
  1    Northpointe Plaza       US Route 2          Spokane       WA       N         1991          1        450,000         0
- ------------------------------------------------------------------------------------------------------------------------------------

  2    River Park Square       Spokane CBD         Spokane       WA      CBD       various        3        800,000 E      n/a

====================================================================================================================================

       SURVEY LOW:                                                                                1        450,000         0
- ------------------------------------------------------------------------------------------------------------------------------------
       SURVEY HIGH:                                                                               3        450,000         0
- ------------------------------------------------------------------------------------------------------------------------------------
       SURVEY MEAN:                                                                               2        450,000         0
- ------------------------------------------------------------------------------------------------------------------------------------
       SURVEY TOTAL:                                                                              4        450,000         0

====================================================================================================================================


- ------------------------------------------------------------------------------------------------------------------------------------
                             OVERALL   OVERALL     SHOP
                             VACANT    OCCU-       OCCU-       NO.     PARKING                                                ANCHOR
  NO.       NAME             RATE      PANCY       PANCY     PARKING   RATIO                    ANCHOR TENANTS                GLA
====================================================================================================================================
  1    Northpointe Plaza      0.0%     100.0%      100.0%     n/a      n/a      Target, Rite Aid, Safeway, TJ Maxx, Pacific  330,000
                                                                                    Linen, Futu Shop, Staples, PetsMart
- ------------------------------------------------------------------------------------------------------------------------------------

  2    River Park Square      n/a      n/a         n/a        n/a      n/a      Nordstrom, Bon Marche, Burlington Coat         n/a

====================================================================================================================================

       SURVEY LOW:            0.0%     100.0%      100.0%              0.00
- ------------------------------------------------------------------------------------------------------------------------------------
       SURVEY HIGH:           0.0%     100.0%      100.0%              0.00
- ------------------------------------------------------------------------------------------------------------------------------------
       SURVEY MEAN:           0.0%     100.0%      100.0%            #DIV/0l
- ------------------------------------------------------------------------------------------------------------------------------------
       SURVEY TOTAL:

====================================================================================================================================


- -------------------------------------------------------------------------------------------------------------------------
                                             MALL SHOP             MALL SHOP       QUOTED      QUOTED       DISTANCE
                              ANCHOR         RENTS PER             SALES PER       CAM         TAXES        FROM
  NO.       NAME              RATIO          SQ/FT                   SQ/FT         PER SF      PER SF       SUBJECT
=========================================================================================================================
  1    Northpointe Plaza      73.3%      $12.0   $16.00        $200.0    $250.00   $2.75       $1.50        3 (plus or
                                                                                                           minus) Miles N

- -------------------------------------------------------------------------------------------------------------------------

  2    River Park Square      n/a        n/a     n/a           n/a       n/a       n/a         n/a          3 (plus or
                                                                                                           minus) Miles S

=========================================================================================================================

       SURVEY LOW:            73.3%      $12.00  $16.00        $200.00   $250.00   $2.75       $1.50
- -------------------------------------------------------------------------------------------------------------------------
       SURVEY HIGH:           73.3%      $12.00  $16.00        $200.00   $250.00   $2.75       $1.50
- -------------------------------------------------------------------------------------------------------------------------
       SURVEY MEAN:           73.3%      $12.00  $16.00        $200.00   $250.00   $2.75       $1.50
- -------------------------------------------------------------------------------------------------------------------------
       SURVEY TOTAL:

=========================================================================================================================

- ---------------------------------------

Source: Directory of Major Malls; NRB Shopping Center Directory; C&W Research &
        Inpsection


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                            [COMPETITIVE LOCATIONS]

                                                    COMPETITIVE MARKET ANALYSIS
- -------------------------------------------------------------------------------

SUBJECT CENTER
Name:                                 Northtown Mall

Location:                             North Division Street and Wellesley Avenue
                                      Spokane, Spokane County, Washington

Owner:                                JP Realty, Inc.

Distance from Time from Subject:      N/A

Year Opened:                          1955

Year(s) Expansion/Renovated:          1985+/-, 1992-9

Total Gross Leasable Area:            943,130+/- square feet

Anchor Tenants:                       Sears                               160,479+/-SF
                                      JCPenney                            140,868+/-SF
                                      Mervyn's                             80,634+/-SF
                                      Emporium                             68,742+/-SF
                                      The Bon Marche                       89,207+/-SF
                                      --------------                       -----------
                                      Total Anchor GLA                    539,930+/-SF

Mall Shop GLA:                        403,200+/- square feet

Mall Shop GLA Ratio:                  42.8 percent

Rent Analysis:                        Tenants (less than)    1,000 SF    $44 - $48 /SF
                                      Tenants 1,001  -       2,000 SF    $25 - $30 /SF
                                      Tenants 2,001  -       3,500 SF    $20 - $25 /SF
                                      Tenants 3,501  -       5,000 SF    $18 - $22 /SF
                                      Tenants 5,001  -       9,000 SF    $18 - $22 /SF
                                      Tenants (greater than) 9,000 SF    $14 - $16 /SF
                                      -------------------------------    -------------
                                      Center Average                     $20 - $28 /SF


Average Sales:                        $267 per square foot  -  1997

Mall Shop Vacancy:                    22 percent

Land Area:                            25.86+/-acres owned, 34.43 acres total

Parking/Ratio:                        4,088+/-spaces (4.3+/-per 1,000 SF)

- -------------------------------------------------------------------------------
                                     -20-

                                                    COMPETITIVE MARKET ANALYSIS
- -------------------------------------------------------------------------------

SUBJECT CENTER (CONT'D.)


COMMENTS

        Northtown Mall Center is a 943,130-square foot super-regional mall anchored by Sears, JC Penney, Mervyn's, Emporium and The Bon Marche. Originally built in 1955, the property has had several renovations and expansions over the years, most recently being expanded and renovated in 1992-3. Northtown Mall is a fully enclosed, two-level mall with arcade level that has a traditional merchandising mix. Development along North Division Street is predominantly retail and commercial in nature, although the larger neighborhood is predominantly residential.

        Northtown Mall Shopping Center is located in Spokane, the largest city in eastern Washington. The center exhibits good accessibility due to its location along North Division Street, also known as US Route 2. From a demographic standpoint, the mall's trade area consists primarily of middle-income residents living in close-in Spokane and the north Spokane suburbs. The area generally has a high population density.

        The ownership is in the execution phase of a remodel and addition to the southwest corner of the mall. A 12-screen theatre, Barnes & Noble, TGI Fridays, Pizzeria Uno and Old Navy will take space in this redone area. Total new tenancy will approximate 115,000 square feet, though it is unclear how much of this will be new GLA. The owners will also add a 955-stall parking garage at the southwest corner of the site. This redevelopement will help bolster the mall's entertainment sector and broaden its shopper reach.

        We have seen five different size estimates for the subject property. The size estimate here is one provided by the onsite manager.

- -------------------------------------------------------------------------------
                                     -21-

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                     [DIAGRAM OF MAIN LEVEL LEASING PLAN]

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                     [DIAGRAM OF SECOND LEVEL LEASING PLAN]

                                                    COMPETITIVE MARKET ANALYSIS
- -------------------------------------------------------------------------------

COMPETITIVE RETAIL CENTER NO. 1

Name:                                 SPOKANE VALLEY MALL

Location:                             Interstate 90 and Sullivan Road
                                      Spokane County, Washington

Owner:                                JP Realty, Inc.

Distance from Time from Subject:      11+/- miles East (20-25+/- minute drive time)

Year Opened:                          1997

Year(s) Expansion/Renovated:          N/A

Total Gross Leasable Area:            685,476+/- square feet

Anchor Tenants:                       JC Penney                             119,705+/- SF
                                      Sears                                 121,157+/- SF
                                      The Bon Marche                        114,399+/- SF
                                      Theatre                                45,000+/- SF
                                      Total Anchor GLA                      400,261+/- SF

Mall Shop GLA:                        285,217+/- square feet

Mall Shop GLA Ratio:                  41.6 percent

Rent Analysis:                        Tenants (less than)     4,000 SF       $20 - $25/SF
                                      Tenants (greater than)  5,000 SF       $15 - $20/SF
                                      Food Court                             $40 - $50/SF
                                      Jewelry                                $30 - $40/SF
                                      -------                                ------------
                                      Center Average                         $10 - $50/SF


Average Sales:                        $220 per square foot  -  1998 projected

Mall Shop Vacancy:                    25 percent (still in initial leaseup)

Land Area:                            64+/- acres

Parking/Ratio:                        4,077+/-spaces (5.9+/-per 1,000 SF)


- -------------------------------------------------------------------------------
                                     -22-

                                                    COMPETITIVE MARKET ANALYSIS
- -------------------------------------------------------------------------------

COMPETITIVE RETAIL CENTER NO. 1 (CONT'D.)


COMMENTS

        Spokane Valley Mall is anchored by JC Penney, Sears, The Bon Marche and a theatre complex and contains 685,478+/- square feet of total GLA. The mall is situated approximately 11+/- miles east of the subject center on the north side of Interstate 90 in the Spokane Valley area of unincorporated Spokane County. A second phase is planned, but will not be commenced until anchor tenants are acquired and additional phase one leasing is completed. This second phase would add up to an estimated 275,000 square feet of anchor space, including expansions of Sears and The Bon Marche, and 67,000 square feet of mall tenant space.

        Mall shop rental rates reportedly range from $15 to $50 per square foot, with 1998 mall shop sales estimated by management at $220 per square foot. Common area charges are quoted to be about $10 per square foot, including taxes and insurance.

        The center exhibits good accessibility due to its adjacency to Interstate 90. From a demographic standpoint, the mall's trade area consists primarily of middle-income residents living in the Spokane Valley and eastern and southern suburbs of Spokane. Population density is lower than areas closer-in to the Spokane core, while median income is higher.

        The Spokane Valley Mall has intruded into the Northtown Mall market. According to Rebecca Whitson, general manager of Northtown Mall, both foot traffic and sales has declined by 9 to 11 percent since the Spokane Valley Mall opened, evidence of this competition.

        Overall, the Spokane Valley Mall is considered to be the subject's most directly competitive property. The Spokane Valley Mall clearly provides for a comparable mix of tenants and merchandising mix as the subject. On balance, this competitive property provides a barrier to the east and south of the subject's potential trade area.

- -------------------------------------------------------------------------------
                                     -23-

                                                    COMPETITIVE MARKET ANALYSIS
- -------------------------------------------------------------------------------

SECONDARY COMPETITION

        Northpointe Plaza is the major secondary competition for the subject. Its proximity, less than three miles north along the same arterial, and value-oriented mix of power retailers draws many of the shoppers who also visit the subject. The previous ownership commissioned a shopper intercept survey (prior to completion of the Spokane Valley Mall), which also identified cross-shopping by location. Northpointe Plaza, and specifically the Target store, was identified as the primary destination of shoppers if they were not headed to the subject. The center and immediately adjacent collateral development contains the following Anchors and major tenants: Target, Rite Aid, Safeway, TJ Maxx, Pacific Linen, Future Shop, Staples, PetsMart, Gart Sports, ShopKo and Pier One, plus numerous smaller pad and in-line tenants. Home Depot has also built their own store just west of, but separate from, the center.


OTHER COMPETITION

        Finally, various other nodes of retail development exist throughout the immediate area that offer varying degrees of competition to the subject. There are a number of larger strip centers, power centers, freestanding stores, and big box specialty retailers that, because of their major tenants and merchandising, do offer themselves as some competition to the subject. However, these centers are typically anchored by discount stores, big box users, groceries, and specialty tenants which do not compete directly with the merchandising found at the subject. While these centers compete to some degree, they actually help to better understand the retail structure of the area and provide the necessary infill common to most markets.

        Franklin Park Mall is several blocks north of the subject and is anchored by Montgomery Ward, Rite Aid, Ross and Outback steakhouse. Although close in proximity, it is not particularly competitive with the subject. The cross-shopping survey indicated 2.2 percent of the subject shoppers also shop Franklin Park Mall.

        Shopping in downtown Spokane, anchored by Nordstrom, Bon Marche and River Park Square is also somewhat competitive. When the redevelopment of this area is complete it will be more competitive with the subject. Currently, 6.2 percent of subject shoppers indicate they also shop River Park Square.

        University City Mall is an older center in the Spokane Valley. This center has lost most of its tenants and is in the process of redevelopment. The largest announced tenant for the new center is a grocery store, indicating the property will most likely revert to a neighborhood/community focus. We do not feel this center will be competitive with the subject.

        Silver Lake Mall in Coeur D'Alene, Idaho is about 30 miles east of the subject. This 300,000 SF enclosed mall is anchored by small JC Penney, Lamont's, Emporium and Sears units, with an additional 105,000 SF of mall shops. This property is not particularly competitive with the subject due to its remote location and lesser selection.

PROPOSED COMPETITION

        To the best of our knowledge, there are no proposed or planned shopping center developments in the subject's region/trade area that would compete directly with the subject center.

- -------------------------------------------------------------------------------
                                     -24-

                                                    COMPETITIVE MARKET ANALYSIS
- -------------------------------------------------------------------------------

GLA PER CAPITA

        The data presented summarizes the extent of existing retail development inside the subject's potential trade area. According to the International Council of Shopping Centers, average shopping center GLA per capita for the United States and State of Washington is about 19.23+/- and 16.97+/- square feet, respectively, based upon 1996 Census Data. For shopping centers "Over 400,000 Square Feet," the U.S. has a per capita figure of about 5.59+/- square feet, while Washington is 5.18+/- square feet. The lower figure for Washington stems largely from the rural nature of the state as a whole. For this reason, some of the cities within the state tend to have higher per capita figures due to the fact that many residents travel greater distances to shop when compared with national benchmarks.

===============================================================================
                           GLA PER CAPITA COMPARISON
===============================================================================
          SIZE CATEGORY                STATE OF WASHINGTON       UNITED STATES
===============================================================================
All Centers                                  16.97+/-                19.23+/-
Centers (greater than) 100,000 Sq/Ft         13.46+/-                14.35+/-
Centers (greater than) 400,000 Sq/Ft          5.18+/-                 5.59+/-
===============================================================================
Source: National Research Bureau/Shopping Centers; C&W Calculations
===============================================================================

        We have received very rough estimates of retail square footage for the Spokane market. These estimates indicate a per capita square footage of 11.22. However, given our uncertainty over the data quality it is likely many smaller centers have been missed in this survey, resulting in this lower than expected statistic. Based on our own analysis of known centers larger than 400,000 square feet in the Spokane market, this statistic is 7.99 square feet per capita. University City is included in these figures, even though it is currently anchorless and mostly vacant. However, it will be redeveloped and will likely be larger than 400,000 square feet. Excluding University City's square footage indicates 6.98 per capita. Given the relatively rural nature of eastern Washington and northern Idaho, and the expectation of rural residents of driving farther to shop, these statistics are not surprising. However, it can be a warning sign that Spokane may have enough retailing to serve its market at the moment. For the foreseeable future, there would not appear to be a high potential to absorb the impact of new development.

TRADE AREA DEFINITION/DEMOGRAPHIC TRENDS

        In defining boundaries for the subject's potential trade area, several factors have been considered. First, the property's location with respect to transportation provides the basis for regional access to the area. Second, local competition and natural geographic boundaries help to define the potential size of the trade area as a measure of distance from the property. Third, the merchandising mix and anchor alignment provide the basic draw of customers that are likely to patronize the property.

        Overall, the subject's position within the Spokane market is believed to provide for good accessibility to residents of the northern, eastern and central part of the city. North Division Street provides the primary linkage, while other major local arterials provide additional accessibility. Along with regional and local accessibility, the subject is also benefited by the proliferation of big box and category killer-type retailers which provide additional drawing power to the North Division Street corridor. Finally, the subject's anchor alignment and merchandising strategy provide for the necessary customer appeal.

- -------------------------------------------------------------------------------
                                     -25-

                                                    COMPETITIVE MARKET ANALYSIS
- -------------------------------------------------------------------------------

        As discussed, the location and accessibility of competing centers has direct bearing on the formation and make-up of the subject's potential trade area as well. The subject competes most directly with the new Spokane Valley Mall, approximately 11 miles east along Interstate 90. The subject also competes to some degree with Northpointe Plaza, RiverPark Mall, and other freestanding stores in the area.

        It is also important to note that other freestanding "category killers" represent a strong force in the market's competitive environment. However, their primary stores (discount department stores, drugs, home improvement centers, and warehouse clubs) are generally different from those which comprise the subject property. Certainly there is a place for both in most retail environments, including the subject region.
Collectively, they balance out the retail infill of the region.

        To summarize, the foundation of our analysis in the delineation of the subject's potential trade area may be summarized as follows:

        1. Accessibility, including area traffic patterns, geographical constraints, and nodes of residential and commercial development;

        2. The position and nature of the area's retail structure, including the location of destination centers and the strength and composition of the retail infill; and

        3. The size, anchor tenancy, and merchandising composition of the subject property's proposed tenants as compared to existing retail inventory.


        Looking at the subject's competition, the Primary Trade Area would likely extend about 10+/- miles to the north, 10+/- miles to the west, 5+/- miles to the south, and roughly 5.0+/- miles to the east. These distances allow the trade area to partially overlap with the Spokane Valley Mall. Northtown Mall's Secondary Trade Area could probably span another 5 miles south and east, and 10 miles north and west, extending from the primary zone boundary.

        Based upon these observations, we have developed a Primary Trade Area for the subject property encompassing about 5+/- miles around the center. The subject's Secondary Trade Area might span up to 10+/- miles from the site, with the strongest draw from the north and west. Based on these observations, we have analyzed a demographic profile for the subject based upon a radius of approximately 5+/- miles from the property. To add perspective to this analysis, we have segregated our survey into 3, 5, 7, 10 and 15-mile concentric circles with a comparison to the City and County of Spokane, the State of Washington, and the U.S. The full demographic reports are in the Addenda.

        We have been provided with a customer intercept survey which delineates the zip codes of subject shoppers. However, the zip codes in Spokane are not laid out by neighborhood or accessibility. For example, the geography of the zip code 99207, which includes the subject property, is a 2- to 8-mile wide band stretching 15 miles to the east and northeast. Other zip codes identified in the intercept survey start less than 5 miles from the subject and stretch to over 20 miles away. As a result, we have placed little weight on the statistics gathered in this survey, aside from the cross-shopping results and the indication of shoppers who come from clearly outside the trade area (24 percent of those surveyed). Given the geography, accessibility and competition in the market, we believe a 5 and 10-mile radius would reasonably represent the primary and secondary trade area for the subject.

- -------------------------------------------------------------------------------

                                                    COMPETITIVE MARKET ANALYSIS
- -------------------------------------------------------------------------------

        As discussed, between 55 and 65 percent of a center's sales are typically generated from within its Primary Trade Area. The Secondary Trade Area generally refers to more outlying areas which provide a less frequent group of customers to the center. Residents within the secondary area would be more likely to shop at centers located closer to their homes due to time and travel constraints. Typically, an additional 20 to 25 percent of a center's sales will be generated from within the Secondary Trade Area. The extent of the secondary trade area can vary depending upon the scope of commercial development within the outlying areas. The tertiary or Peripheral Trade Area refers to more distant areas from which occasional customers to the shopping center reside. The residents of the peripheral areas may be drawn to the center by a particular store or service which is not provided within their local areas. Shoppers from the peripheral areas may account for 10 to 15 percent of a center's sales. In this case, given the shopper intercept survey and rural nature of eastern Washington, we feel a higher percentage of peripheral trade is appropriate.

POPULATION

        Once the market has been established, the focus of our analysis centers on the statistical data of the trade area, including population. Equifax National Decision Systems (ENDS) provides historical, current and forecasted population estimates for the trade area. Patterns of development density and migration are reflected in the current levels of population estimates. A detailed profile of the trade area is included in the Addenda of this report.

        Between 1990 and 1998, ENDS reports that the population within the Primary Trade Area (5.0-mile radius) increased by 11,391 residents to 190,997, reflecting a 6.3 percent increase or 0.77 percent annual change. As noted in the regional and neighborhood analyses, this slow growth is attributed to the trade area's relatively high density and a continuing trend of movement to outlying areas of the city. Through 2003, the trade area is expected to grow to 197,403 residents (0.66 percent annual growth).

        Further analysis shows that the fastest growing quadrant of the trade area lies to the northwest, west and southeast of the subject site, particularly outside of the 5- and 7- mile radii of the site. Provided on the following page is a graphic representation of the aggregate, total population change forecasted for the subject's trade area through 2003. As shown, the subject is proximate to some of the region's low-growth areas.

        The largest percentage growth will be outside of Spokane County in Stevens County to the northwest and Idaho to the east. The Idaho growth will most likely patronize the Spokane Valley Mall, while the growth to the north and west will benefit the subject. The largest growth in absolute numbers will be 3 to 5 miles northwest of the subject along the Spokane River, west of the subject along Interstate 90, and southeast of the subject outside the southeastern city limits. The southeastern growth will benefit the Spokane Valley Mall. The western growth will be split between the Spokane Valley Mall and the subject, but the northwestern growth will accrue entirely to the subject. To the extent that the subject can capture these sales, management should clearly focus marketing efforts to these residents.

- -------------------------------------------------------------------------------
                                     -27-

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                          [POPULATION OF SPOKANE MAP]

                                                    COMPETITIVE MARKET ANALYSIS
- -------------------------------------------------------------------------------

HOUSEHOLDS

        A household consists of all the people occupying a single housing unit. While individual members of a household purchase goods and services, these purchases actually reflect household needs and decisions. Thus, the household is a critical unit to be considered when reviewing market data and forming conclusions about the trade area as it impacts the retail center.

        National trends indicate that the number of households are increasing at a faster rate than the growth of the population. Several noticeable changes in the way households are being formed have caused the acceleration in this growth, specifically:

        o The population is living longer on average. This results in an increase of single and two person households;

        o The divorce rate has increased dramatically during the 1980s/90s, again resulting in an increase in single person households; and

        o Many individuals have postponed marriage, also resulting in more single person households.



- -------------------------------------------------------------------------------
                                     -28-

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                     [POPULATION GROWTH OF SPOKANE GRAPHIC]

                                                    COMPETITIVE MARKET ANALYSIS
- -------------------------------------------------------------------------------

        According to ENDS, the Primary Trade Area added 6,540 households between 1990 and 1998, an increase of 8.7 percent to 81,989 units. Consistent with the national trend, the trade area is experiencing household growth at a rate in excess of population changes. Between 1998 and 2003 the area is expected to continue household formation at a pace of 0.9 percent per year. The faster household growth relative to population growth is consistent with data for the Spokane area and state as a whole.

        Correspondingly, a greater number of smaller households with fewer children generally indicates more disposable income. In 1980, there were 2.46 persons per household and by 1998, it is estimated to have decreased to 2.33. Through 2003, the average number of persons per household is forecasted to decline to 2.30 persons.


TRADE AREA INCOME

        A significant statistic for retailers is the income potential of a trade area's population. Income levels, either on a per capita, per family or household basis, indicate the economic level of the residents of the market area and form an important component of this total analysis. More directly, average household income, when combined with the number of households, is a major determinant of an area's retail sales potential.

        Trade area income figures for the subject support the profile of a broad middle-income market. According to ENDS, average household income within the Primary Trade Area in 1998 is approximately $39,308. A comparison of the trade area's relative ranking is shown on the following chart:

            ========================================================
                      AVERAGE HOUSEHOLD INCOME COMPARISON
            ========================================================
                           AREA                            INCOME
            ========================================================
            3.0-Mile Radius *                             $  33,586
            --------------------------------------------------------
            5.0-Mile Radius *                             $  39,308
            --------------------------------------------------------
            10.0-Mile Radius                              $  45,229
            --------------------------------------------------------
            Spokane County                                $  46,358
            --------------------------------------------------------
            State of Washington                           $  54,515
            --------------------------------------------------------
            United States                                 $  53,198
            ========================================================
            Source: Equifax National Decision Systems
            * Primary Trade Area
            ========================================================


        As shown, income ranges in the immediate market area are generally below both regional and statewide averages.

        Provided on the following page is a graphic presentation of the average household income distribution throughout the Primary Trade Area. As can be seen, the subject is situated in the midst of the lower to mid-income area of the city. At the same time one of the more affluent areas of the county starts less than two miles northwest of the subject. Areas surrounding the subject site generally reflect 1998 estimated average household income levels of up to $32,500, with the more affluent areas having income levels between $42,500 and $101,000.

- -------------------------------------------------------------------------------
                                     -30-

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                      [AVERAGE HOUSEHOLD INCOME GRAPHIC]

                                                    COMPETITIVE MARKET ANALYSIS
- -------------------------------------------------------------------------------

RETAIL SALES

        Another important statistic for retailers is the amount of retail sales expended within a given region. According to Woods & Poole Economics, total retail sales within the Spokane MSA have been growing at an annual inflation-adjusted rate of 2.9 percent per year since 1990; higher than growth experienced between 1980 and 1990. For General Merchandise, retail sales have been increasing at an annual inflation adjusted rate of 2.8 percent per year, while Apparel and Accessories have been growing by only 1.5 percent per year.

        Looking forward to 2005, W&P is forecasting the region to see compound annual sales growth of approximately 1.5 percent per year (adjusted for inflation to 1992 dollars). This is generally neutral for the region, as sales for the U.S. are forecasted to increase at an inflation-adjusted rate of 1.5 percent per year. General Merchandise sales are projected to increase at an annual inflation-adjusted rate of approximately 2.1 percent per year for the region, while Apparel and Accessories sales will grow by 1.5 percent per year.

SUBJECT SALES HISTORY

        Although sales trends within the subject's region lend important insight into such an analysis, it is the subject's sales productivity that is, perhaps, most significant. Sales--and sales growth--are the driving impetus for rental rates and rent growth at retail properties and have significant bearing on the occupancy costs tenants are willing to pay.

        While we have not been provided with a complete historical overview of sales at the subject property, we have been provided with comparable sales reports for 1995, 1996 and 1997. The following chart presents a summary of aggregate mall shop sales at the subject property since 1995.

     ======================================================================
                            MALL SHOP SALES TRENDS
     ======================================================================
                                AGGREGATE SALES             % CHANGE
     ----------------------------------------------------------------------
     1995                        $ 88,550,100                    --
     ----------------------------------------------------------------------
     1996                        $ 91,565,200                + 3.40%
     ----------------------------------------------------------------------
     1997                        $ 90,231,700                - 1.46%
     ======================================================================


        As shown, aggregate sales had a slight increase in 1996, followed by a slight decrease in 1997. Management projects a further decrease in 1998 based on traffic counts and tenant sales reports to date. This decline is based mostly upon the entrance of the Spokane Valley Mall into the competitive market. To date, mall management reports that traffic and sales counts appear to be down by about 9 to 11 percent from 1997.

        Mall shop sales have shown relative stability over the past two years. In 1996, mall management estimated sales to be $248 per square foot. For 1997 this figure moved to $267 per square foot. Overall, these sales figures indicate that the subject property is a medium to good performing regional center in its market. A comparison of the sales can also be made to industry benchmarks below.

- -------------------------------------------------------------------------------
                                     -32-

                                                    COMPETITIVE MARKET ANALYSIS
- -------------------------------------------------------------------------------

        Sears and Mervyns at the subject property are separately owned and do not report sales to ownership. Sales estimates have not been made available for this writing. The owned anchor tenant stores have reported the following sales:

=============================================================================================================
                                       ANCHOR TENANT SALES ($1,000S)
- -------------------------------------------------------------------------------------------------------------
                    JC                      BON
YEAR              PENNEY       $ / SF      MARCHE       $ / SF       EMPORIUM       $ / SF        TOTALS
=============================================================================================================
1995              24,923       176.92      21,538       241.44         6,202         90.22        52,663
1996              22,636       160.69      22,636       253.75         6,148         89.44        51,420
1997              23,904       169.69      21,958       246.15         6,022         87.60        51,884
1998 EST.          N/A           --          N/A          --            N/A            --           N/A
=============================================================================================================

        The Bon Marche is clearly succeeding in this market, with JC Penney also beating national averages. Emporium appears to be struggling in this market, and likely does not have enough market presence.

INDUSTRY AVERAGE SALES (MALL SHOPS)

        The Urban Land Institute's Dollars and Cents of Shopping Centers (1997) reports national and regional sales averages for regional and super-regional shopping malls. Nationally, average sales at super-regional centers is reported at $203.87 per square foot. For regional malls, average sales are reported to be $180.78. A comparison of national and regional figures is shown on the following chart.

====================================================================================================
                                          MALL SHOP SALES
                                  REGIONAL/SUPER-REGIONAL CENTERS
====================================================================================================

       AREA               AVERAGE              MEDIAN           LOWER DECILE        UPPER DECILE
====================================================================================================
United States             $180.78/             $170.17/            $125.36/           $286.59/
                          $203.87              $196.36             $148.62            $284.47
- ----------------------------------------------------------------------------------------------------
East                      $201.11/             $182.81/            $117.31/           $325.52/
                          $190.46              $188.37             $146.25            $286.15
- ----------------------------------------------------------------------------------------------------
West                      $222.20/             $197.91/            $157.50/           $349.28/
                          $205.69              $195.37             $151.60            $274.11
- ----------------------------------------------------------------------------------------------------
South                     $174.53/             $179.50/            $122.81/           $239.01/
                          $209.63              $208.45             $141.62            $271.08
- ----------------------------------------------------------------------------------------------------
Midwest                   $163.05/             $153.88/            $123.70/           $237.74/
                          $203.20              $196.15             $153.90            $289.85
====================================================================================================
Source: Urban Land Institute Dollars and Cents of Shopping Centers (1997)
====================================================================================================

INDUSTRY AVERAGE SALES (DEPARTMENT STORES)

        A comparison of the subject's potential department store performance can also be made to its regional and national peers. The Urban Land Institute also tracks sales of owned and non-owned department stores by selected affiliation and region. The data from ULI shows that the mean sales level for department stores in super-regional malls varies from $132.65 to $179.60 per square foot with an overall average of $156.35 per square foot.

- -------------------------------------------------------------------------------
                                     -33-

                                                    COMPETITIVE MARKET ANALYSIS
- -------------------------------------------------------------------------------

        Stores in the top 10 percent of their peers average (unweighted) approximately $243.63, while the top 2 percent average approximately $391.40 per square foot. This information, based on 1996, is summarized in the following chart:

=====================================================================================================
                                    DEPARTMENT STORE SALES DATA
=====================================================================================================
                                                    AVERAGE            TOP 10%           TOP 2%
               CATEGORY/REGION                     SALES PSF          SALES PSF         SALES PSF
=====================================================================================================
Super-Regional U.S.
Owned Dept. Stores                                  $153.67            $233.49           $347.00
National Chain                                      $149.59            $230.80           $336.00
Non-Owned Dept. Stores                              $163.98            $256.83           $447.57
National Chain                                      $163.71            $253.39           $435.01
Eastern Region                                      $132.65              ---               ---
Western Region                                      $146.26              ---               ---
Midwestern Region                                   $161.33              ---               ---
Southern Region                                     $179.60              ---               ---
=====================================================================================================
MEAN - ALL SUPER-REGIONAL CENTERS                   $156.35            $243.63           $391.40
=====================================================================================================
Regional Malls U.S.
Owned Dept. Stores                                  $148.15            $256.90           $334.68
National Chain                                      $149.73            $256.73           $339.74
Non-Owned Dept. Stores                              $181.40            $258.62           $328.07
National Chain                                      $174.44            $244.58           $324.28
Eastern Region                                      $140.01              ---               ---
Western Region                                      $181.20              ---               ---
Midwestern Region                                   $149.32              ---               ---
Southern Region                                     $141.18              ---               ---
=====================================================================================================
MEAN - ALL REGIONAL CENTERS                         $158.18            $254.21           $331.69
=====================================================================================================
Source: Urban Land Institute Dollars & Cents of Shopping Centers (1997)
=====================================================================================================

        Data for department stores in regional malls shows that the mean ranges from $140.01 to $181.40 per square foot with an overall average of $158.18 per square foot. The unweighted average for the top 10 percent and 2 percent is approximately $254.21 and $331.69 per square foot, respectively.

MARKET RENT ANALYSIS

        Minimum rent produced by the subject property is derived from that paid by the various tenant types. The rental income which an asset such as the subject property will generate for an investor is analyzed as to its quality, quantity, and durability. The quality and probable duration of income will affect the amount of risk which an informed investor may expect over the property's useful life. Segregation of the income stream along these lines allows us to control the variables related to the center's forecasted performance with greater accuracy. Each tenant type lends itself to a specific weighting of these variables as the risk associated with each varies.

        Minimum rents forecasted at the subject property are essentially derived from various tenant categories, namely specialty tenant revenues consisting of all in-line shops, food tenants, anchor/major tenant revenues, and so forth. In our investigation and analysis of the marketplace, we have surveyed, and ascertained where possible, rent levels being commanded

- -------------------------------------------------------------------------------
                                     -34-

                                                    COMPETITIVE MARKET ANALYSIS
- -------------------------------------------------------------------------------

by competing centers. However, it should be recognized that large retail shopping centers are generally considered to be separate entities by virtue of age and design, accessibility, visibility, tenant mix, and the size and purchasing power of its trade area. Consequently, the best measure of minimum rental income is its actual rent roll leasing schedule.

        As such, our analysis of recently negotiated leases for tenants at the subject provides important insight into perceived market rent levels for the property. Inasmuch as a tenant's ability to pay rent is based upon expected sales achievement, the level of negotiated rents is directly related to the individual tenant's perception of their expected performance at the center.

        SPECIALTY/IN-LINE SHOPS

        Our analysis of market rent levels for in-line shops has resolved itself to a variety of influencing factors. Although it is typical that larger tenant spaces are leased at lower per square foot rates and lower percentages, the type of tenant as well as the variable of location within the mall can often distort this size/rate relationship. The following chart presents an analysis of existing in-line shop rents based upon all leases on an annualized basis for 1998. As presented, the chart includes a category for all leases in-place, as well as a grouping of the most recently leasing activity.

================================================================================================
                           IN-LINE RENT COMPARISONS AND CONCLUSIONS
================================================================================================
                              ALL LEASES               RECENT                 ESTIMATED
     SIZE CATEGORY             IN-PLACE               LEASING                MARKET RENT
================================================================================================
(less than)    1,000 SF        $ 47.98                $ 45.43              $44.00 - $48.00
- ------------------------------------------------------------------------------------------------
   1,001  -    2,000 SF        $ 28.02                $ 29.51              $25.00 - $30.00
- ------------------------------------------------------------------------------------------------
   2,001  -    3,500 SF        $ 23.36                $ 19.62              $20.00 - $25.00
- ------------------------------------------------------------------------------------------------
   3,501  -    5,000 SF        $ 20.77                    N/A              $18.00 - $22.00
- ------------------------------------------------------------------------------------------------
   5,001  -    9,000 SF        $ 19.18                $ 20.47              $18.00 - $22.00
- ------------------------------------------------------------------------------------------------
(greater than) 9,000 SF        $ 15.12                  $ N/A              $14.00 - $16.00
================================================================================================
AVERAGE                        $ 23.92                $ 26.96              $20.00 - $28.00
================================================================================================

        As can be seen, lease rates in-place generally have an inverse relationship with suite size and show an overall average rent of about $23.92 per square foot. To better understand in-line rent levels at the property, we have broken down the analysis into recent leasing activity to calculate current rental rates. We do not have any 1998 leases of which we know any details, though we are aware some leasing activity has taken place, especially with regards to the theatre and restaurant expansion. There were 6 new leases signed in 1997 that we are aware of, and 15 new leases signed in 1996. These 21 most recent leases in 1996 and 1997 indicate an overall average rent of $26.96 per square foot. The highest rent is attained from Group 1 (Tenants [less than]
1,000 SF) with an average of $47.98 per square foot. The averages generally decline by size category to $15.12 for Group 6 (Tenants [greater than] 9,000
SF).
- -------------------------------------------------------------------------------
                                     -35-

                                                    COMPETITIVE MARKET ANALYSIS
- -------------------------------------------------------------------------------

        These transactions implicitly support the assumption that, typically, there is an inverse correlation between unit rates and the amount of space being leased. We recognize that, in practice, there are unit rate gradations with tenant categories based on such attributes as location within the center/building, unit frontage and depth, tenant type and credit worthiness, concessions/tenant allowances, etc. However, as the tenant mix and configuration may not be fixed over time, it is more appropriate to estimate what the average base rent levels paid at the property would be for the different tenant categories.

        RENT COMPARABLES

        As noted, we have also attempted to extract market-based rent comparables for comparison with the subject property. Based on our research, we can compare the subject's general rental rates with those found in the market. The Spokane Valley Mall leases space under 4,000 square feet in the range of $20 to $25 per square foot. Larger spaces, those over 5,000 square feet, lease for $15 to $20 per square foot. Jewelry spaces generally range from $30 to $40 per square foot, with food court spaces carrying the highest rent at $40 to $50 per square foot.

        Northpointe Plaza is a different product type, but leases in that center are generally in the range of $12 to $18 per square foot.

        As shown, the subject's rent levels are generally higher than those found at both Spokane Valley Mall and Northpointe Plaza. We would note, however, that the subject property is superior to these malls in terms of trade area dominance, longevity in the market, merchandising depth, and anchor alignment. As such, we would expect Northtown Mall's rent parameters to fall above those at these competing centers. We would also again note that regional malls are generally considered to be separate entities by virtue of age, design, accessibility, trade area characteristics, and so forth. With this in mind, the subject's leasing activity is believed to provide a better analysis of achievable rent than that at the comparables.

        MARKET COMPARISONS - OCCUPANCY COST RATIOS

        In further support of developing a forecast for market rent levels, we have undertaken a comparison of minimum rent to projected sales and total occupancy costs to sales ratios. Generally, our research and experience with other regional malls shows that the ratio of minimum rent to sales falls within the 7 to 10 percent range in the initial year of the lease, with 7.5 to 8.5 percent being most typical. By adding additional costs to the tenant, such as real estate tax and common area maintenance recoveries, a total occupancy cost may be derived. Expense recoveries and other tenant charges can significantly increase total tenant costs.

        The typical range for total occupancy cost-to-sales ratios falls between 11 and 15 percent. As a general rule, where sales exceed $250 to $275 per square foot, 14 to 15 percent would be a reasonable cost of occupancy. Experience and research show that most tenants will resist total occupancy costs that exceed 15 to 18 percent of sales. Obviously, this comparison will vary from tenant to tenant and property to property.

        In higher end markets where tenants are able to generate sales above industry averages, tenants can generally pay rents which fall toward the upper end of the ratio range. Moreover, if tenants perceive that their sales will be increasing at real rates that are in excess of inflation, they will typically be more inclined to pay higher initial base rents. Obviously, the opposite would be true for poorer performing centers in that tenants would be squeezed by the thin

- -------------------------------------------------------------------------------


=============================================================================================================================

OCCUPANCY COST ANALYSIS/COMPARISON
Cushman & Wakefield, Inc.

- -----------------------------------------------------------------------------------------------------------------------------
                                                       BUDGET        YEAR          NO.         TOTAL           SHOP
 NO.              AREA LOCATION             STATE       YEAR         BUILT       STORIES        GLA            GLA
=============================================================================================================================
  **     ULI-Super-Regional Malls            US         1996           --          --        1,037,007        351,721
- -----------------------------------------------------------------------------------------------------------------------------
  **     ULI-Regional Malls                  US         1996           --          --          519,721        243,928
- -----------------------------------------------------------------------------------------------------------------------------
  **     ICSC-All Enclosed Malls             US         1995           --          --          582,893        261,553
- -----------------------------------------------------------------------------------------------------------------------------
  **     ICSC-Malls >  1,000,000sf           US         1995           --          --        1,206,874        407,060
=============================================================================================================================
  1      San Jose MSA                        CA         1997         1986          2         1,139,384        394,496
- -----------------------------------------------------------------------------------------------------------------------------
  2      San Francisco MSA                   CA         1997        1954/88        2           854,164        266,413
- -----------------------------------------------------------------------------------------------------------------------------
  3      San Francisco MSA                   CA         1997         1988          8           499,930        183,430
- -----------------------------------------------------------------------------------------------------------------------------
  4      Ontario MSA                         CA         1997         1996          1         1,536,223        508,942
- -----------------------------------------------------------------------------------------------------------------------------
  5      Sacramento County MSA               CA         1996      1957/81/94       2         1,066,161        410,168
- -----------------------------------------------------------------------------------------------------------------------------
  6      Riverside County MSA                CA         1995        1970/91        1         1,044,536        411,640
- -----------------------------------------------------------------------------------------------------------------------------
  7      Fairfield County MSA                CT         1995        1986/91        2         1,270,146        499,868
- -----------------------------------------------------------------------------------------------------------------------------
  8      Daytona Beach MSA                   FL         1996      1974/90/96       1         1,064,922        246,379
- -----------------------------------------------------------------------------------------------------------------------------
  9      Miami MSA                           FL         1995         1982          1         1,120,827        290,385
- -----------------------------------------------------------------------------------------------------------------------------
  10     Gainsville MSA                      GA         1997      1964/87/96       1           518,422        191,919
- -----------------------------------------------------------------------------------------------------------------------------
  11     Bloomingdale MSA                    IL         1995      1981/88/91       2         1,292,186        427,609
- -----------------------------------------------------------------------------------------------------------------------------
  12     Indianapolis MSA                    IN         1995        1968/87        1         1,239,059        260,359
- -----------------------------------------------------------------------------------------------------------------------------
  13     North/Central Kansas                KS         1995        1987/90        1           400,307        185,324
- -----------------------------------------------------------------------------------------------------------------------------
  14     Alexandria MSA                      LA         1996        1973/86        1           873,833        292,560
- -----------------------------------------------------------------------------------------------------------------------------
  15     Monroe MSA                          LA         1996         1985          1           920,779        338,875
- -----------------------------------------------------------------------------------------------------------------------------
  16     Boston MSA                          MA         1997         1989          3           650,804        329,573
- -----------------------------------------------------------------------------------------------------------------------------
  17     Boston MSA                          MA         1997        1989/92        1           770,575        276,681
- -----------------------------------------------------------------------------------------------------------------------------
  18     Bristol County MSA                  MA         1996        1992/93        2           998,436        341,948
- -----------------------------------------------------------------------------------------------------------------------------
  19     Boston MSA                          MA         1996      1966/93/94       2         1,155,068        431,068
- -----------------------------------------------------------------------------------------------------------------------------
  20     Worcester County MSA                MA         1996        1971/87        1           445,875        182,372
- -----------------------------------------------------------------------------------------------------------------------------
  21     Baltimore MSA                       MD         1997      1959/82/92       4           952,021        532,892
- -----------------------------------------------------------------------------------------------------------------------------
  22     Baltimore MSA                       MD         1997        1956/91        1           862,313        241,146
- -----------------------------------------------------------------------------------------------------------------------------
  23     Westminster MSA                     MD         1997        1987/94        1           525,702        194,271
- -----------------------------------------------------------------------------------------------------------------------------
  24     Washington-Baltimore                MD         1996        1979/93        2           661,534        245,112
- -----------------------------------------------------------------------------------------------------------------------------
  25     Genesee County MSA                  MI         1995        1980/93        1           451,036        230,625
- -----------------------------------------------------------------------------------------------------------------------------
  26     Minneapolis MSA                     MN         1995        1962/94        1           982,228        201,561
- -----------------------------------------------------------------------------------------------------------------------------
  27     St. Louis MSA                       MO         1996        1974/94        2           442,321        181,608
- -----------------------------------------------------------------------------------------------------------------------------
  28     Las Vegas MSA                       NV         1997        1992/97        1           475,940        475,940
- -----------------------------------------------------------------------------------------------------------------------------
  29     Rochester MSA                       NY         1997      1971/86/96       1         1,122,021        427,019
- -----------------------------------------------------------------------------------------------------------------------------
  30     Orange County MSA                   NY         1997         1980          1           465,984        153,331
- -----------------------------------------------------------------------------------------------------------------------------
  31     Chemung County MSA                  NY         1997      1967/81/95       2           910,623        306,188
- -----------------------------------------------------------------------------------------------------------------------------
  32     Syracuse MSA                        NY         1997        1988/94        1           789,032        302,979
- -----------------------------------------------------------------------------------------------------------------------------
  33     Syracuse MSA                        NY         1997        1954/97        1         1,006,645        403,672
- -----------------------------------------------------------------------------------------------------------------------------
  34     White Plains MSA                    NY         1996        1980/93        4           882,728        326,813
- -----------------------------------------------------------------------------------------------------------------------------
  35     Queens County MSA                   NY         1996      1973/90/95       4           625,659        149,971
- -----------------------------------------------------------------------------------------------------------------------------
  36     Buffalo MSA                         NY         1996        1985/89        1           753,105        285,771
- -----------------------------------------------------------------------------------------------------------------------------
  37     Dayton MSA                          OH         1997        1969/94        2         1,329,514        446,381
- -----------------------------------------------------------------------------------------------------------------------------
  38     Cincinnati MSA                      OH         1996      1956/88/94       2         1,117,491        381,943
- -----------------------------------------------------------------------------------------------------------------------------
  39     Bucks County MSA                    PA         1995        1968/75        1           348,309        305,212
- -----------------------------------------------------------------------------------------------------------------------------
  40     Johnson City                        TN         1996      1971/91/96       2           557,715        223,110
- -----------------------------------------------------------------------------------------------------------------------------
  41     Nashville MSA                       TN         1995         1990          2           716,462        373,662
- -----------------------------------------------------------------------------------------------------------------------------
  42     Amarillo MSA                        TX         1995        1982/86        1           889,508        316,190
- -----------------------------------------------------------------------------------------------------------------------------
  43     Burlington MSA                      VT         1995      1979/89/92       1           490,424        185,398
- -----------------------------------------------------------------------------------------------------------------------------
  44     Washington D.C. MSA                 VA         1996      1968/86/91       2         1,446,222        784,575
- -----------------------------------------------------------------------------------------------------------------------------
  45     Prince William Cty. MSA             VA         1997      1972/88/96       1           716,800        302,900
- -----------------------------------------------------------------------------------------------------------------------------
  46     Norfolk-Chesapeake MSA              VA         1997      1981/88/97       2           770,209        306,890
- -----------------------------------------------------------------------------------------------------------------------------
  47     Seattle MSA                         WA         1995        1979/95        1         1,012,754        311,019
- -----------------------------------------------------------------------------------------------------------------------------
=============================================================================================================================

         SURVEY LOW:                                                                           348,309        149,971

         SURVEY HIGH:                                                                        1,536,223        784,575

- -----------------------------------------------------------------------------------------------------------------------------

         SURVEY MEAN:                                                                          853,185        320,205

=============================================================================================================================


- --------------------------------------------------------------------------------------------------------------------------===
                                            AVG.           REC-          AVG.          RENT-         TOTAL
 NO.              AREA LOCATION             RENT           OVERIES       SALES          SALES         COST           LOCATION
=============================================================================================================================
  **     ULI-Super-Regional Malls           $16.54         $9.31        $203.87          8.1%         12.7%       --
- -----------------------------------------------------------------------------------------------------------------------------
  **     ULI-Regional Malls                 $10.44         $4.89        $180.78          5.8%          8.5%       --
- -----------------------------------------------------------------------------------------------------------------------------
  **     ICSC-All Enclosed Malls            $12.05         $5.82        $176.16          6.8%         10.1%       --
- -----------------------------------------------------------------------------------------------------------------------------
  **     ICSC-Malls > 1,000,000sf           $20.01        $12.57        $271.64          7.4%         12.0%       --
=============================================================================================================================
  1      San Jose MSA                       $38.95        $20.15        $593.00          6.6%         10.0%    Suburban
- -----------------------------------------------------------------------------------------------------------------------------
  2      San Francisco MSA                  $33.75        $22.52        $407.00          8.3%         13.8%    Urban
- -----------------------------------------------------------------------------------------------------------------------------
  3      San Francisco MSA                  $53.60        $32.45        $540.00          9.9%         15.9%    Urban
- -----------------------------------------------------------------------------------------------------------------------------
  4      Ontario MSA                        $23.00        $13.10        $280.00          8.2%         12.9%    Suburban
- -----------------------------------------------------------------------------------------------------------------------------
  5      Sacramento County MSA              $34.40        $18.25        $400.00          8.6%         13.2%    Suburban
- -----------------------------------------------------------------------------------------------------------------------------
  6      Riverside County MSA               $22.59        $17.00        $250.00          9.0%         15.8%    Suburban
- -----------------------------------------------------------------------------------------------------------------------------
  7      Fairfield County MSA               $32.00        $17.20        $425.00          7.5%         11.6%    Suburban
- -----------------------------------------------------------------------------------------------------------------------------
  8      Daytona Beach MSA                  $25.42        $12.12        $300.00          8.5%         12.5%    Suburban
- -----------------------------------------------------------------------------------------------------------------------------
  9      Miami MSA                          $29.36        $16.55        $355.00          8.3%         12.9%    Suburban
- -----------------------------------------------------------------------------------------------------------------------------
  10     Gainsville MSA                     $16.50         $8.06        $239.00          6.9%         10.3%    Suburban
- -----------------------------------------------------------------------------------------------------------------------------
  11     Bloomingdale MSA                   $21.84        $10.37        $250.00          8.7%         12.9%    Suburban
- -----------------------------------------------------------------------------------------------------------------------------
  12     Indianapolis MSA                   $22.43         $9.00        $235.00          9.5%         13.4%    Suburban
- -----------------------------------------------------------------------------------------------------------------------------
  13     North/Central Kansas               $14.97        $10.31        $212.00          7.1%         11.9%    Suburban
- -----------------------------------------------------------------------------------------------------------------------------
  14     Alexandria MSA                     $16.00        $12.67        $216.00          7.4%         13.3%    Suburban
- -----------------------------------------------------------------------------------------------------------------------------
  15     Monroe MSA                         $19.62         $9.77        $271.00          7.2%         10.8%    Suburban
- -----------------------------------------------------------------------------------------------------------------------------
  16     Boston MSA                         $38.88        $22.80        $403.00          9.6%         15.3%    Urban
- -----------------------------------------------------------------------------------------------------------------------------
  17     Boston MSA                         $19.30        $13.19        $253.00          7.6%         12.8%    Suburban
- -----------------------------------------------------------------------------------------------------------------------------
  18     Bristol County MSA                 $21.80        $12.16        $257.00          8.5%         13.2%    Suburban
- -----------------------------------------------------------------------------------------------------------------------------
  19     Boston MSA                         $41.79        $13.08        $426.00          9.8%         12.9%    Suburban
- -----------------------------------------------------------------------------------------------------------------------------
  20     Worcester County MSA               $22.36        $14.93        $288.00          7.8%         12.9%    Suburban
- -----------------------------------------------------------------------------------------------------------------------------
  21     Baltimore MSA                      $32.65        $14.08        $379.00          8.6%         12.3%    Suburban
- -----------------------------------------------------------------------------------------------------------------------------
  22     Baltimore MSA                      $19.00        $14.51        $255.00          7.5%         13.1%    Suburban
- -----------------------------------------------------------------------------------------------------------------------------
  23     Westminster MSA                    $16.20        $14.67        $238.00          6.8%         13.0%    Suburban
- -----------------------------------------------------------------------------------------------------------------------------
  24     Washington-Baltimore               $19.22        $19.77        $257.00          7.5%         15.2%    Suburban
- -----------------------------------------------------------------------------------------------------------------------------
  25     Genesee County MSA                 $16.00         $9.01        $219.00          7.3%         11.4%    Suburban
- -----------------------------------------------------------------------------------------------------------------------------
  26     Minneapolis MSA                    $21.00        $22.51        $262.00          8.0%         16.6%    Suburban
- -----------------------------------------------------------------------------------------------------------------------------
  27     St. Louis MSA                      $30.00        $13.93        $365.00          8.2%         12.0%    Suburban
- -----------------------------------------------------------------------------------------------------------------------------
  28     Las Vegas MSA                      $90.00        $27.47      $1,250.00          7.2%          9.4%    Urban
- -----------------------------------------------------------------------------------------------------------------------------
  29     Rochester MSA                      $24.00        $11.55        $280.00          8.6%         12.7%    Suburban
- -----------------------------------------------------------------------------------------------------------------------------
  30     Orange County MSA                  $18.00        $14.64        $264.00          6.8%         12.4%    Suburban
- -----------------------------------------------------------------------------------------------------------------------------
  31     Chemung County MSA                 $15.25         $9.20        $220.00          6.9%         11.1%    Suburban
- -----------------------------------------------------------------------------------------------------------------------------
  32     Syracuse MSA                       $17.50        $13.25        $210.00          8.3%         14.6%    Suburban
- -----------------------------------------------------------------------------------------------------------------------------
  33     Syracuse MSA                       $17.00        $11.97        $200.00          8.5%         14.5%    Suburban
- -----------------------------------------------------------------------------------------------------------------------------
  34     White Plains MSA                   $32.65        $25.84        $344.00          9.5%         17.0%    Urban
- -----------------------------------------------------------------------------------------------------------------------------
  35     Queens County MSA                  $54.00        $46.37        $670.00          8.1%         15.0%    Urban
- -----------------------------------------------------------------------------------------------------------------------------
  36     Buffalo MSA                        $19.67        $14.83        $250.00          7.9%         13.8%    Suburban
- -----------------------------------------------------------------------------------------------------------------------------
  37     Dayton MSA                         $26.20        $10.81        $286.00          9.2%         12.9%    Suburban
- -----------------------------------------------------------------------------------------------------------------------------
  38     Cincinnati MSA                     $35.74        $13.67        $400.00          8.9%         12.4%    Suburban
- -----------------------------------------------------------------------------------------------------------------------------
  39     Bucks County MSA                   $19.35        $10.00        $239.00          8.1%         12.3%    Suburban
- -----------------------------------------------------------------------------------------------------------------------------
  40     Johnson City                       $17.50         $8.71        $207.00          8.5%         12.7%    Suburban
- -----------------------------------------------------------------------------------------------------------------------------
  41     Nashville MSA                      $15.25        $13.30        $180.00          8.5%         15.9%    Suburban
- -----------------------------------------------------------------------------------------------------------------------------
  42     Amarillo MSA                       $18.00         $7.53        $200.00          9.0%         12.8%    Suburban
- -----------------------------------------------------------------------------------------------------------------------------
  43     Burlington MSA                     $23.00         $9.51        $294.00          7.8%         11.1%    Suburban
- -----------------------------------------------------------------------------------------------------------------------------
  44     Washington D.C. MSA                $25.00        $12.63        $320.00          7.8%         11.8%    Suburban
- -----------------------------------------------------------------------------------------------------------------------------
  45     Prince William Cty. MSA            $21.50        $14.57        $240.00          9.0%         15.0%    Suburban
- -----------------------------------------------------------------------------------------------------------------------------
  46     Norfolk-Chesapeake MSA             $20.70        $12.30        $272.00          7.6%         12.1%    Suburban
- -----------------------------------------------------------------------------------------------------------------------------
  47     Seattle MSA                        $27.35         $7.86        $325.00          8.4%         10.8%    Suburban
- -----------------------------------------------------------------------------------------------------------------------------
=============================================================================================================================

         SURVEY LOW:                        $10.44         $4.89        $176.16          5.8%          8.5%

         SURVEY HIGH:                       $90.00        $46.37      $1,250.00          9.9%         17.0%

- -----------------------------------------------------------------------------------------------------------------------------

         SURVEY MEAN:                       $25.48        $14.56        $314.87          8.1%         12.9%

=============================================================================================================================


                                                    COMPETITIVE MARKET ANALYSIS
- -------------------------------------------------------------------------------

margins related to below average sales. With fixed expenses accounting for a significant portion of the tenant's contractual obligation, there would be little room left for base rent.

        In this context, we have provided an occupancy cost analysis for several regional malls with which we have had direct insight over the past year. This information is provided on the facing page. On average, these ratio comparisons provide a realistic check against projected market rental rate assumptions.

        From this analysis we see that the ratio of base rent-to-sales ranges from 5.8 to 9.9 percent, while the total occupancy cost ratios vary from 8.5 to
17.0 percent when all recoverable expenses are included. The surveyed mean for the malls and industry standards analyzed is 8.1 and 12.9 percent, respectively. Some of the higher ratios are found in older malls situated in urban areas that have higher operating structures due to less efficient layout and designs, older physical plants, and higher security costs, which in some malls can add upwards of $2.00 per square foot to common area maintenance.

        The subject property, based upon individual tenant occupancy costs provided by management, divided by tenant annual sales, experienced occupancy costs of 12.6 and 12.3 percent, respectively, in 1996 and 1997. These are reasonable costs for the market and the tenancies in the subject. Management has separately provided mall sales of $248 and $267 per square foot respectively for 1996 and 1997 that we are unable to fully audit. It appears these sales figures are adjusted for occupancy and we do not have adequate data to check these figures. Assuming 100 percent mall occupancy, which we know to be too high over these periods, occupancy costs for the subject would be 10.4 and 10.7 percent, respectively, in 1996 and 1997. If the mall shops were less occupied these figures would increase since the occupancy costs we are calculating in aggregate would be spread over fewer tenancies. At a 75 to 80 percent mall occupancy level the operating cost figures would converge with our calculated costs. This indicates the subject is operating well within reasonable ratios and the tenants will be able to afford to pay their rent and operating costs. If sales levels drop by 10 percent in 1998, as discussed by management, the operating cost ratio will increase to approximately 13.5 percent. This ratio is nearing the top of the reasonable range, and we would expect this sales decline to cause trouble for some of the marginal tenants.

        These relative measures can be compared with two well-known publications, The Score (1996) by the International Council of Shopping Centers and Dollars & Cents of Shopping Centers (1997) by the Urban Land Institute. The most recent publications indicate base rent-to-sales ratios of approximately 6 to 8 percent and total occupancy cost ratios of 9 and 13 percent, respectively.

        In general, while the rental ranges and ratio of base rent to sales vary substantially from mall to mall and tenant to tenant, they do provide general support for the rental ranges and ratio which is projected for the subject property.

        CONCLUSION - MARKET RENT ESTIMATE FOR IN-LINE SHOPS

        Comparable in-line mall shop sales at the subject property are forecasted to be approximately $240 to $250 per square foot. Since CAM and real estate tax expenses are reported to be in the very low end of the range for a property of the subject's caliber, we feel that the subject's rent-to-sales ratio should not exceed 8 to 9 percent. We can test the subject's rent achievement potential relative to forecasted sales levels. This sensitivity is shown below:

- -------------------------------------------------------------------------------
                                     -37-

                                                    COMPETITIVE MARKET ANALYSIS
- -------------------------------------------------------------------------------

             ===================================================
                   BASE RENT TO             IMPLIED RENT AT
                   SALES RATIO                $245.00/SF
             ===================================================
                      8.00%                    $ 19.60
                      8.25%                    $ 20.21
                      8.50%                    $ 20.83
                      8.75%                    $ 21.44
                      9.00%                    $ 22.05
             ===================================================

        In the previous discussions, the overall average attained rent for the subject was calculated to be $23.92 per square foot based upon all leases in-place. Based upon recent leasing activity, this average is shown to be $26.96 per square foot, although the recent leasing activity is biased towards smaller spaces. Looking at a pure rent-to-sales ratio, it would appear that the subject could support an average rent between $20 and $22 per square foot. Given this apparent discrepancy we must re-examine the data used for these analyses. First, there have been very few truly recent leases. Most of the data used for the recent lease analysis was from 1996, prior to the opening of the Spokane Valley Mall. Sales levels in 1997 would support rental rates of $22 to $24 per square foot. Given the drop in traffic and sales in 1998 it is reasonable to assume a slight drop in achievable rates with no other changes. The addition of the theatre, restaurants and Barnes & Noble is a very good step in the right direction to reverse this decline in visitation. With these new tenants added we believe the decline in sales can be mostly reversed.

        After considering all of the above, we have estimated a weighted average rental rate of approximately $22 to $23 per square foot for the subject property based upon a relative weighting of tenant space by size. The average rent is a weighted average rent for all in-line mall tenants only.

OPERATING EXPENSE ANALYSIS

        The total expenses incurred in the production of income from the subject property are divided into two categories: reimbursable and non-reimbursable items. The major expenses which are reimbursable include real estate taxes and common area maintenance, including insurance. The non-reimbursable expenses associated with the subject property include certain general and administrative expenses, including ownership's contribution to the merchants association/ marketing fund, miscellaneous expenses, including non-recoverable maintenance, and a management fee. Other expenses include a reserve for the replacement of short-lived capital components, alteration costs associated with bringing space up to occupancy standards, and leasing commissions.

        The various expenses incurred in the operation of the subject property have been analyzed from information provided by a number of sources, including current budget projections and actual historical operating data. We have compared this information to published data which are available, as well as data from competing centers in the subject's market. Finally, this information has been tempered by our experience with other regional shopping centers.

        For 1998, ownership has budgeted total operating expenses (excluding tenant improvements) of approximately $3,088,092, or roughly $7.66 per square foot of mall shop GLA. This compares with $2,939,609 ($7.29 per square foot) in 1997. The 1996 expense was $7.41

- -------------------------------------------------------------------------------
                                     -38-

                                                    COMPETITIVE MARKET ANALYSIS
- -------------------------------------------------------------------------------

per square foot. We have projected operating expenses for the subject in 1998 of $7.70 per square foot, very close to what management has projected. For comparison Spokane Valley Mall is projecting CAM and tax reimbursement charges at $10 per square foot.

        For 1998 tenant CAM charges are $8.35 per square foot, with taxes estimated at an additional $1.92 per square foot. This totals $10.27 per square foot. The 1998 budget estimates an average reimbursement level of $8.06 per square foot of mall GLA.

        Based on the subject's history, the 1998 budget, the expense budget of the nearest competitor, and our experience with other regional shopping malls, operating expenses at the subject property appear to be reasonable, operating at levels that are consistent with the market. Real estate taxes may be raised slightly based upon a recorded sale price that is higher than the current assessment. However, this increase will likely be 15 percent or less.


CONCESSIONS

        Mall developers and owners have a number of methods to induce tenants to locate at their properties. Included among these concession packages are free rent, tenant build-out costs, and cash allowances. Concessions are typically dependent upon local market practice and/or the strength of the particular property or mall owner/developer.

        FREE RENT

        Free rent is an inducement offered by developers to entice a tenant to locate in their project over a competitor's. This marketing tool has become popular in the leasing of office space, particularly in view of the over-building which has occurred in many markets. As a rule, most major retail developers have been successful in negotiating leases without including free rent. Our experience with regional malls shows that free rent is generally limited to new projects in marginal locations without strong anchor tenants that are having trouble leasing, as well as older centers that are losing tenants to new malls in their trade area.

        Management reports that free rent has been a relative non-issue with regards to their leasing efforts at Northtown Mall. A review of local market practice provides support for this in that very few projects have had to offer free rent. When it has, it has generally been limited to one or two months to prepare a suite for occupancy. Accordingly, we do not believe that it will be necessary to offer free rent to retail tenants at the subject.

        TENANT IMPROVEMENTS

        Much like free rent, tenant improvement allowances have been a relative non-issue for most projects in the subject's market. A review of recent leasing indicates that, for the most part, tenants have been willing to provide their own build-out costs, particularly upon renewal. We are advised that a few of the larger national tenants have received some form of tenant allowance in conjunction with their lease, but that it is the exception rather than the norm. This is not true at some inferior malls where TIs have been necessary inducements for tenants.

        A review of the most recent leasing in the market confirms that a majority of tenants appear to be willing to take space on a vanilla shell basis. We are advised, however, that a number of national tenants have received allowances. Based upon our experience with other malls and projects in the market, an allowance of anywhere from $7.50 to $20. per square foot

- -------------------------------------------------------------------------------
                                     -39-

                                                    COMPETITIVE MARKET ANALYSIS
- -------------------------------------------------------------------------------

of mall shop GLA appears reasonable. For the higher-end centers it is not uncommon to see higher levels of TI allowances.

        Based upon our analysis of the market, we believe that the subject center would need to offer an allowance of approximately $10 per square foot for new tenants, on average, to remain competitive with other centers in the market. Upon lease expiration, however, a cosmetic remodel may only be needed as opposed to a complete renovation or reconfiguration of the space. Furthermore, it is not uncommon for tenants to bear the cost of remodeling space at their own expense. Also, many existing materials can typically be recycled.

LEASING COMMISSIONS

        A typical structure for leasing commissions is $3 to $4 per square foot for new tenants and $1 to $2 per square foot for renewal tenants. However, leasing commissions can also typically be included in the overall management fee which typically ranges from 3 to 4 percent of minimum and percentage rent, plus recoveries.

ABSORPTION/LEASE-UP

        As of this writing, the subject property has significant vacant space. Our review of a rent roll dated March 1998 indicates a vacancy of 112,518 square feet, or 28 percent of the mall shop space. The onsite manager also indicated a vacancy rate of 29 percent during our inspection. However, we are aware that at least some of this space has been leased. In addition, we discussed the acquisition of the subject with Mr. Paul Mendenhall of JP Realty. Mr. Mendenhall indicated that much of the vacant space is leased temporarily while the mall is reconfigured to handle the new theatre, restaurants and Barnes & Noble. Mr. Mendenhall indicated a mall shop occupancy of 88 percent, significantly higher than the 72 percent shown on the rent roll. We believe the addition of the theatre, restaurants, and Barnes & Noble will expand visitation and market penetration of the subject. However, we do not believe it will entirely solve the problem of absorption of subject space. We believe stabilized occupancy will be achieved when the mall space is approximately 85 percent occupied, and this only after completion of the entertainment addition.

        There will be some spaces that may never lease due to exposure and accessibility problems in the space design. However, once the entertainment addition is completed we believe the center can be leased to stabilized occupancy within approximately 24 to 36 months.

RENT GROWTH RATES

        According to surveys by both Cushman & Wakefield and Peter F. Korpacz & Associates, major investors in the acquisition of regional malls are utilizing growth rates of 0 to 4 percent in their analysis, with about 3 percent being most typical. In the near-term, the subject might show less than stabilized rent growth as space leases up. Over the long-term, however, we believe a more stabilized growth rate of 3.0 to 3.5 percent is reasonable.

- -------------------------------------------------------------------------------
                                     -40-

                                                    COMPETITIVE MARKET ANALYSIS
- -------------------------------------------------------------------------------

RELEASING ASSUMPTION

        The typical lease term for new in-line retail leases in centers such as the subject generally ranges from 5 to 12 years. Market practice dictates that it is not uncommon to get rent bumps throughout the lease terms either in the form of fixed dollar amounts or a percentage increase based upon changes in some index, usually the Consumer Price Index (CPI). Often the CPI clause will carry a minimum annual increase and be capped at a higher maximum amount.

        For new leases in the regional malls, 10-year terms are most typical. Essentially, the developer will deliver a "vanilla" suite with mechanical services roughed in and minimal interior finish. This allows the retailer to finish the suite in accordance with their individual specifications. Because of the up-front costs incurred by the tenants, they require a 10-year lease term to adequately amortize these costs. In certain instances, the developer will offer some contribution to the cost of finishing out a space over and above a standard allowance.

TENANT RENEWAL PROBABILITY

        Upon lease expiration we estimate a 65 to 70 percent probability of renewal for the subject. This is based primarily on our experience with regional malls on a national basis, and our feeling the subject will experience higher than typical turnover over the next several years as the market settles out after the addition of Spokane Valley Mall to the trade area. Additionally, while River Park Square will not likely be directly competitive with the subject, the inevitable dilution of spending power will have an impact on some of the subject retailers.

OVERAGE RENT

        In addition to minimum base rent, most tenants at the subject property contract to pay a percentage of their gross annual sales over a pre-established base amount as overage rent. Most leases will have a natural breakpoint although a number will likely have stipulated breakpoints. The average overage percentage for small space retail tenants is in a range of 5 to 6 percent, with food and kiosk tenants generally at 8 to 10 percent. Anchor tenants typically have the lowest percentage clauses with ranges of 1.5 to 3 percent being common. Based upon our experience and analysis of the subject, we believe 6 percent of gross sales over a natural breakpoint is a market-oriented level for mall shop tenants.

- -------------------------------------------------------------------------------
                                     -41-

                                                    COMPETITIVE MARKET ANALYSIS
- -------------------------------------------------------------------------------

VACANCY AND COLLECTION LOSS

        The investor of an income producing property is primarily interested in the cash revenues that an income-producing property is likely to produce annually over a specified period of time rather than what it could produce if it were always 100.0 percent occupied with all tenants paying rent in full and on time. It is normally a prudent practice to expect some income loss, either in the form of actual vacancy or in the form of turnover, non-payment or slow payment by tenants. For the subject property, we believe vacancy and credit loss should be considered under three categories: 1) unforeseen collection loss and vacancy; 2) the downtime experienced between tenants as leases rollover; and 3) the potential for permanent structural vacancy. Overall we believe that a global vacancy and credit loss provision based upon 7 to 8 percent of effective gross revenues would be reasonable for the subject. This figure includes vacancy and credit loss from all of the above categories.

INVESTMENT MARKET FOR REGIONAL MALLS/COMPARABLE SALES

        MARKET OVERVIEW

        The typical purchaser of properties of the subject's caliber includes both foreign and domestic insurance companies, large retail developers, pension funds, and real estate investment trusts (REITs). The large capital requirements necessary to participate in this market and the expertise demanded to successfully operate an investment of this type, both limit the number of active participants and, at the same time, expand the geographic boundaries of the marketplace to include the international arena. Due to the relatively small number of market participants and the moderate amount of quality product available in the current marketplace, strong demand exists for the nation's quality retail developments.

        Most institutional grade retail properties are existing, seasoned centers with good inflation protection. These centers offer stability in income and are strongly positioned to the extent that they are formidable barriers to new competition. They tend to be characterized as having three to five department store anchors, most of which are dominant in the market. Mall shop sales are at least $300 per square foot and the trade area offers good growth potential in terms of population and income levels. Equally important are centers which offer good upside potential after face-lifting, renovations, or expansion. With new construction down substantially, owners have accelerated their renovation and remerchandising programs. Little competition from over-building is likely in most mature markets within which these centers are located. Environmental concerns and "no-growth" mentalities in communities continue to be serious impediments to new retail developments.

        Over the past 24+/- months, we have seen real estate investment return to favor as an important part of many institutional investors' diversified portfolios. Banks are aggressively competing for business, trying to regain market share lost to Wall Street, while the more secure life insurance companies are also reentering the market. The re-emergence of real estate investment trusts (REITs) has helped to provide liquidity within the real estate market, pushing demand for well-tenanted, quality property, particularly regional malls.

        Currently, REITs are one of the most active segments of the industry and are particularly attractive to institutional investors due to their liquidity. However, overbuilding in the retail industry has resulted in the highest GLA per capita ever (19 square feet per person). As a consequence, institutional investors are more selective than ever with their underwriting criteria. Many investors are even shunning further retail investment at this time, content that their

- -------------------------------------------------------------------------------
                                     -42-

                                                    COMPETITIVE MARKET ANALYSIS
- -------------------------------------------------------------------------------

portfolios have a sufficient weighting in this segment.

        The market for dominant Class A institutional quality malls is tight, as characterized by the limited amount of good quality product available. It is the overwhelming consensus that Class A property would trade in the 7.0 to 8.5 percent capitalization rate range, with rates below 7.5 percent likely limited to the top 15 to 20 malls with sales at least $400 per square foot. Conversely, there are many second tier and lower quality malls offered on the market at this time. With limited demand from a much thinner market, cap rates for this class of malls are felt to be in the much broader 9.5 to 14.0 percent range. Pessimism about the long-term viability of many of these lower quality malls has been fueled by the recent turmoil in the retail industry.

        To better understand where investors stand in today's marketplace, we have surveyed active participants in the retail investment market. Based upon our survey, the following points summarize some of the more important "hot buttons" concerning investors:

        1. OCCUPANCY COSTS - This "health ratio" measure is of fundamental concern today. The typical range for total occupancy cost-to-sales ratios falls between 10 and 15 percent. With operating expenses growing faster than sales in many malls, this issue has become even more important. As a general rule of thumb, malls with sales under $250 per square foot generally support ratios of 10 to 12 percent; $250 to $300 per square foot support 12 to 13.5 percent; and over $300 per square foot support 13.5 to 15 percent. Experience and research show that most tenants will resist total occupancy costs that exceed 15 to 18 percent of sales. However, ratios of upwards to 20 percent are not uncommon for some higher margin tenants. This appears to be by far the most important issue to an investor today. Investors are looking for long term growth in cash flow and want to realize this growth through real rent increases. High occupancy costs limit the amount of upside through lease rollovers.

        2. MARKET DOMINANCE - The mall should truly be the dominant mall in the market, affording it a strong barrier to entry for new competition. Some respondents feel this is more important than the size of the trade area itself.

        3. STRONG ANCHOR ALIGNMENT - Having at least three department stores (four are ideal), two of which are dominant in that market. The importance of the traditional department store as an anchor tenant has returned to favor after several years of weak performance and confusion as to the direction of the industry. As a general rule, most institutional investors would not be attracted to a two-anchor mall.

        4. ENTERTAINMENT - Entertainment has become a critical element at larger centers as it is designed to increase customer traffic and extend customer staying time. This loosely defined term covers a myriad of concepts available ranging from mini-amusement parks, to multiplex theater and restaurant themes, to interactive virtual reality applications. The capacity of regional/ super-regional centers to provide a balanced entertainment experience well serve to distinguish these properties from less distinctive formats such as power and smaller outlet centers.

- -------------------------------------------------------------------------------
                                     -43-

                                                    COMPETITIVE MARKET ANALYSIS
- -------------------------------------------------------------------------------

        5. DENSE MARKETPLACE - Several of the institutional investors favor markets of 300,000 to 500,000 people or greater within a five to seven-mile radius. Population growth in the trade area is also very important. One advisor likes to see growth 50 percent better than the U.S. average. Another investor cited that they will look at trade areas of 200,000+/- but that if there is no population growth forecasted in the market, a 50+/- basis point adjustment to the cap rate at the minimum is warranted.

        6. INCOME LEVELS - Household incomes of $50,000+, which tends to be limited in many cases to top 50 MSA locations. Real growth with spreads of 200 to 300 basis points over inflation are ideal.

        7. GOOD ACCESS - Interstate access with good visibility and a location within or proximate to the growth path of the community.

        8. TENANT MIX - A complimentary tenant mix is important. Mall shop ratios of 35+/- percent of total GLA are considered average with 75 to 80 percent allocated to national tenants. Mall shop sales of at least $250 per square foot with a demonstrated positive trend in sales is also considered to be important.

        9. PHYSICAL CONDITION - Malls that have good sight lines, an updated interior appearance and a physical plant in good shape are looked upon more favorably. While several developers are interested in turn-around situations, the risk associated with large capital infusions can add at least 200 to 300 basis points onto a capitalization rate.

        10. ENVIRONMENTAL ISSUES - The impact of environmental problems cannot be understated. There are several investors who won't even look at a deal if there are any potential environmental issues no matter how seemingly insignificant.

        11. OPERATING COVENANTS - Some buyers indicated that they would not be interested in buying a mall if the anchor store operating covenants were to expire over the initial holding period. Others weigh each situation on its own merit. If it is a dominant center with little likelihood of someone coming into the market with a new mall, they are not as concerned about the prospects of loosing a department store. If there is a chance of loosing an anchor, the cost of keeping them must be weighed against the benefit. In many of their malls they are finding that traditional department stores are not always the optimum tenant but that a category killer or other big box use would be a more logical choice.

        In the following section we will discuss trends which have become apparent over the past several years involving sales of regional malls.

REGIONAL MALL PROPERTY SALES

        Evidence has shown that mall property sales which include anchor stores have lowered the square foot unit prices for some comparables, and have affected investor perceptions. In our discussions with major shopping center owners and investors, we learned that capitalization rates and underwriting criteria have become more sensitive to the contemporary issues affecting department store anchors.

- -------------------------------------------------------------------------------
                                     -44-

                                                    COMPETITIVE MARKET ANALYSIS
- -------------------------------------------------------------------------------

        Traditionally, department stores have been an integral component of a successful shopping center and, therefore, of similar investment quality if they were performing satisfactorily.

        During the 1980s a number of acquisitions, hostile take-overs and restructurings occurred in the department store industry which changed the playing field forever. Weighted down by intolerable debt, combined with a slumping economy and a shift in shopping patterns, the end of the decade was marked by a number of bankruptcy filings unsurpassed in the industry's history. Evidence of further weakening continued into the early 1990s with filings by such major firms as Carter Hawley Hale, P.A. Bergner & Company, and Macy's. In early 1994, Woodward & Lothrop announced their bankruptcy involving two department store divisions that dominate the Philadelphia and Washington D.C. markets. Most of the stores have since been acquired by the May Department Stores Company, effectively ending the existence of the 134 year old Wanamaker name, the nation's oldest department store company. Consolidation during the mid to latter part of the decade has continued, albeit at a slower pace.

        One important trend, however, shows that department stores have been reporting a return to profitability resulting from increased operating economies and higher sales volumes. Sears, once marked by many for extinction, has more recently won the praise of analysts. Federated Department Stores has also been acclaimed as a text book example on how to successfully emerge from bankruptcy. They have merged with Macy's and more recently acquired the Broadway chain to form one of the nation's largest department store companies. The trend of continued consolidation and vulnerability of the regional chains continues into 1997.

        With all this in mind, investors are looking more closely at the strength of the anchors when evaluating an acquisition. Most of our survey respondents were of the opinion that they were indifferent to acquiring a center that included the anchors versus stores that were independently owned if they were good performers. However, where an acquisition includes anchor stores, the resulting cash flow is typically segregated with the income attributed to anchors (base plus percentage rent) analyzed at a higher cap rate then that produced by the mall shops.

        However, more recent data suggests that investors are becoming more troubled by the creditworthiness of the mall shops. With an increase in bankruptcies, store closures and consolidations, we see investors looking more closely at the strength and vulnerabilities of the in-line shops. As a result, there has been a marked trend of increasing capitalization rates.

        Cushman & Wakefield has extensively tracked regional mall transaction activity for several years. Summary data sheets for the more recent period (1995 to 1998) are displayed on the following pages. Summary information for prior years (1991 to 1994) are maintained in our files. These sales are inclusive of good quality Class A or B+/- properties that are dominant in their market. Also included are weaker properties in second tier cities that have a narrower investment appeal. As such, the mall sales presented in this analysis show a wide variety of prices on a per unit basis, ranging from $59 per square foot up to $686 per square foot of total GLA purchased. When expressed on the basis of mall shop GLA acquired, the range is more broadly seen to be $93 to $686 per square foot. Alternatively, the overall capitalization rates that can be extracted from each transaction range from 5.6 percent to rates in excess of 11 percent.

        One obvious explanation for the wide unit variation is the inclusion (or exclusion) of

- -------------------------------------------------------------------------------
                                     -45-

                                                    COMPETITIVE MARKET ANALYSIS
- -------------------------------------------------------------------------------

anchor store square footage which has the tendency to distort unit prices for some comparables. Other sales include only mall shop area where small space tenants have higher rents and higher retail sales per square foot. A shopping center sale without anchors, therefore, gains all the benefits of anchor/small space synergy without the purchase of the anchor square footage. This drives up unit prices to over $250 per square foot, with most sales over $300 per square foot of salable area. A brief discussion of historical trends in mall transactions follows:

         o Cushman & Wakefield has researched 19 mall transactions for 1995. With the exception of possibly Natick Mall and Smith Haven Mall, by and large the quality of malls sold are lower than what has been shown for prior years. For example, the average transaction price has been slipping. In 1993, the peak year, the average deal was nearly $133.8 million. In 1995, it is shown to be $88.6 million which is even skewed upward by Natick and Smith Haven Malls which had a combined price of $486.0 million. The average price per square foot of total GLA sold is calculated to be $193 per square foot. The range in values of mall GLA sold are $93 to $686 with an average of $285 per square foot. The upper end of the range is formed by Queens Center with mall shop sales of nearly $700 per square foot. Characteristics of these lesser quality malls would be higher initial capitalization rates. The range for these transactions is 7.25 to 11.10 percent with a mean of 9.13 percent. Most market participants indicated that continued turmoil in the retail industry will force cap rates to move higher.

         o 1996 was an active year in terms of transactions. REIT's were far and away the most active buyers. We believe this increase in activity is a result of a combination of dynamics. The liquidity of REIT's as well as the availability of capital has made acquisitions much easier. In addition, sellers have become much more realistic in their pricing; recognizing that the long term viability of a regional mall requires large infusions of capital. The 29 transactions we have tracked range in size from approximately $22.2 million to $451.0 million. The malls sold also run the gamut of quality ranging from several secondary properties in small markets to such higher profile properties as Old Orchard Shopping Center in Chicago and South Park Mall in Charlotte. Sale prices per SF of mall shop GLA range from $119 to $534 with a mean of $242. REIT's primary focus on initial return with their underwriting centered on in place income. As such, capitalization rates ranged from 7.0 percent to 12.12 percent with a mean of 9.44 percent.

         o 1997 has been the most active year in recent times in terms of transactions. Like 1996, REIT's have far and away been the most active buyers. The average transaction price to date was $83.4 million, which is less than average for 1996 ($98.1 million). The average price per square foot of total GLA sold is calculated to be $139 per square foot. The range in values of mall GLA sold are $21 to $594. The upper end of the range is formed by the Dadeland Mall with mall shop sales of nearly $649 per square foot. The range of capitalization rates for these transactions is 7.34 to 12.77 percent with a mean of 9.65 percent.

- -------------------------------------------------------------------------------
                                     -46-

                                                    COMPETITIVE MARKET ANALYSIS
- -------------------------------------------------------------------------------

               For 1998, we have identified 16 transactions. Similar to previous years, REIT's have far and away been the most active buyers. The average transaction price to date is $84.0 million, which is slightly more than average for 1997 ($83.4 million). The average price per square foot of total GLA sold is calculated to be $136 per square foot. The range in values of mall GLA sold are $49 to $318. The range of capitalization rates for these transactions is 7.40 to 12.01 percent with a mean of
               9.43 percent. The upper end of the range was exhibited by the sale of the Super Mall of the Great Northwest, which was 75 percent occupied at time of sale.






- -------------------------------------------------------------------------------
                                     -47-

====================================================================================================================
REGIONAL MALL SALES                                                       1995
1995 TRANSACTION CHART
CUSHMAN & WAKEFIELD, INC.
====================================================================================================================
   SALE                            SALE        YEAR                          TOTAL       SOLD      SHOP      SHOP
   NO.       PROPERTY/LOCATION     DATE        BUILT        SALE PRICE        GLA        GLA       GLA       RATIO
- --------------------------------------------------------------------------------------------------------------------
95-1      QUEENS CENTER          Dec-95      1973/        $108,000,000      625,659   157,516   157,516       25.2%
          Elmhurst, NY                       90/95
- --------------------------------------------------------------------------------------------------------------------
95-2      NATICK MALL            Dec-95      1994         $265,000,000    1,160,733   646,733   436,733       37.6%
          Natick, MA                      (redevel.)
- --------------------------------------------------------------------------------------------------------------------
95-3      RIDGEDALE CENTER       Dec-95      1974/        $114,500,000    1,040,285   334,937   334,937       32.2%
          Minnetonka, MN                     82/93
- --------------------------------------------------------------------------------------------------------------------
95-4      SOUTHLAND MALL         Dec-95      1970/        $ 82,500,000      902,000   318,606   318,606       35.3%
          Taylor, MI                         88/92
- --------------------------------------------------------------------------------------------------------------------
95-5      SMITH HAVEN MALL       Dec-95      1969/        $221,000,000    1,351,913   813,786   505,626       37.4%
          Lake Grove, NY                      86
- --------------------------------------------------------------------------------------------------------------------
95-6      CAPITOLA MALL          Dec-95      1977/        $ 52,500,000      577,396   577,396   197,396       34.2%
(1)       Capitola, CA                        88
- --------------------------------------------------------------------------------------------------------------------
95-7      EASTVIEW MALL          Oct-95      1971/        $126,850,000    1,309,488   534,458   534,458       40.8%
(2)       Victor, NY                          95
- --------------------------------------------------------------------------------------------------------------------
95-8      CENTRE AT SALISBURY    Aug-95      1990         $ 78,000,000      884,825   744,825   278,915       31.5%
          Salisbury, MD
- --------------------------------------------------------------------------------------------------------------------
95-9      COLONIAL PARK MALL     Jul-95      1960/        $ 46,500,000      736,177   380,944   242,766       33.0%
          Harrisburg, PA                      90
- --------------------------------------------------------------------------------------------------------------------
95-10     PIEDMONT MALL          Jul-95      1983/        $ 39,000,000      534,135   409,135   188,049       35.2%
          Danville, VA                        84
- --------------------------------------------------------------------------------------------------------------------
95-11     RIVER OAKS CENTER      Jul-95      1978/        $ 26,200,000      574,657   493,791   219,099       38.1%
          Decatur, AL                         89
- --------------------------------------------------------------------------------------------------------------------
95-12     COLUMBIA MALL          Jul-95      1988         $ 27,650,000      351,364   351,364   128,024       36.4%
          Bloomsberg, PA
- --------------------------------------------------------------------------------------------------------------------
95-13     HOT SPRINGS MALL       Jun-95      1982         $ 22,775,000      389,914   318,033   156,000       40.0%
          Hog Springs, AR
- --------------------------------------------------------------------------------------------------------------------
95-14     WESTGATE MALL          May-95      1960/        $ 43,000,000      649,185   448,268   253,993       39.1%
          San Jose, CA                        89
- --------------------------------------------------------------------------------------------------------------------
95-15     SILVER CITY GALLERIA   Apr-95      1992         $159,106,000    1,005,595   749,595   349,107       34.7%
          East Taunton, MA
- --------------------------------------------------------------------------------------------------------------------
95-16     WESTGATE MALL          Apr-95      1975         $ 25,300,000      768,000   449,974   272,630       35.5%
          Spartanburg, SC
- --------------------------------------------------------------------------------------------------------------------
95-17     HANOVER MALL           Jan-95      1971/        $ 38,000,000      649,130   649,130   298,531       46.0%
          Hanover, MA                         93
- --------------------------------------------------------------------------------------------------------------------
95-18     GREENBRIER MALL        Jan-95      1981         $ 84,700,000      774,201   594,201   318,595       41.2%
          Chesapeake, VA
- --------------------------------------------------------------------------------------------------------------------
95-19     GALLERIA AT TYLER      Jan-95     1970/91       $123,750,000    1,044,536   431,640   411,640       39.4%
(3)       Riverside, CA
====================================================================================================================
          Survey Low:                                     $ 22,775,000      351,364   157,516   128,024       25.2%
          Survey High:                                    $265,000,000    1,351,913   813,786   534,458       46.0%
- --------------------------------------------------------------------------------------------------------------------
          Survey Mean:                                    $ 88,649,000      806,800   494,965   294,875       36.5%
====================================================================================================================

===============================================================================================================================
                                                           CAPITALIZATION RATES                UNIT RATE COMPARISON
                                                           ---------------------             ------------------------
   SALE      OCCU-      SHOP                                GOING-IN   TERMINAL               PRICE/GLA   PRICE/MALL    SALES
   NO.       PANCY    SALES/SF        NOI         NOI/SF       OAR        OAR        IRR      PURCHASED       GLA      MULTIPLE
- -------------------------------------------------------------------------------------------------------------------------------
95-1          99.0%     $686     $10,487,000     $ 66,58       9.71%        --          --       $686        $686        1.00
- -------------------------------------------------------------------------------------------------------------------------------
95-2          99.0%     $416     $21,311,000     $ 32.95       8.04%      8.00%      10.75%      $410        $607        1.46
- -------------------------------------------------------------------------------------------------------------------------------
95-3          97.0%     $339     $ 8,936,100     $ 26.68       7.80%        --       11.00%      $342        $342        1.01
- -------------------------------------------------------------------------------------------------------------------------------
95-4          93.0%     $261     $ 7,143,200     $ 22.42       8.66%        --       11.75%      $259        $259        0.99
- -------------------------------------------------------------------------------------------------------------------------------
95-5          93.0%     $425     $17,127,500     $ 21.05       7.75%      8.25%      11.10%      $272        $437        1.03
- -------------------------------------------------------------------------------------------------------------------------------
95-6          92.0%     $262     $ 4,987,500     $  8.64       9.50%        --          --       $ 91        $266        1.02
(1)
- -------------------------------------------------------------------------------------------------------------------------------
95-7          88.0%     $290     $ 9,200,000     $ 17.21       7.25%        --       12.00%      $237        $237        0.82
(2)
- -------------------------------------------------------------------------------------------------------------------------------
95-8          89.0%     $257     $ 7,020,000     $  9.43       9.00%        --          --       $105        $280        1.09
- -------------------------------------------------------------------------------------------------------------------------------
95-9          96.0%     $275     $ 4,417,500     $ 11.60       9.50%        --          --       $122        $192        0.70
- -------------------------------------------------------------------------------------------------------------------------------
95-10           --      $250     $ 3,600,000     $  8.80       9.23%        --          --       $ 95        $207        0.83
- -------------------------------------------------------------------------------------------------------------------------------
95-11           --      $200     $ 2,908,200     $  5.89      11.10%        --          --       $ 53        $120        0.60
- -------------------------------------------------------------------------------------------------------------------------------
95-12         96.0%     $165     $ 2,958,500     $  8.42      10.70%        --          --       $ 79        $216        1.31
- -------------------------------------------------------------------------------------------------------------------------------
95-13         83.0%     $240     $ 2,277,500     $  7.16      10.00%        --          --       $ 72        $146        0.61
- -------------------------------------------------------------------------------------------------------------------------------
95-14         77.9%     $191     $ 4,096,457     $  9.14       9.53%        --          --       $ 96        $169        0.89
- -------------------------------------------------------------------------------------------------------------------------------
95-15         96.0%     $290     $13,219,000     $ 17.63       8.31%      8.00%      11.00%      $212        $456        1.57
- -------------------------------------------------------------------------------------------------------------------------------
95-16         85.0%     $240     $ 2,403,500     $  5.34       9.50%        --          --       $ 56        $ 93        0.39
- -------------------------------------------------------------------------------------------------------------------------------
95-17         90.0%     $204     $ 3,811,400     $  5.87      10.03%        --          --       $ 59        $127        0.62
- -------------------------------------------------------------------------------------------------------------------------------
95-18         96.0%     $250     $ 6,600,000     $ 11.11       7.79%      8.00%      11.50%      $143        $266        1.06
- -------------------------------------------------------------------------------------------------------------------------------
95-19         86.0%     $244     $ 9,600,000     $ 22.24       7.76%      8.00%      10.50%      $287        $301        1.23
(3)
===============================================================================================================================
              77.9%     $165     $ 2,277,500     $  5.34       7.25%      8.00%      10.50%      $ 53        $ 93        0.39
              99.0%     $686     $21,311,000     $ 66.58      11.10%      8.25%      12.00%      $686        $686        1.57
- -------------------------------------------------------------------------------------------------------------------------------
              91.5%     $289     $ 7,479,177     $ 16.74       9.13%      8.05%      11.20%      $193        $284        0.96
===============================================================================================================================

- --------------
(1)   Cash equivalent price.
(2)   Includes 62,770 square foot strip center.
(3)   Net of allocation for excess land. Sale includes cinema.
===============================================================================================================================

=================================================================================================
REGIONAL MALL SALES                                                       1996
1996 TRANSACTION CHART
CUSHMAN & WAKEFIELD, INC.
=================================================================================================
   SALE                                        SALE     YEAR                GRANTOR/
   NO.             PROPERTY/LOCATION           DATE    BUILT                GRANTEE
- -------------------------------------------------------------------------------------------------
96-1      OLD ORCHARD SHOPPING CENTER        Dec-96   1956/     Zell Merrill Lynch RE Opport./
          Skokie, Illinois                              95       Urgan Shopping Centers, Inc.
- -------------------------------------------------------------------------------------------------
96-2      PLAZA & COURT AT KING OF PRUSSIA   Dec-96   1962/      King of Prussia Associates/
          Montgomery, PA                                96                Lend Lease
- -------------------------------------------------------------------------------------------------
96-3      WESTSHORE MALL                     Dec-96    1988          Trizec Hahn Centers/
          Holland Township, IL                                 Wilmorite/Ivanhoe Property Mgt.
- -------------------------------------------------------------------------------------------------
96-4      FORT HENRY MALL                    Dec-96   1976/          Trizec Hahn Centers/
          Kingsport, TN                                 89     Wilmorite/Ivanhoe Property Mgt.
- -------------------------------------------------------------------------------------------------
96-5      CITICORP PACKAGE                   Dec-96   1994/         Citicorp Real Estate/
          1) Buenaventura Mall                          95           The Macerich Company
          Ventura, California                          1970
          2) Fresno Fashion Fair
          Fresno, California                          1966/
          3) Huntington Center Mall                     93
          Huntington, California
- -------------------------------------------------------------------------------------------------
96-6      FORBES/COHEN PACKAGE               Dec-96                Forbes/Cohen Properties/
          1) Westwood Mall                             1972       General Growth Properties
          Jackson, Michigan
          2) Lakeview Square                           1983
          Battle Creek, Michigan
          3) Lansing Mall                             1969/
          Lansing, Michigan                             88
- -------------------------------------------------------------------------------------------------
96-7      RIMROCK MALL                       Dec-96    1975          Trizec Hahn Centers/
          Billings, MT                                               The Macerich Company
- -------------------------------------------------------------------------------------------------
96-8      VINTAGE FAIRE MALL                 Dec-96   1977/          Trizec Hahn Centers/
          Modesto, CA                                   97           The Macerich Company
- -------------------------------------------------------------------------------------------------
96-9      LA CUMBRE PLAZA                    Dec-96   1967/          Trizec Hahn Centers/
(1)       Santa Barbara, California                     89         Taubman Realty Group, LP
- -------------------------------------------------------------------------------------------------
96-10     VALLEY FAIR MALL                   Dec-96   1970/                 Safco/
          West Valley City, Utah                        86         Excel Realty Trust, Inc.
- -------------------------------------------------------------------------------------------------
96-11     QUAIL SPRINGS MALL                 Nov-96    1981   Equitable Life Assurance Society/
(2)       Oklahoma City, Oklahoma                              General Growth Properties, Inc.
- -------------------------------------------------------------------------------------------------
96-12     ST. CLAIR SQUARE                   Nov-96   1974/     Prudential Property Companies/
(2)       Fairview Heights, IL                          93             CBL & Associates
- -------------------------------------------------------------------------------------------------
96-13     SOUTH PARK MALL                    Nov-96    1970    BAC, Inc. (Belk Brothers Prop.)/
          Charlotte, North Carolina                                  HRE Charlotte, Inc.
- -------------------------------------------------------------------------------------------------
96-14     SOONER MALL                        Nov-96   1976/   Equitable Life Assurance Society/
          Norman, Oklahoma                              89     General Growth Properties, Inc.
- -------------------------------------------------------------------------------------------------
96-15     PARK MALL                          Oct-96    1974       Kivel Realty Investments/
          Tucson, Arizona                                      General Growth Properties, Inc.
- -------------------------------------------------------------------------------------------------
96-16     VALLEY VIEW CENTER                 Oct-96   1973/          LaSalle Street Fund/
          Dallas, TX                                  83/96          The Macerich Company
- -------------------------------------------------------------------------------------------------
96-17     THE MALL AT JOHNSON CITY           Oct-96   1971/       Johnson City Mall Assoc./
          Johnson City, Tennessee                      1981         Glimcher Realty Trust
- -------------------------------------------------------------------------------------------------

===========================================================================================================================
                                                       MALL        MALL                  MALL
   SALE                      TOTAL        SOLD         SHOP        SHOP       OCCU-      SHOP
   NO.       SALE PRICE       GLA          GLA          GLA        RATIO      PANCY    SALES/SF        NOI         NOI/SF
- ---------------------------------------------------------------------------------------------------------------------------
96-1       $266,000,000    1,800,000     955,752      550,000       30.6%      88.0%     $350     $21,546,000     $ 22.54
- ---------------------------------------------------------------------------------------------------------------------------
96-2       $451,000,000    2,606,789   1,187,061    1,024,418       39.3%      99.0%     $318     $34,952,000     $ 29.44
- ---------------------------------------------------------------------------------------------------------------------------
96-3       $ 30,159,000      476,140     393,140      143,034       30.0%      97.0%     $225     $ 3,250,445     $  8.27
- ---------------------------------------------------------------------------------------------------------------------------
96-4       $ 22,817,000      516,317     516,317      191,997       37.2%      85.0%     $238     $ 2,764,898     $  5.36
- ---------------------------------------------------------------------------------------------------------------------------
96-5       $125,100,000    2,641,616     964,348      829,938       31.4%        --      $260     $13,135,500     $ 13.62
- ---------------------------------------------------------------------------------------------------------------------------
96-6       $134,000,000    1,841,236   1,036,827      699,514       38.0%      85.0%     $233     $14,070,000     $ 13.57
- ---------------------------------------------------------------------------------------------------------------------------
96-7       $ 43,900,000      583,112     406,140      267,840       45.9%        --      $231     $ 4,346,100     $ 10.70
- ---------------------------------------------------------------------------------------------------------------------------
96-8       $ 74,300,000    1,052,701     611,352      352,352       33.5%        --      $263     $ 6,761,300     $ 11.06
- ---------------------------------------------------------------------------------------------------------------------------
96-9       $ 22,225,000      476,360     176,360      176,360       37.0%      90.0%     $387     $ 2,667,000     $ 15.12
(1)
- ---------------------------------------------------------------------------------------------------------------------------
96-10      $ 35,000,000      608,000     608,000      265,298       43.6%      85.0%     $250     $ 4,000,000     $  6.58
- ---------------------------------------------------------------------------------------------------------------------------
96-11      $ 47,345,700    1,016,909     329,056      329,056       32.4%      77.1%     $215     $ 4,882,760     $ 14.84
(2)
- ---------------------------------------------------------------------------------------------------------------------------
96-12      $ 86,400,000    1,044,781     307,791      307,791       29.5%      93.7%     $330     $ 7,733,000     $ 25.12
(2)
- ---------------------------------------------------------------------------------------------------------------------------
96-13      $153,000,000    1,142,345     353,003      353,003       30.9%      98.0%     $400     $10,710,000     $ 30.34
- ---------------------------------------------------------------------------------------------------------------------------
96-14      $ 26,775,000      503,891     367,482      198,939       39.5%      80.0%     $225     $ 2,948,969     $  8.02
- ---------------------------------------------------------------------------------------------------------------------------
96-15      $ 49,950,000      909,000     489,000      390,687       43.0%      85.0%     $225     $ 4,995,000     $ 10.21
- ---------------------------------------------------------------------------------------------------------------------------
96-16      $ 85,500,000    1,567,000     729,481      496,481       31.7%        --      $228     $ 7,994,250     $ 10.96
- ---------------------------------------------------------------------------------------------------------------------------
96-17      $ 42,750,000      557,715     557,715      223,110       40.0%      81.0%     $236     $ 4,338,750     $  7.78
- ---------------------------------------------------------------------------------------------------------------------------

==============================================================================
          CAPITALIZATION RATES                UNIT RATE COMPARISON
          ---------------------             ------------------------
   SALE    GOING-IN   TERMINAL               PRICE/GLA   PRICE/MALL    SALES
   NO.        OAR        OAR        IRR      PURCHASED    SHOP GLA    MULTIPLE
- ------------------------------------------------------------------------------
96-1          8.10%        --          --       $278        $484        1.38
- ------------------------------------------------------------------------------
96-2          7.75%        --       11.00%      $380        $440        1.38
- ------------------------------------------------------------------------------
96-3         10.78%        --          --       $ 77        $211        0.94
- ------------------------------------------------------------------------------
96-4         12.12%        --          --       $ 44        $119        0.50
- ------------------------------------------------------------------------------
96-5         10.50%        --          --       $130        $151        0.58
- ------------------------------------------------------------------------------
96-6         10.50%        --          --       $129        $192        0.82
- ------------------------------------------------------------------------------
96-7          9.90%        --          --       $108        $164        0.71
- ------------------------------------------------------------------------------
96-8          9.10%        --          --       $122        $211        0.80
- ------------------------------------------------------------------------------
96-9         12.00%        --          --       $126        $126        0.33
(1)
- ------------------------------------------------------------------------------
96-10        11.43%        --          --       $ 58        $132        0.53
- ------------------------------------------------------------------------------
96-11        10.31%        --          --       $144        $144        0.67
(2)
- ------------------------------------------------------------------------------
96-12         8.95%        --          --       $281        $281        0.85
(2)
- ------------------------------------------------------------------------------
96-13         7.00%        --          --       $433        $433        1.08
- ------------------------------------------------------------------------------
96-14        11.01%     11.00%         --       $ 73        $135        0.60
- ------------------------------------------------------------------------------
96-15        10.00%        --          --       $102        $128        0.57
- ------------------------------------------------------------------------------
96-16         9.35%        --          --       $117        $172        0.76
- ------------------------------------------------------------------------------
96-17        10.15%     10.00%      11.50%      $ 77        $192        0.81
- ------------------------------------------------------------------------------

=============================================================================================
REGIONAL MALL SALES                                                       1996
1995 TRANSACTION CHART
CUSHMAN & WAKEFIELD, INC.
=============================================================================================
  SALE                                     SALE     YEAR                GRANTOR/
  NO.           PROPERTY/LOCATION          DATE    BUILT                GRANTEE
- ---------------------------------------------------------------------------------------------
96-18   BRIARCLIFFE MALL                 Jul-96   1986/   Briarcliff Mall Ltd. Partnership/
        Myrtle Beach, South California              94        Colonial Properties Trust
- ---------------------------------------------------------------------------------------------
96-19   FAIRLANE TOWN CENTER             Jul-96    1976     Pacific Telesis Pension Trust/
        Dearborn, Michigan                                          Taubman Realty
- ---------------------------------------------------------------------------------------------
96-20   PASEO NUEVO CENTER               Jun-96    1990           JMB Realty Corp./
        Santa Barbara, California                                   Taubman Realty
- ---------------------------------------------------------------------------------------------
96-21   FASHION SHOW MALL                Jun-96   1981/       Howard Hughes Corporation/
        Las Vegas, Nevada                           93              Rouse Company
- ---------------------------------------------------------------------------------------------
96-22   CHARLOTTESVILLE FASHION SQ.      May-96    1980         Leonard Farber, Inc./
        Charlottesville, Virginia                             Shopping Center Associates
- ---------------------------------------------------------------------------------------------
96-23   GRAND TETON MALL                 Apr-96   1984/               Equitable/
        Idaho Falls, Idaho                          90            J.P. Reality Inc.
- ---------------------------------------------------------------------------------------------
96-24   DANBURY FAIR MALL                Mar-96   1986/   Danbury Fair Mall Associates/
        Danbury, Connecticut                        91    Fair Properties Inc.
                                                          (Private REIT)
- ---------------------------------------------------------------------------------------------
96-25   CHARLESTOWNE MALL                Mar-96   1991/          Charwil Associates/
        St. Charles, Illinois                     93/95   Fox Properties (Private REIT)
- ---------------------------------------------------------------------------------------------
96-26   FASHION SQUARE SHERMAN OAKS      Mar-96   1962/      Prudential Assurance Comp./
        Sherman Oaks, California                    90              City Freeholds
- ---------------------------------------------------------------------------------------------
96-27   REGENCY SQUARE MALL              Feb-96   1967/     N. American Property Unit Tr./
        Jacksonville, Florida                       93                 MEPC PLC
- ---------------------------------------------------------------------------------------------
96-28   VALLEY PLAZA CENTER              Feb-96   1967/     N. American Property Unit Tr./
        Bakersfield, California                     90                 MEPC PLC
- ---------------------------------------------------------------------------------------------
96-29   CLEARVIEW MALL                   Feb-96    1981      Metropolitan Life Insurance/
        Butler, Pennsylvania                                  Clearview Mall Associates
=============================================================================================
        Survey Low:
        Survey High:
- ---------------------------------------------------------------------------------------------
        SURVEY MEAN:
=============================================================================================

===========================================================================================================================
                                                                                                                  CAPITALIZA
                                                                                                                   ATION
                                                                                                                   RATES
                                                     MALL       MALL             MALL                            ----------
  SALE                     TOTAL        SOLD         SHOP       SHOP   OCCU-     SHOP                             GOING-IN
  NO.     SALE PRICE        GLA          GLA          GLA      RATIO   PANCY   SALES/SF       NOI        NOI/SF      OAR
- ---------------------------------------------------------------------------------------------------------------------------
96-18    $ 42,200,000     488,426      460,426      235,544   48.2%   95.0%      $225     $ 4,384,580   $ 9.52      10.39%
- ---------------------------------------------------------------------------------------------------------------------------
96-19    $ 91,500,000   1,519,000      629,000      629,000   41.4%   90.0%      $275     $ 7,091,250   $11.27       7.75%
- ---------------------------------------------------------------------------------------------------------------------------
96-20    $ 37,000,000     434,837      136,841      136,841   31.5%   90.0%      $380     $ 4,070,000   $29.74      11.00%
- ---------------------------------------------------------------------------------------------------------------------------
96-21    $164,400,000     840,000      308,000      308,000   36.7%   93.0%      $455     $12,330,000   $40.03       7.50%
- ---------------------------------------------------------------------------------------------------------------------------
96-22    $ 37,250,000     574,953      410,300      193,800   33.7%   95.0%      $275     $ 3,445,600   $ 8.40       9.25%
- ---------------------------------------------------------------------------------------------------------------------------
96-23    $ 34,375,000     521,048      521,048      198,958   38.2%   95.7%      $234     $ 3,550,000   $ 6.81      10.33%
- ---------------------------------------------------------------------------------------------------------------------------
96-24    $254,000,000   1,270,146      499,868      499,868   39.4%   90.0%      $400     $17,780,000   $35.57       7.00%
- ---------------------------------------------------------------------------------------------------------------------------
96-25    $126,344,000     824,900      744,900      315,297   38.2%   85.0%      $220     $ 9,500,000   $12.75       7.52%
- ---------------------------------------------------------------------------------------------------------------------------
96-26    $125,000,000     837,147      365,000      365,000   43.6%   90.0%      $300     $10,625,000   $29.11       8.50%
- ---------------------------------------------------------------------------------------------------------------------------
96-27    $119,200,000   1,341,631      530,000      530,000   39.5%   96.0%      $260     $ 9,178,400   $17.32       7.70%
- ---------------------------------------------------------------------------------------------------------------------------
96-28    $ 91,000,000   1,073,587      381,000      381,000   35.5%   98.0%      $250     $ 6,643,000   $17.44       7.30%
- ---------------------------------------------------------------------------------------------------------------------------
96-29    $ 27,000,000     500,454      359,896      198,684   39.7%   94.0%      $206     $ 2,881,100   $ 8.01      10.67%
===========================================================================================================================
         $ 22,225,000     434,837      136,841      136,841   29.5%   77.1%      $206     $ 2,667,000   $ 5.36       7.00%
         $451,000,000   2,641,616    1,187,061    1,024,418   48.2%   99.0%      $455     $34,952,000   $40.03      12.12%
- ---------------------------------------------------------------------------------------------------------------------------
         $ 98,120,369   1,019,657      528,797      372,131   37.2%   90.2%      $279     $ 8,364,652   $16.19       9.44%
===========================================================================================================================

=================================================================
   CAPITALIZATION RATES               UNIT RATE COMPARISON
   --------------------
  SALE   TERMINAL               PRICE/GLA   PRICE/MALL    SALES
  NO.       OAR        IRR      PURCHASED    SHOP GLA    MULTIPLE
- -----------------------------------------------------------------
96-18      10.50%      14.00%      $ 92        $179       0.80
- -----------------------------------------------------------------
96-19         --          --       $145        $145       0.53
- -----------------------------------------------------------------
96-20         --          --       $270        $270       0.71
- -----------------------------------------------------------------
96-21         --          --       $534        $534       1.17
- -----------------------------------------------------------------
96-22         --          --       $ 91        $192       0.70
- -----------------------------------------------------------------
96-23         --          --       $ 66        $173       0.74
- -----------------------------------------------------------------
96-24         --       12.00%      $508        $508       1.27
- -----------------------------------------------------------------
96-25         --       12.00%      $170        $401       1.82
- -----------------------------------------------------------------
96-26         --       10.60%      $342        $342       1.14
- -----------------------------------------------------------------
96-27         --          --       $225        $225       0.87
- -----------------------------------------------------------------
96-28         --          --       $239        $239       0.96
- -----------------------------------------------------------------
96-29         --          --       $ 75        $136       0.66
=================================================================
           10.00%      10.60%      $ 44        $119       0.33
           11.00%      14.00%      $534        $534       1.82
- -----------------------------------------------------------------
           10.50%      11.85%      $187        $243       0.85
=================================================================
(1)   Reflects sale of leasehold estate with 32 years remaining
      on ground lease.
(2)   Adjusted to reflect 100% interest.
(3)   Actual sales price of $44.5 million adjusted to reflect
      free rent.
=================================================================

=================================================================================================
REGIONAL MALL SALES                                                       1997
1997 TRANSACTION CHART
Cushman & Wakefield, Inc.
=================================================================================================
   SALE                                       SALE     YEAR                GRANTOR/
    NO.            PROPERTY/LOCATION          DATE    BUILT                 GRANTEE
- -------------------------------------------------------------------------------------------------
97-1       THE FALLS SHOPPING CENTER         Dec-97  1980-        Heitman Retail Properties/
           Miami, Florida                              96            Taubman Realty Group
- -------------------------------------------------------------------------------------------------
97-2       NORTHWEST PLAZA S.C.              Dec-97  1965/             Paramount Group/
           St. Ann, Missouri                           89           Westfield America, Inc.
- -------------------------------------------------------------------------------------------------
97-3       THE CITADEL                       Dec-97  1972/         Tri State Joint Venture/
           Colorado Springs, Colorado                  95            The Macerich Company
- -------------------------------------------------------------------------------------------------
97-4       SALEM MALL                        Dec-97  1980/            The Rouse Company/
 (1)       Salem, Oregon                               87               JP Realty Inc.
- -------------------------------------------------------------------------------------------------
97-5       FASHION MALL                      Dec-97  1973/     Ameresco for Shell Pension Fund/
 (1)       Indianapolis, Indiana                       93            Simon DeBartolo Group
- -------------------------------------------------------------------------------------------------
97-6       UNIVERSITY MALL                   Dec-97  1974/        University Square Partners/
           Tampa, Florida                              96            Glimcher Realty Trust
- -------------------------------------------------------------------------------------------------
97-7       MOORESTOWN MALL                   Dec-97  1963/                 Heitman/
 (5)       Moorestown, New Jersey                      94              The Rouse Company
- -------------------------------------------------------------------------------------------------
97-8       NORTHWEST MALL                    Dec-97   1968            The Rouse Company/
 (4)       Houston, Texas                                                San Mall LLC
- -------------------------------------------------------------------------------------------------
97-9       ALMEDA MALL                       Dec-97   1968            The Rouse Company/
 (4)       Houston, Texas                                                San Mall LLC
- -------------------------------------------------------------------------------------------------
97-10      EASTPOINT MALL                    Dec-97  1956/            Eastpoint Mall LP/
           Baltimore, Maryland                         91            Shopco Advisory Corp.
- -------------------------------------------------------------------------------------------------
97-11      CALPERS PORTFOLIO                 Dec-97                  Calpers/ERE Yarmouth/
           1) Metrocenter Mall                        1978              Coyote Holdings
           Jackson, Mississippi
           2) Lehigh Mall                            1973/
           Columbus, Mississippi                     91/94
           3) Greenville Mall                        1972/
           Greenville, Mississippi                     86
- -------------------------------------------------------------------------------------------------
97-12      SHELL PENSION PORTFOLIO           Nov-97              Shell Pension Fund Entities/
           1) Glynn Place Mall                        n/a          Colonial Properties Trust
           Burnswick, Georgia
           2} Valdosta Mall                           n/a
           Valdosta, Georgia
           3) Lakeshore Mall                          n/a
           Gainesville, Georgia
- -------------------------------------------------------------------------------------------------
97-13      AETNA PORTFOLIO                   Nov-97                         Aetna/
           1) Mall of Abilene                         1979        Enterprise Asset Management
           Abilene, Texas
           2) Sunset Mall                             1979
           San Angelo, Texas
- -------------------------------------------------------------------------------------------------
97-14      VALLEY MALL                       Nov-97  1974/      Equitable Prime Property Fund/
           Hagerstown, Maryland                        95         Crown American Realty Trust
- -------------------------------------------------------------------------------------------------
97-15      SHOPPING CTR. ASSOC. PORTFOLIO    Nov-97    --     Shop. Ctr. Assoc.-JMB Group Trust/
           1) Fort Valley Mall                                      Urban Shopping Centers
           Aurora, Illinois
           2) Hawthorn Center
           Vernon Hills, Illinois
- -------------------------------------------------------------------------------------------------
97-16      VALLEY HILLS MALL                 Oct-97  1978/             Valley Hills LP/
           Hickory, North Carolina                     98          General Growth Properties
- -------------------------------------------------------------------------------------------------
97-17      COLONIAL PARK MALL                Oct-97  1960/           Catalina Partners LP/
           Harrisburg, Pennsylvania                    87            Glimcher Realty Trust
- -------------------------------------------------------------------------------------------------

=============================================================================================================================
                                                         NEXT        MALL                  MALL
   SALE                        TOTAL        SOLD         SHOP        SHOP       OCCU-      SHOP
    NO.       SALE PRICE        GLA          GLA          GLA        RATIO      PANCY    SALES/SF        NOI         NOI/SF
- -----------------------------------------------------------------------------------------------------------------------------
97-1       $156,000,000      825,000      370,000      310,000        37.6%      98.0%     $500    $12,090,000      $ 32.68
- -----------------------------------------------------------------------------------------------------------------------------
97-2       $111,000,000    1,403,811      836,500      403,811        28.8%      84.0%     $275    $ 11,000,00      $ 13.15
- -----------------------------------------------------------------------------------------------------------------------------
97-3       $108,000,000    1,094,000      396,000      396,000        36.2%      90.0%     $300    $ 8,700,000      $ 21.97
- -----------------------------------------------------------------------------------------------------------------------------
97-4       $ 32,500,000      646,500      212,500      212,500        32.9%      97.0%     $270    $ 3,168,750      $ 14.91
 (1)
- -----------------------------------------------------------------------------------------------------------------------------
97-5       $122,000,000      682,912      682,912      349,222        51.1%      90.0%     $360    $10,300,000      $ 15.08
 (1)
- -----------------------------------------------------------------------------------------------------------------------------
97-6       $121,000,000    1,302,752      650,491      412,009        31.6%      81.0%     $260    $11,495,000      $ 17.67
- -----------------------------------------------------------------------------------------------------------------------------
97-7       $ 78,500,000      970,863      764,863      258,000        28.6%      75.0%     $260    $ 7,850,000      $ 10.28
 (5)
- -----------------------------------------------------------------------------------------------------------------------------
97-8       $ 19,725,000      800,250      292,075      276,475        34.5%      78.0%     $200    $ 2,400,000      $  8.22
 (4)
- -----------------------------------------------------------------------------------------------------------------------------
97-9       $ 19,325,000      808,454      305,979      245,266        30.4%      77.0%     $182    $ 2,400,000      $  7.84
 (4)
- -----------------------------------------------------------------------------------------------------------------------------
97-10      $ 81,000,000      862,313      693,344      241,146        28.0%      88.0%     $312    $ 8,006,400      $ 11.55
- -----------------------------------------------------------------------------------------------------------------------------
97-11      $ 54,000,000    1,897,185    1,024,507      569,138        30.0%      77.0%     $238    $ 6,560,000      $  6.40
- -----------------------------------------------------------------------------------------------------------------------------
97-12      $ 97,000,000    1,428,401    1,129,120      530,744        37.2%      85.0%     $229    $ 9,409,000      $  8.33
- -----------------------------------------------------------------------------------------------------------------------------
97-13      $ 43,800,000    1,248,573      742,688      442,285        35.4%      85.0%     $106    $ 4,599,000      $  6.19
- -----------------------------------------------------------------------------------------------------------------------------
97-14      $ 31,700,000      684,831      541,431      277,083        41.7%      75.0%     $265    $ 3,170,000      $  5.85
- -----------------------------------------------------------------------------------------------------------------------------
97-15      $265,000,000    2,736,175    1,134,469    1,054,594        38.5%      87.0%     $293    $22,000,000      $ 19.35
- -----------------------------------------------------------------------------------------------------------------------------
97-16      $ 34,600,000      618,152      205,856      205,856        33.3%      89.0%     $301    $ 3,287,000      $ 15.97
- -----------------------------------------------------------------------------------------------------------------------------
97-17      $ 48,000,000      754,178      386,732      223,735        29.7%      94.0%     $278    $ 4,800,000      $ 12.41
- -----------------------------------------------------------------------------------------------------------------------------
==============================================================================
           CAPITALIZATION RATES               UNIT RATE COMPARISON
           --------------------             ------------------------
   SALE     GOING-IN  TERMINAL               PRICE/GLA   PRICE/MALL    SALES
    NO.       OAR        OAR        IRR      PURCHASED    SHOP GLA    MULTIPLE
- ------------------------------------------------------------------------------
97-1          7.75%        --          --       $422        $503         1.01
- ------------------------------------------------------------------------------
97-2          9.91%        --          --       $133        $275         1.00
- ------------------------------------------------------------------------------
97-3          8.06%        --          --       $273        $273         0.91
- ------------------------------------------------------------------------------
97-4          9.75%        --          --       $153        $153         0.57
 (1)
- ------------------------------------------------------------------------------
97-5          8.44%        --          --       $179        $349         0.97
 (1)
- ------------------------------------------------------------------------------
97-6          9.50%        --          --       $186        $294         1.13
- ------------------------------------------------------------------------------
97-7         10.00%        --          --       $103        $304         1.17
 (5)
- ------------------------------------------------------------------------------
97-8         12.17%        --          --       $ 68        $ 71         0.36
 (4)
- ------------------------------------------------------------------------------
97-9         12.42%        --          --       $ 63        $ 79         0.43
 (4)
- ------------------------------------------------------------------------------
97-10         9.88%     10.00%      12.25%      $117        $336         1.08
- ------------------------------------------------------------------------------
97-11        12.15%        --          --       $ 53        $ 95         0.40
- ------------------------------------------------------------------------------
97-12         9.70%        --          --       $ 86        $183         0.80
- ------------------------------------------------------------------------------
97-13        10.50%        --          --       $ 59        $ 99         0.93
- ------------------------------------------------------------------------------
97-14        10.00%        --          --       $ 59        $114         0.43
- ------------------------------------------------------------------------------
97-15         8.30%      8.50%      11.25%      $234        $251         0.86
- ------------------------------------------------------------------------------
97-16         9.50%        --          --       $168        $168         0.56
- ------------------------------------------------------------------------------
97-17        10.00%        --          --       $124        $215         0.77
- ------------------------------------------------------------------------------

==============================================================
REGIONAL MALL SALES                                       1997
1997 TRANSACTION CHART
Cushman & Wakefield, Inc.
==============================================================
    SALE                                      SALE      YEAR
    NO.            PROPERTY/LOCATION          DATE     BUILT
- --------------------------------------------------------------
97-18       CROSSROADS OF SAN ANTONIO        Oct-97   1981-
            San Antonio, Texas                          87
- --------------------------------------------------------------
97-19       THE OAKS MALL                    Sep-97   1978/
            Gainesville, Florida                      84/95
- --------------------------------------------------------------
97-20       WESTROADS MALL                   Sep-97   1968/
            Omaha, Nebraska                             95
- --------------------------------------------------------------
97-21       REGENCY SQUARE                   Sep-97   1975/
            Richmond, Virginia                          87
- --------------------------------------------------------------
97-22       SPRINGDALE MALL                  Sep-97   1960/
            Mobile, Alabama                             88
- --------------------------------------------------------------
97-23       STONEWOOD CENTER MALL            Aug-97   1958/
 (1)        Downey, California                          90
- --------------------------------------------------------------
97-24       SAN FRANCISCO CENTER             Aug-97    1988
 (1)        San Francisco, California
- --------------------------------------------------------------
97-25       DADELAND MALL                    Aug-97   1962/
 (2)        Miami, Florida                              91
- --------------------------------------------------------------
97-26       VISALIA MALL                     Jul-97  1963/95
            Visalia, California
- --------------------------------------------------------------
97-27       WEST TOWN MALL                   Jul-97   1972/
 (2)        Knoxville, Tennessee                        96
- --------------------------------------------------------------
97-28       MAZZA GALLERIE                   Jun-97    1977
            Chevy Chase, Maryland
- --------------------------------------------------------------
97-29       DAKOTA SQUARE                    Jun-97   1980/
 (3)        Minot, North Dakota                         88
- --------------------------------------------------------------
97-30       TRI-COUNTY MALL                  Jun-97   1960/
 (3)        Springfield, Cincinnati, Ohio               90
- --------------------------------------------------------------
97-31       SOUTHDALE CENTER                 Jun-97   1956/
 (3)        Edina, Minnesota                            91
- --------------------------------------------------------------
97-32       TOWN EAST MALL                   Jun-97   1971/
 (2)        Dallas, Texas                               88
- --------------------------------------------------------------
97-33       EDEN PRAIRIE CENTER              Jun-97   1976/
 (2)        Eden Prairie, Minnesota                     89
- --------------------------------------------------------------
97-34       SILVER LAKE MALL                 Jun-97    1989
            Coeur D'Alene, Idaho
- --------------------------------------------------------------
97-35       SOUTHLAKE MALL                   Jun-97   1976/
            Morrow, Georgia                             95
- --------------------------------------------------------------
97-36       WHEATON PLAZA                    May-97   1960/
 (2)        Wheaton, Maryland                           92
- --------------------------------------------------------------
97-37       BROOKWOOD VILLAGE MALL           May-97   1973/
            Birmingham, Alabama                         91
- --------------------------------------------------------------
97-38       TOWNE MALL                       May-97   1985/
            Elizabethtown, Kentucky                     90
- --------------------------------------------------------------
97-39       SECURITY SQUARE                  May-97   1972/
            Baltimore, Maryland                         86
- --------------------------------------------------------------

==================================================================================================================================
                                                                                           MALL      MALL                  MALL
    SALE                   GRANTOR/                                  TOTAL       SOLD      SHOP      SHOP       OCCU-      SHOP
    NO.                    GRANTEE                  SALE PRICE        GLA        GLA       GLA       RATIO      PANCY    SALES/SF
- ----------------------------------------------------------------------------------------------------------------------------------
97-18             Crossroads Mall 1996 LP/        $ 15,000,000     711,231    711,231   176,109       24.8%      83.0%     $137
                       Red Oak Realty
- ----------------------------------------------------------------------------------------------------------------------------------
97-19               Prudential Insurance/         $116,000,000     909,120    771,392   351,199       38.6%      96.0%     $303
                  General Growth Properties
- ----------------------------------------------------------------------------------------------------------------------------------
97-20               Prudential Insurance/         $ 90,000,000   1,079,246    562,146   382,836       35.5%      94.9%     $297
                General Growth/Ivanhoe, Inc.
- ----------------------------------------------------------------------------------------------------------------------------------
97-21               Prudential Insurance/         $123,900,000     825,891    463,002   239,179       29.0%      99.0%     $426
                    Taubman Realty Group
- ----------------------------------------------------------------------------------------------------------------------------------
97-22                      Cigna/                 $ 26,050,000     926,386    478,386   190,074       20.5%      96.0%     $220
               CBL Associates Properties, Inc.
- ----------------------------------------------------------------------------------------------------------------------------------
97-23                Hughes Investments/          $ 92,000,000     927,000    927,000   356,253       38.4%      86.0%     $259
 (1)                The MaceRich Company
- ----------------------------------------------------------------------------------------------------------------------------------
97-24          U.S. Power San Francisco, Inc./    $120,730,000     499,930    499,930   187,930       37.6%      96.0%     $523
 (1)               Urban Shopping Centers
- ----------------------------------------------------------------------------------------------------------------------------------
97-25             Equitable Life Assurance/       $268,000,000   1,433,552    451,130   348,067       24.3%      92.0%     $649
 (2)                Simon DeBartolo Group
- ----------------------------------------------------------------------------------------------------------------------------------
97-26             Cigna Investments, Inc./        $ 38,000,000     439,500    439,500   174,000       39.6%      95.0%     $235
                       JP Realty Inc.
- ----------------------------------------------------------------------------------------------------------------------------------
97-27             Jaguar/RREEF USA Fund II/       $140,792,000   1,336,598    764,066   381,707       28.6%      90.0%     $350
 (2)                Simon DeBartolo Group
- ----------------------------------------------------------------------------------------------------------------------------------
97-28          5300 Wisconsin JV (Prudential)/    $ 28,000,000     274,034    274,034   121,081       44.2%        --        --
            City Center Retail Trust (McCaffery)
- ----------------------------------------------------------------------------------------------------------------------------------
97-29        Equitable Life Prime Property Fund/  $ 51,500,000     693,606    566,722   327,088       47.2%        --      $216
 (3)              Concordia LLC (O'Connor)
- ----------------------------------------------------------------------------------------------------------------------------------
97-30        Equitable Life Prime Property Fund/  $141,300,000   1,340,803    836,062   439,891       32.8%        --      $307
 (3)              Concordia LLC (O'Connor)
- ----------------------------------------------------------------------------------------------------------------------------------
97-31        Equitable Life Prime Property Fund/  $118,000,000   1,240,888    467,104   467,104       37.6%      95.0%     $354
 (3)              Concordia LLC (O'Connor)
- ----------------------------------------------------------------------------------------------------------------------------------
97-32              Atlantic Freeholds II/         $113,000,000   1,236,619    425,574   425,574       34.4%      93.0%     $305
 (2)           General Growth Properties, Inc.
- ----------------------------------------------------------------------------------------------------------------------------------
97-33                 GGP/Homart, Inc./           $ 19,900,000     864,443    325,843   325,843       37.7%      60.0%     $225
 (2)           General Growth Properties, Inc.
- ----------------------------------------------------------------------------------------------------------------------------------
97-34               Silver Lake Mall Ltd/         $ 27,000,000     331,543    331,543    97,165       29.3%      98.0%     $225
                       JP Realty Inc.
- ----------------------------------------------------------------------------------------------------------------------------------
97-35             Southlake Retail Venture/       $ 67,000,000   1,023,847    284,847   284,847       27.8%      88.0%     $280
                  General Growth Properties
- ----------------------------------------------------------------------------------------------------------------------------------
97-36                 Gudelsky Family/            $ 51,000,000   1,006,301    827,213   353,020       35.1%        --      $332
 (2)                  Westfield America
- ----------------------------------------------------------------------------------------------------------------------------------
97-37             Berkshire Realty Company/       $ 34,500,000     699,628    699,628   362,000       51.7%      92.0%     $220
                  Colonial Properties Trust
- ----------------------------------------------------------------------------------------------------------------------------------
97-38            Heitman Retail Properties/       $ 22,100,000     340,564    340,564   149,692       44.0%      68.0%     $223
                       Towne Mall LLC
- ----------------------------------------------------------------------------------------------------------------------------------
97-39            Security Square Associates/      $ 44,500,000   1,038,033    363,622   266,157       25.6%      78.0%     $250
                 Mountain Development Corp.
- ----------------------------------------------------------------------------------------------------------------------------------

==========================================================================================================
                                      CAPITALIZATION RATES                UNIT RATE COMPARISON
                                     ----------------------             ------------------------
    SALE                               GOING-IN   TERMINAL               PRICE/GLA   PRICE/MALL    SALES
    NO.          NOI        NOI/SF       OAR         OAR        IRR      PURCHASED    SHOP GLA    MULTIPLE
- ----------------------------------------------------------------------------------------------------------
97-18       $ 1,500,000    $  2.11       10.00%        --          --       $ 21        $ 85         0.62
- ----------------------------------------------------------------------------------------------------------
97-19       $ 9,520,720    $ 12.34        8.21%      8.75%      11.75%      $150        $330         1.09
- ----------------------------------------------------------------------------------------------------------
97-20       $ 7,798,307    $ 13.87        8.66%      9.25%      12.30%      $160        $235         0.79
- ----------------------------------------------------------------------------------------------------------
97-21       $ 9,671,240    $ 20,89        7.81%      8.25%      12.80%      $268        $518         1.22
- ----------------------------------------------------------------------------------------------------------
97-22       $ 2,900,000    $  6.06       11.13%        --          --       $ 54        $137         0.62
- ----------------------------------------------------------------------------------------------------------
97-23       $ 8,700,000    $  9.39        9.46%        --          --       $ 99        $258         1.00
 (1)
- ----------------------------------------------------------------------------------------------------------
97-24       $ 8,947,952    $ 17.90        7.41%      7.40%         --       $241        $642         1.23
 (1)
- ----------------------------------------------------------------------------------------------------------
97-25       $19,672,000    $ 43.61        7.34%        --          --       $594        $770         1.19
 (2)
- ----------------------------------------------------------------------------------------------------------
97-26       $ 3,800,000    $  8.65       10.00%        --          --       $ 86        $218         0.93
- ----------------------------------------------------------------------------------------------------------
97-27       $13,427,160    $ 17.57        9.54%      8.50%      11.00%      $184        $369         1.05
 (2)
- ----------------------------------------------------------------------------------------------------------
97-28                --         --          --         --          --       $102        $231          --
- ----------------------------------------------------------------------------------------------------------
97-29       $ 4,583,500    $  8.09        8.90%      9.50%      12.00%      $ 91        $157         0.73
 (3)
- ----------------------------------------------------------------------------------------------------------
97-30       $12,010,500    $ 14.37        8.50%      9.00%      11.90%      $169        $321         1.05
 (3)
- ----------------------------------------------------------------------------------------------------------
97-31       $ 9,558,000    $ 20.46        8.10%      8.50%      11.90%      $253        $253         0.71
 (3)
- ----------------------------------------------------------------------------------------------------------
97-32       $10,000,000    $ 23.50        8.85%        --          --       $266        $266         0.87
 (2)
- ----------------------------------------------------------------------------------------------------------
97-33       $ 1,800,000    $  5.52        9.05%        --          --       $ 61        $ 61         0.27
 (2)
- ----------------------------------------------------------------------------------------------------------
97-34       $ 2,700,000    $  8.14       10.00%        --          --       $ 81        $278         1.24
- ----------------------------------------------------------------------------------------------------------
97-35       $ 6,500,000    $ 22.82        9.70%        --          --       $235        $235         0.84
- ----------------------------------------------------------------------------------------------------------
97-36       $ 5,049,000    $  6.10        9.90%        --          --       $ 62        $144         0.44
 (2)
- ----------------------------------------------------------------------------------------------------------
97-37       $ 3,460,350    $  4.95       10.03%        --          --       $ 49        $ 95         0.43
- ----------------------------------------------------------------------------------------------------------
97-38       $ 2,400,000    $  7.05       10.86%        --          --       $ 65        $148         0.66
- ----------------------------------------------------------------------------------------------------------
97-39       $ 4,904,898    $ 13.49       11.02%     11.00%         --       $122        $167         0.67
- ----------------------------------------------------------------------------------------------------------

==============================================================================================
REGIONAL MALL SALES                                                       1997
1997 TRANSACTION CHART
Cushman & Wakefield, Inc.
==============================================================================================
    SALE                                    SALE     YEAR                GRANTOR/
    NO.           PROPERTY/LOCATION         DATE    BUILT                GRANTEE
- ----------------------------------------------------------------------------------------------
97-40       CENTURY PLAZA                 May-97   1975/         Century Plaza Company/
            Birmingham, Alabama                      95        General Growth Properties
- ----------------------------------------------------------------------------------------------
97-41       SOMERSET MALL                 May-97    1981                  N/A
            Somerset, Kentucky                                            N/A
- ----------------------------------------------------------------------------------------------
97-42       PF PROPERTIES PORTFOLIO        4/997   1973/             PF Properties/
            1) University Mall                       79    University Mall and Parkwood Mall
            Chapel Hill, North Carolina                             Properties, LLC
            2) Parkwood Mall and Plaza
            Wilson, North Carolina
- ----------------------------------------------------------------------------------------------
97-43       MONTEHIEDRA TOWN CENTER       Apr-97   1993/     Big Beaver Rio & Kmart Corp./
            Rio Piedras, Puerto Rico                 94     Vornado Montehiedra Acquisition
- ----------------------------------------------------------------------------------------------
97-44       MANHATTAN MALL                Apr-97    1989           SZS 33 Associates/
            New York, New York                                       Andrew Penson
- ----------------------------------------------------------------------------------------------
97-45       DAYTON MALL                   Mar-97   1969/         Heitman/JMB Advisory/
            Dayton, Ohio                           84/94         Glimcher Realty Trust
- ----------------------------------------------------------------------------------------------
97-46       SOUTH TOWNE CENTER            Mar-97   1986/      Zell Merrill Lynch RE Opp./
            Sandy, Utah                              97           The Macerich Company
- ----------------------------------------------------------------------------------------------
97-47       MARKETPLACE SHOPPING CENTER   Mar-97   1976/           Champaign Venture/
            Champaign, Illinois                     1988       General Growth Properties
- ----------------------------------------------------------------------------------------------
97-48       TYSONS CORNER CENTER          Feb-97   1968/     State of Alaska Pension Fund/
 (2)        Fairfax ,VA                              98        Lsd Fee & Part. Leasehold
- ----------------------------------------------------------------------------------------------
97-49       PUEBLO MALL                   Feb-97    1976           The Hahn Company/
            Pueblo, Colorado                                   Equities Development Corp.
- ----------------------------------------------------------------------------------------------
97-50       SHADY BROOK MALL              Jan-97   1980/   Equitable Life Assurance Society/
            Columbia, Tennessee                      98           GE Investment Corp.
            Survey Low:
            Survey High:
            SURVEY MEAN:
            SURVEY MEAN FOR CENTERS WHERE NO ANCHORS ARE OWNED BY MALL OWNER:
            SURVEY MEAN FOR CENTERS WHERE AT LEAST ONE ANCHOR IS OWNED BY MALL OWNER:
- ----------------------------------------------------------------------------------------------

===========================================================================================================================
                                                         NEXT        MALL                  MALL
    SALE                       TOTAL        SOLD         SHOP        SHOP       OCCU-      SHOP
    NO.       SALE PRICE        GLA          GLA          GLA        RATIO      PANCY    SALES/SF       NOI        NOI/SF
- ---------------------------------------------------------------------------------------------------------------------------
97-40       $ 32,000,000     727,309      574,943      237,896        32.7%      68.0%     $246    $ 3,500,000    $  6.09
- ---------------------------------------------------------------------------------------------------------------------------
97-41       $  3,865,000     215,140      157,286      105,961        49.3%      87.0%       --    $   493,580    $  3.14
- ---------------------------------------------------------------------------------------------------------------------------
97-42       $ 47,400,000     948,842      948,842      401,134        42.3%      80.0%     $250    $ 4,347,000    $  4.58
- ---------------------------------------------------------------------------------------------------------------------------
97-43       $ 74,400,000     525,452      525,452      200,050        38.1%      99.0%     $340    $ 7,621,000    $ 14.50
- ---------------------------------------------------------------------------------------------------------------------------
97-44       $135,000,000     847,602      847,602      195,728        23.1%      80.0%     $350    $12,500,000    $ 14.75
- ---------------------------------------------------------------------------------------------------------------------------
97-45       $ 91,000,000   1,329,514      663,375      484,689        36.5%      80.1%     $220    $ 8,645,000    $ 13.03
- ---------------------------------------------------------------------------------------------------------------------------
97-46       $ 98,000,000   1,229,054    1,229,054      450,000        36.6%      83.0%     $250    $ 8,400,000    $  6.83
- ---------------------------------------------------------------------------------------------------------------------------
97-47       $ 70,000,000     831,111      831,111      188,302        22.7%      92.0%     $275    $ 6,300,000    $  7.58
- ---------------------------------------------------------------------------------------------------------------------------
97-48       $412,000,000   1,874,101    1,874,101      832,473        44.4%      95.0%     $455    $30,500,000    $ 16.27
 (2)
- ---------------------------------------------------------------------------------------------------------------------------
97-49       $ 22,250,000     579,730      293,396      196,868        34.0%        --      $200    $ 2,619,779    $  8.93
- ---------------------------------------------------------------------------------------------------------------------------
97-50       $ 11,050,000     282,272      282,272      107,282        38.0%      94.0%     $200    $ 1,289,488    $  4.57
- ---------------------------------------------------------------------------------------------------------------------------
            $  3,865,000     215,140      157,286       97,165        20.5%      60.0%     $106    $   493,580    $  2.11
- ---------------------------------------------------------------------------------------------------------------------------
            $412,000,000   2,736,175    1,874,101    1,054,594        51.7%      99.0%     $649    $30,500,000    $ 43.61
- ---------------------------------------------------------------------------------------------------------------------------
            $ 83,367,740     946,225      608,149      324,301        34.9%      86.6%     $288    $ 7,476,625    $ 12.55
- ---------------------------------------------------------------------------------------------------------------------------
            $ 70,428,571     960,636      331,103      331,103        34.3%      87.4%     $291    $ 6,144,821    $ 17.88
- ---------------------------------------------------------------------------------------------------------------------------
            $ 85,474,116     943,879      653,249      323,194        35.0%      86.7%     $286    $ 7,698,592    $ 11.66
- ---------------------------------------------------------------------------------------------------------------------------

=================================================================================
             CAPITALIZATION RATES                UNIT RATE COMPARISON
            ----------------------             ------------------------
    SALE      GOING-IN   TERMINAL               PRICE/GLA   PRICE/MALL    SALES
    NO.         OAR         OAR        IRR      PURCHASED    SHOP GLA    MULTIPLE
- ---------------------------------------------------------------------------------
97-40           10.94%        --          --       $ 56        $135         0.55
- ---------------------------------------------------------------------------------
97-41           12.77%        --       13.43%      $ 25        $ 36          --
- ---------------------------------------------------------------------------------
97-42            9.17%     10.50%         --       $ 50        $118         0.47
- ---------------------------------------------------------------------------------
97-43           10.24%        --          --       $142        $372         1.09
- ---------------------------------------------------------------------------------
97-44            9.26%        --          --       $159        $690         1.97
- ---------------------------------------------------------------------------------
97-45            9.50%      9.25       12.00%      $137        $188         0.85
- ---------------------------------------------------------------------------------
97-46            8.57%        --          --       $ 80        $218         0.87
- ---------------------------------------------------------------------------------
97-47            9.00%        --          --       $ 84        $372         1.35
- ---------------------------------------------------------------------------------
97-48            7.40%        --       10.50%      $220        $495         1.09
 (2)
- ---------------------------------------------------------------------------------
97-49           11.77%        --          --       $ 76        $113         0.57
- ---------------------------------------------------------------------------------
97-50           11.67%        --          --       $ 39        $103         0.51
- ---------------------------------------------------------------------------------
                 7.34%      7.40%      10.50%      $ 21        $ 36         0.27
- ---------------------------------------------------------------------------------
                12.77%     11.00%      13.43%      $594        $770         1.97
- ---------------------------------------------------------------------------------
                 9.65%      9.11%      11.59%      $139        $250         0.84
- ---------------------------------------------------------------------------------
                 9.00%      8.50%      11.90%      $201        $201         0.68
- ---------------------------------------------------------------------------------
                 9.76%      9.16%      11.93%      $129        $258         0.87
- ---------------------------------------------------------------------------------

- -------
(1) Leasehold interest.
(2) Partial interest adjusted to reflect 100% interest.
(3) Based on allocated sale price; part of 3-property transaction.
(4) Based on allocated sale price; part of 2-property transaction.
(5) Based on stabilized net income.

===============================================================
REGIONAL MALL SALES                                        1998
1998 TRANSACTION CHART
Cushman & Wakefield, Inc.
===============================================================
    SALE                                         SALE     YEAR
    NO.              PROPERTY/LOCATION           DATE    BUILT
- ---------------------------------------------------------------
98-1        BURNSVILLE CENTER                  Feb-98   1977/
            Burnsville, Minnesota                         89
- ---------------------------------------------------------------
98-2        PHIPPS PLAZA                       Jan-98   1968/
            Atlanta, Georgia                              94
- ---------------------------------------------------------------
98-3        ASHEVILLE MALL                     Jan-98   1975/
            Asheville, North Carolina                     94
- ---------------------------------------------------------------
98-4        CORDOVA MALL                       Jan-98   1971/
            Pensacola, Florida                            87
- ---------------------------------------------------------------
98-5        CRESTWOOD PLAZA                    Jan-98   1957/
            St. Louis, Missouri                           97
- ---------------------------------------------------------------
98-6        SUPER MALL OF THE GREAT N.W. (1)   Jan-98   1956/
            Auburn, Washington                            91
- ---------------------------------------------------------------
98-7        STROUD MALL                        Apr-98   1978/
            Stroudsberg, PA                               94
- ---------------------------------------------------------------
98-8        SOUTHWEST PLAZA                    Apr-98   1983/
            Litteton, CO                                  95
- ---------------------------------------------------------------
98-9        JACKSONVILLE MALL                  May-98    1981
            Jacksonville, NC
- ---------------------------------------------------------------
98-10       CROSSROADS MALL                    May-98   1981/
            Mount Hope, WV                                97
- ---------------------------------------------------------------
98-11       ORLANDO FASHION SQUARE             May-98   1973/
            Orlando, FL                                   93
- ---------------------------------------------------------------
98-12       VILLAGE MALL                       Jun-98   1975/
   (1)      Danville, Ill.                              85/90
- ---------------------------------------------------------------
98-13       GREENVILLE MALL                    Jun-98   1978/
            GREENVILLE, SC                                95
- ---------------------------------------------------------------
98-14       SOUTH PLAINS MALL                  Jun-98
            LUBBOCK, TX
- ---------------------------------------------------------------
98-15       NORTHOWN MALL                      Jun-98   1972/
            Blaine, MN                                    86
- ---------------------------------------------------------------
98-16       WESTSIDE PAVILLION                 Jul-98   1985/
            West Los Angeles, CA                         1991
            Survey Low:
            Survey High:
            SURVEY MEAN:
            SURVEY MEAN FOR CENTERS WHERE NO ANCHORS ARE OWNED:
            SURVEY MEAN FOR CENTERS WHERE AT LEAST ONE ANCHOR
            IS OWNED:
- ---------------------------------------------------------------

==================================================================================================================================
                                                                                           MALL      MALL                  MALL
    SALE                  GRANTOR/                                 TOTAL        SOLD       SHOP      SHOP       OCCU-      SHOP
    NO.                    GRANTEE                 SALE PRICE       GLA         GLA        GLA       RATIO      PANCY    SALES/SF
- ----------------------------------------------------------------------------------------------------------------------------------
98-1           Corporate Property Investors/      $ 81,000,000   1,078,253   1,078,253  417,030       38.7%      84.0%     $284
                     CBL & Associates
- ----------------------------------------------------------------------------------------------------------------------------------
98-2                   ERE Yarmouth/              $188,000,000     823,000     823,000  372,457       45.3%     N/A         N/A
               Corporate Property Investors
- ----------------------------------------------------------------------------------------------------------------------------------
98-3                 RL Coleman & Co.             $ 65,000,000   1,042,000     489,000  440,000       42.2%      98.5%     $280
                      CBL Associates
- ----------------------------------------------------------------------------------------------------------------------------------
98-4        Robert B. Aikens & Associates LLC/    $ 85,000,000     874,000     376,368  376,368       43.1%      91.0%     $300
                   Simon DeBartolo Group
- ----------------------------------------------------------------------------------------------------------------------------------
98-5             Crestwood Plaza S.C. LLC/        $106,400,000   1,021,132   1,021,132  382,214       37.4%      91.0%     $300
                     Westfield America
- ----------------------------------------------------------------------------------------------------------------------------------
98-6          Hapsmith/Rosche Capital Corp./      $103,000,000     905,791     905,791  415,319       45.9%      75.0%     $185
                  Glimcher Properties LP
- ----------------------------------------------------------------------------------------------------------------------------------
98-7                   ERE Yarmouth/              $ 38,100,000     427,145     427,145  184,145       43.1%      86.0%     $294
             CBL & Associates Properties Inc.
- ----------------------------------------------------------------------------------------------------------------------------------
98-8            Southwest Property Venture/       $113,000,000   1,270,110     438,000  438,000       34.5%      83.0%     $265
              General Growth Properties, Inc.
- ----------------------------------------------------------------------------------------------------------------------------------
98-9             Beckley-Jacksonville LP/         $ 38,000,000     384,000     384,000  167,640       43.7%      98.0%     $286
                Crown American Realty Trust
- ----------------------------------------------------------------------------------------------------------------------------------
98-10            Beckley-Jacksonville LP/         $ 23,000,000     456,000     456,000  182,400       40.0%      76.0%     $220
                Crown American Realty Trust
- ----------------------------------------------------------------------------------------------------------------------------------
98-11              Fund A Orlando, Inc./          $104,000,000   1,070,000     708,568  362,425       33.9%     N/A        $329
                 Colonial Properties Trust
- ----------------------------------------------------------------------------------------------------------------------------------
98-12             Interstate RE Services/         $ 23,200,000     477,577     477,577  126,088       26.4%      72.0%     $144
   (1)              DRA Advisors, Inc.
- ----------------------------------------------------------------------------------------------------------------------------------
98-13             Marvest Property Trust/         $ 36,000,000     789,532     602,532  232,025       29.4%      55.0%     $219
                    DRA Advisors, Inc.
- ----------------------------------------------------------------------------------------------------------------------------------
98-14         South Plains Mall Assoc., LTD/      $115,700,000   1,107,000   1,107,000  365,215       33.0%      92.0%     $300
                     The Macerich Co.
- ----------------------------------------------------------------------------------------------------------------------------------
98-15                 Northtown LLP/              $ 54,000,000     846,248     459,000  287,078       33.9%      70.0%     $240
                   Glimcher Realty Trust
- ----------------------------------------------------------------------------------------------------------------------------------
98-16                  Westpal, LLC/              $170,500,000     755,912     535,912  354,349       46.9%      83.4%     $373
                   The MaceRich Company
- ----------------------------------------------------------------------------------------------------------------------------------
                                                  $ 23,000,000     384,000     376,368  126,088       26.4%      55.0%     $144
- ----------------------------------------------------------------------------------------------------------------------------------
                                                  $188,000,000   1,270,110   1,107,000  440,000       46.9%      98.5%     $373
- ----------------------------------------------------------------------------------------------------------------------------------
                                                  $ 83,993,750     832,981     643,080  318,922       38.6%      82.5%     $268
- ----------------------------------------------------------------------------------------------------------------------------------
                                                  $ 99,000,000   1,072,055     407,184  407,184       38.8%      87.0%     $283
- ----------------------------------------------------------------------------------------------------------------------------------
                                                  $ 81,850,000     798,828     676,779  306,313       38.5%      81.7%     $266
- ----------------------------------------------------------------------------------------------------------------------------------

=========================================================================================================
                                     CAPITALIZATION RATES                UNIT RATE COMPARISON
                                     ---------------------             ------------------------
    SALE                              GOING-IN   TERMINAL               PRICE/GLA   PRICE/MALL    SALES
    NO.          NOI        NOI/SF       OAR        OAR        IRR      PURCHASED    SHOP GLA    MULTIPLE
- ---------------------------------------------------------------------------------------------------------
98-1         $ 6,804,000   $  6.31       8.40%        --          --       $ 75        $194         0.68
- ---------------------------------------------------------------------------------------------------------
98-2         $13,912,000   $ 16.90       7.40%        --          --       $228        $505        N/A
- ---------------------------------------------------------------------------------------------------------
98-3         $ 5,395,000   $ 11.03       8.30%        --          --       $133        $148         0.53
- ---------------------------------------------------------------------------------------------------------
98-4         $ 7,560,000   $ 20.09       9.00%        --          --       $226        $226         0.75
- ---------------------------------------------------------------------------------------------------------
98-5         $ 9,800,000   $  9.60       9.21%        --          --       $104        $278         0.93
- ---------------------------------------------------------------------------------------------------------
98-6         $12,370,000   $ 13.66      12.01%        --          --       $114        $248         1.34
- ---------------------------------------------------------------------------------------------------------
98-7         $ 3,188,970   $  7.47       8.37%        --          --       $ 89        $207         0.70
- ---------------------------------------------------------------------------------------------------------
98-8         $10,500,000   $ 23.97       9.29%        --          --       $258        $258         0.97
- ---------------------------------------------------------------------------------------------------------
98-9         $ 3,572,000   $  9.30       9.40%        --          --       $ 99        $227         0.79
- ---------------------------------------------------------------------------------------------------------
98-10        $ 2,760,000   $  6.05      12.00%        --          --       $ 50          --          --
- ---------------------------------------------------------------------------------------------------------
98-11        $ 9,391,200   $ 13.25       9.03%        --          --       $147        $287         0.87
- ---------------------------------------------------------------------------------------------------------
98-12        $ 2,697,500   $  5.65      11.63%        --          --       $ 49        $184         1.28
   (1)
- ---------------------------------------------------------------------------------------------------------
98-13        $ 3,558,800   $  5.91       9.89%        --          --       $ 60        $155         0.71
- ---------------------------------------------------------------------------------------------------------
98-14        $10,065,900   $  9.09       8.70%        --          --       $105        $317         1.06
- ---------------------------------------------------------------------------------------------------------
98-15        $ 5,400,000   $ 11.76      10.00%        --          --       $118        $188         0.78
- ---------------------------------------------------------------------------------------------------------
98-16        $14,002,000   $ 26.13       8.21%      9.00%      11.00%      $318        $481         1.29
- ---------------------------------------------------------------------------------------------------------
             $ 2,697,500   $  5.65       7.40%      9.00%      11.00%      $ 49        $148         0.53
- ---------------------------------------------------------------------------------------------------------
             $14,002,000   $ 26.13      12.01%      9.00%      11.00%      $318        $505         1.34
- ---------------------------------------------------------------------------------------------------------
             $ 7,561,086   $ 12.26       9.43%        --          --       $136        $260         0.91
- ---------------------------------------------------------------------------------------------------------
             $ 9,030,000   $ 22.03       9.15%        --          --       $242        $242         0.86
- ---------------------------------------------------------------------------------------------------------
             $ 7,351,241   $ 10.87       9.47%        --          --       $121        $263         0.91
- ---------------------------------------------------------------------------------------------------------

                                                    COMPETITIVE MARKET ANALYSIS
- -------------------------------------------------------------------------------

        While these unit prices implicitly contain both the physical and economic factors affecting the real estate, the statistics do not explicitly convey many of the details surrounding a specific property. Thus, this single index to the valuation of the subject property has limited direct application. The price per square foot of mall shop GLA acquired yields one common form of comparison. However, this can be distorted if anchor and/or other major tenants generate a significant amount of income. Chart A, following, shows this relationship along with other selected indices.

 ===========================================================================================================
                                                 CHART A *
                                          SELECTED AVERAGE INDICES
 ===========================================================================================================
    TRANSACTION       PRICE/SF OF TOTAL GLA        PRICE/SF OF MALL SHOPS        MEAN SALES        MEAN
       YEAR               RANGE/MEAN**               RANGE/OVERALL MEAN           MULTIPLE          OAR
 ===========================================================================================================
       1991                $156 - $556                  $203 - $556                 1.17           6.44%
                              $282                          $357
 -----------------------------------------------------------------------------------------------------------
       1992                $136 - $511                  $226 - $511                 1.07           7.31%
                              $259                          $320
 -----------------------------------------------------------------------------------------------------------
       1993                $ 73 - $471                  $173 - $647                 1.15           7.92%
                              $242                          $363
 -----------------------------------------------------------------------------------------------------------
       1994                $ 83 - $378                  $129 - $502                 0.96           8.37%
                              $197                          $288
 -----------------------------------------------------------------------------------------------------------
       1995                $ 53 - $686                  $ 93 - $686                 0.96           9.13%
                              $193                          $284
 -----------------------------------------------------------------------------------------------------------
       1996                $ 44 - $534                  $119 - $534                 0.85           9.44%
                              $187                          $242
 -----------------------------------------------------------------------------------------------------------
       1997                $ 21 - $594                  $ 36 - $770                 0.84           9.65%
                              $139                          $250
 -----------------------------------------------------------------------------------------------------------
       1998                $ 49 - $318                  $ 148 - $505                0.91           9.43%
                              $136                          $260
 ===========================================================================================================
 *       Includes all transactions for particular year
 **      Based on total GLA acquired
 ===========================================================================================================

        The chart above shows that the annual average price per square foot of total GLA acquired has ranged from $110 to $282 per square foot. A declining trend has been in evidence as cap rates have risen. As discussed, one of the factors that may influence the unit rate is whether or not anchor stores are included in the total GLA that is transferred. Thus, a further refinement can be made between those malls that have transferred with anchor space and those that have included only mall GLA. The price per square foot of mall shop GLA has declined from a high of $357 per square foot in 1991 to $260 per square foot in 1998.

- -------------------------------------------------------------------------------
                                     -55-

                                                    COMPETITIVE MARKET ANALYSIS
- -------------------------------------------------------------------------------

        In order to gain a better perspective into this measure, we can isolate only those sales that involved a transfer of the mall shop GLA. Chart B, following, makes this distinction. We have displayed only the more recent transactions (1996-1998).

=================================================================================================================
                                                  CHART B
                                       REGIONAL MALL SALES INVOLVING
                                            MALL SHOP SPACE ONLY
=================================================================================================================
                1996                                  1997                                 1998
=================================================================================================================
   SALE          UNIT         NOI        SALE         UNIT      NOI PER      SALE          UNIT       NOI PER
    NO.          RATE        PER SF       NO.         RATE         SF         NO.          RATE          SF
=================================================================================================================
   96- 9         $126        $15.12      97- 3        $273       $21.97      98- 4         $226        $20.09
- -----------------------------------------------------------------------------------------------------------------
   96-11         $144        $14.84      97- 4        $153       $14.11      97- 8         $258        $23.97
- -----------------------------------------------------------------------------------------------------------------
   96-12         $281        $25.12      97- 16       $168       $15.97
- -----------------------------------------------------------------------------------------------------------------
   96-13         $433        $30.34      97- 31       $253       $20.46
- -----------------------------------------------------------------------------------------------------------------
   96-19         $145        $11.27      97- 35       $280       $22.82
- -----------------------------------------------------------------------------------------------------------------
   96-20         $270        $29.74
- -----------------------------------------------------------------------------------------------------------------
   96-21         $534        $40.03
- -----------------------------------------------------------------------------------------------------------------
   96-24         $508        $35.57
- -----------------------------------------------------------------------------------------------------------------
   96-26         $342        $29.11
- -----------------------------------------------------------------------------------------------------------------
   96-27         $225        $17.32
- -----------------------------------------------------------------------------------------------------------------
   96-28         $239        $17.44
=================================================================================================================
  MEAN           $295        $24.17                   $225       $19.07                    $242        $22.03
=================================================================================================================

        From the above we see that the mean unit rate for sales involving mall shop GLA only has ranged from approximately $126 to $534 per square foot with yearly averages of $295, $225, and $242 per square foot, respectively for the most recent three-year period. We recognized that these averages may be skewed somewhat by the size of the sample.

        Alternately, where anchor store GLA has been included in the sale, the unit rate is shown to range widely from $25 to $380 per square foot of salable area, indicating a mean of $123 per square foot in 1996, and only $100 per square foot in 1997. Chart C, following, depicts this data.

- -------------------------------------------------------------------------------
                                     -56-

                                                    COMPETITIVE MARKET ANALYSIS
- -------------------------------------------------------------------------------

=================================================================================================================
                                                   CHART C
                                        REGIONAL MALL SALES INVOLVING
                                          MALL SHOPS AND ANCHOR GLA
=================================================================================================================
                1996                                  1997                                  1998
=================================================================================================================
    SALE         UNIT         NOI         SALE         UNIT        NOI          SALE         UNIT        NOI
    NO.          RATE       PER SF         NO.         RATE       PER SF        NO.          RATE       PER SF
=================================================================================================================
   96- 1          $278       $22.54       97- 1         $422      $32.68       98- 1           $75       $6.31
- -----------------------------------------------------------------------------------------------------------------
   96- 2          $380       $29.44       97- 2         $133      $13.15       98- 2          $228      $16.90
- -----------------------------------------------------------------------------------------------------------------
   96- 3           $77        $8.17       97- 5         $179      $15.08       98- 3          $133      $11.03
- -----------------------------------------------------------------------------------------------------------------
   96- 4           $44        $5.36       97- 6         $186      $17.67       98- 5          $104       $9.60
- -----------------------------------------------------------------------------------------------------------------
   96- 5          $130       $13.62       97- 7         $103      $10.26       98- 6          $114      $13.66
- -----------------------------------------------------------------------------------------------------------------
   96- 6          $129       $13.57       97- 8          $68       $8.22       98- 7           $89       $7.47
- -----------------------------------------------------------------------------------------------------------------
   96- 7          $108       $10.70       97- 9          $63       $7.84       98- 9           $99       $9.30
- -----------------------------------------------------------------------------------------------------------------
   96- 8          $122       $11.60       97-10         $117      $11.55       98-10           $50       $6.05
- -----------------------------------------------------------------------------------------------------------------
   96-10           $58        $6.58       97-11          $53       $6.40       98-11          $147      $13.25
- -----------------------------------------------------------------------------------------------------------------
   96-14           $73        $8.02       97-12          $86       $8.33       98-12           $49       $5.65
- -----------------------------------------------------------------------------------------------------------------
   96-15          $102       $10.21       97-13          $59       $6.19       98-13           $60       $5.91
- -----------------------------------------------------------------------------------------------------------------
   96-16          $117       $10.96       97-14          $59       $5.85       98-14          $105       $9.09
- -----------------------------------------------------------------------------------------------------------------
   96-17           $77        $7.78       97-15         $234      $19.39       98-15          $118      $11.76
- -----------------------------------------------------------------------------------------------------------------
   96-22           $91        $8.40       97-18          $21       $2.11       98-16          $318      $26.13
- -----------------------------------------------------------------------------------------------------------------
   96-23           $66        $6.81       97-19         $150      $12.34
- -----------------------------------------------------------------------------------------------------------------
   96-25          $170       $12.75       97-20         $160      $13.87
- -----------------------------------------------------------------------------------------------------------------
   96-29           $75        $8.01       97-21         $268      $20.89
- -----------------------------------------------------------------------------------------------------------------
                                          97-22          $54       $6.06
- -----------------------------------------------------------------------------------------------------------------
                                          97-23          $99       $9.39
- -----------------------------------------------------------------------------------------------------------------
                                          97-24         $241      $17.90
- -----------------------------------------------------------------------------------------------------------------
                                          97-25         $594      $43.61
- -----------------------------------------------------------------------------------------------------------------
                                          97-26          $86       $8.65
- -----------------------------------------------------------------------------------------------------------------
                                          97-27         $184      $17.57
- -----------------------------------------------------------------------------------------------------------------
                                          97-29          $91       $8.09
- -----------------------------------------------------------------------------------------------------------------
                                          97-30         $169      $14.37
- -----------------------------------------------------------------------------------------------------------------
                                          97-34          $81       $8.14
- -----------------------------------------------------------------------------------------------------------------
                                          97-36          $62       $6.10
- -----------------------------------------------------------------------------------------------------------------
                                          97-37          $49       $4.95
- -----------------------------------------------------------------------------------------------------------------
                                          97-38          $65       $7.05
- -----------------------------------------------------------------------------------------------------------------
                                          97-39         $122      $13.49
- -----------------------------------------------------------------------------------------------------------------
                                          97-40          $56       $6.09
- -----------------------------------------------------------------------------------------------------------------
                                          97-41          $25       $3.14
- -----------------------------------------------------------------------------------------------------------------
                                          97-42          $50       $4.58
- -----------------------------------------------------------------------------------------------------------------
                                          97-43         $142      $14.50
- -----------------------------------------------------------------------------------------------------------------
                                          97-44         $159      $14.75
- -----------------------------------------------------------------------------------------------------------------
                                          97-45         $137      $13.03
- -----------------------------------------------------------------------------------------------------------------
                                          97-46          $80       $6.83
- -----------------------------------------------------------------------------------------------------------------
                                          97-47          $84       $7.58
- -----------------------------------------------------------------------------------------------------------------
                                          97-48         $220      $16.27
- -----------------------------------------------------------------------------------------------------------------
                                          97-49          $76       $8.93
- -----------------------------------------------------------------------------------------------------------------
                                          97-50          $39       $4.57
=================================================================================================================
    MEAN          $123       $11.44                     $130      $11.65                      $121      $10.87
=================================================================================================================

- -------------------------------------------------------------------------------
                                     -57-

                                                    COMPETITIVE MARKET ANALYSIS
- -------------------------------------------------------------------------------

        ANALYSIS OF SALES

        Within Charts B and C, we have presented a summary of several transactions involving regional and super-regional-sized retail shopping malls from which price trends may be identified for the extraction of value parameters. These transactions have been segregated by year of acquisition so as to lend additional perspective on our analysis. Comparability in both physical and economic characteristics is the most important criteria for analyzing sales in relation to the subject property. However, it is also important to recognize the fact that regional shopping malls are distinct entities by virtue of age and design, visibility and accessibility, the market segmentation created by anchor stores and tenant mix, the size and purchasing power of the particular trade area, and competency of management. Thus, the Sales Comparison Approach, when applied to a property such as the subject can, at best, only outline the parameters in which the typical investor operates. The majority of these sales transferred either on an all cash (100 percent equity) basis or its equivalent utilizing market-based financing. Where necessary, we have adjusted the purchase price to its cash equivalent basis for the purpose of comparison.

        As suggested, sales that include anchors typically have lower square foot unit prices. In our discussions with major shopping center owners and investors, we learned that capitalization rates and underwriting criteria have become more sensitive to the contemporary issues dealing with the department store anchors. As such, investors are looking more closely than ever at the strength of the anchors when evaluating an acquisition.

        As the reader shall see, we have attempted to make comparisons of the transactions to the subject primarily along economic lines. For the most part, the transactions have involved dominant or strong Class A centers in top 50 MSA locations which generally have solid, expanding trade areas and good income profiles. Some of the other transactions are in decidedly inferior second tier locations with limited growth potential and near term vacancy problems. These sales tend to reflect lower unit rates and higher capitalization rates.

- -------------------------------------------------------------------------------
                                     -58-

                                                    COMPETITIVE MARKET ANALYSIS
- -------------------------------------------------------------------------------

        =================================
         APPLICATION TO SUBJECT PROPERTY
        =================================

        We have ranked the subject according to the investor "hot buttons" mentioned previously. A rating of 1 is poor and 5 is good for each category.

=====================================================================================================================
            HOT BUTTON                  SUBJECT RATING                               REASON
=====================================================================================================================
Occupancy Costs                               3             Subject 1998 ratio expected to be 12.5 to 13.5 percent.
- ---------------------------------------------------------------------------------------------------------------------
Market Dominance                              3             Dominant mall but River Park Square seems likely to
                                                            happen.
- ---------------------------------------------------------------------------------------------------------------------
Strong Anchor Alignment                       4             Bon Marche, JC Penney and Sears all strong in local
                                                            market. Mervyn's and Emporium are average to weak.
- ---------------------------------------------------------------------------------------------------------------------
Entertainment                                 3             Addition of theatres and restaurants  will bring subject
                                                            up to modern expectations.
- ---------------------------------------------------------------------------------------------------------------------
Dense Marketplace                             3             Locally dense population but a smaller overall market
                                                            with lower than average projected growth.
- ---------------------------------------------------------------------------------------------------------------------
Income Level                                  2             Lower than state and national averages.
- ---------------------------------------------------------------------------------------------------------------------
Good Access                                   3             Centrally located in trade area, though congested at
                                                            peak times.
- ---------------------------------------------------------------------------------------------------------------------
Tenant Mix                                    3             High mall tenant ratio but good selection in the local
                                                            market. Will improve with entertainment addition.
- ---------------------------------------------------------------------------------------------------------------------
Physical Condition                            4             Better than average due to 1992 renovation/expansion.
- ---------------------------------------------------------------------------------------------------------------------
Environmental Issues                          4             No known issues aside from potential asbestos tiles.
- ---------------------------------------------------------------------------------------------------------------------
Operating Covenants                           3             Shortest covenant is eight years. Emporium, the weakest
                                                            anchor, could go dark in 2006.
- ---------------------------------------------------------------------------------------------------------------------
Overall Ranking                               3             Mid-market mall with good anchors in tertiary market.
                                                            Strong sales despite low trade area income.
- ---------------------------------------------------------------------------------------------------------------------

SPOKANE SALES ACTIVITY

        Given there is only one other regional mall in Spokane, and it is new, we will discuss the 1995 sale of Northpointe Plaza and the 1998 sale of the subject. Northpointe Plaza sold in January 1995 for $92.82 per square foot at a
9.64 percent capitalization rate. This power center sale included all anchors. The subject sold in August 1998 for $128 million, indicating a capitalization rate of just under 9 percent and a price per square foot of sold GLA of $183.


SUMMARY/OBSERVATIONS/MARKETABILITY CONCLUSIONS

        The retail market nationwide is highly competitive, and retailers recognizing changes in consumer tastes, spending patterns, and increased competition are tailoring their merchandising, pricing, and marketing efforts to meet consumer needs. While specialty stores

- -------------------------------------------------------------------------------
                                     -59-

                                                    COMPETITIVE MARKET ANALYSIS
- -------------------------------------------------------------------------------

continue to attract consumers from traditional anchor stores, major and anchor tenants are reshaping their image and format.

        Locally, the retail market, on an overall basis, is highly competitive as well. The rapid expansion of discount and off-price big box retail chains has begun to settle after several years of substantial growth in the market, increasing competition. The new Spokane Valley Mall has added to the competitiveness of the market, chasing many of the same shoppers as the subject and shrinking the subject's penetration into the eastern and southern parts of Spokane. Although there are not any reliable statistics, current vacancy rates appear to be higher now than anytime in the last six years, highlighting the need to remain competitive and innovative to attract shoppers.

        We have analyzed the retail trade history and profile of the area in order to make reasonable assumptions as to the continued performance of the subject's potential trade area. The Primary Trade Area profile encompasses an analysis that approximates a 5.0-mile radius emanating from the subject. Information relating to these sectors has been presented and analyzed in order to determine patterns of change and growth as they impact the subject. We have also included a discussion of the competitive retail structure in the market area. The data is useful in giving quantitative dimensions of the total trade area, while our comments serve to provide qualitative insight into this market. A compilation of this data provides the basis for our projections and forecasts particular to the subject property. The following summarizes our key conclusions:

         o The subject enjoys a highly visible, accessible location within a stable area of north central Spokane. The Spokane area is expected to maintain a growth pattern benefiting from a generally diverse economy and perception that the region has a good quality of life.

         o Regional accessibility to the property is good via North Division Street which connects downtown Spokane with central and north Spokane. The neighborhood has good local vehicular access via local arterials, as well as a substantial amount of peripheral retail development.

         o The existing trade area structure is largely characterized by older retail properties. There are only two regional malls and one true power center, though stand-alone big box retailers have been proliferating.

         o Trade area boundaries have been set based upon the location of existing retail development, conforming with drive time capabilities and location convenience of the subject site.

         o Two of the primary growth paths for the region are to the north and west. The subject will benefit from this growth. Growth to the east will also be strong, but the subject will see little benefit from this growth.

         o Population growth has been low within the trade area but is expected to see annual increases of 0.66 percent per year through 2003. At present, the subject's Primary Trade Area includes some 190,997 persons.

         o Household formation is projected to increase at a rate of 0.9 percent per annum into the foreseeable future to 85,861 units. As of this writing, there are approximately 81,989 households within the trade area.

- -------------------------------------------------------------------------------
                                     -60-

                                                    COMPETITIVE MARKET ANALYSIS
- -------------------------------------------------------------------------------

         o The subject benefits from a middle-income population. Per capita income within the Primary Trade Area is currently estimated at $17,221. This figure is below both state and county levels.

         o Northpointe Plaza is somewhat competitive with the subject, but its stores also draw additional shoppers to the area.

         o The subject is clearly the dominant center within the Spokane area. With its location, accessibility, anchor alignment, renovated appearance, and superior merchandising, Northtown Mall should continue to be the viable retail center for this portion of the region. The River Park Square development seems likely to proceed, and this will dilute the subject's market dominance.

         o Based upon our review of the economic aspects of the subject property, Northtown Mall appears to be operating at economic levels that are consistent with the market at this time.


        On balance, it is our opinion that, with competent management, aggressive marketing, and continued upkeep, the subject will continue to be a viable entity within the Spokane market and maintain its share of market expenditure potential. Our outlook for the area continues to be generally positive, with moderate prospects for growth and moderately appreciating real estate values.


MARKETABILITY AND MARKETING PERIOD

        In this subsection, we consider the potential market appeal, marketability, and demand for a center like the subject in light of the current real estate investment market. As discussed in this report, the subject involves an enclosed retail mall anchored by five relatively strong department stores for a combined mall GLA of approximately 943,130 square feet.

        We have considered the potential market demand and investor risk in our analysis and valuation of the subject property through our selection of investment parameters, growth rates, and various assumptions employed. In our analysis, we have attempted to reflect current market conditions and investor criteria.

        Most of the shopping center properties which have been offered for sale at a "reasonable" price have sold within 12 months exposure to the open market or less. Properties for which seller expectations of value exceed the market's perception have required more extended marketing periods and have generally sold below the initial asking price, or have been pulled off the market. A "reasonable" price is defined as that price which offers a sufficient return to the investor relative to the demand for and the risk associated with the property. These returns vary widely in the current market depending on the particular investment, its occupancy level, the surrounding demographics, and upside or downside of the income stream.

        The subject is characterized as an average quality, renovated regional mall which has historically been the dominant center within the Spokane market and which represents a relatively strong barrier to future competitive development in Spokane. The subject's primary trade area has a current population of approximately 190,000+/- people and is projected to experience moderate-stable population and household growth into the foreseeable future. While the trade area is considered stable, lower growth projections should still provide the necessary impetus for income growth at the property due to the fact that it will benefit from

- -------------------------------------------------------------------------------
                                     -61-

                                                    COMPETITIVE MARKET ANALYSIS
- -------------------------------------------------------------------------------

future sales and rent growth (albeit at more moderate levels), helping provide the necessary investor interest in the property.

        We believe that if the subject were offered for sale, it would represent an average investment opportunity for a center.

        Based on the above, it is our estimate that a market sale of the subject property should be realized within 12+/- months exposure on the market. To back this up, the property recently sold. The package was sent to investors in May 1998, the property was tied up in approximately July and the transaction closed in August 1998.









- -------------------------------------------------------------------------------
                                     -62-

                                 CONSULTING ASSUMPTIONS AND LIMITING CONDITIONS
- -------------------------------------------------------------------------------

"Analysis" means the consulting analysis or study or report to which these Consulting Assumptions and Limiting Conditions are annexed.

"C&W" means Cushman & Wakefield, Inc. or its subsidiary which issued the Appraisal.

In addition to the assumptions made in the Analysis, the analysis has been made subject to the following assumptions and limiting conditions:

1. No opinion is intended to be expressed and no responsibility is assumed for the legal description or for any matters which are legal in nature or require legal expertise or specialized knowledge beyond that of a real estate appraiser/consultant. Title to the Property is assumed to be good and marketable and the Property is assumed to be free and clear of all liens unless otherwise stated. No survey of the Property was undertaken.

2. The information contained in the Analysis or upon which the Analysis is based has been gathered from sources C&W assumes to be reliable and accurate. Some of such information may have been provided by the owner of the Property. C&W shall be responsible for the accuracy or completeness of such information.

3. The Analysis is only as of the date stated in the Analysis. Changes since that date in external and market factors or in the Property itself can significantly affect the conclusion(s) included herein.

4. The Analysis is to be used in whole and not in part. No part of the Analysis shall be used in conjunction with any other analysis. Except as may be otherwise stated in the letter of engagement, the Analysis may not be used by any person other than the party to whom it is addressed or for purposes other than that for which it was prepared. No part of the Analysis shall be conveyed to the public through advertising, or used in any sales or promotional material without C&W's prior written consent. Reference to the Appraisal Institute or to the MAI designation is prohibited.

5. The Analysis assumes (a) responsible ownership and competent management of the Property; (b) there are no hidden or unapparent conditions of the Property, subsoil or structures that render the Property more or less valuable (no responsibility is assumed for such conditions or for arranging for engineering studies that may be required to discover them); (c) full compliance with all applicable federal, state and local zoning and environmental regulations and laws, unless noncompliance is stated, defined and considered in the Analysis; and (d) all required licenses, certificates of occupancy and other governmental consents have been or can be obtained and renewed for any use on which the opinion(s) and conclusion(s) contained in the Analysis are based.

6. Except as may be otherwise stated in the letter of engagement, the C&W professional shall not be required to give testimony in any court or administrative proceeding relating to the Property or the Analysis.

7. The physical condition of the improvements considered by the Analysis is based on visual inspection by the C&W professional or other person identified in the Analysis. C&W assumes no responsibility for the soundness of structural members nor for the condition of mechanical equipment, plumbing or electrical components

- -------------------------------------------------------------------------------
                                     -63-

                                 CONSULTING ASSUMPTIONS AND LIMITING CONDITIONS
- -------------------------------------------------------------------------------

8. The forecasts of population, household, and income growth, as well as supply and demand trends included herein are not predictions of the future. Rather, they are our best estimates of current market thinking on future demographic trends and supply and demand influences. C&W and the C&W professional make no warranty or representation that these forecasts will materialize. The real estate market is constantly fluctuating and changing.

9. Unless otherwise stated in the Analysis, the existence of potentially hazardous or toxic materials which may have been used in the construction or maintenance of the improvements or may be located at or about the Property was not considered in arriving at the opinions expressed in this Analysis. These materials (such as formaldehyde foam insulation, asbestos insulation and other potentially hazardous materials) may adversely affect the Property. The C&W professionals are not qualified to detect such substances. C&W recommends that an environmental expert be employed to determine the impact of these matters.

10. Unless otherwise stated in the Analysis, compliance with the requirements of the Americans With Disabilities Act of 1990 (ADA) has not been considered in arriving at the opinions expressed in the Analysis. Failure to comply with the requirements of the ADA may adversely affect the property. C&W recommends that an expert in this field be employed.








- -------------------------------------------------------------------------------
                                     -64-

                                                                  CERTIFICATION
- -------------------------------------------------------------------------------

I certify that, to the best of my knowledge and belief:

1.     Kenneth A. Barnes, MAI inspected the property and prepared the report.

2.     The statements of fact contained in this report are true and correct.

3. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are my personal, unbiased professional analyses, opinions, and conclusions.

4. I have no present or prospective interest in the property that is the subject of this report, and I have no personal interest or bias with respect to the parties involved.

5. My compensation is not contingent upon the reporting of a predetermined conclusion or direction in conclusion that favors the cause of the client, the amount of the conclusion estimate, the attainment of a stipulated result, or the occurrence of a subsequent event. The consulting assignment has not been based on a requested minimum conclusion, maximum conclusion, or specific conclusion.

6. No one provided significant professional assistance to the person signing this report.

7. My analyses, opinions, and conclusions have been developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation and the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute. The report is intended to comply with the reporting requirements for "consulting" assignments.

8. The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

9. As of the date of this report, I, Kenneth A. Barnes, MAI have completed the requirements of the continuing education program of the Appraisal Institute.


        /s/ Kenneth A. Barnes
        ----------------------------
        Kenneth A. Barnes, MAI
        Director
        Valuation Advisory Services
        WA State Cert. #BARNEKA40203

- -------------------------------------------------------------------------------
                                     -65-

                                                                        ADDENDA
- -------------------------------------------------------------------------------



                            NATIONAL RETAIL OVERVIEW

                              OPERATING STATEMENTS

                                   RENT ROLL

                              TENANT SALES REPORTS

                               ENDS DATA REPORTS

                                 QUALIFICATIONS

         ============================================================

                           CUSHMAN & WAKEFIELD, INC.
                           NATIONAL RETAIL OVERVIEW

         ============================================================




































                             RETAIL VALUATION GROUP
                            Richard W. Latella, MAI
                                Senior Director
                                 June 23, 1998

                                                NATIONAL RETAIL MARKET OVERVIEW
- -------------------------------------------------------------------------------

INTRODUCTION

        Shopping centers constitute the major form of retail activity in the United States today. Approximately 55 percent of all non-automotive retail sales occur in shopping centers. It is estimated that consumer spending accounts for about two-thirds of all economic activity in the United States. As such, retail sales patterns have become an important indicator of the country's economic health.

        The early part of the 1990s was a time of economic stagnation and uncertainty in the country. The gradual recovery, which began as the nation crept out of the last recession, has shown some signs of weakness as corporate downsizing has accelerated. But as the recovery period reaches into its fifth year and the retail environment remains volatile, speculation regarding the nation's economic future remains. It is this uncertainty which has shaped recent consumer spending patterns. We shall first provide a brief overview of broad economic measures that are important in terms of long range retail sales forecasting and general investment underwriting. This is followed by a discussion of retail sales trends along with selected statistics of the shopping center industry. Also included is a discussion of contemporary industry trends, valuation issues and a brief overview of the REIT market.

PERSONAL INCOME AND CONSUMER SPENDING

        Americans' PERSONAL INCOME (total income from wages, salaries, interest, rents and all other sources) advanced by four-tenths of a percent in December, which helped raise income for all of 1997 by 5.8 percent. This was less than 1995 but it far outpaced the 2.5 percent growth in 1994. Data for April 1998 shows that income rose four-tenths of a percent, led by a seven-tenths rise in wages and salaries.

============================================================================
       PERSONAL INCOME                             CONSUMER SPENDING
============================================================================
 YEAR                % CHANGE                 YEAR                % CHANGE
============================================================================
 1993                   4.7                   1993                   5.8
- ----------------------------------------------------------------------------
 1994                   2.5                   1994                   5.5
- ----------------------------------------------------------------------------
 1995                   6.1                   1995                   4.8
- ----------------------------------------------------------------------------
 1996                   5.6                   1996                   5.0
- ----------------------------------------------------------------------------
 1997                   5.8                   1997                   5.4
============================================================================
Source: Commerce Dept.
============================================================================

        CONSUMER SPENDING is another closely watched indicator of economic activity. The importance of consumer spending is that it represents two-thirds of the nation's economic activity. Total consumer spending rose by 5.4 percent in 1997, in line with the long term trend. Spending rose five-tenths of a percent in April 1998.

EMPLOYMENT TRENDS

        The country's economic situation continues to generate a record number of new jobs. Correspondingly, the nation's unemployment rate continues to decrease from its recent peak in 1992. Selected statistics released by the Bureau of Labor Statistics are summarized as follows:

- -------------------------------------------------------------------------------
                                      -1-

                                                NATIONAL RETAIL MARKET OVERVIEW
- -------------------------------------------------------------------------------

===========================================================================================================
                                      SELECTED EMPLOYMENT STATISTICS
===========================================================================================================
              CIVILIAN LABOR FORCE                             EMPLOYED
=====================================================================================
                  TOTAL WORKERS                      TOTAL WORKERS                        UNEMPLOYMENT
    YEAR(1)           (000)           % CHANGE           (000)           % CHANGE             RATE
===========================================================================================================
     1990            125,840              --            118,793              --                5.6
- -----------------------------------------------------------------------------------------------------------
     1991            126,346              .4            117,718             -.9                6.8
- -----------------------------------------------------------------------------------------------------------
     1992            128,105             1.4            118,492              .7                7.5
- -----------------------------------------------------------------------------------------------------------
     1993            129,200              .9            120,259             1.5                6.9
- -----------------------------------------------------------------------------------------------------------
     1994            131,056             2.4            123,060             2.3                6.1
- -----------------------------------------------------------------------------------------------------------
     1995            132,304             1.0            124,900             1.5                5.6
- -----------------------------------------------------------------------------------------------------------
     1996            133,943             1.2            126,708             1.4                5.4
- -----------------------------------------------------------------------------------------------------------
     1997                                                                                      4.9
===========================================================================================================
     CAGR
  1990-1997                            +1.05                              +1.08
===========================================================================================================
(1)Year ending December 31
===========================================================================================================
Source:  Bureau of Labor Statistics U.S. Department of Labor
===========================================================================================================

        During 1996, the labor force increased by 1,639,000 or approximately
1.2 percent. Correspondingly, the level of employment increased by 1,808,000 or
1.4 percent. As such, the year end unemployment rate dropped by two-tenths of a percent to 5.4 percent. For 1996, monthly job growth averaged 224,000. On balance, over 10.0 million jobs have been created since the recovery began. Preliminary data for December 1997 shows that the unemployment rate rose slightly to 4.7 percent from 4.6 percent following job growth of 370,000. For the year, 1997's average unemployment rate of 4.9 percent matched the lows set in 1970 and 1973. A record 64.1 percent of the population held jobs at the end of the year. U.S. payrolls ended the year at 123.9 million, up by 3.2 million or 2.6 percent over 1996. For the year job growth averaged nearly 267,000 per month. For the final quarter, job growth averaged 333,000 per month. Most analysts are forecasting monthly job growth in the 250,000 to 275,000 range in early 1998. A Bank of America survey of 18 leading Wall Street economists forecast unemployment rates of 4.8 and 5.0 percent in 1998 and 1999, respectively.

        In May 1998, the economy created 296,000 jobs. Nationally, the unemployment rate remained unchanged at 4.3 percent.

HOUSING TRENDS

        Housing trends are an important economic measure due to the substantial economic activity generated when a home changes hands (i.e. spending on repairs by sellers, redecorating by buyers, fees, commissions and taxes).

        For all of 1997, a total of 1.476 million new homes and apartments were started, barely down one-tenth of a percent from a total of 1.477 million in 1996 which was the fastest pace in eight years.

- -------------------------------------------------------------------------------
                                      -2-

                                                NATIONAL RETAIL MARKET OVERVIEW
- -------------------------------------------------------------------------------

        Approximately 800,000 new homes were sold in 1997, up 5.7 percent from 756,000 in 1996. It was the highest total since 817,000 in 1978. The median home price of new homes sold in 1996 was $140,000, up 4.6 percent from 1995. April 1998 data shows that new home sales rose by 5.2 percent to an annual rate of 888,000 units, a new record. This followed a revised 3 percent increase in February. A record low interest rates and warm weather were cited as reasons for the increase. Builders are currently reporting a 3.8 month inventory of unsold homes, a record low. The median price of all homes sold in 1997 (new and existing) rose 6.2 percent over 1996 to $124,800.

        Sales of existing single family homes rose 3.1 percent for 1997 to a record 4.22 million units from 4.09 million in 1996, a previous record. Resales are an important measure of the housing industry's health as they account for about 85 percent of all single family sales. Data for April 1998 shows that sales declined by 2.5 percent to an annual rate of 4.77 million units. The median price rose 5.8 percent to $127,000.

        The home ownership rate seems to be rising, after remaining stagnant over the last decade. For 1996, the share of households that own their homes was 65.4 percent, compared to 64.7 percent for a year earlier. Lower mortgage rates are cited as a factor.

GROSS DOMESTIC PRODUCT

        The Commerce Department reports that the gross domestic product increased by 3.8 percent in 1997, the largest growth in that measure since an identical rate in 1988 when the Federal Reserve stimulated the economy to cushion the impact of the 1987 stock market crash. For the year, Americans produced an inflation adjusted $7.19 trillion in goods and services. The fourth quarter 1997 growth rate was a brisk 4.3 percent. The annual growth was viewed as remarkable in view of its coming in the seventh year of an economic expansion that was also characterized by low inflation. The Fed foresees a moderation of this trend and expects the U.S. economy will expand at a 2.0 to
2.50 percent pace during 1998 which is in-line with White House forecasts and a pace which is viewed as the economy's non-inflationary growth limit.

        The following chart cites the annual change in real GDP since 1990.

         ======================================================
                                REAL GDP
         ======================================================
               YEAR                             % CHANGE
         ======================================================
               1990                                 1.2
         --------------------------- ==========================
               1991                                - .6
         =========================== ==========================
               1992                                 2.3
         =========================== ==========================
               1993                                 3.1
         =========================== ==========================
               1994                                 4.1
         =========================== ==========================
               1995*                                2.0
         =========================== ==========================
               1996                                 2.4
         =========================== ==========================
               1997                                 3.8
         ======================================================
               *   Reflects new chain weighted system of
                   measurement. Comparable 1994 measure would
                   be 3.5%
         ======================================================
               Source:  Bureau of Economic Analysis
         ======================================================

- -------------------------------------------------------------------------------
                                      -3-

                                                NATIONAL RETAIL MARKET OVERVIEW
- -------------------------------------------------------------------------------

        First quarter 1998 growth was reported at a robust 4.8 percent versus
3.7 percent in the final three months of 1997. This was a surprisingly powerful performance and above most analysts' opinions.

WHOLESALE PRICES

        Soaring energy prices in December drove wholesale costs to a twelve month high. For the year, the Producer Price Index (PPI) gained 2.8 percent. However, excluding energy, the PPI rose just 1.4 percent in all of 1996. In 1995, the index rose 2.3 percent. For November 1997, wholesale prices fell two-tenths of a percent. For the twelve months ending November 1997, the index was -1.2 percent. Projections for 1997 show that most economists expect a 2.5 percent rise and a core increase of 1.5 percent.

CONSUMER PRICES

        The Bureau of Labor Statistics has reported that consumer prices rose by only 1.7 percent in 1997, the lowest rate since 1986 when oil prices fell sharply.

        The following chart tracks the annual change in the CPI since 1990.

           ===========================================================
                             CONSUMER PRICE INDEX(1)
           ===========================================================
                   YEAR                CPI             % CHANGE
           ===========================================================
                   1990               133.8               6.1
           -----------------------------------------------------------
                   1991               137.9               3.0
           -----------------------------------------------------------
                   1992               141.9               2.9
           -----------------------------------------------------------
                   1993               145.8               2.7
           -----------------------------------------------------------
                   1994               149.7               2.7
           -----------------------------------------------------------
                   1995               153.5               2.5
           -----------------------------------------------------------
                   1996               158.6               3.3
           -----------------------------------------------------------
                   1997               162.3               1.7
           ===========================================================
           (1) All Urban Workers
           ===========================================================
           Source:  Dept. of Labor, Bureau of Labor Statistics
           ===========================================================

        Over the past eight years, inflation has exceeded 3 percent only two times (1996 - 3.3 percent and 1990 - 6.1 percent). Excluding food and energy, the 77 percent of the index known as the core index, the index rose 2.2 percent during 1997, the lowest annual figure since 1965. The corresponding rate for 1996 was 2.6 percent. Recently, a special advisory panel of prominent economists have contended that the current method of calculating the Consumer Price Index overstates inflation by 1.1 percentage points annually. The government is currently reviewing the far ranging implications a change in procedure may have.

        Based upon year end trends, most notably the economic turmoil in Asia, some economists have begun debating the possibility of delation. For example, the price of imported goods dropped by 4.9 percent for all of 1997; the largest decline since the government began

- -------------------------------------------------------------------------------
                                      -4-

                                                NATIONAL RETAIL MARKET OVERVIEW
- -------------------------------------------------------------------------------

collecting such data in 1983. The Bank of America survey of 17 leading Wall Street economists have forecasted inflation for 1998 of 2.2 percent. Data for May 1998 shows that the inflation index increased three-tenths of a percent after running at an annual rate of 1.5 percent since January.

OTHER INDICATORS

        The government's main economic forecasting gauge, the INDEX OF LEADING ECONOMIC INDICATORS is intended to project economic growth over the next six to nine months. The Conference Board, an independent business group, reported that the index was unchanged in December (1997) ending five straight months of gains. For all of 1997, the index rose at twice its historic pace. The April 1998 rate rose one-tenth of a percent.

        The Conference Board also reported that CONSUMER CONFIDENCE declined in May 1998 to 135.2 from 137.2 in April. Nonetheless, consumers attitudes about the economy remain upbeat. Measures of consumer confidence are watched closely for indications of future consumer spending.

        The EMPLOYMENT COST INDEX is a measure of overall compensation including wages, salaries and benefits. For 1997, the index rose at an annual amount of 3.3 percent, up from 2.9 percent for both 1995 and 1996. Wages and salaries were up 1.1 percent, the largest increase in seven and one-half years while the cost of benefits rose nine-tenths of a percent. For the first quarter
(1998) the index was up seven-tenths of a percent.

        PRODUCTIVITY is a key element in measuring the standard of living since increased efficiency allows businesses to increase workers compensation without having to raise prices. Through the first 70 years of this century, non-farm productivity rose at an annual rate of 2.2 percent. During the post war period 1947 to 1973, it was 2.8 percent. Between 1973 and 1995, a marked slowdown has been in evidence with only a 1 percent annual rate and during the period marked by the start of the current economic expansion in 1991, growth has averaged 1.2 percent. The Labor Department reports that the productivity of American workers grew by 1.7 percent in 1997. This compares with 1.9 percent in 1996 and three-tenths of a percent in 1995. Data for the first quarter of 1998 shows that productivity slipped to an annual rate of 1.1 percent, in part because employers hired more workers to handle an expanding workload.

        CONSUMER CREDIT The Federal Reserve said consumer credit unexpectedly declined by $4.2 billion to a $1.231 trillion annual rate in November, the first drop in four years. All major categories of borrowing registered declines including credit cards, auto loans, and personal loans. Nonetheless, credit card delinquencies and personal bankruptcies remain near record levels indicating that consumers may be reaching a point of saturation with respect to new debt. A record 1.34 million Americans filed for bankruptcy in 1997 despite growing prosperity for nearly seven years of economic growth. Visa USA reports that filings were up 19.6 percent nationwide from 1.12 million in 1996.

        Borrowing was up 6.9 percent in February 1998 to an annual rate of $1.244 trillion. The biggest component was credit card debt which rose to $3.9 billion.

- -------------------------------------------------------------------------------
                                      -5-

                                                NATIONAL RETAIL MARKET OVERVIEW
- -------------------------------------------------------------------------------

        SAVINGS RATE The U.S. Savings Rate is measured as that portion of disposable income that goes into bank accounts, investments, and other forms of savings. Americans are continuing a trend of spending faster than their after-tax incomes grow. As a result of carrying more debt, consumers decreased their savings to just 3.8 percent of after-tax income, the lowest rate since 1939. The savings rate was 4.3 percent in 1996.

        NEW CONSTRUCTION activity rose one-tenth of a percent in December to an annual rate of $611.8 billion. The report showed that spending on residential construction, which makes up nearly half the total, rose nine-tenths of a percent. Commercial spending also increased 1.2 percent, while public spending rose eight-tenths of a percent. For all of 1997, construction spending rose 5.6 percent versus 6.5 percent in 1996.

ECONOMIC OUTLOOK

        The WEFA Group, an economic consulting company, opines that the current state of the economy is a "central bankers" dream, with growth headed toward the Fed's 2.5 percent target, accompanied by stable if not falling inflation. They project that inflation will track at about 2.5 percent through 1998. Over the longer term, inflation is expected to average 2.7 percent. This will have a direct influence on consumption (consumer expenditures).

        Potential GDP provides an indication of the expansion of output, real incomes, real expenditures, and the general standard of living of the population. WEFA estimates that real U.S. GDP will grow at an average annual rate of 2.3 percent over the next decade, and slow to about 2.1 percent by 2019.

        Consumption expenditures are primarily predicated on the growth of real permanent income, demographic influences, and changes in relative prices over the long term. Changes in these key variables explain much of the consumer spending patterns of the 1970s and mid-1980s, a period during which baby boomers were reaching the asset acquisition stages of their lives; purchasing automobiles and other consumer and household durables. Increases in real disposable income supported this spending spurt with an average annual increase of 2.9 percent per year over the past twenty years. Real consumption expenditures increased at an average annual rate of 3.1 percent during the 1970s and by an average of 4.0 percent from 1983 to 1988. WEFA projects that consumption expenditure growth will slow as a result of slower population growth and aging. It is also projected that the share of personal consumption expenditures relative to GDP will decline over the next decade. Consumer spending as a share of GDP peaked in 1993 at 68.0 percent after averaging about
63.0 percent over much of the post-war period. WEFA estimates that real consumption expenditure growth will average 2.2 percent per year through 2005 and slows to 2.1 percent thereafter.

RETAIL SALES

        During the period 1980 through 1996, total retail sales in the United States increased at a compound annual rate of 6.1 percent. Data for the period 1990 through 1996 shows that sales growth has slowed to an annual average of
5.0 percent. This information is summarized on the following chart.

- -------------------------------------------------------------------------------
                                      -6-

                                                NATIONAL RETAIL MARKET OVERVIEW
- -------------------------------------------------------------------------------

===============================================================================
                            TOTAL U.S. RETAIL SALES(1)
===============================================================================
         YEAR                   AMOUNT (BILLIONS)             ANNUAL CHANGE
===============================================================================
1980                               $  957,400                      N/A
- -------------------------------------------------------------------------------
1985                               $1,375,027                      N/A
- -------------------------------------------------------------------------------
1990                               $1,844,611                      N/A
- -------------------------------------------------------------------------------
1991                               $1,855,937                     .61%
- -------------------------------------------------------------------------------
1992                               $1,951,589                     5.2%
- -------------------------------------------------------------------------------
1993                               $2,074,499                     6.3%
- -------------------------------------------------------------------------------
1994                               $2,236,966                     7.8%
- -------------------------------------------------------------------------------
1995                               $2,340,817                     4.6%
- -------------------------------------------------------------------------------
1996                               $2,465,835                     5.3%
- -------------------------------------------------------------------------------
1997(2)                            $2,569,400                     4.2%
===============================================================================
      Compound Annual Growth Rate
               1980-1997                                         +6.0%
===============================================================================
        CAGR: 1990 - 1997                                        +4.8%
===============================================================================
(1)     1985 - 1995 data reflects recent revisions by the U.S. Department of Commerce: Combined Annual and Revised Monthly Retail Trade.
(2)     Preliminary advance estimates.
===============================================================================
Source: Monthly Retail Trade Reports Business Division, Current Business
        Reports, Bureau of the Census, U.S. Department of Commerce.
===============================================================================

        Retail sales rose seven-tenths of a percent during the month of December 1997. The Census Bureau of the Department of Commerce reports that advance estimates for U.S. retail sales for 1997 were $2.569 trillion, an increase of $103.6 billion, or 4.2 percent from 1996. This was below last year's gain and the worst showing since 1991.

        Nationally, retail sales fell one-tenth of a percent in March 1998 following a revised seven-tenths of a percent rise in February.

        Provided on the chart below is a summary of overall and same store sales growth for selected national merchants for the most recent period.

- -------------------------------------------------------------------------------
                                      -7-

                                                NATIONAL RETAIL MARKET OVERVIEW
- -------------------------------------------------------------------------------

===============================================================================
                   SAME STORE SALES FOR THE MONTH OF MAY 1998
=========================================== ===================================
                                                 % CHANGE FROM PREVIOUS YEAR
                                            -----------------------------------
             NAME OF RETAILER                OVERALL          SAME STORE BASIS
=========================================== ======================= ===========
                 Wal-Mart                     +20.0%                +11.0%
- -------------------------------------------------------------------------------
                  Kmart                       + 6.9%                + 7.3%
- -------------------------------------------------------------------------------
         Sears, Roebuck & Company             + 7.0%                + 5.4%
- -------------------------------------------------------------------------------
               J.C. Penney                    +  .1%                +  .4%
- -------------------------------------------------------------------------------
        Dayton Hudson Corporation             +11.8%                + 6.1%
- -------------------------------------------------------------------------------
          May Department Stores               + 5.2%                + 3.6%
- -------------------------------------------------------------------------------
       Federated Department Stores               .8                 + 1.8%
- -------------------------------------------------------------------------------
             The Limited Inc.                 + 7.0%                + 9.0%
- -------------------------------------------------------------------------------
                 Gap Inc.                     +47.0%                +24.0%
- -------------------------------------------------------------------------------
                Ann Taylor                    +12.0%                + 2.8%
- -------------------------------------------------------------------------------
                   TJX                        +11.0%                + 6.0%
- -------------------------------------------------------------------------------
                  Lowe's                      +27.3%                +10.3%
- -------------------------------------------------------------------------------
               Circuit City                   +25.0%                +12.0%
===============================================================================
Source:  New York Times/Wall Street Journal
===============================================================================

        Retailers reported a much better than expected increase in May sales, largely as a result of mild weather and apparently a strong desire for new spring fashions.

        The Goldman Sachs same store sales index was up 7.1 percent in May compared with 3.8 percent last year. Same store sales growth was led by Wal-Mart (+11.0%), Kmart (+7.3%), and The Gap (+24.0%). Discounters again did very well such as TJX, Dollar General and Ross Stores. Department stores which cater to lower income shoppers also did well such as Kohl's and Target which paced Dayton Hudson to a 6.1 percent gain.

        The International Council of Shopping Centers (ICSC) publishes a MONTHLY MALL MERCHANDISE INDEX which tracks sales by store type for more than 400 regional shopping centers. The index shows that total sales per square foot rose by 2.9 percent to $278 per square foot in 1996. This compares to a .5 percent increase for the period 1994-1995. The following chart identifies the most recent year-end results. The winners were shown to be Apparel and Accessories (+4.8%) led by Men's Apparel and Shoes, while Furniture and Furnishings suffered (-2.8%). The Home Improvement category rose an outstanding
100.0 percent to $302 per square foot.

        Retailers reported a better than expected increase in January sales, largely as a result of major post-holiday sales and clearance promotions. Data for December 1997 shows that consumers were enticed to the stores with strong promotional markdowns by the nation's retailers. The selling season seemed to come two days before Christmas and continued for the week following.

- -------------------------------------------------------------------------------
                                      -8-

                                                NATIONAL RETAIL MARKET OVERVIEW
- -------------------------------------------------------------------------------

===============================================================================
                           1997 YEAR END PERFORMANCE
                     NON-ANCHOR TENANT SALES IN U.S. MALLS
===============================================================================
                                                           ICSC INDEX % CHANGE
    STORE TYPE                          1997 (SF*)             FROM YE 1996
===============================================================================
GAFO CATEGORIES:
APPAREL AND ACCESSORIES
Women's Accessories and Specialties        $317                     4.3%
Women's Ready-To-Wear                       195                    -2.7%
Men's Apparel                               268                    -1.9%
Children's Apparel                          382                     5.2%
Family Apparel                              324                     2.1%
Women's Shoes                               342                      .2%
Men's Shoes                                 399                     3.4%
Family Shoes                                291                    - .3%
Shoes Miscellaneous                         303                    -3.2%
Apparel and Accessories - Misc.            $276                    -6.5
- -------------------------------------------------------------------------------
SUBTOTAL                                   $265                      .8%
- -------------------------------------------------------------------------------
FURNITURE AND FURNISHINGS:
Home Furniture & Furnishings               $273                    - .3%
Home Entertainment & Electronics            329                     5.0%
Home Furnishings - Misc.                    275                    - .8%
- -------------------------------------------------------------------------------
SUBTOTAL                                   $307                     2.6%
- -------------------------------------------------------------------------------
OTHER GAFO:
Jewelry                                    $701                     3.8%
Stationery/Cards/Gifts/Novelty              287                     1.8%
Books                                       242                    -3.7%
Sporting Goods/Bicycles                     240                    -2.8%
Other GAFO - Misc.                          325                     1.2%
- -------------------------------------------------------------------------------
SUBTOTAL                                   $356                     1.3%
- -------------------------------------------------------------------------------
TOTAL GAFO                                 $295                     1.3%
- -------------------------------------------------------------------------------
NON GAFO CATEGORIES:
FOOD SERVICES
Fast Food                                  $449                     2.6%
Restaurants                                 289                      .8%
Food Services - Misc.                       416                    -7.1%
- -------------------------------------------------------------------------------
SUBTOTAL                                   $362                     1.7%
- -------------------------------------------------------------------------------
OTHER NON-GAFO CATEGORIES:
Specialty Food Stores                      $375                     4.0%
Supermarkets                                465                     4.4%
Drug/HBA                                    317                     3.3%
Personal Services                           299                     2.8%
Automotive                                  121                    10.8%
Home Improvement                            356                    14.9%
Mall Entertainment                           76                    -2.3%
Other Non-GAFO - Misc.                      397                     3.2%
- -------------------------------------------------------------------------------
SUBTOTAL                                   $230                     1.8%
- -------------------------------------------------------------------------------
TOTAL NON-GAFO                             $278                     1.7%
- -------------------------------------------------------------------------------
OTHER CATEGORIES-MISCELLANEOUS             $243                     8.7%
- -------------------------------------------------------------------------------
Memo: GAFO & Food Service Total            $301                     1.3%
- -------------------------------------------------------------------------------
GRAND TOTAL                                $291                     1.5%
===============================================================================
* SALES PER SQUARE FOOT DERIVED AS TOTAL NON-ANCHOR MALL SALES DIVIDED BY TOTAL OCCUPIED SQUARE FOOTAGE.
===============================================================================
SOURCE: ICSC - RESEARCH QUARTERLY
===============================================================================

- -------------------------------------------------------------------------------
                                      -9-

                                                NATIONAL RETAIL MARKET OVERVIEW
- -------------------------------------------------------------------------------

        The ICSC has reported the following results:

        MALL TENANT SALES

        Data through the fourth quarter of 1997 shows that sales per square foot for non-anchor tenants rose 1.5 percent over the comparable 12 month 1996 period. Year to date GAFO sales were up 1.3 percent led by the Furniture and Furnishings category.

        DEPARTMENT STORE SALES

        Sales in U.S. Department Stores increased by 6.4 percent in 1997 according to the Department of Commerce. The increase was largely fueled by the strong performance of discount department stores such as Wal-Mart, Kmart and Target. This compares with an overall increase of 4.6 percent in 1996.

        Comparable sales for the latest 12 month period (YE 12/97) are shown below:

      ================================================================
           DEPARTMENT STORE TYPE           YEAR OVER YEAR CHANGE
      ================================================================
                 Discount                           5.8%
      ----------------------------------------------------------------
              National Chains                       2.1%
      ----------------------------------------------------------------
          Conventional/Full Line                    4.3%
      ================================================================

        FACTORY OUTLET

        The ICSC FACTORY OUTLET INDEX increased by 4.0 percent in 1997 to $220 per square foot from $212 per square foot in 1996. The fourth quarter gain of
2.8 percent was the highest quarterly gain during the year. Data for the fourth quarter of 1997 shows that sales rose by 3.7 percent. This increase was fueled by a 11.3 percent sales volume growth and a 7.3 percent square footage expansion at centers open at least one year.

        ======================================================
             PERIOD            SALES/SF           CHANGE
        ======================================================
              1995               $210               --
        ------------------------------------------------------
              1996               $212              1.0%
        ------------------------------------------------------
              1997               $220              4.0%
        ======================================================

        The ICSC is now reporting comp or same store sales for outlet centers. From their reporting data base, they report comp store growth of 2.8 percent for all of 1997.

GAFO AND SHOPPING CENTER INCLINED SALES

        In a true understanding of shopping center dynamics, it is important to focus on both GAFO sales or the broader category of Shopping Center Inclined Sales. GAFO goods comprise the overwhelming bulk of goods and products carried in shopping centers and department stores and consist of the following categories:

- -------------------------------------------------------------------------------
                                     -10-

                                                NATIONAL RETAIL MARKET OVERVIEW
- -------------------------------------------------------------------------------

         o   General merchandise stores including department and other stores;

         o   Apparel and accessory stores;

         o   Furniture and home furnishing stores; and

         o   Other miscellaneous shoppers goods stores.

        Shopping Center Inclined Sales are somewhat broader and include such classifications as home improvement and grocery stores. The store types that comprise shopping centers comprised approximately 53 percent of total retail sales in 1995. The balance were generated by auto dealers, gas stations, food service facilities and other miscellaneous establishments.

        Total retail sales grew by 4.6 percent in the United States in 1995 to $2.341 trillion, an increase of $104 billion over 1994. This followed an increase of 7.8 percent or $162 billion over 1993. Automobile dealers captured $34+/- billion of total retail sales growth last year, while Shopping Center Inclined Sales accounted for nearly 50.0 percent of the increase ($50 billion). GAFO sales increased by $32.5 billion. This group was led by department stores which posted a $14.4 billion increase in sales. The following chart summarizes the performance for this most recent comparison period.

- -------------------------------------------------------------------------------
                                     -11-

                                                NATIONAL RETAIL MARKET OVERVIEW
- -------------------------------------------------------------------------------

==================================================================================================================
                                        RETAIL SALES BY MAJOR STORE TYPE
                                                1994-1995 ($MIL.)
==================================================================================================================
                                                                                   PERCENT OF        1994-1995
                 STORE TYPE                       1994              1995             INCOME(1)       % CHANGE
==================================================================================================================
GAFO:
General Merchandise                         $    282,541        $   296,904                              5.1%
Apparel & Accessories                            109,603            109,962                               .3%
Furniture & Furnishings                          119,626            129,923                              8.6%
Other GAFO                                        80,533             88,029                              9.3%
- ------------------------------------------------------------------------------------------------------------------
GAFO SUBTOTAL                               $    592,303        $   624,818           14.4%              5.5%
- ------------------------------------------------------------------------------------------------------------------
CONVENIENCE STORES:
Grocery                                     $    376,330        $   389,134                              3.4%
Other Food                                        21,470             21,378                             (.4)%
- ------------------------------------------------------------------------------------------------------------------
SUBTOTAL                                    $    397,800        $   410,512            9.5%              3.2%
Drug                                              81,538             84,240            2.0%              3.3%
- ------------------------------------------------------------------------------------------------------------------
CONVENIENCE SUBTOTAL                        $    479,338        $   494,752                              3.2%
- ------------------------------------------------------------------------------------------------------------------
OTHER:
Home Improvement &
  Building Supplies Stores                  $   122,533         $   124,626            2.9%              1.7%
SHOPPING CENTER-INCLINED
SUBTOTAL                                    $ 1,194,174         $ 1,244,196           28.8%              4.2%
Automobile Dealers                              526,319             560,624                              6.5%
Gas Stations                                    142,193             148,192                              4.2%
Eating and Drinking Places                      228,351             233,606                              2.3%
All Other                                       145,929*            154,199*                             5.7%
- ------------------------------------------------------------------------------------------------------------------
TOTAL RETAIL SALES                           $2,236,966          $2,340,817                              4.6%
==================================================================================================================
*       ESTIMATED SALES
==================================================================================================================
==================================================================================================================
(1)     CURRENT POPULATION REPORT, PAGE 60.  ESTIMATED AT 96.8 MILLION HOUSEHOLDS @ $44,100 = 4.3 TRILLION.
==================================================================================================================
SOURCE:        U.S. DEPARTMENT OF COMMERCE, BUREAU OF THE CENSUS AND DOUGAL M. CASEY: VARIOUS ICSC WHITE PAPERS.
==================================================================================================================

        GAFO sales grew by 5.5 percent in 1995 to $624.8 billion. From the above it can be calculated that GAFO sales accounted for 26.7 percent of total retail sales and nearly 50.0 percent of all shopping center-inclined sales. GAFO sales have also risen relative to household income. In 1990 these sales represented 13.9 percent of average household income. By 1994/1995 they rose to
14.4 percent. Projections through 2000 show a continuation of this trend to
14.7 percent. On average, total sales were equal to nearly 55.0 percent of household income in 1994.

- -------------------------------------------------------------------------------
                                     -12-

                                                NATIONAL RETAIL MARKET OVERVIEW
- -------------------------------------------------------------------------------

==============================================================================================================
                 DETERMINANTS OF RETAIL SALES GROWTH AND U.S. RETAIL SALES BY KEY STORE TYPE
==============================================================================================================
                                                          1990                  1994                 2000P
==============================================================================================================
DETERMINANTS
Population                                             248,700,000           260,000,000          276,200,000
Households                                              91,900,000            95,700,000          103,700,000
Average Household Income                                   $37,400               $42,600              $51,600
Total Census Money Income                               $3.4 Tril.            $4.1 Tril.           $5.4 Tril.
- --------------------------------------------------------------------------------------------------------------
% ALLOCATIONS OF INCOME TO SALES
GAFO Stores                                                  13.9%                 14.4%                14.7%
Convenience Stores                                           12.9%                 11.7%                10.7%
Home Improvement Stores                                       2.8%                  3.0%                 3.3%
Total Shopping Center-Inclined Stores                        29.6%                 29.1%                28.8%
Total Retail Stores                                          54.3%                 54.6%                52.8%
- --------------------------------------------------------------------------------------------------------------
SALES ($BILLION)
GAFO Stores                                                   $472                  $592                 $795
Convenience Stores                                             439                   479                  580
Home Improvement Stores                                         95                   123                  180
Total Shopping Center-Inclined Stores                       $1,005                $1,194               $1,555
TOTAL RETAIL SALES                                          $1,845                $2,237               $2,850
==============================================================================================================
Note:    Sales and income figures are for the full year; population and household figures are as of April 1 in each respective year.  P = Projected.
==============================================================================================================
Source:  U.S. Census of Population, 1990; U.S. Bureau of the Census Current Population Reports: Consumer
         Income P6-168, 174, 180, 184 and 188; Berna Miller with Linda Jacobsen, "Household Futures",
         American Demographics, March 1995; Retail Trade sources already cited; and Dougal M. Casey: ICSC
         White Paper
==============================================================================================================

        GAFO sales have risen at a compound annual rate of approximately 6.8 percent since 1991 based on the following annual change in sales.

             =============================================
                   1990/91                  2.9%
             ---------------------------------------------
                   1991/92                  7.0%
             ---------------------------------------------
                   1992/93                  6.6%
             ---------------------------------------------
                   1993/94                  7.0%
             ---------------------------------------------
                   1994/95                  5.5%
             =============================================

        According to a recent study by the ICSC, GAFO sales are expected to grow by 5.0 percent per annum through the year 2000, which is well above the
4.1 percent growth for all retail sales. This information is presented in the following chart.

- -------------------------------------------------------------------------------
                                     -13-

                                                NATIONAL RETAIL MARKET OVERVIEW
- -------------------------------------------------------------------------------

==============================================================================================================
                      RETAIL SALES FORECASTS IN THE UNITED STATES, BY MAJOR STORE TYPE
==============================================================================================================
                                               1994            2000P                 PERCENT CHANGE
- --------------------------------------------------------------------------------------------------------------
                                                                                                  COMPOUND
               STORE TYPE                  ($ BILLIONS)    ($ BILLIONS)        TOTAL               ANNUAL
==============================================================================================================
GAFO:
General Merchandise                           $  283          $  370            30.7%               4.6%
Apparel & Accessories                            110             135            22.7%               3.5%
Furniture/Home Furnishings                       120             180            50.0%               7.0%
Other Shoppers Goods                              81             110            35.8%               5.2%
- ---------------------------------------------------------------------------------------------------------
GAFO SUBTOTAL                                 $  592          $  795            34.3%               5.0%
- ---------------------------------------------------------------------------------------------------------
CONVENIENCE GOODS:
Food Stores                                   $  398          $  480            20.6%               3.2%
Drugstores                                        82             100            22.0%               3.4%
- ---------------------------------------------------------------------------------------------------------
CONVENIENCE SUBTOTAL                          $  479          $  580            21.1%               3.2%
- ---------------------------------------------------------------------------------------------------------
Home Improvement                                 123             180            46.3%               6.6%
- ---------------------------------------------------------------------------------------------------------
SHOPPING CENTER-INCLINED SUBTOTAL             $1,194          $1,555            30.2%               4.5%
- ---------------------------------------------------------------------------------------------------------
All Other                                      1,043           1,295            24.2%               3.7%
- ---------------------------------------------------------------------------------------------------------
TOTAL                                         $2,237          $2,850            27.4%               4.1%
==============================================================================================================
Note:    P = Projected.  Some figures rounded.
==============================================================================================================
Source:  U.S. Department of Commerce, Bureau of the Census and Dougal M. Casey.
==============================================================================================================

        Changes in consumer spending patterns has resulted in noticeable trends in the way malls are merchandised. Apparel still accounts for the majority of all mall space at 46 percent, however, it has slipped from 48.3 percent in 1990. The largest percentage decline was in Women's Ready to Wear with a 14.8 percent drop to 18.4 percent. The table below summarizes these trends.

- -------------------------------------------------------------------------------
                                     -14-

                                                NATIONAL RETAIL MARKET OVERVIEW
- -------------------------------------------------------------------------------

===============================================================================
           SHARE OF TOTAL MALL SPACE BY MERCHANDISE CATEGORY, 1990-97
===============================================================================
    MERCHANDISE CATEGORY                      1990                     1997
===============================================================================
Women's Ready to Wear                         21.6%                    18.4%
- -------------------------------------------------------------------------------
Women's Accessories and Specialties            2.7%                     3.3%
- -------------------------------------------------------------------------------
Men's Apparel                                  5.3%                     3.3%
- -------------------------------------------------------------------------------
Children's Apparel                             0.7%                     1.5%
- -------------------------------------------------------------------------------
Family Apparel                                 7.3%                    10.4%
- -------------------------------------------------------------------------------
Women's Shoes                                  2.0%                     1.3%
- -------------------------------------------------------------------------------
Men's Shoes                                    0.7%                     0.4%
- -------------------------------------------------------------------------------
Family/Miscellaneous Shoes                     6.8%                     7.3%
- -------------------------------------------------------------------------------
Apparel and Accessories - Misc.                1.2%                     0.2%
- -------------------------------------------------------------------------------
APPAREL AND ACCESSORIES TOTAL                 48.3%                    46.0%
- -------------------------------------------------------------------------------
Home Furniture & Furnishings                   3.4%                     4.0%
- -------------------------------------------------------------------------------
Home Entertainment & Electronics               4.2%                     5.5%
- -------------------------------------------------------------------------------
HOME FURNISHINGS TOTAL                         7.6%                     9.5%
- -------------------------------------------------------------------------------
Stationery/Cards/Gifts/Novelty                    *                     6.2%
- -------------------------------------------------------------------------------
Books                                             *                     2.5%
- -------------------------------------------------------------------------------
Sporting Goods/Bicycles                           *                     2.8%
- -------------------------------------------------------------------------------
Jewelry                                        3.5%                     3.4%
- -------------------------------------------------------------------------------
Other GAFO - Misc.                            15.4%                     5.5%
- -------------------------------------------------------------------------------
OTHER GAFO TOTAL                              18.9%                    20.3%
- -------------------------------------------------------------------------------
TOTAL GAFO                                    74.7%                    75.9%
- -------------------------------------------------------------------------------
Fast Food                                      4.1%                     3.8%
- -------------------------------------------------------------------------------
Restaurants                                    5.3%                     4.6%
- -------------------------------------------------------------------------------
Food Services - Misc.                          0.3%                     0.1%
- -------------------------------------------------------------------------------
Food Services Total                            9.6%                     8.5%
- -------------------------------------------------------------------------------
Specialty Food Stores                            **                     1.8%
- -------------------------------------------------------------------------------
Supermarkets                                   0.5%                     0.3%
- -------------------------------------------------------------------------------
Drug/HBA                                       2.9%                     1.6%
- -------------------------------------------------------------------------------
Personal Services                              3.7%                     4.8%
- -------------------------------------------------------------------------------
Automotive                                     0.1%                     0.1%
- -------------------------------------------------------------------------------
Home Improvement                               0.1%                     0.1%
- -------------------------------------------------------------------------------
Mall Entertainment                             4.9%                     5.6%
- -------------------------------------------------------------------------------
Other Non-GAFO - Misc.                           **                     0.5%
- -------------------------------------------------------------------------------
OTHER NON-GAFO TOTAL                          12.3%                    14.9%
- -------------------------------------------------------------------------------
TOTAL NON-GAFO                                21.9%                    23.4%
- -------------------------------------------------------------------------------
Other Miscellaneous                            3.3%                     0.7%
- -------------------------------------------------------------------------------
GRAND TOTAL                                  100.0%                   100.0%
===============================================================================
* Data for Stationery/Cards/Gifts/Novelty, Books, and Sporting Goods/Bicycles are combined into Other GAFO - Miscellaneous until 1994.

**      Not available.
===============================================================================

        According to the ICSC White Paper: Overstoring - A Look at Retail Space and Sales Performance; Shopping Center Inclined Sales have grown from $257 billion in 1972 to $1.244 trillion in 1995, a 7.1 percent annual growth rate. Historical data is shown below.

- -------------------------------------------------------------------------------
                                     -15-

                                                NATIONAL RETAIL MARKET OVERVIEW
- -------------------------------------------------------------------------------

===============================================================================
                      SHOPPING CENTER INCLINED STORE SALES
                              1972-1995 (BILLIONS)
===============================================================================
                          1972            1980            1990            1995
===============================================================================
Sales                     $257            $532           $1,000          $1,244
- -------------------------------------------------------------------------------
Compound Annual Growth
- -------------------------------------------------------------------------------
      1972-1995            7.1%
- -------------------------------------------------------------------------------
      1972-1980            9.5%
- -------------------------------------------------------------------------------
      1980-1990            6.6%
- -------------------------------------------------------------------------------
      1990-1995            4.3%
===============================================================================
Source:   U.S. Bureau of The Census and ICSC White Paper:  Overstoring - A
          Look at Retail Space and Sales Performance.
===============================================================================

        From the above, we see that the most recent annual rate of growth (1990-1995) in Shopping Center Inclined Sales of 4.3 percent has decreased to less than half of what it was during the 1970s (9.5 percent). Projections through December 2000 are for a compound growth rate of 4.5 percent.

        Shopping centers have stabilized their share of shopping center inclined sales. In 1972 this share was estimated at 48 percent. Since the early 1980s, this share has stabilized in the 72 to 73 percent range. For example, the estimated sales total of $894 billion of shopping center sales in 1995 was equal to 72 percent of total inclined sales.

NON-STORE RETAILING

        In 1995, non-store retailing accounted for $69.7 billion, or 3.92 percent of total non-automotive retail sales. Of this total, $49.7 billion was attributed to mail/telephone order catalog retailers. The balance is comprised of coin-operated vending machines, house-to-house canvassing, party plan (i.e. tupperware parties) telemarketing and other non-store venues such as home shopping networks and electronic commerce.

==============================================================================================================
                                      NON-STORE AND TOTAL RETAIL SALES
==============================================================================================================
    YEAR          TOTAL MAIL ORDER          NON-STORE           TOTAL NON-AUTO SALES          % OF TOTAL
==============================================================================================================
    1985            $15,848 mil.           $28,275 mil.              $1,071,828                  2.64%
- --------------------------------------------------------------------------------------------------------------
    1990            $26,577 mil.           $45,632 mil.              $1,457,006                  3.13%
- --------------------------------------------------------------------------------------------------------------
    1995            $49,710 mil.           $69,667 mil.              $1,778,915                  3.92%
==============================================================================================================
Source: Department of Commerce
==============================================================================================================

        Mail order sales, currently at only 2.8 percent of total retail sales, continue to grow. Estimates currently place on-line sales at $518.0 million or 1 percent of the mail order tally. Estimates place total on-line sales as high as $6.6 billion by the year 2000. Since 1990, mail order sales have grown at an annual rate of 9.9 percent which is double the average growth of non-automotive retail sales and 1.7 times the average growth of GAFO store sales. One measure of this growing trend is the November/December ratio of mail order to GAF store sales. In 1990, the ratio was 5.4 percent. By 1992 it had grown to 6.9 percent and by 1995 it was 7.6 percent.

- -------------------------------------------------------------------------------
                                     -16-

                                                NATIONAL RETAIL MARKET OVERVIEW
- -------------------------------------------------------------------------------

INDUSTRY TRENDS

        According to the NATIONAL RESEARCH BUREAU, there were a total of 42,953 shopping centers in the United States at the end of 1997. During this year, 823 new centers opened, a 1.9 percent increase over 1996 but less than the 895 that opened in 1996. The greatest growth came in the small center category (less than 100,000 square feet) where 431 centers were constructed. In terms of GLA added, new construction in 1997 was up 2.5 percent resulting in an addition of
128.9 million square feet of GLA from approximately 5.1 billion to 5.23 billion square feet.

===============================================================================================================================
                                                 CENSUS DATA: HISTORICAL TRENDS
- -------------------------------------------------------------------------------------------------------------------------------
                                                  TOTAL        AVERAGE       AVERAGE        % CHANGE                 % INCREASE
                   NO. OF        TOTAL            SALES        GLA PER      SALES PER       IN SALES       NEW        IN TOTAL
    YEAR          CENTERS         GLA           (BILLIONS)      CENTER       SQ. FT.       PER SQ. FT.   CENTERS       CENTERS
===============================================================================================================================
    1987           30,641    3,722,957,095     $602,294,426     121,502      $161.78          2.41%       2,145          7.53%
- -------------------------------------------------------------------------------------------------------------------------------
    1988           32,563    3,947,025,194     $641,096,793     121,212      $162.43          0.40%       1,922          6.27%
- -------------------------------------------------------------------------------------------------------------------------------
    1989           34,683    4,213,931,734     $682,752,628     121,498      $162.02         -0.25%       2,120          6.51%
- -------------------------------------------------------------------------------------------------------------------------------
    1990           36,515    4,390,371,537     $706,380,618     120,235      $160.89         -0.70%       1,832          5.28%
- -------------------------------------------------------------------------------------------------------------------------------
    1991           37,975    4,563,791,215     $716,913,157     120,179      $157.09         -2.37%       1,460          4.00%
- -------------------------------------------------------------------------------------------------------------------------------
    1992           38,966    4,678,527,428     $768,220,248     120,067      $164.20          4.53%         991          2.61%
- -------------------------------------------------------------------------------------------------------------------------------
    1993           39,633    4,770,760,559     $806,645,004     120,373      $169.08          2.97%         667          1.71%
- -------------------------------------------------------------------------------------------------------------------------------
    1994           40,368    4,860,920,056     $851,282,088     120,415      $175.13          3.58%         735          1.85%
- -------------------------------------------------------------------------------------------------------------------------------
    1995           41,235    4,967,160,331     $893,814,776     120,460      $179.94          2.75%         867          2.15%
- -------------------------------------------------------------------------------------------------------------------------------
    1996           42,130    5,100,605,534     $933,918,275     121,068      $183.10          1.75%         895          2.17%
- -------------------------------------------------------------------------------------------------------------------------------
    1997           42,953    5,229,490,942     $980,026,364     121,749      $187.40          2.35%         823          1.95%
- -------------------------------------------------------------------------------------------------------------------------------
  Compound
   Annual
   Growth          +3.44%           +3.46%           +4.99%         N/A       +1.48%            N/A         N/A            N/A
===============================================================================================================================
Source:  National Research Bureau Shopping Center Database and Statistical Model
===============================================================================================================================

        From the chart we see that both total GLA and total number of centers have increased at a compound annual rate of approximately 3.5 percent since 1987. New construction was up 2.5 percent in 1996, a slight decrease over 1996 but still well below the peak year 1987 when new construction increased by 7.5 percent. California was by far the most active state with 109 new centers opening, followed by New Jersey (55), Georgia (49) and New York (42).

- -------------------------------------------------------------------------------
                                     -17-

                                                NATIONAL RETAIL MARKET OVERVIEW
- -------------------------------------------------------------------------------

        Among the 42,953 centers in 1997, the following breakdown by size is in evidence.

===========================================================================================
                     U.S. SHOPPING CENTER INVENTORY, YE DECEMBER 1997
===========================================================================================
                                       NUMBER OF CENTERS         SQUARE FEET (MILLIONS)
                                   --------------------------------------------------------
         SIZE RANGE (SF)             AMOUNT       PERCENT       AMOUNT         PERCENT
===========================================================================================
          Under 100,000              26,928         62.7%       1,318.1          25.2%
- -------------------------------------------------------------------------------------------
        100,001- 200,000             10,400         24.2%       1,430.9          27.4%
- -------------------------------------------------------------------------------------------
        200,001- 400,000              3,595          8.4%         959.5          18.3%
- -------------------------------------------------------------------------------------------
        400,001- 800,000              1,324          3.0%         736.4          14.1%
- -------------------------------------------------------------------------------------------
       800,001- 1,000,000               316           .7%         284.8           5.4%
- -------------------------------------------------------------------------------------------
         Over 1,000,000                 390           .9%         499.7           9.6%
- -------------------------------------------------------------------------------------------
              TOTAL                  42,953        100.0%       5,229.5         100.0%
===========================================================================================
Source:  National Research Bureau (some numbers slightly rounded).
===========================================================================================

        Empirical data shows that the average GLA per capita is increasing. In 1997, the average for the nation was 19.57. This was up nearly 3.5 square feet or 21.6 percent from 16.1 in 1988. Among states, Delaware surpassed Florida and now has the highest GLA per capita with 29.12 square feet. South Dakota has the lowest at 9.12 square feet. Per capita GLA for regional malls (loosely defined as all centers in excess of 400,000 square feet) has also been rising from 5.0 in 1988 to 5.7 in 1997. This information is presented on the following chart.

      ====================================================================
                                GLA PER CAPITA
      ====================================================================
                YEAR                ALL CENTERS        REGIONAL MALLS *
      ====================================================================
                1988                    16.1                  5.0
      --------------------------------------------------------------------
                1989                    17.0                  5.2
      --------------------------------------------------------------------
                1990                    17.7                  5.3
      --------------------------------------------------------------------
                1991                    18.1                  5.3
      --------------------------------------------------------------------
                1992                    18.3                  5.5
      --------------------------------------------------------------------
                1993                    18.5                  5.5
      --------------------------------------------------------------------
                1994                    18.7                  5.4
      --------------------------------------------------------------------
                1995                    18.9                  5.5
      --------------------------------------------------------------------
                1996                    19.2                  5.6
      --------------------------------------------------------------------
                1997                    19.6                  5.7
      ====================================================================
      Source:  International Council of Shopping Center:  The Scope of
               The Shopping Center Industry and National Research Bureau
      ====================================================================
      *        Centers in excess of 400,000 square feet.
      ====================================================================

        While per capita GLA has continued to increase, a key issue is that the rate of increase has slowed. Per capita space has increased by only slightly under 2.0 square feet during the period 1990 through 1997. This trend is manifested in the pace of inventory increases from 165 million square feet per year between 1972 and 1980, to 143 million square feet per year (1980-1990), and 120 million square feet per year (1990-1997).

- -------------------------------------------------------------------------------
                                     -18-

                                                NATIONAL RETAIL MARKET OVERVIEW
- -------------------------------------------------------------------------------

        Construction data also indicates that while the overall pace of shopping center openings has eased, the pace of large store (50,000 to 200,000 square feet) construction has more than doubled. During the more recent five year period, big boxes have accounted for 41 percent of inventory additions.

===============================================================================
                          TRENDS IN INVENTORY GROWTH *
                                   1972-1995
===============================================================================
                                      1972-1980       1980-1990     1990-1995
- -------------------------------------------------------------------------------
Shopping Center Space Added               164            143           115
- -------------------------------------------------------------------------------
Free-Standing Stores                       36             34            79
(50,000 - 200,000 SF)
- -------------------------------------------------------------------------------
Total                                     200            177           194
- -------------------------------------------------------------------------------
Big Box Allocation of Inventory Growth     18%            19%           41%
===============================================================================
*       Average Annual Increase (Million Square Feet)
===============================================================================
Source: NRB and F.W. Dodge
===============================================================================

        FW Dodge reports that total construction starts increased by 20 percent in 1997 to 11,167 projects. In terms of square footage, the increase was approximately 7.0 percent as detailed below:

===============================================================================
                     NATIONWIDE RETAIL CONSTRUCTION STARTS
===============================================================================
                                        1996                      1997
                               ======================    ======================
                                STARTS      SF (000)      STARTS      SF (000)
===============================================================================
Malls                              12        14,274          10          9,266
- -------------------------------------------------------------------------------
Shopping Centers                1,158        43,259       1,199         38,673
- -------------------------------------------------------------------------------
Free-standing Stores            2,981       120,799       3,331        127,962
- -------------------------------------------------------------------------------
Restaurants/Convenience         2,817        15,370       2,759         17,592
- -------------------------------------------------------------------------------
Other Retail                    2,331        29,399       3,868         45,149
- -------------------------------------------------------------------------------
Total                           9,299       223,101      11,167        238,642
===============================================================================

        The National Research Bureau reports that growth in the power center component continues to slow. The number of centers reporting to be positioned as power centers grew by 61 percent between 1994 and 1995. However, this rate slowed to 31 percent in 1996 and 18 percent in 1997. During 1997, 69 "new" power centers opened with 63 percent representing actual first time openings and 37 percent coming from renovation, expansion or repositionings.

        In their publication, NRB/Shopping Centers Today 1997 Shopping Center Census, the National Research Bureau reports that overall retail conditions were good in 1997. Total shopping center sales increased 4.9 percent to $980.02 billion in 1997, up from $933.81 billion in 1996.

- -------------------------------------------------------------------------------
                                     -19-

                                                NATIONAL RETAIL MARKET OVERVIEW
- -------------------------------------------------------------------------------

=======================================================================================================
                                 SELECTED SHOPPING CENTER STATISTICS
                                              1990-1997
=======================================================================================================
                                                                                              COMPOUND
                                                                                               ANNUAL
                                           1990        1995        1996          1997          GROWTH
=======================================================================================================
Retail Sales in Shopping Centers *       $706.40     $893.81     $933.92        $980.03          4.8%
- -------------------------------------------------------------------------------------------------------
Total Leasable Area **                      4.39        4.97        5.10           5.23          2.5%
- -------------------------------------------------------------------------------------------------------
Unit Rate                                $160.89     $179.94     $183.10        $187.40          2.2%
=======================================================================================================
*       Billions of Dollars

**      Billions of Square Feet
=======================================================================================================
Source: National Research Bureau
=======================================================================================================

        According to the National Research Bureau, total sales in shopping centers have grown at a compound rate of 5.0 percent since 1987. As described, aggregate sales were up 4.9 percent nationwide from $933.9 billion (1996) to $980.0 billion (1997). In 1997, average sales were $187.40 per square foot, up
2.3 percent over 1996 and 2.2 percent (compound growth) over the past several years. The biggest gain came in the super-regional category (more than 1.0 million square feet) where sales were up 3.6 percent to $214.90 per square foot. Nonetheless, with compound sales growth lagging the growth in GLA, there is an indication of overbuilding by this broad measure.

        The following chart tracks the change in average sales per square foot by size category.

================================================================================================================
                                         SALES TRENDS BY SIZE CATEGORY
                                                   1993-1997
================================================================================================================
                                                 AVERAGE SALES PER SQUARE FOOT
                               =================================================================================
                                                                                                    COMPOUND
                                                                                                     ANNUAL
          CATEGORY                    1993          1994         1995        1996         1997       GROWTH
================================================================================================================
    Less than 100,000 SF            $193.10       $199.70      $204.94     $209.74      $215.90       +2.8%
- ----------------------------------------------------------------------------------------------------------------
    100,001 to 200,000 SF           $156.18       $161.52      $166.00     $169.56      $173.98       +2.7%
- ----------------------------------------------------------------------------------------------------------------
    200,001 to 400,000 SF           $147.57       $151.27      $153.96     $154.07      $155.99       +1.4%
- ----------------------------------------------------------------------------------------------------------------
    400,001 to 800,000 SF           $157.04       $163.43      $168.21     $170.14      $172.39       +2.4%
- ----------------------------------------------------------------------------------------------------------------
   800,001 to 1,000,000 SF          $194.06       $203.20      $210.40     $213.93      $219.38       +3.1%
- ----------------------------------------------------------------------------------------------------------------
   More than 1,000,000 SF           $183.90       $193.13      $201.05     $207.44      $214.90       +4.0%
- ----------------------------------------------------------------------------------------------------------------
            TOTAL                   $169.08       $175.13      $179.94     $183.10      $187.40       +2.6%
================================================================================================================
Source: National Research Bureau
================================================================================================================

        Per capita retail sales were $3,667 in the United States in 1997, up
4.1 over $3,521 in 1996. The highest per capita sales were in Florida ($6,039) while the lowest were found in South Dakota ($1,665).

- -------------------------------------------------------------------------------
                                     -20-

                                                NATIONAL RETAIL MARKET OVERVIEW
- -------------------------------------------------------------------------------

        Consumers demand for value and selection have led to an unprecedented growth of the category killer, superstore and warehouse club concepts. In its annual industry report, Discount Store News has identified the nation's top 200 merchants. Overall, these merchants posted sales of $336.6 billion, up 7.5 percent over 1995. The chart below highlights the year-to-year performance along with 1997 projections.

======================================================================================================================
                                          SALES BY SEGMENT (IN BILLIONS $)
======================================================================================================================
                                        1995          1996        MARKET SHARE         % CHANGE        1997 (PROJ.)
- ----------------------------------------------------------------------------------------------------------------------
Full-Line Discount Stores(1)           $150.9        $162.3             48%              7.6%             $178.5
- ----------------------------------------------------------------------------------------------------------------------
Specialty Discounters(2)                 67.5          76.3             23%             13.1%               87.5
- ----------------------------------------------------------------------------------------------------------------------
Warehouse Clubs                          41.1          43.5             13%              5.8%               45.9
- ----------------------------------------------------------------------------------------------------------------------
Other Discount Mass Merchants(3)         30.8          31.8              9%              5.0%               33.4
- ----------------------------------------------------------------------------------------------------------------------
Off-Price Apparel Chains                 15.8          16.9              5%              6.2%               17.9
- ----------------------------------------------------------------------------------------------------------------------
Jewelry/Hard Lines Retailers              6.9           5.9              2%            (15.0%)               5.1
- ----------------------------------------------------------------------------------------------------------------------
Total Market                           $313.0        $336.6            100%              7.5%             $368.5
======================================================================================================================
(1)   Includes full-line discount department stores, supercenters, closeouters and single-price retailers

(2)   Includes home, automotive, crafts, toys, office supplies, book, computer superstores, baby superstores, pet supplies, consumer electronics and sporting goods specialty stores.

(3)   Includes Sears, Ward, QVC, HSN and variety stores.
======================================================================================================================
Source: DSN Research
======================================================================================================================

        As can be seen, the largest segment is comprised of full line discount stores which was up 7.6 percent to $162.3 billion, or 48 percent of all sales. Excluding Wal-Mart, by far the industry leader, 75 retailers in the DSN top 200 posted double digit sales gains. The biggest winners were baby superstores (+47.2%), book superstores (+35.9%), and home furnishing superstores (33.1%). Among the supercenter categories, Wal-Mart Supercenter's $19.3 billion in sales, up 67.7 percent over 1995, accounted for more than half of the segment's $36.2 billion in sales.

        The Urban Land Institute, in the 1997 edition of Dollars and Cents of Shopping Centers, reports that vacancy rates range from a low of 2.0 percent in neighborhood centers to 14.0 percent for regional malls. Super-regional malls reported a vacancy rate of 7.0 percent and community centers were 4.0 percent based upon their latest survey.

MARKET SHIFTS - CONTEMPORARY TRENDS IN THE RETAIL INDUSTRY

        The mid 1990s have continued the trend of profound changes in the retail industry. Department stores have emerged from the troubles of late 1980s and early 1990s to be stronger than ever. Continued consolidations in this industry segment should continue. Specialty retailers continue to experience a shakeout of weaker, out of favor formats while discounters gain market share. Power centers, the growth vehicle of the last several years have reached a point of saturation that has undermined investor's interest in this product. Outlet centers are still struggling, however, the super-regional mega-center appears poised to be the hot concept for the next few years.

        Some of the important recent developments in the industry can be summarized as follows:

- -------------------------------------------------------------------------------
                                     -21-

                                                NATIONAL RETAIL MARKET OVERVIEW
- -------------------------------------------------------------------------------

DEPARTMENT STORES

        Consolidation in the department store industry segment continued, albeit at a slower pace than seen over the last few years.

         o DILLARD'S INC. announced (5/98) their intent to acquire Mercantile Stores Company Inc. for $2.9 billion. Mercantile operates 103 predominantly fashion apparel stores and 16 home fashion stores in 17 states primarily south and midwest.

         o LIBERTY HOUSE, a Honolulu based department chain, filed for bankruptcy in early 1998. The company operates 11 department stores and 25 specialty stores in Hawaii and Guam.

         o JC PENNEY announced (1/98) they would close 75 poorly performing stores and dismiss 4,900 employees or 2 percent of its workforce. Investors and analysts praised the move.

         o VENTURE STORES, which operates 93 discount stores in nine midwestern states filed Chapter 11 (1/98). However, their interest to shift from a general merchandise discount format to an expanded assortment of home, family and leisure merchandise has apparently failed. In May 1998 they announced they will sell off their remaining 89 units to Kimco. In August 1997 Kimco structured a sale leaseback with Venture for 49 stores. Kmart is expected to take up to 50 of these remaining leaseholds from Kimco.

         o ROSE'S STORES - Announced (11/97) their pending acquisition by Variety Wholesalers. Rose's is a North Carolina based 106 store junior department store chain. The privately held Variety Wholesalers operates 500 units in the southeast.

         o PROFFITT'S - Announced (11/97) they will buy CARSON PIRIE SCOTT, a midwest based retailer with 56 units and $1.1 billion in annual sales. Proffitt's acquired 38 unit PARISIAN chain for $221 million. Company now controls 141 stores in 19 states. They have also announced an agreement to acquire G.R. HERBERGER'S, a 40-unit department store chain based in St. Cloud, Minnesota for $153 million.

         o BARNEYS INC. - Remains in bankruptcy through the first half of 1998 with no clear plan to emerge.

         o MONTGOMERY WARD & CO. - With 400 stores in 43 states filed Chapter 11 in July 1997. They have announced the closure of 48 units which are being acquired by Klaff Realty LP in partnership with the Lubert-Adler Real Estate Opportunity Fund. Ward's reported a loss of $1.17 billion in 1997, nearly five times the $237 million it lost in 1996.

         o STRAWBRIDGE & CLOTHIER - 128 year old Philadelphia based institution sold 13 unit department store division to May Company. Its 27 unit discount CLOVER division went to Kimco which is putting Kohl's in several of the units, their initial foray into the East.

- -------------------------------------------------------------------------------
                                     -22-

                                                NATIONAL RETAIL MARKET OVERVIEW
- -------------------------------------------------------------------------------

         o    RICH'S - 26 unit New England based regional chain closes.

         o Discounters are being attacked from two sides. Big Box category killers have rapidly expanded on one side. Alternatively, full service department stores have become more promotional, closing the price advantage gap discounters have traditionally enjoyed. For example, BRADLEES and CALDOR remain in bankruptcy and AMES continues to look for the right strategy to compete against Wal-Mart, Kmart, Target and now Kohl's, the latter two of which are aggressively expanding in the Mid-Atlantic and northeast regions. Bradlees and Caldor expect to emerge from Chapter 11 in 1998 and there has been some talk of a merger.

SPECIALTY RETAILERS

        Troubles continues for several specialty retailers as the protracted shake-out continued with several Chapter 11 filings, downsizings, and some cases, out-right liquidations. Among the more notable:

         o LECHTERS announced (3/98) that it will close 60 to 70 mall based stores in 1998 but open 25 new units in strip centers.

         o THE LIMITED INC. announced (2/98) that it will close all but one of its Henri Bendel stores, spin-off Abercrombie & Fitch to shareholders and close 200 of its underperforming stores in its various apparel divisions. This is in addition to the 200 stores it began closing in December. In the largest revamping since 1969, Limited expects to close about 10 percent of its stores.

         o EGGHEAD SOFTWARE announced (1/98) it will close all 80 of its stores in the first quarter of 1998 and sell its products exclusively over the internet. Egghead thus becomes the first chain retailer to give up its store base for cyberspace sales.

         o    YES CLOTHING COMPANY filed for bankruptcy (1/98) under Chapter
              11. The company had recapitalized in 1996 when the designer and co-founder of Guess Inc., George Marciano, acquired 80 percent of the company.

         o WINKLEMAN'S, a division of Petrie Retail, announced (1/98) that they will liquidate the 49 store chain. Petrie has been operating under Chapter 11 since 10/95 and has been trying to sell the chain for some time. A letter of intent to purchase with Crowley, Milner & Co. was recently withdrawn.

         o ONE PRICE CLOTHING STORES, announced (1/98) they will close 75 performing stores and eliminate 6 percent of its workforce as part of a restructuring plan. The company has 688 units in the United States, Puerto Rico, and U.S. Virgin Islands.

- -------------------------------------------------------------------------------
                                     -23-

                                                NATIONAL RETAIL MARKET OVERVIEW
- -------------------------------------------------------------------------------

         o Cleveland based HOMEPLACE, a 98-unit, privately held chain, filed for Chapter 11 (1/98) putting their expansion plans on hold until they can sort out their financial situation.

         o THE WIZ INC., the New York area based electronics retailer filed for bankruptcy (12/97) saying it will close 17 of its 50 Nobody Beats The Wiz stores.

         o BERNARD CHAUS INC., the struggling maker of Chaus women's clothing and Nautica Sportswear, announced (11/97) it would close 20 of its 21 outlet stores.

         o HOME EXPRESS will liquidate its 12 remaining housewares and linens stores by October 1997. The chain, which at one time had 33 units, had filed Chapter 11 in February 1996.

         o LEVITZ FURNITURE INC. filed for Chapter 11 on September 5, 1997. The company operates 68 showrooms and 61 smaller stores in 26 states. It will initially close 18 stores.

         o KMART will shed BUILDERS SQUARE for $10.0 million to Leonard Green & Partners who will merge it with HECHINGERS.

         o PAYLESS CASHWAYS filed Chapter 11 in July 1997, but emerged on December 2, 1997.

         o    WAL-MART announces closure of 7 year old BUD'S chain in July
              1997.

         o WOOLWORTH announces closure of all remaining (400) variety stores in July 1997.

         o SERVICE MERCHANDISE announces (4/97) it would close 60 of its 400 stores.

         o CONSOLIDATED STORES announced (3/97) it is scrapping its ALL FOR ONE DOLLAR chain (175 units).

         o GROSSMANS INC., a home improvement retail chain, filed Chapter 11 in March 1997.

         o OSHMANS SPORTING GOODS announces closure (2/97) of 50 of its 84 conventional stores to concentrate on its superstore concept.

         o    LINEN SUPERMARKET (80 units) liquidated in June 1997.

         o ROSES AUTO STORES filed Chapter 11 in June 1997 and immediately closed all 62 stores. It then reopened 6.

         o LURIA'S, the 99-year old apparel and hard goods chain filed Chapter 11 in August 1997 and is closing 11 of its 17 stores. The chain at one time had 50 locations throughout Florida.

         o ALL ABOUT SPORTS filed Chapter 11 in May 1997 and immediately announced plans to liquidate.

- -------------------------------------------------------------------------------
                                     -24-

                                                NATIONAL RETAIL MARKET OVERVIEW
- -------------------------------------------------------------------------------

         o MCCRORY CORP. is seeking court approval to close 307 of its 461 remaining stores and liquidate. At one time it ran 820 stores in 1992 when it filed for protection.

         o    LIMITED will close 200 of its 4,500 units during 1997.

         o HANDY ANDY - Regional home improvement chain closed remaining 54 stores.

         o HERMAN'S liquidated all of its sporting goods stores in the northeast (5/96).

         o BARNEY'S - High profile New York based upscale retailer filed Chapter 11.

         o MERRY-GO-ROUND liquidated and closed its remaining 560 units including Chess King, Dejaiz and Cignal units.

         o JAMESWAY - Regional discount department store chain in the northeast liquidated.

         o INCREDIBLE UNIVERSE - After aggressive foray into this mega store format (185,000+/- square feet), TANDY closes division down. Tandy will also close the remaining 53 units of its struggling MCDUFF ELECTRONICS chain and 19 of its 108 COMPUTER CITY units.

         o    ERNST HOME CENTERS - Board approved liquidation of 53-unit chain.

         o KIDS MART - 144-unit childrens apparel chain rumored to be close to filed Chapter 11 in January 1997 and liquidated in April 1997..

         o SUN TELEVISION AND APPLIANCE is considering closing 9 of its 50 stores citing losses.

         o BEST having sold its remaining units to Shottenstein Corp. in November 1996, the new owner initiated a liquidation of the former catalog showroom.

         o AUTOWORKS (129 units) - Less than one month after filing Chapter 11 in July 1997, Hahn Automotive Warehouse got bankruptcy court permission to liquidate the inventory of its 83 unit subsidiary.

         o RICKEL HOME CENTERS - 86 unit home improvement chain filed Chapter 11 and announced (10/97) they will close its remaining 49 units in New York, New Jersey, Pennsylvania, and Delaware, laying off 2,000 people.

         o    HOUSE OF FABRICS filed Chapter 11 and closes 86 of its 361 units.

         o DISCOVERY ZONE - Fast expanding childrens' entertainment and recreation oriented concept filed Chapter 11.

         o BEN FRANKLIN - Arts and crafts retailer filed Chapter 11 and subsequently ordered to liquidate.

- -------------------------------------------------------------------------------
                                     -25-

                                                NATIONAL RETAIL MARKET OVERVIEW
- -------------------------------------------------------------------------------

         o KUPPENHEIMER - Apparel retailer files Chapter 11 and plans to close half of its 87 units in New Jersey, New York, Pennsylvania, and Delaware, laying off 2,000 people.

         o COUNTY SEAT - 740-unit apparel retailer has filed Chapter 11 and will close 200 units. THE WET SEAL has made a proposal to acquire 508 of the stores.

         o    ALL FOR A DOLLAR - 111-unit close-out chain has filed Chapter 11.


SPECIALTY RETAILERS - MERGERS/ACQUISITIONS

        Mergers and consolidations among specialty retailers, drug, supermarket and apparel categories continue. Evidence of changes among the movie business is also a recognized trend.

         o COMPUSA, INC. (6/98) has agreed to buy COMPUTER CITY from Tandy Corp. for $275 million in cash and notes. CompUSA, the nation's largest PC chain, operates 160 stores. Computer City has 100 units and had sales of $1.9 billion.

         o WOOLWORTH announced (5/98) their intention to acquire THE SPORTS AUTHORITY for $570 million in stock and the assumption of $179 million in debt. Sports Authority operates 203 stores with annual revenues of $1.4 billion

         o ROYAL AHOLD N.V. announced (5/98) their intent to acquire Giant Foods Inc. in a $2.6 billion deal. Giant Foods operates 177 units in the Mid-Atlantic states and had 1997 revenues of $4.2 billion.

         o CLAIRE'S STORES announced (3/98) they will buy Lux Corporation, a specialty unisex apparel chain for teenagers which operates 56 units under the name Mr. Rags.

         o STAPLES agreed (4/98) to acquire Quill Corp., a privately held office supplies company for $685 million in stock. Quill sells through mail order catalogs, the Internet, and telemarketing.

         o CVS CORP. announced (2/98) they plan to merge with ARBOR DRUGS in a $1.48 billion stock-swap to create the nation's largest drug store company with $15 billion in revenues and 4,100 stores in 25 states.

         o CAMELOT MUSIC emerged from bankruptcy (1/98) with a plan to become the nation's third largest music retailer with 305 stores in 34 states and annual revenue in excess of $550 million. It has proposed an acquisition of the 153 unit THE WALL MUSIC, INC.

         o Philadelphia based TODAY'S MAN emerged from 23 months in Chapter 11 (12/97) with 25 stores and plans to expand their presence in New York, New Jersey, Maryland and Virginia.

         o THE WIZ, having filed for bankruptcy protection in 12/97, announced (1/98) they will be acquired by Cablevision Systems for approximately $100 million.

- -------------------------------------------------------------------------------
                                     -26-

                                                NATIONAL RETAIL MARKET OVERVIEW
- -------------------------------------------------------------------------------

         o HICKS, MUSE, TATE, AND FURST INC. and KOHLBERG, KRAVIS ROBERTS & CO., normally rivals, teamed up (1/98) to purchase Regal Cinemas. In October, KKR acquired ACT III CINEMAS and in November, Hicks, Muse had planned to acquire United Artists, the nation's third largest chain for $850.0 million and combine it with the others but the deal collapsed in late February.

         o AUTO ZONE has signed (5/98) a definitive agreement to acquire Dallas based CHIEF AUTO PARTS which owns 556 units mostly in California and Texas. The price tag is $280 million including the assumption of $205 million in debt. In January 1998, Auto Zone completed its acquisition of Auto Palace (112 units) for $55 million.

         o RITZ CAMERA CENTERS has acquired (1/98) Seattle based Kits Camera Inc., the third largest independent in the country. Ritz's total store count grows from 670 to 810.

         o SONY CORP. AND CINEPLEX ODEON CORP. agreed (10/97) to combine their theaters in a $1.0 billion transaction that will create a 2,600 screen chain, second in North America to the 2,700 screen Carmike Cinemas.

         o GART SPORTS, a Denver based privately held chain, has agreed to acquire (10/97) Sportmart Inc, forming the second largest sporting goods chain with 120 stores in 13 states and sales of $700 million.

         o FRED MEYER, INC., announced (11/97/) they will merge with Quality Food Centers and Ralph's Grocery Company in two separate transactions that will create a $15.0 billion company with 800 stores in 14 states. In early 1997 they merged with Smiths Food and Drug creating a 265 unit chain with $7.0 billion in sales.

         o CONSOLIDATED STORES, operator of Odd Lots, Big Lots, and Kay Bee Toys (1,940 units) announced (11/97) they will acquire MacFrugal's Bargain Close-outs (325 units in 18 states) for nearly $1.0 billion.

         o DISCOUNT AUTO PARTS, a 411 unit Florida based automotive after market chain, announced (11/97) its merger with Hi-Lo Automotive, forming a 598 unit company with combined revenues of $700 million.

         o PETCO has announced (9/97) their intended acquisition of PetCare, an 81 store privately held chain based in Chicago.

         o JITNEY JUNGLE STORES OF AMERICA (105 units) will acquire Delchamps (118 units).

         o CVS DRUG acquired Revco in February 1997 with combined total of 4,000 stores and $10 billion in sales.

         o STAPLES proposed merger with OFFICE DEPOT in a $3.4 billion deal nixed by FTC.

         o    TOYS R US acquired BABY SUPERSTORE in $407 million deal (2/97).

- -------------------------------------------------------------------------------
                                     -27-

                                                NATIONAL RETAIL MARKET OVERVIEW
- -------------------------------------------------------------------------------

         o MELVILLE sold KAY BEE TOYS to CONSOLIDATED STORES adding to its Toy Liquidators, Toys Unlimited and Amazing Toys close-out units for $315 million. Melville has officially changed its name to CVS Corp.

         o SAFEWAY to acquire VON'S in a $1.65 billion deal, creating an operation with 1,400 stores, 139,000 employees and $22.0 billion in revenues. They will still trail the industry leader, KROGER, in size.

         o JC PENNEY, parent of THRIFT DRUG, announced they will acquire FAY'S INC., operator of 272 units, making Thrift the nation's eight largest chain. Penney's acquisition of ECKERD DRUG has been cleared by the FTC.

         o CVS CORP. sold BOB'S STORES in late 1997 to a group led by Bob's management and Citicorp Venture Capital Ltd.

         o SEARS & ROEBUCK acquired the 61 unit ORCHARD SUPPLY HARDWARE chain for $415 million.

         o WABAN, INC. - to spin off BJ'S WHOLESALE CLUB and change its name to its other wholesale club division, HomeBase.

         o FOOD LION - announced its pending acquisition of KASH N KARRY in a $341.0 million deal.

         o PETSMART - Announced plans to acquire PET CITY HOLDINGS, the largest pet superstore chain in the UK.

         o TJX COMPANIES - announced intent to sell its CHADWICK'S OF BOSTON catalog to Brylane LP.

         o    REVCO - completed its tender offer for BIG B drug store chain.

         o QUALITY FOOD CENTERS - Bellevue, WA based supermarket chain to acquire 56-unit HUGHES FAMILY MARKETS for $360 million.

    o REITs continued their aggressive acquisition posture during the year being the most active buyer of product. Between 1994 and 1997, REITs increased their ownership from 2.5 percent to 6.6 percent of all shopping centers. Among regional malls, they own 23 percent of all centers.

    o Simon DeBartolo has acquired DeBartolo Realty Corp. and derailed the Wells Park JVJ/J.W. O'Connor REIT merger with the acquisition of Retail Property Trust. Simon then teamed up with Macerich to acquire 12 malls from ERE Yarmouth on behalf of IBM in December 1997. In February 1998 they announced a $5.781 billion merger with Corporate Property Investors.

    o Kimco and The Price REIT have merged (6/98) to form one of the nation's largest shopping center REITs with nearly 51.0 million square feet in 390 centers in 40 states and a market capitalization of $3.4 billion.

    o Trizec Hahn is selling 20 of their top performing malls to Westfield and The Rouse Co. in a $2.55 billion transaction. The properties contain 12.5 million square feet.

- -------------------------------------------------------------------------------
                                     -28-

                                                NATIONAL RETAIL MARKET OVERVIEW
- -------------------------------------------------------------------------------

    o Newport Beach, CA based Donahue Schriber has merged with Diversified Shopping Centers which has created a combined company with assets of $500 million.

    o Regency Realty has been growing through large acquisitions. On March 7, 1997 it acquired all of the assets of Branch Properties for $232.4 million. On March 11, 1998 it acquired the real estate assets of the Midland Group consisting of 21 centers and a development pipeline of 11 centers.

    o Mark Centers Trust announced (April 16, 1998) a definitive agreement to merge the company with RD Capital, creating a combined company with 51 retail properties and 5 multi-family apartments in 16 states.

    o Kimco Realty Corp. announced (April 27, 1998) that it reached an agreement with Venture Stores to purchase their leasehold position at 89 locations including 30 properties pursuant to a master lease with Metropolitan Life.

    o    Excel Realty Trust and New Plan Realty Trust have agreed to merge (May
         1998) in a $1.36 billion stock swap that would create the nation's largest strip center REIT. The combined company is to be known as New Plan Excel Realty Trust Inc. and would own 332 properties with a market capitalization of $3.5 billion.

    o Consolidation in the Outlet Industry has been predicted for some time. After announcing their intent to merge in November 1997, Prime Retail completed its merger with Horizon Group Inc. in June 1998. As a result of the deal, Prime has integrated 22 of Horizon's top performing outlet centers.

    o Mergers and acquisitions in the outlet industry are expected to continue. It is estimated that 130 developers own some 335 outlet centers; the industry's five REITs collectively own 165, leaving 125 owners with the remaining 170 centers. Value Retail News reports that over the period 1992 through 1997, twelve buyers have acquired 103 centers from 25 owners (inclusive of Prime's pending first quarter 1998 purchase of 20 centers from Horizon).

    o Despite trends towards consolidation and downsizing, retailers say they will continue aggressive expansions over the next four years. These results were tabulated from Shopping Center World's 16th Annual Retailer's Expansion Plans Survey. Retailers say they will open 28,000 stores between 1997 and the end of 2000. Among the 148 responding retailers, 83 percent planned their expansions in shopping centers led by regional malls.

            o    Regional Malls                               72%
            o    Power Centers                                50%
            o    Neighborhood Centers                         46%
            o    Community Centers                            34%
            o    Outlet Centers                               20%
            o    Off-Price Centers                            17%

         37 percent cited the southeastern part of the country as the hottest growth area.

- -------------------------------------------------------------------------------
                                     -29-

                                                NATIONAL RETAIL MARKET OVERVIEW
- -------------------------------------------------------------------------------

    o According to Value Retail News, seven outlet projects were completed in 1997 totaling 1.26 million square feet. The average size of the Phase I projects were 179,714 square feet. For 1998, developers are planning 25 projects totaling 5.19 million square feet.

    o Category Killers and discount retailers have continued to drive the demand for additional space. However, power centers have continued to fall out of favor among many institutional investors. Most experts agree that the country is over-stored. Ultimately, it will lead to higher vacancy rates and place severe pressure on aging, capital intensive centers. Many analysts predict that consolidation will occur soon in other superstores categories such as in the office products and electronics segments which will result in increased vacancies.

    o One of the more interesting mergers in recent history occurred in June 1997 when Lend Lease Corp. acquired Equitable Real Estate Investment Management (ERE) and merged it with The Yarmouth Group. The combined ERE Yarmouth has over 100 shopping centers with more than 100 million square feet under management worldwide.

    o Entertainment is clearly the new operational requisite for property owners and developers who are incorporating some form of entertainment into their designs. With a myriad of concepts available, ranging from mini-amusement parks to multiplex theater and restaurant themes, to interactive high-tech applications, choosing the right formula is a difficult task. Many of the nation's largest media and entertainment companies are getting into the retail business in some fashion. AMC Entertainment has formed a separate subsidiary, Centertainment, Inc., to work with developers to create entertainment based retail projects.

    o Super-regional value-oriented megamalls such as The Mills concept are expected to be one area of growth over the next several years. This hybrid concept incorporates the diverse mix of super-regional malls with the value-oriented aspects of factory outlets, category killers, off-price merchants and retailer clearance outlets under one roof. In addition, they add an entertainment component that is designed to extend the stay of the patron from approximately one to one and one-half hours in a traditional mall format to three to five hours. These malls are at least 1.0 million square feet although the Mills design averages 1.5 million square feet. They can contain between 7 and 20 anchors and have trade areas stretching upwards to 100 miles. According to Value Retail News, at the end of 1997 there were 13 megamalls open with a total of 16.7 million square feet. Through 2001, there are an additional 16 megamalls planned totaling 20.3 million square feet.


INVESTMENT CRITERIA AND INSTITUTIONAL INVESTMENT PERFORMANCE

        Investment criteria for mall properties range widely. Many firms and organizations survey individuals active in this industry segment in order to gauge their current investment criteria. These criteria can be measured against traditional units of comparison such as price (or value) per square foot of GLA and overall capitalization rates.

- -------------------------------------------------------------------------------
                                     -30-

                                                NATIONAL RETAIL MARKET OVERVIEW
- -------------------------------------------------------------------------------

        The price that an investor is willing to pay represents the current or present value of all the benefits of ownership. Of fundamental importance is their expectation of increases in cash flow and the appreciation of the investment. Investors have shown a shift in preference to initial return, placing probably less emphasis on the discounted cash flow analysis (DCF). A DCF is defined as a set of procedures in which the quantity, variability, timing, and duration of periodic income, as well as the quantity and timing of reversions, are specified and discounted to a present value at a specified yield rate. Understandably, market thinking has evolved after a few hard years of reality where optimistic cash flow projections did not materialize. The DCF is still, in our opinion, a valid valuation technique that when properly supported, can present a realistic forecast of a property's performance and its current value in the marketplace.

        Equitable Real Estate Investment Management, Inc. reports in their EMERGING TRENDS IN REAL ESTATE - 1998 that their respondents give retail investments generally poor performance forecasts in their latest survey due to the protracted merchant shakeout which will continue into 1997 and the general overbuilding which has had a fundamental change on the industry. While dominant, Class A malls are still considered to be one of the best real estate investments anywhere, only 34 percent of the respondents recommended buying malls. This was up from 20 percent in 1997.

        The following chart summarizes the results of their current survey.

==============================================================================================================
                                   RETAIL PROPERTY RANKINGS AND FORECASTS
==============================================================================================================
                             INVESTMENT POTENTIAL                               PREDICTED VALUE GAINS
                          ===========================                    =====================================
     PROPERTY TYPE                                          1998
                            RATING(1)     RANKING(2)     RENT CHANGE        1 YR.       5 YRS.      10 YRS.
==============================================================================================================
     Regional Malls           4.6           7th             +0.6%           +2.2%       +11.9%      +22.9%
- --------------------------------------------------------------------------------------------------------------
     Power Centers            3.9           8th            - 0.2%          - 0.4%         8.5%       17.1%
- --------------------------------------------------------------------------------------------------------------
   Community Centers          5.4           5th              1.8%            3.4%        12.7%       23.9%
==============================================================================================================
(1)  Scale of 1 to 10
(2)  Based on 9 property types

Source:  Emerging Trends in Real Estate - 1998
==============================================================================================================

        REGIONAL MALLS

        It is felt that price declines in malls as an investment have bottomed out and are slowly recovering. Thirty-four percent of all respondents recommend buying up from 20 percent last year. However, interviewees regard malls as more of a hold than a buy and generally counsel against selling at this time. Malls now rank 7th overall in investment appeal, 9th in development potential, and 8th in overbuilding risk. Value gains of 2.2 percent are forecasted this year, their 22.9 percent over ten years does not stack up well against other investment choices. While dominant malls in strong growth markets continue to be prime investments, older malls are clearly at risk as they are vulnerable to new competition and have high maintenance costs which cannot compete with newer open air centers that operate much more cost effectively.

- -------------------------------------------------------------------------------
                                     -31-

                                                NATIONAL RETAIL MARKET OVERVIEW
- -------------------------------------------------------------------------------

        POWER CENTERS

        This ten year old phenomenon has pushed itself into a lowly 3.9 investment ranking (last) and a high overbuilding risk (second). Anticipated rent and value changes will be essentially flat (- .2 percent and - .4 percent, respectively). Long term appreciation lacks any real appeal and interviewees overwhelmingly recommend selling the centers and show little interest in buying at this time.

        COMMUNITY CENTERS

        Emerging Trends cites that with larger retail formats struggling, certain neighborhood and community centers may be well positioned to excel over the next few years. Investment and development potential rank 5th and 6th, respectively. Value gains of 3.4 percent are forecasted for 1998 along with rent increases of 1.8 percent (1 year). Over the long term, a 23.9 percent value gain is forecasted. Centers with "super" grocery stores provide a convenient alternative for time pressed shoppers which adds to their appeal.

        The NCREIF PROPERTY INDEX represents data collected from the Voting Members of the National Council of Real Estate Investment Fiduciaries. As shown in the following table, data through the fourth quarter of 1997 shows that the retail sub-index posted a total return of 8.40 percent for the year versus a
13.74 percent return for the Index Aggregate. The fourth quarter appreciation return of .83 percent was not enough to offset the negative return for the year. On balance, positive trends are in evidence by the fact that restructuring in the retail industry is better positioning the centers to meet growing consumer demands influenced by the strong economy and growing consumer confidence. Retail sales continue to outpace inflation and there are signs that construction is slowly subsiding.

==================================================================================
                             RETAIL PROPERTY RETURNS
                                NCREIF INDEX (%)
==================================================================================
         PERIOD                        INCOME          APPRECIATION      TOTAL
==================================================================================
     4th Qtr. 1997                       2.13               .83          2.96
- ----------------------------------------------------------------------------------
        One Year                         8.53              -.12          8.40
- ----------------------------------------------------------------------------------
      Three Years                        8.29             -2.41          5.73
- ----------------------------------------------------------------------------------
       Five Years                        7.95             -2.21          5.61
- ----------------------------------------------------------------------------------
       Ten Years                         7.21             -1.51          5.62
==================================================================================
Source:     Real Estate Performance Report
            National Council of Real Estate Investment Fiduciaries
==================================================================================

        Retail's total return of 8.40 percent for year ending 12/31/97 was substantially behind the other investment categories including Apartment (12.75%), Office (17.35%), R&D (26.01%), and Warehouse (13.77%). For the year, retail property performance was negatively impacted by size with neighborhood centers posting the best total performance, while regional malls were laggards.

- -------------------------------------------------------------------------------
                                     -32-

                                                NATIONAL RETAIL MARKET OVERVIEW
- -------------------------------------------------------------------------------

===============================================================================
                           RETAIL SEGMENT PERFORMANCE
===============================================================================
          CATEGORY                  INCOME         APPRECIATION      TOTAL
===============================================================================
Neighborhood                          N/A              N/A          10.54%
- -------------------------------------------------------------------------------
Community                             N/A              N/A            9.73%
- -------------------------------------------------------------------------------
Regional Malls                        N/A              N/A            9.09%
- -------------------------------------------------------------------------------
Super Regional Malls                  N/A              N/A            6.31%
===============================================================================

        Private investor underwriting has become more conservative with respect to vacancy allowances, growth rates (rent, sales) and occupancy cost tolerance levels. The reduced spread between cash returns and internal rate of returns is evidence that buyers seek a higher proportion of their expected return from income rather than from appreciation.

        The Cushman & Wakefield Investor Survey also confirms trends that capitalization rates for most retail categories have risen. Regional malls have been the most affected. This is partly due to the fact that a large number of malls are currently available for sale.

        The Urban Land Institute, in their 1997 REAL ESTATE FORECAST - MID YEAR OUTLOOK, projects very small increases in effective rents through mid-1998 for both regional malls and strip shopping centers. Even though rent increases will likely be higher than 1996, they will likely not keep pace with inflation. In fact, retail garnered the bottom two spots in ULI's ranking of 10 property types in measuring their expected performance change. The downward pressure on rents has been attributed to the expansion of big-box retailers, which has resulted in a changing tenant base that requires a different type of space then exists in much of the older retail stock.

REAL ESTATE INVESTMENT TRUST MARKET (REITS)

        To date, the impact of REITs on the retail investment market has been significant, although the majority of Initial Property Offerings (IPOs) involving regional malls, shopping centers, and outlet centers did not enter the market until the latter part of 1993 and early 1994. It is noted that REITs have dominated the investment market for apartment properties and have evolved into a major role for retail properties as well.

        Currently, there are in excess of 300 REITs in the United States, more than three-quarters of which are publicly traded. The advantages provided by REITs, in comparison to more traditional real estate investment opportunities, include the diversification of property types and location, increased liquidity due to shares being traded on major exchanges, and the exemption from corporate taxes when 95.0 percent of taxable income is distributed.

        There are essentially three kinds of REITs which can either be "open-ended", or Finite-life (FREITs) which have specified liquidation dates, typically ranging from eight to fifteen years.

- -------------------------------------------------------------------------------

NORTHTOWN MALL
1998 OPERATING BUDGET
SUMMARY

- --------------------------------------------------------------------------------------------------------
DESCRIPTION                                  G/L #           JAN              FEB              MAR
- --------------------------------------------------------------------------------------------------------
INCOME
CAM Reimbursements-Kiosks                               $     (8,223)    $     (3,193)    $       (725)
Minimum Rent-Shops                        3015-0000     $   (638,614)    $   (626,969)    $   (632,572)
Minimum Rent-Anchors                      3016-0000     $   (132,574)    $   (132,574)    $   (132,574)
Percentage Rent                           3025-0000     $   (345,481)    $    (20,229)    $    (18,357)
Storage Income                            3030-0000     $     (7,729)    $     (7,297)    $     (6,715)
Parking Ticket Income (Net)               3070-0000     $       (269)    $       (269)    $       (269)
Phone Commissions                         3075-0000     $     (1,782)    $     (1,782)    $     (1,782)
Late Charges                              3080-0000     $       (200)    $       (200)    $       (200)
Vending/Concession Income                 3085-0000     $       (225)    $       (225)    $       (225)
Miscellaneous Income                      3090-0000     $     (1,300)    $     (1,300)    $     (1,800)
CAM Reimbursements-Shops                  6095-0000     $   (169,018)    $   (161,584)    $   (163,147)
CAM Reimbursements-Majors                 6097-0000     $    (55,566)    $    (55,566)    $    (55,566)
CAM Reimbursements-Food Court             6290-0000     $    (12,744)    $    (12,744)    $    (12,744)
Tenant Reimbursements-HVAC                6548-0000     $    (24,630)    $    (24,630)    $    (24,826)
Tenant Reimbursements-Insurance           6576-0000     $     (4,138)    $     (4,004)    $     (4,032)
Tenant Reimbursements-Real Estate Taxes   6581-0000     $    (48,165)    $    (46,455)    $    (46,815)
Interest Income                           7925-0000     $          0     $          0     $          0
                                                        ------------     ------------     ------------
TOTAL INCOME                                            $ (1,450,658)    $ (1,099,021)    $ (1,102,350)
WASTE HANDLING
Salaries/Benefits                         6525-0000     $      4,600     $      4,594     $      4,594
Contract Services                         6525-0002     $      9,561     $      9,561     $      9,561
Repairs/Maintenance                       6525-0004     $          0     $        300     $        100
Other Income                              6525-0099     $     (1,500)    $     (1,500)    $     (1,500)
Tenant Reimbursements                     6525-0000     $    (17,690)    $    (17,369)    $    (17,509)
                                                        ------------     ------------     ------------
TOTAL WASTE HANDLING                                    $     (5,029)    $     (4,414)    $     (4,754)
KIOSKS
Rental Income                             3040-0000     $    (95,942)    $    (62,694)    $    (12,500)
Percentage Income                         3040-0001     $    (68,513)    $     (1,160)    $     (2,000)
Other Income                              3040-0009     $          0     $          0     $          0
Salaries/Benefits                         3041-0000     $      2,733     $      2,714     $      2,714
Temporary Personnel                       3041-0001     $          0     $          0     $          0
CAM Reimbursement Expense                 3041-0002     $      8,223     $      3,193     $        725
Equipment                                 3041-0003     $         50     $         50     $         50
Repairs/Maintenance                       3041-0004     $         50     $         50     $         50
Advertising                               3041-0005     $        200     $          0     $        200
                                                        ------------     ------------     ------------
TOTAL KIOSKS                                            $   (153,199)    $    (57,847)    $    (10,761)
T/R HVAC
Salaries/Benefits                         6545-0000     $      5,847     $      5,818     $      5,818
Contract Services                         6545-0002     $          0     $          0     $          0
Repairs/Maintenance                       6545-0004     $      1,670     $      2,483     $      5,861
Electricity                               6545-0007     $      8,300     $      8,300     $      8,600
Other Income                              6545-0009     $          0     $          0     $          0
Depreciation                              6547-0000     $      5,025     $      5,025     $      5,025
                                                        ------------     ------------     ------------
TOTAL T/R HVAC                                          $     20,843     $     21,626     $     25,304
T/R INSURANCE AND TAXES
Insurance                                 6575-0000     $      3,704     $      3,704     $      3,704
Real Estate Taxes                         6580-0000     $     46,088     $     46,088     $     46,088
                CAM EXPENSES
UTILITIES
Purchased Utilities-ICAM-Electricity      6010-0000     $     14,203     $     11,638     $     10,355
Tenant Reimbursements-Electricity         6010-0001     $     (1,113)    $     (1,113)    $     (1,113)
Purchased Utilities-ICAM-Water            6020-0000     $        650     $        650     $        650
Tenant Reimbursements-Water               6020-0001     $       (490)    $       (490)    $       (400)

- ------------------------------------------------------------------------------------------------------------------------------
DESCRIPTION                                      APR              MAY              JUN              JUL              AUG
- ------------------------------------------------------------------------------------------------------------------------------
INCOME
CAM Reimbursements-Kiosks                   $       (725)    $       (725)    $       (725)    $       (725)    $       (725)
Minimum Rent-Shops                          $   (634,541)    $   (636,873)    $   (660,467)    $   (657,747)    $   (662,642)
Minimum Rent-Anchors                        $   (132,574)    $   (132,574)    $   (132,574)    $   (132,574)    $   (132,574)
Percentage Rent                             $    (46,982)    $    (21,499)    $    (21,640)    $    (40,819)    $    (18,760)
Storage Income                              $     (7,794)    $     (7,322)    $    (10,244)    $     (8,188)    $     (8,395)
Parking Ticket Income (Net)                 $       (269)    $       (269)    $       (269)    $       (269)    $       (269)
Phone Commissions                           $     (1,782)    $     (1,782)    $     (1,782)    $     (1,782)    $     (1,782)
Late Charges                                $       (200)    $       (200)    $       (200)    $       (200)    $       (200)
Vending/Concession Income                   $       (225)    $       (225)    $       (225)    $       (225)    $       (225)
Miscellaneous Income                        $     (1,300)    $     (1,300)    $     (1,300)    $     (1,300)    $     (1,300)
CAM Reimbursements-Shops                    $   (164,331)    $   (166,257)    $   (175,152)    $   (173,478)    $   (176,211)
CAM Reimbursements-Majors                   $    (55,566)    $    (55,566)    $    (55,566)    $    (55,568)    $    (55,566)
CAM Reimbursements-Food Court               $    (12,744)    $    (12,744)    $    (12,744)    $    (12,744)    $    (12,744)
Tenant Reimbursements-HVAC                  $    (24,975)    $    (25,217)    $    (26,336)    $    (26,125)    $    (26,458)
Tenant Reimbursements-Insurance             $     (4,054)    $     (4,088)    $     (4,248)    $     (4,218)    $     (4,265)
Tenant Reimbursements-Real Estate Taxes     $    (47,087)    $    (47,530)    $    (49,575)    $    (49,190)    $    (49,798)
Interest Income                             $          0     $          0     $          0     $          0     $          0
                                            ------------     ------------     ------------     ------------     ------------
TOTAL INCOME                                $ (1,135,149)    $ (1,114,173)    $ (1,153,048)    $ (1,165,151)    $ (1,151,825)
WASTE HANDLING
Salaries/Benefits                           $      4,562     $      4,554     $      4,546     $      4,543     $      4,543
Contract Services                           $      9,561     $      9,561     $      8,920     $      8,920     $      8,920
Repairs/Maintenance                         $        100     $          0     $        250     $        100     $          0
Other Income                                $     (1,500)    $     (1,500)    $     (1,500)    $     (1,500)    $     (1,500)
Tenant Reimbursements                       $    (17,612)    $    (17,714)    $    (18,275)    $    (18,070)    $    (18,210)
                                            ------------     ------------     ------------     ------------     ------------
TOTAL WASTE HANDLING                        $     (4,889)    $     (5,100)    $     (6,059)    $     (6,007)    $     (6,247)
KIOSKS
Rental Income                               $    (12,500)    $    (12,500)    $    (12,500)    $    (12,500)    $    (12,500)
Percentage Income                           $     (2,000)    $     (2,000)    $     (2,000)    $     (2,000)    $     (2,000)
Other Income                                $          0     $          0     $          0     $          0     $          0
Salaries/Benefits                           $      2,654     $      2,646     $      2,631     $      2,631     $      2,631
Temporary Personnel                         $          0     $          0     $          0     $          0     $          0
CAM Reimbursement Expense                   $        725     $        725     $        725     $        725     $        725
Equipment                                   $        500     $         50     $        100     $        500     $         50
Repairs/Maintenance                         $         50     $         50     $         50     $         50     $         50
Advertising                                 $          0     $        200     $          0     $        200     $          0
                                            ------------     ------------     ------------     ------------     ------------
TOTAL KIOSKS                                $    (10,571)    $    (10,829)    $    (10,994)    $    (10,394)    $    (11,044)
T/R HVAC
Salaries/Benefits                           $      5,806     $      5,790     $      5,681     $      5,681     $      5,681
Contract Services                           $          0     $          0     $          0     $          0     $          0
Repairs/Maintenance                         $      2,362     $      1,366     $      1,374     $      1,709     $      1,432
Electricity                                 $      8,600     $     14,000     $     14,000     $     15,000     $     13,400
Other Income                                $          0     $          0     $          0     $          0     $          0
Depreciation                                $      5,025     $      5,025     $      5,025     $      5,025     $      5,025
                                            ------------     ------------     ------------     ------------     ------------
TOTAL T/R HVAC                              $     21,793     $     26,181     $     26,080     $     27,415     $     25,538
T/R INSURANCE AND TAXES
Insurance                                   $      3,704     $      3,704     $      3,704     $      3,704     $      3,704
Real Estate Taxes                           $     46,088     $     46,088     $     46,088     $     46,088     $     46,088
                CAM EXPENSES
UTILITIES
Purchased Utilities-ICAM-Electricity        $      9,310     $      9,690     $     13,395     $     12,730     $     18,810
Tenant Reimbursements-Electricity           $     (1,113)    $     (1,113)    $     (1,113)    $     (1,113)    $     (1,113)
Purchased Utilities-ICAM-Water              $        650     $        650     $        650     $        650     $        650
Tenant Reimbursements-Water                 $       (490)    $       (490)    $       (490)    $       (490)    $       (490)

- ------------------------------------------------------------------------------------------------------------------------------
                                                                                                                    TOTAL
DESCRIPTION                                      SEP              OCT              NOV              DEC             1998
- ------------------------------------------------------------------------------------------------------------------------------
INCOME
CAM Reimbursements-Kiosks                   $       (725)    $       (725)    $     (8,550)    $    (10,950)   $     (36,715)
Minimum Rent-Shops                          $   (674,441)    $   (698,724)    $   (702,699)    $   (706,173)   $  (7,932,462)
Minimum Rent-Anchors                        $   (132,574)    $   (132,574)    $   (132,574)    $   (132,574)   $  (1,590,892)
Percentage Rent                             $    (66,459)    $    (44,854)    $    (25,110)    $    (51,810)   $    (722,000)
Storage Income                              $     (7,719)    $     (9,460)    $     (8,755)    $     (8,281)   $     (97,900)
Parking Ticket Income (Net)                 $       (269)    $       (269)    $       (269)    $       (269)   $      (3,231)
Phone Commissions                           $     (1,782)    $     (1,782)    $     (1,782)    $     (1,782)   $     (21,384)
Late Charges                                $       (200)    $       (200)    $       (200)    $       (200)   $      (2,400)
Vending/Concession Income                   $       (225)    $       (225)    $       (225)    $       (225)   $      (2,704)
Miscellaneous Income                        $     (1,300)    $    (34,300)    $     (1,300)    $     (1,300)   $     (49,100)
CAM Reimbursements-Shops                    $   (181,340)    $   (189,598)    $   (189,598)    $   (189,598)   $  (2,099,224)
CAM Reimbursements-Majors                   $    (55,566)    $    (55,566)    $    (55,566)    $    (55,566)   $    (666,789)
CAM Reimbursements-Food Court               $    (12,744)    $    (12,744)    $    (12,744)    $    (12,744)   $    (152,930)
Tenant Reimbursements-HVAC                  $    (27,114)    $    (28,152)    $    (28,152)    $    (28,152)   $    (314,767)
Tenant Reimbursements-Insurance             $     (4,359)    $     (4,508)    $     (4,508)    $     (4,508)   $     (50,930)
Tenant Reimbursements-Real Estate Taxes     $    (50,998)    $    (52,897)    $    (52,897)    $    (52,897)   $    (594,304)
Interest Income                             $          0     $          0     $          0     $          0    $           0
                                            ------------     ------------     ------------     ------------    -------------
TOTAL INCOME                                $ (1,217,816)    $ (1,266,579)    $ (1,224,930)    $ (1,257,030)   $ (14,337,732)
WASTE HANDLING
Salaries/Benefits                           $      4,543     $      4,443     $      4,435     $      4,821    $      54,778
Contract Services                           $      8,920     $      8,920     $      8,920     $      8,920    $     110,245
Repairs/Maintenance                         $        250     $        100     $        100     $          0    $       1,300
Other Income                                $     (1,500)    $     (1,500)    $     (1,500)    $     (1,500)   $     (18,000)
Tenant Reimbursements                       $    (18,478)    $    (19,326)    $    (19,273)    $    (19,273)   $    (218,800)
                                            ------------     ------------     ------------     ------------    -------------
TOTAL WASTE HANDLING                        $     (6,265)    $     (7,363)    $     (7,318)    $     (7,032)   $     (70,477)
KIOSKS
Rental Income                               $    (12,500)    $    (12,500)    $   (169,000)    $   (194,000)   $    (621,636)
Percentage Income                           $     (2,000)    $     (2,000)    $     (2,000)    $    (25,000)   $    (112,673)
Other Income                                $          0     $          0     $          0     $          0    $           0
Salaries/Benefits                           $      2,631     $      2,525     $      6,025     $      2,773    $      35,307
Temporary Personnel                         $          0     $          0     $      3,154     $      3,154    $       6,308
CAM Reimbursement Expense                   $        725     $        725     $      8,550     $     10,950    $      36,715
Equipment                                   $         50     $        100     $      1,000     $          0    $       2,500
Repairs/Maintenance                         $         50     $         50     $      1,000     $          0    $       1,500
Advertising                                 $        200     $        500     $          0     $          0    $       1,500
                                            ------------     ------------     ------------     ------------    -------------
TOTAL KIOSKS                                $    (10,844)    $    (10,600)    $   (151,271)    $   (202,123)   $    (650,478)
T/R HVAC
Salaries/Benefits                           $      5,681     $      5,660     $      5,660     $      6,162    $      69,284
Contract Services                           $          0     $          0     $          0     $          0    $           0
Repairs/Maintenance                         $      1,682     $      1,128     $      1,565     $      1,411    $      24,043
Electricity                                 $     12,100     $      9,000     $      8,000     $      8,000    $     127,300
Other Income                                $          0     $          0     $          0     $          0    $           0
Depreciation                                $      5,025     $      5,025     $      5,025     $      5,025    $      60,305
                                            ------------     ------------     ------------     ------------    -------------
TOTAL T/R HVAC                              $     24,488     $     20,813     $     20,250     $     20,599    $     280,932
T/R INSURANCE AND TAXES
Insurance                                   $      3,704     $      3,704     $      3,704     $      3,704    $      44,452
Real Estate Taxes                           $     46,088     $     46,088     $     46,088     $     46,088    $     553,062
                CAM EXPENSES
UTILITIES
Purchased Utilities-ICAM-Electricity        $     16,435     $     15,390     $      9,073     $     12,540    $     153,568
Tenant Reimbursements-Electricity           $     (1,113)    $     (1,113)    $     (1,113)    $     (1,113)   $     (13,356)
Purchased Utilities-ICAM-Water              $        650     $        650     $        650     $        650    $       7,800
Tenant Reimbursements-Water                 $       (490)    $       (490)    $       (490)    $       (490)   $      (5,874)

NORTHTOWN MALL
1998 OPERATING BUDGET
SUMMARY

- --------------------------------------------------------------------------------------------------------------------------
DESCRIPTION                               G/L #        JAN         FEB         MAR         APR         MAY         JUN
- --------------------------------------------------------------------------------------------------------------------------
Purchased Utilities-OCAM-Electricity   6110-0000    $  1,730    $  1,245    $  1,063    $    956    $    988    $  1,352
Purchased Utilities-OCAM-Water         6120-0000    $    250    $    250    $    250    $    250    $    250    $    250
TOTAL UTILITIES                                     $ 15,230    $ 12,180    $ 10,715    $  9,563    $  9,975    $ 14,044
JANITORIAL
Salaries/Benefits                      6030-0000    $  8,789    $  8,789    $  8,789    $  8,772    $  8,750    $  8,741
Employment Expense                     6030-0001    $     25    $     25    $     25    $     25    $     25    $     25
ICAM-Contract Services                 6030-0002    $ 12,991    $ 12,991    $ 12,991    $ 12,991    $ 13,691    $ 12,991
ICAM-Repairs/Maintenance               6030-0004    $      0    $  2,600    $  1,250    $  2,600    $    150    $    950
ICAM-Supplies                          6030-0005    $  8,100    $      0    $      0    $  7,000    $    600    $      0
ICAM-Other Income                      6030-0009    $    (65)   $    (65)   $    (65)   $    (65)   $    (65)   $    (65)
OCAM-Contract Services                 6130-0002    $      0    $      0    $      0    $      0    $      0    $      0
OCAM-Repairs/Maintenance               6130-0004    $      0    $      0    $      0    $      0    $      0    $      0
OCAM-Supplies                          6130-0005    $      0    $      0    $      0    $      0    $      0    $      0
OCAM-Other Income                      6130-0009    $      0    $      0    $      0    $      0    $      0    $      0
                                                    --------    --------    --------    --------    --------    --------
TOTAL JANITORIAL                                    $ 29,840    $ 24,340    $ 22,990    $ 31,323    $ 23,151    $ 22,642
LANDSCAPE
Salaries/Benefits                      6040-0000    $      0    $      0    $      0    $      0    $      0    $      0
ICAM-Contract Services                 6040-0002    $    540    $    540    $    540    $    540    $    540    $    540
ICAM-Repairs/Maintenance               6040-0004    $      0    $      0    $  1,500    $      0    $      0    $      0
OCAM-Contract Services                 6140-0002    $    100    $    100    $    600    $  1,100    $  1,100    $  1,100
OCAM-Repairs/Maintenance               6140-0004    $      0    $    100    $    900    $    750    $    100    $  1,250
                                                    --------    --------    --------    --------    --------    --------
TOTAL LANDSCAPE                                     $    640    $    740    $  3,540    $  2,390    $  1,740    $  2,890
HVAC
ICAM-HVAC-Salaries/Benefits            6045-0000    $  1,498    $  1,490    $  1,490    $  1,490    $  1,481    $  1,450
ICAM-HVAC-Contract Services            6045-0002    $      0    $      0    $      0    $      0    $      0    $      0
ICAM-HVAC-Repairs/Maintenance          6045-0004    $    684    $    382    $  1,862    $  1,322    $    321    $    121
ICAM-HVAC-Electricity                  6045-0008    $  2,580    $  2,498    $  1,557    $  1,984    $  2,411    $  4,800
ICAM-HVAC-Gas                          6045-0009    $  4,500    $  3,700    $  2,900    $  2,000    $  1,575    $  1,475
ICAM-HVAC-Gas Reimbursements           6045-0099    $ (1,407)   $ (1,407)   $ (1,407)   $ (1,407)   $ (1,407)   $ (1,407)
ICAM-HVAC-Depreciation                 6047-0000    $  2,475    $  2,475    $  2,475    $  2,475    $  2,475    $  2,475
                                                    --------    --------    --------    --------    --------    --------
TOTAL HVAC                                          $ 10,330    $  9,137    $  8,876    $  7,863    $  6,856    $  8,913
MAINTENANCE
ICAM-Salaries/Benefits                 6055-0000    $  9,328    $  9,294    $  9,294    $  9,242    $  9,179    $  9,120
Employment Expense                     6055-0001    $     50    $     50    $     50    $     50    $     50    $     50
ICAM-Repairs/Maintenance               6055-0004    $  2,790    $  1,110    $  1,260    $     60    $  1,260    $  5,060
ICAM-Temporary Help                    6055-0010    $      0    $      0    $      0    $      0    $      0    $      0
ICAM-Building Repairs                  6055-0015    $  1,300    $  3,450    $  1,000    $  1,350    $  1,000    $    850
ICAM-Plumbing                          6055-0025    $    400    $    350    $  2,500    $  6,650    $    350    $    200
ICAM-Elec/Lighting                     6055-0035    $    300    $    300    $  1,800    $  2,300    $    300    $ 13,300
ICAM-Wired Music                       6055-0045    $     65    $     65    $     65    $     65    $     65    $     65
ICAM-Escalator/Elevator                6055-0055    $  4,550    $  4,550    $  4,550    $  4,550    $ 11,750    $  5,350
ICAM-Equipment                         6055-0065    $    725    $  7,125    $  1,025    $    225    $    225    $    325
ICAM-Roof                              6055-0075    $      0    $    200    $      0    $    200    $      0    $    200
ICAM-Signs                             6055-0085    $    300    $    300    $    300    $    300    $    300    $    300
ICAM-Waste Handling                    6055-0095    $    779    $    979    $    779    $    779    $    879    $    722
ICAM-Other Income                      6055-0999    $      0    $      0    $      0    $      0    $      0    $      0
OCAM-Salaries/Benefits                 6155-0000    $  7,694    $  7,682    $  7,682    $  7,679    $  7,604    $  7,604
OCAM-Repairs/Maintenance               6155-0004    $    250    $  1,450    $  2,250    $    250    $ 24,250    $    450
OCAM-Temporary Help                    6155-0010    $      0    $      0    $      0    $      0    $      0    $      0
OCAM-Building Repairs                  6155-0015    $    200    $      0    $    800    $  2,200    $  1,500    $    700
OCAM-Plumbing                          6155-0025    $      0    $      0    $      0    $    500    $    300    $      0
OCAM-Elec/Lighting                     6155-0035    $      0    $  2,700    $      0    $    600    $      0    $  3,100
OCAM-Escalator/Elevator                6155-0055    $    230    $    230    $    230    $    230    $    739    $    359
OCAM-Equipment                         6155-0065    $    325    $    200    $    325    $    200    $    325    $    200
OCAM-Signs                             6155-0085    $      0    $    300    $    900    $    300    $      0    $      0
OCAM-Waste Handling                    6155-0095    $    194    $    194    $    394    $    194    $    194    $    180
OCAM-Traffic Control                   6155-0115    $      0    $      0    $    100    $    600    $      0    $      0

- --------------------------------------------------------------------------------------------------------------------------
                                                                                                                   TOTAL
DESCRIPTION                                JUL         AUG         SEP         OCT         NOV         DEC         1998
- --------------------------------------------------------------------------------------------------------------------------
Purchased Utilities-OCAM-Electricity    $  1,237    $  2,010    $  1,727    $  1,515    $    965    $  1,265    $  16,053
Purchased Utilities-OCAM-Water          $    250    $    250    $    250    $    250    $    250    $    250    $   3,000
TOTAL UTILITIES                         $ 13,264    $ 20,117    $ 17,459    $ 16,202    $  9,335    $ 13,102    $ 161,190
JANITORIAL
Salaries/Benefits                       $  8,736    $  8,736    $  8,736    $  8,736    $  8,661    $  9,358    $ 105,591
Employment Expense                      $     50    $     50    $     50    $     50    $    100    $    100    $     550
ICAM-Contract Services                  $ 12,991    $ 12,991    $ 12,991    $ 12,991    $ 19,991    $ 22,341    $ 172,947
ICAM-Repairs/Maintenance                $    250    $    600    $    400    $    100    $      0    $    250    $   9,150
ICAM-Supplies                           $  7,000    $      0    $    600    $ 12,000    $      0    $      0    $  35,300
ICAM-Other Income                       $    (65)   $    (65)   $    (65)   $    (65)   $    (65)   $    (65)   $    (780)
OCAM-Contract Services                  $      0    $      0    $      0    $      0    $      0    $      0    $       0
OCAM-Repairs/Maintenance                $      0    $      0    $      0    $      0    $      0    $      0    $       0
OCAM-Supplies                           $      0    $      0    $      0    $      0    $      0    $      0    $       0
OCAM-Other Income                       $      0    $      0    $      0    $      0    $      0    $      0    $       0
                                        --------    --------    --------    --------    --------    --------    ---------
TOTAL JANITORIAL                        $ 28,962    $ 22,312    $ 22,712    $ 33,812    $ 28,687    $ 31,985    $ 322,758
LANDSCAPE
Salaries/Benefits                       $      0    $      0    $      0    $      0    $      0    $      0    $       0
ICAM-Contract Services                  $    540    $    540    $    540    $    540    $    540    $    540    $   6,480
ICAM-Repairs/Maintenance                $      0    $      0    $  1,500    $      0    $      0    $      0    $   3,000
OCAM-Contract Services                  $  1,100    $  1,100    $  1,100    $  1,100    $    600    $    100    $   9,200
OCAM-Repairs/Maintenance                $    100    $    200    $    800    $      0    $      0    $      0    $   4,200
                                        --------    --------    --------    --------    --------    --------    ---------
TOTAL LANDSCAPE                         $  1,740    $  1,840    $  3,940    $  1,640    $  1,140    $    640    $  22,880
HVAC
ICAM-HVAC-Salaries/Benefits             $  1,450    $  1,450    $  1,450    $  1,450    $  1,450    $  1,580    $  17,726
ICAM-HVAC-Contract Services             $      0    $      0    $      0    $      0    $      0    $      0    $       0
ICAM-HVAC-Repairs/Maintenance           $    584    $    203    $    488    $    531    $    476    $    349    $   7,323
ICAM-HVAC-Electricity                   $  6,274    $  6,274    $  6,482    $  3,892    $  2,411    $  2,580    $  43,743
ICAM-HVAC-Gas                           $  1,380    $  1,300    $  1,500    $  1,900    $  2,700    $  3,900    $  28,830
ICAM-HVAC-Gas Reimbursements            $ (1,407)   $ (1,407)   $ (1,407)   $ (1,407)   $ (1,407)   $ (1,407)   $ (16,887)
ICAM-HVAC-Depreciation                  $  2,475    $  2,475    $  2,475    $  2,475    $  2,475    $  2,475    $  29,702
                                        --------    --------    --------    --------    --------    --------    ---------
TOTAL HVAC                              $ 10,755    $ 10,294    $ 10,987    $  8,840    $  8,104    $  9,477    $ 110,437
MAINTENANCE
ICAM-Salaries/Benefits                  $  9,120    $  9,120    $  9,120    $  9,052    $  8,989    $  9,793    $ 110,652
Employment Expense                      $     50    $     50    $     50    $     50    $     50    $     50    $     600
ICAM-Repairs/Maintenance                $  1,260    $     60    $  1,260    $     60    $  2,760    $     60    $  17,000
ICAM-Temporary Help                     $      0    $      0    $      0    $      0    $      0    $      0    $       0
ICAM-Building Repairs                   $  1,000    $  1,350    $  1,175    $    975    $  1,125    $    975    $  15,550
ICAM-Plumbing                           $    200    $    350    $      0    $    400    $    350    $    200    $  11,950
ICAM-Elec/Lighting                      $    300    $    300    $  1,800    $    300    $    300    $    300    $  21,600
ICAM-Wired Music                        $     65    $     65    $     65    $     65    $     65    $     65    $     780
ICAM-Escalator/Elevator                 $  4,750    $  4,750    $  4,750    $  4,750    $  4,750    $  4,750    $  63,800
ICAM-Equipment                          $    225    $    225    $    625    $    225    $    425    $    225    $  11,600
ICAM-Roof                               $      0    $      0    $      0    $    200    $      0    $    200    $   1,000
ICAM-Signs                              $    300    $    300    $    300    $    300    $    300    $    300    $   3,600
ICAM-Waste Handling                     $    722    $    722    $    922    $    722    $    722    $    722    $   9,440
ICAM-Other Income                       $      0    $      0    $      0    $      0    $      0    $      0    $       0
OCAM-Salaries/Benefits                  $  7,604    $  7,604    $  7,604    $  7,604    $  7,588    $  8,110    $  92,069
OCAM-Repairs/Maintenance                $ 15,450    $    250    $    250    $    250    $    250    $    250    $  45,600
OCAM-Temporary Help                     $      0    $      0    $      0    $      0    $      0    $      0    $       0
OCAM-Building Repairs                   $  1,000    $  1,000    $    700    $    200    $    200    $    200    $   8,700
OCAM-Plumbing                           $      0    $      0    $    300    $      0    $      0    $      0    $   1,100
OCAM-Elec/Lighting                      $  1,800    $      0    $      0    $  2,400    $      0    $      0    $  10,600
OCAM-Escalator/Elevator                 $    239    $    239    $    239    $    239    $    239    $    239    $   3,452
OCAM-Equipment                          $    325    $    200    $    325    $    350    $    325    $    200    $   3,300
OCAM-Signs                              $  2,700    $      0    $      0    $    600    $      0    $      0    $   4,800
OCAM-Waste Handling                     $    380    $    180    $    180    $    180    $    180    $    180    $   2,630
OCAM-Traffic Control                    $ 11,100    $      0    $    500    $    100    $      0    $      0    $  12,400

NORTHTOWN MALL
1998 OPERATING BUDGET
SUMMARY

- ------------------------------------------------------------------------------------------------------------------
DESCRIPTION                                   G/L #        JAN         FEB         MAR         APR         MAY
- ------------------------------------------------------------------------------------------------------------------
OCAM-Sweep/Clean                           6155-0125     $ 1,850     $   750     $   750     $ 1,350     $   750
OCAM-Snow Removal                          6155-0135     $10,150     $ 5,150     $     0     $     0     $     0
OCAM-Pave/Patch                            6155-0145     $     0     $     0     $     0     $ 1,000     $ 5,000
OCAM-Parking Deck                          6155-0155     $    75     $    75     $ 1,075     $ 2,075     $ 1,075
OCAM-Other Income                          6155-0999     $     0     $     0     $     0     $     0     $     0
                                                         -------     -------     -------     -------     -------
TOTAL MAINTENANCE                                        $41,555     $46,505     $37,130     $42,948     $67,096
SECURITY
ICAM-Salaries/Benefits                     6070-0000     $ 5,101     $ 5,101     $ 5,088     $ 5,081     $ 5,081
Employment Expense                         6070-0001     $    90     $    90     $    90     $    90     $    90
ICAM-Contract Services                     6070-0002     $ 5,510     $ 5,335     $ 5,510     $ 5,335     $ 5,510
ICAM-Fire Protection-Repairs/Maintenance   6070-0003     $   319     $   259     $   529     $   259     $   259
ICAM-Repairs/Maintenance                   6070-0004     $   600     $    25     $    25     $    25     $    25
ICAM-Training                              6070-0006     $    30     $    30     $   330     $    30     $    30
ICAM-Phone                                 6070-0007     $    74     $    74     $    74     $    74     $    74
ICAM-Supplies                              6070-0008     $    45     $    45     $ 4,845     $    45     $    45
ICAM-Access Control                        6070-0009     $    48     $    48     $    48     $    48     $    48
ICAM-Safety Supplies                       6070-0010     $   220     $    90     $   490     $   490     $    90
ICAM-Other Income                          6070-0099     $     0     $     0     $     0     $     0     $     0
OCAM-Salaries/Benefits                     6170-0000     $ 4,174     $ 4,174     $ 4,163     $ 4,157     $ 4,157
OCAM-Contract Services                     6170-0002     $ 4,936     $ 4,139     $ 4,916     $ 4,773     $ 4,936
OCAM-Repairs/Maintenance                   6170-0004     $   650     $    25     $    25     $   105     $    25
OCAM-Training                              6170-0006     $    30     $    30     $   330     $    30     $    30
OCAM-Phone                                 6170-0007     $ 1,285     $    85     $    85     $    85     $    85
OCAM-Supplies                              6170-0008     $    65     $    65     $    65     $    55     $    55
OCAM-Access Control                        6170-0009     $    12     $    12     $    12     $    12     $    12
OCAM-Safety Supplies                       6170-0010     $    60     $    20     $   120     $   120     $    20
OCAM-Fire Protection-Repairs/Maintenance   6170-0030     $    28     $    28     $    28     $    28     $    28
OCAM-Fire Protection-Phone                 6170-0037     $     0     $     0     $     0     $     0     $     0
OCAM-Other Income                          6170-0099     $     0     $     0     $     0     $     0     $     0
                                           ---------     -------     -------     -------     -------     -------
TOTAL SECURITY                                           $23,277     $19,675     $26,773     $20,841     $20,599
MALL OFFICE
Electricity                                6310-0000     $   317     $   306     $   295     $   257     $   305
Salaries/Benefits                          6320-0000     $15,098     $15,063     $15,044     $14,946     $14,946
Temporary Personnel                        6321-0000     $     0     $     0     $     0     $     0     $     0
Employee Training                          6322-0000     $   500     $   650     $   865     $     0     $     0
Employment Expense                         6323-0000     $     0     $     0     $     0     $     0     $     0
Travel-Air/Lodging                         6330-0000     $ 1,200     $   200     $   200     $   950     $ 1,200
Travel-Meals                               6331-0000     $   300     $     0     $     0     $   200     $   300
Meeting Expense                            6335-0000     $ 3,430     $    30     $    30     $    30     $    30
Phone                                      6340-0000     $ 1,518     $ 1,540     $ 1,540     $ 1,540     $ 1,540
Repairs/Maintenance                        6345-0000     $ 2,000     $     0     $     0     $     0     $     0
License & Fees                             6350-0000     $   500     $     0     $     0     $     0     $     0
Dues & Subscriptions                       6355-0000     $   485     $   475     $   210     $   485     $    85
Office Supplies & Sundries                 6360-0000     $ 1,520     $   570     $ 1,250     $ 1,070     $   750
Postage                                    6365-0000     $   550     $    50     $   550     $   225     $   550
Equipment-Leased                           6369-0000     $ 2,574     $ 1,083     $ 1,083     $ 1,374     $ 1,083
Equipment-Repairs/Maintenance              6370-0000     $ 1,050     $   350     $   550     $   350     $   550
Other Income                               6371-0000     $  (500)    $  (500)    $  (500)    $  (500)    $  (500)
Customer Relations                         6372-0000     $    85     $    85     $    85     $    85     $    85
Office Rent                                6380-0000     $ 2,000     $ 2,000     $ 2,000     $ 2,000     $ 2,000
Professional Services                      6390-0000     $     0     $     0     $     0     $     0     $     0
                                                         -------     -------     -------     -------     -------
TOTAL MALL OFFICE                                        $32,627     $21,902     $23,202     $23,012     $22,924
CUSTOMER SERVICE
Miscellaneous Income                       6375-0000     $     0     $     0     $     0     $     0     $     0
Salaries/Benefits                          6376-0120     $ 2,705     $ 2,705     $ 2,705     $ 2,705     $ 2,705
Employment Expense                         6376-0021     $    25     $    25     $    25     $    25     $    25
Repairs/Maintenance                        6376-0030     $     0     $     0     $     0     $     0     $     0
Supplies                                   6376-0050     $   700     $     0     $     0     $   100     $     0

- --------------------------------------------------------------------------------------------------------------------------
DESCRIPTION                                    JUN        JUL         AUG         SEP        OCT         NOV         DEC
- --------------------------------------------------------------------------------------------------------------------------
OCAM-Sweep/Clean                            $   750     $ 2,375     $   225    $   325     $   225     $   925    $   225
OCAM-Snow Removal                           $     0     $     0     $     0    $     0     $   650     $ 6,950    $26,350
OCAM-Pave/Patch                             $     0     $     0     $     0    $   200     $     0     $     0    $     0
OCAM-Parking Deck                           $20,075     $ 2,075     $ 1,575    $    75     $ 1,075     $   175    $    75
OCAM-Other Income                           $     0     $     0     $     0    $     0     $     0     $     0    $     0
                                            -------     -------     -------    -------     -------     -------    -------
TOTAL MAINTENANCE                           $68,960     $63,040     $28,565    $30,765     $30,972     $36,669    $53,470
SECURITY
ICAM-Salaries/Benefits                      $ 5,070     $ 5,070     $ 5,013    $ 5,013     $ 5,013     $ 5,013    $ 5,429
Employment Expense                          $   210     $    90     $    90    $    90     $    90     $    90    $    90
ICAM-Contract Services                      $ 5,335     $ 5,510     $ 5,510    $ 5,335     $ 5,510     $ 6,712    $10,997
ICAM-Fire Protection-Repairs/Maintenance    $ 4,409     $   259     $   259    $   259     $   259     $   259    $   259
ICAM-Repairs/Maintenance                    $    25     $   350     $    25    $    25     $    25     $    25    $    25
ICAM-Training                               $   780     $    30     $    30    $    30     $    30     $    30    $    30
ICAM-Phone                                  $    74     $    74     $    74    $    74     $    74     $    74    $    74
ICAM-Supplies                               $    45     $    45     $    45    $    45     $    45     $    45    $    45
ICAM-Access Control                         $    48     $    48     $    48    $    48     $    48     $    48    $    48
ICAM-Safety Supplies                        $    90     $    90     $    90    $    90     $   220     $    90    $    90
ICAM-Other Income                           $     0     $     0     $     0    $     0     $     0     $     0    $     0
OCAM-Salaries/Benefits                      $ 4,148     $ 4,148     $ 4,101    $ 4,101     $ 4,101     $ 4,101    $ 4,442
OCAM-Contract Services                      $ 5,293     $ 5,456     $ 5,456    $ 4,773     $ 4,936     $11,312    $34,607
OCAM-Repairs/Maintenance                    $    25     $   540     $    25    $    25     $    25     $   625    $ 2,525
OCAM-Training                               $   255     $    30     $    30    $    30     $    30     $    30    $    30
OCAM-Phone                                  $    85     $    85     $    85    $    85     $    85     $    85    $    85
OCAM-Supplies                               $    55     $    55     $    55    $    55     $    65     $ 2,375    $ 1,475
OCAM-Access Control                         $    12     $    12     $    12    $    12     $    12     $    12    $    12
OCAM-Safety Supplies                        $    20     $    20     $    20    $    20     $    60     $    20    $    20
OCAM-Fire Protection-Repairs/Maintenance    $   478     $    28     $    28    $    28     $    28     $    28    $    28
OCAM-Fire Protection-Phone                  $     0     $     0     $     0    $     0     $     0     $     0    $     0
OCAM-Other Income                           $     0     $     0     $     0    $     0     $     0     $     0    $     0
                                            -------     -------     -------    -------     -------     -------    -------
TOTAL SECURITY                              $26,456     $21,939     $20,996    $20,138     $20,656     $30,974    $60,311
MALL OFFICE
Electricity                                 $   379     $   383     $   451    $   509     $   355     $   427    $   315
Salaries/Benefits                           $14,873     $14,873     $14,873    $14,873     $14,644     $14,644    $15,502
Temporary Personnel                         $     0     $     0     $     0    $     0     $     0     $     0    $     0
Employee Training                           $     0     $     0     $     0    $     0     $     0     $     0    $     0
Employment Expense                          $   150     $     0     $     0    $     0     $     0     $     0    $     0
Travel-Air/Lodging                          $   200     $   200     $   200    $   200     $   200     $   200    $   200
Travel-Meals                                $     0     $     0     $     0    $     0     $     0     $     0    $     0
Meeting Expense                             $    30     $ 1,030     $    30    $    30     $    30     $    30    $ 3,030
Phone                                       $ 1,540     $ 1,540     $ 1,540    $ 2,840     $ 1,540     $ 1,540    $ 1,540
Repairs/Maintenance                         $     0     $     0     $     0    $     0     $     0     $     0    $     0
License & Fees                              $     0     $     0     $     0    $     0     $     0     $     0    $     0
Dues & Subscriptions                        $   210     $   185     $   115    $   112     $   185     $    85    $    85
Office Supplies & Sundries                  $   570     $ 1,250     $   570    $   750     $ 1,070     $   750    $   570
Postage                                     $    50     $   550     $    50    $   550     $    50     $   550    $    50
Equipment-Leased                            $ 1,083     $ 1,374     $ 1,083    $ 1,083     $ 1,374     $ 1,083    $ 1,083
Equipment-Repairs/Maintenance               $   350     $ 2,050     $   350    $   780     $   350     $   550    $   350
Other Income                                $  (500)    $  (500)    $  (500)   $  (500)    $  (500)    $  (500)   $  (500)
Customer Relations                          $    85     $    85     $    85    $    85     $    85     $    85    $    85
Office Rent                                 $ 2,000     $ 2,000     $ 2,000    $ 2,000     $ 2,000     $ 2,000    $ 2,000
Professional Services                       $     0     $     0     $     0    $     0     $     0     $     0    $     0
                                            -------     -------     -------    -------     -------     -------    -------
TOTAL MALL OFFICE                           $21,020     $25,020     $20,847    $23,312     $21,383     $21,444    $24,310
CUSTOMER SERVICE
Miscellaneous Income                        $     0     $     0     $     0    $     0     $     0     $     0    $     0
Salaries/Benefits                           $ 2,705     $ 2,695     $ 2,696    $ 2,696     $ 2,696     $ 3,696    $ 5,818
Employment Expense                          $    25     $    25     $    25    $    25     $    25     $    25    $    25
Repairs/Maintenance                         $     0     $     0     $     0    $     0     $     0     $     0    $     0
Supplies                                    $     0     $   200     $     0    $     0     $   100     $   200    $     0

- -------------------------------------------------------
                                               TOTAL
DESCRIPTION                                    1998
- -------------------------------------------------------
OCAM-Sweep/Clean                             $ 10,500
OCAM-Snow Removal                            $ 49,250
OCAM-Pave/Patch                              $  6,200
OCAM-Parking Deck                            $ 29,500
OCAM-Other Income                            $      0
                                             --------
TOTAL MAINTENANCE                            $547,675
SECURITY
ICAM-Salaries/Benefits                       $ 61,071
Employment Expense                           $  1,200
ICAM-Contract Services                       $ 72,109
ICAM-Fire Protection-Repairs/Maintenance     $  7,588
ICAM-Repairs/Maintenance                     $  1,200
ICAM-Training                                $  1,410
ICAM-Phone                                   $    888
ICAM-Supplies                                $  5,340
ICAM-Access Control                          $    576
ICAM-Safety Supplies                         $  2,140
ICAM-Other Income                            $      0
OCAM-Salaries/Benefits                       $ 49,967
OCAM-Contract Services                       $ 95,533
OCAM-Repairs/Maintenance                     $  4,620
OCAM-Training                                $    885
OCAM-Phone                                   $  2,220
OCAM-Supplies                                $  4,440
OCAM-Access Control                          $    144
OCAM-Safety Supplies                         $    520
OCAM-Fire Protection-Repairs/Maintenance     $    786
OCAM-Fire Protection-Phone                   $      0
OCAM-Other Income                            $      0
                                             --------
TOTAL SECURITY                               $312,638
MALL OFFICE
Electricity                                  $  4,299
Salaries/Benefits                            $179,380
Temporary Personnel                          $      0
Employee Training                            $  2,015
Employment Expense                           $    150
Travel-Air/Lodging                           $  5,150
Travel-Meals                                 $    800
Meeting Expense                              $  7,760
Phone                                        $ 19,758
Repairs/Maintenance                          $  2,000
License & Fees                               $    500
Dues & Subscriptions                         $  2,717
Office Supplies & Sundries                   $ 10,690
Postage                                      $  3,775
Equipment-Leased                             $ 15,360
Equipment-Repairs/Maintenance                $  7,630
Other Income                                 $ (6,000)
Customer Relations                           $  1,020
Office Rent                                  $ 24,000
Professional Services                        $      0
                                             --------
TOTAL MALL OFFICE                            $281,004
CUSTOMER SERVICE
Miscellaneous Income                         $      0
Salaries/Benefits                            $ 36,528
Employment Expense                           $    300
Repairs/Maintenance                          $      0
Supplies                                     $  1,300

NORTHTOWN MALL
1998 OPERATING BUDGET
SUMMARY

- --------------------------------------------------------------------------------------------------------
DESCRIPTION                                      G/L #           JAN             FEB            MAR
- --------------------------------------------------------------------------------------------------------
Equipment                                     6367-0055     $         80     $      185     $        0
TOTAL CUSTOMER SERVICE                                      $      3,510     $    2,915     $    2,730
INSURANCE & TAXES
ICAM Insurance                                6075-0000     $      2,768     $    2,768     $    2,768
ICAM Real Estate Taxes                        6080-0000     $     22,704     $   22,704     $   22,704
OCAM Insurance                                6175-0000     $      6,258     $    6,258     $    6,258
OCAM Real Estate Taxes                        6180-0000     $     27,258     $   27,258     $   27,258
Mail Office Insurance                         6352-0000     $         90     $       90     $       90
                                                            ------------     ----------     ----------
TOTAL INSURANCE & TAXES                                     $     59,077     $   59,077     $   59,077
TOTAL CAM EXPENSES                                          $    216,087     $  196,472     $  195,034
FOOD COURT
Salaries/Benefits                             6230-0000     $        462     $      462     $      462
Employment Expense                            6230-0001     $         25     $       25     $       25
Contract Services                             6230-0002     $      8,610     $    8,410     $    8,410
Supplies/Repairs/Maintenance                  6230-0004     $      1,300     $      450     $    1,100
Other Income                                  6230-0099     $          0     $        0     $        0
Furniture Amortization                        6286-0000     $        725     $      725     $      725
                                                            ------------     ----------     ----------
TOTAL FOOD COURT                                            $     11,122     $   10,072     $   10,722
              LANDLORD EXPENSES
JCP EXPENSES
Salaries/Benefits                             6455-0000     $      1,194     $    1,186     $    1,186
Real Estate Taxes                             6455-0002     $     10,824     $   10,824     $   10,824
Elevator Maintenance                          6455-0003     $      1,383     $    1,133     $    1,383
HVAC Maintenance                              6455-0004     $          0     $      850     $    1,300
Miscellaneous Repairs                         6455-0005     $        225     $      100     $      275
                                                            ------------     ----------     ----------
TOTAL JCP EXPENSES                                          $     13,626     $   14,093     $   14,968
OTHER EXPENSES
Insurance                                     6410-0000     $        597     $      597     $      597
Real Estate Taxes                             6420-0000     $     13,385     $   13,385     $   13,385
Professional Services                         6425-0000     $          0     $        0     $        0
Legal Expense                                 6430-0000     $          0     $        0     $        0
Leasing Expense                               6440-0000     $          0     $        0     $        0
Landlord TI-Salaries/Benefits                 6442-0000     $        946     $      953     $      946
Landlord TI                                   6442-0000     $          0     $  250,000     $        0
Landlord Repairs/Upgrades-Salaries/Benefits   6643-0000                0     $        0     $        0
Electricity-Vacant Spaces                     6643-0000     $        353     $      353     $      353
Landlord Repairs/Upgrades                     6643-0000     $          0     $        0     $        0
Merchant Fund Contributions                   6645-0000     $      6,417     $    6,417     $    6,416
Marketing Expense                             6450-0000     $          0     $        0     $        0
Bad Debt Expense                              6465-0000     $          0     $        0     $        0
Interest                                      6470-0000     $          0     $        0     $        0
Depreciation                                  6475-0000     $          0     $        0     $        0
Capital Improvements                          6480-0000     $          0     $        0     $        0
TOTAL LANDLORD EXPENSES                                     $    285,330     $   35,791     $   36,665
                                                            ------------     ----------     ----------
GRAND TOTAL                                                 $ (1,025,711)    $ (847,529)    $ (800,347)

- ------------------------------------------------------------------------------------------------------------------------
DESCRIPTION                                         APR            MAY            JUN            JUL            AUG
- ------------------------------------------------------------------------------------------------------------------------
Equipment                                       $        0     $        0     $        0     $        0     $        0
TOTAL CUSTOMER SERVICE                          $    2,830     $    2,730     $    2,730     $    2,921     $    2,721
INSURANCE & TAXES
ICAM Insurance                                  $    2,768     $    2,768     $    2,768     $    2,768     $    2,768
ICAM Real Estate Taxes                          $   22,704     $   22,704     $   22,704     $   22,704     $   22,704
OCAM Insurance                                  $    6,258     $    6,258     $    6,258     $    6,258     $    6,258
OCAM Real Estate Taxes                          $   27,258     $   27,258     $   27,258     $   27,258     $   27,258
Mail Office Insurance                           $       90     $       90     $       90     $       90     $       90
                                                ----------     ----------     ----------     ----------     ----------
TOTAL INSURANCE & TAXES                         $   59,077     $   59,077     $   59,077     $   59,077     $   59,077
TOTAL CAM EXPENSES                              $  199,849     $  214,149     $  226,734     $  226,719     $  186,770
FOOD COURT
Salaries/Benefits                               $      460     $      459     $      459     $      459     $      459
Employment Expense                              $       25     $       25     $       25     $       50     $       50
Contract Services                               $    8,610     $    9,410     $    8,410     $    8,610     $    8,410
Supplies/Repairs/Maintenance                    $    1,300     $      100     $      100     $    1,300     $      600
Other Income                                    $        0     $        0     $        0     $        0     $        0
Furniture Amortization                          $      725     $      725     $      725     $      725     $      725
                                                ----------     ----------     ----------     ----------     ----------
TOTAL FOOD COURT                                $   11,121     $   10,720     $    9,720     $   11,145     $   10,245
              LANDLORD EXPENSES
JCP EXPENSES
Salaries/Benefits                               $    1,174     $    1,165     $    1,150     $    1,150     $    1,150
Real Estate Taxes                               $   10,824     $   10,824     $   10,824     $   10,824     $   10,824
Elevator Maintenance                            $    1,133     $    1,444     $    1,519     $    1,444     $    1,194
HVAC Maintenance                                $      100     $        0     $      100     $        0     $      100
Miscellaneous Repairs                           $      100     $        0     $      100     $        0     $      100
                                                ----------     ----------     ----------     ----------     ----------
TOTAL JCP EXPENSES                              $   13,331     $   13,433     $   13,693     $   13,418     $   13,368
OTHER EXPENSES
Insurance                                       $      597     $      597     $      597     $      597     $      597
Real Estate Taxes                               $   13,385     $   13,385     $   13,385     $   13,385     $   13,385
Professional Services                           $        0     $        0     $        0     $        0     $        0
Legal Expense                                   $        0     $        0     $        0     $        0     $        0
Leasing Expense                                 $   12,300     $        0     $        0     $        0     $        0
Landlord TI-Salaries/Benefits                   $      934     $      918     $      918     $      918     $      918
Landlord TI                                     $  250,000     $        0     $        0     $  250,000     $       0-
Landlord Repairs/Upgrades-Salaries/Benefits     $        0     $        0     $        0     $        0     $        0
Electricity-Vacant Spaces                       $      353     $      353     $      353     $      353     $      353
Landlord Repairs/Upgrades                       $        0     $        0     $        0     $        0     $        0
Merchant Fund Contributions                     $    6,417     $    6,417     $    6,416     $    6,417     $    6,417
Marketing Expense                               $        0     $        0     $        0     $        0     $        0
Bad Debt Expense                                $        0     $        0     $        0     $        0     $        0
Interest                                        $        0     $        0     $        0     $        0     $        0
Depreciation                                    $        0     $        0     $        0     $        0     $        0
Capital Improvements                            $        0     $        0     $        0     $        0     $        0
TOTAL LANDLORD EXPENSES                         $  297,317     $   35,103     $   35,361     $  285,087     $   35,037
                                                ----------     ----------     ----------     ----------     ----------
GRAND TOTAL                                     $ (570,736)    $ (794,157)    $ (822,413)    $ (581,393)    $ (861,733)

- ------------------------------------------------------------------------------------------------------------------------------
                                                                                                                    TOTAL
DESCRIPTION                                         SEP            OCT             NOV              DEC              1998
- ------------------------------------------------------------------------------------------------------------------------------
Equipment                                       $        0     $        0     $          0     $          0     $         265
TOTAL CUSTOMER SERVICE                          $    2,721     $    2,821     $      3,921     $      5,843     $      38,393
INSURANCE & TAXES
ICAM Insurance                                  $    2,768     $    2,768     $      2,768     $      2,768     $      33,211
ICAM Real Estate Taxes                          $   22,704     $   22,704     $     22,704     $     22,704     $     272,442
OCAM Insurance                                  $    6,258     $    6,258     $      6,258     $      6,258     $      75,098
OCAM Real Estate Taxes                          $   27,258     $   27,258     $     27,258     $     27,258     $     327,096
Mail Office Insurance                           $       90     $       90     $         90     $         90     $       1,074
                                                ----------     ----------     ------------     ------------     -------------
TOTAL INSURANCE & TAXES                         $   59,077     $   59,077     $     59,077     $     59,077     $     708,921
TOTAL CAM EXPENSES                              $  191,112     $  195,404     $    199,351     $    258,215     $   2,505,896
FOOD COURT
Salaries/Benefits                               $      459     $      459     $        452     $        489     $       5,541
Employment Expense                              $       50     $       50     $        100     $        100     $         550
Contract Services                               $    8,410     $    8,610     $      9,910     $     14,660     $     110,476
Supplies/Repairs/Maintenance                    $      600     $    1,300     $        100     $        100     $       8,350
Other Income                                    $        0     $        0     $          0     $          0     $           0
Furniture Amortization                          $      725     $      725     $        725     $        725     $       8,700
                                                ----------     ----------     ------------     ------------     -------------
TOTAL FOOD COURT                                $   10,245     $   11,145     $     11,287     $     16,075     $     133,617
              LANDLORD EXPENSES
JCP EXPENSES
Salaries/Benefits                               $    1,150     $    1,129     $      1,129     $      1,236     $      13,997
Real Estate Taxes                               $   10,824     $   10,824     $     10,824     $     10,824     $     129,887
Elevator Maintenance                            $    1,444     $    1,194     $      1,444     $      1,194     $      15,909
HVAC Maintenance                                $        0     $      100     $          0     $        100     $       2,650
Miscellaneous Repairs                           $      275     $      100     $          0     $        100     $       1,375
                                                ----------     ----------     ------------     ------------     -------------
TOTAL JCP EXPENSES                              $   13,693     $   13,347     $     13,397     $     13,454     $     163,818
OTHER EXPENSES
Insurance                                       $      597     $      597     $        597     $        597     $       7,161
Real Estate Taxes                               $   13,385     $   13,385     $     13,385     $     13,385     $     160,622
Professional Services                           $        0     $        0     $          0     $          0     $           0
Legal Expense                                   $        0     $        0     $          0     $          0     $           0
Leasing Expense                                 $        0     $   12,300     $          0     $          0     $      24,600
Landlord TI-Salaries/Benefits                   $      918     $      896     $        896     $        962     $      11,141
Landlord TI                                     $        0     $  250,000     $          0     $          0     $   1,000,000
Landlord Repairs/Upgrades-Salaries/Benefits     $        0     $        0     $          0     $          0     $           0
Electricity-Vacant Spaces                       $      353     $      353     $        353     $        353     $       4,236
Landlord Repairs/Upgrades                       $        0     $        0     $          0     $          0     $           0
Merchant Fund Contributions                     $    6,416     $    6,417     $      6,417     $      6,416     $      77,000
Marketing Expense                               $        0     $        0     $          0     $          0     $           0
Bad Debt Expense                                $        0     $        0     $          0     $          0     $           0
Interest                                        $        0     $        0     $          0     $          0     $           0
Depreciation                                    $        0     $        0     $          0     $          0     $           0
Capital Improvements                            $        0     $        0     $          0     $          0     $           0
TOTAL LANDLORD EXPENSES                         $   35,361     $  297,295     $     35,045     $     35,186     $   1,448,579
                                                ----------     ----------     ------------     ------------     -------------
GRAND TOTAL                                     $ (923,926)    $ (710,094)    $ (1,067,794)    $ (1,086,317)    $ (10,092,150)

                                NORTHTOWN MALL
                              OPERATING STATEMENT
                     FOR THE PERIOD ENDED DECEMBER 31, 1997

                                       ACCT        CURRENT          YTD
                                        NO          MONTH          ACTUAL
INCOME
 Rental Income-Shop                 3015-0000    $  500,928     $ 7,173,140
 Rental Income-Anchors              3016-0000       132,574       1,590,892
 Lease Concessions                  3020-0000        (1,250)        (85,475)
 Percentage Rent                    3025-0000       239,507         750,564
 Storage Rent                       3030,0000          (993)         84,784
 Gumball Income, Net of expenses    3050-0000             0               0
 Parking Ticket Income              3070-0000         1,120           2,731
 Payphone Revenue                   3075-0000         1,151          19,373
 Late Charge/Initerest Income       3080-0000        (2,360)         24,105
 Vending/Concession Income          3085-0000           249           2,053
 Prior Year Percentage Rent         3110-0000        25,156         123,345
 Prior Year CAM                     3120-0000             0         (28,939)
 CAM Reimbursements                 6095-0000       168,887       2,072,692
 Majors CAM Contributions           6097-0000        58,389         657,259
 Food Court Reimbursements          6290-0000        11,179         134,145
 HVAC Reimbursements                6548-0000        25,908         310,187
 Tax Reimbursements                 6581-0000        56,031         684,493
 Ins Reimbursements                 6576-0000         3,926          47,408
 Other Income                                        11,675          50,139
                                                 ----------     -----------
  TOTAL INCOME                                   $1,232,077     $13,612,896
                                                 ==========     ===========
KIOSK INCOME
 Rental Income                      3040-0000    $  152,219     $   675,143
 Percentage Rent                    3040-0001        16,098         134,356
 Other Income                       3040-0009          (350)          2,294
 Salaries/Benefits                  3041-0000        (2,444)        (36,310)
 Temporary Personnel                3041-0001        (3,034)         (5,892)
 CAM Reimbursement Expense          3041-0002        (8,416)        (40,475)
 Equipment                          3041-0003          (196)         (1,882)
 Repairs/Maintenance                3041-0004          (970)        (36,543)
 Advertising                        3041-0005             0            (303)
                                                 ----------     -----------
  TOTAL KIOSKS                                   $  152,907     $   690,389
                                                 ==========     ===========
REFUSE HANDLING
 Salaries/Benefits                  6525-0000    $   (7,563)    $   (46,010)
 Contract Services                  6525-0002       (10,315)       (110,491)
 Repairs and Maintenance            6525-0004           (44)           (343)



                                         YTD                 YTD                ANNUAL         PRIOR YR
                                        BUDGET            VARIANCE              BUDGET          ACTUAL
INCOME
 Rental Income-Shop                  $ 7,293,994     $ (120,854)     -2%     $ 7,293,994     $ 7,021,729
 Rental Income-Anchors                 1,590,888              4       0%       1,590,888       1,590,892
 Lease Concessions                             0        (85,475)     N/A               0        (149,452)
 Percentage Rent                         452,100        298,464      66%         452,100         613,539
 Storage Rent                             75,726          9,058      12%          75,726          74,401
 Gumball Income, Net of expenses               0              0      N/A               0               0
 Parking Ticket Income                         0          2,731      N/A               0            (346)
 Payphone Revenue                         19,200            173       1%          19,200          17,855
 Late Charge/Initerest Income                  0         24,105      N/A               0          24,824
 Vending/Concession Income                 1,620            433      27%           1,620           1,523
 Prior Year Percentage Rent                    0        123,345      N/A               0          12,462
 Prior Year CAM                                0        (28,939)     N/A               0          (8,488)
 CAM Reimbursements                    2,201,542       (128,850)     -6%       2,201,542       1,963,903
 Majors CAM Contributions                657,696           (437)     -0%         657,696         632,791
 Food Court Reimbursements               130,331          3,814       3%         130,331         122,988
 HVAC Reimbursements                     332,432        (22,245)     -7%         332,432         382,138
 Tax Reimbursements                      699,265        (14,772)     -2%         699,265         588,839
 Ins Reimbursements                       52,233         (4,825)     -9%          52,233          36,715
 Other Income                                  0         50,139      N/A               0           8,323
                                     -----------     ----------    -----     -----------     -----------
  TOTAL INCOME                       $13,507,027     $  105,868       1%     $13,507,027     $12,934,634
                                     ===========     ==========    =====     ===========     ===========
KIOSK INCOME
 Rental Income                       $   423,590     $  251,553      59%     $   423,590     $   562,177
 Percentage Rent                          60,405         73,951     122%          60,405          79,028
 Other Income                                  0          2,294      N/A               0           4,370
 Salaries/Benefits                       (29,293)        (7,017)    -24%         (29,293)        (55,732)
 Temporary Personnel                      (3,000)        (2,892)    -96%          (3,000)         (2,651)
 CAM Reimbursement Expense               (24,200)       (16,275)    -67%         (24,200)        (32,060)
 Equipment                               (45,000)        43,118      96%               0          (3,810)
 Repairs/Maintenance                      (2,000)       (34,543)  -1727%          (2,000)         (9,931)
 Advertising                                (100)          (203)   -203%            (100)           (111)
                                     -----------     ----------    -----     -----------     -----------
  TOTAL KIOSKS                       $   380,402     $  309,987     81%      $   425,402     $   541,279
                                     ===========     ==========    =====     ===========     ===========
REFUSE HANDLING
 Salaries/Benefits                   $   (58,407)    $   12,397     21%      $   (58,407)    $   (64,419)
 Contract Services                      (109,032)        (1,459)     -1%        (109,032)       (114,027)
 Repairs and Maintenance                  (2,300)         1,957      85%          (2,300)         (2,873)

                                NORTHTOWN MALL
                              OPERATING STATEMENT
                     FOR THE PERIOD ENDED DECEMBER 31, 1997


                                  ACCT       CURRENT        YTD
                                   NO         MONTH        ACTUAL
 Other Income                 6525-0099            0        12,760
 Refuse Reimbursements        6526-0000       18,001       212,525
                                              ------       -------
  Net Refuse                               $      79    $   68,441
                                           =========    ==========
T/R HVAC
 Salaries/Benefits            6545-0000    $  (4,483)   $  (58,375)
 Contract Services            6545-0002            0             0
 Repairs/Maintenance          6545-0004       (3,123)      (23,036)
 Electricity                  6545-0007      (32,984)     (142,270)
 Gas                          6545-0008            0             0
 Other Income                 6545-0099            0             0
 Depreciation                 6547-0000       (4,995)      (59,934)
                                           ---------    ----------
  Net HVAC                                 $ (45,585)   $ (283,615)
                                           =========    ==========
T/R TAXES AND INSURANCE
 Insurance                    6575-0000    $  (3,775)   $  (45,537)
 Real Estate Taxes            6580-0000      (44,464)     (593,983)
                                           ---------    ----------
  Total Taxes and Insurance                $ (48,239)   $ (639,520)
                                           =========    ==========
  CAM EXPENSES
UTILITIES
 ICAM-Electricity             6010-0000    $ (20,512)   $  144,107
 Electricity Reimbursements   6010-0001         (958)      (13,485)
 ICAM-Water                   6020-0000          453         7,485
 Water Reimbursements         6020-0001         (490)       (5,876)
 OCAM-Electricity             6110-0000        1,241        17,410
 OCAM-Water                   6120-0000           16         2,831
                                           ---------    ----------
  Total Utilities                            (20,251)      152,472
                                           =========    ==========
JANITORIAL
 Salaries/Benefits            6030-0000        5,898       193,560
 Employment Expense           6030-0001          319           970
 ICAM Contract                6030-0002       12,503        26,511
 ICAM Maintenance             6030-0004        2,525         7,895
 ICAM Supplies                6030-0005        2,034        37,578



                                   YTD              YTD              ANNUAL       PRIOR YR
                                  BUDGET          VARIANCE           BUDGET        ACTUAL
 Other Income                      12,000          760     6%         12,000        12,098
 Refuse Reimbursements            223,148      (10,623)   -5%        223,148       200,368
                                  -------      -------    ---        -------       -------
  Net Refuse                   $   65,409    $   3,033     5%     $   65,409    $   31,147
                               ==========    =========    ===     ==========    ==========
T/R HVAC
 Salaries/Benefits             $  (66,745)   $   8,370    13%     $  (66,745)   $  (59,360)
 Contract Services                      0            0    N/A              0             0
 Repairs/Maintenance              (44,770)      21,734    49%        (44,770       (33,091)
 Electricity                     (148,919)       6,649     4%       (148,919)     (140,693)
 Gas                                    0            0    N/A              0             0
 Other Income                           0            0    N/A              0             0
 Depreciation                     (59,940)           6     0%        (59,940)      (59,934)
                               ----------    ---------    ---     ----------    ----------
  Net HVAC                     $ (320,374)   $  36,759    11%     $ (320,374)   $ (293,077)
                               ==========    =========    ===     ==========    ==========
T/R TAXES AND INSURANCE
 Insurance                     $  (46,769)   $   1,232     3%     $  (46,769)   $  (38,644)
 Real Estate Taxes               (763,201)     169,218    22%       (863,201)     (566,204)
                               ----------    ---------    ---     ----------    ----------
  Total Taxes and Insurance    $ (809,970)   $ 170,450    21%     $ (809,970)   $ (604,848)
                               ==========    =========    ===     ==========    ==========
  CAM EXPENSES
UTILITIES
 ICAM-Electricity              $  141,660    $  (2,447)   -2%     $  141,660    $  111,360
 Electricity Reimbursements        (4,273)       9,213   216%         (4,273)       (6,166)
 ICAM-Water                        20,340       12,855    63%         20,340        10,310
 Water Reimbursements              (6,192)        (316)   -5%         (6,192)       (6,042)
 OCAM-Electricity                  27,260        9,850    36%         27,260        33,823
 OCAM-Water                         4,404        1,573    36%          4,404         3,234
                               ----------    ---------    ---     ----------    ----------
  Total Utilities                 183,199       30,728    17%        183,199       146,518
                               ==========    =========    ===     ==========    ==========
JANITORIAL
 Salaries/Benefits                214,985       21,425    10%        214,985       209,009
 Employment Expense                 1,200          230    19%          1,200         1,167
 ICAM Contract                     17,544       (8,967)  -51%         17,544         7,240
 ICAM Maintenance                   9,900        2,005    20%          9,900        13,186
 ICAM Supplies                     43,974        6,396    15%         43,974        43,643

                                NORTHTOWN MALL
                              OPERATING STATEMENT
                     FOR THE PERIOD ENDED DECEMBER 31, 1997


                                     ACCT       CURRENT      YTD          YTD             YTD             ANNUAL      PRIOR YR
                                      NO         MONTH      ACTUAL      BUDGET          VARIANCE          BUDGET       ACTUAL
 ICAM Other Income               6030-0099         (67)       (781)           0        781       N/A            0        (458)
 OCAM Contract                   6130-0002           0           0            0          0       N/A            0         525
 OCAM Maintenance                6130-0004           0          71            0        (71)      N/A            0           2
 OCAM Supplies                   6130-0005           0           0            0          0       N/A            0           0
                                                   ---        ----            -        ----     ----            -        ----
  Total Janitorial                              23,213     265,803      287,603     21,800        8%      287,603     274,343
                                                ======     =======      =======     =======     ====      =======     =======
LANDSCAPING
 Salaries/Benefits               6040-0000        (665)          0            0           (0)    N/A            0       1,802
 ICAM-Contracts                  6040-0002       1,746       7,460        6,480       (980)     -15%        6,480       5,946
 ICAM-Maintenance                6040-0004           4       1,915        6,000      4,085       68%        6,000         687
 OCAM-Contracts                  6140-0002           0       7,829        9,180      1,351       15%        9,180       8,421
 OCAM-Maintenance                6140-0004         506       2,311        4,200      1,889       45%        4,200       2,390
                                                ------     -------      -------     --------    ----      -------     -------
  Total Landscaping                              1,591      19,514       25,860      6,346       25%       25,860      19,245
                                                ======     =======      =======     ========    ====      =======     =======
HVAC EXPENSES
 ICAM-HVAC Salaries/Benefits     6045-0000       1,659      18,900       20,145      1,245        6%       20,145      19,933
 ICAM-HVAC Contracts             6045-0002           0           0            0          0       N/A            0           0
 ICAM-HVAC Maintenance           6045-0004         463       7,207       10,619      3,411       32%       10,619       9,272
 ICAM-HVAC Electricity           6045-0008       2,582      38,569       42,835      4,266       10%       42,835      65,984
 ICAM-HVAC Gas                   6045-0009       3,478      26,571       21,685     (4,886)     -23%       21,685      23,056
 ICAM-HVAC Gas Reimbursements    6045-0009      (1,407)    (16,887)     (19,361)    (2,474)     -13%      (19,361)    (17,607)
 ICAM-HVAC Depreciation          6047-0000       2,453      29,433       29,436          3        0%       29,436      29,433
                                                ------     -------      -------     --------    ----      -------     -------
  Total HVAC                                     9,228     103,793      105,358      1,565        1%      105,358     130,071
                                                ======     =======      =======     ========    ====      =======     =======
MAINTENANCE
 ICAM-Salaries/Benefits          6055-0000      11,301     105,451      108,523      3,073        3%      108,523     107,777
 ICAM-Employment Expense         6055-0001          33         563          300       (263)     -88%          300       5,239
 ICAM-Repairs/Maint              6055-0004      (4,710)     34,706       22,250     47,529
 ICAM-Temporary Help             6055-0010           0           0            0          0       N/A            0           0
 ICAM-Building Repairs           6055-0015       1,094       7,916       17,550      9,634       55%       17,550      13,083
 ICAM-Plumbing                   6055-0025         538       2,383        7,600      5,217       69%        7,600       1,962
 ICAM-Lighting                   6055-0035       1,163      14,107       42,600     28,493       67%       42,600      33,497
 ICAM Wired Music                6055-0045         130         264        1,255        991       79%        1,255       2,725
 ICAM-Elevators/Escalators       6055-0055       4,032      53,674       55,770      2,096        4%       55,770      52,062
 ICAM-Equipment                  6055-0065         296       6,426        5,200     (1,226)     -24%        5,200       5,700
 ICAM-Roof                       6055-0075         191       4,547          800     (3,747)    -468%          800         254
 ICAM-Signs                      6055-0085       3,294       7,457          800     (6,657)    -832%          800         447

                                NORTHTOWN MALL
                              OPERATING STATEMENT
                     FOR THE PERIOD ENDED DECEMBER 31, 1997


                                       ACCT       CURRENT      YTD        YTD            YTD           ANNUAL     PRIOR YR
                                        NO         MONTH     ACTUAL     BUDGET        VARIANCE         BUDGET      ACTUAL
 ICAM-Waste Handling               6055-0095         917      9,838     12,912       3,074     24%     12,912      12,185
 ICAM-Other Income                 6055-0999        (566)      (566)         0         566     N/A          0         (49)
 OCAM-Salaries/Benefits            6155-0000       4,453     84,489     84,530          40      0%     84,530      70,868
 OCAM-Repairs/Maint                6155-0004         110      1,591      3,100       1,509     49%      3,100       2,322
 OCAM-Temporary Help               6155-0010           0          0          0           0     N/A          0           0
 OCAM-Building Repairs             6155-0015         373      3,863      8,400       4,537     54%      8,400       2,534
 OCAM-Plumbing                     6155-0025         334      4,602      1,100      (3,502)  -318%      1,100         912
 OCAM-Lighting                     6155-0035          63      6,885     13,780       6,895     50%     13,780       5,674
 OCAM-Elevators/Escalators         6155-0055         180      2,730      5,120       2,390     47%      5,120       2,320
 OCAM-Equipment                    6155-0065         577      2,639      3,600         961     27%      3,600       3,866
 OCAM-Signs                        6155-0085          82      1,673      3,000       1,327     44%      3,000       1,013
 OCAM-Waste Handling               6155-0095         229      2,578      3,384         806     24%      3,384       2,742
 OCAM-Traffic Control              6155-0115           0      4,296      4,400         104      2%      4,400      11,825
 OCAM-Sweeping                     6155-0125       3,182     14,609     15,800       1,191      8%     15,800      11,593
 OCAM-Snow Removal                 6155-0135       7,330     22,464     34,550      12,086     35%     34,550     125,448
 OCAM-Pave/Patch                   6155-0145           0      1,704      1,200        (504)   -42%      1,200       1,135
 OCAM-Parking Deck                 6155-0155          48      3,087     15,500      12,413     80%     15,500       2,192
 OCAM-Other Income                 6155-0999           0       (100)         0         100     N/A          0           0
                                                   -----     ------     ------      ------    ----     ------     -------
  Total Maintenance                               34,672    403,875    473,024      69,149     15%    473,024     526,944
                                                  ======    =======    =======      ======    ====    =======     =======
SECURITY
 ICAM Salaries/Benefits            6070-0000       1,786     55,969     49,857      (6,112)   -12%     49,857      44,839
 Employment Expense                6070-0001         695      2,724      1,200      (1,524)  -127%      1,200         251
 ICAM-Contracts                    6070-0002      29,173    100,028    104,708       4,680      4%    104,708     111,106
 ICAM-Fire Protection-Maint        6070-0003         864      3,163      3,804         641     17%      3,804       6,530
 ICAM-Maintenance                  6070-0004          89      1,641        625      (1,016)  -163%        625         (57)
 ICAM-Equipment                    6070-0005           0          0          0           0     N/A          0         911
 ICAM-Training                     6070-0006          27        818        660        (158)   -24%        660       1,181
 ICAM-Phone                        6070-0007          53        801        756         (45)    -6%        756         791
 ICAM-Supplies                     6070-0008          39        721        665         (56)    -8%        665       4,727
 ICAM Access Control               6070-0009           2        708        656         (52)    -8%        656           0
 ICAM-Safety Supplies              6070-0010          51      2,050      3,275       1,225     37%      3,275           0
 ICAM-Fire Protection-Contracts    6070-0032        (792)     5,323      4,500        (823)   -18%      4,500       5,168
 ICAM-Fire Protection-Phone        6070-0037           0          0          0           0     N/A          0           0
 ICAM-Other Income                 6070-0099           0          0          0           0     N/A          0           0
 OCAM-Salaries/Benefits            6170-0000       2,067     40,728     40,792          64      0%     40,792      37,059
 OCAM-Contracts                    6170-0002      31,023     96,248    110,863      14,615     13%    110,863     109,502
 OCAM-Maintenance                  6170-0004           0      3,453      4,545       1,092     24%      4,545       4,774
 OCAM-Equipment                    6170-0005           0          0          0           0     N/A          0         605

                                NORTHTOWN MALL
                              OPERATING STATEMENT
                     FOR THE PERIOD ENDED DECEMBER 31, 1997


                                       ACCT       CURRENT       YTD         YTD           YTD          ANNUAL     PRIOR YR
                                        NO         MONTH       ACTUAL     BUDGET       VARIANCE        BUDGET      ACTUAL
 OCAM-Training                     6170-0006            0         370        910        540    59%        910       1,213
 OCAM-Phone                        6170-0007           22         263        756        493    65%        756         267
 OCAM-Supplies                     6170-0008        2,762       3,875      4,115        240     6%      4,115       6,399
 OCAM-Access Control               6170-0009            0         216        324        108    33%        324           0
 OCAM-Safety Supplies              6170-0010            0         751      1,100        349    32%      1,100           0
 OCAM-Fire Protection-Maint        6170-0030            0         147        336        189    56%        336         953
 OCAM-Fire Protection-Contracts    6170-0032           16         680        500       (180)  -36%        500         574
 OCAM-Fire Protection-Phone        6170-0037            0           0          0          0    N/A          0           0
 OCAM-Other Income                 6170-0099            0           0          0          0    N/A          0           0
                                                    -----       -----      -----       ----    ---      -----       -----
  Total Security                                   67,876     320,678    334,948     14,270     4%    334,948     336,793
                                                   ======     =======    =======     ======    ===    =======     =======
MALL OFFICE EXPENSES
 Electricity                       6310-0000          297       4,025      6,960      2,935    42%      6,960       7,365
 Salaries/Benefits                 6320-0000        9,406     123,973    123,430       (544)   -0%    123,430     126,106
 Salaries/Benefits--Home Office    6320-0001        4,400      53,062     52,800       (262)   -0%     52,800      52,800
 Temporary Help                    6321-0000            0           0          0          0    N/A          0           0
 Employee Training                 6322-0000          125       2,777      1,915       (862)  -45%      1,915       4,158
 Employment Expense                6323-0000            0         220        150        (70)  -47%        150         140
 Travel-Air/Lodging                6330-0000          950       3,920      5,000      1,080    22%      5,000       3,888
 Travel--Meals                     6331-0000          262         964        700       (264)  -38%        700         573
 Meetings/Business Meals           6335-0000           84       4,251      4,000       (251)   -6%       4000       5,100
 Telephone                         6340-0000          432      18,027     20,740      2,713    13%     20,740      18,658
 Repairs/Maintenance               6345-0000          833       3,106          0     (3,106)   N/A          0         533
 Licenses/Fees                     6350-0000            0         410        500         90    -3%        500         434
 Dues and Subscriptions            6355-0000           30       2,813      2,740        (73)   -3%      2,740       2,988
 Supplies and Sundries             6360-0000        1,817      11,419     10,990       (429)   -4%     10,990      10,431
 Postgage and Delivery             6365-0000          643       3,247      4,435      1,188    27%      4,435       3,406
 Equipment-Leased                  6369-0000        1,746      22,030     21,623       (407)   -2%     21,623      27,637
 Equipment-Maintenance             6370-0000          210       3,234      7,130      3,896    55%      7,130       9,066
 Other Income                      6371-0000         (500)     (6,000)    (6,000)         0     0%     (6,000)     (1,800)
 Customer relations                6372-0000          123         790      1,020        230    23%      1,020       1,362
 Rent expense                      6380-0000        2,000      24,000     24,000          0     0%     24,000      24,000
 Professional Services             6390-0000            0           0          0          0    N/A          0           0
                                                   ------     -------    -------     ------    ---    -------     -------
  Total Mall Office                                22,858     276,267    282,132      5,865     2%    282,132     296,415
                                                   ======     =======    =======     ======    ===    =======     =======
CUSTOMER SERVICE
 Income                            6375-0000       (1,340)     (1,340)         0      1,340    N/A          0      (2,251)
 Salaries and Benefits             6376-0020        2,209      29,246     37,992      8,747    23%     37,992      31,996

                                NORTHTOWN MALL
                              OPERATING STATEMENT
                     FOR THE PERIOD ENDED DECEMBER 31, 1997


                                         ACCT       CURRENT        YTD           YTD
                                          NO         MONTH        ACTUAL        BUDGET
 Employment Expense                  6376-0021          175           508           300
 Repairs & Maintenance               6376-0030            0             0             0
 Supplies                            6376-0050          130           812         1,400
 Equipment                           6376-0055            0           182           180
  Total Customer Service                              1,174        29,407        39,872
TAXES AND INSURANCE
 ICAM Insurance                      6075-0000        2,706        32,576        34,148
 ICAM Taxes                          6080-0000       35,892       291,483       329,778
 OCAM Insurance                      6175-0000        6,446        77,607        81,635
 OCAM Taxes                          6180-0000       48,397       349,700       407,335
 Mall Office Insurance               6352-0000           63         1,057         1,686
                                                     ------       -------       -------
  Total Taxes and Insurance                          93,504       752,423       854,583
                                                     ------       -------       -------
TOTAL CAM EXPENSES                                 $233,865    $2,324,231    $2,586,579
                                                   ========    ==========    ==========
FOOD COURT EXPENSES
 Salaries/Benefits                   6230-0000     $  4,220    $  111,314    $   93,460
 Employment Expense                  6230-0001            0            32             0
 Contract Services                   6230-0002        7,402         8,442           800
 Supplies                            6230-0004          793        12,429        10,390
 Other Income                                             0             0             0
 Furniture Amortization              6286-0000          725         8,700         8,700
                                                   --------    ----------    ----------
  Total Food Court Expenses                        $ 13,140    $  140,917    $  113,350
                                                   ========    ==========    ==========
LANDLORD OBLIGATIONS
 Insurance                           6410-0000     $    961    $   11,179    $   11,736
 Real Estate Taxes                   6420-0000       65,423       175,542       160,064
 Professional Services               6425-0000            0             0             0
 ICSC Expenses                       6440-0000            0        19,785             0
 Landlord TI Costs-Salaries          6442-0000          819        11,435        10,163
 Landlord TI Costs                   6442-0001          478        23,428             0
 Landlord R & M-Salaries             6443-0000            0            44             0
 Landlord-Electricity vacant space   6443-0003          176         1,746         4,596
 Landlord-R&M                        6443-0004          (12)        9,217             0
 Landlord-R&M-Other                  6443-1,2,9      (8,056)      (28,130)            0



                                              YTD               ANNUAL        PRIOR YR
                                            VARIANCE            BUDGET         ACTUAL
 Employment Expense                        (208)     -69%           300            181
 Repairs & Maintenance                        0       N/A             0            (5)
 Supplies                                   588       42%         1,400            432
 Equipment                                  (2)       -1%           180            175
  Total Customer Service                 10,465       26%        39,872         30,529
TAXES AND INSURANCE
 ICAM Insurance                           1,572        5%        34,148         27,005
 ICAM Taxes                              38,295       12%       329,778        242,012
 OCAM Insurance                           4,028        5%        81,635         63,143
 OCAM Taxes                              57,635       14%       407,335        304,944
 Mall Office Insurance                      629       37%         1,686          1,947
                                         --------    ----       -------        ---------
  Total Taxes and Insurance             102,160       12%       834,583        639,031
                                        ---------    ----       -------        ---------
TOTAL CAM EXPENSES                      $262,348      10%    $2,586,579      $2,400,310
                                        =========    ====    ==========      ===========
FOOD COURT EXPENSES
 Salaries/Benefits                      $(17,854)    -19%    $   93,460      $  91,848
 Employment Expense                         (32)      N/A             0             85
 Contract Services                       (7,642)    -955%           800          1,838
 Supplies                                (2,039)     -20%        10,390         10,698
 Other Income                                 0       N/A             0              0
 Furniture Amortization                       0        0%         8,700          8,700
                                        ---------    ----    ----------      -----------
  Total Food Court Expenses            ($27,567)     -24%    $  113,350      $ 113,170
                                        =========    ====    ==========      ===========
LANDLORD OBLIGATIONS
 Insurance                              $   557        5%    $   11,736      $  10,184
 Real Estate Taxes                      (15,478)     -10%       160,064        134,600
 Professional Services                        0       N/A             0          1,425
 ICSC Expenses                          (19,785)      N/A             0          8,980
 Landlord TI Costs-Salaries              (1,272)     -13%        10,163         12,291
 Landlord TI Costs                      (23,428)      N/A             0         22,881
 Landlord R & M-Salaries                    (44)      N/A             0          1,436
 Landlord-Electricity vacant space        2,850       62%         4,596          4,595
 Landlord-R&M                            (9,217)      N/A             0          5,680
 Landlord-R&M-Other                      28,130       N/A             0         (5,904)

                                NORTHTOWN MALL
                              OPERATING STATEMENT
                     FOR THE PERIOD ENDED DECEMBER 31, 1997


                                      ACCT      CURRENT      YTD        YTD            YTD           ANNUAL     PRIOR YR
                                       NO        MONTH     ACTUAL     BUDGET        VARIANCE         BUDGET      ACTUAL
 Marketing Fund Contribution      6445-0000       5,512     76,144     84,612       8,468    10%      84,612     79,168
  Subtotal Landlord Obligation                   65,301    300,390    271,170     (29,220)  -11%     271,170    275,336
 JC Penney-Labor                  6455-0000       1,051     12,551     12,909         357     3%      12,909     11,889
 JC Penney-Real Estate Taxes      6455-0002      26,545    142,236    209,075      66,839    32%     209,075    156,476
 JC Penney-Elevator Maint         6455-0003       1,137     15,041     14,905        (136)   -1%      14,905     14,465
 JC Penney-HVAC Maint             6455-0004         400      3,858     12,398       8,540    69%      12,398      8,398
 JC Penney-Misc.                  6455-0005           0        384      4,800       4,416    92%       4,800      8,826
  Subtotal JC Penney Expense                     29,133    174,071    254,086      80,016    31%     254,086    200,034
                                                 ------    -------    -------     -------    ---     -------    -------
  Total Landlord Obligation                     $94,435   $474,461   $525,257   $  50,796    10%    $525,257   $475,390
                                                =======   ========   ========   =========    ===    ========   ========

                                NORTHTOWN MALL
                              OPERATING STATEMENT
                     FOR THE PERIOD ENDED DECEMBER 31, 1997


                               ACCT       CURRENT       YTD         YTD               YTD              ANNUAL    PRIOR YR
                                NO         MONTH       ACTUAL      BUDGET          VARIANCE            BUDGET     ACTUAL
MARKETING
INCOME
Merchant Dues              3510-0000     $ 22,047    $304,579    $307,560     ($  2,981)      -1%    $307,560
Merchant Dues-Kiosks       3511-0000        2,790      13,345           0        13,345       N/A           0
LRA Conributions           3520-0000       31,312      70,517     194,000      {123,483)     -64%     194,000
Landlord Contribution      3530-0000        5,512      76,145      76,884          (739)      -1%      76,884
Media Fund/Ad Fund         3545-0000        4,775      60,552      61,944        (1,392)      -2%      61,944
Other Income               3550-0000       21,988      33,932      69,035       (35,103)     -51%      69,035
Previous Year Carryover                                37,310
                                         --------    --------    --------      --------     ----
  Total Income                             88,425     596,379     709,423      (113,044)     -16%     709,423
                                         ========    ========    ========      ========      ====    ========
EXPENSES
Mall Promotion/Events      6710-0000       25,292      52,482      45,378        (7,104)     -16%      45,378
Newspaper Advertising      6715-0000          601      13,446      39,000        25,554       66%      39,000
Newspaper Production       6720-0000        8,000      18,509       9,896        (8,613)     -87%       9,896
Magazine Advertising       6725-0000            0           0           0             0       N/A           0
Magazine Production        6730-0000         (428)          0           0             0       N/A           0
TV Advertising             6735-0000       24,445      52,844      69,000        16,156       23%      69,000
TV Production              6740-0000          349      40,765      46,000         5,235       11%      46,000
Radio Advertising          6745-0000       11,570      63,767      22,240       (41,527)    -187%      22,240
Radio Production           6750-0000          716      14,904       8,000        (6,904)     -86%       8,000
Catalog/Postcards          6755-0000        1,449       1,449      54,000        52,551       97%      54,000
Outdoor                    6760-0000        6,484     109,444      37,800       (71,644)    -190%      37,800
Special Advertising        6765-0000       (3,250)     22,792      66,422        43,630       66%      66,422
Signs                      6770-0000        6,054      11,933       8,000        (3,933)     -49%       8,000
Collateral                 6775-0000        5,417      22,217      28,360         6,143       22%      28,360
Salaries and Benefits      6780-0000        7,087      84,978      86,127         1,149        1%      86,127
Casual Labor               6785-0000        3,649      12,385       1,300       (11,085)    -853%       1,300
Office Expenses            6790-0000          582       7,550       8,800         1,250       14%       8,800
Decor Loan Payments        6795-0000       10,587      10,587      36,000        25,413       71%      36,000
Equipment Purchase         6800-0000           14         924       5,000         4,076       82%       5,000
Equipment Rental           6805-0000        1,154       6,269       1,200        (5,069)    -422%       1,200
Printed Directories        6810-0000          375      21,400      26,000         4,600       18%      26,000
Travel/Meetings/Meals      6815-0000          865       6,007       6,000            (7)      -0%       6,000
Accounting/Legal           6820-0000            0           0           0             0       N/A           0
Market Research            6825-0000            0      29,956      17,800       (12,156)     -68%      17,800

                                NORTHTOWN MALL
                              OPERATING STATEMENT
                     FOR THE PERIOD ENDED DECEMBER 31, 1997


                                       ACCT       CURRENT         YTD
                                        NO         MONTH         ACTUAL
Tourism Development Programs       6830-0000         1,631        27,139
Public/Community Relations         6835-0000           801         4,407
Dues & Subscriptions               6840-0000           448         2,334
Miscellaneous                      6845-0000           366         1,399
ASCAP/BMI                          6850-0000             0           955
Seasonal Decor                     6855-0000        (4,709)       11,872
Merchant Communication/Incentive   6860-0000           386         1,517
Gift Certificate                   6865-0000            70         6,965
                                                    ------        ------
  Total Expenses                                   110,005       661,196
                                                   -------       -------
NET INCOME-MARKETING                             $ (21,580)    ($ 46,817)
                                                 =========      ========



                                       YTD               YTD              ANNUAL    PRIOR YR
                                      BUDGET          VARIANCE            BUDGET     ACTUAL
Tourism Development Programs           34,250        7,111       21%       34,250
Public/Community Relations             13,020        8,613       66%       13,020
Dues & Subscriptions                    3,330          996       30%        3,330
Miscellaneous                           1,200         (199)     -17%        1,200
ASCAP/BMI                               2,700        1,745       65%        2,700
Seasonal Decor                          7,500       (4,372)     -58%        7,500
Merchant Communication/Incentive       17,400       15,883       91%       17,400
Gift Certificate                        7,200          235        3%        7,200
                                       ------       ------   ------        ------
  Total Expenses                      708,923       47,728        7%      708,923
                                      -------       ------   ------       -------
NET INCOME-MARKETING                $     500    ($ 65,316)  -13072%    $     500
                                    =========     ========   ======     =========

                                SABEY CORPORATION

                        MONTHLY MANAGEMENT SALES REPORT
                               AS OF DECEMBER '96
                       (ALL SALES ARE ROUNDED TO 1000'S)

Select By: Unit Ref 110-B101 110-Q203      E1--Estimated Sales From Sales Entry
Primary Sort: Sales Cat                    E2--Occupant Historical Sales %'s
Secondary Sort: Sales Cat                  E3--Sales Category %'s
Comp Only: No                              E4--Property Sales %'s
                                           E5--Estimated Annual Sales Growth %


- ---------------------------------------------------------------------------------------------------------------------------------
                                                                          CURRENT MONTH SALES               YEAR-TO-DATE SALES
       UNIT                            OPEN             CLOSE                                       %
       NO.          OCCUPANT NAME      DATE      GLA     DATE     CAT%       1996      1995       CHNG       1996        1995
- ---------------------------------------------------------------------------------------------------------------------------------
Department Stores                                 02
- ---------------------------------------------------------------------------------------------------------------------------------
01 110)           Bumpers Fun Cen   1/17/92    30000           100.0          72.3      109.8      -34.2      820.8      1,057.8
Comp Sub-Totals:                               30000                          72.3      109.8      -34.2      820.8      1,057.8
- ---------------------------------------------------------------------------------------------------------------------------------
Category Totals:                               30000                          72.3      109.8      -34.2      820.8      1,057.8
================================================================================================================================

- --------------------------------------------------------------------------------------------------------
                                            FULL YEAR SALES
       UNIT            %        1996                                 %      1996   1995    1996     BKP
       NO.           CHNG       % CAT      1996        1995        CHNG     $/SF   $/SF   BKP/SF     %
- --------------------------------------------------------------------------------------------------------
Department Stores
- --------------------------------------------------------------------------------------------------------
01 110)               -22.4      100.0      820.8      1,057.8      -22.4   27     35    M-S-D      0
Comp Sub-Totals:      -22.4      100.0      820.8      1,057.8      -22.4   27     35
- --------------------------------------------------------------------------------------------------------
Category Totals:      -22.4      100.0      820.8      1,057.8      -22.4   27     35
========================================================================================================

                               SABEY CORPORATION

                        MONTHLY MANAGEMENT SALES REPORT
                               AS OF DECEMBER '96
                       (ALL SALES ARE ROUNDED TO 1000'S)

Select By: Unit Ref 110-B101 110-Q203    E1--Estimated Sales From Sales Entry
Primary Sort: Sales Cat                  E2--Occupant Historical Sales %'s
Secondary Sort: Sales Cat                E3--Sales Category %'s
Comp Only: No                            E4--Property Sales %'s
                                         E5--Estimated Annual Sales Growth %

- -----------------------------------------------------------------------------------------------------------
                                                                              CURRENT MONTH SALES
    UNIT                                 OPEN               CLOSE                                     %
     NO.           OCCUPANT NAME         DATE      GLA       DATE      CAT%      1996      1995      CHNG
- -----------------------------------------------------------------------------------------------------------
Specialty Food                                                  04
- -----------------------------------------------------------------------------------------------------------
05 110)      Baskin-Robbins             3/04/92     684                  6.8      21.9      23.2      -5.3
01 110)      Candy 'N Carmel            2/01/85     550                  5.5      20.8      22.3      -6.5
03 110)      Candy Barrel, T            7/15/92    1022                 10.2      22.9      24.8      -7.5
18 110)      Cinnabon #84              10/26/91     758                  7.5      88.7      99.1     -10.5
23 110)      Espress-O                  7/18/93     231                  2.3      23.5      25.1      -6.6
37 110)      Gloria Jean's C           11/29/91    1076                 10.7      82.7     105.2     -21.4
29 110)      Mrs. Fields Coo            5/23/91     721                  7.2      34.2      33.1       3.2
17 110)      Orange Julius              3/21/91    1295                 12.9      63.2      66.7      -5.2
09 110)      Pretzel Time              10/27/92     501                  5.0      43.3      46.6      -7.2
10 110)      Surf City Squee            6/27/92     420                  4.2      26.0      30.1     -13.6
01 110)      Sweet Factory             11/18/93     848                  8.4      48.0      44.9       6.8
15 110)      Thomas Hammer C           12/04/93    1058                 10.5      50.0      44.5      12.5
15 110)      Tipton's Gourme           10/01/84     700                  7.0      76.4      69.0      10.7
Comp Sub-Totals:                                   9864                          601.5     634.5      -5.2
- -----------------------------------------------------------------------------------------------------------
C217A 100)   Cold Stone Crea CLOSED    11/29/95      NA    11/02/96                NA       13.9        NA
05 110)      Hickory Farms CLOSED       3/01/85      NA     2/15/95                NA         NA        NA
02 110)      LaCrepe                   12/03/96     185                  1.8       4.1        NA        NA
Non Comp Sub-Totals                                 726                            4.1      13.9     -70.8
- -----------------------------------------------------------------------------------------------------------
Sub Category Totals                               10049                          605.6     648.4      -6.6
===========================================================================================================
Category Totals:                                  10590                          605.6     648.4      -6.6
===========================================================================================================

- ------------------------------------------------------------------------------------------------------------------
              YEAR-TO-DATE SALES                         FULL YEAR SALES
    UNIT                                %       1996                             %      1996   1995    1996    BKP
     NO.        1996       1995       CHNG     % CAT     1996       1995       CHNG     $/SF   $/SF   BKP/SF    %
- ------------------------------------------------------------------------------------------------------------------
Specialty Food
- ------------------------------------------------------------------------------------------------------------------
05 110)          241.9      237.8        1.7     6.4      241.9      237.8        1.7   354    348        0     7
01 110)          173.4      176.7       -1.8     4.6      173.4      176.7       -1.8   315    321        0     7
03 110)          149.8      161.4       -7.2     3.9      149.8      161.4       -7.2   147    158        0     6
18 110)          583.6      589.4       -1.0    15.3      583.6      589.4       -1.0   770    778        0     6
23 110)          163.2      171.2       -4.7     4.3      163.2      171.2       -4.7   706    741        0     8
37 110)          336.8      389.4      -13.5     8.8      336.8      389.4      -13.5   313    362        0     7
29 110)          233.4      207.1       12.7     6.1      233.4      207.1       12.7   324    287        0     8
17 110)          404.7      407.7       -0.7    10.6      404.7      407.7       -0.7   313    315        0     8
09 110)          303.1      312.4       -3.0     8.0      303.1      312.4       -3.0   605    624        0     7
10 110)          239.1      274.3      -12.8     6.3      239.1      274.3      -12.8   569    653        0    10
01 110)          280.1      261.9        6.9     7.4      280.1      261.9        6.9   330    309        0     8
15 110)          270.5      281.3       -3.8     7.1      270.5      281.3       -3.8   256    266    M-S-D     8
15 110)          319.2      309.3        3.2     8.4      319.2      309.3        3.2   456    442        0     8
- ------------------------------------------------------------------------------------------------------------------
Comp
  Sub-Totals   3,699.0    3,780.1       -2.1            3,699.0    3,780.1       -2.1   375    383
- ------------------------------------------------------------------------------------------------------------------
C217A 100)       106.6       14.4     641.6      2.8      106.6       14.4     641.6    197     27      NA      8
05 110)             NA       15.7        NA       NA         NA       15.7        NA     NA     28      NA      5
02 110)            4.1         NA        NA      0.1        4.1         NA        NA     22     NA      NA     NA
Non Comp         110.6       30.0     268.4               110.6       30.0     268.4    152     28
- ------------------------------------------------------------------------------------------------------------------
Sub-Totals
- ------------------------------------------------------------------------------------------------------------------
Sub Category   3,809.6    3,810.1       -0.0            3,809.6    3,810.1       -0.0   360    348
==================================================================================================================
Totals
==================================================================================================================
Category       3,809.6    3,810.1       -0.0            3,809.6    3,810.1       -0.0   360    348
==================================================================================================================
Totals:
==================================================================================================================

                               SABEY CORPORATION

                        MONTHLY MANAGEMENT SALES REPORT
                               AS OF DECEMBER '96
                       (ALL SALES ARE ROUNDED TO 1000'S)

Select By: Unit Ref 110-B101 110-Q203      E1--Estimated Sales From Sales Entry
Primary Sort: Sales Cat                    E2--Occupant Historical Sales %'s
Secondary Sort: Sales Cat                  E3--Sales Category %'s
Comp Only: No                              E4--Property Sales %'s
                                           E5--Estimated Annual Sales Growth %


- -----------------------------------------------------------------------------------------------------
                                                                        CURRENT MONTH SALES
        UNIT                           OPEN            CLOSE                                    %
        NO.          OCCUPANT NAME     DATE     GLA     DATE     CAT%      1996      1995      CHNG
- -----------------------------------------------------------------------------------------------------
Restaurant                                              06
- -----------------------------------------------------------------------------------------------------
105 110)              Pickle Barrel 3/01/91     2141          16.7          53.4      58.7      -9.1
Comp Sub-Totals                                 2141                        53.4      58.7      -9.1
- -----------------------------------------------------------------------------------------------------
110 110)              Sports Heroes 8/15/96    10684          83.3         190.8        NA        NA
Non Comp Sub-Totals                            10684                       190.8       0.0
- -----------------------------------------------------------------------------------------------------
Sub Category Totals                            12825                       244.2      58.7    315.6
=====================================================================================================
Category Totals:                               12825                       244.2      58.7    315.6
=====================================================================================================

- -------------------------------------------------------------------------------------------------------------------------
                     YEAR-TO-DATE SALES                          FULL YEAR SALES
        UNIT                                  %        1996                             %      1996   1995    1996    BKP
        NO.            1996       1995       CHNG     % CAT      1996       1995       CHNG    $/SF   $/SF   BKP/SF    %
- -------------------------------------------------------------------------------------------------------------------------
Restaurant
- -------------------------------------------------------------------------------------------------------------------------
105 110)                409.0      439.2      -6.9  40.5          409.0      439.2      -6.9   191    205      NA     NA
Comp Sub-Totals         409.0      439.2      -6.9                409.0      439.2      -6.9   191    205
- -------------------------------------------------------------------------------------------------------------------------
110 110)                600.2         NA        NA  59.5          600.2         NA        NA    56     NA       0      5
Non Comp Sub-Totals     600.2        0.0                          600.2        0.0              56     NA
- -------------------------------------------------------------------------------------------------------------------------
Sub Category Totals   1,009.2      439.2     129.8              1,009.2      439.2     129.8    79    205
=========================================================================================================================
Category Totals:      1,009.2      439.2     129.8              1,009.2      439.2     129.8    79    205
=========================================================================================================================

                                                                          1995
                                NORTHTOWN MALL
                              OPERATING STATEMENT
                     FOR THE PERIOD ENDED DECEMBER 31, 1996

                                       ACCT        CURRENT          YTD
                                        NO          MONTH          ACTUAL
INCOME
 Rental Income - Shops             3015-0000     $  589,095     $ 7,021,729
 Rental Income - Anchors           3016-0000        132,574       1,590,892
 Lease Concessions                 3020-0000        (12,937)       (149,452)
 Percentage Rent                   3025-0000         26,013         613,539
 Storage Rent                      3030-0000          1,978          74,401
 Gumball Income, Net of Expenses   3050-0000              0               0
 Parking Ticket Income             3070-0000           (506)           (346)
 Payphone Revenue                  3075-0000          1,324          17,855
 Late Charge/Interest Income       3080-0000          1,914          24,824
 Vending/Concession Income         3085-0000            147           1,523
 Prior Year Percentage Rent        3110-0000         (5,480)         12,462
 Prior Year CAM                    3120-0000              0          (8,488)
 CAM Reimbursements                6095-0000        170,472       1,963,903
 Majors CAM Contributions          6097-0000         56,998         632,791
 Food Court Reimbursements         6290-0000         10,235         122,988
 HVAC Reimbursements               6548-0000         32,446         382,138
 Tax Reimbursements                6581-0000         50,007         588,839
 Ins Reimbursements                6576-0000          3,169          36,715
 Other Income                                          (200)          8,323
                                                 ----------     -----------
  TOTAL INCOME                                   $1,057,249     $12,934,634
                                                 ==========     ===========
KIOSK INCOME
 Rental Income                     3040-0000     $  168,327     $   562,177
 Percentage Rent                   3040-0001          2,070          79,028
 Other Income                      3040-0009          2,870           4,370
 Salaries/Benefits                 3041-0000         (5,401)        (55,732)
 Temporary Personnel               3041-0001         (2,651)         (2,651)
 CAM Reimbursement Expense         3041-0002         (8,520)        (32,060)
 Equipment                         3041-0003         (3,000)         (3,810)
 Repairs/Maintenance               3041-0004         (5,159)         (9,931)
 Advertising                       3041-0005              0            (111)
                                                  ----------     -----------
  TOTAL KIOSKS                                   $  148,537     $   541,279
                                                 ==========     ===========
REFUSE HANDLING
 Salaries/Benefits                 6525-0000     $   (5,809)    $   (64,419)
 Contract Services                 6525-0002        (13,617)       (114,027)
 Repairs and Maintenance           6525-0004           (818)         (2,873)
 Other Income                      6525-0099          2,743          12,098
 Refuse Reimbursements             6526-0000         17,622         200,368

                                         YTD                 YTD                ANNUAL         PRIOR YR
                                        BUDGET            VARIANCE              BUDGET          ACTUAL
INCOME
 Rental Income - Shops               $ 7,149,982     $ (128,253)      -2%    $ 7,149,982     $ 6,859,871
 Rental Income - Anchors               1,590,888              4        0%      1,590,888       1,590,892
 Lease Concessions                             0       (149,452)      N/A              0         (53,320)
 Percentage Rent                         452,504        161,035       36%        452,504         587,275
 Storage Rent                             76,600         (2,199)      -3%         76,600          57,897
 Gumball Income, Net of Expenses               0              0       N/A              0           9,080
 Parking Ticket Income                         0           (346)      N/A              0           3,107
 Payphone Revenue                         19,800         (1,945)     -10%         19,800          20,163
 Late Charge/Interest Income                   0         24,824       N/A              0          15,554
 Vending/Concession Income                 1,320            203       15%          1,320           1,266
 Prior Year Percentage Rent                    0         12,462       N/A              0         (93,125)
 Prior Year CAM                                0         (8,488)      N/A              0          68,123
 CAM Reimbursements                    2,256,520       (292,617)     -13%      2,256,520       1,880,188
 Majors CAM Contributions                593,125         39,666        7%        593,125         598,043
 Food Court Reimbursements               131,298         (8,310)      -6%        131,298         115,168
 HVAC Reimbursements                     442,100        (59,963)     -14%        442,100         366,035
 Tax Reimbursements                      600,267        (11,428)      -2%        600,267         529,455
 Ins Reimbursements                       38,668         (1,953)      -5%         38,668          36,939
 Other Income                                  0          8,323       N/A              0          15,837
                                     -----------     ----------      ----    -----------     -----------
  TOTAL INCOME                       $13,353,073     $ (418,439)      -3%    $13,353,073     $12,608,449
                                     ===========     ==========     =====    ===========     ===========
KIOSK INCOME
 Rental Income                       $   423,590     $  138,587       33%    $   423,590     $   440,451
 Percentage Rent                          25,000         54,028      216%         25,000          21,778
 Other Income                                  0          4,370       N/A              0             330
 Salaries/Benefits                       (36,031)       (19,701)     -55%        (36,031)        (34,920)
 Temporary Personnel                      (3,000)           349       12%         (3,000)              0
 CAM Reimbursement Expense               (22,430)        (9,631)     -43%        (22,430)              0
 Equipment                                     0         (3,810)      N/A              0          (3,684)
 Repairs/Maintenance                      (2,000)        (7,931)    -397%         (2,000)        (13,080)
 Advertising                                (100)           (11)     -11%           (100)            (37)
                                     -----------     ----------      ----    -----------     -----------
  TOTAL KIOSKS                       $   385,030     $  156,249       41%    $   385,030     $   410,838
                                     ===========     ==========     ====     ===========     ===========
REFUSE HANDLING
 Salaries/Benefits                   $   (69,502)    $    5,083        7%    $   (69,502)    $   (15,636)
 Contract Services                      (109,032)        (4,995)      -5%       (109,032)       (151,981)
 Repairs and Maintenance                  (2,000)          (873)     -44%         (2,000)         (5,282)
 Other Income                             15,000         (2,902)     -19%         15,000          15,264
 Refuse Reimbursements                   216,820        (16,451)      -8%        216,820         196,298

                                NORTHTOWN MALL
                              OPERATING STATEMENT
                     FOR THE PERIOD ENDED DECEMBER 31, 1996

                                  ACCT       CURRENT        YTD           YTD
                                   NO         MONTH        ACTUAL        BUDGET
                                           ---------    ----------    ----------
  Net Refuse                               $     121    $   31,147    $   51,286
                                           =========    ==========    ==========
T/R HVAC
 Salaries/Benefits            6545-0000    $  (4,275)   $  (59,360)   $  (52,374)
 Contract Services            6545-0002            0             0             0
 Repairs/Maintenance          6545-0004       (3,514)      (33,091)      (75,314)
 Electricity                  6545-0007            1      (140,693)     (196,812)
 Gas                          6545-0008            0             0             0
 Other Income                 6545-0099            0             0             0
 Depreciation                 6547-0000       (4,995)      (59,934)      (59,934)
                                           ---------    ----------    ----------
  Net HVAC                                 $ (12,782)   $ (293,077)   $ (384,435)
                                           =========    ==========    ==========
T/R TAXES AND INSURANCE
 Insurance                    6575-0000    $  (1,022)   $  (38,644)   $  (38,668)
 Real Estate Taxes            6580-0000      (15,958)     (566,204)     (600,267)
  Total Taxes and Insurance                ---------    ----------    ----------
                                            $ (16,981)   $ (604,848)   $ (638,935)
                                           =========    ==========    ==========
 CAM EXPENSES
UTILITIES
 ICAM - Electricity           6010-0000    $  (8,098)   $  111,360    $  157,790
 Electricity Reimbursements   6010-0001       (1,011)       (6,166)       (2,673)
 ICAM - Water                 6020-0000          507        10,310        20,350
 Water Reimbursements         6020-0001         (490)       (6,042)       (6,474)
 OCAM - Electricity           6110-0000       19,529        33,823        17,038
 OCAM - Water                 6120-0000           16         3,234         4,189
                                           ---------    ----------    ----------
  Total Utilities                             10,452       146,518       190,220
JANITORIAL
 Salaries/Benefits            6030-0000       26,773       209,009       208,042
 Employment Expense           6030-0001            0         1,167         3,000
 ICAM Contract                6030-0002          (26)        7,240        14,938
 ICAM Maintenance             6030-0004         (109)       13,186         2,200
 ICAM Supplies                6030-0005        2,607        43,643        51,974
 ICAM Other Income            6030-0099         (109)         (458)            0
 OCAM Contract                6130-0002            0           525             0
 OCAM Maintenance             6130-0004            0             2             0
 OCAM Supplies                6130-0005            0             0             0

                                         YTD                ANNUAL       PRIOR YR
                                      VARIANCE              BUDGET        ACTUAL
                                 --------      ---       ----------    ----------
  Net Refuse                     $(20,139)     -39%      $   51,286    $   38,665
                                 ========      ===       ==========    ==========
T/R HVAC
 Salaries/Benefits               $ (6,986)     -13%      $  (52,374)   $  (26,205)
 Contract Services                      0       N/A               0        (4,737)
 Repairs/Maintenance               42,224       56%         (75,314)      (34,755)
 Electricity                       56,119       29%        (196,812)     (206,135)
 Gas                                    0       N/A               0             0
 Other Income                           0       N/A               0             0
 Depreciation                           0        0%         (59,934)      (59,934)
                                 --------      ---       ----------    ----------
  Net HVAC                       $ 91,358       24%      $ (384,435)   $ (331,766)
                                 ========      ===       ==========    ==========
T/R TAXES AND INSURANCE
 Insurance                       $     24        0%      $  (38,668)   $  (29,570)
 Real Estate Taxes                 34,064        6%        (600,267)     (538,885)
  Total Taxes and Insurance
                                 --------      ---       ----------    ----------
                                 $ 34,088        5%      $ (638,935)   $ (568,445)
                                 ========      ===       ==========    ==========
 CAM EXPENSES
UTILITIES
 ICAM - Electricity              $ 46,430       29%      $  157,790    $  150,317
 Electricity Reimbursements         3,493      131%          (2,673)      (12,507)
 ICAM - Water                      10,040       49%          20,350        17,816
 Water Reimbursements                (432)      -7%          (6,474)       (5,514)
 OCAM - Electricity               (16,785)     -99%          17,038        16,297
 OCAM - Water                         955       23%           4,189         3,754
                                 --------      ---       ----------    ----------
  Total Utilities                  43,702       23%         190,220       170,162
JANITORIAL
 Salaries/Benefits                   (967)      -0%         208,042       113,124
 Employment Expense                 1,833       61%           3,000         1,048
 ICAM Contract                      7,698       52%          14,938       140,303
 ICAM Maintenance                 (10,986)    -499%           2,200        48,675
 ICAM Supplies                      8,331       16%          51,974             0
 ICAM Other Income                    458       N/A               0             0
 OCAM Contract                       (525)      N/A               0         8,747
 OCAM Maintenance                      (2)      N/A               0           298
 OCAM Supplies                          0       N/A               0             0

                                NORTHTOWN MALL
                              OPERATING STATEMENT
                     FOR THE PERIOD ENDED DECEMBER 31, 1996

                                      ACCT      CURRENT        YTD
                                       NO        MONTH       ACTUAL
                                                -------     --------
  Total Janitorial                               29,135      274,313
LANDSCAPING
 Salaries/Benefits                6040-0000         (79)       1,802
 ICAM - Contracts                 6040-0002         541        5,946
 ICAM - Maintenance               6040-0004         155          687
 OCAM - Contracts                 6140-0002         316        8,421
 OCAM - Maintenance               6140-0004           0        2,390
                                                -------     --------
  Total Landscaping                                 932       19,245

HVAC EXPENSES
 ICAM - HVAC Salaries/Benefits    6045-0000       1,546       19,933
 ICAM - HVAC Contracts            6045-0002           0            0
 ICAM - HVAC Maintenance          6045-0004         812        7,412
 ICAM - HVAC Electricity          6045-0008      10,191       65,984
 ICAM - HVAC Gas                  6045-0009       4,087       23,056
 ICAM - HVAC Gas Reimbursements   6045-0099      (1,407)     (17,607)
 ICAM - HVAC Depreciation         6047-0000       2,453       29,433
                                                -------     --------
  Total HVAC                                     17,682      128,211

MAINTENANCE
 ICAM - Salaries/Benefits         6055-0000      10,611      107,777
 ICAM - Employment Expense        6055-0001       1,311        5,239
 ICAM - Repairs/Maint             6055-0004      12,254       47,529
 ICAM - Temporary Help            6055-0010           0            0
 ICAM - Building Repairs          6055-0015       8,183       13,083
 ICAM - Plumbing                  6055-0025         194        1,962
 ICAM - Lighting                  6055-0035         331       33,497
 ICAM - Wired Music               6055-0045         214        2,725
 ICAM - Elevators/Escalators      6055-0055      11,797       52,062
 ICAM - Equipment                 6055-0065         989        5,790
 ICAM - Roof                      6055-0075           0          254
 ICAM - Signs                     6055-0085         399          447
 ICAM - Waste Handling            6055-0095       1,183       12,185
 ICAM - Other Income              6055-0999         (49)         (49)
 OCAM - Salaries/Benefits         6155-0000       5,322       70,868
 OCAM - Repairs/Maint             6155-0004         375        2,322
 OCAM - Temporary Help            6155-0010           0            0
 OCAM - Building Repairs          6155-0015          37        2,534

                                       YTD              YTD              ANNUAL      PRIOR YR
                                     BUDGET           VARIANCE           BUDGET       ACTUAL
                                     -------       -----        ---      -------      -------
  Total Janitorial                   280,154       5,841          2%     280,154      312,195
LANDSCAPING
 Salaries/Benefits                     1,440        (362)       -25%       1,440           23
 ICAM - Contracts                      6,480         535          8%       6,480        6,679
 ICAM - Maintenance                    2,250       1,563         69%       2,250        1,780
 OCAM - Contracts                     11,300       2,879         25%      11,300       13,802
 OCAM - Maintenance                    2,100        (290)       -14%       2,100          915
                                     -------       -----        ---      -------      -------
  Total Landscaping                   23,570       4,325         18%      23,570       23,199

HVAC EXPENSES
 ICAM - HVAC Salaries/Benefits        19,270        (663)        -3%      19,270        6,358
 ICAM - HVAC Contracts                     0           0         N/A           0            0
 ICAM - HVAC Maintenance              13,957       6,545         47%      13,957       15,516
 ICAM - HVAC Electricity              63,426      (2,558)        -4%      63,426       41,713
 ICAM - HVAC Gas                      30,123       7,067         23%      30,123       26,117
 ICAM - HVAC Gas Reimbursements      (19,131)     (1,524)        -8%     (19,131)     (20,210)
 ICAM - HVAC Depreciation             29,433           0          0%      29,433       29,433
                                     -------       -----        ---      -------      -------
  Total HVAC                         137,078       8,867          6%     137,078       98,927

MAINTENANCE
 ICAM - Salaries/Benefits             88,221     (19,555)       -22%      88,221       52,793
 ICAM - Employment Expense               300      (4,939)     -1646%         300        8,778
 ICAM - Repairs/Maint                 33,409     (14,119)       -42%      33,409       28,496
 ICAM - Temporary Help                     0           0         N/A           0            0
 ICAM - Building Repairs              28,600      15,517         54%      28,600       11,638
 ICAM - Plumbing                       7,100       5,138         72%       7,100        5,848
 ICAM - Lighting                      44,000      10,503         24%      44,000       37,421
 ICAM - Wired Music                   12,690       9,965         79%      12,690       12,595
 ICAM - Elevators/Escalators          53,214       1,152          2%      53,214       50,260
 ICAM - Equipment                      3,400      (2,390)       -70%       3,400        5,176
 ICAM - Roof                             600         346         58%         600            0
 ICAM - Signs                            500          53         11%         500          296
 ICAM - Waste Handling                12,612         427          3%      12,612       14,709
 ICAM - Other Income                       0          49         N/A           0         (768)
 OCAM - Salaries/Benefits             79,352       8,484         11%      79,352      122,423
 OCAM - Repairs/Maint                  3,480       1,158         33%       3,480        2,820
 OCAM - Temporary Help                     0           0         N/A           0            0
 OCAM - Building Repairs               7,500       4,966         66%       7,500       24,479

                                NORTHTOWN MALL
                              OPERATING STATEMENT
                     FOR THE PERIOD ENDED DECEMBER 31, 1996

                                        ACCT      CURRENT       YTD        YTD              YTD              ANNUAL     PRIOR YR
                                         NO        MONTH      ACTUAL     BUDGET          VARIANCE            BUDGET      ACTUAL
 OCAM - Plumbing                    6155-0025          27        912        800          (112)      -14%         800          0
 OCAM - Lighting                    6155-0035         324      5,674      8,720         3,046        35%       8,720      8,226
 OCAM - Elevators/Escalators        6155-0055      (3,283)     2,320      5,015         2,695        54%       5,015      6,070
 OCAM - Equipment                   6155-0065         867      3,866      9,250         5,384        58%       9,250     12,499
 OCAM - Signs                       6155-0085         286      1,013      4,800         3,787        79%       4,800      4,636
 OCAM - Waste Handling              6155-0095         293      2,742      3,344           602        18%       3,344      3,807
 OCAM - Traffic Control             6155-0115       3,329     11,825      3,650        (8,175)     -224%       3,650         39
 OCAM - Sweeping                    6155-0125         634     11,593     13,700         2,107        15%      13,700     18,026
 OCAM - Snow Removal                6155-0135      61,605    125,448     23,300      (102,148)     -438%      23,300      7,158
 OCAM - Pave/Patch                  6155-0145         865      1,135      1,200            65         5%       1,200        649
 OCAM - Parking Deck                6155-0155          81      2,192     11,100         8,908        80%      11,100     10,835
 OCAM - Other Income                6155-0999           0          0          0             0        N/A           0          0
                                                  -------    -------    -------       -------       ---      -------    -------
  Total Maintenance                               118,179    526,944    459,857       (67,087)      -15%     459,857    448,910

SECURITY
 ICAM Salaries/Benefits             6070-0000       3,710     44,839     48,416         3,578         7%      48,416     37,429
 Employment Expense                 6070-0001          85        251      1,140           889        78%       1,140          0
 ICAM - Contracts                   6070-0002      41,075    111,106    101,804        (9,302)       -9%     101,804    104,162
 ICAM - Fire Protection-Maint       6070-0003          17      6,530      3,830        (2,700)      -71%       3,830      2,928
 ICAM - Maintenance                 6070-0004        (139)       (57)         0            57        N/A           0      5,175
 ICAM - Equipment                   6070-0005           0        911      2,600         1,689        65%       2,600          0
 ICAM - Training                    6070-0006        (423)     1,181      1,440           259        18%       1,440          0
 ICAM - Phone                       6070-0007          86        791        624          (167)      -27%         624      1,547
 ICAM - Supplies                    6070-0008         434      4,727      2,576        (2,151)      -83%       2,576          0
 ICAM - Fire Protection-Contracts   6070-0032         364      5,168      4,464          (704)      -16%        4.464     5,015
 ICAM - Fire Proctection-Phone      6070-0037           0          0          0             0        N/A           0          0
 ICAM - Other Income                6070-0099           0          0          0             0        N/A           0          0
 OCAM - Salaries/Benefits           6170-0000       3,035     37,059     39,613         2,555         6%      39,613     37,229
 OCAM - Contracts                   6170-0002      45,303    109,502    100,068        (9,434)       -9%     100,068     91,521
 OCAM - Maintenance                 6170-0004         776      4,774      3,420        (1,354)      -40%       3,420      5,139
 OCAM - Equipment                   6170-0005           0        605      2,600         1,995        77%       2,600          0
 OCAM - Training                    6170-0006        (423)     1,213      1,440           227        16%       1,440          0
 OCAM - Phone                       6170-0007          22        267        360            93        26%         360      1,499
 OCAM - Supplies                    6170-0008       3,499      6,399      6,214          (185)       -3%       6,214          0
 OCAM - Fire Protection-Maint       6170-0030           0        953        240          (713)     -297%         240        309
 OCAM - Fire Protection-Contracts   6170-0032          40        574        496           (78)      -16%         496        557
 OCAM - Fire Protection-Phone       6170-0037           0          0          0             0        N/A           0          0
 OCAM - Other Income                7160-0099           0          0          0             0        N/A           0          0
                                                  -------    -------    -------       -------       ---      -------    -------
  Total Security                                   97,462    336,793    321,345       (15,447)       -5%     321,345    292,512

                                NORTHTOWN MALL
                              OPERATING STATEMENT
                     FOR THE PERIOD ENDED DECEMBER 31, 1996

                                                                                                                      1995
                                       ACCT      CURRENT       YTD          YTD            YTD           ANNUAL     PRIOR YR
                                        NO        MONTH       ACTUAL      BUDGET        VARIANCE         BUDGET      ACTUAL
MALL OFFICE EXPENSES
 Electricity                       6310-0000       (612)      7,365        9,452      2,087       22%     9,452       8,407
 Salaries/Benefits                 6320-0000     10,444      126,106     173,542     47,418       27%   173,524     134,190
 Salaries/Benefits - Home Office   6320-0001      4,400      52,800       52,596       (204)      -0%    52,596           0
 Temporary Help                    6321-0000          0           0            0          0       N/A         0           0
 Employee Training                 6322-0000          0       4,158        2,550     (1,608)     -63%     2,550       3,078
 Employment Expense                6323-0000       (993)        140          250        110       44%       250           0
 Travel-Air/Lodging                6330-0000       (520)      3,888        8,900      5,012       56%     8,900       9,485
 Travel - Meals                    6331-0000       (140)        573          800        227       28%       800         940
 Meeting/Business Meals            6335-0000      3,005       5,100        4,000     (1,100)     -27%     4,000       1,680
 Telephone                         6340-0000      1,594      18,658       22,272      3,614       16%    22,272      23,179
 Repairs/Maintenance               6345-0000          0           0            0          0       N/A         0         880
 Licenses/Fees                     6350-0000          0         434          700        266       38%       700         594
 Dues and Subscriptions            6355-0000         90       2,988        3,220        232        7%     3,220       3,695
 Supplies and Sundries             6360-0000      2,232      10,431       11,660      1,229       11%    11,660      11,306
 Postage and Delivery              6365-0000         73       3,406        4,300        894       21%     4,300       3,461
 Equipment - Leased                6369-0000      4,841      27,637       24,216     (3,421)     -14%    24,216           0
 Equipment - Maintenance           6370-0000         51       9,066        5,680     (3,386)     -60%     5,680      30,143
 Other Income                      6371-0000       (150)     (1,800)           0      1,800       N/A         0      (1,800)
 Customer relations                6372-0000         79       1,362        1,300        (62)      -5%     1,300       1,040
 Rent expense                      6380-0000      2,000      24,000       24,000          0        0%    24,000      24,000
 Professional Services             6390-0000          0           0            0          0       N/A         0       9,713
                                                -------      -------     -------    -------       ---   -------     -------
  Total Mall Office                              26,395      296,312     349,420     53,108       15%   349,420     263,992

CUSTOMER SERVICE
 Income                            6375-0000     (2,255)     (2,251)           0      2,251       N/A         0        (669)
 Salaries and Benefits             6376-0020      4,435      31,996       41,121      9,125       22%    41,121      38,480
 Employment Expense                6376-0021         25         181          300        119       40%       300         110
 Repairs & Maintenance             6376-0030          0            (5)         0          5       N/A         0         (58)
 Supplies                          6376-0050        213         432          200       (232)    -116%       200       3,336
 Equipment                         6376-0055          2         175          180          5        3%       180         175
                                                -------      -------     -------    -------       ---   -------     -------
  Total Customer Service                          2,420      30,529       41,801     11,272       27%    41,801      41,373

TAXES AND INSURANCE
 ICAM Insurance                    6075-0000      1,238      27,005       26,530       (475)      -2%    26,530      20,936
 ICAM Taxes                        6080-0000      6,821      242,012     256,572     14,560        6%   256,572     244,354
 OCAM Insurance                    6175-0000      3,981      63,143       59,998     (3,146)      -5%    59,998      48,833
 OCAM Taxes                        6180-0000      8,595      304,944     323,290     18,346        6%   323,290     307,895
 Mall Office Insurance             6352-0000        134       1,947        1,578       (369)     -23%     1,578       1,950

                                NORTHTOWN MALL
                              OPERATING STATEMENT
                     FOR THE PERIOD ENDED DECEMBER 31, 1996

                                           ACCT       CURRENT        YTD
                                            NO         MONTH        ACTUAL
                                                     --------    ----------
  Total Taxes and Insurance                            20,769       639,051
                                                     --------    ----------
TOTAL CAM EXPENSES                                   $323,426    $2,397,917
                                                     ========    ==========
FOOD COURT EXPENSES
 Salaries/Benefits                     6230-0000     $  9,151    $   91,848
 Employment Expense                    6230-0001            0            85
 Contract Services                     6230-0002          108         1,838
 Supplies                              6230-0004          903        10,698
 Other Income                                               0             0
 Furniture Amortization                6286-0000          725         8,700
                                                     --------    ----------
  Total Food Court Expenses                          $ 10,888    $  113,170
                                                     ========    ==========

LANDLORD OBLIGATIONS
 Insurance                             6410-0000     $   (216)   $   10,184
 Real Estate Taxes                     6420-0000        3,794       134,600
 Professional Services                 6425-0000            0         1,425
 ICSC Expenses                         6440-0000            0         8,980
 Landlord TI Costs - Salaries          6442-0000          780        12,291
 Landlord TI Costs                     6442-0001           67        22,881
 Landlord R & M - Salaries             6443-0000            0         1,436
 Landlord - Electricity vacant space   6443-0003          469         4,595
 Landlord - R & M                      6443-0004        2,469         5,680
 Landlord - R & M - Other              6443-1,2,9       2,954        (5,904)
 Marketing Fund Contribution           6445-0000        6,687        79,168

  Subtotal Landlord Obligation                         17,004       275,336

 JC Penney - Labor                     6455-0000          918        11,889
 JC Penney - Real Estate Taxes         6455-0002       38,491       156,476
 JC Penney - Elevator Maint            6455-0003        1,507        14,465
 JC Penney - HVAC Maint                6455-0004          285         8,398
 JC Penney - Misc.                     6455-0005            0         8,826

  Subtotal JC Penney Expense                           41,201       200,054
                                                     --------    ----------
  Total Landlord Obligation                          $ 58,205    $  475,390
                                                     ========    ==========

                                            YTD               YTD              ANNUAL       PRIOR YR
                                           BUDGET          VARIANCE            BUDGET        ACTUAL
                                        ----------    ---------     ----    ----------    ----------
  Total Taxes and Insurance                667,967       28,917        4%      667,967       623,968
                                        ----------    ---------     ----    ----------    ----------
TOTAL CAM EXPENSES                      $2,471,414    $  73,497        3%   $2,471,414    $2,275,238
                                        ==========    =========        =    ==========    ==========
FOOD COURT EXPENSES
 Salaries/Benefits                      $   94,285    $   2,437        3%   $   94,285    $   49,824
 Employment Expense                            900          815       91%          900             0
 Contract Services                             800       (1,038)    -130%          800        53,133
 Supplies                                    9,940         (758)      -8%        9,940         5,386
 Other Income                                    0            0       N/A            0             0
 Furniture Amortization                      8,700            0        0%        8,700         8,700
                                        ----------    ---------     ----    ----------    ----------
  Total Food Court Expenses             $  114,625    $   1,455        1%   $  114,625    $  117,043
                                        ==========    =========     ====    ==========    ==========

LANDLORD OBLIGATIONS
 Insurance                              $   10,745    $     561        5%   $   10,745    $   12,029
 Real Estate Taxes                         118,040      (16,560)     -14%      118,040       168,701
 Professional Services                           0       (1,425)      N/A            0         3,208
 ICSC Expenses                               7,500       (1,480)     -20%        7,500        20,530
 Landlord TI Costs - Salaries               10,244       (2,047)     -20%       10,224        64,437
 Landlord TI Costs                         605,000      582,119       96%      605,000             0
 Landlord R & M - Salaries                       0       (1,436)      N/A            0         1,024
 Landlord - Electricity vacant space         7,635        3,040       40%        7,635         6,660
 Landlord - R & M                                0       (5,680)      N/A            0             0
 Landlord - R & M - Other                        0        5,904       N/A            0        (8,262)
 Marketing Fund Contribution                80,004          836        1%       80,004        74,773

  Subtotal Landlord Obligation             839,169      563,832       67%      839,169       343,100

 JC Penney - Labor                          12,681          792        6%       12,681        13,229
 JC Penney - Real Estate Taxes             162,662        6,186        4%      162,662       131,750
 JC Penney - Elevator Maint                 18,834        4,369       23%       18,834        13,274
 JC Penney - HVAC Maint                     15,074        6,675       44%       15,074        12,207
 JC Penney - Misc.                           4,700       (4,126)     -88%        4,700         8,445

  Subtotal JC Penney Expense               213,950       13,896        6%      213,950       178,904
                                        ----------    ---------     ----    ----------    ----------
  Total Landlord Obligation             $1,053,119    $ 577,729       55%   $1,053,119    $  522,004
                                        ==========    =========     ====    ==========    ==========

NORTHTOWN MALL
1998 ESTIMATED GROSS LEASABLE AREA

SPACE ID        CURRENT TENANT                    S.F.
- --------        --------------                    ----
B101            Mariposa                          5,155
B105            The Phone Center                  2,057
B107            Vacant                            2,040
B109            Vacant                            3,871
B114            Vacant                            2,245
B115            Weisfields                        1,549
B117            Mastercuts                        1,052
B119            Rubber Stamp Store                1,229
B121            Washington Photo                  1,177
B123            Espresso                            231
C101            Candy 'N Carmelcorn                 550
C102            LeCrepe                             185
C104            Sam Goody                         2,272
C110            Heroes                           10,684
C121            Vacant                            3,100
C123            Vacant                            3,600
C125            Gordons                           1,450
E101            Piercing Pagoda                     160
E102            Vacant                            1,408
E103            Hamer's                           3,025
E105            Vacant                            7,469
E109            Vacant                              600
E111            Vacant                              600
E114            Kay Bee Toys                      3,570
E115            Modern Woman                      5,664
E117            Vacant                            1,800
E119            Pederson's                        5,160
F109            LensCrafters                      4,048
F111            Beauty Works                      1,750
F114            Mark's Hallmark                   2,861
F115            Vacant                            3,072
F117            Gap Kids                          4,830
F119            The Icing                         1,349
F121            Garden Botanika                   1,811
F123            Vacant                            1,701
F125            Jay Jacobs                        4,996
F127            Nordic Track                      2,047
F131            B Dalton                          4,465
F133            Track 'N Trail                    1,836
F135            Zales Jewelers                    1,393

NORTHTOWN MALL
1998 ESTIMATED GROSS LEASABLE AREA

SPACE ID        CURRENT TENANT                    S.F.
- --------        --------------                    ----
F137            Gloria Jean's Coffee              1,076
F141            Vacant                            3,798
F143            Pacific Sunwear                   1,697
F145            Footlocker                        2,397
F147            Payless Kids                      1,348
F148            Kiddie Kandids                      811
F149            Nature's Kingdom                  1,233
F151            Street of Dreams                  1,689
G101            Crescent Jewelers                 1,082
G103            Gymboree                          1,331
G105            Kids Footlocker                   1,548
G107            Hidden Cottage                    1,629
G109            Select Comfort                      893
G110            Surf City Squeeze                   420
G111            Things Remembered                 1,376
G114            Saad's Shoe Repair                  576
G115            Kay Jewelers                      1,244
G117            Vacant                            1,558
G119            Silver Safari                       396
G121            Hot Topic                         1,124
G122            Vacant                              227
G123            Body Shop                           846
H105            Baskin Robbins                      684
H107            Evergreen                         1,047
H108            Vacant                              701
H109            Sunglass Hut                        603
H113            Eddie Bauer                       6,208
H115            Tiptons's                           700
H117            Watch Gallery                       701
H118            Cinnabon                            758
H121            Carimar                             861
H123            Champs                            5,226
H125            Vacant                            2,002
H127            Schlosser's Flowers                 722
H129            Mrs. Fields                         721
H131            Express Yourself                    296
J101            Naturalizer                       2,022
J103            Kits Camera                       1,491
J105            Pickle Barrel                     2,141
J107            Pro Image                         2,007

NORTHTOWN MALL
1998 ESTIMATED GROSS LEASABLE AREA

SPACE ID        CURRENT TENANT                    S.F.
- --------        --------------                    ----
J109            Vacant                            2,007
J111            Pilgrim's Nutrition               1,792
J114            R. Brown                          1,184
J115            Evangel Books                     1,257
J117            Orange Julius                     1,295
M101            Learning World                    3,188
M103            Radio Shack                       2,640
M105            Payless                           2,819
N101            FootAction                        2,139
N103            Candy Barrel                      1,022
N105            Wilson's                          2,847
N107            Lady Footlocker                   1,826
N109            Vacant                              139
P101            Ben Bridge                        1,503
P103            Rave                              2,138
P105            NW Beauty Supply                  1,406
P107            Zumiez                            2,018
P109            Pretzel Time                        501
P111            Vacant                            2,288
Q101            Village Shoes                     2,007
Q103            Tomlinson Black                   1,670
FIRST FLOOR TOTAL                               202,938

B201            Limited Express                  12,328
B203            Structure                         4,332
C201            Victoria's Secret                 6,521
C205            Suncoast                          2,144
C207            Disney                            3,873
C209            Eyemasters                        3,730
E201            Vacant                            4,921
E202            Vacant                            2,316
E203            Vacant                            4,805
E207            Vacant                            2,640
E209            Motherhood Maternity              1,055
E211            The Avenue                        4,019
E217            Maurice's                         8,881
E219            Consumer Opinion                  2,045
F201            Bombay Company                    4,001
F207            Vacant                            1,881
F209            Vacant                            1,576

NORTHTOWN MALL
1998 ESTIMATED GROSS LEASABLE AREA

SPACE ID        CURRENT TENANT                    S.F.
- --------        --------------                    ----
F211            Swim In                           1,063
F212            Seafirst                          1,028
F214            GNC                               1,114
F215            Lechters                          3,067
F217            Northern Reflections              2,478
F219            Kinney Shoes                      2,741
F221            Gap                               5,865
F229            Lerners                          13,331
F241            Lane Bryant                       7,246
FC201           Claire's                            699
H201            Sweet Factory                       848
H203            Vacant                              627
H205            Harry Ritchie's                   1,160
H207            House of Cutlery                  1,004
H209            Vacant                              973
H211            Sunglass Hut                        741
H213            Homestead Birkenstock               774
H215            Hammer's Coffee                   1,058
H217            Candleman                           720
H219            Paw Prints                          659
H221            Vacant                              644
H223            Vacant                              639
J203            Vacant                            2,870
J204            Franklin Quest                    2,249
J205            Vacant                            1,638
J207            Vacant                            1,607
J209            Musicland                         1,583
J211            Inprints                          1,426
J214            Software, Etc.                    1,106
J215            Vista Optical                     1,068
J217            Rizutto's                         1,093
M201            Vacant                            1,513
M202            HiTek Nails                         939
M203            Hallmark                          3,139
M205            vacant                            2,608
N201            Naturium                          1,539
N203            System Seven                      1,297
N205            Mr. Rags                          1,522
N207            San Francisco Music B             1,479
N209            Fred Meyer Jewelers               1,214

NORTHTOWN MALL
1998 ESTIMATED GROSS LEASABLE AREA

SPACE ID        CURRENT TENANT                    S.F.
- --------        --------------                    ----
N211            It's A Wrap                         363
P201            Afterthoughts                       824
P203            Cartoon Classics                  1,193
P205            Graham's                          1,297
P207            Regis                             1,221
P209            Footlocker                        2,851
P213            Portraits To Go                   1,566
Q201            Waldenbooks                       2,952
Q203            Spencer's Gifts                   1,445
SECOND FLOOR TOTAL                              163,149

FC203           Frankfurter                         429
FC205           Ivar's                              630
FC207           Salad Garden                        649
FC209           Schlotzsky's Deli                   569
FC211           A&W                                 633
FC213           Flaming Wok                         503
FC215           Sbarro                              686
FC217           Juicers                             541
FC219           Taco Time                           777
FC221           Edo Japan                           540
FC223           Arby's                              591
FC225           Bruchi's                            565
FOOD COURT TOTAL                                  7,113

G001            Bumpers                          30,000
LOWER LEVEL TOTAL                                30,000

                The Bon                          89,207
                JCPenney                        140,868
                Emporium                         68,742
                Sears                           160,479
                Mervyn's                         80,634
DEPARTMENT STORES TOTAL                         539,930

TOTAL GLA                                       943,130

                               SABEY CORPORATION
                              Commercial Rent Roll
                     Report Date From: 3/01/98 To: 3/31/98

                  TERM                           PRORATED               BASE RENT    BASE RENT
          ---------------------   UNIT INFO     BASE RENT    RENT PER    INCREASE    INCREASE
 OOT IED     FROM        TO       BASE RENT       ANNUAL     SQ FT/YR     (DATE)     (AMOUNT)
- --------- ---------- ---------- ------------- ------------- ---------- ----------- ------------
48                                      0.00          0.00  0.00                          0.00
00         10/15/93    8/31/11       2200.00      26400.00  2.64        10/01/93      2,200.00
                                                                         9/01/03      3,333.34
86          8/07/91    8/31/11      56162.70     673952.40  4.78         4/01/92     56,162.70
74         10/17/91   10/31/11      43078.32     517635.84  7.53        10/01/91     43,078.32
                                                                         1/01/94         58.00
912         3/26/91                     0.00          0.00  0.00                          0.00
20          7/25/93    1/31/14      33333.33     399999.96  4.48         7/01/93     33,333.33
636         8/01/94                  1409.00      16908.00  3.00         9/01/95      1,409.00
Storage unit only.
- --------- ---------- ---------- ------------- ------------- ---------- ----------- ------------
84                                 136183.35    1634896.20  2.94
845

             OPERATING EXPENSE       REAL ESTATE TAX        CPI EXPENSE            GROSS RENTS
          ------------------------ -------------------- -------------------- ------------------------
 OOT IED      MONTH      SQ FT/YR    MONTH    SQ FT/YR    MONTH    SQ FT/YR   SQ FT/YR      TOTAL
- --------- ------------- ---------- --------- ---------- --------- ---------- ---------- -------------
48            4,113.40  0.31       0.00      0.00       0.00      0.00       0.31           4,113.40
00                0.00  0.00       0.00      0.00       0.00      0.00       2.64           2,200.00

86            4,695.60  0.40       0.00      0.00       0.00      0.00       5.18          60,858.30
74            3,208.33  0.56       0.00      0.00       0.00      0.00       8.09          46,344.65

912           5,526.05  0.81       0.00      0.00       0.00      0.00       0.81           5,526.05
20            6,021.47  0.81       0.00      0.00       0.00      0.00       5.29          39,354.80
636               0.00  0.00       0.00      0.00       0.00      0.00       3.00           1,409.00
Storage unit only.
- --------- ------------- ---------- --------- ---------- --------- ---------- ---------- -------------
84           23,564.85  0.51       0.00      0.00       0.00      0.00       3.44         159,806.20
845

                               SABEY CORPORATION
                              Commercial Rent Roll
                     Report Date From: 3/01/98 To: 3/31/98

              TERM                         PRORATED                BASE RENT    BASE RENT
 OOT  ---------------------  UNIT INFO     BASE RENT    RENT PER    INCREASE     INCREASE
 IED     FROM        TO      BASE RENT      ANNUAL      SQ FT/YR     (DATE)      (AMOUNT)
- ----- ---------- ---------- ----------- -------------- ---------- ----------- -------------
5       4/27/95    7/31/07     9450.83      113409.96      22.00    8/01/95       9,450.83
Moved from space G103                                               8/01/03      10,310.00
57      6/10/96    1/31/98     3771.17       45254.04      22.00    8/01/96       3,771.17
4                              3906.88           0.00       0.00                      0.00
71                                0.00           0.00       0.00                      0.00
4                                 0.00           0.00       0.00                      0.00
e 109 - combined on 4/25/95 for Mariposa temp space
49      8/10/94    3/31/05     5478.33       65739.96      42.44    4/01/95       5,478.33
52      6/19/91    2/28/02     1928.67       23144.04      22.00    3/01/96       1,928.67
                                                                    3/01/99       2,191.67
2      10/25/91   11/30/00     1916.67       23000.04      18.71   12/01/97       1,916.67
77     12/07/94   11/30/99     2157.33       25887.96      21.99   12/01/94       2,157.33
3       6/17/93    6/30/98     1000.00       12480.00      54.03    7/01/96       1,000.00
                                                                    1/01/93          40.00
11      7/24/91    1/31/02    24990.00      299880.00      28.00    2/01/95      24,990.00
Lease includes Structures B203, 4,332 Sq. Ft                        2/01/99      26,378.33
and Bath & Body, B201A, 1,661 Sq. Ft
56      7/24/91    1/31/02        0.00           0.00       0.00                      0.00
Part of Limited lease
288     7/24/91    1/31/02        0.00           0.00       0.00                      0.00
Part of Limited Lease
5       1/01/94                1191.67       14300.04      26.00    6/01/92       1,191.67
85     10/02/96   12/31/99     1875.00       22500.00     121.62    2/01/98       1,875.00
                                                                    1/01/99       2,083.33
27      4/03/91    1/31/02     5490.67       65888.04      29.00    7/01/94       5,490.67
                                                                    7/01/98       6,058.67
84                            11574.33           0.00       0.00                      0.00
6                                 0.00           0.00       0.00                      0.00

         OPERATING EXPENSE        REAL ESTATE TAX          CPI EXPENSE              GROSS RENTS
 OOT  ------------------------ ---------------------- ---------------------- -------------------------
 IED      MONTH      SQ FT/YR     MONTH     SQ FT/YR     MONTH     SQ FT/YR   SQ FT/YR       TOTAL
- ----- ------------- ---------- ----------- ---------- ----------- ---------- ---------- --------------
5         3,307.79      7.70       824.80      1.92       702.50      1.64       33.26      14,285.92
Moved from space
G103
57        1,431.33      8.35       329.12      1.92       345.70      2.02       34.29       5,877.32
4             0.00      0.00         0.00      0.00         0.00      0.00        0.00           0.00
71            0.00      0.00         0.00      0.00         0.00      0.00        0.00           0.00
4             0.00      0.00         0.00      0.00         0.00      0.00        0.00           0.00
e 109 - combion 4/25/ for Mariposa temp space
49        1,077.85      8.35       247.84      1.92       257.90      2.00       54.71       7,061.92
52          732.02      8.35       168.32      1.92       152.40      1.74       34.01       2,981.41

2           855.18      8.35       196.64      1.92       225.90      2.21       31.19       3,194.39
77          819.00      8.35       188.32      1.92       220.70      2.25       34.52       3,385.35
3           160.74      8.35        36.96      1.92        94.89      4.93       69.23       1,332.59

11       10,642.00     11.92     2,665.60      2.99      1853.00      2.08       44.98      40,150.60
Lease includes Structures B203, 4,332 Sq. Ft
and Bath & Body, B201A, 1,661 Sq. Ft
56            0.00      0.00         0.00      0.00         0.00      0.00        0.00           0.00
Part of Limit lease
288           0.00      0.00         0.00      0.00         0.00      0.00        0.00           0.00
Part of Limit Lease
5           382.71      8.35        88.00      1.92        98.88      2.16       38.43       1,761.26
85          128.73      8.35        29.60      1.92       125.31      8.13      140.02       2,158.64

27        1,580.93      8.35       363.52      1.92       367.20      1.94       41.21       7,802.32

84            0.00      0.00         0.00      0.00         0.00      0.00        0.00           0.00
6             0.00      0.00         0.00      0.00         0.00      0.00        0.00           0.00

                               SABEY CORPORATION
                              Commercial Rent Roll
                     Report Date From: 3/01/98 To: 3/31/98

              TERM                           PRORATED                  BASE RENT     BASE RENT
 OOT  ---------------------   UNIT INFO     BASE RENT     RENT PER      INCREASE     INCREASE
 IED     FROM        TO       BASE RENT       ANNUAL      SQ FT/YR       (DATE)      (AMOUNT)
- ----- ---------- ---------- ------------- ------------- ------------ ------------- ------------
                                    0.00          0.00         0.00                       0.00
46                                  0.00          0.00         0.00                       0.00
0                                   0.00          0.00         0.00                       0.00
0                                   0.00          0.00         0.00                       0.00
00                                  0.00          0.00         0.00                       0.00
5       8/24/95   12/31/05      4,833.33     57,999.96        40.00     11/01/95      4,833.33
                                                                        11/01/98      5,437.50
                                                                        11/01/02      6,041.67
521     7/24/91    1/31/02     10,324.92    123,899.04        19.00      2/01/95     10,324.92
                                                                         2/01/99     11,411.75
4       6/30/92    1/31/03      4,466.67     53,600.04        25.00     10/01/95      4,466.67
                                                                        10/01/99      4,824.00
37      3/18/93   12/31/03      3,873.00     46,476.00        12.00      4/01/93      3,873.00
73      3/17/92    5/31/02      6,216.67     74,600.04        20.00      6/01/95      6,216.67
                                                                         6/01/99      7,460.00
160     5/17/95    3/31/00      1,666.67     20,000.04       125.00      6/01/95      1,666.67
40                                  0.00          0.00         0.00                       0.00
02     10/25/94    2/28/02      5,041.67     60,500.04        20.00                       0.00
469                                 0.00          0.00         0.00                       0.00
77                                  0.00          0.00         0.00                       0.00
992                                 0.00          0.00         0.00                       0.00
570    11/30/94   12/31/04      5,652.50     67,830.00        19.00     12/01/97      5,652.50
NC    1 from space #F115                                                12/01/01      5,950.00
66     10/14/91    2/29/04      7,552.00     90,624.00        16.00      3/01/98      7,552.00
                                                                         2/01/01      8,496.00
80                              3,416.67          0.00         0.00                       0.00

         OPERATING EXPENSE        REAL ESTATE TAX         CPI EXPENSE            GROSS RENTS
 OOT  ----------------------- ----------------------- -------------------- -----------------------
 IED      MONTH     SQ FT/YR      MONTH     SQ FT/YR    MONTH    SQ FT/YR   SQ FT/YR      TOTAL
- ----- ------------ ---------- ------------ ---------- --------- ---------- ---------- ------------
             0.00      0.00          0.00      0.00       0.00      0.00        0.00         0.00
46           0.00      0.00          0.00      0.00       0.00      0.00        0.00         0.00
0            0.00      0.00          0.00      0.00       0.00      0.00        0.00         0.00
0            0.00      0.00          0.00      0.00       0.00      0.00        0.00         0.00
00           0.00      0.00          0.00      0.00       0.00      0.00        0.00         0.00
5        1,008.96      8.35        232.00      1.92     121.13      1.00       51.27     6,195.42

521      4,051.65      7.46      1,043.36      1.92     839.10      1.54       29.92    16,259.03
4        1,491.87      8.35        343.04      1.92     354.40      1.98       37.25     6,655.98

37       2,491.63      7.72        619.68      1.92     527.30      1.63       23.27     7,511.61
73       2,595.46      8.35        596.80      1.92     513.00      1.65       31.92     9,921.93

160        106.00      7.95         23.60      1.77     165.40     12.41      147.13     1,961.67
40           0.00      0.00          0.00      0.00       0.00      0.00        0.00         0.00
02           0.00      0.00          0.00      0.00       0.00      0.00       20.00     5,041.67
469          0.00      0.00          0.00      0.00       0.00      0.00        0.00         0.00
77           0.00      0.00          0.00      0.00       0.00      0.00        0.00         0.00
992          0.00      0.00          0.00      0.00       0.00      0.00        0.00         0.00
570      2,484.13      8.35        571.20      1.92     497.00      1.67       30.94     9,204.83
NC
66       3,403.12      7.21        906.24      1.92     753.40      1.60       26.73    12,614.76

80           0.00      0.00          0.00      0.00       0.00      0.00        0.00         0.00

                               SABEY CORPORATION
                              Commercial Rent Roll
                     Report Date From: 3/01/98 To: 3/31/98




              TERM                         PRORATED               BASE RENT    BASE RENT
 OOT  ---------------------  UNIT INFO    BASE RENT    RENT PER    INCREASE     INCREASE
 IED     FROM        TO      BASE RENT      ANNUAL     SQ FT/YR     (DATE)      (AMOUNT)
- ----- ---------- ---------- ----------- ------------- ---------- ----------- -------------
16     10/01/91   11/30/01     6880.00      82560.00      16.00   12/01/97       6,880.00
921                               0.00          0.00       0.00                      0.00
31                                0.00          0.00       0.00                      0.00
80                                0.00          0.00       0.00                      0.00
640                               0.00          0.00       0.00                      0.00
05      3/16/94    2/29/04     1934.17      23210.04      22.00    5/01/94       1,934.17
                                                                   5/01/99       2,197.92
019     7/24/92    1/31/05     6195.96      74351.52      18.50    8/01/96       6,195.96
                                                                   8/01/00       6,865.79
88      8/23/91    1/31/04    13321.50     159858.00      18.00   12/01/95      13,321.50
                                                                  12/01/99      16,281.83
045     3/27/95    4/30/01     3026.60      36319.20      17.76   10/01/95       3,026.60
04      7/25/88   10/31/00     7421.35      90039.24      22.24   11/01/92       7,421.35

Note: Premises actually contains 4,893 s.f., but pursuant to       1/01/93          81.92
assignment and Amendment dated 7/19/93, T's MAR and Add'l
Rent will be based on 4,048 s.f.
750     8/03/92   10/31/98     3500.00      42000.00      24.00   11/01/96       3,500.00
880     6/01/89   12/31/01     5245.17      64431.96      22.52    1/01/96       5,245.17
                                                                   1/01/99       5,722.00
                                                                   1/01/93         124.16
107                               0.00          0.00       0.00                      0.00
083     8/30/94    1/31/07    10062.50     120750.00      25.00   12/01/97      10,062.50
                                                                  12/01/01      11,270.00
349     9/08/97   11/30/07     4384.25      52611.00      39.00   12/01/97       4,384.25
                                                                  12/01/02       4,946.33
83      8/12/97   11/30/07     5734.83      69681.96      38.48   12/01/97       5,734.83
  moved from space #H108                                          12/01/02       7,093.08
                                                                   3/01/98          72.00
125                               0.00          0.00       0.00                      0.00

         OPERATING EXPENSE        REAL ESTATE TAX          CPI EXPENSE              GROSS RENTS
 OOT  ------------------------ ---------------------- ---------------------- -------------------------
 IED      MONTH      SQ FT/YR     MONTH     SQ FT/YR     MONTH     SQ FT/YR   SQ FT/YR       TOTAL
- ----- ------------- ---------- ----------- ---------- ----------- ---------- ---------- --------------
16        3,478.70      8.09       825.60      1.92       703.00      1.63       27.64      11,887.30
921           0.00      0.00         0.00      0.00         0.00      0.00        0.00           0.00
31            0.00      0.00         0.00      0.00         0.00      0.00        0.00           0.00
80            0.00      0.00         0.00      0.00         0.00      0.00        0.00           0.00
640           0.00      0.00         0.00      0.00         0.00      0.00        0.00           0.00
05          734.10      8.35       168.80      1.92       208.50      2.37       34.64       3,045.57
019       2,796.55      8.35       643.04      1.92       541.90      1.62       30.39      10,177.45
88        5,661.64      7.65     1,420.96      1.92      1075.10      1.45       29.02      21,479.20
045       1,423.21      8.35       327.20      1.92       344.50      2.02       30.05       5,121.51
04        2,816.73      8.35       647.68      1.92       544.80      1.62       34.13      11,512.48

Note: Premises actually contains 4,893 s.f., but pursuant to assignment and Amendment dated 7/19/93, T's MAR and Add'l
Rent will be based on 4,048 s.f.

750       1,217.71      8.35       280.00      1.92       278.00      1.91       36.18       5,275.71
880       1,990.78      8.35       457.76      1.92       426.10      1.79       34.58       8,243.97
107           0.00      0.00         0.00      0.00         0.00      0.00        0.00           0.00
083       3,360.88      8.35       772.80      1.92       623.00      1.55       36.82      14,819.18
349         938.68      8.35       215.84      1.92       237.90      2.12       51.39       5,776.67
83        1,260.15      8.35       289.76      1.92       284.10      1.88       50.63       7,640.84
  mov
from
space
#H108
125           0.00      0.00         0.00      0.00         0.00      0.00        0.00           0.00

                               SABEY CORPORATION
                              Commercial Rent Roll
                     Report Date From: 3/01/98 To: 3/31/98

              TERM                         PRORATED                BASE RENT    BASE RENT
 OOT  ---------------------  UNIT INFO     BASE RENT    RENT PER    INCREASE     INCREASE
 IED     FROM        TO      BASE RENT      ANNUAL      SQ FT/YR     (DATE)      (AMOUNT)
- ----- ---------- ---------- ----------- -------------- ---------- ----------- -------------
72    95-Changed sq ft from 1250 eff 1/1/94
96      2/28/96    2/28/06     9159.33      111411.96      22.30    3/01/97       9,159.33
  moved from space #H111                                            3/01/99       9,992.00
                                                                    3/01/03      11,657.33
                                                                    3/01/96         125.00
147     8/12/94   10/31/04     5117.50       61410.00      30.00    9/01/97       5,117.50
                                                                    9/01/01       5,458.67
65      6/13/94    1/31/06    11162.50      133950.00      30.00    2/01/95      11,162.50
                                                                    2/01/03      13,395.00
136     9/03/96   10/31/06     3825.00       45900.00      25.00   10/01/96       3,825.00
  11/22/95-changed sq ft from 1795 eff 1/1/94                      10/01/98       4,590.00
                                                                   10/01/01       5,355.00
192     9/22/94   12/31/04     5833.33       70359.96      50.51   12/01/94       5,833.33
                                                                   12/01/99       6,666.67
                                                                    1/01/97          30.00
178    10/07/91    1/31/02     3586.67       43448.04      40.38   12/01/94       3,586.67
                                                                   12/01/98       4,035.00
                                                                    7/01/96          34.00
198                            6013.50           0.00       0.00                      0.00
69      9/21/92   12/31/02     3959.67       47516.04      28.00   12/01/97       3,959.67
392     3/20/91   11/30/06     4794.00       57528.00      24.00   12/01/94       4,794.00
                                                                   12/01/01       4,993.75
340    11/15/92   10/31/01     2696.00       32352.00      24.00    9/01/97       2,696.00
313    11/20/91    2/28/02     2703.33       32439.96      40.00    2/01/97       2,703.33
233     9/26/94    3/31/05     2568.75       31914.00      25.88   12/01/96       2,568.75
                                                                   12/01/99       2,877.00
                                                                    4/01/95          90.75
588     9/26/94    3/31/05     3518.75       43314.00      25.64   12/01/96       3,518.75
                                                                   12/01/99       3,941.00
                                                                    4/01/95          90.75
300     7/27/93   12/31/03     5001.25       60015.00      15.00    8/01/97       5,001.25



         OPERATING EXPENSE        REAL ESTATE TAX          CPI EXPENSE              GROSS RENTS
 OOT  ------------------------ ---------------------- ---------------------- -------------------------
 IED      MONTH      SQ FT/YR     MONTH     SQ FT/YR     MONTH     SQ FT/YR   SQ FT/YR       TOTAL
- ----- ------------- ---------- ----------- ---------- ----------- ---------- ---------- --------------
72
96        3,476.38      8.35       799.36      1.92       639.60      1.54       34.11      14,199.67

  moved from space #H111

147       1,424.37      8.35       327.52      1.92       344.70      2.02       42.29       7,214.09
65        3,106.90      8.35       714.40      1.92       586.50      1.58       41.85      15,570.30
136       1,277.55      8.35       293.76      1.92       286.60      1.87       37.14       5,682.91

  11/22/95-changed sq ft from 1795 eff 1/1/94

192         969.30      8.35       222.88      1.92       242.30      2.09       62.87       7,297.81
178         748.72      8.35       172.16      1.92       134.45      1.50       52.15       4,676.00
198           0.00      0.00         0.00      0.00         0.00      0.00        0.00           0.00
69        1,118.61      7.91       271.52      1.92       272.70      1.93       39.76       5,622.50
392       1,667.91      8.35       383.52      1.92       379.70      1.90       36.17       7,225.13
340         937.98      8.35       215.68      1.92       237.80      2.12       36.39       4,087.46
313         564.32      8.35       129.76      1.92       134.10      1.98       52.25       3,531.51
233         857.96      8.35       197.28      1.92       226.30      2.20       38.36       3,941.04
588       1,175.26      8.35       270.24      1.92       271.90      1.93       37.85       5,326.90
300       2,784.03      8.35       640.16      1.92       540.10      1.62       26.89       8,965.54

                               SABEY CORPORATION
                              Commercial Rent Roll
                     Report Date From: 3/01/98 To: 3/31/98

              TERM                         PRORATED               BASE RENT     BASE RENT
 OOT  ---------------------  UNIT INFO    BASE RENT    RENT PER    INCREASE     INCREASE
 IED     FROM        TO      BASE RENT      ANNUAL     SQ FT/YR     (DATE)      (AMOUNT)
- ----- ---------- ---------- ----------- ------------- ---------- ----------- --------------
                                                                   2/01/01       10,002.50
881                               0.00          0.00      0.00                        0.00
67                                0.00          0.00      0.00                        0.00
106    11/18/94   12/31/04      871.66      10459.92      9.84    12/01/94          871.66
  75% area leased up rent increases to $34 sqft                    1/01/00            0.00
029     7/22/93    8/31/99     3598.00      43176.00     42.00     9/01/96        3,598.00
111     4/29/93    6/30/03     2785.00      33420.00     30.00     7/01/96        2,785.00
                                                                   7/01/98        2,970.67
067    10/21/91    1/31/05     5111.67      61340.04     20.00     3/01/96        5,111.67
                                                                   3/01/00        6,134.00
47     11/11/92    2/28/08     4750.00      57000.00     23.00     3/01/93        4,750.00
741     4/24/92   12/31/07     5000.00      60000.00     21.89    12/01/92        5,000.00
86      5/15/92    8/30/04    12218.75     146625.00     25.00     9/01/96       12,218.75
                                                                   9/01/00       13,685.00
331     7/24/91    1/31/02    19996.50     242358.00     18.18     2/01/95       19,996.50
                                                                   2/01/99       21,107.42
                                                                   2/01/96          200.00
24      7/24/91    1/31/02    11472.83     137673.96     19.00     2/01/95       11,472.83
                                                                   2/01/99       12,680.50
699     8/23/91    1/31/02     4951.35      59415.00     85.00     8/01/96        4,951.25
42                             1882.24          0.00      0.00                        0.00
630     7/23/91   11/30/01     3675.00      45120.00     71.62    12/01/96        3,675.00
                                                                  12/01/96           85.00
                                                                  12/01/98           90.00
64      1/24/96    3/31/06     2916.66      34999.92     53.93     4/01/96        2,916.66
                                                                   4/01/01        3,333.33
569     8/02/95   10/31/05     2500.00      31260.00     54.94     1/01/98        2,500.00
                                                                  11/01/00        3,750.00
                                                                   9/01/97          105.00



         OPERATING EXPENSE        REAL ESTATE TAX          CPI EXPENSE             GROSS RENTS
 OOT  ----------------------- ----------------------- ---------------------- -----------------------
 IED      MONTH     SQ FT/YR      MONTH     SQ FT/YR     MONTH     SQ FT/YR   SQ FT/YR      TOTAL
- ----- ------------ ---------- ------------ ---------- ----------- ---------- ---------- ------------
881          0.00      0.00          0.00      0.00         0.00      0.00        0.00         0.00
67           0.00      0.00          0.00      0.00         0.00      0.00        0.00         0.00
106        739.67      8.35        170.08      1.92       209.30      2.36       22.47     1,990.71
75% area leased up rent increases to $34 sqft
029        715.32      8.35        164.48      1.92       115.85      1.35       53.62     4,593.65
111        775.16      8.35        178.24      1.92       214.40      2.31       42.58     3,952.80
067      2,134.12      8.35        490.72      1.92       446.70      1.75       32.02     8,183.21
47       1,724.28      8.35        396.48      1.92       387.80      1.88       35.15     7,258.56
741      1,907.28      8.35        438.56      1.92       414.10      1.81       33.97     7,759.94
86       3,778.04      7.73        938.40      1.92       781.50      1.60       36.25    17,716.69
331      8,478.15      7.63      2,132.96      1.92      1520.10      1.37       29.10    32,327.71
24       4,522.90      7.49      1,159.36      1.92       911.60      1.51       29.92    18,066.69
699        486.39      8.35        111.84      1.92        61.74      1.06       96.33     5,611.22
42           0.00      0.00          0.00      0.00         0.00      0.00        0.00         0.00
630      1,407.00     26.80        100.80      1.92       515.88      9.83      110.17     5,783.68
64       1,614.39     29.85        103.84      1.92       193.11      3.57       89.27     4,828.00
569      1,415.39     29.85         91.04      1.92       217.11      4.58       91.29     4,328.54

                               SABEY CORPORATION
                              Commercial Rent Roll
                     Report Date From: 3/01/98 To: 3/31/98

               TERM                         PRORATED               BASE RENT    BASE RENT
  OOT  ---------------------  UNIT INFO    BASE RENT    RENT PER    INCREASE     INCREASE
  IED     FROM        TO      BASE RENT      ANNUAL     SQ FT/YR     (DATE)      (AMOUNT)
- ------ ---------- ---------- ----------- ------------- ---------- ----------- -------------
6        7/25/91   11/30/01     3956.25      47475.00      75.00   12/01/95       3,956.25
                                                                   12/01/98       4,220.00
503      2/01/91   11/30/01     3143.75      37725.00      75.00   12/01/94       3,143.75
                                                                   12/01/98       3,353.33
6        8/30/91   11/30/01     4287.50      52470.00      76.49   12/01/94       4,287.50
                                                                   12/01/98       4,573.33
                                                                   12/01/94          85.00
                                                                   12/01/98          90.00
5       11/05/96   11/30/03     2795.17      33542.04      62.00   12/01/96       2,795.17
                                                                   12/01/98       2,975.50
777     12/12/91    2/28/02     4056.25      49155.00      63.26    3/01/97       4,056.25
                                                                    3/01/99       4,326.67
                                                                    1/01/93          40.00
540      7/29/91   10/31/01     3375.00      40500.00      75.00   11/01/94       3,375.00
                                                                   11/01/98       3,600.00
5        3/16/94    2/28/10     3693.75      47301.00      80.04    3/01/94       3,693.75
                                                                    3/01/99       4,678.75
                                                                    3/01/04       5,910.00
                                                                    3/01/94         248.00
565     10/25/91   11/30/01     3531.25      42375.00      75.00   12/01/94       3,531.25
                                                                   12/01/98       3,766.67
100     11/28/94    1/31/02    22916.67     275000.04       9.17   12/01/94      22,916.67
T has exclusive right to use approx 5,017 sf of Common Area, excluding sewer sump area in G003. T shall maintain the Common Area (incl restrooms), but not escalator/elevator or replacement or repair of restrooms.
1495                            1685.83          0.00       0.00                      0.00
1082    10/02/96    1/31/05     4166.67      50000.04      46.21   11/01/96       4,166.67
                                                                   11/01/98       4,583.33
                                                                   11/01/00       5,000.00
                                                                   11/01/02       5,416.67
1331     5/24/95    1/31/06     2666.67      32000.04      24.04    8/01/95       2,666.67
                                                                    2/01/99       2,916.67
                                                                    2/01/03       3,166.67



          OPERATING EXPENSE        REAL ESTATE TAX          CPI EXPENSE             GROSS RENTS
  OOT  ------------------------ ---------------------- ---------------------- ------------------------
  IED      MONTH      SQ FT/YR     MONTH     SQ FT/YR     MONTH     SQ FT/YR   SQ FT/YR      TOTAL
- ------ ------------- ---------- ----------- ---------- ----------- ---------- ---------- -------------
6          1,413.71      26.80      101.28      1.92       114.91      2.18      105.90      5,586.15
503        1,251.21      29.85       80.48      1.92       350.29      8.36      115.13      4,825.73
6          1,413.73      24.73      109.76      1.92       523.58      9.16      112.30      6,419.57
5          1,345.74      29.85       86.56      1.92       191.76      4.25       98.02      4,419.23
777        1,932.79      29.85      124.32      1.92       412.71      6.37      101.41      6,566.07
540        1,343.25      29.85       86.40      1.92       315.92      7.02      113.79      5,120.57
5          1,470.12      29.85       94.56      1.92       467.39      9.49      121.30      5,973.82
565        1,405.44      29.85       90.40      1.92       319.06      6.78      113.55      5,346.15
100        1,875.00       0.75    1,565.00      0.63      3437.00      1.37       11.92     29,793.67
T has exclusive right to use approx 5,017 sf of Common Area, excluding sewer sump area in G003. T shall maintain the Common Area (incl restrooms), but not escalator/elevator or replacement or repair of restrooms.
1495           0.00       0.00        0.00      0.00         0.00      0.00        0.00          0.00
1082         753.59       8.36      173.28      1.92       211.30      2.34       58.83      5,304.84
1331         926.15       8.35      212.96      1.92       236.10      2.13       36.44      4,041.88

                               SABEY CORPORATION
                              Commercial Rent Roll
                     Report Date From: 3/01/98 To: 3/31/98

              TERM                         PRORATED               BASE RENT    BASE RENT
 OOT  ---------------------  UNIT INFO    BASE RENT    RENT PER    INCREASE     INCREASE
 IED     FROM        TO      BASE RENT      ANNUAL     SQ FT/YR     (DATE)      (AMOUNT)
- ----- ---------- ---------- ----------- ------------- ---------- ----------- -------------
48      4/09/97    1/31/07     3483.00      41796.00      27.00    1/01/97       3,483.00
                                                                  12/01/01       3,870.00
29      1/13/95    1/31/98     3258.00       1530.00       0.94   11/01/96          31.50
                                                                   3/01/98          96.00
93      1/24/96    2/28/06     2500.00      30000.00      33.59    3/01/96       2,500.00
                                                                   3/01/01       2,916.66
20      7/09/91    6/30/02     1750.00      21990.00      52.36    7/01/95       1,750.00
                                                                   7/01/98       2,100.00
                                                                   6/01/96          82.50
76     11/05/91    2/28/02     3669.33      44031.96      32.00    3/01/98       3,669.33
80      4/01/92    6/23/02      575.00       6900.00       0.00    7/01/97         575.00
76     10/01/96    9/30/01     1344.00      16128.00      28.00   10/01/96       1,344.00
                                                                  10/01/99       1,440.00
44     12/13/93    2/29/04     3317.33      39807.96      32.00    3/01/97       3,317.33
                                                                   3/01/99       3,524.67
                                                                   3/01/02       3,732.00
158                            3116.00          0.00       0.00                      0.00
196     1/11/96    1/31/03     1666.66      20191.92      50.99    2/01/96       1,666.66
                                                                   2/01/99       2,083.33
                                                                  11/01/96          16.00
124     4/28/95    1/31/06     2716.33      32595.96      29.00    7/01/95       2,716.33
                                                                   8/01/99       2,903.67
                                                                   8/01/02       3,091.00
22                                0.00          0.00       0.00                      0.00
146     5/30/95    7/31/05     3166.67      38000.04      44.92    7/01/95       3,166.67
                                                                   8/01/99       3,500.00
                                                                   8/01/02       3,833.33
584    11/07/91   12/31/01     1795.50      21546.00      31.50    1/01/95       1,795.50
                                                                   1/01/99       1,938.00
047     9/05/96    1/31/02     2093.75      25125.00      24.00   11/01/97       2,093.75
                                                                  11/01/98       2,619.17
         OPERATING EXPENSE        REAL ESTATE TAX          CPI EXPENSE             GROSS RENTS
 OOT  ------------------------ ---------------------- ---------------------- ------------------------
 IED      MONTH      SQ FT/YR     MONTH     SQ FT/YR     MONTH     SQ FT/YR   SQ FT/YR      TOTAL
- ----- ------------- ---------- ----------- ---------- ----------- ---------- ---------- -------------
48        1,077.15      8.35       247.68      1.92       257.80      2.00       39.27      5,065.63
29        1,133.51      8.35       260.64      1.92       265.90      1.96       13.17      1,787.55
93          621.38      8.35       142.88      1.92       142.30      1.91       45.78      3,406.56
20          292.25      8.35        67.20      1.92        97.25      2.78       65.41      2,289.20
76          957.47      8.35       220.16      1.92       240.60      2.10       44.37      5,087.56
80            0.00      0.00         0.00      0.00         0.00      0.00        0.00        575.00
76          400.80      8.35        92.16      1.92       110.60      2.30       40.57      1,947.56
44          865.62      8.35       199.04      1.92       227.40      2.19       44.46      4,609.39
158           0.00      0.00         0.00      0.00         0.00      0.00        0.00          0.00
196         275.55      8.35        63.36      1.92        92.60      2.81       64.07      2,114.17
124         782.12      8.35       179.84      1.92       215.40      2.30       41.57      3,893.69
22            0.00      0.00         0.00      0.00         0.00      0.00        0.00          0.00
146         588.69      8.35       135.36      1.92       137.60      1.95       57.14      4,028.32
584         475.95      8.35       109.44      1.92       237.07      4.16       45.93      2,617.96
047         728.54      8.35       167.52      1.92       207.70      2.38       36.65      3,197.51

                               SABEY CORPORATION
                              Commercial Rent Roll
                     Report Date From: 3/01/98 To: 3/31/98

                TERM                         PRORATED               BASE RENT    BASE RENT
  OOT   ---------------------  UNIT INFO    BASE RENT    RENT PER    INCREASE     INCREASE
  IED      FROM        TO      BASE RENT      ANNUAL     SQ FT/YR     (DATE)      (AMOUNT)
- ------- ---------- ---------- ----------- ------------- ---------- ----------- -------------
   03    11/30/94    3/31/05     2916.67      35000.04      58.04    4/01/97       2,916.67
                                                                     4/01/03       3,166.67
   40                               0.00          0.00       0.00                      0.00
   08     5/09/96    1/31/07     9829.33     117951.96      19.00    8/01/96       9,829.33
                                                                     8/01/99      10,864.00
                                                                     8/01/03      11,898.67
   18                               0.00          0.00       0.00                      0.00
   00    11/16/94    9/30/07     2800.00      34500.00      49.29   12/01/94       2,800.00
                                                                    12/01/99       3,033.33
                                                                     1/01/93          75.00
   02     8/22/95   10/31/00     2500.00      30000.00      42.80   11/01/97       2,500.00
   58     8/19/91   10/31/99     2274.00      28617.60      37.75   11/01/96       2,274.00
                                                                     8/01/97          40.00
                                                                     1/01/98          70.80
                                                                    12/01/98           0.00
    6     9/04/91    3/31/07     2726.50      32718.00      38.00    4/01/95       2,726.50
                                                                     4/01/99       2,870.00
                                                                     4/01/02       3,013.50
   26     9/04/91    3/31/07     8333.33      99999.96      19.14    4/01/97       8,333.33
                                                                     4/01/02       9,166.67
   02                               0.00          0.00       0.00                      0.00
   22     9/15/90    4/30/01      790.58       9486.96      13.14    5/01/91         790.58
   72     9/10/93    6/30/03     1802.50      22530.00      31.25    7/01/96       1,802.50
                                                                     7/01/00       1,922.67
                                                                    10/01/97          75.00
  296                             995.83          0.00       0.00                      0.00
   84    10/01/93    1/31/04     2473.33      29679.96      35.00   12/01/93       2,473.33
                                                                    12/01/98       2,685.33
  527                            1567.50          0.00       0.00                      0.00
   16    10/26/90   12/31/01     3207.93      38493.96      33.18   10/01/96       3,207.83

          OPERATING EXPENSE       REAL ESTATE TAX         CPI EXPENSE             GROSS RENTS
  OOT   ---------------------- --------------------- ---------------------- -----------------------
  IED      MONTH     SQ FT/YR     MONTH    SQ FT/YR     MONTH     SQ FT/YR   SQ FT/YR      TOTAL
- ------- ----------- ---------- ---------- ---------- ----------- ---------- ---------- ------------
   03       419.59  8.35           96.48  1.92           113.30  2.25           70.57     3,546.0

   40         0.00  0.00            0.00  0.00             0.00  0.00            0.00         0.00
   08     4,319.73  8.35          993.28  1.92           264.60  0.51           29.78    15,406.94


   18         0.00  0.00            0.00  0.00             0.00  0.00            0.00         0.00
   00       487.08  8.35          112.00  1.92           162.00  2.78           62.33     3,636.08


   02       487.78  8.35          112.16  1.92           123.10  2.11           55.17     3,223.04
   58       527.44  8.35          121.28  1.92           221.80  3.51           51.54     3,255.32



    6       599.11  8.35          137.76  1.92           139.10  1.94           50.21     3,602.47


   26     3,636.43  8.35          836.16  1.92           709.60  1.63           31.03    13,515.52

   02         0.00  0.00            0.00  0.00             0.00  0.00            0.00         0.00
   22       502.39  8.35          115.52  1.92           154.37  2.57           25.98     1,562.86
   72       501.70  8.35          115.36  1.92           204.10  3.40           44.92     2,698.66


  296         0.00  0.00            0.00  0.00             0.00  0.00            0.00         0.00
   84       590.07  8.35          135.68  1.92           137.80  1.95           47.22     3,336.88

  527         0.00  0.00            0.00  0.00             0.00  0.00            0.00         0.00
   16       807.17  8.35          185.60  1.92           219.00  2.27           45.72     4,419.60


                               SABEY CORPORATION
                              Commercial Rent Roll
                     Report Date From: 3/01/98 To: 3/31/98

                TERM                         PRORATED               BASE RENT    BASE RENT
  OOT   ---------------------  UNIT INFO    BASE RENT    RENT PER    INCREASE     INCREASE
  IED      FROM        TO      BASE RENT      ANNUAL     SQ FT/YR     (DATE)      (AMOUNT)
- ------- ---------- ---------- ----------- ------------- ---------- ----------- -------------
   00     1/31/92    5/31/02     3179.33      38151.96      38.00    6/01/96       3,179.33
  973                            2432.50          0.00       0.00                      0.00
   74     7/31/91   11/30/01     2593.50      31122.00      42.00   12/01/96       2,593.50
                                                                    12/01/98       2,778.75
  774     2/10/93    3/31/03     2064.00      24768.00      32.00    4/01/95       2,064.00
                                                                     4/01/98       2,322.00
   05     1/01/96   12/31/97     2380.50      28566.00      27.00    2/01/94       2,380.50
  720    12/07/92    2/28/03     2160.00      25920.00      36.00    3/01/98       2,160.00
                                                                     3/01/00       2,280.00
    6     5/30/97    7/31/02     1647.50      19770.00      30.00    8/01/97       1,647.50
                                                                     8/01/99       1,812.25
  644                               0.00          0.00       0.00                      0.00
  639                               0.00          0.00       0.00                      0.00
    0     1/11/93    2/28/03     3370.00      40440.00      20.00    2/01/98       3,370.00
                                                                     3/01/00       4,718.00
  491     8/30/94   11/30/04     2563.25      30759.00      20.63   12/01/97       2,563.25
                                                                    12/01/00       2,811.75
    1    11/23/90    4/30/96     4000.00      48000.00      22.42    5/01/96       4,000.00
  007     6/20/95    1/31/01     3345.00      40140.00      20.00    2/01/96       3,345.00
                                                                     2/01/99       3,679.50
    0                            4014.00          0.00       0.00                      0.00
  792     1/31/94    2/28/99     3666.67      44000.04      24.55    1/01/94       3,666.67
  100                            1666.67          0.00       0.00                      0.00
    1     2/27/96    2/28/01     2933.00      38436.00      32.46    3/01/98       2,933.00
                                                                     3/01/96         270.00
  257    10/25/90    2/28/99     2199.75      26397.00      21.00    1/01/96       2,199.75
   12     2/01/91    7/31/01     3777.08      45324.96      35.00    8/01/97       3,777.08

          OPERATING EXPENSE       REAL ESTATE TAX          CPI EXPENSE             GROSS RENTS
  OOT   ---------------------- ---------------------- ---------------------- ------------------------
  IED      MONTH     SQ FT/YR     MONTH     SQ FT/YR     MONTH     SQ FT/YR   SQ FT/YR      TOTAL
- ------- ----------- ---------- ----------- ---------- ----------- ---------- ---------- -------------
   00       698.62  8.35           160.64       1.92      203.40  2.43           50.70      4,241.99
  973         0.00  0.00             0.00       0.00        0.00  0.00            0.00          0.00
   74       515.61  8.35           118.56       1.92      127.10  2.06           54.33      3,354.77

  774       538.58  8.35           123.84       1.92      130.40  2.02           44.29      2,856.82

   05       736.18  8.35           169.28       1.92      228.80  2.60           39.86      3,514.76
  720       501.00  8.35           115.20       1.92      125.00  2.18           48.35      2,901.20

    6       458.55  8.35           105.44       1.92      118.90  2.17           42.44      2,330.39

  644         0.00  0.00             0.00       0.00        0.00  0.00            0.00          0.00
  639         0.00  0.00             0.00       0.00        0.00  0.00            0.00          0.00
    0     1,282.29  7.61           323.52       1.92      342.20  2.03           31.56      5,318.01

  491     1,037.49  8.35           238.56       1.92      252.10  2.03           32.93      4,091.40

    1         0.00  0.00             0.00       0.00        0.00  0.00           22.42      4,000.00
  007     1,396.54  8.35           321.12       1.92      340.70  2.04           32.31      5,403.36

    0         0.00  0.00             0.00       0.00        0.00  0.00            0.00          0.00
  792     1,246.93  8.35           286.72       1.92      282.20  1.89           36.71      5,482.52
  100         0.00  0.00             0.00       0.00        0.00  0.00            0.00          0.00
    1       874.66  8.86           201.12       2.04      228.70  2.32           45.68      4,507.48

  257       874.66  8.35           201.12       1.92      228.70  2.18           33.45      3,504.23
   12       901.10  8.35           207.20       1.92      281.50  2.61           47.88      5,166.88

                               SABEY CORPORATION
                              Commercial Rent Roll
                     Report Date From: 3/01/98 To: 3/31/98

              TERM                        PRORATED              BASE RENT    BASE RENT
 OOT  ---------------------  UNIT INFO   BASE RENT   RENT PER    INCREASE    INCREASE
 IED     FROM        TO      BASE RENT     ANNUAL    SQ FT/YR     (DATE)     (AMOUNT)
- ----- ---------- ---------- ----------- ----------- ---------- ----------- ------------
 70                               0.00        0.00      0.00                      0.00
 49     3/28/95    5/31/00     4123.17    49478.04     22.00     1/01/98      4,123.17
 38                               0.00        0.00      0.00                      0.00
 07                               0.00        0.00      0.00                      0.00
 83     4/03/91    1/31/03     3561.75    42741.00     27.00     4/01/95      3,561.75
                                                                 4/01/99      3,957.50
 26     4/16/92    1/31/03     3327.33    43980.00     30.84     7/01/95      3,327.33
                                                                 7/01/99      3,565.00
                                                                 2/01/98        337.67
 06     1/15/92    1/31/05     2396.33    29235.96     26.43     1/01/96      2,396.33
                                                                 1/01/00      2,672.83
                                                                 1/01/03      2,857.17
                                                                 1/01/93         40.00
 68    12/31/91    2/28/02     2848.00    34176.00     32.00     3/01/95      2,848.00
                                                                 3/01/99      3,026.00
 93     7/11/91   11/30/99     2914.67    34976.04     32.00    12/01/96      2,914.67
  0                               0.00        0.00      0.00                      0.00
  0                               0.00        0.00      0.00                      0.00
 88                            5844.67        0.00      0.00                      0.00
 40    10/07/97   11/30/07     3906.88    46882.56     17.76     1/01/98      3,906.88
 ov   from space #B107                                          12/01/00      4,375.00
                                                                12/01/04      4,725.00
 19     8/27/91   10/31/01     6577.67    78932.04     28.00    11/01/96      6,577.67
                                                                11/01/99      7,047.50
 13                               0.00        0.00      0.00                      0.00
 39    10/06/95   12/31/00     1666.67    20000.04     21.30     1/01/96      1,666.67
 39     9/06/91    1/31/04     6278.00    75336.00     24.00    12/01/95      6,278.00
 08                            1738.67        0.00      0.00                      0.00

         OPERATING EXPENSE      REAL ESTATE TAX        CPI EXPENSE            GROSS RENTS
 OOT  ----------------------- -------------------- -------------------- -----------------------
 IED      MONTH     SQ FT/YR    MONTH    SQ FT/YR    MONTH    SQ FT/YR   SQ FT/YR      TOTAL
- ----- ------------ ---------- --------- ---------- --------- ---------- ---------- ------------
 70          0.00  0.00           0.00  0.00           0.00  0.00           0.00          0.00
 49      1,564.93  8.35         359.84  1.92         364.90  1.95          34.22      6,412.84
 38          0.00  0.00           0.00  0.00           0.00  0.00           0.00          0.00
 07          0.00  0.00           0.00  0.00           0.00  0.00           0.00          0.00
 83      1,101.50  8.35         253.28  1.92         261.30  1.98          39.25      5,177.83

 26        992.26  8.35         228.26  1.92         385.60  3.24          44.36      5,271.02


 06        744.70  8.08         176.96  1.92         213.60  2.32          38.75      3,571.59



 68        743.15  8.35         170.88  1.92         209.80  2.36          44.63      3,971.83

 93        760.55  8.35         174.88  1.92         212.30  2.33          44.60      4,062.40
  0          0.00  0.00           0.00  0.00           0.00  0.00           0.00          0.00
  0          0.00  0.00           0.00  0.00           0.00  0.00           0.00          0.00
 88          0.00  0.00           0.00  0.00           0.00  0.00           0.00          0.00
 40      1,531.25  6.96         420.00  1.91         402.50  1.83          28.46      6,260.63
 ov

 19      1,961.55  8.35         451.04  1.92         421.90  1.80          40.07      9,412.16

 13          0.00  0.00           0.00  0.00           0.00  0.00           0.00          0.00
 39        653.39  8.35         150.24  1.92         146.90  1.88          33.45      2,617.20
 39      2,116.21  8.09         502.24  1.92         453.90  1.74          35.75      9,350.35
 08          0.00  0.00           0.00  0.00           0.00  0.00           0.00          0.00

                               SABEY CORPORATION
                              Commercial Rent Roll
                     Report Date From: 3/01/98 To: 3/31/98

                TERM                         PRORATED               BASE RENT    BASE RENT
  OOT   ---------------------  UNIT INFO    BASE RENT    RENT PER    INCREASE     INCREASE
  IED       FROM       TO      BASE RENT      ANNUAL     SQ FT/YR     (DATE)      (AMOUNT)
- ------- ---------- ---------- ----------- ------------- ---------- ----------- -------------
   39     1/29/92    4/30/02     4791.00      57492.00      26.88    5/01/95       4,791.00
                                                                     5/01/99       5,370.67
   22     6/18/92    8/31/98     1873.67      22484.04      22.00    9/01/97       1,873.67
   47     2/22/92    4/30/02     6168.50      74022.00      26.00    5/01/95       6,168.50
                                                                     5/01/99       7,117.50
   26     3/20/91    1/31/07     3804.17      45650.04      25.00    2/01/92       3,804.17
                                                                     2/01/02       3,956.33
   39     8/31/92   10/31/00     3591.00      45132.00      29.33   11/01/97       3,591.00
                                                                     4/01/97         170.00
   97    10/11/91   12/31/01     2810.17      33722.04      26.00    1/01/95       2,810.17
                                                                     1/01/99       3,026.33
   22     6/20/91   12/31/02     3044.00      36528.00      24.00    1/01/97       3,044.00
                                                                     1/01/99       3,297.67
   79    11/19/92    3/31/08     3375.00      40500.00      27.38    4/01/93       3,375.00
   14     6/16/92    8/31/02     4046.67      48560.04      40.00    9/01/95       4,046.67
                                                                     9/01/98       4,249.00
   63     6/01/95   11/30/98      733.33       8799.96      24.24    1/01/95         733.33
   03     2/15/91    1/31/02     5636.25      67635.00      45.00   11/01/97       5,636.25
   38     8/23/91    1/31/02     4988.67      59864.04      28.00   11/01/97       4,988.67
   06     7/22/91   11/30/01     3397.83      40773.96      29.00   12/01/97       3,397.83
   18     8/28/91    3/31/00     4036.00      48432.00      24.00    4/01/96       4,036.00
   01     8/04/92   11/30/02     1920.50      23646.00      47.20   12/01/95       1,920.50
                                                                    12/01/99       2,087.50
                                                                     1/01/93          50.00
   88                               0.00          0.00       0.00                      0.00
   24     3/30/91    8/31/06     2609.33      31311.96      38.00    9/01/94       2,609.33
                                                                     9/01/98       2,717.33
                                                                     9/01/01       2,884.00

           OPERATING EXPENSE        REAL ESTATE TAX          CPI EXPENSE             GROSS RENTS
  OOT   ------------------------ ---------------------- ---------------------- ------------------------
  IED       MONTH      SQ FT/YR     MONTH     SQ FT/YR     MONTH     SQ FT/YR   SQ FT/YR      TOTAL
- ------- ------------- ---------- ----------- ---------- ----------- ---------- ---------- -------------
   39       1,488.39  8.35           342.24  1.92           353.90      1.99       39.13      6,975.53

   22         711.13  8.35           163.52  1.92           205.20      2.41       34.68      2,953.52
   47       1,981.04  8.35           455.52  1.92           424.70      1.79       38.06      9,029.76

   26       1,270.59  8.35           292.16  1.92           285.60      1.88       37.15      5,652.52

   39       1,070.89  8.35           246.24  1.92           256.90      2.00       41.60      5,335.03

   97         902.50  8.35           207.52  1.92           136.21      1.26       37.53      4,056.40

   22       1,059.06  8.35           243.52  1.92           255.20      2.01       36.28      4,601.78

   79       1,029.14  8.35           236.64  1.92           250.90      2.04       39.69      4,891.68
   14         844.74  8.35           194.24  1.92           224.40      2.22       52.49      5,310.05

   63         252.59  8.35            58.08  1.92            89.30      2.95       37.46      1,133.30
   03       1,045.84  8.35           240.48  1.92           253.30      2.02       57.29      7,175.87
   38       1,487.69  8.35           342.08  1.92           353.80      1.99       40.26      7,172.24
   06         978.34  8.35           224.96  1.92           135.57      1.16       40.43      4,736.70
   18       1,404.19  8.35           322.88  1.92           341.80      2.03       36.30      6,104.87
   01         348.61  8.35            80.16  1.92           173.10      4.15       61.61      2,572.37


   88           0.00  0.00             0.00  0.00             0.00      0.00        0.00          0.00
   24         573.37  8.35           131.84  1.92           135.40      1.97       50.24      3,449.94


                               SABEY CORPORATION
                              Commercial Rent Roll
                     Report Date From: 3/01/98 To: 3/31/98

                 TERM                           PRORATED                BASE RENT    BASE RENT
   OOT   ---------------------   UNIT INFO      BASE RENT    RENT PER    INCREASE     INCREASE
   IED       FROM       TO       BASE RENT       ANNUAL      SQ FT/YR     (DATE)      (AMOUNT)
- -------- ---------- ---------- ------------- -------------- ---------- ----------- -------------
     9     2/21/92    5/31/02          0.00           0.00      0.00     6/01/99       3,081.92
    97    11/05/96   11/30/99       2702.08       32424.96     25.00    12/01/97       2,702.08
                                                                        12/01/98       3,026.33
     2     6/19/91    9/30/01       2747.25       32967.00     27.00    10/01/97       2,747.25
    51     3/20/91    9/30/06       5597.32       67167.84     23.56    12/01/91       5,597.32
                                                                        10/01/01       5,809.90
    66    11/07/91   12/31/01       3262.50       39150.00     25.00     1/01/96       3,262.50
    00     3/29/91    5/31/01       4339.83       53115.96     26.47     6/01/95       4,339.83
                                                                         6/01/98       4,673.67
                                                                         2/01/98          86.50
    57    12/19/97    1/31/99       2087.50       25050.00     15.00    12/01/97       2,087.50
    52     2/14/92    4/30/02       5412.00       64944.00     22.00     5/01/95       5,412.00
                                                                         5/01/99       5,904.00
    44     9/14/93    1/31/04       2890.00       34680.00     24.00    11/01/95       2,890.00
                                                                        11/01/98       3,130.83
                                                                        11/01/00       3,371.67
- ------                                                                  --------       --------
    63                            663135.98     7354982.88     23.49
    11
   518
- ------
    46                            799319.33     8989879.08     10.33
   964
   518







             OPERATING EXPENSE         REAL ESTATE TAX           CPI EXPENSE               GROSS RENTS
   OOT   ------------------------- ------------------------ ---------------------- ---------------------------
   IED        MONTH      SQ FT/YR      MONTH      SQ FT/YR     MONTH     SQ FT/YR   SQ FT/YR        TOTAL
- -------- -------------- ---------- ------------- ---------- ----------- ---------- ---------- ----------------
     9          830.13  8.35             190.88  1.92           222.30  2.24       12.51             1,243.31
    97          902.50  8.35             207.52  1.92           232.70  2.15       37.42             4,044.80

     2          849.61  8.35             195.36  1.92           189.93  1.87       39.14             3,982.15
    51        1,983.82  8.35             456.16  1.92           425.10  1.79       35.62             8,462.40

    66        1,089.68  8.35             250.56  1.92           259.60  1.99       37.26             4,862.34
    00        1,396.54  8.35             321.12  1.92           340.70  2.04       38.77             6,484.69


    57        1,162.07  8.35             267.20  1.92           270.00  1.94       27.21             3,786.77
    52        2,054.10  8.35             472.32  1.92           435.20  1.77       34.04             8,373.62

    44        1,005.48  8.35             231.20  1.92           247.50  2.06       36.33             4,374.18


- ------
    63      201,399.60  5.68          46,044.92  1.30         47489.67  1.34       25.60           907,849.43
    11
   518
- ------
    46      224,964.45  2.75          46,044.92  0.56         47489.67  0.58       13.04         1,067,655.63
   964
   518

                               SABEY CORPORATION


                        MONTHLY MANAGEMENT SALES REPORT
                               AS OF DECEMBER '96
                       (ALL SALES ARE ROUNDED TO 1000'S)

Select By: Unit Ref 110-B101 110-Q203     E1 - Estimated Sales From Sales Entry
Primary Sort: Sales Cat                   E2 - Occupant Historical Sales %'s
Secondary Sort: Sales Cat                 E3 - Sales Category %'s
Comp Only: No                             E4 - Property Sales %'s
                                          E5 - Estimated Annual Sales Growth %


- ------------------------------------------------------------------------------------------------------------
    UNIT             OCCUPANT            OPEN               CLOSE            CURRENT MONTH SALES       %
     NO.               NAME              DATE      GLA      DATE      CAT%      1996    1995        CHANGE
- ------------------------------------------------------------------------------------------------------------
Food Court / Fast Food                              08
- ------------------------------------------------------------------------------------------------------------
             Food Court / Fast Food

C211 110)    A&W                       11/09/91    633                  8.9      61.8       73.1      -15.5
C223 110)    Arby's                     3/18/94    591                  8.3     104.5      107.5       -2.9
C225 110)    Bruchi's Cheese           11/22/91    565                  7.9      59.5       58.3        2.1
C221 110)    Edo Japan                 11/10/91    540                  7.6      69.1       65.6        5.3
C213 110)    Flaming Wok               12/18/91    503                  7.1      48.8       57.0      -14.3
C203 110)    Frankfurter                2/10/92    429                  6.0      17.6       19.6      -10.2
C205 110)    Ivar's #56                12/09/91    630                  8.9      67.6       72.1       -6.3
C215 110)    Sbarro #463               11/07/91    686                  9.6      60.7       65.7       -7.6
C219 110)    Taco Time                  2/16/92    777                 10.9     102.6      110.5       -7.1
Comp Sub-Totals:                                  5354                          592.2      629.4       -5.9
- ------------------------------------------------------------------------------------------------------------
C217 110)    Juicers                   12/14/96    541                  7.6      17.5         NA         NA
C217 110)    New York Fries Closed      7/24/92     NA    10/04/95                 NA         NA         NA
C207A 110)   Petros' Chili & Closed     9/01/85     NA     1/20/96                 NA       17.7         NA


C207 110)    Salad Garden               3/31/96    649                  9.1      20.9         NA         NA
C209 110)    Schlotzsky's Deli         10/18/95    569                  8.0      37.3       44.0      -15.3
C209A 110)   Sub Shop NW               12/03/93     NA     2/27/95       NA        NA         NA         NA
Non Comp Sub-Totals                               1759                           75.7       61.7       22.7
- ------------------------------------------------------------------------------------------------------------
Sub Category Totals                               7113                          667.9      691.1       -3.4
============================================================================================================
Category Totals:                                  7113                          667.9      691.1       -3.4
============================================================================================================

- ------------------------------------------------------------------------------------------------------------------
                 YEAR-TO-DATE                                FULL YEAR
    UNIT             SALES              %       1996           SALES              %      1996   1995    1996   BKP
     NO.        1996       1995      CHANGE     %CAT      1996       1995      CHANGE    $/SF   $/SF   BKP/SF   %
- ------------------------------------------------------------------------------------------------------------------
Food Court / Fast Food
- ------------------------------------------------------------------------------------------------------------------
C211 110)        453.1      511.4      -11.4      9.4      453.1      511.4      -11.4    716    808     0      8
C223 110)        715.0      684.6        4.4     14.8      715.0      684.6        4.4   1210   1158     0      0
C225 110)        393.9      426.7       -7.7      8.1      393.9      426.7       -7.7    697    755     0      8
C221 110)        537.1      488.7        9.9     11.1      537.1      488.7        9.9    995    905     0      8
C213 110)        400.8      379.3        5.7      8.3      400.8      379.3        5.7    797    754     0     10
C203 110)        121.4      121.5       -0.1      2.5      121.4      121.5       -0.1    283    283     0     10
C205 110)        441.0      504.0      -12.5      9.1      441.0      504.0      -12.5    700    800     0      8
C215 110)        486.1      479.3        1.4     10.0      486.1      479.3        1.4    709    699     0      8
C219 110)        788.7      778.7        1.3     16.3      788.7      778.7        1.3   1015   1002     0      8
Comp           4,337.1    4,374.1       -0.8             4,337.1    4,374.1       -0.8    810    817
Sub-Totals:
- ------------------------------------------------------------------------------------------------------------------
C217 110)         17.5         NA         NA      0.4       17.5         NA         NA     32     NA     0      8
C217 110)           NA       84.3         NA       NA         NA       84.3         NA     NA     21    NA      8
C207A 110)         7.5      134.7      -94.4      0.2        7.5      134.7      -94.4     NA    277    NA      6
C207 110)        154.5         NA         NA      3.2      154.5         NA         NA    238     NA     0      8
C209 110)        323.0       94.9      240.1      6.7      323.0       94.9      240.1    568    167     0      0
C209A 110)          NA       12.9         NA       NA         NA       12.9         NA     NA     12    NA      7
Non Comp         502.5      326.8       53.8               502.5      326.8       53.8    286     53
Sub-Totals
- ------------------------------------------------------------------------------------------------------------------
Sub Category
Totals         4,839.7    4,700.9       3.0              4,839.7    4,700.9       3.0     680    409
==================================================================================================================
Category
Totals:        4,839.7    4,700.9       3.0              4,839.7    4,700.9       3.0     680    409
==================================================================================================================

                               SABEY CORPORATION

                        MONTHLY MANAGEMENT SALES REPORT
                               AS OF DECEMBER '96
                       (ALL SALES ARE ROUNDED TO 1000'S)


Select By: Unit Ref 110-B101 110-Q203     E1 - Estimated Sales From Sales Entry
Primary Sort: Sales Cat                   E2 - Occupant Historical Sales %'s
Secondary Sort: Sales Cat                 E3 - Sales Category %'s
Comp Only: No                             E4 - Property Sales %'s
                                          E5 - Estimated Annual Sales Growth %

- -------------------------------------------------------------------------------------------------------------
    UNIT             OCCUPANT            OPEN              CLOSE              CURRENT MONTH SALES       %
    NO.                NAME              DATE      GLA      DATE      CAT%      1996    1995         CHANGE
- -------------------------------------------------------------------------------------------------------------
Women's Wear                                                            10
- -------------------------------------------------------------------------------------------------------------
            Women's Wear
241 110)    Lane Bryant #65            11/07/91    7246                14.3      148.9      183.7      -18.9
229 110)    Lerner New York            11/07/91   13331                26.3      278.2      323.5      -14.0
201 110)    Limited Express            11/11/91   10711                21.1      179.8      235.0      -23.5
201 110)    Mariposa #82                9/16/95    5155                10.2       82.1      104.6      -21.5
215 110)    Modern Woman                2/13/92    5664                11.2       81.9      100.9      -18.9
217 110)    Northern Reflec             4/28/93    2478                 4.9      191.5      178.6        7.2
203 110)    Rave #434                  10/11/91    2138                 4.2       95.6       86.8       10.2
211 110)    Smart Sizes #65             7/31/92    4019                 7.9       38.8       58.2      -33.2
Comp Sub-Totals:                                  50742                        1,096.9    1,271.4      -13.7
- -------------------------------------------------------------------------------------------------------------
111A 110)   Jay Jacobs #22 CLOSED       4/17/86      NA   2/29/96                   NA         NA         NA
125 110)    Jean Nicole #85  CLOSED     4/01/84      NA   1/31/96                   NA      102.4         NA
114 110)    Savannah #74 CLOSED        10/01/84      NA   4/25/95                   NA         NA         NA
123 110)    Size 5-7-9 #45 CLOSED       9/01/84      NA   1/07/96                   NA       47.3         NA
Non Comp Sub-Totals                                9933                            0.0      149.7     -100.0
- -------------------------------------------------------------------------------------------------------------
Sub Category Totals                               50742                        1,096.9    1,421.2      -22.8
=============================================================================================================
Category Totals:                                  60675                        1,096.9    1,421.2      -22.8
=============================================================================================================

- ----------------------------------------------------------------------------------------------------------------------
                  YEAR-TO-DATE                                   FULL YEAR
    UNIT              SALES               %       1996             SALES               %     1996   1995    1996   BKP
    NO.         1996         1995      CHANGE     %CAT       1996         1995      CHANGE   $/SF   $/SF   BKP/SF   %
- ----------------------------------------------------------------------------------------------------------------------
Women's Wear
- ----------------------------------------------------------------------------------------------------------------------
241 110)        1,269.8      1,317.5     -3.6      15.5      1,269.8      1,317.5     -3.6   175    182     340    5
229 110)        1,889.9      1,804.1      4.8      23.0      1,889.9      1,804.1      4.8   142    135     340    5
201 110)        1,453.3      1,554.0     -6.5      17.7      1,453.3      1,554.0     -6.5   136    145     560    5
201 110)          833.2        991.0    -15.9      10.1        833.2        991.0    -15.9   162    192       0    5
215 110)          791.6        980.2    -19.2       9.6        791.6        980.2    -19.2   140    173       0    4
217 110)          826.5        754.9      9.5      10.1        826.5        754.9      9.5   334    305       0    5
203 110)          711.7        619.1     15.0       8.7        711.7        619.1     15.0   333    290       0    5
211 110)          407.2        435.6     -6.5       5.0        407.2        435.6     -6.5   101    108       0    5
Comp            8,183.2      8,456.4     -3.2                8,183.2      8,456.4     -3.2   161    167
Sub-Totals:
- ----------------------------------------------------------------------------------------------------------------------
111A 110)            NA           NA       NA        NA           NA           NA       NA    NA     NA      NA   NA
125 110)           26.7        590.5    -95.5       0.3         26.7        590.5    -95.5     5    121      NA    6
114 110)             NA        153.0       NA        NA           NA        153.0       NA    NA     NA      NA    6
123 110)            5.1        261.2    -98.0       0.1          5.1        261.2    -98.0     4    201      NA    6
Non Comp           31.8      1,004.7    -96.8                   31.8      1,004.7    -96.8     3    162
Sub-Totals
- ----------------------------------------------------------------------------------------------------------------------
Sub Category
Totals          8,215.0      9,461.1    -13.2                8,215.0      9,461.1    -13.2   135    166
======================================================================================================================
Category
Totals:         8,215.0      9,461.1    -13.2                8,215.0      9,461.1    -13.2   135    166
======================================================================================================================

                               SABEY CORPORATION

                        MONTHLY MANAGEMENT SALES REPORT
                               AS OF DECEMBER '96
                       (ALL SALES ARE ROUNDED TO 1000'S)


Select By: Unit Ref 110-B101 110-Q203     E1 - Estimated Sales From Sales Entry
Primary Sort: Sales Cat                   E2 - Occupant Historical Sales %'s
Secondary Sort: Sales Cat                 E3 - Sales Category %'s
Comp Only: No                             E4 - Property Sales %'s
                                          E5 - Estimated Annual Sales Growth %


- ---------------------------------------------------------------------------------------------
   UNIT         OCCUPANT        OPEN            CLOSE            CURRENT MONTH SALES     %
    NO.           NAME          DATE      GLA    DATE     CAT%      1996   1995       CHANGE
- ---------------------------------------------------------------------------------------------
Women's Specialty                                          11
209 110)   Motherhood Mate     4/29/94  1055               12.2      29.1      28.4      2.5
211 110)   Swim-In            12/21/94  1063               12.3      13.7      18.7    -26.7
201 110)   Victoria's Secr    11/07/91  6521               75.5     447.0     461.8     -3.2
Comp Sub-Totals:                        8639                        489.8     508.8     -3.7
============================================================================================
Category Totals:                        8639                        489.8     508.8     -3.7
============================================================================================

- -------------------------------------------------------------------------------------------------------------
               YEAR-TO-DATE                               FULL YEAR
   UNIT            SALES             %       1996           SALES             %     1996   1995    1996   BKP
    NO.       1996       1995     CHANGE     %CAT      1996       1995     CHANGE   $/SF   $/SF   BKP/SF   %
- -------------------------------------------------------------------------------------------------------------
Women's Specialty
- -------------------------------------------------------------------------------------------------------------
209 110)       291.5      214.8    35.7   10.7          291.5      214.8    35.7    276    204       0    6
211 110)       299.4      309.8    -3.4   11.0          299.4      309.8    -3.4    282    291     357    7
201 110)     2,141.0    2,025.8     5.7   78.4        2,141.0    2,025.8     5.7    328    311     340    5
Comp
Sub-Totals   2,731.9    2,550.4     7.1               2,731.9    2,550.4     7.1    316    295
=============================================================================================================
Category
Totals:      2,731.9    2,550.4     7.1               2,731.9    2,550.4     7.1    316    295
=============================================================================================================

                               SABEY CORPORATION

                        MONTHLY MANAGEMENT SALES REPORT
                               AS OF DECEMBER '96
                       (ALL SALES ARE ROUNDED TO 1000'S)


Select By: Unit Ref 110-B101 110-Q203     E1 - Estimated Sales From Sales Entry
Primary Sort: Sales Cat                   E2 - Occupant Historical Sales %'s
Secondary Sort: Sales Cat                 E3 - Sales Category %'s
Comp Only: No                             E4 - Property Sales %'s
                                          E5 - Estimated Annual Sales Growth %


- ------------------------------------------------------------------------------------------------------------
   UNIT             OCCUPANT            OPEN              CLOSE              CURRENT MONTH SALES       %
    NO.               NAME              DATE      GLA      DATE      CAT%      1996    1995         CHANGE
- ------------------------------------------------------------------------------------------------------------
Men's Wear                                                             12
- ------------------------------------------------------------------------------------------------------------
103 110)   Hamer's                   11/09/94     3025                34.2      130.2    119.4          9.0
205 110)   Mr. Rags                  12/11/91     1522                17.2      102.6    118.6        -13.5
203 110)   Structure #115            11/11/91     4288                48.5      131.2    144.8         -9.4
NonComp Sub-Totals:                               8835                          364.0    382.9         -4.9
- ------------------------------------------------------------------------------------------------------------
111 110)   J. Riggings #76  CLOSED   12/13/91       NA   1/16/96                   NA    138.1           NA
Sub Category Totals                               2288                            0.0    138.1       -100.0
- ------------------------------------------------------------------------------------------------------------
Sub Category Totals                               8835                          364.0    521.0        -30.1
============================================================================================================
Category Totals:                                 11123                          364.0    521.0        -30.1
============================================================================================================

- -------------------------------------------------------------------------------------------------------------
               YEAR-TO-DATE                               FULL YEAR
   UNIT            SALES             %       1996           SALES             %     1996   1995    1996   BKP
    NO.       1996       1995     CHANGE     %CAT      1996       1995     CHANGE   $/SF   $/SF   BKP/SF   %
- -------------------------------------------------------------------------------------------------------------
Men's Wear
- -------------------------------------------------------------------------------------------------------------
103 110)       813.1      733.2     10.9      35.9      813.1      733.2     10.9   269    242      0     6
205 110)       741.8      750.1     -1.1      32.7      741.8      750.1     -1.1   487    493      0     6
203 110)       687.3      693.6     -0.9      30.3      687.3      693.6     -0.9   160    162      0     0
NonComp      2,242.2    2,177.0      3.0              2,242.2    2,177.0      3.0   254    246
- -------------------------------------------------------------------------------------------------------------
Sub-Totals
- -------------------------------------------------------------------------------------------------------------
111 110)        23.7      470.4    -95.0       1.0       23.7      470.4    -95.0    10    206      NA    5
Sub             23.7      470.4    -95.0                 23.7      470.4    -95.0    10    206
Category
Totals
- -------------------------------------------------------------------------------------------------------------
Sub Category
Totals       2,265.9    2,647.4    -14.4              2,265.9    2,647.4    -14.4   204    238
=============================================================================================================
Category
Totals:      2,265.9    2,647.4    -14.4              2,265.9    2,647.4    -14.4   204    238
=============================================================================================================

                               SABEY CORPORATION

                        MONTHLY MANAGEMENT SALES REPORT
                               AS OF DECEMBER '96
                       (ALL SALES ARE ROUNDED TO 1000'S)


Select By: Unit Ref 110-B101 110-Q203     E1 - Estimated Sales From Sales Entry
Primary Sort: Sales Cat                   E2 - Occupant Historical Sales %'s
Secondary Sort: Sales Cat                 E3 - Sales Category %'s
Comp Only: No                             E4 - Property Sales %'s
                                          E5 - Estimated Annual Sales Growth %

- -----------------------------------------------------------------------------------------------------
   UNIT         OCCUPANT        OPEN              CLOSE              CURRENT MONTH SALES        %
    NO.           NAME          DATE      GLA      DATE      CAT%       1996    1995         CHANGE
- -----------------------------------------------------------------------------------------------------
Unisex                                                         14
- -----------------------------------------------------------------------------------------------------
141 110)   County Seat #66     3/29/92    3798                11.0        59.3      133.1      -55.4
221 110)   Gap, The #7502      8/14/92    5865                17.0       532.8      578.6       -7.9
125 110)   Jay Jacobs #22      3/04/96    4996                14.4       112.0       97.6       14.7
217 110)   Maurices #342/J    11/21/91    8881                25.7       114.8       95.0       20.9
143 110)   Pacific Sunwear    11/11/92    1697                 4.9        63.4       67.5       -6.0
107 110)   Zumiez              3/26/92    2018                 5.8       180.4      177.1        1.9
                                                                       1,205.0    1,267.7       -4.9
Comp Sub-Totals:                         27255                         1,062.7    1,148.8       -7.5
=====================================================================================================
201 110)   Above the Belt        NA         NA                              NA         NA         NA
113 110)   Eddie Bauer         7/26/96    6208                17.9       594.7         NA         NA
101 110)   Harvey's CLOSED     8/01/87      NA   1/31/95                    NA         NA         NA
121 110)   Hot Topic #28       6/28/95    1124                 3.2       142.3      118.9       19.7
Non Comp Sub-Totals                       7332                           737.0      118.9      519.8
- -----------------------------------------------------------------------------------------------------
Sub Category Totals                      34587                         1,799.7    1,267.7      42.0
=====================================================================================================
Category Totals:                         34587                         1,799.7    1,267.7      42.0
=====================================================================================================

- ----------------------------------------------------------------------------------------------------------------
               YEAR-TO-DATE                                FULL YEAR
   UNIT            SALES              %       1996           SALES              %      1996   1995    1996   BKP
    NO.       1996       1995      CHANGE     %CAT      1996       1995      CHANGE    $/SF   $/SF   BKP/SF   %
- ----------------------------------------------------------------------------------------------------------------
Unisex
- ----------------------------------------------------------------------------------------------------------------
141 110)       659.4      792.5      -16.8      6.9      659.4      792.5      -16.8   174    209      0     5
221 110)     3,497.5    3,138.7       11.4     36.4    3,497.5    3,138.7       11.4   596    535      0     5
125 110)       829.4      755.6        9.8      8.6      829.4      755.6        9.8   166    202      0     6
217 110)       728.0      718.5        1.3      7.6      728.0      718.5        1.3    82     81      0     5
143 110)       473.3      490.5       -3.5      4.9      473.3      490.5       -3.5   279    289      0     5
107 110)     1,184.0    1,073.8       10.3     12.3    1,184.0    1,073.8       10.3   587    532      0     7
             8,070.1    7,341.4       +9.9             8,090.1    1,341.4        9.7
Comp
Sub-Totals   7,371.6    6,969.6        5.8             7,371.6    6,969.6        5.8   270    268
================================================================================================================
201 110)          NA         NA         NA       NA        0.0         NA        NA     NA     NA     NA    NA
113 110)     1,548.0         NA         NA     16.1    1,548.0         NA        NA    249     NA      0     5
101 110)          NA         NA         NA       NA         NA         NA        NA     NA     NA     NA     6
121 110)       698.5      371.8       87.9      7.3      698.5      371.8      87.9    621    331      0     6
Non Comp
- ----------------------------------------------------------------------------------------------------------------
Sub-Totals   2,246.5      371.8      504.2             2,246.5      371.8     504.2    306    331
- ----------------------------------------------------------------------------------------------------------------
Sub Category
Totals       9,618.2    7,341.4       31.0             9,618.2    7,341.4      31.0    278    271
================================================================================================================
Category
Totals:      9,618.2    7,341.4       31.0             9,618.2    7,341.4      31.0    278    271
================================================================================================================

                               SABEY CORPORATION

                        MONTHLY MANAGEMENT SALES REPORT
                               AS OF DECEMBER '96
                       (ALL SALES ARE ROUNDED TO 1000'S)


Select By: Unit Ref 110-B101 110-Q203     E1 - Estimated Sales From Sales Entry
Primary Sort: Sales Cat                   E2 - Occupant Historical Sales %'s
Secondary Sort: Sales Cat                 E3 - Sales Category %'s
Comp Only: No                             E4 - Property Sales %'s
                                          E5 - Estimated Annual Sales Growth %


- --------------------------------------------------------------------------------------------------
    UNIT          OCCUPANT        OPEN             CLOSE             CURRENT MONTH SALES      %
     NO.            NAME          DATE      GLA     DATE     CAT%      1996    1995        CHANGE
- --------------------------------------------------------------------------------------------------
Children's Wear                              16
- --------------------------------------------------------------------------------------------------
6            Children's Wear
117 110)     GapKids #9250      11/18/94   4830           78.4          192.9      189.1  2.0
Comp Sub-Totals:                           4830                         192.9      189.1  2.0
- --------------------------------------------------------------------------------------------------
103 110)     Gymboree #241       7/03/95   1331           21.6           73.2       70.1  4.4
Non Comp Sub-Totals:                       1331                          73.2       70.1  4.4
- --------------------------------------------------------------------------------------------------
Sub Category Totals                        6161                         266.1      259.2  2.6
==================================================================================================
Category Totals:                           6161                         266.1      259.2  2.6
==================================================================================================

- -----------------------------------------------------------------------------------------------------------------------
                   YEAR-TO-DATE                                   FULL YEAR
    UNIT               SALES               %       1996             SALES               %     1996   1995    1996   BKP
     NO.         1996         1995      CHANGE     %CAT       1996         1995      CHANGE   $/SF   $/SF   BKP/SF   %
- -----------------------------------------------------------------------------------------------------------------------
Children's Wear
- -----------------------------------------------------------------------------------------------------------------------
6
117 110)         1,265.3      1,201.0      5.4  66.9          1,265.3      1,201.0      5.4   262    249       0    5
Comp
Sub-Totals:      1,265.3      1,201.0      5.4                1,265.3      1,201.0      5.4          262     249
- -----------------------------------------------------------------------------------------------------------------------
103 110)           626.9        372.7     68.2  33.1            626.9        372.7     68.2   471    280       0    5
Non Comp           626.9        372.7     68.2                  626.9        372.7     68.2   471    280
Sub-Totals:
- -----------------------------------------------------------------------------------------------------------------------
Sub Category
Totals           1,892.3      1,573.7     20.2                1,892.3      1,573.7     20.2   307    255
=======================================================================================================================
Category
Totals:          1,892.3      1,573.7     20.2                1,892.3      1,573.7     20.2   307    255
=======================================================================================================================

                               SABEY CORPORATION

                        MONTHLY MANAGEMENT SALES REPORT
                               AS OF DECEMBER '96
                       (ALL SALES ARE ROUNDED TO 1000'S)


Select By: Unit Ref 110-B101 110-Q203     E1 - Estimated Sales From Sales Entry
Primary Sort: Sales Cat                   E2 - Occupant Historical Sales %'s
Secondary Sort: Sales Cat                 E3 - Sales Category %'s
Comp Only: No                             E4 - Property Sales %'s
                                          E5 - Estimated Annual Sales Growth %

- -----------------------------------------------------------------------------------------------------
    UNIT          OCCUPANT          OPEN               CLOSE             CURRENT MONTH SALES     %
    NO.             NAME            DATE      GLA      DATE       CAT%      1996   1995       CHANGE
- -----------------------------------------------------------------------------------------------------
Specialty Apparel                              18
- -----------------------------------------------------------------------------------------------------
            Specialty Apparel
05 110)     R.C. Boot Barn        11/23/91   2608              35.0          69.1      55.5     24.6
05 110)     Wilsons The Lea        4/02/92   2847              38.2         236.3     294.2    -19.7
Comp Sub-Totals:                             5455                           305.4     349.7    -12.7
- -----------------------------------------------------------------------------------------------------
07 110)     Pro-Image #240         7/01/95   2007              26.9         130.4     154.6    -15.6
03 110)     Specialtees CLOSED    12/06/91     NA    10/31/96               NA         42.2     NA
07 110)     Sportscenter No        3/01/91     NA     5/24/95               NA        NA        NA
            CLOSED
Non Comp Sub-Totals                          2634                           130.4     196.8    -33.7
- -----------------------------------------------------------------------------------------------------
Sub Category Totals                          7462                           435.8     546.5    -20.3
=====================================================================================================
Category Totals:                             8089                           435.8     546.5    -20.3
=====================================================================================================

- --------------------------------------------------------------------------------------------------------------
                YEAR-TO-DATE                               FULL YEAR
    UNIT            SALES             %       1996           SALES             %     1996   1995    1996   BKP
    NO.        1996       1995     CHANGE     %CAT      1996       1995     CHANGE   $/SF   $/SF   BKP/SF   %
- --------------------------------------------------------------------------------------------------------------
Specialty
Apparel
- --------------------------------------------------------------------------------------------------------------
05 110)         336.5      265.7    26.6       17.2      336.5      265.7    26.6    129    102      0     6
05 110)         932.1      996.7     -6.5      47.8      932.1      996.7     -6.5   327    350      0     5
Comp
Sub-Totals:   1,268.7    1,262.4     0.5               1,268.7    1,262.4     0.5    233    231
- --------------------------------------------------------------------------------------------------------------
07 110)         537.1      390.2    37.6       27.5      537.1      390.2    37.6    268    194      0     6
03 110)         146.2      211.5    -30.9       7.5      146.2      211.5    -30.9   233    337      NA    6
07 110)         NA          70.5     NA       NA         NA          70.5     NA      NA     13      NA    6
Non Comp
Sub-Totals      683.3      672.2     1.7                 683.3      672.2     1.7    259     86
- --------------------------------------------------------------------------------------------------------------
Sub
Category
Totals        1,951.9    1,934.6     0.9               1,951.9    1,934.6     0.9    241    145
==============================================================================================================
Category
Totals:       1,951.9    1,934.6     0.9               1,951.9    1,934.6     0.9    241    145
==============================================================================================================

                               SABEY CORPORATION

                        MONTHLY MANAGEMENT SALES REPORT
                               AS OF DECEMBER '96
                       (ALL SALES ARE ROUNDED TO 1000'S)


Select By: Unit Ref 110-B101 110-Q203     E1 - Estimated Sales From Sales Entry
Primary Sort: Sales Cat                   E2 - Occupant Historical Sales %'s
Secondary Sort: Sales Cat                 E3 - Sales Category %'s
Comp Only: No                             E4 - Property Sales %'s
                                          E5 - Estimated Annual Sales Growth %


- ---------------------------------------------------------------------------------------------------
    UNIT          OCCUPANT        OPEN              CLOSE             CURRENT MONTH SALES      %
     NO.            NAME          DATE      GLA      DATE      CAT%      1996    1995       CHANGE
- ---------------------------------------------------------------------------------------------------
Accessories                                  20
- ---------------------------------------------------------------------------------------------------
             Accessories
121 110)     After Thoughts      4/11/92    861                 19.5      57.8       64.0     -9.6
201 110)     After Thoughts      8/30/91    824                 18.6      57.5       60.4     -4.8
201 110)     Claire's #5839      8/23/91    699                 15.8      70.6       69.5      1.6
131 110)     Express Yoursel     9/10/92    296                  6.7      11.8       17.7    -33.5
119 110)     Silver Safari      11/20/92    396                  9.0      35.9       21.8     64.9
211 110)     Sunglass Hut #1    11/16/91    741                 16.8      20.6       16.8     22.5
                                                                         241.6      291.6     +4.0
Comp Sub-Totals:                           3817                          254.3      250.2      1.6
- ---------------------------------------------------------------------------------------------------
117 110)     2 Plus 2 CLOSED    10/01/92     NA   3/05/95                   NA        NA      NA
109 110)     Sunglass Hut #1     4/01/95    603                 13.6      49.1       41.4     18.4
Non Comp Sub-Totals                         603                           49.1       41.4     18.4
- ---------------------------------------------------------------------------------------------------
Sub Category Totals                        4420                          303.3      291.6      4.0
===================================================================================================
Category Totals:                           4420                          303.3      291.6      4.0
===================================================================================================

- ---------------------------------------------------------------------------------------------------------------
                 YEAR-TO-DATE                               FULL YEAR
    UNIT             SALES             %       1996           SALES             %     1996   1995    1996   BKP
     NO.        1996       1995     CHANGE     %CAT      1996       1995     CHANGE   $/SF   $/SF   BKP/SF   %
- ---------------------------------------------------------------------------------------------------------------
Accessories
- ---------------------------------------------------------------------------------------------------------------
121 110)         292.9      298.2    -1.8       15.5      292.9      298.2     -1.8   340    346       0     7
201 110)         304.7      274.2    11.1       16.1      304.7      274.2     11.1   370    333       0     7
201 110)         392.7      352.4    11.4       20.7      392.7      352.4     11.4   562    504       0     7
131 110)          62.2       67.4    -7.8        3.3       62.2       67.4     -7.8   210    228       0     8
119 110)         138.7      131.9     5.2        7.3      138.7      131.9      5.2   350    333       0     8
211 110)         220.3      267.0   -17.5       11.6      220.3      267.0    -17.5   297    360     500     8
               1,895.4    1,680.0   +12.8               1,895.4    1,690.8
Comp
Sub-Totals:    1,411.5    1,391.1     1.5               1,411.5    1,391.1      1.5   370    364
- ---------------------------------------------------------------------------------------------------------------
117 110)         NA          13.7     NA       NA         NA          13.7     NA      NA     16      NA     5
109 110)         483.9      275.2    75.9       25.5      483.9      275.2    75.9    803    456       0    10
Non Comp         483.9      288.9    67.5                 483.9      288.9    67.5    803    197
Sub-Totals
- ---------------------------------------------------------------------------------------------------------------
Sub Category
Totals         1,895.4    1,680.0    12.8               1,895.4    1,680.0    12.8    429    318
===============================================================================================================
Category
Totals:        1,895.4    1,680.0    12.8               1,895.4    1,680.0    12.8    429    318
===============================================================================================================

                               SABEY CORPORATION

                        MONTHLY MANAGEMENT SALES REPORT
                               AS OF DECEMBER '96
                       (ALL SALES ARE ROUNDED TO 1000'S)


Select By: Unit Ref 110-B101 110-Q203     E1 - Estimated Sales From Sales Entry
Primary Sort: Sales Cat                   E2 - Occupant Historical Sales %'s
Secondary Sort: Sales Cat                 E3 - Sales Category %'s
Comp Only: No                             E4 - Property Sales %'s
                                          E5 - Estimated Annual Sales Growth %


- ----------------------------------------------------------------------------------------------------
    UNIT          OCCUPANT        OPEN               CLOSE             CURRENT MONTH SALES      %
     NO.            NAME          DATE      GLA      DATE      CAT%      1996    1995        CHANGE
- ----------------------------------------------------------------------------------------------------
Shoes                                         22
- ----------------------------------------------------------------------------------------------------
2            Shoes
145 110)     Athletic X-Pres    11/27/91    2397                 8.4      103.2      107.0     -3.6
209 110)     Foor Locker #84    11/27/91    2851                10.0      144.2      155.4     -7.2
101 110)     Footaction, USA     4/09/92    2139                 7.5      107.6      101.9      5.5
213 110)     Homestead Birke     4/04/93     774                 2.7       66.4       82.2    -19.2
219 110)     Kinney Shoes #0    12/07/92    2741                 9.6       54.7       44.0     24.3
107 110)     Lady Foot Locke     2/13/92    1826                 6.4      123.0      117.7      4.5
121 110)     Leeds #3993         9/01/84    3132                11.0       49.7       43.5     14.4
101 110)     Naturalizer Sho     2/28/93    2022                 7.1       25.5       31.0    -18.0
147 110)     Payless Kids #4     8/02/92    1348                 4.7       24.3       28.8    -15.6
105 110)     Payless Shoesou    11/03/91    2819                 9.9       75.5       79.9     -5.5
217 110)     Rizzuto's Wide     11/13/91    1093                 3.8       25.1       29.3    -14.4
101 110)     Village Shoe Co     7/20/91    2007                 7.0       78.2       81.9     -4.5
Comp Sub-Totals:                           25149                          877.2      902.7     -2.8
- ----------------------------------------------------------------------------------------------------
105 110)     Kid's Foot Lock    11/14/96    1548                 5.4       58.0      NA        NA
107 110)     Rizzuto's Comfo     9/01/91     NA    12/315/9               NA          40.2     NA
             CLOSED
133 110)     Track 'n Trail      9/17/96    1836                 6.4      103.1      NA        NA
133 110)     Wild Pair           9/01/84     NA     7/28/96               NA          41.3     NA
Non Comp Sub-Totals                         5220                          161.1       81.6     97.5
- ----------------------------------------------------------------------------------------------------
Sub Category Totals                        28533                        1,038.3      984.2      5.5
====================================================================================================
Category Totals:                           30369                        1,038.3      984.2      5.5
====================================================================================================

- --------------------------------------------------------------------------------------------------------------
                 YEAR-TO-DATE                              FULL YEAR
    UNIT             SALES             %      1996           SALES             %     1996   1995    1996   BKP
     NO.        1996       1995     CHANGE    %CAT      1996       1995     CHANGE   $/SF   $/SF   BKP/SF   %
- --------------------------------------------------------------------------------------------------------------
Shoes
- --------------------------------------------------------------------------------------------------------------
2
145 110)         787.9      855.2     -7.9      9.1      787.9      855.2     -7.9   329    357      0     6
209 110)       1,170.1    1,259.3     -7.1     13.4    1,170.1    1,259.3     -7.1   410    442      0     6
101 110)         760.4      671.2    13.3       8.7      760.4      671.2    13.3    355    314      0     5
213 110)         613.6      576.7     6.4       7.1      613.6      576.7     6.4    793    745      0     6
219 110)         461.1      373.5    23.5       5.3      461.1      373.5    23.5    168    136      0     6
107 110)         975.4      951.2     2.5      11.2      975.4      951.2     2.5    534    521      0     6
121 110)         457.8      442.4     3.5       5.3      457.8      442.4     3.5    146    141      0     5
101 110)         489.0      401.2    21.9       5.6      489.0      401.2    21.9    242    198      0     5
147 110)         319.8      291.4     9.7       3.7      319.8      291.4     9.7    237    216      0     6
105 110)         896.9      828.3     8.3      10.3      896.9      828.3     8.3    318    294      0     6
217 110)         420.2      392.0     7.2       4.8      420.2      392.0     7.2    384    359      0     6
101 110)         921.7      878.6     4.9      10.6      921.7      878.6     4.9    459    438      0     5
Comp
Sub-Totals:    8,273.9    7,921.1     4.5              8,273.9    7,921.1     4.5    329    315
- --------------------------------------------------------------------------------------------------------------
105 110)          64.9      NA        NA        0.7       64.9      NA        NA      42     NA      NA    NA
107 110)         NA         258.1     NA       NA        NA         258.1     NA      NA    246      NA    6
133 110)         226.9      NA        NA        2.6      226.9      NA        NA     124     NA      0     6
133 110)         135.5      309.9    -56.3      1.6      135.5      309.9    -56.3    74    169      NA    6
Non Comp
Sub-Totals       427.3      567.9    -24.8               427.3      567.9    -24.8    82    197
- --------------------------------------------------------------------------------------------------------------
Sub Category
Totals         8,701.2    8,489.0     2.5              8,701.2    8,489.0     2.5    287    303
==============================================================================================================
Category
Totals:        8,701.2    8,489.0     2.5              8,701.2    8,489.0     2.5    287    303
==============================================================================================================

                               SABEY CORPORATION

                        MONTHLY MANAGEMENT SALES REPORT
                               AS OF DECEMBER '96
                       (ALL SALES ARE ROUNDED TO 1000'S)


Select By: Unit Ref 110-B101 110-Q203     E1 - Estimated Sales From Sales Entry
Primary Sort: Sales Cat                   E2 - Occupant Historical Sales %'s
Secondary Sort: Sales Cat                 E3 - Sales Category %'s
Comp Only: No                             E4 - Property Sales %'s
                                          E5 - Estimated Annual Sales Growth %


- -------------------------------------------------------------------------------------------------------------------------
                                                                                                        YEAR-TO-DATE
    UNIT         OCCUPANT        OPEN            CLOSE              CURRENT MONTH SALES       %             SALES
     NO.           NAME          DATE     GLA     DATE     CAT%       1996    1995         CHANGE      1996       1995
- -------------------------------------------------------------------------------------------------------------------------
Furniture                                   24
- -------------------------------------------------------------------------------------------------------------------------
             Furniture
201 110)     Bombay Co./The   9/24/93     4001              100.0      139.4      140.0       -0.4  638.4          604.5
Comp Sub-Totals:                          4001                         139.4      140.0       -0.4  638.4          604.5
- -------------------------------------------------------------------------------------------------------------------------
105 110)     Abodio CLOSED    8/29/93             NA     2/22/96                  NA         86.6     NA           162.1
Non Comp Sub-Totals:                      7469                           0.0       86.6     -100.0  162.1          729.6
- -------------------------------------------------------------------------------------------------------------------------
Sub Category Totals                       4001                         139.4      226.6      -38.5  800.5        1,334.1
=========================================================================================================================
Category Totals:                         11470                         139.4      226.6      -38.5  800.5        1,334.1
=========================================================================================================================

- --------------------------------------------------------------------------------------------------
                                        FULL YEAR
    UNIT          %        1996           SALES              %        1996     1995    1996   BKP
     NO.       CHANGE      %CAT      1996       1995      CHANGE      $/SF     $/SF   BKP/SF   %
- --------------------------------------------------------------------------------------------------
Furniture
- --------------------------------------------------------------------------------------------------
201 110)          5.6      79.7       638.4      604.5       5.6        160    151       0     6
Comp
Sub-Totals:       5.6                 638.4      604.5       5.6        160    151
- --------------------------------------------------------------------------------------------------
105 110)        729.6      -77.8       20.3      162.1     729.6       -77.8    22      NA     7
Non Comp
Sub-Totals:      -77.8                162.1      729.6      -77.8        22     98      98
- --------------------------------------------------------------------------------------------------
Sub Category
Totals           -40.0                800.5    1,334.1      -40.0        70    116
==================================================================================================
Category
Totals:          -40.0                800.5    1,334.1      -40.0        70    116
==================================================================================================

                               SABEY CORPORATION

                        MONTHLY MANAGEMENT SALES REPORT
                               AS OF DECEMBER '96
                       (ALL SALES ARE ROUNDED TO 1000'S)


Select By: Unit Ref 110-B101 110-Q203    E1 - Estimated Sales From Sales Entry
Primary Sort: Sales Cat                  E2 - Occupant Historical Sales %'s
Secondary Sort: Sales Cat                E3 - Sales Category %'s
Comp Only: No                            E4 - Property Sales %'s
                                         E5 - Estimated Annual Sales Growth %

- ------------------------------------------------------------------------------------------------------------------
        UNIT                OCCUPANT             OPEN             CLOSE             CURRENT MONTH SALES       %
        NO.                   NAME               DATE     GLA      DATE      CAT%      1996    1995        CHANGE
- ------------------------------------------------------------------------------------------------------------------
Home Accessories                                                            26
- ------------------------------------------------------------------------------------------------------------------
J109 (110)          Deck the Walls              2/08/92    2007             23.9       32.8       43.2    -24.0
J207 (110)          House of Cutler             6/01/92    1004             12.0      126.9      128.2     -1.1
J211 (110)          Inprints                    7/01/92    1426             17.0       68.8       36.7     87.7
F215 (110)          Lechters #93                3/01/92    3067             36.5      143.1      139.2      2.8
Comp Sub-Totals:                                           7504                       371.6      347.3      7.0
- ------------------------------------------------------------------------------------------------------------------
H219 (110)          Phoenix Gallery CLOSED NA   5/01/93           1/07/96                NA       52.7       NA
G109 (110)          Select Comfort              2/16/96     893             10.6       69.4         NA       NA
Non Comp Sub-Totals                                        1552                        69.4       52.7     31.5
- -------------------------------------------------------------------------------------------------------------------
Sub Category Totals                                        8397                       440.9      400.1     10.2
===================================================================================================================
Category Totals:                                           9056                       440.9      400.1     10.2
===================================================================================================================

- ----------------------------------------------------------------------------------------------------------------------
                        YEAR-TO-DATE                               FULL YEAR
        UNIT                SALES             %       1996           SALES             %     1996   1995    1996   BKP
        NO.            1996       1995     CHANGE     %CAT      1996       1995     CHANGE   $/SF   $/SF   BKP/SF   %
- ----------------------------------------------------------------------------------------------------------------------
Home Accessories
- ----------------------------------------------------------------------------------------------------------------------
J109 (110)              217.3      231.5     -6.1      10.4      217.3      231.5    -6.1    108    115      NA    NA
J207 (110)              394.2      402.4     -2.0      18.8      394.2      402.4    -2.0    393    401       0     7
J211 (110)              345.5      242.4     42.5      16.5      345.5      242.4    42.5    242    170       0     6
F215 (110)              542.2      551.6     -1.7      25.9      542.2      551.6    -1.7    177    180       0     5
Comp Sub-Totals:      1,499.1    1,428.0      5.0              1,499.1    1,428.0     5.0    200    190
- ----------------------------------------------------------------------------------------------------------------------
H219 (110)               10.7      174.1    -93.9       0.5       10.7      174.1   -93.9     16    264      NA     6
G109 (110)              582.7         NA       NA      27.8      582.7         NA      NA    653     NA       0     6
Non Comp Sub-Totals     593.4      174.1    240.9                593.4      174.1   240.9    382    264
- ----------------------------------------------------------------------------------------------------------------------
Sub Category Totals   2,092.5    1,602.0     30.6              2,092.5    1,602.0    30.6    231    196
======================================================================================================================
Category Totals:      2,092.5    1,602.0     30.6              2,092.5    1,602.0    30.6    231    196
======================================================================================================================

                               SABEY CORPORATION

                        MONTHLY MANAGEMENT SALES REPORT
                               AS OF DECEMBER '96
                       (ALL SALES ARE ROUNDED TO 1000'S)


Select By: Unit Ref 110-B101 110-Q203    E1 - Estimated Sales From Sales Entry
Primary Sort: Sales Cat                  E2 - Occupant Historical Sales %'s
Secondary Sort: Sales Cat                E3 - Sales Category %'s
Comp Only: No                            E4 - Property Sales %'s
                                         E5 - Estimated Annual Sales Growth %

- -----------------------------------------------------------------------------------------------------
     UNIT             OCCUPANT            OPEN               CLOSE              CURRENT MONTH SALES
     NO.                NAME              DATE      GLA      DATE        CAT%      1996       1995
- -----------------------------------------------------------------------------------------------------
Electronics/Appliances                                                   28
- -----------------------------------------------------------------------------------------------------
              Electronics/Appliances

  03 (110)    Kits Cameras 1            11/25/94    1491                 12.8      132.2        97.1
  09 (110)    Malecki Music E            7/31/92     973                  8.4       39.4        35.2
  09 (110)    Musicland #887             3/13/92    1583                 13.6      164.6       161.2
 107 (110)    Radio Shack #37            2/01/87    2040                 17.6      328.2       295.8
 104 (110)    Sam Goody #0851            6/28/91    2272                 19.6      233.3       237.2
 214 (110)    Software Etc. #            4/08/92    1106                  9.5      158.9       201.7
 205 (110)    Suncoast #3258            10/07/92    2144                 18.5      229.2       238.7
Comp Sub-Totals:                                   11609                         1,285.9     1,267.0
- -----------------------------------------------------------------------------------------------------
 117 (110)    Babbages #345 CLOSED      11/17/94      NA    10/28/96                  NA       150.4
 002 (110)    DJ's Sound City CLOSED     1/01/78      NA     6/23/96                  NA        69.7
 205 (110)    Music City Spok CLOSED     3/20/92      NA     6/30/95                  NA          NA
Non Comp Sub-Totals                                 3245                             0.0       220.1
- -----------------------------------------------------------------------------------------------------
Sub Category Totals                                 11609                        1,285.9     1,487.1
=====================================================================================================
Category Totals:                                    14854                        1,285.9     1,487.1
=====================================================================================================

- ---------------------------------------------------------------------------------------------------------------------------
                             YEAR-TO-DATE                               FULL YEAR
     UNIT          %             SALES             %       1996           SALES             %     1996   1995    1996   BKP
     NO.        CHANGE      1996       1995     CHANGE     %CAT      1996       1995     CHANGE   $/SF   $/SF   BKP/SF   %
- ---------------------------------------------------------------------------------------------------------------------------
Electronics/A
- ---------------------------------------------------------------------------------------------------------------------------
  01 (110)         36.1       607.8      412.2     47.4      10.0      607.8      412.2     47.4   408    276       0    3
  09 (110)         11.9       185.0      176.7      4.7       3.0      185.0      176.7      4.7   190    182       0    6
  09 (110)          2.1       759.3      729.1      4.1      12.5      759.3      729.1      4.1   480    461       0    5
 107 (110)         11.0     1,359.6    1,141.9     19.1      22.3    1,359.6    1,141.9     19.1   666    560     450    3
 104 (110)         -1.6     1,120.5    1,066.9      5.0      18.4    1,120.5    1,066.9      5.0   493    470       0    5
 214 (110)        -21.2       656.6    1,005.7    -34.7      10.8      656.6    1,005.7    -34.7   594    909       0    5
 205 (110)         -4.0       967.1      993.7     -2.7      15.9      967.1      993.7     -2.7   451    463       0    5
Comp
Sub-Totals:         1.5     5,655.9    5,526.3      2.3              5,655.9    5,526.3     2.3    487    476
- ---------------------------------------------------------------------------------------------------------------------------
 117 (110)           NA       358.0      613.2    -41.6       5.9      358.0      613.2    -41.6   199    341      NA    5
 002 (110)           NA        78.4      344.2    -77.2       1.3       78.4      344.2    -77.2    54    238      NA    6
 205 (110)           NA          NA       86.5       NA        NA         NA       86.5       NA    NA     39      NA    4
Non Comp
Sub-Totals       -100.0       436.3    1,043.9    -58.2                436.3    1,043.9    -58.2   134    192
- ---------------------------------------------------------------------------------------------------------------------------
Sub Category
Totals            -13.5     6,092.2    6,570.1     -7.3              6,092.2    6,570.1     -7.3   410    385
===========================================================================================================================
Category
Totals:           -13.5     6,092.2    6,570.1     -7.3              6,092.2    6,570.1     -7.3   410    385
===========================================================================================================================

                               SABEY CORPORATION

                        MONTHLY MANAGEMENT SALES REPORT
                               AS OF DECEMBER '96
                       (ALL SALES ARE ROUNDED TO 1000'S)


Select By: Unit Ref 110-B101 110-Q203    E1 - Estimated Sales From Sales Entry
Primary Sort: Sales Cat                  E2 - Occupant Historical Sales %'s
Secondary Sort: Sales Cat                E3 - Sales Category %'s
Comp Only: No                            E4 - Property Sales %'s
                                         E5 - Estimated Annual Sales Growth %

- ------------------------------------------------------------------------------------------
              UNIT                    OCCUPANT         OPEN              CLOSE
              NO.                       NAME           DATE      GLA      DATE      CAT%
- ------------------------------------------------------------------------------------------
Hobbies/Sports/Special Interest                                    30
- ------------------------------------------------------------------------------------------
                                Hobbies/Sports/Special Interest
                                --------------------------------------
  23 (110)                      Champs Sports #       3/13/92    5226            37.4
  01 (110)                      Naturium             11/01/92    1539            11.0
  27 (110)                      Nordic Track Fl       8/12/94    2047            14.7
  19 (110)                      Pedersen's           11/21/91    5160            36.9
Comp Sub-Totals:                                                13972
- ------------------------------------------------------------------------------------------
  05 (110)                      Forum, The Closed    10/01/91      NA   2/06/95
Non Comp Sub-Totals                                                 0
- ------------------------------------------------------------------------------------------
Sub Category Totals                                             13972
- ------------------------------------------------------------------------------------------
Category Totals:                                                13972
==========================================================================================

- ----------------------------------------------------------------------------------------------------------------------------
                                                                       YEAR-TO-DATE                              FULL YEAR
              UNIT               CURRENT MONTH SALES       %               SALES                %        1996      SALES
              NO.                  1996    1995         CHANGE       1996         1995       CHANGE      %CAT       1996
- ----------------------------------------------------------------------------------------------------------------------------
Hobbies/Sports/Special Interest
- ----------------------------------------------------------------------------------------------------------------------------
  23 (110)                          311.7      351.5      -11.3      1,740.1      1,712.0        1.8      38.8      1,740.1
  01 (110)                          168.4      151.4       11.2        423.7         394.        7.5       9.4        423.7
  27 (110)                          118.7      146.8      -19.1        936.8      1,171.9      -20.1      20.9        936.8
  19 (110)                          270.2      341.0      -20.8      1,386.6      1,494.9       -7.2      30.9      1,386.6
Comp Sub-Totals:                    869.0      990.7      -12.3      4,487.2      4,772.9       -6.0                4,487.2
- ----------------------------------------------------------------------------------------------------------------------------
  05 (110)                             NA         NA         NA           NA          5.9         NA        NA           NA
Non Comp Sub-Totals                   0.0        0.0                     0.0          5.9     -100.0                    0.0
- ----------------------------------------------------------------------------------------------------------------------------
Sub Category Totals                 869.0      990.7      -12.3      4,487.2      4,778.8       -6.1                4,487.2
- ----------------------------------------------------------------------------------------------------------------------------
Category Totals:                    869.0      990.7      -12.3      4,487.2      4,778.8       -6.1                4,487.2
============================================================================================================================

- ----------------------------------------------------------------------------------
                                 FULL YEAR
              UNIT                 SALES       1996   BKP
              NO.                   1995       CHANGE    $/SF   $/SF   BKP/SF   %
- ----------------------------------------------------------------------------------
Hobbies/Sports/Special Interest
- ----------------------------------------------------------------------------------
  23 (110)                          1,712.0       1.6    333    328      0     5
  01 (110)                            394.0       7.5    275    256      0     7
  27 (110)                          1,171.9      -20.1   458    573      0     4
  19 (110)                          1,494.9       -7.2   269    290      0     4
Comp Sub-Totals:                    4,772.9       -6.0   321    342
- ----------------------------------------------------------------------------------
  05 (110)                              5.9         NA    NA      7      NA    6
Non Comp Sub-Totals                     5.9     -100.0    NA      7
- ----------------------------------------------------------------------------------
Sub Category Totals                 4,778.8       -6.1   321    323
- ----------------------------------------------------------------------------------
Category Totals:                    4,778.8       -6.1   321    323
==================================================================================


                               SABEY CORPORATION

                        MONTHLY MANAGEMENT SALES REPORT
                               AS OF DECEMBER '96
                       (ALL SALES ARE ROUNDED TO 1000'S)


Select By: Unit Ref 110-B101 110-Q203    E1 - Estimated Sales From Sales Entry
Primary Sort: Sales Cat                  E2 - Occupant Historical Sales %'s
Secondary Sort: Sales Cat                E3 - Sales Category %'s
Comp Only: No                            E4 - Property Sales %'s
                                         E5 - Estimated Annual Sales Growth %

- -----------------------------------------------------------------------------------------------------------
     UNIT             OCCUPANT            OPEN              CLOSE             CURRENT MONTH SALES      %
     NO.                NAME              DATE      GLA      DATE     CAT%      1996    1995        CHANGE
- -----------------------------------------------------------------------------------------------------------
Gifts, Stationery & Luggage                           32
- -----------------------------------------------------------------------------------------------------------
              Gifts, Stationery & Luggage

 117 (110)    Candleman                  2/26/93     720                2.5      154.6      141.3      9.4
 117 (110)    Card Farm                  8/01/91    1558                5.3       50.7       60.4    -16.1
 103 (110)    Cartoon Classic            5/30/92    1193                4.1       95.3      109.5    -13.0
 107 (110)    Disney Store #4            4/27/93    3873               13.3      316.2      281.6     12.3
 107 (110)    Hidden Cottage             1/14/95    1629                5.6      139.1      118.9     16.9
 114 (110)    Mark's Hallmark            6/01/89    2861                9.8      208.3      201.8      3.2
 103 (110)    Mark's Hallmark           11/21/91    3139               10.7      201.2      201.2      0.0
 149 (110)    Nature's Kingdo           11/15/94    1233                4.2       73.0       68.4      6.7
 114 (110)    R. Brown Gifts a           5/06/91    1184                4.1       92.4      103.7    -10.9
 119 (110)    Rubber Stamp St           11/08/94    1229                4.2       60.7       55.0     10.4
 207 (110)    San Francisco M            4/02/93    1479                5.1      138.0      141.3     -2.3
 203 (110)    Spencer's Gifts           10/30/93    1445                4.9      180.3      168.8      6.8
 151 (110)    Street of Dreams          11/15/94    1689                5.8      103.4      120.6    -14.2
  11 (110)    Things Remember            3/08/92    1376                4.7       52.2       64.9    -19.5
Comp Sub-Totals:                                   24608                       1,865.3    1,837.3      1.5
- -----------------------------------------------------------------------------------------------------------
  07 (110)    Evergreen                 11/17/96    1047                3.6       41.4         NA       NA
  04 (110)    Franklin Quest             6/02/95    2249                7.7       59.3       50.9     16.6
  09 (110)    Gosling Closed            11/16/ 91     NA   3/23/95                  NA         NA       NA
  05 (110)    Graham Office S           11/30/96    1297                4.4       24.3         NA       NA
  14 (110)    Hidden Cottage Closed     11/05/92      NA   1/14/95                  NA         NA       NA
  21 (110)    J.K. Gill, Divn Closed     6/07/84      NA   2/12/95                  NA         NA       NA
  19 (110)    Made in Washing           11/01/91      NA   7/28/96                  NA       55.0       NA
              Closed
Non Comp Sub-Totals                                 5193                         125.0      105.9    18.0
- -----------------------------------------------------------------------------------------------------------
Sub Category Totals                                25201                       1,990.3    1,943.2     2.4
===========================================================================================================
Category Totals:                                   29801                       1,990.3    1,943.2     2.4
===========================================================================================================

- ---------------------------------------------------------------------------------------------------------------
                  YEAR-TO-DATE                              FULL YEAR
     UNIT             SALES             %      1996           SALES             %     1996   1995    1996   BKP
     NO.         1996       1995     CHANGE    %CAT      1996       1995     CHANGE   $/SF   $/SF   BKP/SF   %
- ---------------------------------------------------------------------------------------------------------------
Gifts, Stationery & Luggage
- ---------------------------------------------------------------------------------------------------------------
 117 (110)        470.1      451.3     4.2       6.0      470.1      451.3     4.2    653    627      0     7
 117 (110)        257.9      269.0    -4.1       3.3      257.9      269.0    -4.1    166    173      0     6
 103 (110)        416.4      434.9    -4.3       5.3      416.4      434.9    -4.3    349    365      0     7
 107 (110)      1,452.2    1,376.2     5.5      18.6    1,452.2    1,376.2     5.5    375    355      0     4
 107 (110)        460.9      450.5     2.3       5.9      460.9      450.5     2.3    283    277      0     6
 114 (110)        769.9      739.0     4.2       9.8      769.9      739.0     4.2    269    258      0     7
 103 (110)        747.0      710.2     5.2       9.5      747.0      710.2     5.2    238    226      0     7
 149 (110)        234.5      237.2    -1.1       3.0      234.5      237.2    -1.1    190    192      0     6
 114 (110)        313.7      389.1   -19.6       4.0      312.7      389.1   -19.6    264    329      0     7
 119 (110)        424.5      323.1    31.4       5.4      424.5      323.1    31.4    345    263      0     6
 207 (110)        413.6      420.6    -1.7       5.3      413.6      420.6    -1.7    280    284      0     6
 203 (110)        598.4      538.4    11.1       7.6      598.4      538.4    11.1    414    373      0     6
 151 (110)        421.3      447.3    -5.8       5.4      423.3      447.3    -5.8    249    265      0     6
  11 (110)        308.4      307.4     0.3       3.9      308.4      307.4     0.3    224    223      0     7
Comp            7.287.7    7,094.0     2.7              7,287.7    7,094.0     2.7    296    288
Sub-Totals:
- ---------------------------------------------------------------------------------------------------------------
  07 (110)         47.4         NA      NA       0.6       47.4         NA      NA     45     NA      0     8
  04 (110)        368.7      198.3    85.9       4.7      368.7      198.3    85.9    164     88      0     5
  09 (110)           NA        7.6      NA        NA         NA        7.6      NA     NA      6     NA     7
  05 (110)         25.3         NA      NA       0.3       25.3         NA      NA     19     NA      0     0
  14 (110)           NA         NA      NA        NA         NA         NA      NA     NA     NA     NA     6
  21 (110)           NA      232.9      NA        NA         NA      232.9      NA     NA    161     NA     6
  19 (110)         98.6      211.0   -53.3       1.3       98.6      211.0   -53.3    164    352     NA     6
Non Comp          539.9      649.8   -16.9                539.9      649.8   -16.9    104    119
Sub-Totals
- ---------------------------------------------------------------------------------------------------------------
Sub Category    7,827.6    7,743.8     1.1              7,827.6    7,743.8     1.1    263    257
Totals
===============================================================================================================
Category        7,827.6    7,743.8     1.1              7,827.6    7,743.8     1.1    263    257
Totals:
===============================================================================================================

                               SABEY CORPORATION

                        MONTHLY MANAGEMENT SALES REPORT
                               AS OF DECEMBER '96
                       (ALL SALES ARE ROUNDED TO 1000'S)


Select By: Unit Ref 110-B101 110-Q203    E1 - Estimated Sales From Sales Entry
Primary Sort: Sales Cat                  E2 - Occupant Historical Sales %'s
Secondary Sort: Sales Cat                E3 - Sales Category %'s
Comp Only: No                            E4 - Property Sales %'s
                                         E5 - Estimated Annual Sales Growth %


- -----------------------------------------------------------------------------------------------------
      UNIT            OCCUPANT        OPEN            CLOSE             CURRENT MONTH SALES      %
       NO.              NAME          DATE     GLA     DATE     CAT%      1996    1995        CHANGE
- -----------------------------------------------------------------------------------------------------
Books                                           34
- -----------------------------------------------------------------------------------------------------
                 Books

  31 (110)       B. Dalton #284    6/16/94    4465           51.5          293.8      298.7     -1.6
 115 (110)       Evangel Book Ce   7/01/91    1257           14.5           76.5       88.9    -14.0
 101 (110)       Waldenbooks, St   4/23/92    2952           34.0          242.2      220.4      9.9
Comp Sub-Totals:                              8674                         612.6      608.0      0.8
=====================================================================================================
Category Totals:                              8674                         612.6      608.0      0.8
=====================================================================================================

- ---------------------------------------------------------------------------------------------------------------------------
                       YEAR-TO-DATE                                   FULL YEAR
      UNIT                 SALES               %       1996             SALES               %     1996   1995    1996   BKP
       NO.           1996         1995      CHANGE     %CAT       1996         1995      CHANGE   $/SF   $/SF   BKP/SF   %
- ---------------------------------------------------------------------------------------------------------------------------
Books
- ---------------------------------------------------------------------------------------------------------------------------
  31 (110)           1,259.8      1,239.1     1.7   48.9          1,259.8      1,239.1     1.7    282    278      0     5
 115 (110)             340.6        377.6    -9.8   13.2            340.6        377.6    -9.8    271    319      0     7
 101 (110)             976.3        923.4     5.7   37.9            976.3        923.4     5.7    331    313      0     5
Comp Sub-Totals:     2,576.7      2,540.1     1.4                 2,576.7      2,540.1     1.4    297    295
===========================================================================================================================
Category Totals:     2,576.7      2,540.1     1.4                 2,576.7      2,540.1     1.4    297    295
===========================================================================================================================

                               SABEY CORPORATION

                        MONTHLY MANAGEMENT SALES REPORT
                               AS OF DECEMBER '96
                       (ALL SALES ARE ROUNDED TO 1000'S)


Select By: Unit Ref 110-B101 110-Q203    E1 - Estimated Sales From Sales Entry
Primary Sort: Sales Cat                  E2 - Occupant Historical Sales %'s
Secondary Sort: Sales Cat                E3 - Sales Category %'s
Comp Only: No                            E4 - Property Sales %'s
                                         E5 - Estimated Annual Sales Growth %

    UNIT         OCCUPANT         OPEN              CLOSE              CURRENT MONTH SALES      %
    NO.            NAME           DATE      GLA      DATE      CAT%      1996    1995        CHANGE
- ----------- ----------------- ----------- ------- --------- --------- ---------- ---------- --------
Jewelry                              35
- ---------------------------------------------------------------------------------------------------
            Jewelry
- ---------------------------------------------------------------------------------------------------
C201 110)   Ben Bridge Jewe    10/10/91     1503                13.1      382.1      321.0    19.0
C209 110)   Fred Meyer Jewe     8/15/92     1214                10.6      154.7      118.7    30.3
C205 110)   Harry Ritchie J    10/10/91     1160                10.1      232.0      226.3     2.5
C215 110)   Kay Jewelers #5     3/08/94     1244                10.9      223.6      228.9    -2.3
C215 110)   Weisfield Jewel    11/08/84     1549                13.5      210.3      297.2   -29.2
C235 110)   Zales Jewelers     11/17/94     1393                12.2      296.9      291.7     1.8
Comp Sub-Totals:                            8063                        1,499.5    1,483.7     1.1
- ---------------------------------------------------------------------------------------------------
C201 110)   Crescent Jewele    11/23/96     1082                 9.4      133.7         NA      NA
C201 110)   Dodson's            8/01/91       NA   5/06/96                   NA       87.7      NA
C225 110)   Gordon's Jewelr    10/16/95     1450                12.7      151.7      104.5    45.1
C201 110)   Piercing Pagoda     5/20/95      160                 1.4       42.1       49.1   -14.3
C217 110)   Watch Gallery      10/27/95      701                 6.1       70.2       65.1     7.9
Non Comp Sub-Totals                         4475                          397.8      306.5    29.8
- ---------------------------------------------------------------------------------------------------
Sub Category Totals                        11456                        1,897.3    1,790.2     6.0
===================================================================================================
Category Totals:                           12538                        1,897.3    1,790.2     6.0
===================================================================================================



                  YEAR-TO-DATE                                   FULL YEAR
    UNIT              SALES               %       1996             SALES               %     1996   1995    1996   BKP
    NO.         1996         1995      CHANGE     %CAT       1996         1995      CHANGE   $/SF   $/SF   BKP/SF   %
- ----------- ------------ ------------ -------- --------- ------------ ------------ -------- ------ ------ ------- ----
Jewelry
- ----------------------------------------------------------------------------------------------------------------------
C201 110)       1,348.6      1,246.5      8.2      16.7      1,348.6      1,246.5      8.2    897   829      0      5
C209 110)         665.8        643.2      3.5       8.3        665.8        643.2      3.5    548   530      0      5
C205 110)         999.6      1,000.0     -0.0      12.4        999.6      1,000.0     -0.0    862   862      0      6
C215 110)         903.4      1,076.7    -16.1      11.2        903.4      1,076.7    -16.1    726   866      0      6
C215 110)       1,161.9      1,058.6      9.8      14.4      1,161.9      1,058.6      9.8    750   683      0      6
C235 110)       1,350.0      1,352.0     -0.1      16.7      1,350.0      1,352.0     -0.1    969   971      0      6
Comp            6,429.3      6,377.0      0.8                6,429.3      6,477.0      0.8    797   791
Sub-Totals:
- ----------------------------------------------------------------------------------------------------------------------
C201 110)         157.8           NA      NA        2.0        157.8           NA       NA    146    NA      NA    NA
C201 110)         224.7        413.2   -45.6        2.8        224.7        413.2    -45.6    208   382      NA     6
C225 110)         705.8        160.5   339.6        8.7        705.8        160.5    339.6    487   111      0      6
C201 110)         199.2        145.3    37.1        2.5        119.2        145.3     37.1   1245   908      0     10
C217 110)         350.9         90.4   288.1        4.3        350.9         90.4    288.1    501   129      0      8
Non Comp        1,638.4        809.4   102.4                 1,638.4        809.4    102.4    366   239
Sub-Totals
- ----------------------------------------------------------------------------------------------------------------------
Sub             8,067.7      7,186.4    12.3                 8,067.7      7,186.4     12.3    643   627
Category Totals
======================================================================================================================
Category        8,067.7      7,186.4    12.3                 8,067.7      7,186.4     12.3    643   627
Totals:
======================================================================================================================

                               SABEY CORPORATION


                        MONTHLY MANAGEMENT SALES REPORT
                               AS OF DECEMBER '96
                       (ALL SALES ARE ROUNDED TO 1000'S)


Select By: Unit Ref 110-B101 110-Q203    E1 - Estimated Sales From Sales Entry
Primary Sort: Sales Cat                  E2 - Occupant Historical Sales %'s
Secondary Sort: Sales Cat                E3 - Sales Category %'s
Comp Only: No                            E4 - Property Sales %'s
                                         E5 - Estimated Annual Sales Growth %

        UNIT              OCCUPANT          OPEN             CLOSE             CURRENT MONTH SALES      %
        NO.                 NAME            DATE      GLA     DATE     CAT%      1996    1995        CHANGE
- ------------------- -------------------- ---------- ------- ------- --------- ---------- ---------- --------
Cosmetics/Perfumes                                     36
- -----------------------------------------------------------------------------------------------------------
5                   Cosmetics/Perfumes
- -----------------------------------------------------------------------------------------------------------
C201A 110)          Bath & Body Wor       11/11/91   1661           51.8      232.7      203.6         14.3
C108 110)           Garden Botanika        9/30/92    701           21.9      137.6      133.1          3.3
Comp Sub-Totals:                                     2362                     370.2      336.8          9.9
- -----------------------------------------------------------------------------------------------------------
C123 110)           Body Shop #3705        6/28/95    846           26.4      118.1      105.3         12.2
Non Comp Sub-Totals                                   846                     118.1      105.3         12.2
- -----------------------------------------------------------------------------------------------------------
Sub Category Totals                                  3208                     488.4      442.0         10.5
===========================================================================================================
Category Totals:                                     3208                     488.4      442.0         10.5
===========================================================================================================



                        YEAR-TO-DATE                               FULL YEAR
        UNIT                SALES             %       1996           SALES             %     1996   1995    1996   BKP
        NO.            1996       1995     CHANGE     %CAT      1996       1995     CHANGE   $/SF   $/SF   BKP/SF   %
- ------------------- ---------- ---------- -------- --------- ---------- ---------- -------- ------ ------ ------- ----
Cosmetics/Perfumes
- ----------------------------------------------------------------------------------------------------------------------
5
- ----------------------------------------------------------------------------------------------------------------------
C201A 110)              845.3      750.5     12.6  41.3          845.3      750.5     12.6   509    452      0     0
C108 110)               630.7      602.4      4.7  30.8          630.7      602.4      4.7   900    859      0     7
Comp Sub-Totals:      1,475.9    1,352.9      9.1              1,475.9    1,352.9      9.1   625    573
- ----------------------------------------------------------------------------------------------------------------------
C123 110)               570.6      320.1     78.2  27.9          570.6      320.1     78.2   674    378      0     5
Non Comp Sub-Totals     570.6      320.1     78.2                570.6      320.1     78.2   674    378
- ----------------------------------------------------------------------------------------------------------------------
Non Comp Sub Totals   2,046.6    1,673.1     22.3              2,046.6    1,673.1     22.3   638    522
======================================================================================================================
Category Totals:      2,046.6    1,673.1     22.3              2,046.6    1,673.1     22.3   638    522
======================================================================================================================

                               SABEY CORPORATION


                        MONTHLY MANAGEMENT SALES REPORT
                               AS OF DECEMBER '96
                       (ALL SALES ARE ROUNDED TO 1000'S)


Select By: Unit Ref 110-B101 110-Q203    E1 - Estimated Sales From Sales Entry
Primary Sort: Sales Cat                  E2 - Occupant Historical Sales %'s
Secondary Sort: Sales Cat                E3 - Sales Category %'s
Comp Only: No                            E4 - Property Sales %'s
                                         E5 - Estimated Annual Sales Growth %


    UNIT         OCCUPANT        OPEN             CLOSE            CURRENT MONTH SALES     %
    NO.            NAME          DATE      GLA     DATE     CAT%      1996   1995       CHANGE
- ----------- ----------------- ---------- ------- ------- --------- --------- --------- --------
Hair Care
- -----------------------------------------------------------------------------------------------
               Hair Care                    37
- -----------------------------------------------------------------------------------------------
C111 110)   Beauty Works       10/22/92   1750           26.0          71.3      63.2    12.9
C117 110)   Mastercuts #478     2/12/92   1052           15.6          29.9      31.7    -5.7
C105 110)   N.W. Beauty Sup    11/25/91   1406           20.9          86.7      91.7    -5.5
C207 110)   Regis Hairstyli     9/15/91   1221           18.2          53.2      45.5    16.8
C203 110)   System Seven #4    12/17/91   1297           19.3          14.6      21.5   -32.0
Comp Sub-Totals:                          6726                        255.7     253.6     0.8
==============================================================================================
Category Totals                           6726                        255.7     253.6     0.8
==============================================================================================



                YEAR-TO-DATE                               FULL YEAR
    UNIT            SALES             %       1996           SALES             %     1996   1995    1996   BKP
    NO.        1996       1995     CHANGE     %CAT      1996       1995     CHANGE   $/SF   $/SF   BKP/SF   %
- ----------- ---------- ---------- -------- --------- ---------- ---------- -------- ------ ------ ------- ----
Hair Care
- --------------------------------------------------------------------------------------------------------------
C111 110)       636.3      551.4    15.4       24.8      636.3      551.4    15.4    364    315      0     6
C117 110)       336.9      343.3    -1.9       13.1      336.9      343.3    -1.9    320    326      0     6
C105 110)       857.9      842.6     1.8       33.5      857.9      842.6     1.8    610    599      0     7
C207 110)       568.6      475.4    19.6       22.2      568.6      475.4    19.6    466    389      0     6
C203 110)       162.9      211.0   -22.8        6.4      162.9      211.0   -22.8    126    163      0     6
Comp          2,562.4    2,423.8     5.7               2,562.4    2,423.8     5.7    381    360
Sub-Totals:
==============================================================================================================
Category      2,562.4    2,423.8     5.7               2,562.4    2,423.8     5.7    381    360
Totals
==============================================================================================================


                               SABEY CORPORATION


                        MONTHLY MANAGEMENT SALES REPORT
                               AS OF DECEMBER '96
                       (ALL SALES ARE ROUNDED TO 1000'S)


Select By: Unit Ref 110-B101 110-Q203      E1 - Estimated Sales From Sales Entry
Primary Sort: Sales Cat                    E2 - Occupant Historical Sales %'s
Secondary Sort: Sales Cat                  E3 - Sales Category %'s
Comp Only: No                              E4 - Property Sales %'s
                                           E5 - Estimated Annual Sales Growth %

    UNIT           OCCUPANT          OPEN              CLOSE            CURRENT MONTH SALES      %
    NO.              NAME            DATE      GLA      DATE     CAT%      1996    1995       CHANGE
- ----------- --------------------- ---------- ------- --------- -------- ---------- --------- --------
Other Retail
- -----------------------------------------------------------------------------------------------------
8           Other Retail                         38
- -----------------------------------------------------------------------------------------------------
C214 110)   General Nutriti         6/04/93    1114                9.0      48.3       42.1    14.7
C114 110)   Kay Bee Toys #8         1/17/95    3570               28.7     378.5      379.4    -0.2
C101 110)   Learning World          1/29/92    3188               25.6      80.7      107.3   -24.8
C111 110)   Pilgrims Nutrit         5/06/91    1792               14.4      53.1       56.2    -5.6
C127 110)   Schlosser's Flo         5/01/91     722                5.8      12.3       12.0     2.4
Comp Sub-Totals                               10386                        572.8      597.0    -4.1
- ------------------------------------------------------------------------------------------------------
C105 110)   AT & T Phone Center
            CLOSED                  8/01/88      NA   4/15/96                 NA         NA      NA
C201 110)   Bag & Bauble CLOSED     7/26/93      NA   3/18/95                 NA         NA      NA
C115 110)   Kay Bee Toys #8
            CLOSED                 10/20/84      NA   1/17/95                 NA         NA      NA
C105 110)   Phone Center, T         7/08/96    2057               16.5      96.1         NA      NA
Non Comp Sub-Totals                            4114                         96.1        0.0
- -----------------------------------------------------------------------------------------------------
Sub Category Totals                           12443                        668.9      597.0    12.0
=====================================================================================================
Category Totals                               14500                        668.9      597.0    12.0
=====================================================================================================



                YEAR-TO-DATE                                  FULL YEAR
    UNIT            SALES              %         1996           SALES              %       1996   1995    1996   BKP
    NO.        1996       1995       CHANGE      %CAT      1996       1995       CHANGE    $/SF   $/SF   BKP/SF   %
- ----------- ---------- ---------- ----------- --------- ---------- ---------- ----------- ------ ------ ------- ----
Other
- --------------------------------------------------------------------------------------------------------------------
Retail
- --------------------------------------------------------------------------------------------------------------------
8
- --------------------------------------------------------------------------------------------------------------------
C214 110)       518.1      421.7        22.9      16.2      518.1      421.7        22.9   465    379       0    6
C114 110)     1,107.9      997.8        11.0      34.5    1,107.9      997.8        11.0   310    279       0    5
C101 110)       594.9      741.5       -19.8      18.5      594.9      741.5       -19.8   187    233       0    5
C111 110)       579.6      591.0        -1.9      18.1      579.6      591.0        -1.9   323    330       0    7
C127 110)       115.8      114.6         1.0       3.6      115.8      114.6         1.0   160    159       0    3
Comp          2,916.4    2,866.7         1.7              2,916.4    2,866.7         1.7   281    276
Sub-Totals
- --------------------------------------------------------------------------------------------------------------------
C105 110)          NA         NA         NA         NA         NA         NA          NA    NA     NA      NA   NA
C201 110)          NA       12.3         NA         NA         NA       12.3          NA    NA      8      NA    6
C115 110)
                   NA         NA         NA         NA         NA         NA          NA    NA     NA      NA    6
C105 110)       291.4         NA         NA        9.1      291.4         NA          NA   142     NA     486    6
Non Comp        291.4       12.3    2,265.3                 291.3       12.3     2,265.3    71      8
Sub-Totals
- --------------------------------------------------------------------------------------------------------------------
Sub           3,207.7    2,879.0       11.4               3,207.7    2,879.0       11.4    221    243
Category Total
====================================================================================================================
Category      3,207.7    2,879.0       11.4               3,207.7    2,879.0       11.4    221    243
Totals
====================================================================================================================

                               SABEY CORPORATION


                        MONTHLY MANAGEMENT SALES REPORT
                               AS OF DECEMBER '96
                       (ALL SALES ARE ROUNDED TO 1000'S)


Select By: Unit Ref 110-B101 110-Q203     E1 - Estimated Sales From Sales Entry
Primary Sort: Sales Cat                   E2 - Occupant Historical Sales %'s
Secondary Sort: Sales Cat                 E3 - Sales Category %'s
Comp Only: No                             E4 - Property Sales %'s
                                          E5 - Estimated Annual Sales Growth %


    UNIT         OCCUPANT        OPEN             CLOSE            CURRENT MONTH SALES      %
    NO.            NAME          DATE      GLA     DATE     CAT%      1996   1995         CHANGE
- ----------- ----------------- ---------- ------- ------- --------- --------- --------- -----------
Optical
- --------------------------------------------------------------------------------------------------
9           Optical                         39
- --------------------------------------------------------------------------------------------------
C209 110)   Eye Masters #13     5/08/92   3730           42.2          57.9      80.4      -27.9
C109 110)   Lens Lab #005      11/01/88   4048           45.8          72.1     104.1      -30.7
C215 110)   Vista Optical #     3/04/92   1068           12.1          38.1      49.1      -22.5
Comp Sub-Totals                           8846                        168.2     233.6      -28.0
==================================================================================================
Category Totals                           8846                        168.2     233.6      -28.0
==================================================================================================



                YEAR-TO-DATE                                 FULL YEAR
    UNIT            SALES              %        1996           SALES              %      1996   1995    1996   BKP
    NO.        1996       1995      CHANGE      %CAT      1996       1995      CHANGE    $/SF   $/SF   BKP/SF   %
- ----------- ---------- ---------- ---------- --------- ---------- ---------- ---------- ------ ------ ------- ----
Optical
- ------------------------------------------------------------------------------------------------------------------
9
- ------------------------------------------------------------------------------------------------------------------
C209 110)       972.7      953.3       2.0   34.1          972.7      953.3       2.0    261    256      0     5
C109 110)     1,169.7    1,395.6     -16.2   41.0        1,169.7    1,395.6     -16.2    289    345      0     4
C215 110)       709.6      634.2      11.9   24.9          709.6      634.2      11.9    664    594      0     7
Comp          2,852.0    2,983.2      -4.4               2,852.0    2,983.2      -4.4    322    337
Sub-Totals
==================================================================================================================
Category      2,852.0    2,983.2      -4.4               2,852.0    2,983.2      -4.4    322    337
Totals
==================================================================================================================

                               SABEY CORPORATION

                        MONTHLY MANAGEMENT SALES REPORT
                               AS OF DECEMBER '96
                       (ALL SALES ARE ROUNDED TO 1000'S)


Select By: Unit Ref 110-B101 110-Q203    E1 - Estimated Sales From Sales Entry
Primary Sort: Sales Cat                  E2 - Occupant Historical Sales %'s
Secondary Sort: Sales Cat                E3 - Sales Category %'s
Comp Only: No                            E4 - Property Sales %'s
                                         E5 - Estimated Annual Sales Growth %


- ----------------------------------------------------------------------------------------------------
    UNIT           OCCUPANT         OPEN             CLOSE            CURRENT MONTH SALES      %
     NO.             NAME           DATE      GLA     DATE     CAT%      1996   1995        CHANGE
- ----------------------------------------------------------------------------------------------------
Personal Services                              40
- ----------------------------------------------------------------------------------------------------
0            Personal Services
148 110)     Kiddie Kandids        2/26/92    811               14.9      50.7      48.6        4.4
213 110)     Portraits To Go      12/31/91   1566               28.8      28.8      34.7      -17.1
114 110)     Saad Shoe Repai       9/03/91    576               10.6      15.2      17.2      -11.4
121 110)     Washington One       12/01/84   1177               21.7      20.0      26.4      -24.2
Comp Sub-Totals:                             4130                        114.7     126.9       -9.6
- ----------------------------------------------------------------------------------------------------
202 110)     Hi-Tek Nails         12/22/95    939               17.3      20.7       1.5     1306.1
211 110)     It's A Wrap!          6/01/95    363                6.7      19.8      28.5      -30.6
Non Comp Sub-Totals                          1302                         40.4      30.0       34.9
- ----------------------------------------------------------------------------------------------------
Sub Category Totals                          5432                        155.1     156.9       -1.1
====================================================================================================
Category Totals:                             5432                        155.1     156.9       -1.1
====================================================================================================

- -----------------------------------------------------------------------------------------------------------------------
                 YEAR-TO-DATE                                   FULL YEAR
    UNIT             SALES               %         1996           SALES               %       1996   1995    1996   BKP
     NO.        1996       1995       CHANGE       %CAT      1996       1995       CHANGE     $/SF   $/SF   BKP/SF   %
- -----------------------------------------------------------------------------------------------------------------------
Personal Services
- -----------------------------------------------------------------------------------------------------------------------
0
148 110)         312.1      321.6         -2.9      26.0      312.1      321.6         -2.9   385    397       0     7
213 110)         278.4      335.4        -17.0      23.2      278.4      335.4        -17.0   178    214       0     6
114 110)         185.6      194.5         -4.6      15.5      185.6      194.5         -4.6   322    338       0     8
121 110)         185.9      237.2        -21.6      15.5      185.9      237.2        -21.6   158    202       0     6
Comp
Sub-Totals:      962.0    1,088.7        -11.6                962.0    1,088.7        -11.6   233    264
- -----------------------------------------------------------------------------------------------------------------------
202 110)         183.6        1.5      12392.       15.3      183.6        1.5      12392.    196     NA       0     8
211 110)          55.4       60.0         -7.7       4.6       55.4       60.0         -7.7   153    165     242    10
Non Comp
Sub-Totals       239.0       61.5        288.6                239.0       61.5        288.6   184    169
- -----------------------------------------------------------------------------------------------------------------------
Sub Category
Totals         1,201.0    1,150.2          4.4              1,201.0    1,150.2          4.4   221    256
=======================================================================================================================
Category
Totals:        1,201.0    1,150.2          4.4              1,201.0    1,150.2          4.4   221    256
=======================================================================================================================

                               SABEY CORPORATION

                        MONTHLY MANAGEMENT SALES REPORT
                               AS OF DECEMBER '96
                       (ALL SALES ARE ROUNDED TO 1000'S)


Select By: Unit Ref 110-B101 110-Q203    E1 - Estimated Sales From Sales Entry
Primary Sort: Sales Cat                  E2 - Occupant Historical Sales %'s
Secondary Sort: Sales Cat                E3 - Sales Category %'s
Comp Only: No                            E4 - Property Sales %'s
                                         E5 - Estimated Annual Sales Growth %


- --------------------------------------------------------------------------------------------------
                                                                          CURRENT MONTH
    UNIT          OCCUPANT         OPEN              CLOSE                    SALES           %
     NO.            NAME           DATE      GLA      DATE      CAT%      1996   1995      CHANGE
- --------------------------------------------------------------------------------------------------
Offices                                       46
- --------------------------------------------------------------------------------------------------
5            Offices
219 110)     Consumer Opinion     9/28/95   2045             100.0           NA       NA      NA
103 110)     Consumer Opinion
             CLOSED              10/01/95     NA   1/29/95                   NA       NA      NA
Non Comp Sub-Totals                         2045                            0.0      0.0
==================================================================================================
Category Totals:                            2045                            0.0      0.0
==================================================================================================

- ----------------------------------------------------------------------------------------------------
               YEAR-TO-DATE                        FULL YEAR
    UNIT           SALES           %     1996        SALES           %     1996   1995    1996   BKP
     NO.       1996     1995    CHANGE   %CAT    1996     1995    CHANGE   $/SF   $/SF   BKP/SF   %
- ----------------------------------------------------------------------------------------------------
Offices
- ----------------------------------------------------------------------------------------------------
5
219 110)          NA       NA    NA      NA        0.0       NA      NA      0     NA     NA     NA
103 110)          NA       NA    NA      NA         NA       NA      NA     NA     NA     NA     NA
Non Comp
Sub-Totals       0.0      0.0                      0.0      0.0              0      0
====================================================================================================
Category
Totals:          0.0      0.0                     (0.0      0.0             -0      0
====================================================================================================

                               SABEY CORPORATION

                        MONTHLY MANAGEMENT SALES REPORT
                               AS OF DECEMBER '97
                       (ALL SALES ARE ROUNDED TO 1000'S)


Select By: Unit Ref 110-B101 110-Q203    E1 - Estimated Sales From Sales Entry
Primary Sort: Sales Cat                  E2 - Occupant Historical Sales %'s
Secondary Sort: Sales Cat                E3 - Sales Category %'s
Comp Only: No                            E4 - Property Sales %'s
                                         E5 - Estimated Annual Sales Growth %

- -----------------------------------------------------------------------------------------------------
   UNIT         OCCUPANT        OPEN                CLOSE             CURRENT MONTH SALES        %
    NO.           NAME          DATE       GLA       DATE    CAT%      1997     1996          CHANGE
- -----------------------------------------------------------------------------------------------------
Kiosks                                       48
- -----------------------------------------------------------------------------------------------------
           Kiosks
4 110)     Sportz Heros Me   11/254/9        NA    1/01/95                 NA            NA       NA
           CLOSED
Non Comp Sub-Totals                           0                            0.0          0.0
- -----------------------------------------------------------------------------------------------------
Category Totals:                              0                            0.0          0.0
=====================================================================================================
GRAND TOTAL                              368511                       16,355.6     16,437.4     -0.5
=====================================================================================================
- ------------------------------------------------------------------------------------------------------------------
                 YEAR-TO-DATE                                FULL YEAR
   UNIT              SALES               %     1996            SALES               %     1996   1995    1996   BKP
    NO.        1996         1995      CHANGE   %CAT      1996         1995      CHANGE   $/SF   $/SF   BKP/SF   %
- ------------------------------------------------------------------------------------------------------------------
Kiosks
- ------------------------------------------------------------------------------------------------------------------
4 110)              NA           NA       NA     NA           NA           NA       NA    NA     NA     NA     6
Non Comp
Sub-Totals         0.0          0.0                          0.0          0.0             NA      0
- ------------------------------------------------------------------------------------------------------------------
Category
Totals:            0.0          0.0                         (0.0          0.0             -1      0
==================================================================================================================
GRAND
TOTAL         91,565.2     88,550.1      3.4            91,565.2     88,550.1      3.4   248    255
==================================================================================================================

                               SABEY CORPORATION

                        MONTHLY MANAGEMENT SALES REPORT
                               AS OF DECEMBER '97
                       (ALL SALES ARE ROUNDED TO 1000'S)


Select By: Unit Ref 110-B101 110-Q203    E1 - Estimated Sales From Sales Entry
Primary Sort: Sales Cat                  E2 - Occupant Historical Sales %'s
Secondary Sort: Sales Cat                E3 - Sales Category %'s
Comp Only: No                            E4 - Property Sales %'s
                                         E5 - Estimated Annual Sales Growth %


- -----------------------------------------------------------------------------------------------------
    UNIT           OCCUPANT         OPEN             CLOSE             CURRENT MONTH SALES      %
     NO.             NAME           DATE      GLA     DATE     CAT%       1997   1996        CHANGE
- -----------------------------------------------------------------------------------------------------
Department Stores                              02
- -----------------------------------------------------------------------------------------------------
02           Department Stores
001 110)     Bumpers Fun Cen     1/17/92    30000           100.0      64.5      72.3       -10.8
Comp Sub-Totals:                            30000                      64.5      72.3       -10.8
- -----------------------------------------------------------------------------------------------------
Category Totals:                            30000                      64.5      72.3       -10.8
=====================================================================================================

- --------------------------------------------------------------------------------------------------------------------
                 YEAR-TO-DATE                                  FULL YEAR
    UNIT             SALES              %        1996            SALES              %      1996   1995    1996   BKP
     NO.        1996       1995      CHANGE      %CAT       1996       1995      CHANGE    $/SF   $/SF   BKP/SF   %
- --------------------------------------------------------------------------------------------------------------------
Department Stores
- --------------------------------------------------------------------------------------------------------------------
02
001 110)     710.5      822.4       -13.6     100.0      710.5      822.4       -13.6      24     27    M-S-D
Comp
Sub-Totals:  710.5      822.4       -13.6                710.5      822.4       -13.6      24     27
- --------------------------------------------------------------------------------------------------------------------
Category
Totals:      710.5      822.4       -13.6                710.5      822.4       -13.6      24     27
====================================================================================================================

                               SABEY CORPORATION

                        MONTHLY MANAGEMENT SALES REPORT
                               AS OF DECEMBER '97
                       (ALL SALES ARE ROUNDED TO 1000'S)


Select By: Unit Ref 110-B101 110-Q203    E1 - Estimated Sales From Sales Entry
Primary Sort: Sales Cat                  E2 - Occupant Historical Sales %'s
Secondary Sort: Sales Cat                E3 - Sales Category %'s
Comp Only: No                            E4 - Property Sales %'s
                                         E5 - Estimated Annual Sales Growth %

=====================================================================================================
    UNIT          OCCUPANT        OPEN               CLOSE            CURRENT MONTH SALES       %
     NO.            NAME          DATE      GLA      DATE      CAT%      1996    1995        CHANGE
- -----------------------------------------------------------------------------------------------------
Specialty Food                                04
- -----------------------------------------------------------------------------------------------------
4            Specialty Food
105 110)     Baskin-Robbins      3/04/92     684                 6.8      22.0       21.9        0.4
101 110)     Candy 'N Carmel     2/01/85     550                 5.5      18.6       20.8      -10.4
103 110)     Candy Barrel, T     7/15/92    1022                10.2      17.9       22.9      -21.8
118 110)     Cinnabon #84       10/26/91     758                 7.5      83.6       88.7       -5.7
123 110)     Espress-o           7/18/93     231                 2.3      22.6       23.5       -3.6
137 110)     Gloria Jean's C    11/29/91    1076                10.7      65.7       82.7      -20.5
129 110)     Mrs. Fields Coo     5/23/91     721                 7.2      26.4       34.2      -22.6
117 110)     Orange Julius       3/21/91    1295                12.9      60.0       63.2       -5.0
109 110)     Pretzel Time       10/27/92     501                 5.0      38.6       43.3      -10.7
110 110)     Surf City Squee     6/27/92     420                 4.2      27.1       26.0        4.3
101 110)     Sweet Factory #    11/18/93     848                 8.4      40.6       48.0      -15.3
115 110)     Thomas Hammer C    12/04/93    1058                10.5      45.3       44.3        2.1
115 110)     Tipton's Gourme    10/01/84     700                 7.0      66.9       76.4      -12.5
Comp Sub-Totals:                            9864                         535.5      595.8      -10.1
- -----------------------------------------------------------------------------------------------------
217A 110)    Cold Stone Crea    11/29/95      NA   11/02/96                 NA         NA         NA
             CLOSED
 02 110)     LaCrepe            12/03/96     185                 1.8       8.3        4.1      104.2
Non-Comp Sub-Totals                          185                           8.3        4.1      104.2
- -----------------------------------------------------------------------------------------------------
Sub Category Totals                        10049                         543.8      599.8       -9.3
=====================================================================================================
Category Totals:                           10049                         543.8      599.8       -9.3
=====================================================================================================

==================================================================================================================
                 YEAR-TO-DATE                                FULL YEAR
    UNIT             SALES              %       1997           SALES              %      1997   1996    1997   BKP
     NO.        1997       1996      CHANGE     %CAT      1997       1996      CHANGE    $/SF   $/SF   BKP/SF   %
- ------------------------------------------------------------------------------------------------------------------
Specialty Food
- ------------------------------------------------------------------------------------------------------------------
4
105 110)         243.3      241.9        0.6      6.7      243.3      241.9        0.6   356    354       0
101 110)         164.8      173.4       -5.0      4.5      164.8      173.4       -5.0   300    315       0
103 110)         136.1      149.8       -9.1      3.7      136.1      149.8       -9.1   133    147       0
118 110)         527.2      583.6       -9.7     14.5      527.2      583.6       -9.7   696    770       0
123 110)         154.6      163.2       -5.3      4.2      154.6      163.2       -5.3   669    706       0
137 110)         286.0      336.8      -15.1      7.8      286.0      336.8      -15.1   266    313       0
129 110)         227.0      233.4       -2.8      6.2      227.0      233.4       -2.8   315    324       0
117 110)         410.6      404.7        1.4     11.3      410.6      404.7        1.4   317    313       0
109 110)         320.9      303.1        5.9      8.8      320.9      303.1        5.9   640    605       0
110 110)         235.5      240.3       -2.0      6.5      235.5      240.3       -2.0   561    572       0
101 110)         275.1      280.5       -1.9      7.5      275.1      280.5       -1.9   324    331       0
115 110)         279.9      233.8       19.7      7.7      279.9      233.8       19.7   265    221     M-S-D
115 110)         328.0      319.1        2.8      9.0      328.0      319.1        2.8   469    456       0
Comp
Sub-Totals:    3,588.9    3,663.9       -2.0             3,588.9    3,663.9       -2.0   364    371
- ------------------------------------------------------------------------------------------------------------------
217A 110)           NA      106.6         NA       NA         NA      106.6         NA    NA    119      NA
 02 110)          56.1        4.1     1281.2      1.5       56.1        4.1     1281.2   303     NA       0
Non-Comp
Sub-Totals        56.1      110.6      -49.2                56.1      110.6      -49.2   303    124
- ------------------------------------------------------------------------------------------------------------------
Sub Category
Totals         3,645.0    3,774.5       -3.4             3,645.0    3,774.5       -3.4   363    351
==================================================================================================================
Category
Totals:        3,645.0    3,774.5       -3.4             3,645.0    3,774.5       -3.4   363    351
==================================================================================================================

                               SABEY CORPORATION

                        MONTHLY MANAGEMENT SALES REPORT
                               AS OF DECEMBER '97
                       (ALL SALES ARE ROUNDED TO 1000'S)

Select By: Unit Ref 110-B101 110-Q203    E1 - Estimated Sales From Sales Entry
Primary Sort: Sales Cat                  E2 - Occupant Historical Sales %'s
Secondary Sort: Sales Cat                E3 - Sales Category %'s
Comp Only: No                            E4 - Property Sales %'s
                                         E5 - Estimated Annual Sales Growth %


=================================================================================================
    UNIT         OCCUPANT        OPEN              CLOSE             CURRENT MONTH SALES     %
    NO.            NAME          DATE     GLA      DATE       CAT%      1997   1996       CHANGE
- -------------------------------------------------------------------------------------------------
Restaurant
- -------------------------------------------------------------------------------------------------
            Restaurant                                       06
C105 110)   Pickle Barrel     3/01/91     2141             16.7          49.4      53.4     -7.5
Comp Sub-Totals                           2141                           49.4      53.4     -7.5
- -------------------------------------------------------------------------------------------------
C110 110)   Sports Heroes o   8/15/96    10684  12/28/97   83.3         126.8     190.8    -33.5
Non Comp Sub-Totals                      10684                          126.8     190.8    -33.5
- -------------------------------------------------------------------------------------------------
Sub Category Totals                      12825                          176.1     244.2    -27.9
=================================================================================================
Category Totals:                         12825                          176.1     244.2    -27.9
=================================================================================================

==============================================================================================================
    UNIT     YEAR-TO-DATE SALES       %       1997      FULL YEAR SALES        %     1997   1996    1997   BKP
    NO.        1997       1996     CHANGE     %CAT      1997       1997     CHANGE   $/SF   $/SF   BKP/SF   %
- --------------------------------------------------------------------------------------------------------------
Restaurant
- --------------------------------------------------------------------------------------------------------------
C105 110)       380.9      409.0    -6.9   27.9          380.9      409.0    -6.9    178    191      NA
Comp            380.9      409.0    -6.9                 380.9      409.0    -6.9    178    191
Sub-Totals
- --------------------------------------------------------------------------------------------------------------
C110 110)       983.9      600.2    63.9   72.1          983.9      600.2    63.9     92     56      0
Non Comp
Sub-Totals      983.9      600.2    63.9                 983.9      600.2    63.9     92     56
- --------------------------------------------------------------------------------------------------------------
Sub
Category
Totals        1,364.8    1,009.2    35.2               1,364.8    1,009.2    35.2    106     79
==============================================================================================================
Category
Totals:       1,364.8    1,009.2    35.2               1,364.8    1,009.2    35.2    106     79
==============================================================================================================

                               SABEY CORPORATION

                        MONTHLY MANAGEMENT SALES REPORT
                               AS OF DECEMBER '97
                       (ALL SALES ARE ROUNDED TO 1000'S)

Select By: Unit Ref 110-B101 110-Q203    E1 - Estimated Sales From Sales Entry
Primary Sort: Sales Cat                  E2 - Occupant Historical Sales %'s
Secondary Sort: Sales Cat                E3 - Sales Category %'s
Comp Only: No                            E4 - Property Sales %'s
                                         E5 - Estimated Annual Sales Growth %

======================================================================================================
    UNIT            OCCUPANT           OPEN              CLOSE            CURRENT MONTH SALES     %
     NO.              NAME             DATE      GLA      DATE     CAT%      1997   1996       CHANGE
- ------------------------------------------------------------------------------------------------------
Food Court/Fast Food
- ------------------------------------------------------------------------------------------------------
             Food Court/Fast Food                                     08

C211 110)    A&W                     11/09/91    633                 8.9      58.6      61.8     -5.2
C223 110)    Arby's                   3/18/94    591                 8.3     120.9     104.5     15.7
C225 110)    Bruchi's Cheese         11/22/91    565                 7.9      50.2      59.5    -15.6
C221 110)    Edo Japan               11/10/91    540                 7.6      61.4      69.1    -11.1
C213 110)    Flaming Wok             12/18/91    503                 7.1      47.9      48.8     -1.8
C203 110)    Frankfurter             12/10/92    429                 6.0      16.6      17.6     -5.9
C205 110)    Ivar's #56              12/09/91    630                 8.9      57.5      67.6    -14.9
C215 110)    Sbarro #463             11/07/91    686                 9.6      56.4      60.7     -7.1
C209 110)    Schlotzsky's De         10/18/95    569                 8.0      31.3      37.3    -16.1
C219 110)    Taco Time                2/16/92    777                10.9      96.5     102.6     -6.0
Comp Sub-Totals                                 5923                         597.2     629.5     -5.1
- ------------------------------------------------------------------------------------------------------
C217 110)    Juicers Smoothi         12/14/96    541                 7.6      30.8      17.6     75.4
C207A 110)   Petro Chili & CLOSED     9/01/85     NA   1/20/96                  NA        NA       NA
C207 110)    Salad Garden             3/31/96    649                 9.1      24.8      20.9     19.0
Non Comp Sub-Totals                             1190                          55.6      38.4     44.8
- ------------------------------------------------------------------------------------------------------
Sub Category Totals                             7113                         652.8     667.9     -2.3
======================================================================================================
Category Totals:                                7113                         652.8     667.9     -2.3
======================================================================================================

==================================================================================================================
    UNIT      YEAR-TO-DATE SALES        %       1997      FULL YEAR SALES         %      1997   1996    1997   BKP
     NO.        1997       1996      CHANGE     %CAT      1997       1996      CHANGE    $/SF   $/SF   BKP/SF   %
- ------------------------------------------------------------------------------------------------------------------
Food Court/Fast Food
- ------------------------------------------------------------------------------------------------------------------
C211 110)        439.2      454.7       -3.4      9.0      439.2      454.7       -3.4    694    718     0
C223 110)        772.6      715.0        8.1     15.9      772.6      715.0        8.1   1307   1210     0
C225 110)        362.4      389.6       -7.0      7.4      362.4      389.6       -7.0    641    690     0
C221 110)        493.9      537.1       -8.0     10.2      493.9      537.1       -8.0    915    995     0
C213 110)        387.7      400.9       -3.3      8.0      387.7      400.9       -3.3    771    797     0
C203 110)        110.2      121.5       -9.3      2.3      110.2      121.5       -9.3    257    283     0
C205 110)        383.4      441.0      -13.1      7.9      383.4      441.0      -13.1    609    700     0
C215 110)        461.2      486.1       -5.1      9.5      461.2      486.1       -5.1    672    709     0
C209 110)        254.2      323.0      -21.3      5.2      254.2      323.0      -21.3    447    568     0
C219 110)        759.3      788.7       -3.7     15.6      759.3      788.7       -3.7    977   1015     0
Comp           4,424.1    4,657.6       -5.0             4,424.1    4,657.6       -5.0    747    786     0
Sub-Totals
- ------------------------------------------------------------------------------------------------------------------
C217 110)        244.2       17.6     1290.1      5.0      244.2       17.6     1290.1    451    NA      0
C207A 110)          NA        7.5         NA       NA         NA        7.5         NA     NA    NA     NA
C207 110)        197.4      154.4       27.8      4.1      197.4      154.4       27.8    304    238     0
Non Comp         441.5      179.5      145.9               441.5      179.5      145.9    371    277
Sub-Totals
- ------------------------------------------------------------------------------------------------------------------
Sub Category   4,865.6    4,837.2        0.6             4,865.6    4,837.2        0.6    684    736
Totals
==================================================================================================================
Category       4,865.6    4,827.2        0.6             4,865.6    4,837.2        0.6    684    736
Totals:
==================================================================================================================

                               SABEY CORPORATION

                        MONTHLY MANAGEMENT SALES REPORT
                               AS OF DECEMBER '97
                       (ALL SALES ARE ROUNDED TO 1000'S)

Select By: Unit Ref 110-B101 110-Q203    E1 - Estimated Sales From Sales Entry
Primary Sort: Sales Cat                  E2 - Occupant Historical Sales %'s
Secondary Sort: Sales Cat                E3 - Sales Category %'s
Comp Only: No                            E4 - Property Sales %'s
                                         E5 - Estimated Annual Sales Growth %

=============================================================================================================
    UNIT             OCCUPANT            OPEN              CLOSE              CURRENT MONTH SALES       %
     NO.               NAME              DATE      GLA      DATE      CAT%      1997    1996         CHANGE
- -------------------------------------------------------------------------------------------------------------
Women's Wear
- -------------------------------------------------------------------------------------------------------------
             Women's Wear                                              10

C111 110)    Lane Bryant #65           11/07/91    7246                14.3      121.2      148.9      -18.6
C129 110)    Lerner New York           11/07/91   13331                26.3      252.7      278.2       -9.1
C101 110)    Limited Express           11/11/91   10711                21.1      175.5      179.8       -2.4
C201 110)    Mariposa #82               9/16/95    5155                10.2       77.0       82.1       -6.2
C215 110)    Modern Woman               2/13/92    5664                11.2       62.8       81.9      -23.3
C217 110)    Northern Reflec            4/28/93    2478                 4.9      142.9      191.5      -25.4
C203 110)    Rave #434                 10/11/91    2138                 4.2      108.1       95.6       13.0
C211 110)    Smart Sizes #65            7/31/92    4019                 7.9       47.3       38.8       21.7
Comp Sub-Totals:                                  50742                          987.6    1,096.9      -10.0
- -------------------------------------------------------------------------------------------------------------
C211A 110)   Jay Jacobs #22             4/17/86      NA   2/29/96                   NA         NA         NA
C225 110)    Jean Nicole #85 CLOSED     4/01/84      NA   1/31/96                   NA         NA         NA
C223 110)    Size 5-7-9 #45 CLOSED      9/01/84      NA   1/07/96                   NA         NA         NA
No Comp Sub-Totals                                    0                            0.0        0.0
- -------------------------------------------------------------------------------------------------------------
Sub Category Totals                               50742                          987.6    1,096.9      -10.0
=============================================================================================================
Category Totals:                                  50742                          987.6    1,096.9      -10.0
=============================================================================================================

===========================================================================================================================
    UNIT        YEAR-TO-DATE SALES          %        1997        FULL YEAR SALES           %      1997   1996    1997   BKP
     NO.         1997         1996       CHANGE      %CAT       1997         1996       CHANGE    $/SF   $/SF   BKP/SF   %
- ---------------------------------------------------------------------------------------------------------------------------
Women's Wear
- ---------------------------------------------------------------------------------------------------------------------------
C111 110)        1,065.7      1,269.8      -16.1      14.8      1,065.7      1,269.8      -16.1   147    175     340
C129 110)        1,579.7      1,889.9      -16.4      22.0      1,579.7      1,889.9      -16.4   119    142     340
C101 110)        1,178.2      1,453.3      -18.9      16.4      1,178.2      1,453.3      -18.9   110    136     560
C201 110)          787.8        833.2       -5.4      11.0        787.8        833.2       -5.4   153    162       0
C215 110)          634.6        791.6      -19.8      8..8        634.6        791.6      -19.8   112    140       0
C217 110)          774.1        826.5       -6.3      10.8        774.1        826.5       -6.3   312    334       0
C203 110)          756.7        711.7        6.3      10.5        756.7        711.7        6.3   354    333       0
C211 110)          413.7        407.2        1.6       5.8        413.7        407.2        1.6   103    101       0
Comp             7,190.5      8,183.2      -12.1                7,190.5      8,183.2      -12.1   142    161
Sub-Totals:
- ---------------------------------------------------------------------------------------------------------------------------
C211A 110)            NA           NA         NA        NA           NA           NA         NA    NA     NA      NA    NA
C225 110)             NA         26.7         NA        NA           NA         26.7         NA    NA      5      NA
C223 110)             NA          5.1         NA        NA           NA          5.1         NA    NA      1      NA
No Comp              0.0         31.8     -100.0                    0.0         31.8     -100.0    NA      3
Sub-Totals
- ---------------------------------------------------------------------------------------------------------------------------
Sub Category     7,190.5      8,215.0      -12.5                7,190.5      8,215.0      -12.5   142    135
Totals
===========================================================================================================================
Category         7,190.5      8,215.0      -12.5                7,190.5      8,215.0      -12.5   142    135
Totals:
===========================================================================================================================

                               SABEY CORPORATION

                        MONTHLY MANAGEMENT SALES REPORT
                               AS OF DECEMBER '97
                       (ALL SALES ARE ROUNDED TO 1000'S)

Select By: Unit Ref 110-B101 110-Q203    E1 - Estimated Sales From Sales Entry
Primary Sort: Sales Cat                  E2 - Occupant Historical Sales %'s
Secondary Sort: Sales Cat                E3 - Sales Category %'s
Comp Only: No                            E4 - Property Sales %'s
                                         E5 - Estimated Annual Sales Growth %

=================================================================================================
    UNIT          OCCUPANT         OPEN             CLOSE            CURRENT MONTH SALES     %
    NO.             NAME           DATE      GLA     DATE     CAT%      1997   1996       CHANGE
- -------------------------------------------------------------------------------------------------
Women's Specialty
- -------------------------------------------------------------------------------------------------
            Women's Specialty                              11

C109 110)   Motherhood Mate       4/29/94   1055           12.2          30.4      29.1      4.7
C111 110)   Swim-In              12/21/94   1063           12.3          20.4      13.7     48.9
C101 110)   Victoria's Secr      11/07/91   6521           75.5         440.8     447.0     -1.4
Comp Sub-Totals:                            8639                        491.6     489.8      0.4
- -------------------------------------------------------------------------------------------------
Category Totals:                            8639                        491.6     489.8      0.4
=================================================================================================

==============================================================================================================
    UNIT     YEAR-TO-DATE SALES       %       1997      FULL YEAR SALES        %     1997   1996    1997   BKP
    NO.        1997       1996     CHANGE     %CAT      1997       1996     CHANGE   $/SF   $/SF   BKP/SF   %
- --------------------------------------------------------------------------------------------------------------
Women's Specialty
- --------------------------------------------------------------------------------------------------------------
C109 110)       303.6      291.5  4.1      10.8          303.6      291.5  4.1       288    276       0
C111 110)       313.3      299.4  4.7      11.1          313.3      299.4  4.7       295    282     357
C101 110)     2,197.7    2,141.0  2.6      78.1        2,197.7    2,141.0  2.6       337    328     340
Comp          2,814.6    2,731.9  3.0                  2,814.6    2,731.9  3.0       326    316
Sub-Totals:
- --------------------------------------------------------------------------------------------------------------
Category      2,814.6    2,731.9  3.0                  2,814.6    2,731.9  3.0       326    316
Totals:
==============================================================================================================

                               SABEY CORPORATION

                        MONTHLY MANAGEMENT SALES REPORT
                               AS OF DECEMBER '97
                       (ALL SALES ARE ROUNDED TO 1000'S)

Select By: Unit Ref 110-B101 110-Q203    E1 - Estimated Sales From Sales Entry
Primary Sort: Sales Cat                  E2 - Occupant Historical Sales %'s
Secondary Sort: Sales Cat                E3 - Sales Category %'s
Comp Only: No                            E4 - Property Sales %'s
                                         E5 - Estimated Annual Sales Growth %

==========================================================================================================
    UNIT            OCCUPANT            OPEN              CLOSE              CURRENT MONTH SALES      %
    NO.               NAME              DATE      GLA      DATE      CAT%      1997    1996        CHANGE
- ----------------------------------------------------------------------------------------------------------
Men's Wear
- ----------------------------------------------------------------------------------------------------------
            Men's Wear                             12

C103 110)   Hamer's                  11/09/94    3025             34.2          132.3      130.2      1.6
C105 110)   Mr. Rage                 12/11/91    1522             17.2           88.2      102.6    -14.0
C203 110)   Structure #115           11/11/91    4288             48.5          125.5      131.2     -4.3
Comp Sub-Totals:                                 8835                           346.1      364.0     -4.9
- ----------------------------------------------------------------------------------------------------------
C211 110)   J. Riggings #76 CLOSED   12/13/91      NA   1/16/91                    NA         NA       NA
Non Comp Sub-Totals                                 0                             0.0        0.0
- ----------------------------------------------------------------------------------------------------------
Sub Category Totals                              8835                           346.1      364.0     -4.9
==========================================================================================================
Category Totals:                                 8835                           346.1      364.0     -4.9
==========================================================================================================

======================================================================================================================
    UNIT     YEAR-TO-DATE SALES        %        1997      FULL YEAR SALES         %        1997     1996    1997   BKP
    NO.        1997       1996      CHANGE      %CAT      1997       1996      CHANGE      $/SF     $/SF   BKP/SF   %
- ----------------------------------------------------------------------------------------------------------------------
Men's Wear
- ----------------------------------------------------------------------------------------------------------------------
C103 110)       870.2      813.1        7.0  39.1          870.2      870.2      813.1        7.0   288     269    0
C105 110)       716.6      741.8       -3.4  32.2          716.6      716.6      741.8       -3.4   471     487    0
C203 110)       636.0      687.3       -7.5  28.6          636.0      636.0      687.3       -7.5   148     160    0
Comp          2,222.8    2,242.2       -0.9              2,222.8    2,222.8    2,242.2       -0.9   252     254
Sub-Totals:
- ----------------------------------------------------------------------------------------------------------------------
C211 110)          NA       23.7         NA    NA             NA         NA       23.7         NA    NA      12   NA
Non Comp          0.0       23.7     -100.0                  0.0        0.0       23.7     -100.0    NA      12
Sub-Totals
- ----------------------------------------------------------------------------------------------------------------------
Sub           2,222.8    2,265.9       -1.9              2,222.8    2,265.9    2,265.9       -1.9   252     209
Category
Totals
======================================================================================================================
Category      2,222.8    2,265.9       -1.9              2,222.8    2,265.9    2,265.9       -1.9   252     209
Totals:
======================================================================================================================

                               SABEY CORPORATION

                        MONTHLY MANAGEMENT SALES REPORT
                               AS OF DECEMBER '97
                       (ALL SALES ARE ROUNDED TO 1000'S)

Select By: Unit Ref 110- 110-Q203        E1 - Estimated Sales From Sales Entry
Primary Sort: Sales Cat                  E2 - Occupant Historical Sales %'s
Secondary Sort: Sales Cat                E3 - Sales Category %'s
Comp Only: No                            E4 - Property Sales %'s
                                         E5 - Estimated Annual Sales Growth %

=========================================================================================================
   UNIT           OCCUPANT            OPEN               CLOSE              CURRENT MONTH SALES      %
   NO.              NAME              DATE      GLA      DATE       CAT%      1997    1996        CHANGE
- ---------------------------------------------------------------------------------------------------------
Unisex                                            14
- ---------------------------------------------------------------------------------------------------------
          Unisex

21 110)   Gap, The #7502             8/14/92    5865                 19.0      600.2      532.8     12.7
21 110)   Hot Topic #28              6/28/95    1124                  3.7      130.9      142.4     -8.1
25 110)   Jay Jacobs #22             3/04/96    4996                 16.2      135.5      112.0     21.0
17 110)   Maurices #342/J           11/21/91    8881                 28.8       90.6      114.8    -21.1
43 110)   Pacific Sunwear           11/11/92    1697                  5.5       72.2       63.4     13.8
07 110)   Zumiez                     3/26/92    2018                  6.6      171.1      180.4     -5.2
Comp Sub-Totals:                               24581                         1,200.5    1,145.7      4.8
- ---------------------------------------------------------------------------------------------------------
01 110)   Above the Belt               NA          NA                  NA         NA         NA       NA
41 110)   County Seat #66 Closed     3/29/92       NA   12/30/96                59.3       59.3       NA
13 110)   Eddie Bauer                7/26/96    6208                 20.2      416.5      594.7    -30.0
Non Comp Sub-Totals:                            6208                           416.5      654.0    -36.3
- ---------------------------------------------------------------------------------------------------------
Sub Category Totals                            30789                         1,616.9    1,799.7    -10.2
=========================================================================================================
Category Totals:                               30789                         1,616.9    1,799.7    -10.2
=========================================================================================================

====================================================================================================================
                YEAR-TO-DATE                                   FULL YEAR
   UNIT             SALES               %       1997             SALES               %     1997   1996    1997   BKP
   NO.        1997         1996      CHANGE     %CAT       1997         1996      CHANGE   $/SF   $/SF   BKP/SF   %
- --------------------------------------------------------------------------------------------------------------------
Unisex
- --------------------------------------------------------------------------------------------------------------------
21 110)       3,676.5      3,497.5      5.1      36.1      3,676.5      3,497.5      5.1   627    596      0
21 110)         732.3        698.4      4.8       7.2        732.3        698.4      4.8   652    621      0
25 110)         917.4        829.4     10.6       9.0        917.4        829.4     10.6   184    166      0
17 110)         736.1        728.0      1.1       7.2        736.1        728.0      1.1    83     82      0
43 110)         576.4        473.3     21.8       5.7        576.4        473.3     21.8   340    279      0
07 110)       1,222.6      1,184.0      3.3      12.0      1,222.6      1,184.0      3.3   606    587      0
Comp          7,861.2      7,410.6      6.1                7,861.2      7,410.6      6.1   320    301
Sub-Total
- --------------------------------------------------------------------------------------------------------------------
01 110)          NA           NA       NA         NA           0.0         NA       NA      NA     NA      NA
41 110)          NA          674.0     NA         NA          NA          674.0     NA      NA    177      NA
13 110)       2,331.4      1,548.0     50.6      22.9      2,331.4      1,548.0     50.6   376    249      0
Non Comp      2,331.4      2,222.0      4.9                2,331.4      2,222.0      4.9   376    222
Sub-Total
- --------------------------------------------------------------------------------------------------------------------
Sub          10,192.6     9,632,6       5.8               10,192.6      9,632.6      5.8   331    279
Category
Totals
====================================================================================================================
Category     10,192.6      9,632.6      5.8               10,192.6      9,632.6      5.8   331    279
Totals:
====================================================================================================================

                               SABEY CORPORATION

                        MONTHLY MANAGEMENT SALES REPORT
                               AS OF DECEMBER '97
                       (ALL SALES ARE ROUNDED TO 1000'S)

Select By: Unit Ref 110- 110-Q203        E1 - Estimated Sales From Sales Entry
Primary Sort: Sales Cat                  E2 - Occupant Historical Sales %'s
Secondary Sort: Sales Cat                E3 - Sales Category %'s
Comp Only: No                            E4 - Property Sales %'s
                                         E5 - Estimated Annual Sales Growth %

===================================================================================================
      UNIT          OCCUPANT       OPEN             CLOSE             CURRENT MONTH SALES      %
      NO.             NAME         DATE      GLA     DATE     CAT%      1997    1996        CHANGE
- ---------------------------------------------------------------------------------------------------
Children's Wear                               16
- ---------------------------------------------------------------------------------------------------
                Children's Wear

07 110)         GapKids #9250    11/18/94   4830           78.4          207.0      192.9      7.3
03 110)         Gymboree #241     7/03/95   3331           21.6           78.4       73.2      7.1
Comp Sub-Totals                             6161                         285.3      266.1      7.2
===================================================================================================
Category Totals                             6161                         285.3      266.1      7.2
===================================================================================================

==========================================================================================================================
                      YEAR-TO-DATE                                   FULL YEAR
      UNIT                SALES               %       1997             SALES               %     1997   1996    1997   BKP
      NO.           1997         1996      CHANGE     %CAT       1997         1996      CHANGE   $/SF   $/SF   BKP/SF   %
- --------------------------------------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------------------------------------
- ---------------
07 110)             1,396.2      1,265.3     10.3  67.0          1,396.2      1,265.3     10.3   289    262      0
03 110)               686.4        645.5      6.3  33.0            686.4        645.5      6.3   516    485      0
Comp Sub-Totals     2,082.5      1,910.8      9.0                2,082.5      1,910.8      9.0   338    310
==========================================================================================================================
Category Totals     2,082.5      1,910.8      9.0                2,082.5      1,910.8      9.0   338    310
==========================================================================================================================

                               SABEY CORPORATION

                        MONTHLY MANAGEMENT SALES REPORT
                               AS OF DECEMBER '97
                       (ALL SALES ARE ROUNDED TO 1000'S)

Select By: Unit Ref 110- 110-Q203         E1 - Estimated Sales From Sales Entry
Primary Sort: Sales Cat                   E2 - Occupant Historical Sales %'s
Secondary Sort: Sales Cat                 E3 - Sales Category %'s
Comp Only: No                             E4 - Property Sales %'s
                                          E5 - Estimated Annual Sales Growth %

=====================================================================================================================
        UNIT                 OCCUPANT           OPEN               CLOSE              CURRENT MONTH SALES       %
         NO.                   NAME             DATE      GLA      DATE       CAT%      1997    1996         CHANGE
- ---------------------------------------------------------------------------------------------------------------------
Specialty Apparel                                          18
- ---------------------------------------------------------------------------------------------------------------------
                     Specialty Apparel

07 110)              Pro-Image #240            7/01/95   2007              41.3          120.6      130.4       -7.6
05 110)              Wilsons The Lea           4/02/92   2847              58.7          218.7      236.3       -7.4
Comp Sub-Totals:                                         4854                            339.2      366.7       -7.5
- ---------------------------------------------------------------------------------------------------------------------
05 110)              R.C. Boot Barn Closed    11/23/91     NA     8/18/97                 NA         69.1       NA
03 110)              Specialtees Closed       12/06/91     NA    10/31/96                 NA         NA         NA
Non Comp Sub-Totals:                                     2608                              0.0       69.1     -100.0
- ---------------------------------------------------------------------------------------------------------------------
Sub Category Totals                                      4854                            339.2      435.8      -22.2
=====================================================================================================================
Category Totals:                                         7462                            339.2      435.8      -22.2
=====================================================================================================================

=======================================================================================================================
                         YEAR-TO-DATE                               FULL YEAR
        UNIT                 SALES             %       1997           SALES             %     1997   1996    1997   BKP
         NO.            1997       1996     CHANGE     %CAT      1997       1996     CHANGE   $/SF   $/SF   BKP/SF   %
- -----------------------------------------------------------------------------------------------------------------------
Specialty Apparel
- -----------------------------------------------------------------------------------------------------------------------
07 110)                  532.8      537.1     -0.8  35.0          532.8      537.1     -0.8   265    268      0
05 110)                  812.7      932.1    -12.8  53.4          812.7      932.1    -12.8   285    327      0
Comp Sub-Totals:       1,345.5    1,469.2     -8.4              1,345.5    1,469.2     -8.4   277    303
- -----------------------------------------------------------------------------------------------------------------------
05 110)                  176.7      330.7    -46.6  11.6          176.7      330.7    -46.6    68    127      NA
03 110)                   NA        146.2     NA    NA             NA        146.2     NA      NA     51      NA
Non Comp Sub-Totals:     176.7      476.9    -62.9                176.7      476.9    -62.9    68     87
- -----------------------------------------------------------------------------------------------------------------------
Sub Category Totals    1,522.2    1,946.1    -21.8              1,522.2    1,946.1    -21.8   204    189
=======================================================================================================================
Category Totals:       1,522.2    1,946.1    -21.8              1,522.2    1,946.1    -21.8   204    189
=======================================================================================================================

                              SABEY CORPORATION

                        MONTHLY MANAGEMENT SALES REPORT
                               AS OF DECEMBER '97
                       (ALL SALES ARE ROUNDED TO 1000'S)

Select By: Unit Ref 110- 110-Q203       E1 - Estimated Sales From Sales Entry
Primary Sort: Sales Cat                 E2 - Occupant Historical Sales %'s
Secondary Sort: Sales Cat               E3 - Sales Category %'s
Comp Only: No                           E4 - Property Sales %'s
                                        E5 - Estimated Annual Sales Growth %


==============================================================================================================================
                                                                                                                   YEAR-TO-
                                                                                                                      DATE
        UNIT                  OCCUPANT            OPEN              CLOSE             CURRENT MONTH SALES     %      SALES
         NO.                    NAME              DATE      GLA      DATE      CAT%      1997   1996       CHANGE     1997
- ------------------------------------------------------------------------------------------------------------------------------
Accesories                                                   20
- ------------------------------------------------------------------------------------------------------------------------------
                     Accessories

121 110)             After Thoughts              4/11/92    861                 15.7      52.7      57.8     -8.8      318.3
201 110)             After Thoughts              8/30/91    824                 15.1      55.7      57.5     -3.2      322.2
201 110)             Claire's #5839              8/23/91    699                 12.8      66.8      70.6     -5.3      407.8
119 110)             Silver Safari              11/20/92    396                  7.2      34.5      35.9     -4.0      142.6
109 110)             Sunglass Hut #1             4/01/95    603                 11.0      33.5      49.1    -31.6      407.3
211 110)             Sunglass Hut #1            11/16/91    741                 13.5      17.1      20.6    -17.0      235.3
Comp Sub-Totals:                                           4124                          260.4     291.5    -10.7    1,833.5
- ------------------------------------------------------------------------------------------------------------------------------
131 110)             Express Yourself Closed     9/10/92     NA    1/20/97                NA        11.8     NA         NA
119 110)             Icing, The #342            10/31/97   1349                 24.6      47.7      NA       NA         71.3
Non Comp Sub-Totals:                                       1645                           47.7      11.8    305.2       71.3
- ------------------------------------------------------------------------------------------------------------------------------
Sub Category Totals                                        5473                          308.1     303.3     1.6     1,904.8
==============================================================================================================================
Category Totals:                                           5769                          308.1     303.3     1.6     1,904.8
==============================================================================================================================

============================================================================================================
                     YEAR-TO-DA
                        ATE           FULL YEAR
        UNIT           SALES            SALES             %     1997   1996    1997   BKP
         NO.            1996     CHANGE     %CAT      1997       1996     CHANGE   $/SF   $/SF   BKP/SF   %
- ------------------------------------------------------------------------------------------------------------
Accesories
- ------------------------------------------------------------------------------------------------------------
121 110)                 292.8     8.7       16.7      318.3      292.8     8.7    370    340       0
201 110)                 304.7     5.8       16.9      322.2      304.7     5.8    391    370       0
201 110)                 392.7     3.9       21.4      407.8      392.7     3.9    583    562       0
119 110)                 138.7     2.8        7.5      142.6      138.7     2.8    360    350       0
109 110)                 483.9   -15.0       21.4      407.3      483.9   -15.8    675    803       0
211 110)                 220.3     6.8       12.4      235.3      220.3     6.8    318    297     500
Comp Sub-Totals:       1,833.2     0.0               1,833.5    1,833.2     0.0    445    445
- ------------------------------------------------------------------------------------------------------------
131 110)                  62.2    NA         NA        NA          62.2    NA       NA    210      NA
119 110)                  NA      NA         3.7       71.3        NA      NA       53     NA       0
Non Comp Sub-Totals:      62.2    14.7                 71.3        62.2    14.7     43    210
- ------------------------------------------------------------------------------------------------------------
Sub Category Totals    1,895.4     0.5               1,904.8    1,895.4     0.5    330    429
============================================================================================================
Category Totals:       1,895.4     0.5               1,904.8    1,895.4     0.5    330    429
============================================================================================================

                               SABEY CORPORATION

                        MONTHLY MANAGEMENT SALES REPORT
                               AS OF DECEMBER '97
                       (ALL SALES ARE ROUNDED TO 1000'S)

Select By: Unit Ref 110- 110-Q203         E1 - Estimated Sales From Sales Entry
Primary Sort: Sales Cat                   E2 - Occupant Historical Sales %'s
Secondary Sort: Sales Cat                 E3 - Sales Category %'s
Comp Only: No                             E4 - Property Sales %'s
                                          E5 - Estimated Annual Sales Growth %

========================================================================================================
                                                                            CURRENT MONTH
   UNIT           OCCUPANT            OPEN              CLOSE                   SALES              %
   NO.              NAME              DATE      GLA      DATE     CAT%      1997   1996         CHANGE
- --------------------------------------------------------------------------------------------------------
Shoes                                             22
- --------------------------------------------------------------------------------------------------------
          Shoes

15 110)   Foot Locker #10           11/27/91    2397                9.4      90.2      103.2      -12.6
90 110)   Foot Locker #84           11/27/91    2851               11.2     101.1      144.2      -29.9
01 110)   Footaction, USA            4/09/92    2139                8.4      70.4      108.4      -34.7
13 110)   Homestead Birke            4/04/93     774                3.0      83.3       66.4       25.3
19 110)   Kinney Shoes #0           12/07/92    2741               10.8      41.4       54.7      -24.3
37 110)   Lady Foot Locker           2/13/92    1826                7.2      95.5      123.0      -22.4
01 110)   Naturalizer Sho            2/28/93    2022                8.0      36.5       25.5       43.5
17 100)   Payless Kids #4            8/02/92    1348                5.3      29.0       24.3       19.2
05 110)   Payless Shoesou           11/03/91    2819               11.1      81.4       75.5        7.9
17 110)   Rizzuto's Wide            11/13/91    1093                4.3      35.0       25.1       39.4
01 110)   Village Shoe Co            7/20/91    2007                7.9      72.9       78.2       -6.7
Comp Sub-Totals:                               22017                        737.1      828.4      -11.0
- --------------------------------------------------------------------------------------------------------
05 110)   Kid's Foot Lock           11/14/96    1548                6.1      43.2       58.0      -25.5
21 110)   Leeds #3993 Closed         9/01/84     NA    8/24/97                 NA       49.7         NA
33 110)   Track 'n Trail             9/17/96    1836                7.2      86.1      103.1      -16.5
33 110)   Wild Pair #5993 Closed     9/01/84     NA    7/26/96                 NA         NA         NA
Non Comp Sub-Totals                                       6516              129.3      210.8      -38.6
- --------------------------------------------------------------------------------------------------------
Sub Category Totals                            25401                        866.4    1,039.2      -16.6
========================================================================================================
Category Totals:                               28533                        866.4    1,039.2      -16.6
========================================================================================================

===============================================================================================================
              YEAR-TO-DATE                                FULL YEAR
   UNIT           SALES              %       1997           SALES              %      1997   1996    1997   BKP
   NO.       1997       1996      CHANGE     %CAT      1997       1996      CHANGE    $/SF   $/SF   BKP/SF   %
- ---------------------------------------------------------------------------------------------------------------
Shoes
- ---------------------------------------------------------------------------------------------------------------
15 110)       786.8      787.9       -0.1      8.9      786.9      787.9       -0.1   328    329      0
90 110)       972.2    1,170.1      -16.9     11.0      972.2    1,170.1      -16.9   341    410      0
01 110)       693.1      761.2       -8.9      7.9      693.3      761.2       -8.9   324    356      0
13 110)       661.1      613.6        7.8      7.5      661.1      613.6        7.8   854    793      0
19 110)       432.4      461.1       -6.2      4.9      432.4      461.1       -6.2   158    168      0
37 110)       868.7      975.4      -10.9      9.9      868.7      975.4      -10.9   476    534      0
01 110)       482.7      489.0       -1.3      5.5      482.7      489.0       -1.3   239    242      0
17 100)       318.2      314.2        1.3      3.6      318.2      314.2        1.3   236    233      0
05 110)       921.7      896.9        2.8     10.5      921.7      896.9        2.8   327    318      0
17 110)       433.5      420.2        3.2      4.9      433.5      420.2        3.2   397    384      0
01 110)       958.6      921.7        4.0     10.9      958.8      921.7        4.0   478    459      0
Comp        7,529.3    7,811.3       -3.6             7,529.3    7,811.3       -3.6   342    355
Sub-Total
- ---------------------------------------------------------------------------------------------------------------
05 110)       372.3       64.9      473.4      4.2      372.3       64.9      473.4   241     42      0
21 110)       336.5      457.8      -26.5      3.8      336.5      457.8      -26.5   107    146      NA
33 110)       580.7      226.9      156.0      6.6      580.7      226.9      156.0   316    124      0
33 110)       NA         135.5       NA        NA        NA        135.5        NA     NA     NA      NA
Non Comp    1,289.5      885.1      45.7              1,289.5      885.1       45.7   198    136
Sub-Total
- ---------------------------------------------------------------------------------------------------------------
Sub         8,819.9    8,696.4       1.4              8,818.9    8,696.4       1.4    309    305
Category
Totals
===============================================================================================================
Category    8,818.9    8,696.4       1.4              8,818.9    8,696.4       1.4    309    305
Totals:
===============================================================================================================

                               SABEY CORPORATION

                        MONTHLY MANAGEMENT SALES REPORT
                               AS OF DECEMBER '97
                       (ALL SALES ARE ROUNDED TO 1000'S)

Select By: Unit Ref 110 110-Q203         E1 - Estimated Sales From Sales Entry
Primary Sort: Sales Cat                  E2 - Occupant Historical Sales %'s
Secondary Sort: Sales Cat                E3 - Sales Category %'s
Comp Only: No                            E4 - Property Sales %'s
                                         E5 - Estimated Annual Sales Growth %

==================================================================================================
   UNIT       OCCUPANT        OPEN             CLOSE               CURRENT MONTH SALES       %
   NO.          NAME          DATE     GLA      DATE      CAT%       1997    1996         CHANGE
- --------------------------------------------------------------------------------------------------
Furniture                               24
- --------------------------------------------------------------------------------------------------
        Furniture

01 110)   Bombay Co./The   9/24/93    4001             100.0          120.0      139.4   -13.9
Comp Sub-Totals:                      4001                            120.0      139.4   -13.9
- --------------------------------------------------------------------------------------------------
05 110)   Abodio Closed    8/29/93      NA   2/22/96                     NA         NA      NA
Non Comp Sub-Totals                      0                              0.0        0.0
Sub Category Totals                   4001                            120.0      139.4   -13.9
==================================================================================================
Category Totals:                      4001             120.0          120.0      139.4   -13.9
==================================================================================================

==================================================================================================================
              YEAR-TO-DATE                                   FULL YEAR
   UNIT           SALES              %         1997            SALES              %      1997   1996    1997   BKP
   NO.       1997       1996      CHANGE       %CAT       1997       1996      CHANGE    $/SF   $/SF   BKP/SF   %
- ------------------------------------------------------------------------------------------------------------------
Furniture
- ------------------------------------------------------------------------------------------------------------------

01 110)       611.8  638.4           -4.2    100.00        611.8  638.4           -4.2   153    160      0
Comp
Sub-Total     611.8  638.4           -4.2                  611.8  638.4           -4.2   153    160
- ------------------------------------------------------------------------------------------------------------------
05 110)          NA  162.1             NA        NA           NA  162.1             NA    NA     41      NA
Non Comp
Sub-Total       0.0  162.1         -100.0                    0.0  162.1         -100.0    NA     41      NA
- ------------------------------------------------------------------------------------------------------------------
Sub
Category
Totals        611.8  800.5          -23.6                  611.8  800.5          -23.6   153    100
==================================================================================================================
Category
Totals:       611.8  800.5          -23.6                  611.8  800.5          -23.6   153    100
==================================================================================================================

                               SABEY CORPORATION

                        MONTHLY MANAGEMENT SALES REPORT
                               AS OF DECEMBER '97
                       (ALL SALES ARE ROUNDED TO 1000'S)

Select By: Unit Ref 110 110-Q203          E1 - Estimated Sales From Sales Entry
Primary Sort: Sales Cat                   E2 - Occupant Historical Sales %'s
Secondary Sort: Sales Cat                 E3 - Sales Category %'s
Comp Only: No                             E4 - Property Sales %'s
                                          E5 - Estimated Annual Sales Growth %


==========================================================================================================
   UNIT            OCCUPANT            OPEN             CLOSE              CURRENT MONTH SALES       %
    NO.              NAME              DATE     GLA      DATE      CAT%      1997    1996         CHANGE
- ----------------------------------------------------------------------------------------------------------
Home Accessories                                 26
- ----------------------------------------------------------------------------------------------------------
        Home Accessories

107 100)   House of Cutler          6/01/92    1004             15.7          104.9      126.9      -17.3
211 100)   Inprints                 7/01/92    1426             22.3           81.9       68.8       19.0
215 110)   Lechters #93             3/01/92    3067             48.0          131.3      143.1       -8.2
Comp Sub-Totals:                               5497                           318.1      338.8       -6.1
- ----------------------------------------------------------------------------------------------------------
109 110)   Deck the Walls Closed    2/08/92      NA   6/15/97                    NA       32.8         NA
219 100)   Phoenix Gallery Closed   5/01/93      NA   1/07/96                    NA         NA         NA
109 110)   Select Comfort           2/16/96     893             14.0           87.2       69.4       25.7
Non Comp Sub-Totals                            2900                            87.2      102.2      -14.7
- ----------------------------------------------------------------------------------------------------------
Sub Category Totals                            6390                           405.3      440.9       -8.1
==========================================================================================================
Category Totals:                               8397                           405.3      440.9       -8.1
==========================================================================================================

=============================================================================================================
               YEAR-TO-DATE                               FULL YEAR
   UNIT            SALES             %       1997           SALES             %     1997   1996    1997   BKP
    NO.       1997       1996     CHANGE     %CAT      1997       1996     CHANGE   $/SF   $/SF   BKP/SF   %
- -------------------------------------------------------------------------------------------------------------
Home Accessories
- -------------------------------------------------------------------------------------------------------------
        Home Accessories

107 100)       369.7      393.2     -6.0      16.4      369.7      393.2     -6.0   368    392      0
211 100)       479.1      349.8     37.0      21.2      479.1      349.8     37.0   336    245      0
215 110)       520.8      542.0     -3.9      23.1      520.8      542.0     -3.9   170    177      0
Comp
Sub-Totals   1,369.6    1,285.0      6.6              1,369.6    1,285.0      6.6   249    234
- -------------------------------------------------------------------------------------------------------------
109 110)        89.5      217.3    -58.8       4.0       89.5      217.3    -58.8    45    108      NA
219 100)          NA       10.7       NA        NA         NA       10.7       NA    NA      3      NA
109 110)       799.0      579.8     37.8      35.4      799.0      579.8     37.8   895    649      0
Non Comp
Sub-Totals     888.5      807.8     10.0                888.5      807.8     10.0   306    119
- -------------------------------------------------------------------------------------------------------------
Sub
Category
Totals       2,258.0    2,092.8      7.9              2,258.0    2,092.8      7.9   269    171
=============================================================================================================
Category
Totals:      2,258.0    2,092.8      7.9              2,258.0    2,092.8      7.9   269    171
=============================================================================================================

                               SABEY CORPORATION


                        MONTHLY MANAGEMENT SALES REPORT
                               AS OF DECEMBER '97
                       (ALL SALES ARE ROUNDED TO 1000'S)

Select By: Unit Ref 110 110-Q203        E1 - Estimated Sales From Sales Entry
Primary Sort: Sales Cat                 E2 - Occupant Historical Sales %'s
Secondary Sort: Sales Cat               E3 - Sales Category %'s
Comp Only: No                           E4 - Property Sales %'s
                                        E5 - Estimated Annual Sales Growth %

===========================================================================================================
   UNIT           OCCUPANT            OPEN               CLOSE              CURRENT MONTH SALES       %
   NO.              NAME              DATE      GLA      DATE       CAT%      1997    1996         CHANGE
- -----------------------------------------------------------------------------------------------------------
Electronics/Appliances                            28
- -----------------------------------------------------------------------------------------------------------
        Electronics/Appliances

03 110)   Kits Cameras 1            11/25/94    1491                 13.3      108.3      132.2      -18.1
09 110)   Musicland #887             3/13/92    1583                 14.1      162.2      164.6       -1.5
03 110)   Radio Shack #37           12/05/97    2640                 23.5      215.7      328.2      -34.3
04 110)   Sam Goody #0851            6/28/91    2272                 20.2      246.5      233.3        5.7
14 110)   Software Etc. #            4/08/92    1106                  9.8      148.6      158.9       -6.5
05 110)   Suncoast #3258            10/07/92    2144                 19.1      195.2      229.2      -14.8
Comp Sub-Totals:                               11236                         1,076.5    1,246.4      -13.6
- -----------------------------------------------------------------------------------------------------------
17 110)   Baggages #345 Closed      11/17/94      NA    10/28/96                  NA         NA         NA
02 110)   DJ's Sound City Closed     1/01/78      NA     6/23/96                  NA         NA         NA
09 110)   Malecki Music E Closed     7/31/92      NA     7/31/97                  NA       39.4         NA
Non Comp Sub-Totals                              973                             0.0       39.4     -100.0
- -----------------------------------------------------------------------------------------------------------
Sub Category Totals                            11236                         1,076.5    1,285.8      -16.3
===========================================================================================================
Category Totals:                               12209                         1,076.5    1,285.8      -16.3
===========================================================================================================

============================================================================================================
              YEAR-TO-DATE                               FULL YEAR
   UNIT           SALES             %       1997           SALES             %     1997   1996    1997   BKP
   NO.       1997       1996     CHANGE     %CAT      1997       1996     CHANGE   $/SF   $/SF   BKP/SF   %
- ------------------------------------------------------------------------------------------------------------
Electronics/Appliances
- ------------------------------------------------------------------------------------------------------------
        Electronics/Appliances

03 110)       611.3      611.6     -0.0      12.0      611.3      611.6     -0.0   410    410      0
09 110)       763.3      758.0      0.7      14.9      763.3      758.0      0.7   482    479      0
03 110)       880.9    1,359.6    -35.2      17.2      880.9    1,359.6    -35.2   334    666      NA    1
04 110)     1,169.4    1,118.6      4.5      22.9    1,169.4    1,118.6      4.5   515    492      0
14 110)       683.7      665.4      2.7      13.4      683.7      665.4      2.7   618    602      0
05 110)       910.6      966.1     -5.7      17.8      910.6      966.1     -5.7   425    451      0
Comp
Sub-Total   5,019.2    5,479.2     -8.4              5,019.2    5,479.2     -8.4   447    515
- ------------------------------------------------------------------------------------------------------------
17 110)          NA      358.0       NA        NA         NA      358.0       NA    NA    118      NA
02 110)          NA       78.4       NA        NA         NA       78.4       NA    NA     10      NA    1
09 110)        91.6      184.5    -50.3       1.8       91.6      184.5    -50.3    94    190      NA
Non Comp
Sub-Total      91.6      620.9    -85.2                 91.6      620.9    -85.2    94     54
- ------------------------------------------------------------------------------------------------------------
Sub
Category
Totals      5,110.8    6,100.0    -16.2              5,110.8    6,100.0    -16.2   419    276
============================================================================================================
Category
Totals:     5,110.8    6,100.0    -16.2              5,110.8    6,100.0    -16.2   419    276
============================================================================================================

                               SABEY CORPORATION

                        MONTHLY MANAGEMENT SALES REPORT
                               AS OF DECEMBER '97
                       (ALL SALES ARE ROUNDED TO 1000'S)

Select By: Unit Ref 110 110-Q203          E1 - Estimated Sales From Sales Entry
Primary Sort: Sales Cat                   E2 - Occupant Historical Sales %'s
Secondary Sort: Sales Cat                 E3 - Sales Category %'s
Comp Only: No                             E4 - Property Sales %'s
                                          E5 - Estimated Annual Sales Growth %


==================================================================================================
   UNIT         OCCUPANT        OPEN             CLOSE             CURRENT MONTH SALES       %
    NO.           NAME          DATE      GLA     DATE     CAT%      1997    1996         CHANGE
- --------------------------------------------------------------------------------------------------
Hobbies/Sports/Special Interest             30
- --------------------------------------------------------------------------------------------------
        Hobbies/Sports/Special Interest

123 110)   Champs Sports #     3/13/92    5226          37.4          234.8  311.7       -24.7
201 110)   Naturium           11/01/92    1539          11.0          146.3  168.4       -13.1
127 110)   Nordic Track Fi     8/12/94    2047          14.7           86.2  118.7       -27.4
119 110)   Pedersen's         11/21/91    5160          36.9          200.8  270.2       -25.7
Comp Sub-Totals:                         13972                        668.2  869.0       -23.1
==================================================================================================
Category Totals:                         13972                        668.2  869.0       -23.1
==================================================================================================

=========================================================================================================================
                 YEAR-TO-DATE                                     FULL YEAR
   UNIT              SALES                %        1997             SALES                %      1997   1996    1997   BKP
    NO.        1997         1996       CHANGE      %CAT       1997         1996       CHANGE    $/SF   $/SF   BKP/SF   %
- -------------------------------------------------------------------------------------------------------------------------
Hobbies/Sports/Special Interest
- -------------------------------------------------------------------------------------------------------------------------
         Hobbies/Sports/Special Interest

123 110)       1,454.2      1,740.1      -16.4  37.7          1,454.2      1,740.1      -16.4   278    333      0
201 110)         423.2        423.7       -0.1  11.0            423.2        423.7       -0.1   275    275      0
127 110)         824.4        936.8      -12.0  21.4            824.4        936.8      -12.0   403    458      0
119 110)       1,158.1      1,386.6      -16.5  30.0          1,158.1      1,386.6      -16.5   224    269      0
Comp
Sub-Totals     3,859.8      4,487.2      -14.0                3,859.8      4,487.2      -14.0   276    321
=========================================================================================================================
Category
Totals:        3,859.8      4,487.2      -14.0                3,859.8      4,487.2      -14.0   276    321
=========================================================================================================================

                               SABEY CORPORATION

                        MONTHLY MANAGEMENT SALES REPORT
                               AS OF DECEMBER '97
                       (ALL SALES ARE ROUNDED TO 1000'S)

Select By: Unit Ref 110 110-Q203          E1 - Estimated Sales From Sales Entry
Primary Sort: Sales Cat                   E2 - Occupant Historical Sales %'s
Secondary Sort: Sales Cat                 E3 - Sales Category %'s
Comp Only: No                             E4 - Property Sales %'s
                                          E5 - Estimated Annual Sales Growth %

==========================================================================================================
   UNIT            OCCUPANT            OPEN              CLOSE             CURRENT MONTH SALES       %
    NO.              NAME              DATE      GLA      DATE     CAT%      1997    1996         CHANGE
- ----------------------------------------------------------------------------------------------------------
Gifts, Stationery & Luggage                        32
- ----------------------------------------------------------------------------------------------------------
        Gifts, Stationery & Luggage

217 110)   Candleman                  2/26/93     720                2.5      136.9      154.6      -11.5
203 110)   Cartoon Classic            5/30/92    1193                4.2       72.9       95.3      -23.5
207 110)   Disney Store #4            4/27/93    3873               13.7      306.4      316.2       -3.1
204 110)   Franklin Covey             6/02/95    2249                7.9       62.0       59.3        4.4
107 110)   Hidden Cottage             1/14/95    1629                5.8      134.5      139.1       -3.3
114 110)   Mark's Hallmark            6/01/89    2861               10.1      205.8      208.3       -1.2
203 110)   Mark's Hallmark           11/21/91    3139               11.1      200.5      201.2       -0.3
149 110)   Nature's Kingdom          11/15/94    1233                4.4       47.7       73.0      -34.6
14 110)    R. Brown Gifts a           5/06/91    1184                4.2       86.8       92.4       -6.1
19 110)    Rubber Stamp St           11/08/94    1229                4.3       68.2       60.1       13.5
07 110)    San Francisco M            4/02/93    1479                5.2      137.4      138.0       -0.4
03 110)    Spencer's Gifts           10/30/93    1445                5.1      172.4      180.3       -4.4
51 110)    Street of Dream           11/15/94    1689                6.0       62.5      103.4      -39.6
111 110)   Things Remember            3/08/92    1376                4.9       49.4       52.2       -5.4
Comp Sub-Totals:                                25299                       1,743.2    1,873.4       -6.9
- ----------------------------------------------------------------------------------------------------------
117 110)   Card Farm Closed           8/01/91      NA   5/31/97                  NA       50.7         NA
107 110)   Evergreen                 11/17/96    1047                3.7       71.4       41.4       72.6
205 110)   Graham Office S           11/29/96    1297                4.6       27.6       24.3       13.6
119 110)   Made in Washing Closed    11/01/91      NA   7/28/96                  NA         NA         NA
219 110)   Paw Prints                 8/11/97     659                2.3       40.8         NA         NA
Non Comp Sub-Totals                              4561                         139.8      116.3       20.2
- ----------------------------------------------------------------------------------------------------------
Sub Category Totals                             28302                       1,883.0    1,989.7       -5.4
==========================================================================================================
Category Totals:                                29860                       1,883.0    1,989.7       -5.4
==========================================================================================================

============================================================================================================
               YEAR-TO-DATE                              FULL YEAR
   UNIT            SALES             %      1997           SALES             %     1997   1996    1997   BKP
    NO.       1997       1996     CHANGE    %CAT      1997       1996     CHANGE   $/SF   $/SF   BKP/SF   %
- ------------------------------------------------------------------------------------------------------------
Gifts, Stationery & Luggage
- ------------------------------------------------------------------------------------------------------------
        Gifts, Stationery & Luggage

217 110)       449.1      470.1     -4.5      5.6      449.1      470.1     -4.5   624    653      0
203 110)       346.5      417.1    -16.9      4.3      346.5      417.1    -16.9   290    350      0
207 110)     1,428.1    1,452.2     -1.7     17.8    1,428.1    1,452.2     -1.7   369    375      0
204 110)       413.2      368.7     12.1      5.2      413.2      368.7     12.1   184    164      0
107 110)       504.6      460.9      9.5      6.3      504.6      460.9      9.5   310    283      0
114 110)       830.0      769.9      7.8     10.4      830.0      769.9      7.8   290    269      0
203 110)       798.2      747.0      6.9     10.0      798.2      747.0      6.9   254    238      0
149 110)       210.2      234.5    -10.4      2.6      210.2      234.5    -10.4   171    190      0
14 110)        291.7      312.7     -6.7      3.6      291.7      312.7     -6.7   246    264      0
19 110)        559.4      423.5     32.1      7.0      559.4      423.5     32.1   455    345      0
07 110)        411.3      413.6     -0.6      5.1      411.3      413.6     -0.6   278    280      0
03 110)        651.0      598.4      8.8      8.1      651.0      598.4      8.8   451    414      0
51 110)        325.4      421.3    -22.8      4.1      325.4      421.3    -22.8   193    249      0
111 110)       293.1      308.2     -4.9      3.7      293.1      308.2     -4.9   213    224      0
Comp
Sub-Totals   7,511.8    7,398.1      1.5             7,511.8    7,398.1      1.5   297    292
- ------------------------------------------------------------------------------------------------------------
117 110)        68.9      257.9    -73.3      0.9       68.9      257.9    -73.3    44    166      NA
107 110)       240.9       47.4    408.6      3.0      240.9       47.4    408.6   230     45      0
205 110)       106.2       25.3    320.5      1.3      106.2       25.3    320.5    82    190      0
119 110)          NA       98.6       NA       NA         NA       98.6       NA    NA     NA      NA
219 110)        80.4         NA       NA      1.0       80.4         NA       NA   122     NA      0
Non Comp
Sub-Totals     496.4      429.1     15.7               496.4      429.1     15.7   109    110
- ------------------------------------------------------------------------------------------------------------
Sub
Category
Totals       8,008.2    7,827.2     2.3              8,008.2    7,827.2     2.3    268    268
============================================================================================================
Category
Totals:      8,008.2    7,827.2     2.3              8,008.2    7,827.2     2.3    268    268
============================================================================================================

                               SABEY CORPORATION

                        MONTHLY MANAGEMENT SALES REPORT
                               AS OF DECEMBER '97
                       (ALL SALES ARE ROUNDED TO 1000'S)

Select By: Unit Ref 110-B101 110-Q203    E1 - Estimated Sales From Sales Entry
Primary Sort: Sales Cat                  E2 - Occupant Historical Sales %'s
Secondary Sort: Sales Cat                E3 - Sales Category %'s
Comp Only: No                            E4 - Property Sales %'s
                                         E5 - Estimated Annual Sales Growth %


=================================================================================================
    UNIT          OCCUPANT        OPEN            CLOSE             CURRENT MONTH SALES      %
     NO.            NAME          DATE     GLA     DATE     CAT%      1997    1996        CHANGE
- -------------------------------------------------------------------------------------------------
Books                                       34
- -------------------------------------------------------------------------------------------------
             Books
131 110)     B. Dalton #284    6/16/94    4465           51.5          300.6      293.8      2.3
115 110)     Evangel Book Ce   7/01/91    1257           14.5           74.5       76.5     -2.6
201 110)     Waldenbooks, St   4/23/92    2952           34.0          209.7      242.2    -13.4
Comp Sub-Totals:                          8674                         584.8      612.6     -4.5
=================================================================================================
Category Totals:                          8674                         584.8      612.6     -4.5
=================================================================================================

=======================================================================================================================
                   YEAR-TO-DATE                                   FULL YEAR
    UNIT               SALES               %       1997             SALES               %     1997   1996    1997   BKP
     NO.         1997         1996      CHANGE     %CAT       1997         1996      CHANGE   $/SF   $/SF   BKP/SF   %
- -----------------------------------------------------------------------------------------------------------------------
Books
- -----------------------------------------------------------------------------------------------------------------------
131 110)         1,323.7      1,259.8     5.1       51.1      1,323.7      1,259.8     5.1    296    282      0
115 110)           368.4        340.6     8.2       14.2        368.4        340.6     8.2    293    271      0
201 110)           899.4        976.3    -7.9       34.7        899.4        976.3    -7.9    305    331      0
Comp
Sub-Totals:      2,591.4      2,576.7     0.6                 2,591.4      2,576.7     0.6    299    297
=======================================================================================================================
Category
Totals:          2,591.4      2,576.7     0.6                 2,591.4      2,576.7     0.6    299    297
=======================================================================================================================

                               SABEY CORPORATION

                        MONTHLY MANAGEMENT SALES REPORT
                               AS OF DECEMBER '97
                       (ALL SALES ARE ROUNDED TO 1000'S)

Select By: Unit Ref 110-B101 110-Q203    E1 - Estimated Sales From Sales Entry
Primary Sort: Sales Cat                  E2 - Occupant Historical Sales %'s
Secondary Sort: Sales Cat                E3 - Sales Category %'s
Comp Only: No                            E4 - Property Sales %'s
                                         E5 - Estimated Annual Sales Growth %


======================================================================================================
    UNIT          OCCUPANT        OPEN              CLOSE              CURRENT MONTH SALES       %
     NO.            NAME          DATE      GLA      DATE      CAT%      1997    1996         CHANGE
- ------------------------------------------------------------------------------------------------------
Jewelry                                       35
- ------------------------------------------------------------------------------------------------------
5            Jewelry
101 110)     Ben Bridge Jewe    10/10/91    1503                13.1      325.7      382.1      -14.7
209 110)     Fred Meyer Jewe     8/15/92    1214                10.6      153.8      144.1        6.7
125 110)     Gordon's Jewelr    10/16/95    1450                12.7       81.9      151.7      -46.0
205 110)     Harry Ritchie J    10/10/91    1160                10.1      161.7      232.0      -30.3
115 110)     Kay Jewelers #5     3/08/94    1244                10.9      235.5      223.6        5.3
101 110)     Piercing Pagoda     5/20/95     160                 1.4       47.3       42.1       12.4
117 110)     Watch World        10/27/95     701                 6.1       76.0       64.0       18.7
115 110)     Weisfield Jewel    11/08/84    1549                13.5      212.5      202.9        4.7
135 110)     Zales Jewelers     11/17/94    1393                12.2      314.0      296.9        5.7
Comp Sub-Totals:                           10374                        1,608.4    1,739.3       -7.5
- ------------------------------------------------------------------------------------------------------
101 110)     Crescent Jewele    11/23/96    1082                 9.4       98.2      133.7      -26.5
101 110)     Dodson's CLOSED     8/01/91     NA   5/06/96                    NA         NA         NA
Non Comp Sub-Totals                         1082                           98.2      133.7      -26.5
- ------------------------------------------------------------------------------------------------------
Sub Category Totals                        11456                        1,706.6    1,873.1       -8.9
======================================================================================================
Category Totals:                           11456                        1,706.6    1,873.1       -8.9
======================================================================================================

=======================================================================================================================
                   YEAR-TO-DATE                                   FULL YEAR
    UNIT               SALES               %       1997             SALES               %     1997   1996    1997   BKP
     NO.         1997         1996      CHANGE     %CAT       1997         1996      CHANGE   $/SF   $/SF   BKP/SF   %
- -----------------------------------------------------------------------------------------------------------------------
Jewelry
- -----------------------------------------------------------------------------------------------------------------------
5
101 110)         1,511.9      1,348.6     12.1      17.9      1,511.9      1,348.6     12.1   1006    897     0
209 110)           672.6        655.3      2.6       7.9        672.6        655.3      2.6    554    540     0
125 110)           638.7        705.8     -9.5       7.5        638.7        705.8     -9.5    441    487     0
205 110)           802.0        999.6    -19.8       9.5        802.0        999.6    -19.8    691    862     0
115 110)         1,080.0        903.4     19.5      12.8      1,080.0        903.4     19.5    868    726     0
101 110)           223.4        199.2     12.1       2.6        223.4        199.2     12.1   1396   1245     0
117 110)           407.1        340.4     19.6       4.8        407.1        340.4     19.6    581    486     0
115 110)           992.2      1,154.4    -14.1      11.7        992.2      1,154.4    -14.1    641    745     0
135 110)         1,453.6      1,350.0      7.7      17.2      1,453.6      1,350.0      7.7   1043    969     0
Comp
Sub-Totals:      7,781.4      7,656.7      1.6                7,781.4      7,656.7      1.6    750    738
- -----------------------------------------------------------------------------------------------------------------------
101 110)           684.1        157.8    333.5       8.1        684.1        157.8    333.5    632    146     0
101 110)              NA        224.7       NA        NA           NA        224.7       NA     NA     76    NA
Non Comp
Sub-Totals         684.1        382.5    78.8                   684.1        382.5     78.8    632     95
- -----------------------------------------------------------------------------------------------------------------------
Sub Category
Totals           8,465.5      8,039.2     5.3                 8,465.5      8,039.2      5.3    739    558
=======================================================================================================================
Category
Totals:          8,465.5      8,039.2     5.3                 8,465.5      8,039.2      5.3    739    558
=======================================================================================================================

                               SABEY CORPORATION

                        MONTHLY MANAGEMENT SALES REPORT
                               AS OF DECEMBER '97
                       (ALL SALES ARE ROUNDED TO 1000'S)

Select By: Unit Ref 110-B101 110-Q203    E1 - Estimated Sales From Sales Entry
Primary Sort: Sales Cat                  E2 - Occupant Historical Sales %'s
Secondary Sort: Sales Cat                E3 - Sales Category %'s
Comp Only: No                            E4 - Property Sales %'s
                                         E5 - Estimated Annual Sales Growth %

======================================================================================================
    UNIT          OCCUPANT          OPEN             CLOSE             CURRENT MONTH SALES       %
    NO.             NAME            DATE      GLA     DATE     CAT%      1997    1996         CHANGE
- ------------------------------------------------------------------------------------------------------
Cosmetics/Perfumes                             36
- ------------------------------------------------------------------------------------------------------
6           Cosmetics/Perfumes
201A 110)   Bath & Body Wor       11/11/91   1661           38.5      207.1      232.7          -11.0
123 110)    Body Shop #3705        6/28/95    846           19.6      114.0      118.1           -3.5
121 110)    Garden Botanika       11/12/97   1811           41.9      153.8      137.6           11.8
Comp Sub-Totals:                             4318                     474.9      488.4           -2.8
======================================================================================================
Category Totals:                             4318                     474.9      488.4           -2.8
======================================================================================================

==============================================================================================================
                YEAR-TO-DATE                               FULL YEAR
    UNIT            SALES             %       1997           SALES             %     1997   1996    1997   BKP
    NO.        1997       1996     CHANGE     %CAT      1997       1996     CHANGE   $/SF   $/SF   BKP/SF   %
- --------------------------------------------------------------------------------------------------------------
Cosmetics/Perfumes
- --------------------------------------------------------------------------------------------------------------
6
201A 110)       889.8      845.3     5.3   42.6          889.8      845.3     5.3    536    509      0
123 110)        561.8      569.8    -1.4   26.9          561.8      569.8    -1.4    664    674      0
121 110)        638.6      630.7     1.3   30.6          638.6      630.7     1.3    353    900      0
Comp
Sub-Totals:   2,090.1    2,045.7     2.2               2,090.1    2,045.7     2.2    484    638
==============================================================================================================
Category
Totals:       2,090.1    2,045.7     2.2               2,090.1    2,045.7     2.2    484    638
==============================================================================================================

                               SABEY CORPORATION

                        MONTHLY MANAGEMENT SALES REPORT
                               AS OF DECEMBER '97
                       (ALL SALES ARE ROUNDED TO 1000'S)

Select By: Unit Ref 110-B101 110-Q203    E1 - Estimated Sales From Sales Entry
Primary Sort: Sales Cat                  E2 - Occupant Historical Sales %'s
Secondary Sort: Sales Cat                E3 - Sales Category %'s
Comp Only: No                            E4 - Property Sales %'s
                                         E5 - Estimated Annual Sales Growth %

===============================================================================================
    UNIT         OCCUPANT        OPEN             CLOSE            CURRENT MONTH SALES     %
    NO.            NAME          DATE      GLA     DATE     CAT%      1997   1996       CHANGE
- -----------------------------------------------------------------------------------------------
Hair Care                                   37
- -----------------------------------------------------------------------------------------------
            Hair Care
 11 110)    Beauty Works       10/22/92   1750           26.0          68.9      71.3     -3.3
 17 110)    Mastercuts #478     2/12/92   1052           15.6          30.9      29.9      3.4
105 110)    N.W. Beauty Sup    11/25/91   1406           20.9          80.1      86.7     -7.6
207 110)    Regis Hairstyli     9/15/91   1221           18.2          49.8      53.2     -6.4
203 110)    System Seven #4    12/17/91   1297           19.3          18.3      14.6     25.3
Comp Sub-Totals:                          6726                        248.0     255.7     -3.0
===============================================================================================
Category Totals:                          6726                        248.0     255.7     -3.0
===============================================================================================

==============================================================================================================
                YEAR-TO-DATE                               FULL YEAR
    UNIT            SALES             %       1997           SALES             %     1997   1996    1997   BKP
    NO.        1997       1996     CHANGE     %CAT      1997       1996     CHANGE   $/SF   $/SF   BKP/SF   %
- --------------------------------------------------------------------------------------------------------------
Hair Care
- --------------------------------------------------------------------------------------------------------------
 11 110)        708.4      636.3     11.3      25.8      708.4      636.3     11.3   405    364      0
 17 110)        364.7      336.9      8.2      13.3      364.7      336.9      8.2   347    320      0
105 110)        866.3      857.9      1.0      31.6      866.3      857.9      1.0   616    610      0
207 110)        617.7      569.8      8.4      22.5      617.7     56.9.8      8.4   506    467      0
203 110)        186.8      162.4     15.1       6.8      186.8      162.4     15.1   144    125      0
Comp
Sub-Totals:   2,743.9    2,563.2      7.0              2,743.9    2,563.2      7.0   408    381
==============================================================================================================
Category
Totals:       2,743.9    2,563.2      7.0              2,743.9    2,563.2      7.0   408    381
==============================================================================================================

                               SABEY CORPORATION

                        MONTHLY MANAGEMENT SALES REPORT
                               AS OF DECEMBER '97
                       (ALL SALES ARE ROUNDED TO 1000'S)

Select By: Unit Ref 110-B101 110-Q203    E1 - Estimated Sales From Sales Entry
Primary Sort: Sales Cat                  E2 - Occupant Historical Sales %'s
Secondary Sort: Sales Cat                E3 - Sales Category %'s
Comp Only: No                            E4 - Property Sales %'s
                                         E5 - Estimated Annual Sales Growth %

========================================================================================================
    UNIT             OCCUPANT            OPEN             CLOSE             CURRENT MONTH SALES     %
     NO.               NAME              DATE     GLA      DATE      CAT%      1997   1996       CHANGE
- --------------------------------------------------------------------------------------------------------
Other Retail                                        38
- --------------------------------------------------------------------------------------------------------
8            Other Retail
214 110)     General Nutriti          6/04/93     1114                12.0      47.0      48.3     -2.6
114 110)     Kay Bee Toys #8          1/17/95     3570                38.6     354.4     378.5     -6.4
111 110)     Pilgrim Nutrit           5/06/91     1792                19.4      51.1      53.1     -3.7
127 110)     Schlosser's Flo          5/01/91      722                 7.8      12.5      12.3      1.6
Comp Sub-Totals:                                  7198                         465.0     492.2     -5.5
- --------------------------------------------------------------------------------------------------------
105 110)     AT & T Phone Ce CLOSED   8/01/88       NA   4/15/96                  NA        NA       NA
101 110)     Learning World CLOSED    1/29/92       NA   6/25/97                  NA      80.7       NA
105 110)     Phone Center, T          7/08/96     2057                22.2      72.9      96.1    -24.1
Non Comp Sub-Totals                               5245                          72.9     176.7    -58.7
- --------------------------------------------------------------------------------------------------------
Sub Category Totals                               9255                         538.0     668.9    -19.6
========================================================================================================
Category Totals:                                 12443                         538.0     668.9    -19.6
========================================================================================================

===============================================================================================================
                 YEAR-TO-DATE                               FULL YEAR
    UNIT             SALES             %       1997           SALES             %     1997   1996    1997   BKP
     NO.        1997       1996     CHANGE     %CAT      1997       1996     CHANGE   $/SF   $/SF   BKP/SF   %
- ---------------------------------------------------------------------------------------------------------------
Other Retail
- ---------------------------------------------------------------------------------------------------------------
8
214 110)         543.4      522.5     4.0       17.4      543.4      522.5     4.0    488    469       0
114 110)       1,146.6    1,107.9     3.5       36.7    1,146.6    1,107.9     3.5    321    310       0
111 110)         588.7      579.6     1.6       18.9      588.7      579.6     1.6    329    323       0
127 110)         110.7      115.7    -4.4        3.5      110.7      115.7    -4.4    153    160       0
Comp
Sub-Totals:    2,389.3    2,325.7     2.7               2,389.3    2,325.7     2.7    332    323
- ---------------------------------------------------------------------------------------------------------------
105 110)            NA         NA      NA         NA         NA         NA      NA     NA     NA      NA
101 110)         162.6      594.9   -72.7        5.2      162.6      594.9   -72.7     51    187      NA
105 110)         570.9      323.7    76.4       18.3      570.9      323.7    76.4    278    157     486
Non Comp
Sub-Totals       733.5      918.6   -20.1                 733.5      918.6   -20.1    140    175
- ---------------------------------------------------------------------------------------------------------------
Sub Category
Totals         3,122.8    3,244.3    -3.7               3,122.8    3,244.3    -3.7    251    261
===============================================================================================================
Category
Totals:        3,122.8    3,244.3    -3.7               3,122.8    3,244.3    -3.7    251    261
===============================================================================================================

                               SABEY CORPORATION

                        MONTHLY MANAGEMENT SALES REPORT
                               AS OF DECEMBER '97
                       (ALL SALES ARE ROUNDED TO 1000'S)

Select By: Unit Ref 110-B101 110-Q203     E1 - Estimated Sales From Sales Entry
Primary Sort: Sales Cat                   E2 - Occupant Historical Sales %'s
Secondary Sort: Sales Cat                 E3 - Sales Category %'s
Comp Only: No                             E4 - Property Sales %'s
                                          E5 - Estimated Annual Sales Growth %

===============================================================================================
    UNIT         OCCUPANT        OPEN             CLOSE            CURRENT MONTH SALES     %
    NO.            NAME          DATE      GLA     DATE     CAT%      1997   1996       CHANGE
- -----------------------------------------------------------------------------------------------
Optical                                     39
- -----------------------------------------------------------------------------------------------
            Optical

C109 110)   Eye Masters #13     5/08/92   3730           42.2          61.6      57.9      6.3
C119 110)   LensCrafters, I    11/01/88   4048           45.8         114.8      72.1     59.1
C115 110)   Vista Optical #     3/04/92   1068           12.1          43.4      38.1     14.1
Comp Sub-Totals:                          8846                        219.9     168.2     30.8
===============================================================================================
Category Totals:                          8846                        219.9     168.2     30.8
===============================================================================================

==================================================================================================================
                YEAR-TO-DATE                                 FULL YEAR
    UNIT            SALES              %        1997           SALES              %      1997   1996    1997   BKP
    NO.        1997       1996      CHANGE      %CAT      1997       1996      CHANGE    $/SF   $/SF   BKP/SF   %
- ------------------------------------------------------------------------------------------------------------------
Optical
- ------------------------------------------------------------------------------------------------------------------
C109 110)       843.5      972.7      -13.3  29.8          843.5      972.7      -13.3   226    261      0
C119 110)     1,227.7    1,163.2       5.5   43.4        1,227.7    1,163.2       5.5    303    287      0
C115 110)       758.0      709.5       6.8   26.8          758.0      709.5       6.8    710    664      0
Comp          2,829.2    2,845.4       -0.6              2,829.2    2,845.4       -0.6   320    322
Sub-Totals:
==================================================================================================================
Category      2,829.2    2,845.4       -0.6              2,829.2    2,845.4       -0.6   320    322
Totals:
==================================================================================================================

                               SABEY CORPORATION

                        MONTHLY MANAGEMENT SALES REPORT
                               AS OF DECEMBER '97
                       (ALL SALES ARE ROUNDED TO 1000'S)

Select By: Unit Ref 110-B101 110-Q203     E1 - Estimated Sales From Sales Entry
Primary Sort: Sales Cat                   E2 - Occupant Historical Sales %'s
Secondary Sort: Sales Cat                 E3 - Sales Category %'s
Comp Only: No                             E4 - Property Sales %'s
                                          E5 - Estimated Annual Sales Growth %

=================================================================================================
    UNIT          OCCUPANT         OPEN             CLOSE            CURRENT MONTH SALES     %
    NO.             NAME           DATE      GLA     DATE     CAT%      1997   1996       CHANGE
- -------------------------------------------------------------------------------------------------
Personal Services                             40
- -------------------------------------------------------------------------------------------------
            Personal Services

C202 110)   Hi-Tek Nails         12/22/95    939               17.3      20.4      20.7     -1.3
C211 110)   It's a Wrap!          6/01/95    363                6.7      13.4      19.8    -32.2
C148 110)   Kiddie Kandida        2/26/92    811               14.9      45.0      50.7    -11.2
C213 110)   Portraits To Go      12/31/91   1566               28.8      26.8      28.8     -6.8
C114 110)   Saad Shoe Repai       9/03/91    576               10.6      16.1      15.2     6.3
C121 110)   Washington One       12/01/84   1177               21.7      23.8      20.6    15.7
Comp Sub-Totals:                            5432                        145.6     155.7     -6.5
=================================================================================================
Category Totals                             5432                        145.6     155.7     -6.5
=================================================================================================

==============================================================================================================
                YEAR-TO-DATE                               FULL YEAR
    UNIT            SALES             %       1997           SALES             %     1997   1996    1997   BKP
    NO.        1997       1996     CHANGE     %CAT      1997       1996     CHANGE   $/SF   $/SF   BKP/SF   %
- --------------------------------------------------------------------------------------------------------------
Personal Services
- --------------------------------------------------------------------------------------------------------------
C202 110)       225.1      183.6    22.6       18.7      225.1      183.6    22.6    240    196       0
C211 110)        47.2       55.4    -14.8       3.9       47.2       55.4    -14.8   130    153     242
C148 110)       339.2      372.3     -8.8      28.2      339.6      372.3     -8.8   419    459       0
C213 110)       208.4      278.4    -25.2      17.3      208.4      278.4    -25.2   133    178       0
C114 110)       188.7      183.4     2.9       15.7      188.7      183.4     2.9    328    318       0
C121 110)       196.4      184.9     6.2       16.3      196.4      184.9     6.2    167     17       0
Comp          1,205.4    1,258.0     -4.2               1,205.    1,258.0     -4.2   222    232
Sub-Totals:
==============================================================================================================
Category      1,205.4    1,258.0     -4.2              1,205.4    1,258.0     -4.2   222    232
Totals
==============================================================================================================

                               SABEY CORPORATION

                        MONTHLY MANAGEMENT SALES REPORT
                               AS OF DECEMBER '97
                       (ALL SALES ARE ROUNDED TO 1000'S)

Select By: Unit Ref 110-B101 110-Q203     E1 - Estimated Sales From Sales Entry
Primary Sort: Sales Cat                   E2 - Occupant Historical Sales %'s
Secondary Sort: Sales Cat                 E3 - Sales Category %'s
Comp Only: No                             E4 - Property Sales %'s
                                          E5 - Estimated Annual Sales Growth %

===========================================================================================
                                                                            CURRENT MONTH
    UNIT            OCCUPANT            OPEN             CLOSE                  SALES
    NO.               NAME              DATE      GLA     DATE     CAT%     1997   1996
- -------------------------------------------------------------------------------------------
Financial                                          44
- -------------------------------------------------------------------------------------------
            Financial

C113 110)   Century 21 Home CLOSED     2/20/96     NA                        NA       NA
C212 110)   SeaFirst Bank W            9/29/93   1028           38.1         NA       NA
C112 110)   Seafirst Cash M               NA       NA                        NA       NA
C103 110)   Tomlinson Black           12/19/92   1670           61.9         NA       NA
Non Comp Sub-Totals                              2698                         0.0      0.0
===========================================================================================
Category Totals:                                 2698                         0.0      0.0
===========================================================================================

============================================================================================================
                       YEAR-TO-DATE                        FULL YEAR
    UNIT        %          SALES           %     1997        SALES           %     1997   1996    1997   BKP
    NO.      CHANGE    1997     1996    CHANGE   %CAT    1997     1996    CHANGE   $/SF   $/SF   BKP/SF   %
- ------------------------------------------------------------------------------------------------------------
Financial
- ------------------------------------------------------------------------------------------------------------
C113 110)     NA        NA       NA      NA      NA       NA       NA      NA       NA     NA     NA
C212 110)     NA        NA       NA      NA      NA        0.0     NA      NA        0     NA     NA
C112 110)     NA        NA       NA      NA      NA        0.0     NA      NA       NA     NA     NA
C103 110)     NA        NA       NA      NA      NA        0.0     NA      NA        0     NA     NA
Non Comp                 0.0      0.0                      0.0      0.0              0      0
Sub-Totals
============================================================================================================
Category                 0.0      0.0                     (0.0      0.0             -0      0
Totals:
============================================================================================================

                               SABEY CORPORATION

                        MONTHLY MANAGEMENT SALES REPORT
                               AS OF DECEMBER '97
                       (ALL SALES ARE ROUNDED TO 1000'S)

Select By: Unit Ref 110-B101 110-Q203     E1 - Estimated Sales From Sales Entry
Primary Sort: Sales Cat                   E2 - Occupant Historical Sales %'s
Secondary Sort: Sales Cat                 E3 - Sales Category %'s
Comp Only: No                             E4 - Property Sales %'s
                                          E5 - Estimated Annual Sales Growth %


=======================================================================================================
    UNIT         OCCUPANT        OPEN              CLOSE                CURRENT MONTH SALES        %
    NO.            NAME          DATE      GLA      DATE     CAT%        1997     1996          CHANGE
- -------------------------------------------------------------------------------------------------------
Offices                                      46
- -------------------------------------------------------------------------------------------------------
            Offices

E219 110)   Consumer Opinio   9/28/95      2045           100.0           NA           NA         NA
Non Comp Sub-Totals                        2045                              0.0         0.0
- -------------------------------------------------------------------------------------------------------
Category Totals:                           2045                              0.0         0.0
=======================================================================================================
GRAND TOTAL                              337994                         14,749.5    16,326.4      -9.7
=======================================================================================================
Bumpers                                                                     64.5        72.3
Total                                                                   14,685.0    16,254.10     -9.7

===================================================================================================================
                  YEAR-TO-DATE                                FULL YEAR
    UNIT              SALES               %     1997            SALES               %     1997   1996    1997   BKP
    NO.         1997         1996      CHANGE   %CAT      1997         1996      CHANGE   $/SF   $/SF   BKP/SF   %
- -------------------------------------------------------------------------------------------------------------------
Offices
- -------------------------------------------------------------------------------------------------------------------
E219 110)        NA           NA         NA     NA            0.0       NA        NA        0     NA     NA
Non Comp            0.0         0.0                           0.0          0.0              0      0
Sub-Totals
- -------------------------------------------------------------------------------------------------------------------
Category            0.0         0.0                           0.0          0.0              0      0
Totals:
===================================================================================================================
GRAND TOTAL    90,231.7    91,617.5      -1.5            90,231.6     91,617.5   -1.5     267    248
===================================================================================================================
Bumpers           710.5       822.4                                                       291
Total          89,521.2    90,775.10     -1.4

                               SABEY CORPORATION

                        MONTHLY MANAGEMENT SALES REPORT
                               AS OF DECEMBER '97
                       (ALL SALES ARE ROUNDED TO 1000'S)

Select By: Unit Ref 110-B101 110-Q203     E1 - Estimated Sales From Sales Entry
Primary Sort: Sales Cat                   E2 - Occupant Historical Sales %'s
Secondary Sort: Sales Cat                 E3 - Sales Category %'s
Comp Only: No                             E4 - Property Sales %'s
                                          E5 - Estimated Annual Sales Growth %


=======================================================================================================
    UNIT         OCCUPANT        OPEN              CLOSE                CURRENT MONTH SALES        %
    NO.            NAME          DATE      GLA      DATE     CAT%        1997     1996          CHANGE
- -------------------------------------------------------------------------------------------------------
Offices                                      46
- -------------------------------------------------------------------------------------------------------
            Offices

E219 110)   Consumer Opinio   9/28/95      2045           100.0           NA           NA         NA
Non Comp Sub-Totals                        2045                             0.0          0.0
- -------------------------------------------------------------------------------------------------------
Category Totals:                           2045                             0.0          0.0
=======================================================================================================
GRAND TOTAL                              337994                        14,749.5     16,326.4      -9.7
=======================================================================================================
Bumpers                                                                    -64.5        -72.3
New Total                                                              14,685.00    16,254.10     -9.7

===================================================================================================================
                  YEAR-TO-DATE                                FULL YEAR
    UNIT              SALES               %     1997            SALES               %     1997   1996    1997   BKP
    NO.         1997         1996      CHANGE   %CAT      1997         1996      CHANGE   $/SF   $/SF   BKP/SF   %
- -------------------------------------------------------------------------------------------------------------------
Offices
- -------------------------------------------------------------------------------------------------------------------
E219 110)        NA           NA         NA     NA           0.0        NA         NA       0     NA     NA
Non Comp           0.0          0.0                          0.0          0.0               0      0
- -------------------------------------------------------------------------------------------------------------------
Sub-Totals
- -------------------------------------------------------------------------------------------------------------------
Category           0.0          0.0                          0.0          0.0               0      0
Totals:
===================================================================================================================
GRAND TOTAL   90,231.7     91,617.5      -1.5           90,231.6     91,617.5      -1.5   267    248
===================================================================================================================
Bumpers          -710.5       -822.4                       -710.5       -822.4
New Total     89,521.2     90,795.1      -1.4           89,521.20    90,795.10     -1.4

                               SABEY CORPORATION

                        MONTHLY MANAGEMENT SALES REPORT
                               AS OF DECEMBER '97
                       (ALL SALES ARE ROUNDED TO 1000'S)

Select By: Unit Ref 110-B101 110-Q203     E1 - Estimated Sales From Sales Entry
Primary Sort: Sales Cat                   E2 - Occupant Historical Sales %'s
Secondary Sort: Sales Cat                 E3 - Sales Category %'s
Comp Only: No                             E4 - Property Sales %'s
                                          E5 - Estimated Annual Sales Growth %


=======================================================================================================
    UNIT         OCCUPANT        OPEN              CLOSE                CURRENT MONTH SALES        %
    NO.            NAME          DATE      GLA      DATE     CAT%        1997     1996          CHANGE
- -------------------------------------------------------------------------------------------------------
Department Stores                              02
- -------------------------------------------------------------------------------------------------------
            Department Stores

C001 110)   Bumpers Fun Center   1/17/92    30000           100.0      54.8      74.2       -26.2
Comp Sub-Totals:                            30000                      54.8      74.2       -26.2
=======================================================================================================
Category Totals:                            30000                      54.8      74.2       -26.2
=======================================================================================================

====================================================================================================================
                YEAR-TO-DATE                                  FULL YEAR
    UNIT            SALES              %        1997            SALES               %      1997   1996    1997   BKP
    NO.        1997       1996      CHANGE      %CAT        1997       1996      CHANGE    $/SF   $/SF   BKP/SF   %
- --------------------------------------------------------------------------------------------------------------------
Department
Stores
- --------------------------------------------------------------------------------------------------------------------
C001 110)   345.3      431.7       -20.0     100.0      678.0E2     820.5          -17.4   23     27    M-S-D    0
Comp        345.3      431.7       -20.0                678.0       820.5          -17.4   23     27
- --------------------------------------------------------------------------------------------------------------------
Sub-Totals:
=======================================================================================================
Category    345.3      431.7       -20.0                678.0       820.5          -17.4   23     27
Totals:
=======================================================================================================

                               SABEY CORPORATION

                        MONTHLY MANAGEMENT SALES REPORT
                                 AS OF JUNE '98
                       (ALL SALES ARE ROUNDED TO 1000'S)

Select By: Unit Ref 110-B101 110-Q203     E1 - Estimated Sales From Sales Entry
Primary Sort: Sales Cat                   E2 - Occupant Historical Sales %'s
Secondary Sort: Sales Cat                 E3 - Sales Category %'s
Comp Only: No                             E4 - Property Sales %'s
                                          E5 - Estimated Annual Sales Growth %


=====================================================================================================
    UNIT          OCCUPANT         OPEN              CLOSE            CURRENT MONTH SALES       %
     NO.            NAME           DATE      GLA      DATE     CAT%      1998    1997        CHANGE
- -----------------------------------------------------------------------------------------------------
Specialty Food                                 04
- -----------------------------------------------------------------------------------------------------
             Specialty Food

C105 110)    Baskin-Robbins       3/04/92     684                6.7      19.7       21.8      -10.0
C101 110)    Candy 'N Carmel      2/01/85     550                5.4      11.0       12.2       -9.7
C103 110)    Candy Barrel, Th     7/15/92    1022               10.1       9.3       12.1      -23.3
C118 110)    Cinnabon #84        10/26/91     758                7.5      38.4       46.0      -16.4
C123 110)    Espress-O            7/18/93     231                2.3      11.1       12.1       -8.2
C137 110)    Gloria Jean's C     11/29/91    1076               10.6      12.0       17.0      -29.3
C129 110)    Mrs. Fields Coo      5/23/91     721                7.1      13.0       17.6      -26.1
C117 110)    Orange Julius        3/21/91    1295               12.7      25.3       30.4      -16.7
C109 110)    Pretzel Time #3     10/27/92     501                4.9      22.5       29.3      -23.1
C110 110)    Surf City Squee      6/27/92     420                4.1      18.3       19.7       -7.3
C201 110)    Sweet Factory       11/18/93     848                8.3      20.0       26.5      -24.4
C215 110)    Thomas Hammer C     12/04/93    1058               10.4      18.2       20.9      -12.7
C115 110)    Tipton's Gourme     10/01/84     700                6.9      22.1       25.7      -14.1
Comp Sub-Totals:                             9864                        241.0      291.3      -17.3
- -----------------------------------------------------------------------------------------------------
C131 110)    Candy 'n Carmel                  296                2.9      NA        NA         NA
C102A 110)   LaCrepe             12/03/96     NA   4/30/98                NA          4.7      NA
Non Comp Sub-Totals                           481                          0.0        4.7     -100.0
- -----------------------------------------------------------------------------------------------------
Sub Category Totals                         10160                        241.0      296.0      -18.6
=====================================================================================================
Category Totals                             10345                        241.0      296.0      -18.6
=====================================================================================================

==================================================================================================================
                 YEAR-TO-DATE                                 FULL YEAR
    UNIT             SALES              %       1998            SALES              %     1998   1997    1998   BKP
     NO.        1996       1995      CHANGE     %CAT       1998        1997     CHANGE   $/SF   $/SF   BKP/SF   %
- ------------------------------------------------------------------------------------------------------------------
Specialty
Food
- ------------------------------------------------------------------------------------------------------------------
C105 110)        107.0      122.6      -12.7      7.4    223.0E2        243.3     -8.4   326    356       0     7
C101 110)         72.5       79.2       -8.4      5.0    152.3E2        164.8     -7.6   277    300       0     7
C103 110)         47.5       65.1      -27.0      3.3    113.8E2        136.1    -16.4   111    133       0    10
C118 110)        206.0      246.3      -16.4     14.2    440.0E2        527.2    -16.5   580    696       0     6
C123 110)         70.0       71.3       -1.8      4.8    159.9E2        154.6     3.4    692    669       0     8
C137 110)         86.7      116.1      -25.3      6.0    220.5E2        286.0    -22.9   205    266       0     7
C129 110)         88.1      111.6      -21.0      6.1    196.7E2        227.0    -13.3   273    315       0     8
C117 110)        156.6      189.3      -17.3     10.8    378.0E2        410.6     -7.9   292    317       0     8
C109 110)        136.2      147.3       -7.6      9.4    298.8E2        319.7     -6.5   596    638       0     7
C110 110)        108.5      115.8       -6.3      7.5    227.0E2        235.5     -3.6   541    561       0    10
C201 110)        109.0      137.9      -20.9      7.5    235.3E2        275.1    -14.5   277    324       0     8
C215 110)        121.7      121.8       -0.1      8.4    303.5E2        278.9     8.8    287    264    M-S-D    8
C115 110)        125.6      150.9      -16.8      8.6    313.5E2        327.8     -4.4   448    468       0     8
Comp           1,435.4    1,675.2      -14.3               3,262.2    3,586.3     -9.0   331    364
Sub-Totals:
- ------------------------------------------------------------------------------------------------------------------
C131 110)        NA         NA         NA        NA            0.0      NA        NA       0     NA      NA    NA
C102A 110)        17.1       23.8      -28.4      1.2         17.1       56.1    -69.6    92    303      NA    10
Non Comp          17.1       23.8      -28.4                  17.1       56.1    -69.6    35    303
Sub-Totals
- ------------------------------------------------------------------------------------------------------------------
Sub Category   1,452.5    1,699.0      -14.5               3,279.3    3,642.5    -10.0   317    362
Totals
==================================================================================================================
Category       1,452.5    1,699.0      -14.5               3,279.3    3,642.5    -10.0   317    362
Totals
==================================================================================================================

                               SABEY CORPORATION


                        MONTHLY MANAGEMENT SALES REPORT
                                 AS OF JUNE '98
                       (ALL SALES ARE ROUNDED TO 1000'S)

Select By: Unit Ref 110-B101 110-Q203
Primary Sort: Sales Cat
Secondary Sort: Sales Cat
Comp Only: No

E1 - Estimated Sales From Sales Entry
E2 - Occupant Historical Sales %'s
E3 - Sales Category %'s
E4 - Property Sales %'s
E5 - Estimated Annual Sales Growth %



===================================================================================================
    UNIT         OCCUPANT        OPEN              CLOSE             CURRENT MONTH SALES      %
    NO.            NAME          DATE     GLA      DATE       CAT%      1998   1997        CHANGE
- ---------------------------------------------------------------------------------------------------
Restaurant                                 06
- ---------------------------------------------------------------------------------------------------
            Restaurant

C105 110)   Pickle Barrel     3/01/91    2141              25.8          27.5  28.3           -2.7
Comp Sub-Totals:                         2141                            27.5  28.3           -2.7
- ---------------------------------------------------------------------------------------------------
C112 110)   Pizzeria Uno                 6152              74.2         NA      NA           NA
C110 110)   Sports Heroes o   8/15/96           12/28/97                NA     63.3          NA
            CLOSED
Non Comp Sub-Totals                      6152                             0.0  63.3         -100.0
- ---------------------------------------------------------------------------------------------------
Sub Category Totals                      8293                            27.5  91.6          -69.9
===================================================================================================
Category Totals:                         8293                            27.5  91.6          -69.9
===================================================================================================

========================================================================================================================
                 YEAR-TO-DATE                                  FULL YEAR
    UNIT            SALES               %        1998            SALES               %       1998   1997    1998    BKP
    NO.         1998       1997      CHANGE      %CAT        1998       1997       CHANGE    $/SF   $/SF   BKP/SF    %
- ------------------------------------------------------------------------------------------------------------------------
Restaurant
- ------------------------------------------------------------------------------------------------------------------------
C105 110)        183.2  179.3           2.2   100.0        399.2E2       380.9       4.8     186    178     NA      NA
Comp             183.2  179.3           2.2                   399.2      380.9       4.8     186    178
- ------------------------------------------------------------------------------------------------------------------------
Sub-Totals:
- ------------------------------------------------------------------------------------------------------------------------
C112 110)      NANA                    NA       NA              0.0      NA         NA0              NA     NA      NA
C110 110)     NA526.2                  NA       NA           NA          983.9      NA        NA     92     NA       5
Non Comp      0.0526.2                -100.0                    0.0      983.9     -100.00           92
Sub-Totals
- ------------------------------------------------------------------------------------------------------------------------
Sub              183.2  705.5          -74.0                  399.2    1,364.8      -70.8     48                   106
Category
Totals
========================================================================================================================
Category         183.2  705.5          -74.0                  399.2    1,364.8      -70.8     48    106
Totals:
========================================================================================================================

                               SABEY CORPORATION

                        MONTHLY MANAGEMENT SALES REPORT
                                 AS OF JUNE '98
                       (ALL SALES ARE ROUNDED TO 1000'S)

Select By: Unit Ref 110-B101 110-Q203     E1 - Estimated Sales From Sales Entry
Primary Sort: Sales Cat                   E2 - Occupant Historical Sales %'s
Secondary Sort: Sales Cat                 E3 - Sales Category %'s
Comp Only: No                             E4 - Property Sales %'s
                                          E5 - Estimated Annual Sales Growth %


=======================================================================================================
    UNIT           OCCUPANT           OPEN              CLOSE            CURRENT MONTH SALES      %
    NO.              NAME             DATE      GLA      DATE     CAT%      1998   1997        CHANGE
- -------------------------------------------------------------------------------------------------------
Food Court/Fast Food                             08
- -------------------------------------------------------------------------------------------------------
            Food Court/Fast Food

C211 110)   A & W                   11/09/91    633                 8.9      31.4      31.0       1.3
C223 110)   Arby's                   3/18/94    591                 8.3      55.7      62.2      -10.5
C225 110)   Bruchi's Cheese         11/22/91    565                 7.9      24.4      27.0       -9.7
C221 110)   Edo Japan               11/10/91    540                 7.6      31.7      37.8      -16.2
C213 110)   Flaming Wok             12/18/91    503                 7.1      30.0      30.6       -1.9
C205 110)   Ivar's #56              12/09/91    630                 8.9      31.4      32.5       -3.5
C217 110)   Juicers Smoothi         12/14/96    541                 7.6      18.4      20.4      -10.1
C207 110)   Salad Garden             3/31/96    649                 9.1      16.0      15.1       5.7
C215 110)   Sbarro #463             11/07/91    686                 9.6      30.4      39.1      -22.4
C209 110)   Schlotzsky's De         10/18/95    569                 8.0      18.5      19.5       -5.0
C219 110)   Taco Time                2/16/92    777                10.9      50.0      60.0      -16.6
Comp Sub-Totals                                6684                         337.7     375.1      -10.0
- -------------------------------------------------------------------------------------------------------
C203 110)   Frankfurter CLOSED       2/10/92     NA   1/04/98               NA          7.8      NA
C203 110)   Pronto-Pups                         429                 6.0     NA        NA         NA
Non Comp Sub-Totals                             858                           0.0       7.8     -100.0
- -------------------------------------------------------------------------------------------------------
Sub Category Totals                            7113                         337.7     382.9      -11.8
=======================================================================================================
Category Totals:                               7542                         337.7     382.9      -11.8
=======================================================================================================

==============================================================================================================
                YEAR-TO-DATE                              FULL YEAR
    UNIT            SALES             %      1998           SALES              %     1998   1997    1998   BKP
    NO.        1998       1997     CHANGE    %CAT       1998       1997     CHANGE   $/SF   $/SF   BKP/SF   %
- --------------------------------------------------------------------------------------------------------------
Food Court/Fast Food
- --------------------------------------------------------------------------------------------------------------
C211 110)       195.6      200.9     -2.7      9.4    438.8E2       440.3     -0.3    693    696     0      8
C223 110)       375.2      320.6    17.0      18.0    846.2E2       772.6     9.5    1432   1307     0      0
C225 110)       149.0      170.1    -12.4      7.2    345.3E2       362.4     -4.7    611    641     0      8
C221 110)       205.0      234.5    -12.6      9.8    471.0E2       493.9     -4.6    872    915     0      8
C213 110)       169.7      179.3     -5.3      8.2    380.8E2       388.1     -1.9    757    772     0     10
C205 110)       170.0      177.4     -4.2      8.2    382.2E2       383.4     -0.3    607    609     0      8
C217 110)       117.0      121.1     -3.4      5.6       117.0      244.2    -52.1    216    451     0      8
C207 110)        99.1       88.8    11.5       4.8        99.1      197.4    -49.8    153    304     0      8
C215 110)       172.8      209.2    -17.4      8.3    402.8E2       461.2    -12.7    587    672     0      8
C209 110)       111.6      121.3     -8.0      5.4    230.0E2       254.2     -9.5    404    447     0      9
C219 110)       315.5      350.4     -9.9     15.2    698.7E2       759.3     -8.0    899    977     0      8
Comp          2,080.5    2,173.6     -4.3              4,411.9    4,756.9     -7.3    660    712
Sub-Totals
- --------------------------------------------------------------------------------------------------------------
C203 110)         1.4       50.5    -97.2      0.1         1.4      110.2    -98.7      3    257     NA    10
C203 110)       NA         NA        NA       NA           0.0      NA        NA        0    NA      NA    NA
Non Comp          1.4       50.5    -97.2                  1.4      110.2    -98.7      2    257
Sub-Totals
- --------------------------------------------------------------------------------------------------------------
Sub           2,081.8    2,224.1     -6.4              4,413.3    4,867.1     -9.3    585    684
Category
Totals
==============================================================================================================
Category      2,081.8    2,224.1     -6.4              4,413.3    4,867.1     -9.3    585    684
Totals:
==============================================================================================================

                               SABEY CORPORATION

                        MONTHLY MANAGEMENT SALES REPORT
                                 AS OF JUNE '98
                       (ALL SALES ARE ROUNDED TO 1000'S)

Select By: Unit Ref 110-B101 110-Q203    E1 - Estimated Sales From Sales Entry
Primary Sort: Sales Cat                  E2 - Occupant Historical Sales %'s
Secondary Sort: Sales Cat                E3 - Sales Category %'s
Comp Only: No                            E4 - Property Sales %'s
                                         E5 - Estimated Annual Sales Growth %


================================================================================================
    UNIT         OCCUPANT        OPEN             CLOSE            CURRENT MONTH SALES      %
    NO.            NAME          DATE      GLA     DATE     CAT%      1998   1997        CHANGE
- ------------------------------------------------------------------------------------------------
Women's Wear                                 10
- ------------------------------------------------------------------------------------------------
            Women's Wear

C241 110)   Lane Bryant #65    11/07/91    7246              14.3      99.1      102.6     -3.4
C229 110)   Lerner New York    11/07/91   13331              26.3     135.4      144.0     -6.0
C201 110)   Limited Express    11/11/91   10711              21.1      93.6      104.3    -10.3
C201 110)   Mariposa #82        9/16/95    5155              10.2      38.5       64.6    -40.3
C215 110)   Modern Woman #      2/13/92    5664              11.2      51.0       60.7    -15.9
C217 110)   Northern Reflec     4/28/93    2478               4.9      34.0       58.3    -41.7
C203 110)   Rave #434          10/11/91    2138               4.2      68.8       68.1     1.0
C211 110)   Smart Sizes #65     7/31/92    4019               7.9      45.5       40.7    11.9
Comp Sub-Totals:                          50742                       565.9      643.2    -12.0
================================================================================================
Category Totals:                          50742                       565.9      643.2    -12.0
================================================================================================

=====================================================================================================================
                YEAR-TO-DATE                                   FULL YEAR
    UNIT            SALES              %        1998             SALES                %     1998   1997    1998   BKP
    NO.        1998       1997      CHANGE      %CAT        1998         1997      CHANGE   $/SF   $/SF   BKP/SF   %
- ---------------------------------------------------------------------------------------------------------------------
Women's Wear
- ---------------------------------------------------------------------------------------------------------------------
C241 110)       461.2      524.9      -12.1      15.4     966.0E2        1,065.7     -9.4   133    147     340    5
C229 110)       639.5      706.1       -9.4      21.3    1,428.2E2       1,579.7     -9.6   107    119     340    5
C201 110)       505.7      488.9       3.5       16.8    1,107.1E2       1,178.2     -6.0   103    110     560    5
C201 110)       345.9      423.5      -18.3      11.5     735.8E2          909.0    -19.1   143    177       0    5
C215 110)       286.3      319.9      -10.5       9.5     563.0E2          634.6    -11.3    99    112       0    5
C217 110)       225.6      330.2      -31.7       7.5     640.0E2          774.1    -17.3   258    312       0    5
C203 110)       313.0      323.0       -3.1      10.4     759.8E2          756.7     0.4    355    354       0    5
C211 110)       224.6      193.2      16.2        7.5     448.0E2          413.7     8.3    111    103       0    5
Comp          3,001.8    3,309.6       -9.3                 6,648.0      7,312.6     -9.1   131    144
Sub-Totals:
=====================================================================================================================
Category      3,001.8    3,309.6       -9.3                 6,648.0      7,312.6     -9.1   131    144
Totals:
=====================================================================================================================

                               SABEY CORPORATION

                        MONTHLY MANAGEMENT SALES REPORT
                                 AS OF JUNE '98
                       (ALL SALES ARE ROUNDED TO 1000'S)

Select By: Unit Ref 110-B101 110-Q203     E1 - Estimated Sales From Sales Entry
Primary Sort: Sales Cat                   E2 - Occupant Historical Sales %'s
Secondary Sort: Sales Cat                 E3 - Sales Category %'s
Comp Only: No                             E4 - Property Sales %'s
                                          E5 - Estimated Annual Sales Growth %








=================================================================================================
    UNIT          OCCUPANT         OPEN             CLOSE            CURRENT MONTH SALES     %
    NO.             NAME           DATE      GLA     DATE     CAT%      1998   1997       CHANGE
- -------------------------------------------------------------------------------------------------
Women's Specialty                             11
- -------------------------------------------------------------------------------------------------
            Women's Specialty

C209 110)   Motherhood Mate       4/29/94   1055           12.2          26.5      23.5    12.7
C211 110)   Swim-In              12/21/94   1063           12.3          45.0      40.2    11.8
C201 110)   Victoria's Secr      11/07/91   6521           75.5         195.4     225.8    -13.5
Comp Sub-Totals:                            8639                        267.0     289.6     -7.8
=================================================================================================
Category Totals:                            8639                        267.0     289.6     -7.8
=================================================================================================

=================================================================================================================
                YEAR-TO-DATE                                FULL YEAR
    UNIT            SALES             %       1998            SALES               %     1998   1997    1998   BKP
    NO.        1998       1997     CHANGE     %CAT        1998        1997     CHANGE   $/SF   $/SF   BKP/SF   %
- -----------------------------------------------------------------------------------------------------------------
Women's Specialty
- -----------------------------------------------------------------------------------------------------------------
C209 110)       146.6      156.1     -6.1  12.0         319.8E2        303.6     5.4    303    288       0    6
C211 110)       178.7      176.0     1.5   14.6         310.6E2        313.3     -0.9   292    295     357    7
C201 110)       899.8      984.1     -8.6  73.4        2,157.0E2     2,197.7     -1.9   331    337     340    5
Comp          1,225.1    1,316.3     -6.9                 2,787.4    2,814.6     -1.0   323    326
Sub-Totals:
=================================================================================================================
Category      1,225.1    1,316.3     -6.9                 2,787.4    2,814.6     -1.0   323    326
Totals:
=================================================================================================================

                               SABEY CORPORATION

                        MONTHLY MANAGEMENT SALES REPORT
                                 AS OF JUNE '98
                       (ALL SALES ARE ROUNDED TO 1000'S)

Select By: Unit Ref 110-B101 110-Q203     E1 - Estimated Sales From Sales Entry
Primary Sort: Sales Cat                   E2 - Occupant Historical Sales %'s
Secondary Sort: Sales Cat                 E3 - Sales Category %'s
Comp Only: No                             E4 - Property Sales %'s
                                          E5 - Estimated Annual Sales Growth %

================================================================================================
    UNIT        OCCUPANT        OPEN             CLOSE            CURRENT MONTH SALES      %
    NO.           NAME          DATE      GLA     DATE     CAT%      1998   1997        CHANGE
- ------------------------------------------------------------------------------------------------
Men's Wear                                 12
- ------------------------------------------------------------------------------------------------
            Men's Wear
03 110)     Hamer's          11/09/94    3025           34.2          48.0      60.3      -20.4
05 110)     Mr. Rags #2120   12/11/91    1522           17.2          62.5      53.6      16.6
03 110)     Structure #115   11/11/91    4288           48.5          51.4      60.1      -14.5
Comp Sub-Totals:                         8835                        161.8     173.9       -7.0
================================================================================================
Category Totals:                         8835                        161.8     173.9       -7.0
================================================================================================

==================================================================================================================
                YEAR-TO-DATE                                  FULL YEAR
    UNIT            SALES              %        1998            SALES              %     1998   1997    1998   BKP
    NO.        1998       1997      CHANGE      %CAT       1998        1997     CHANGE   $/SF   $/SF   BKP/SF   %
- ------------------------------------------------------------------------------------------------------------------
Men's Wear
- ------------------------------------------------------------------------------------------------------------------
03 110)     346.2          407.7      -15.1  38.8        842.7E2        870.2     -3.2   279    288      0     6
05 110)     284.3          314.8       -9.7  31.9        793.9E2        716.6    10.8    522    471      0     6
03 110)     261.9          292.9      -10.6  29.3        611.0E2        636.0     -3.9   142    148      0     0
Comp        892.4        1,015.4      -12.1                2,247.6    2,222.8     1.1    254    252
Sub-Totals:
==================================================================================================================
Category    892.4        1,015.4      -12.1                2,247.6    2,222.8     1.1    254    252
Totals:
==================================================================================================================

                               SABEY CORPORATION


                        MONTHLY MANAGEMENT SALES REPORT
                                 AS OF JUNE '98
                       (ALL SALES ARE ROUNDED TO 1000'S)

Select By: Unit Ref 110-B101 110-Q203    E1 - Estimated Sales From Sales Entry
Primary Sort: Sales Cat                  E2 - Occupant Historical Sales %'s
Secondary Sort: Sales Cat                E3 - Sales Category %'s
Comp Only: No                            E4 - Property Sales %'s
                                         E5 - Estimated Annual Sales Growth %


====================================================================================================
    UNIT          OCCUPANT        OPEN             CLOSE             CURRENT MONTH SALES       %
     NO.            NAME          DATE      GLA     DATE     CAT%      1998    1997         CHANGE
- ----------------------------------------------------------------------------------------------------
Inisex                                        14
- ----------------------------------------------------------------------------------------------------
             Unisex
113 110)     Eddie Bauer         7/26/96    6208              20.2      152.9      231.3      -28.3
221 110)     Gap, The #7502      8/14/92    5865              19.0      372.9      274.5      35.9
121 110)     Hot Topic #28       6/28/95    1124               3.7       52.9       66.5      -20.5
125 110)     Jay Jacobs #22      3/04/96    4996              16.2       75.3       67.9      10.9
217 110)     Maurices #342/J    11/21/91    8881              28.8       52.6       57.0       -7.7
143 110)     Pacific Sunwear    11/11/92    1697               5.5       53.1       46.3      14.8
107 110)     Zumiez              3/26/92    2018               6.6       70.7       72.5       -2.5
Comp Sub-Totals:                           30789                        830.5      798.0       4.1
- ----------------------------------------------------------------------------------------------------
201 110)     Above the Belt        NA        NA                         NA         NA         NA
Non Comp Sub-Totals                            0                          0.0        0.0
- ----------------------------------------------------------------------------------------------------
Sub Category Totals                        30789                        830.5      798.0       4.1
====================================================================================================
Category Totals:                           30789                        830.5      798.0       4.1
====================================================================================================
=======================================================================================================================
                 YEAR-TO-DATE                                   FULL YEAR
    UNIT             SALES              %        1998             SALES                %      1998   1997    1998   BKP
     NO.        1998       1997      CHANGE      %CAT       1998         1997       CHANGE    $/SF   $/SF   BKP/SF   %
- -----------------------------------------------------------------------------------------------------------------------
Inisex
- -----------------------------------------------------------------------------------------------------------------------
113 110)         670.7      944.2      -29.0      16.1        670.7      2,331.4      -71.2   108    376      0     5
221 110)       1,850.2    1,428.8      29.5       44.5   4,302.6E2       3,676.5      17.0    734    627      0     5
121 110)         255.4      325.8      -21.6       6.1    697.3E2          746.2       -6.6   620    664      0     6
125 110)         419.0      390.8       7.2       10.1    985.2E2          917.4       7.4    197    184      0     6
217 110)         317.8      357.7      -11.1       7.6    812.9E2          736.1      10.4     92     83      0     5
143 110)         258.2      203.8      26.7        6.2    752.0E2          576.4      30.5    443    340      0     5
107 110)         388.9      423.4       -8.1       9.3   1,094.0E2       1,222.6      -10.5   542    606      0     7
Comp           4,160.2    4,074.6       2.1                 9,314.7     10,206.5       -8.7   303    331
Sub-Totals:
- -----------------------------------------------------------------------------------------------------------------------
201 110)         NA         NA         NA        NA             0.0       NA          NA       NA     NA      NA    NA
Non Comp           0.0        0.0                               0.0          0.0               NA     NA
Sub-Totals
- -----------------------------------------------------------------------------------------------------------------------
Sub Category   4,160.2    4,074.6       2.1                 9,314.7     10,206.5       -8.7   303    331
Totals
=======================================================================================================================
Category       4,160.2    4,074.6       2.1                 9,314.7     10,206.5       -8.7   303    331
Totals:
=======================================================================================================================

                               SABEY CORPORATION

                        MONTHLY MANAGEMENT SALES REPORT
                                 AS OF JUNE '98
                       (ALL SALES ARE ROUNDED TO 1000'S)

Select By: Unit Ref 110-B101 110-Q203     E1 - Estimated Sales From Sales Entry
Primary Sort: Sales Cat                   E2 - Occupant Historical Sales %'s
Secondary Sort: Sales Cat                 E3 - Sales Category %'s
Comp Only: No                             E4 - Property Sales %'s
                                          E5 - Estimated Annual Sales Growth %

================================================================================================
    UNIT         OCCUPANT        OPEN             CLOSE            CURRENT MONTH SALES      %
    NO.            NAME          DATE      GLA     DATE     CAT%      1998    1997       CHANGE
- ------------------------------------------------------------------------------------------------
Children's Wear                             16
- ------------------------------------------------------------------------------------------------
            Children's Wear
17 110)     GapKids #9250      11/18/94   4830           78.4          101.2      92.6      9.2
03 110)     Gymboree #241       7/03/95   1331           21.6           75.7      52.0     45.4
Comp Sub-Totals:                          6161                         176.9     144.7     22.3
================================================================================================
Category Totals:                          6161                         176.9     144.7     22.3
================================================================================================
===================================================================================================================
                YEAR-TO-DATE                                 FULL YEAR
    UNIT            SALES             %       1998             SALES                %     1998   1997    1998   BKP
    NO.        1998       1997     CHANGE     %CAT        1998         1997      CHANGE   $/SF   $/SF   BKP/SF   %
- -------------------------------------------------------------------------------------------------------------------
Children's Wear
- -------------------------------------------------------------------------------------------------------------------
17 110)     606.7      573.4      5.8      65.4      1,432.3E2         1,396.2  2.6       297    289      0     5
03 110)     320.5      301.8      6.2      34.6       749.4E2            698.8  7.2       563    525      0     5
Comp        927.2      875.2      5.9                2,181.6           2,094.9  4.1       354    340
Sub-Totals:
===================================================================================================================
Category    927.2      875.2      5.9                2,181.6           2,094.9  4.1       354    340
Totals:
===================================================================================================================

                               SABEY CORPORATION

                        MONTHLY MANAGEMENT SALES REPORT
                                 AS OF JUNE '98
                       (ALL SALES ARE ROUNDED TO 1000'S)

Select By: Unit Ref 110-B101 110-Q203     E1 - Estimated Sales From Sales Entry
Primary Sort: Sales Cat                   E2 - Occupant Historical Sales %'s
Secondary Sort: Sales Cat                 E3 - Sales Category %'s
Comp Only: No                             E4 - Property Sales %'s
                                          E5 - Estimated Annual Sales Growth %

======================================================================================================
    UNIT           OCCUPANT         OPEN              CLOSE             CURRENT MONTH SALES      %
     NO.             NAME           DATE      GLA      DATE      CAT%      1998   1997        CHANGE
- ------------------------------------------------------------------------------------------------------
Specialty Apparel                              18
- ------------------------------------------------------------------------------------------------------
             Specialty Apparel
207 110)     Pro-Image             7/01/95   2007             41.3          25.4  40.2          -36.9
205 110)     Wilsons The Lea       4/02/92   2847             58.7          39.0  31.8          22.3
Comp Sub-Totals:                             4854                           64.3  72.1          -10.7
- ------------------------------------------------------------------------------------------------------
205 110)     R.C. Boot Barn       11/23/91     NA   8/18/97                NA     23.1          NA
             CLOSED
Non Comp Sub-Totals                             0                            0.0  23.1         -100.0
- ------------------------------------------------------------------------------------------------------
Sub Category Totals                          4854                           64.3  95.2          -32.4
======================================================================================================
Category Totals:                             4854                           64.3  95.2          -32.4
======================================================================================================

=====================================================================================================================
                 YEAR-TO-DATE                                  FULL YEAR
    UNIT             SALES              %        1998            SALES               %      1998   1997    1998   BKP
     NO.        1998       1997      CHANGE      %CAT       1998        1997      CHANGE    $/SF   $/SF   BKP/SF   %
- ---------------------------------------------------------------------------------------------------------------------
Specialty
Apparel
- ---------------------------------------------------------------------------------------------------------------------
207 110)         142.6  202.0          -29.4  31.7        373.7E2        532.8      -29.9   186    265      0     6
205 110)         307.7  262.6          17.2   68.3        883.2E2        810.9       8.9    310    285      0     5
Comp             450.2  464.6           -3.1                1,256.9    1,343.7       -6.5   259    277
Sub-Totals:
- ---------------------------------------------------------------------------------------------------------------------
205 110)         NA     153.2          NA      NA            NA          176.7      NA       NA     68      NA    6
Non Comp           0.0  153.2         -100.0                    0.0      176.7     -100.0    NA     68
Sub-Totals
- ---------------------------------------------------------------------------------------------------------------------
Sub Category     450.2  617.8          -27.1                1,256.9    1,520.4      -17.3   259    204
Totals
=====================================================================================================================
Category         450.2  617.8          -27.1                1,256.9    1,520.4      -17.3   259    204
Totals:
=====================================================================================================================

                               SABEY CORPORATION

                        MONTHLY MANAGEMENT SALES REPORT
                                 AS OF JUNE '98
                       (ALL SALES ARE ROUNDED TO 1000'S)

Select By: Unit Ref 110-B101 110-Q203    E1 - Estimated Sales From Sales Entry
Primary Sort: Sales Cat                  E2 - Occupant Historical Sales %'s
Secondary Sort: Sales Cat                E3 - Sales Category %'s
Comp Only: No                            E4 - Property Sales %'s
                                         E5 - Estimated Annual Sales Growth %

=====================================================================================================
    UNIT          OCCUPANT         OPEN              CLOSE             CURRENT MONTH SALES      %
     NO.            NAME           DATE      GLA      DATE      CAT%      1998   1997        CHANGE
- -----------------------------------------------------------------------------------------------------
Accessories                                   20
- -----------------------------------------------------------------------------------------------------
             Accessories
121 110)     After Thoughts       4/11/92    861                 15.7      24.1      31.2      -22.9
201 110)     After Thoughts       8/30/91    824                 15.1      26.3      30.1      -12.9
201 110)     Claire's #5839       8/23/91    699                 12.8      34.6      35.6       -2.6
119 110)     Silver Safari       11/20/92    396                  7.2       8.3       9.8      -15.7
109 110)     Sunglass Hut #1      4/01/95    603                 11.0      45.4      47.8       -5.0
211 100)     Sunglass Hut #1     11/16/91    741                 13.5      27.4      31.0      -11.8
Comp Sub-Totals:                            4124                          166.0     185.6      -10.5
- -----------------------------------------------------------------------------------------------------
 31 110)     Express Yourself     9/10/92     NA   1/20/97                NA        NA         NA
             CLOSED
 19 110)     Icing, The #342     10/31/97   1349                 24.6      16.0     NA         NA
Non Comp Sub-Totals                         1349                           16.0       0.0
- -----------------------------------------------------------------------------------------------------
Sub Category Totals                         5473                          182.1     185.6       -1.9
=====================================================================================================
Category Totals:                            5473                          182.1     185.6       -1.9
=====================================================================================================

===================================================================================================================
                 YEAR-TO-DATE                                  FULL YEAR
    UNIT             SALES              %        1998            SALES              %     1998   1997    1998   BKP
     NO.        1998       1997      CHANGE      %CAT       1998        1997     CHANGE   $/SF   $/SF   BKP/SF   %
- -------------------------------------------------------------------------------------------------------------------
Accessories
- -------------------------------------------------------------------------------------------------------------------
121 110)         130.6      148.0      -11.8      15.3    309.4E2        318.3     -2.8   359    370       0     7
201 110)         134.5      146.1       -7.9      15.7    322.4E2        322.2     0.1    391    391       0     7
201 110)         165.6      188.5      -12.2      19.4    304.5E2        407.8     -5.7   550    583       0     7
119 110)          46.8       60.0      -21.9       5.5    123.6E2        142.4    -13.2   312    360       0     8
109 110)         184.9      223.1      -17.1      21.6    354.7E2        407.3    -12.9   588    675       0    10
211 100)         106.3      133.1      -20.1      12.4    230.9E2        235.3     -1.9   312    318     500     8
Comp             768.7      898.7      -14.5                1,725.4    1,833.3     -5.9   418    445
Sub-Totals:
- -------------------------------------------------------------------------------------------------------------------
 31 110)         NA         NA         NA        NA          NA          NA        NA      NA     NA      NA     8
 19 110)          86.4      NA         NA         10.1         86.4       71.3    21.1     64     53       0     7
Non Comp          86.4        0.0                              86.4       71.3    21.1     64     53
Sub-Totals
- -------------------------------------------------------------------------------------------------------------------
Sub Category     855.1      898.7       -4.8                1,811.9    1,904.6     -4.9   331    348
Totals
===================================================================================================================
Category         855.1      898.7       -4.8                1,811.9    1,904.6     -4.9   331    348
Totals:
===================================================================================================================

                               SABEY CORPORATION

                        MONTHLY MANAGEMENT SALES REPORT
                                 AS OF JUNE '98
                       (ALL SALES ARE ROUNDED TO 1000'S)

Select By: Unit Ref 110-B101 110-Q203    E1 - Estimated Sales From Sales Entry
Primary Sort: Sales Cat                  E2 - Occupant Historical Sales %'s
Secondary Sort: Sales Cat                E3 - Sales Category %'s
Comp Only: No                            E4 - Property Sales %'s
                                         E5 - Estimated Annual Sales Growth %

=====================================================================================================
   UNIT         OCCUPANT          OPEN              CLOSE             CURRENT MONTH SALES       %
   NO.            NAME            DATE      GLA      DATE      CAT%      1998    1997        CHANGE
- -----------------------------------------------------------------------------------------------------
Shoes                                         22
- -----------------------------------------------------------------------------------------------------
        Shoes

09 110)   Foot Locker #08       11/27/91    2851                11.2      61.5       94.5      -34.9
45 110)   Foot Locker #10       11/27/91    2397                 9.4      54.5       78.7      -30.7
01 110)   Footaction, USA        4/09/92    2139                 8.4      39.0       70.1      -44.4
13 110)   Homestead Birke        4/04/93     774                 3.0      63.1       79.8      -21.0
05 110)   Kid's Foot Lock       11/14/96    1548                 6.1      23.5       33.3      -29.5
19 110)   Kinney Shoes #0       12/07/92    2741                10.8      30.7       44.0      -30.2
07 110)   Lady Foot Locke        2/13/92    1826                 7.2      51.9       70.0      -25.8
01 110)   Naturalizer Sho        2/28/93    2022                 8.0      42.1       33.6      25.2
47 110)   Payless Kids #4        8/02/92    1348                 5.3      20.4       22.7      -10.2
05 110)   Payless Shoesou       11/03/91    2819                11.1      77.4       82.1       -5.8
17 110)   Rizzuto's Wide        11/13/91    1093                 4.3      36.6       35.3       3.9
33 110)   Track `n Trail         9/17/96    1836                 7.2      51.0       55.9       -8.9
01 110)   Village Shoes          7/20/91    2007                 7.9      75.5       80.1       -5.7
Comp Sub-Totals:                           25401                         627.3      780.2      -19.6
- -----------------------------------------------------------------------------------------------------
21 110)   Leeds #3993 Closed     9/01/84     NA   8/24/97                 NA         49.1      NA
Non Comp Sub-Totals                            0                           0.0       49.1     -100.0
- -----------------------------------------------------------------------------------------------------
Sub Category Totals                        25401                         627.3      829.3      -24.4
=====================================================================================================
Category Totals:                           25401                         627.3      829.3      -24.4
=====================================================================================================

================================================================================================================
   UNIT    YEAR-TO-DATE SALES        %       1996      FULL YEAR SALES          %      1996   1995    1996   BKP
   NO.       1998       1997      CHANGE     %CAT       1996       1995      CHANGE    $/SF   $/SF   BKP/SF   %
- ----------------------------------------------------------------------------------------------------------------
Shoes
- ----------------------------------------------------------------------------------------------------------------

09 110)       298.8      490.9      -39.1      8.7    679.2E2       972.2      -30.1   238    341      0     6
45 110)       282.5      376.5      -25.0      8.2    649.7E2       786.8      -17.4   271    328      0     6
01 110)       203.3      344.1      -40.9      5.9    476.1E2       698.1      -31.8   223    326      0     5
13 110)       313.0      378.9      -17.4      9.1    665.7E2       760.3      -12.4   860    982      0     6
05 110)       145.3      181.7      -20.1      4.2       145.3      372.3      -61.0    94    241      0     6
19 110)       174.0      204.2      -14.8      5.1    425.3E2       432.4       -1.6   155    158      0     6
07 110)       315.4      458.1      -31.1      9.2    691.6E2       868.7      -20.4   379    476      0     6
01 110)       225.6      229.7       -1.8      6.6    435.2E2       482.7       -9.8   215    239      0     5
47 110)       145.1      148.2       -2.1      4.2    336.3E2       318.1       5.7    250    236      0     6
05 110)       447.9      455.7       -1.7     13.1    964.4E2       927.5       4.0    342    329      0     6
17 110)       200.9      197.9       1.5       5.9    431.5E2       432.7       -0.3   395    396      0     6
33 110)       241.2      236.7       1.9       7.0       241.2      580.7      -58.5   131    316      0     6
01 110)       439.2      454.4       -3.3     12.8    971.4E2       958.8       1.3    484    478      0     5
Comp        3,432.2    4,157.0      -17.4              7,113.0    8,591.2      -17.2   280    338
Sub-Total
- ----------------------------------------------------------------------------------------------------------------
21 110)       NA         254.4      NA        NA        NA          336.5      NA       NA    107      NA    5
Non Comp        0.0      254.4     -100.0                  0.0      336.5     -100.0    NA    107
Sub-Total
- ----------------------------------------------------------------------------------------------------------------
Sub         3,432.2    4,411.3      -22.2              7,113.0    8,927.7      -20.3   280    313
Category
Totals
================================================================================================================
Category    3,432.2    4,411.3      -22.2              7,113.0    8,927.7      -20.3   280    313
Totals:
================================================================================================================

                               SABEY CORPORATION

                        MONTHLY MANAGEMENT SALES REPORT
                                 AS OF JUNE '98
                       (ALL SALES ARE ROUNDED TO 1000'S)

Select By: Unit Ref 110-B101 110-Q203    E1 - Estimated Sales From Sales Entry
Primary Sort: Sales Cat                  E2 - Occupant Historical Sales %'s
Secondary Sort: Sales Cat                E3 - Sales Category %'s
Comp Only: No                            E4 - Property Sales %'s
                                         E5 - Estimated Annual Sales Growth %

====================================================================================================
       UNIT           OCCUPANT        OPEN            CLOSE             CURRENT MONTH SALES     %
       NO.              NAME          DATE     GLA     DATE     CAT%       1998   1997       CHANGE
- ----------------------------------------------------------------------------------------------------
Furniture                                       24
- ----------------------------------------------------------------------------------------------------
        Furniture

01 110)           Bombay Co./The   9/24/93    4001           100.0          67.9      49.2     37.9
Comp Sub-Totals:                              4001                          67.9      49.2     37.9
====================================================================================================
Category Totals:                              4001                          67.9      49.2     37.9
====================================================================================================

======================================================================================================================
       UNIT        YEAR-TO-DATE SALES       %       1998       FULL YEAR SALES         %     1998   1997    1998   BKP
       NO.           1998       1997     CHANGE     %CAT        1998       1997     CHANGE   $/SF   $/SF   BKP/SF   %
- ----------------------------------------------------------------------------------------------------------------------
Furniture
- ----------------------------------------------------------------------------------------------------------------------
        Furniture

01 110)               269.6      265.7      1.5  100.0        690.7E2       611.8     12.9   173    153      0     6
Comp Sub-Totals:      269.6      265.7      1.5                  690.7      611.8     12.9   173    153
======================================================================================================================
Category Totals:      269.6      265.7      1.5                  690.7      611.8     12.9   173    153
======================================================================================================================

                               SABEY CORPORATION

                        MONTHLY MANAGEMENT SALES REPORT
                                 AS OF JUNE '98
                       (ALL SALES ARE ROUNDED TO 1000'S)

Select By: Unit Ref 110-B101 110-Q203    E1 - Estimated Sales From Sales Entry
Primary Sort: Sales Cat                  E2 - Occupant Historical Sales %'s
Secondary Sort: Sales Cat                E3 - Sales Category %'s
Comp Only: No                            E4 - Property Sales %'s
                                         E5 - Estimated Annual Sales Growth %

========================================================================================================
   UNIT            OCCUPANT           OPEN             CLOSE             CURRENT MONTH SALES       %
    NO.              NAME             DATE     GLA      DATE      CAT%      1998    1997        CHANGE
- --------------------------------------------------------------------------------------------------------
Home Accessories                                26
- --------------------------------------------------------------------------------------------------------
        Home Accessories

207 110)   House of Cutler         6/01/92    1004             15.7          22.1       30.8      -28.0
211 110)   Inprints                7/01/92    1426             22.3          41.2       43.2       -4.5
215 110)   Lechters #93            3/01/92    3067             48.0          35.1       41.0      -14.3
109 100)   Select Comfort          2/16/96     893             14.0          77.0      122.0      -36.9
Comp Sub-Totals:                              6390                          175.4      236.9      -26.0
- --------------------------------------------------------------------------------------------------------
109 110)   Deck the Walls CLOSED   2/08/92      NA   6/15/97                 NA        NA         NA
Non Comp Sub-Totals                              0                            0.0        0.0
- --------------------------------------------------------------------------------------------------------
Sub Category Totals                           6390                          175.4      236.9      -26.0
========================================================================================================
Category Totals:                              6390                          175.4      236.9      -26.0
========================================================================================================

==================================================================================================================
   UNIT     YEAR-TO-DATE SALES        %        1998      FULL YEAR SALES          %      1998   1997    1998   BKP
    NO.       1998       1997      CHANGE      %CAT       1998       1997      CHANGE    $/SF   $/SF   BKP/SF   %
- ------------------------------------------------------------------------------------------------------------------
Home Accessories
- ------------------------------------------------------------------------------------------------------------------
        Home Accessories

207 110)       105.8      141.7      -25.4  11.5        315.3E2       375.3      -16.0   314    374      0     7
211 110)       206.4      194.0       6.4   22.5        645.4E2       477.5      35.2    453    335      0     6
215 110)       182.0      204.3      -10.9  19.8        502.6E2       520.9       -3.5   164    170      0     5
109 100)       423.7      399.1       6.2   46.2           423.7      847.4      -50.0   475    949      0     6
Comp           918.0      939.2       -2.3               1,887.0    2,221.1      -15.0   295    348
Sub-Totals
- ------------------------------------------------------------------------------------------------------------------
109 110)       NA          89.5      NA      NA           NA           89.5      NA       NA     66      NA    NA
Non Comp         0.0       89.5     -100.0                   0.0       89.5     -100.0    NA     66
Sub-Totals
- ------------------------------------------------------------------------------------------------------------------
Sub            918.0    1,028.6      -10.8               1,887.0    2,310.6      -18.3   295    299
Category
Totals
==================================================================================================================
Category       918.0    1,028.6      -10.8               1,887.0    2,310.6      -18.3   295    299
Totals:
==================================================================================================================

                               SABEY CORPORATION

                        MONTHLY MANAGEMENT SALES REPORT
                                 AS OF JUNE '98
                       (ALL SALES ARE ROUNDED TO 1000'S)

Select By: Unit Ref 110-B101 110-Q203    E1 - Estimated Sales From Sales Entry
Primary Sort: Sales Cat                  E2 - Occupant Historical Sales %'s
Secondary Sort: Sales Cat                E3 - Sales Category %'s
Comp Only: No                            E4 - Property Sales %'s
                                         E5 - Estimated Annual Sales Growth %

======================================================================================================================
         UNIT                  OCCUPANT            OPEN              CLOSE             CURRENT MONTH SALES       %
          NO.                    NAME              DATE      GLA      DATE      CAT%      1998    1997        CHANGE
- ----------------------------------------------------------------------------------------------------------------------
Electronics/Appliances                                         28
- ----------------------------------------------------------------------------------------------------------------------
                       Eletronics/Appliances

03 110)                Kits Cameras 1            11/25/94    1491                13.3      51.1       57.0      -10.4
09 110)                Musicland #887             3/13/92    1583                14.1      48.2       55.3      -12.7
03 110)                Radio Shack #37           12/05/97    2625                23.4      53.9       60.6      -11.0
04 110)                Sam Goody #0851            6/28/91    2272                20.2      77.1       80.8       -4.4
14 110)                Software Etc.#             4/08/92    1106                 9.9      56.4       51.1      10.3
05 110)                Suncoast #3258            10/07/92    2144                19.1      44.7       55.9      -20.0
Comp Sub-Totals:                                            11221                         331.5      360.5       -8.1
- ----------------------------------------------------------------------------------------------------------------------
09 110)                Malecki Music E Closed     7/31/92     NA   7/31/97                 NA         13.6      NA
Non Comp Sub-Totals                                             0                           0.0       13.6     -100.0
- ----------------------------------------------------------------------------------------------------------------------
Sub Category Totals                                         11221                         331.5      374.1      -11.4
======================================================================================================================
Category Totals:                                            11221                         331.5      374.1      -11.4
======================================================================================================================

================================================================================================================================
         UNIT           YEAR-TO-DATE SALES        %        1998       FULL YEAR SALES           %      1998   1997    1998   BKP
          NO.             1998       1997      CHANGE      %CAT        1998        1997      CHANGE    $/SF   $/SF   BKP/SF   %
- --------------------------------------------------------------------------------------------------------------------------------
Electronics/Appliances
- --------------------------------------------------------------------------------------------------------------------------------
03 110)                    218.6      289.9      -24.6  11.3         548.8E2        612.3      -10.4   368    411      0     3
09 110)                    300.2      311.9       -3.8  15.5         765.6E2        763.3       0.3    484    482      0     5
03 110)                    328.8      362.6       -9.3  17.0         866.6E2        880.9       -1.6   330    432      0     3
04 110)                    473.7      472.2       0.3   24.5        1,184,5E2     1,169.4       1.3    521    515      0     5
14 110)                    291.9      289.3       0.9   15.1         625.8E2        683.7       -8.5   566    618      0     5
05 110)                    320.4      387.1      -17.2  16.6         801.9E2        910.6      -11.9   374    425      0     5
Comp Sub-Totals:         1,933.6    2,113.0       -8.5                 4,793.1    5,020.1       -4.5   427    472
- --------------------------------------------------------------------------------------------------------------------------------
09 110)                    NA          81.7      NA      NA            NA            91.6      NA       NA     94      NA    6
Non Comp Sub-Totals          0.0       81.7     -100.0                     0.0       91.6     -100.0    NA     94
- --------------------------------------------------------------------------------------------------------------------------------
Sub Category Totals      1,933.6    2,194.7      -11.9                 4,793.1    5,111.8       -6.2   427    440
================================================================================================================================
Category Totals:         1,933.6    2,194.7      -11.9                 4,793.1    5,111.8       -6.2   427    440
================================================================================================================================

                               SABEY CORPORATION
                        MONTHLY MANAGEMENT SALES REPORT
                                 AS OF JUNE '98
                       (ALL SALES ARE ROUNDED TO 1000'S)

Select By: Unit Ref 110-B101 110-Q203    E1 - Estimated Sales From Sales Entry
Primary Sort: Sales Cat                  E2 - Occupant Historical Sales %'s
Secondary Sort: Sales Cat                E3 - Sales Category %'s
Comp Only: No                            E4 - Property Sales %'s
                                         E5 - Estimated Annual Sales Growth %

====================================================================================================================
             UNIT                   OCCUPANT        OPEN              CLOSE          CURRENT MONTH SALES       %
              NO.                     NAME          DATE      GLA      DATE    CAT%     1998   1997         CHANGE
- --------------------------------------------------------------------------------------------------------------------
Hobbies/Sports/Special Interst                                  30
- --------------------------------------------------------------------------------------------------------------------
                               Hobbies/Sports/Special Interst

23 110)                        Champs Sports #     3/13/92    5226  42.0                 94.2      129.9      -27.4
27 110)                        Nordic Track Fi     8/12/94    2047  16.5                 13.2       31.9      -58.6
19 110)                        Pedersen's         11/21/91    5160  41.5                 43.1       77.1      -44.1
Comp Sub-Totals:                                             12433                      150.5      238.9      -37.0
====================================================================================================================
Category Totals:                                             12433                      150.5      238.9      -37.0
====================================================================================================================

=============================================================================================================================
             UNIT               YEAR-TO-DATE SALES        %        1998        FULL YEAR SALES            %      1998   1997
              NO.                 1998       1997      CHANGE      %CAT        1998         1997       CHANGE    $/SF   $/SF
- -----------------------------------------------------------------------------------------------------------------------------
Hobbies/Sports/Special Interst
- -----------------------------------------------------------------------------------------------------------------------------
23 110)                            508.6      656.7      -22.5  45.8        1,222,8E2       1,454.2      -15.9   234    278
27 110)                            289.2      491.6      -41.2  26.0         522.3E2          824.4      -36.6   255    403
19 110)                            313.3      451.5      -30.6  28.2         794.2E2        1,169.5      -32.1   154    227
Comp Sub-Totals:                 1,111.1    1,599.7      -30.5                 2,539.3      3,448.0      -26.4   204    277
=============================================================================================================================
Category Totals:                 1,111.1    1,599.7      -30.5                 2,539.3      3,448.0      -26.4   204    277
=============================================================================================================================

===========================================
             UNIT                1998   BKP
              NO.               BKP/SF   %
- -------------------------------------------
Hobbies/Sports/Special Interst
- -------------------------------------------
23 110)                           0     5
27 110)                           0     4
19 110)                           0     4
Comp Sub-Totals:
===========================================
Category Totals:
===========================================

                               SABEY CORPORATION

                        MONTHLY MANAGEMENT SALES REPORT
                                 AS OF JUNE '98
                       (ALL SALES ARE ROUNDED TO 1000'S)

Select By: Unit Ref 110-B101 110-Q203   E1 - Estimated Sales From Sales Entry
Primary Sort: Sales Cat                 E2 - Occupant Historical Sales %'s
Secondary Sort: Sales Cat               E3 - Sales Category %'s
Comp Only: No                           E4 - Property Sales %'s
                                        E5 - Estimated Annual Sales Growth %


====================================================================================================
    UNIT         OCCUPANT         OPEN              CLOSE            CURRENT MONTH SALES       %
    NO.            NAME           DATE      GLA      DATE     CAT%      1998    1997        CHANGE
- ----------------------------------------------------------------------------------------------------
Gifts, Stationery & Luggage                   32
- ----------------------------------------------------------------------------------------------------
            Gifts, Stationery & Luggage
17 110)     Candleman            2/26/93     720                2.4      20.2       25.6      -21.0
03 110)     Cartoon Classic      5/30/92    1193                4.0      17.5       25.0      -30.0
07 110)     Disney Store #14     4/27/93    3873               12.9      84.4      104.8      -19.4
07 110)     Evergreen #182      11/17/96    1047                3.5      13.8       19.9      -30.3
04 110)     FranklinCovey,       6/02/95    2249                7.5      29.5       29.9       -1.2
05 110)     Graham Office S     11/29/96    1297                4.3       4.7        7.7      -39.1
07 110)     Hidden Cottage       1/14/95    1629                5.4      24.6       31.8      -22.7
14 110)     Mark's Hallmark      6/01/89    2861                9.6      66.8       58.3      14.5
03 110)     Mark's Hallmark     11/21/91    3139               10.5      64.5       59.2       9.1
49 110)     Nature's Kindo      11/15/94    1233                4.1       8.6       16.4      -47.5
01 110)     Naturium            11/01/92    1539                5.1      19.5       29.3      -33.4
14 110)     R. Brown Gifts a     5/06/91    1257                4.2      17.9       15.9      12.5
19 110)     Rubber Stamp St     11/08/94    1229                4.1      32.6       39.2      -16.8
07 110)     San Francisco M      4/02/93    1479                4.9      23.6       24.4       -3.5
03 110)     Spencer's Gifts     10/30/93    1445                4.8      43.4       53.2      -18.4
51 110)     Street of Dream     11/15/94    1689                5.6      30.6       20.6      48.9
11 110)     Things Remember      3/08/92    1376                4.6      27.5       32.9      -16.4
Comp Sub-Totals:                           29255                        529.9      594.1      -10.8
- ----------------------------------------------------------------------------------------------------
17 110)     Card Farm Closed     8/01/91     NA   5/31/97                NA        NA         NA
19 110)     Paw Prints           8/11/97     659                2.2      10.0      NA         NA
Non Comp Sub-Totals                          659                         10.0        0.0
- ----------------------------------------------------------------------------------------------------
Sub Category Totals                        29914                        539.9      594.1       -9.1
====================================================================================================
Category Totals:                           29914                        539.9      594.1       -9.1
====================================================================================================

==================================================================================================================
                YEAR-TO-DATE                                 FULL YEAR
    UNIT            SALES              %       1998            SALES               %     1998   1997    1998   BKP
    NO.        1998       1997      CHANGE     %CAT        1998        1997     CHANGE   $/SF   $/SF   BKP/SF   %
- ------------------------------------------------------------------------------------------------------------------
Gifts, Stationery & Luggage
- ------------------------------------------------------------------------------------------------------------------
17 110)         134.7      172.4      -21.9      4.5     405.4E2        449.1     -9.7   563    624      0     7
03 110)         113.8      148.4      -23.3      3.8     288.4E2        346.5    -16.8   242    290      0     7
07 110)         481.7      496.8       -3.0     16.0    1,312.2E2     1,428.1     -8.1   339    369      0     4
07 110)          52.3       72.1      -27.4      1.7          52.3      242.5    -78.4    50    232      0     8
04 110)         188.5      185.1       1.8       6.3     445.6E2        413.2     7.8    198    184      0     5
05 110)          28.0       45.1      -38.0      0.9          28.0      106.2    -73.7    22     82      0     8
07 110)         191.4      195.8       -2.3      6.4     544.4E2        519.8     4.7    334    319      0     6
14 110)         345.6      327.2       5.6      11.5     917.1E2        830.0    10.5    321    290      0     7
03 110)         327.1      312.5       4.7      10.9     856.9E2        798.3     7.3    273    254      0     7
49 110)          41.9       93.0      -55.0      1.4     131.2E2        210.2    -37.6   106    171      0     6
01 110)         100.3      137.6      -27.2      3.3     385.6E2        423.2     -8.9   251    275      0     7
14 110)         114.4       97.1      17.9       3.8     356.0E2        291.7    22.1    283    246      0     7
19 110)         222.5      254.1      -12.5      7.4     523.0E2        559.4     -6.5   426    455      0     6
07 110)         143.7      150.7       -4.7      4.8     397.9E2        415.2     -4.2   269    281      0     6
03 110)         211.9      240.3      -11.8      7.0     644.0E2        651.0     -1.1   446    451      0     6
51 110)         129.6      148.2      -12.5      4.3     321.7E2        325.4     -1.1   190    193      0     6
11 110)         121.5      146.7      -17.2      4.0     256.8E2        293.0    -12.4   187    213      0     7
Comp          2,948.8    3,223.1       -8.5                7,866.6    8,302.9     -5.3   269    285
Sub-Totals:
- ------------------------------------------------------------------------------------------------------------------
17 110)         NA          68.9      NA        NA         NA            68.9     NA      NA     58      NA    NA
19 110)          57.8      NA         NA         1.9          57.8       80.4    -28.1    88    122      0     7
Non Comp         57.8       68.9      -16.1                   57.8      149.3    -61.3    88     81
Sub-Totals
- ------------------------------------------------------------------------------------------------------------------
Sub           3,006.6    3,292.0       -8.7                7,924.4    8,452.2     -6.2   265    272
Category
Totals
==================================================================================================================
Category      3,006.6    3,292.0       -8.7                7,924.4    8,452.2     -6.2   265    272
Totals:
==================================================================================================================

                               SABEY CORPORATION


                        MONTHLY MANAGEMENT SALES REPORT
                                 AS OF JUNE '98
                       (ALL SALES ARE ROUNDED TO 1000'S)

Select By: Unit Ref 110-B101 110-Q203    E1 - Estimated Sales From Sales Entry
Primary Sort: Sales Cat                  E2 - Occupant Historical Sales %'s
Secondary Sort: Sales Cat                E3 - Sales Category %'s
Comp Only: No                            E4 - Property Sales %'s
                                         E5 - Estimated Annual Sales Growth %


=====================================================================================================
      UNIT            OCCUPANT        OPEN            CLOSE             CURRENT MONTH SALES      %
       NO.              NAME          DATE     GLA     DATE     CAT%      1998    1997        CHANGE
- -----------------------------------------------------------------------------------------------------
Books                                           34
- -----------------------------------------------------------------------------------------------------
                 Books

31 110)          B. Dalton #284    6/16/94    4465           51.5          100.2      107.8     -7.0
15 110)          Evangel Book Ce   7/01/91    1257           14.5           21.9       27.5    -20.3
01 110)          Waldenbooks, St   4/23/92    2952           34.0           53.2       60.8    -12.4
Comp Sub-Totals:                              8674                         175.4      196.1    -10.5
=====================================================================================================
Category Totals:                              8674                         175.4      196.1    -10.5
=====================================================================================================

==========================================================================================================================
                     YEAR-TO-DATE                                   FULL YEAR
      UNIT               SALES              %        1998             SALES                %     1998   1997    1998   BKP
       NO.          1998       1997      CHANGE      %CAT        1998         1997      CHANGE   $/SF   $/SF   BKP/SF   %
- --------------------------------------------------------------------------------------------------------------------------
Books
- --------------------------------------------------------------------------------------------------------------------------
31 110)              508.4      568.8      -10.6  53.2        1,211.3E2       1,323.7     -8.5   271    296      0     5
15 110)              116.2      157.3      -26.1  12.2         284.8E2          363.5    -21.7   227    289      0     7
01 110)              330.4      375.1      -11.9  34.0         794,4E2          899.4    -11.7   269    305      0     5
Comp Sub-Totals:     955.0    1,101.2      -13.3                 2,290.6      2,586.5    -11.4   264    298
==========================================================================================================================
Category Totals:     955.0    1,101.2      -13.3                 2,290.6      2,586.5    -11.4   264    298
==========================================================================================================================

                               SABEY CORPORATION

                        MONTHLY MANAGEMENT SALES REPORT
                                 AS OF JUNE '98
                       (ALL SALES ARE ROUNDED TO 1000'S)

Select By: Unit Ref 110-B101 110-Q203    E1 - Estimated Sales From Sales Entry
Primary Sort: Sales Cat                  E2 - Occupant Historical Sales %'s
Secondary Sort: Sales Cat                E3 - Sales Category %'s
Comp Only: No                            E4 - Property Sales %'s
                                         E5 - Estimated Annual Sales Growth %


======================================================================================================
    UNIT         OCCUPANT        OPEN              CLOSE               CURRENT MONTH SALES       %
    NO.            NAME          DATE      GLA      DATE      CAT%       1998    1997         CHANGE
- ------------------------------------------------------------------------------------------------------
Jewelry                                      35
- ------------------------------------------------------------------------------------------------------
            Jewelry

01 110)     Ben Bridge Jewe    10/10/91    1503      13.1      113.5      173.1      -34.4      532.4
01 110)     Crescent Jewele    11/23/96    1083       9.5       36.0       58.5      -38.5      149.9
09 110)     Fred Meyer Jewe     8/15/92    1214      10.6       38.5       51.6      -25.4      239.1
25 110)     Gordon's Jewelr    10/16/95    1450      12.7       42.4       30.4      39.2       195.9
05 110)     Harry Ritchie J    10/10/91    1160      10.1       46.1       56.9      -19.1      339.1
15 110)     Kay Jewelers #5     3/08/94    1244      10.9       74.1       87.2      -15.1      472.8
01 1100     Piercing Pagoda     5/20/95     160       1.4       15.0       18.7      -19.8       92.8
17 110)     Watch World        10/27/95     701       6.1       33.6       31.1       8.0       172.4
15 110      Weisfield Jewel    11/08/84    1549      13.5       86.7       55.2      57.0       478.4
35 110      Zales Jewelers     11/17/94    1393      12.2       88.2      105.4      -16.2      554.5
Comp Sub-Totals:                          11457                574.0      668.1      -14.1    3,227.2
======================================================================================================
Category Totals:                          11457                574.0      668.1      -14.1    3,227.2
======================================================================================================

====================================================================================================================
                YEAR-TO-DATE                                    FULL YEAR
    UNIT            SALES             %         1998              SALES              %     1998   1997    1998   BKP
    NO.        1998       1997     CHANGE       %CAT         1998        1997     CHANGE   $/SF   $/SF   BKP/SF   %
- --------------------------------------------------------------------------------------------------------------------
Jewelry
- --------------------------------------------------------------------------------------------------------------------
01 110)         656.6      -18.9     16.5    1,319.8E2       1,511.9      -12.7     878    1006    0        5
01 110)         337.0      -55.5      4.6         149.9        684.1      -78.1     138     632    0        6
09 110)         316.3      -24.4      7.4     558.4E2          707.8      -21.1     460     583    0        5
25 110)         328.5      -40.4      6.1     549.0E2          638.7      -14.0     379     441    0        6
05 110)         330.3       2.6      10.5     854.7E2          802.0       6.6      737     691    0        6
15 110)         472.1       0.1      14.7    1,015.6E2       1,086.2       -6.5     816     873    0        6
01 1100          91.3       1.6       2.9     218.8E2          223.4       -2.0    1367    1396    0       10
17 110)         169.9       1.4       5.3     443.5E2          406.8       9.0      633     580    0        8
15 110          400.8      19.4      14.0    1,006.2E2         992.2       1.4      650     641    0        0
35 110          585.3       -5.3     17.2    1,577.3E2       1,453.6       8.5     1132    1043    0        6
Comp          3,688.2      -12.5                7,693.1      8,506.7       -9.6     671     743
Sub-Totals:
====================================================================================================================
Category      3,688.2      -12.5                7,693.1      8,506.7       -9.6     671     743
Totals:
====================================================================================================================

                               SABEY CORPORATION

                        MONTHLY MANAGEMENT SALES REPORT
                                 AS OF JUNE '98
                       (ALL SALES ARE ROUNDED TO 1000'S)

Select By: Unit Ref 110-B101 110-Q203    E1 - Estimated Sales From Sales Entry
Primary Sort: Sales Cat                  E2 - Occupant Historical Sales %'s
Secondary Sort: Sales Cat                E3 - Sales Category %'s
Comp Only: No                            E4 - Property Sales %'s
                                         E5 - Estimated Annual Sales Growth %

========================================================================================================
       UNIT             OCCUPANT        OPEN             CLOSE            CURRENT MONTH SALES      %
        NO.               NAME          DATE      GLA     DATE     CAT%      1998   1997        CHANGE
- --------------------------------------------------------------------------------------------------------
Cosmetics/Perfumes                                 36
- --------------------------------------------------------------------------------------------------------
                   Cosmetics/Perfumes

01A 110)           Bath & Body Wor    11/11/91   1661           38.5          62.8      79.6      -21.1
03  110)           Body Shop #3705     6/28/95    846           19.6          31.0      34.6      -10.5
11  110)           Garden Botanika    11/12/97   1811           41.9          46.7      52.5      -11.1
Comp Sub-Totals:                                 4318                        140.5     166.8      -15.7
========================================================================================================
Category Totals:                                 4318                        140.5     166.8      -15.7
========================================================================================================

=========================================================================================================================
                       YEAR-TO-DATE                                  FULL YEAR
       UNIT                SALES              %        1998            SALES              %     1998   1997    1998   BKP
        NO.           1998       1997      CHANGE      %CAT       1998        1997     CHANGE   $/SF   $/SF   BKP/SF   %
- -------------------------------------------------------------------------------------------------------------------------
Cosmetics/Perfumes
- -------------------------------------------------------------------------------------------------------------------------
01A 110)               311.9      384.7      -18.9  39.5        809,7E2        889.8     -9.0   487    536      0     0
03  110)               208.4      245.7      -15.2  26.4        503,3E2        651.8    -10.4   595    664      0     5
11  110)               270.1      285.4       -5.4  34.2        610.5E2        638.6     -4.4   337    911      0     6
Comp Sub-Totals:       790.4      915.8      -13.7                1,923.4    2,090.1     -8.0   445    652
=========================================================================================================================
Category Totals:       790.4      915.8      -13.7                1,923.4    2,090.1     -8.0   445    652
=========================================================================================================================

                               SABEY CORPORATION

                        MONTHLY MANAGEMENT SALES REPORT
                                 AS OF JUNE '98
                       (ALL SALES ARE ROUNDED TO 1000'S)

Select By: Unit Ref 110-B101 110-Q203    E1 - Estimated Sales From Sales Entry
Primary Sort: Sales Cat                  E2 - Occupant Historical Sales %'s
Secondary Sort: Sales Cat                E3 - Sales Category %'s
Comp Only: No                            E4 - Property Sales %'s
                                         E5 - Estimated Annual Sales Growth %


================================================================================================
    UNIT         OCCUPANT        OPEN            CLOSE            CURRENT MONTH SALES      %
    NO.            NAME          DATE      GLA    DATE     CAT%      1998   1997        CHANGE
- ------------------------------------------------------------------------------------------------
Hair Care                                         37
- ------------------------------------------------------------------------------------------------
            Hair Care

11 110)     Beauty Works       10/22/92  1750           26.0          47.3      60.9      -22.4
17 110)     Mastercust #478     2/12/92  1052           15.6          31.4      31.0       1.5
05 110)     N.W. Beauty Sup    11/25/91  1406           20.9          57.8      68.3      -15.4
07 110)     Regis Hairstyli     9/15/91  1221           18.2          47.0      50.3       -6.6
03 110)     System Seven #4    12/17/91  1297           19.3          12.6      14.7      -14.1
Comp Sub-Totals:                         6726                        196.2     225.2      -12.9
================================================================================================
Category Totals:                         6726                        196.2     225.2      -12.9
================================================================================================

====================================================================================================================
                YEAR-TO-DATE                                  FULL YEAR
    UNIT            SALES              %        1998            SALES               %      1998   1997    1998   BKP
    NO.        1998       1997      CHANGE      %CAT       1998        1997      CHANGE    $/SF   $/SF   BKP/SF   %
- --------------------------------------------------------------------------------------------------------------------
Hair Care
- --------------------------------------------------------------------------------------------------------------------
11 110)         283.6      355.2      -20.2      23.4    597.3E2        708.4      -15.7   341    405      0     6
17 110)         183.7      182.3       0.8       15.2    375.9E2        364.7       3.1    357    347      0     6
05 110)         358.6      429.1      -16.4      29.6    754.5E2        866.3      -12.9   537    616      0     7
07 110)         289.7      318.3       -9.0      23.9    615.7E2        617.7       -0.3   504    506      0     6
03 110)          96.5       89.0       8.5        8.0    190.4E2        186.8       1.9    147    144      0     6
Comp          1,212.2    1,373.8      -11.8                2,533.8    2,743.9       -7.7   377    408
Sub-Totals:
====================================================================================================================
Category      1,212.2    1,373.8      -11.8                2,533.8    2,743.9       -7.7   377    406
Totals:
====================================================================================================================

                               SABEY CORPORATION

                        MONTHLY MANAGEMENT SALES REPORT
                                 AS OF JUNE '98
                       (ALL SALES ARE ROUNDED TO 1000'S)

Select By: Unit Ref 110-B101 110-Q203    E1 - Estimated Sales From Sales Entry
Primary Sort: Sales Cat                  E2 - Occupant Historical Sales %'s
Secondary Sort: Sales Cat                E3 - Sales Category %'s
Comp Only: No                            E4 - Property Sales %'s
                                         E5 - Estimated Annual Sales Growth %


===================================================================================================================
        UNIT                OCCUPANT            OPEN              CLOSE             CURRENT MONTH SALES       %
        NO.                   NAME              DATE      GLA      DATE      CAT%      1998    1997        CHANGE
- -------------------------------------------------------------------------------------------------------------------
Other Retail                                               38
- -------------------------------------------------------------------------------------------------------------------
                    Other Retail

14 110)             General Nutriti          6/04/93    11114             15.5          47.1       45.8       2.8
14 110)             Kay Bee Toys #8          1/17/95     3570             49.6          45.0       55.7      -19.2
11 110)             Pilgrims Nutrit          5/06/91     1792             24.9          42.4       42.9       -1.1
27 110)             Schlosser's Flo          5/01/91      722             10.0           6.2        7.7      -19.8
Comp Sub-Totals:                                         7198                          140.7      152.1       -7.5
- -------------------------------------------------------------------------------------------------------------------
01 110)             Learning World Closed    1/29/92      NA    6/25/97                 NA        NA         NA
05A 110)            Phone Center, T Closed   7/08/96      NA    4/30/98                 NA         47.2      NA
Non Comp Sub-Totals                                      2057                            0.0       47.2     -100.0
- -------------------------------------------------------------------------------------------------------------------
Sub Category Totals                                      7198                          140.7      199.4      -29.4
===================================================================================================================
Category Totals:                                         9255                          140.7      199.4      -29.4
===================================================================================================================

==========================================================================================================================
                        YEAR-TO-DATE                                 FULL YEAR
        UNIT                SALES             %       1998             SALES               %     1998   1997    1998   BKP
        NO.            1998       1997     CHANGE     %CAT        1998         1997     CHANGE   $/SF   $/SF   BKP/SF   %
- --------------------------------------------------------------------------------------------------------------------------
Other Retail
- --------------------------------------------------------------------------------------------------------------------------
14 110)                 277.4      280.6     -1.1      26.8     540.3E2         543.4     -0.6   485    488      0     6
14 110)                 314.0      385.6    -18.6      30.4     1,093.4E2     1,146.6     -4.6   306    321      0     5
11 110)                 264.6      299.3    -11.6      25.6     540.7E2         588.7     -8.2   302    329      0     7
27 110)                  57.1       57.2     -0.2       55      107.7E2         110.6     -2.7   149    153      0     3
Comp Sub-Totals:        913.2    1,022.7    -10.7                  2,282.1    2,389.2     -4.5   317    332
- --------------------------------------------------------------------------------------------------------------------------
01 110)                 NA         162.6     NA       NA           NA           162.6     NA      NA    334      NA    5
05A 110)                121.4      307.3    -60.5      11.7          121.4      570.9    -78.7    59    278      NA    6
Non Comp Sub-Totals     121.4      470.0    -74.2                    121.4      733.5    -83.4    59    288
- --------------------------------------------------------------------------------------------------------------------------
Sub Category Totals   1,034.6    1,492.7    -30.7                  2,403.5    3,122.7    -23.0   260    321
==========================================================================================================================
Category Totals:      1,034.6    1,492.7    -30.7                  2,403.5    3,122.7    -23.0   260    321
==========================================================================================================================

                               SABEY CORPORATION

                        MONTHLY MANAGEMENT SALES REPORT
                                 AS OF JUNE '98
                       (ALL SALES ARE ROUNDED TO 1000'S)

Select By: Unit Ref 110-B101 110-Q203    E1 - Estimated Sales From Sales Entry
Primary Sort: Sales Cat                  E2 - Occupant Historical Sales %'s
Secondary Sort: Sales Cat                E3 - Sales Category %'s
Comp Only: No                            E4 - Property Sales %'s
                                         E5 - Estimated Annual Sales Growth %

======================================================================================================
      UNIT            OCCUPANT        OPEN             CLOSE            CURRENT MONTH SALES      %
       NO.              NAME          DATE      GLA     DATE     CAT%      1998   1997        CHANGE
- ------------------------------------------------------------------------------------------------------
Optical                                          39
- ------------------------------------------------------------------------------------------------------
                 Optical

09 110)          Eye Masters #13     5/08/92           3730   42.2          65.2      80.2      -18.7
09 110)          LensCrafters, I    11/01/88           4048   45.8         107.3     109.9       -2.4
15 110)          Vista Optical #     3/04/92           1068   12.1          58.0      74.3      -21.9
Comp Sub-Totals:                               8846                        230.5     264.4      -12.8
- ------------------------------------------------------------------------------------------------------
Category Totals:                               8846                        230.5     264.4      -12.8
======================================================================================================

==========================================================================================================================
                     YEAR-TO-DATE
      UNIT               SALES              %        1998       FULL YEAR SALES           %      1998   1997    1998   BKP
       NO.          1998       1997      CHANGE      %CAT        1998        1997      CHANGE    $/SF   $/SF   BKP/SF   %
- --------------------------------------------------------------------------------------------------------------------------
Optical
- --------------------------------------------------------------------------------------------------------------------------
09 110)              332.2      490.1      -32.2  25.9         618.0E2        843.5      -26.7   166    226      0     5
09 110)              501.5      569.9       2.0   45.3        1,095.1E2     1,227.7      -10.8   271    303      0     4
15 110)              369.1      406.7       -9.3  28.8         682.3E2        758.0      -10.0   639    710      0     7
Comp Sub-Totals:   1,282.7    1,466.7      -12.5                 2,395.1    2,829.1      -15.3   271    320
- --------------------------------------------------------------------------------------------------------------------------
Category Totals:   1,282.7    1,466.7      -12.5                 2,395.3    2,829.1      -15.3   271    320
==========================================================================================================================

                               SABEY CORPORATION

                        MONTHLY MANAGEMENT SALES REPORT
                                 AS OF JUNE '98
                       (ALL SALES ARE ROUNDED TO 1000'S)

Select By: Unit Ref 110-B101 110-Q203   E1 - Estimated Sales From Sales Entry
Primary Sort: Sales Cat                 E2 - Occupant Historical Sales %'s
Secondary Sort: Sales Cat               E3 - Sales Category %'s
Comp Only: No                           E4 - Property Sales %'s
                                        E5 - Estimated Annual Sales Growth %


==================================================================================================
    UNIT         OCCUPANT         OPEN             CLOSE            CURRENT MONTH SALES      %
    NO.            NAME           DATE      GLA     DATE     CAT%      1998   1997        CHANGE
- --------------------------------------------------------------------------------------------------
Personal Services                            40
- --------------------------------------------------------------------------------------------------
            Personal Services

02 110)     Hi-Tek Nails        12/22/95    939               17.3      15.9      20.7      -23.5
11 110)     It's A Wrap!         6/01/95    363                6.7       2.1       3.4      -37.9
48 110)     Kiddie Kandids       2/26/92    811               14.9      23.3      32.7      -28.8
13 110)     Portraits To Go     12/31/91   1566               28.8      12.1      15.9      -23.9
14 110)     Saad Shoe Repair     9/03/91    576               10.6      14.4      13.8       4.0
21 110)     Washington One      12/01/84   1177               21.7      18.4      18.8       -2.5
Comp Sub-Totals:                           5432                         86.1     105.4      -18.3
- --------------------------------------------------------------------------------------------------
Category Totals:                           5432                         86.1     105.4      -18.3
==================================================================================================

=================================================================================================================
    UNIT     YEAR-TO-DATE SALES       %        1998       FULL YEAR SALES         %     1998   1997    1998   BKP
    NO.        1998      1997      CHANGE      %CAT       1998        1997     CHANGE   $/SF   $/SF   BKP/SF   %
- -----------------------------------------------------------------------------------------------------------------
Personal Services
- -----------------------------------------------------------------------------------------------------------------
02 110)         94.4      115.5      -18.3      18.3    241.3E2        227.1     6.3    257    242       0     8
11 110)         12.5       19.0      -34.0       2.4     37.0E2         47.2    -21.6   102    130     242    10
48 110)        149.1      173.8      -14.3      28.9    362.9E2        384.9     -5.7   448    475       0     7
13 110)         74.1      106.2      -30.2      14.4    154.7E2        208.4    -25.8    99    133       0     6
14 110)         90.4       91.6       -1.3      17.5    189.1E2        188.7     0.3    329    328       0     8
21 110)         95.1       90.8       4.7       18.4    199.5E2        196.4     1.6    170    167       0     6
Comp           515.6      597.0      -13.6                1,184.8    1,252.7     -5.4   218    231
Sub-Totals:
- -----------------------------------------------------------------------------------------------------------------
Category       515.6      597.0      -13.6                1,184.8    1,252.7     -5.4   218    231
Totals:
=================================================================================================================

                               SABEY CORPORATION

                        MONTHLY MANAGEMENT SALES REPORT
                                 AS OF JUNE '98
                       (ALL SALES ARE ROUNDED TO 1000'S)

Select By: Unit Ref 110-B101 110-Q203   E1 - Estimated Sales From Sales Entry
Primary Sort: Sales Cat                 E2 - Occupant Historical Sales %'s
Secondary Sort: Sales Cat               E3 - Sales Category %'s
Comp Only: No                           E4 - Property Sales %'s
                                        E5 - Estimated Annual Sales Growth %

========================================================================================================
                                                                                CURRENT MONTH
        UNIT              OCCUPANT          OPEN             CLOSE                  SALES           %
        NO.                 NAME            DATE      GLA     DATE     CAT%     1998   1997      CHANGE
- --------------------------------------------------------------------------------------------------------
Financial                                              44
- --------------------------------------------------------------------------------------------------------
                    Financial

12 110)             SeaFirst Bank W        9/29/93   1028           38.1         NA       NA      NA
12 110)             SeaFirst Cash M NA     6/24/92     NA            NA          NA       NA      NA
03 110)             Tomlinson Black       12/19/92   1670           61.9         NA       NA      NA
Non Comp Sub-Totals                                  2698                         0.0      0.0
- --------------------------------------------------------------------------------------------------------
Category Totals:                                     2698                         0.0      0.0
========================================================================================================

===========================================================================================================
                      YEAR-TO-DATE                        FULL YEAR
        UNIT              SALES           %     1998        SALES           %     1998   1997    1998   BKP
        NO.           1998     1997    CHANGE   %CAT    1998     1997    CHANGE   $/SF   $/SF   BKP/SF   %
- -----------------------------------------------------------------------------------------------------------
Financial
- -----------------------------------------------------------------------------------------------------------
12 110)                NA       NA      NA      NA        0.0     NA      NA        0     NA     NA     NA
12 110)                NA       NA      NA      NA        0.0     NA      NA       NA     NA     NA     NA
03 110)                NA       NA      NA      NA        0.0     NA      NA        0     NA     NA     NA
Non Comp Sub-Totals     0.0      0.0                      0.0      0.0              0      0
- -----------------------------------------------------------------------------------------------------------
Category Totals:        0.0      0.0                      0.0      0.0              0      0
===========================================================================================================

                               SABEY CORPORATION

                        MONTHLY MANAGEMENT SALES REPORT
                                 AS OF JUNE '98
                       (ALL SALES ARE ROUNDED TO 1000'S)

Select By: Unit Ref 110-B101 110-Q203    E1 - Estimated Sales From Sales Entry
Primary Sort: Sales Cat                  E2 - Occupant Historical Sales %'s
Secondary Sort: Sales Cat                E3 - Sales Category %'s
Comp Only: No                            E4 - Property Sales %'s
                                         E5 - Estimated Annual Sales Growth %


======================================================================================================
                                                                              CURRENT MONTH
        UNIT             OCCUPANT         OPEN            CLOSE                   SALES           %
        NO.                NAME           DATE     GLA     DATE     CAT%      1998   1997      CHANGE
- ------------------------------------------------------------------------------------------------------
Offices                                             46
- ------------------------------------------------------------------------------------------------------
                    Offices

19 110)             Consumer Opinion   9/28/95    2045           100.0         NA       NA      NA
Non Comp Sub-Totals                               2045                          0.0      0.0
- ------------------------------------------------------------------------------------------------------
Category Totals:                                  2045                          0.0      0.0
======================================================================================================

===========================================================================================================
                      YEAR-TO-DATE                        FULL YEAR
        UNIT              SALES           %     1998        SALES           %     1998   1997    1998   BKP
        NO.           1998     1997    CHANGE   %CAT    1998     1997    CHANGE   $/SF   $/SF   BKP/SF   %
- -----------------------------------------------------------------------------------------------------------
Offices
- -----------------------------------------------------------------------------------------------------------
19 110)                NA       NA      NA      NA        0.0     NA      NA       0      NA     NA     NA
Non Comp Sub-Totals     0.0      0.0                      0.0      0.0             0       0
- -----------------------------------------------------------------------------------------------------------
Category Totals:        0.0      0.0                      0.0      0.0             0       0
===========================================================================================================

                               SABEY CORPORATION

                        MONTHLY MANAGEMENT SALES REPORT
                                 AS OF JUNE '98
                       (ALL SALES ARE ROUNDED TO 1000'S)

Select By: Unit Ref 110-B101 110-Q203   E1 - Estimated Sales From Sales Entry
Primary Sort: Sales Cat                 E2 - Occupant Historical Sales %'s
Secondary Sort: Sales Cat               E3 - Sales Category %'s
Comp Only: No                           E4 - Property Sales %'s
                                        E5 - Estimated Annual Sales Growth %


========================================================================================================
        UNIT             OCCUPANT      OPEN             CLOSE           CURRENT MONTH SALES        %
        NO.                NAME        DATE     GLA      DATE   CAT%      1998    1997          CHANGE
- --------------------------------------------------------------------------------------------------------
Category Undefined
- --------------------------------------------------------------------------------------------------------
                    Category Undefined

01A 110)            Naturalizer Sho    NA                NA               NA          NA        NA
Non Comp Sub-Totals                                0                         0.0         0.0
- --------------------------------------------------------------------------------------------------------
Category Totals:                                   0                         0.0         0.0
========================================================================================================
GRAND TOTAL                                   320484                     6,345.2     7,323.0      -13.4
========================================================================================================

===============================================================================================================================
                          YEAR-TO-DATE                                  FULL YEAR
        UNIT                  SALES                %      1998            SALES                %      1998   1997    1998   BKP
        NO.             1998         1997       CHANGE    %CAT      1998         1997       CHANGE    $/SF   $/SF   BKP/SF   %
- -------------------------------------------------------------------------------------------------------------------------------
Category Undefined
- -------------------------------------------------------------------------------------------------------------------------------
01A 110)                 NA           NA        NA        NA            0.0       NA        NA         NA     NA     NA     NA
Non Comp Sub-Totals         0.0          0.0                            0.0          0.0               NA     NA
- -------------------------------------------------------------------------------------------------------------------------------
Category Totals:            0.0          0.0                            0.0          0.0                0      0
===============================================================================================================================
GRAND TOTAL            35,263.7     40,595.4      -13.1            80,383.8     90,765.0      -11.4   251    277
===============================================================================================================================

Mon Aug 17, 1998                                                         Page 1
                             CUSTOM SUMMARY REPORT
       (RETAIL TRADE POTENTIAL REPORT - CURRENT YEAR SALES BY STORE TYPE)
               BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                              Cushman & Wakefield
N. Division St. & Wellesley Ave.
Spokane, Washington                               COORD:   47:42.05   117:24.61
- -------------------------------------------------------------------------------
                                        3.00 MILE      5.00 MILE      7.00 MILE
DESCRIPTION                                RADIUS         RADIUS         RADIUS
- -------------------------------------------------------------------------------

TOTAL RETAIL SALES                         $1,381         $2,279         $2,947

APPAREL & ACCESSORY STORES                    $63           $104           $136

AUTOMOTIVE DEALERS                           $330           $544           $703

AUTOMOTIVE & HOME SUPPLY STORES               $21            $35            $45

DRUG & PROPRIETARY STORES                     $36            $60            $78

EATING & DRINKING PLACES                     $128           $212           $274

FOOD STORES                                  $231           $380           $491

FURNITURE & HOME FURNISHINGS STORES           $42            $70            $91

HOME APPLIANCE, RADIO, & T.V. STORES          $37            $61            $80

GASOLINE SERVICE STATIONS                     $73           $120           $155

GENERAL MERCHANDISE                          $205           $339           $438

DEPARTMENT STORES                            $146           $241           $311
  (INCLUDING LEASED DEPTS.)

HARDWARE, LUMBER & GARDEN STORES             $101           $166           $215


($'S IN MILLIONS)

Mon Aug 17, 1998                                                         Page 1
                             CUSTOM SUMMARY REPORT
       (RETAIL TRADE POTENTIAL REPORT - CURRENT YEAR SALES BY STORE TYPE)
               BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                              Cushman & Wakefield
N. Division St. & Wellesley Ave.
Spokane, Washington                               COORD:   47:42.05   117:24.61
- -------------------------------------------------------------------------------
                                                 10.00 MILE          15.00 MILE
DESCRIPTION                                          RADIUS              RADIUS
- -------------------------------------------------------------------------------

TOTAL RETAIL SALES                                   $3,725              $4,240

APPAREL & ACCESSORY STORES                             $172                $196

AUTOMOTIVE DEALERS                                     $888              $1,012

AUTOMOTIVE & HOME SUPPLY STORES                         $56                 $64

DRUG & PROPRIETARY STORES                               $99                $113

EATING & DRINKING PLACES                               $347                $395

FOOD STORES                                            $621                $708

FURNITURE & HOME FURNISHINGS STORES                    $116                $132

HOME APPLIANCE, RADIO, & T.V. STORES                   $101                $116

GASOLINE SERVICE STATIONS                              $195                $222

GENERAL MERCHANDISE                                    $553                $627

DEPARTMENT STORES                                      $393                $446
  (INCLUDING LEASED DEPTS.)

HARDWARE, LUMBER & GARDEN STORES                       $271                $309


($'S IN MILLIONS)

Mon Aug 17, 1998                                                      Page 1


                             CUSTOM SUMMARY REPORT
                         (POP FACTS: FULL DATA REPORT)
               BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                              CUSHMAN & WAKEFIELD

N. Division St. & Wellesley Ave.
Spokane, Washington               COORD: 47:42.05 117:24.61

- ---------------------------------------------------------------------------------
                                        3.00 MILE       5.00 MILE       7.00 MILE
DESCRIPTION                                RADIUS          RADIUS          RADIUS
- ---------------------------------------------------------------------------------
POPULATION
 2003 PROJECTION                        119,031         197,403         259,392
 1998 ESTIMATE                          116,570         190,997         248,604
 1990 CENSUS                            112,762         179,606         228,446
 1980 CENSUS                            112,752         176,286         221,761
 GROWTH 1980 -1990                         0.01%           1.88%           3.01%

HOUSEHOLDS
 2003 PROJECTION                         51,808          85,861         111,731
 1998 ESTIMATE                           49,953          81,989         105,694
 1990 CENSUS                             47,027          75,449          95,067
 1980 CENSUS                             45,384          71,685          89,033
 GROWTH 1980-1990                          3.62%           5.25%           6.78%

1998 ESTIMATED POPULATION BY RACE       116,570         190,997         248,604
 WHITE                                    92.18%          91.94%          92.77%
 BLACK                                     1.75%           2.24%           1.94%
 ASIAN & PACIFIC ISLANDER                  2.62%           2.68%           2.52%
 OTHER RACES                               3.46%           3.13%           2.77%

1998 ESTIMATED POPULATION               116,570         190,997         248,604
 HISPANIC ORIGIN                           3.28%           3.19%           3.00%

OCCUPIED UNITS                           47,027          75,449          95,067
 OWNER OCCUPIED                           58.33%          57.34%          60.37%
 RENTER OCCUPIED                          41.67%          42.66%          39.63%
 1990 AVERAGE PERSONS PER HH               2.33            2.30            2.34

1998 EST. HOUSEHOLDS BY INCOME           49,953          81,989         105,694
 $150,000 OR MORE                          0.49%           1.41%           2.05%
 $100,000 TO $149,999                      1.60%           3.02%           3.74%
 $ 75,000 TO $ 99,999                      3.58%           5.43%           6.33%
 $ 50,000 TO $ 74,999                     13.81%          15.52%          16.63%
 $ 35,000 TO $ 49,999                     16.88%          15.88%          16.05%
 $ 25,000 TO $ 34,999                     16.06%          14.28%          13.94%
 $ 15,000 TO $ 24,999                     19.88%          18.67%          17.79%
 $  5,000 TO $ 15,000                     22.73%          21.12%          19.27%
 UNDER $ 5,000                             4.96%           4.68%           4.19%
1998 EST. AVERAGE HOUSEHOLD INCOME      $33,586         $39,308         $42,938
1998 EST. MEDIAN HOUSEHOLD INCOME       $26,513         $28,877         $31,277
1998 EST. PER CAPITA INCOME             $14,729         $17,221         $18,567

Mon Aug 17, 1998                                                      Page 2


                             CUSTOM SUMMARY REPORT
                         (POP FACTS: FULL DATA REPORT)
               BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                              CUSHMAN & WAKEFIELD

N. Division St. & Wellesley Ave.
Spokane, Washington               COORD: 47:42.05 117:24.61

- -------------------------------------------------------------------------------
                                     3.00 MILE       5.00 MILE       7.00 MILE
DESCRIPTION                             RADIUS          RADIUS          RADIUS
- -------------------------------------------------------------------------------
1998 ESTIMATED POPULATION BY SEX     116,570         190,997         248,604
   MALE                                47.78%          47.89%          48.01%
   FEMALE                              52.22%          52.11%          51.99%

MARITAL STATUS                        88,729         142,275         180,384
   SINGLE MALE                         14.85%          14.67%          13.95%
   SINGLE FEMALE                       11.97%          12.27%          11.60%
   MARRIED                             48.01%          48.80%          51.25%
   PREVIOUSLY MARRIED MALE              7.86%           7.77%           7.41%
   PREVIOUSLY MARRIED FEMALE           17.32%          16.48%          15.80%

HOUSEHOLDS WITH CHILDREN              14,850          23,273          30,087
   MARRIED COUPLE FAMILY               59.21%          62.49%          65.39%
   OTHER FAMILY-MALE HEAD               6.58%           6.03%           5.59%
   OTHER FAMILY-FEMALE HEAD            32.04%          29.45%          27.11%
   NON FAMILY                           2.18%           2.03%           1.92%

1998 ESTIMATED POPULATION BY AGE     116,570         190,997         248,604
   UNDER 5 YEARS                        7.53%           7.09%           7.00%
   5 TO 9 YEARS                         7.89%           7.54%           7.49%
   10 TO 14 YEARS                       6.83%           6.80%           6.89%
   15 TO 17 YEARS                       3.70%           3.73%           3.85%
   18 TO 20 YEARS                       4.43%           4.34%           4.14%
   21 TO 24 YEARS                       4.92%           4.85%           4.73%
   25 TO 29 YEARS                       6.88%           6.88%           6.74%
   30 TO 34 YEARS                       8.17%           7.65%           7.29%
   35 TO 39 YEARS                       8.60%           8.30%           8.12%
   40 TO 49 YEARS                      13.55%          14.40%          14.87%
   50 TO 59 YEARS                       8.64%           9.52%          10.02%
   60 TO 64 YEARS                       3.38%           3.50%           3.61%
   65 TO 69 YEARS                       3.49%           3.52%           3.58%
   70 TO 74 YEARS                       3.58%           3.50%           3.56%
   75 + YEARS                           8.41%           8.40%           8.12%

   MEDIAN AGE                          34.78           35.69           36.15
   AVERAGE AGE                         36.67           37.23           37.37

Mon Aug 17, 1998                                                      Page 3


                             CUSTOM SUMMARY REPORT
                         (POP FACTS: FULL DATA REPORT)
               BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                              CUSHMAN & WAKEFIELD

N. Division St. & Wellesley Ave.
Spokane, Washington               COORD: 47:42.05 117:24.61

- -------------------------------------------------------------------------------
                                      3.00 MILE       5.00 MILE       7.00 MILE
DESCRIPTION                              RADIUS          RADIUS          RADIUS
- -------------------------------------------------------------------------------
1998 ESTIMATED FEMALE POP. BY AGE      60,867          99,524         129,253
   UNDER 5 YEARS                         7.14%           6.71%           6.63%
   5 TO 9 YEARS                          6.45%           7.07%           7.01%
   10 TO 14 YEARS                        6.45%           6.33%           6.45%
   15 TO 17 YEARS                        3.43%           3.50%           3.59%
   18 TO 20 YEARS                        4.26%           4.24%           4.02%
   21 TO 24 YEARS                        4.53%           4.53%           4.45%
   25 TO 29 YEARS                        6.67%           6.69%           6.53%
   30 TO 34 YEARS                        7.88%           7.36%           7.07%
   35 TO 39 YEARS                        8.25%           8.07%           7.97%
   40 TO 49 YEARS                       13.14%          14.02%          14.61%
   50 TO 59 YEARS                        8.80%           9.44%           9.92%
   60 TO 64 YEARS                        3.64%           3.68%           3.76%
   65 TO 69 YEARS                        3.79%           3.72%           3.77%
   70 TO 74 YEARS                        3.97%           3.88%           3.96%
   75 + YEARS                           10.72%          10.75%          10.26%
   FEMALE MEDIAN AGE                    36.40           37.20           37.67
   FEMALE AVERAGE AGE                   38.63           39.07           39.11

POPULATION BY HOUSEHOLD TYPE          112,762         179,606         228,446
   FAMILY HOUSEHOLDS                    76.64%          75.86%          77.67%
   NON-FAMILY HOUSEHOLDS                20.44%          20.86%          19.60%
   GROUP QUARTERS                        2.92%           3.29%           2.73%

HOUSEHOLDS BY TYPE                     47,027          75,449          95,067
   SINGLE MALE                          12.63%          13.76%          13.00%
   SINGLE FEMALE                        19.46%          19.55%          18.78%
   MARRIED COUPLE                       43.45%          44.12%          46.82%
   OTHER FAMILY-MALE HEAD                3.35%           3.09%           2.98%
   OTHER FAMILY-FEMALE HEAD             13.86%          12.38%          11.75%
   NON FAMILY-MALE HEAD                  4.16%           4.11%           3.89%
   NON FAMILY-FEMALE HEAD                3.08%           2.99%           2.78%

POPULATION BY URBAN VS. RURAL         112,741         179,604         228,580
   URBAN                                99.82%          98.80%          96.95%
   RURAL                                 0.18%           1.20%           3.05%

Mon Aug 17, 1998                                                      Page 4


                             CUSTOM SUMMARY REPORT
                         (POP FACTS: FULL DATA REPORT)
               BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                              CUSHMAN & WAKEFIELD

N. Division St. & Wellesley Ave.
Spokane, Washington               COORD: 47:42.05 117:24.61

- -------------------------------------------------------------------------------------
                                            3.00 MILE       5.00 MILE       7.00 MILE
DESCRIPTION                                    RADIUS          RADIUS          RADIUS
- -------------------------------------------------------------------------------------
FEMALES 16+ WITH CHILDREN 0-17: BAS         46,481           74,628          94,264
   WORKING WITH CHILD 0-5                     4.78%            4.63%           4.66%
   NOT WORKING WITH CHILD 0-5                 0.41%            0.45%           0.46%
   NOT IN LABOR FORCE WITH CHILD 0-5          3.61%            3.46%           3.37%
   WORKING WITH CHILD 6-17                    9.60%            9.73%          10.31%
   NOT WORKING WITH CHILD 6-17                0.79%            0.72%           0.72%
   NOT IN LAB. FORCE WITH CHILD 6-17          3.40%            3.55%           3.64%
   WORKING WITH CHILD 0-5 & 6-18              2.86%            2.90%           3.10%
   NOT WORKING WITH CHILD 0-5 & 6-18          0.32%            0.26%           0.26%
   NOT IN LAB. FORCE W/CHILD 0-5 & 6-18       3.12%            2.80%           2.79%
   WORKING WITH NO CHILDREN                  30.63%           31.20%          31.20%
   NOT WORKING WITH NO CHILDREN               2.39%            2.52%           2.40%
   NOT IN LAB. FORCE WITH NO CHILD.          38.09%           37.79%          37.11%

HH BY AGE BY POVERTY STATUS                 47,085           75,516          95,299
   ABOVE POVERTY UNDER AGE 65                58.67%           60.40%          62.32%
   ABOVE POVERTY AGE 65 +                    23.16%           22.02%          21.93%
   BELOW POVERTY UNDER AGE 65                14.51%           14.10%          12.53%
   BELOW POVERTY AGE 65 +                     3.66%            3.48%           3.22%

POPULATION 16+ BY EMPLOYMENT STATUS         87,608          140,414         177,997
   EMPLOYED IN ARMED FORCES                   0.51%            0.71%           0.73%
   EMPLOYED CIVILIANS                        53.15%           54.18%          55.43%
   UNEMPLOYED CIVILIANS                       5.17%            4.99%           4.79%
   NOT IN LABOR FORCE                        41.17%           40.12%          39.04%

POPULATION 16+ BY OCCUPATION                46,562           76,081          98,666
   EXECUTIVE AND MANAGERIAL                   9.30%           10.72%          11.48%
   PROFESSIONAL SPECIALTY                    11.54%           15.13%          15.70%
   TECHNICAL SUPPORT                          3.79%            3.90%           3.95%
   SALES                                     13.15%           13.39%          13.72%
   ADMINISTRATIVE SUPPORT                    17.05%           16.09%          15.93%
   SERVICE: PRIVATE HOUSEHOLD                 0.36%            0.33%           0.32%
   SERVICE: PROTECTIVE                        1.97%            1.81%           1.67%
   SERVICE: OTHER                            16.47%           15.50%          14.49%
   FARMING FORESTRY & FISHING                 0.87%            1.02%           1.00%
   PRECISION PRODUCTION & CRAFT              10.71%            9.31%           9.29%
   MACHINE OPERATOR                           5.62%            4.79%           4.73%
   TRANS. AND MATERIAL MOVING                 4.73%            4.29%           4.15%
   LABORERS                                   4.45%            3.73%           3.57%

Mon Aug 17, 1998                                                      Page 5


                             CUSTOM SUMMARY REPORT
                         (POP FACTS: FULL DATA REPORT)
               BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                              CUSHMAN & WAKEFIELD

N. Division St. & Wellesley Ave.
Spokane, Washington               COORD: 47:42.05 117:24.61

- --------------------------------------------------------------------------------
                                       3.00 MILE       5.00 MILE       7.00 MILE
DESCRIPTION                               RADIUS          RADIUS          RADIUS
- --------------------------------------------------------------------------------
FAMILIES BY NUMBER OF WORKERS           28,756          45,429          59,276
   NO WORKERS                            19.49%          18.02%          17.24%
   ONE WORKER                            32.12%          30.80%          30.02%
   TWO WORKERS                           39.96%          42.33%          43.66%
   THREE + WORKERS                        8.43%           8.85%           9.09%

HISPANIC POPULATION BY TYPE            112,762         179,606         228,446
   NOT HISPANIC                          97.83%          97.89%          98.01%
   MEXICAN                                1.36%           1.29%           1.21%
   PUERTO RICAN                           0.12%           0.12%           0.12%
   CUBAN                                  0.03%           0.04%           0.04%
   OTHER HISPANIC                         0.65%           0.65%           0.62%

1998 HISPANICS BY RACE: BASE             3,821           6,092           7,451
   WHITE                                 61.18%          60.65%          61.37%
   BLACK                                  2.22%           2.76%           2.50%
   ASIAN                                  2.90%           3.49%           3.79%
   OTHER                                 33.70%          33.10%          32.34%

POPULATION BY TRANSPORTATION TO
 WORK                                   46,106          75,638          98,122
   DRIVE ALONE                           76.37%          75.86%          77.03%
   CAR POOL                              11.46%          11.21%          10.86%
   PUBLIC TRANSPORTATION                  4.04%           4.14%           3.72%
   DRIVE MOTORCYCLE                       0.25%           0.23%           0.20%
   WALKED ONLY                            4.22%           4.50%           3.98%
   OTHER MEANS                            1.31%           1.29%           1.20%
   WORKED AT HOME                         2.37%           2.68%           3.01%

POPULATION BY TRAVEL TIME TO WORK       46,106          75,638          98,122
   UNDER 10 MINUTES / WORK AT HOME       17.39%          18.97%          18.60%
   10 TO 29 MINUTES                      67.25%          65.53%          66.13%
   30 TO 59 MINUTES                      13.15%          13.42%          13.23%
   60 TO 89 MINUTES                       1.49%           1.39%           1.31%
   90+ MINUTES                            0.72%           0.68%           0.72%
   AVERAGE TRAVEL TIME IN MINUTES        17.39           17.18           17.15

HOUSEHOLDS BY NO. OF VEHICLES           47,032          75,467          95,072
   NO VEHICLES                           13.13%          13.73%          12.12%
   1 VEHICLE                             38.60%          37.44%          36.02%
   2 VEHICLE                             33.34%          33.78%          35.38%
   3+ VEHICLES                           14.93%          15.05%          16.48%
   ESTIMATED TOTAL VEHICLES             71,986         115,590         151,656

Mon Aug 17, 1998                                                      Page 6


                             CUSTOM SUMMARY REPORT
                         (POP FACTS: FULL DATA REPORT)
               BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                              CUSHMAN & WAKEFIELD

N. Division St. & Wellesley Ave.
Spokane, Washington               COORD: 47:42.05 117:24.61

- -------------------------------------------------------------------------------
                                      3.00 MILE       5.00 MILE       7.00 MILE
DESCRIPTION                              RADIUS          RADIUS          RADIUS
- -------------------------------------------------------------------------------
POPULATION 25+ BY EDUCATION LEVEL      71,852         115,639         148,057
   ELEMENTARY (0-8)                      6.61%           5.97%           5.49%
   SOME HIGH SCHOOL (9-11)              12.87%          11.34%          10.77%
   HIGH SCHOOL GRADUATE (12)            31.38%          28.43%          27.65%
   SOME COLLEGE (13-15)                 25.06%          25.13%          25.38%
   ASSOCIATES DEGREE ONLY               10.13%           9.74%           9.71%
   BACHELORS DEGREE ONLY                10.03%          12.99%          14.14%
   GRADUATE DEGREE                       3.91%           6.40%           6.87%

POPULATION ENROLLED IN SCHOOL          29,297          47,421          60,345
   PUBLIC PRE- PRIMARY                   4.48%           3.93%           3.91%
   PRIVATE PRE- PRIMARY                  1.92%           2.27%           2.56%
   PUBLIC ELEM/HIGH                     54.90%          53.78%          54.91%
   PRIVATE ELEM/HIGH                     4.66%           5.11%           5.45%
   ENROLLED IN COLLEGE                  34.05%          34.91%          33.17%

HOUSING UNITS BY OCCUPANCY STATUS      49,745          80,229         100,604
   OCCUPIED                             94.54%          94.04%          94.50%
   VACANT                                5.46%           5.96%           5.50%

VACANT UNITS                            2,718           4,780           5,537
   FOR RENT                             41.68%          43.47%          42.12%
   FOR SALE ONLY                        18.71%          16.64%          17.22%
   SEASONAL                              2.75%           3.29%           3.73%
   OTHER                                36.87%          36.59%          36.93%

OWNER OCCUPIED PROPERTY VALUES         24,371          37,653          49,652
   UNDER $25,000                         5.04%           4.56%           3.87%
   $25,000 TO $49,999                   54.04%          43.72%          38.99%
   $50,000 TO $74,999                   32.74%          31.82%          32.33%
   $75,000 TO $99,999                    6.45%          12.49%          14.32%
   $100,000 TO $149,999                  1.30%           4.88%           6.80%
   $150,000 TO $199,999                  0.26%           1.41%           2.16%
   $200,000 TO $299,999                  0.13%           0.80%           1.11%
   $300,000 TO $399,999                  0.04%           0.21%           0.27%
   $400,000 TO $499,999                  0.01%           0.05%           0.08%
   $500,000 +                            0.00%           0.06%            .08%

MEDIAN PROPERTY VALUE                 $45,797         $51,355         $55,520

TOTAL RENTAL UNITS                     18,898          31,077          36,258

MEDIAN RENT                           $   288         $   281         $   287

Mon Aug 17, 1998                                                      Page 7


                             CUSTOM SUMMARY REPORT
                         (POP FACTS: FULL DATA REPORT)
               BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                              CUSHMAN & WAKEFIELD

N. Division St. & Wellesley Ave.
Spokane, Washington               COORD: 47:42.05 117:24.61

- -------------------------------------------------------------------------------
                                  3.00 MILE       5.00 MILE       7.00 MILE
DESCRIPTION                          RADIUS          RADIUS          RADIUS
- -------------------------------------------------------------------------------
PERSONS IN UNIT                   47,027          75,449           95,067
   1 PERSON UNITS                  32.09%          33.32%           31.78%
   2 PERSON UNITS                  33.68%          33.28%           33.75%
   3 PERSON UNITS                  15.40%          14.73%           14.99%
   4 PERSON UNITS                  11.33%          11.30%           11.97%
   5 PERSON UNITS                   4.85%           4.80%            4.97%
   6 PERSON UNITS                   1.69%           1.65%            1.65%
   7 + UNITS                        0.97%           0.92%            0.90%

YEAR ROUND UNITS IN STRUCTURE     49,745          80,229          100,604
   SINGLE UNITS DETACHED           70.58%          65.99%           67.94%
   SINGLE UNITS ATTACHED            1.63%           1.60%            1.77%
   DOUBLE UNITS                     5.38%           4.78%            4.34%
   3 TO 9 UNITS                     7.97%           9.72%            8.89%
   10 TO 19 UNITS                   3.81%           4.85%            4.66%
   20 TO 49 UNITS                   3.33%           5.61%            4.94%
   50 + UNITS                       4.55%           4.36%            3.73%
   MOBILE HOME OR TRAILER           2.10%           2.38%            3.05%
   ALL OTHER                        0.66%           0.71%            0.69%

SINGLE/MULTIPLE UNIT RATIO          2.88            2.31             2.62

HOUSING UNITS BY YEAR BUILT       47,032          75,467           95,072
   BUILT 1989 TO MARCH 1990         0.27%           0.66%            0.81%
   BUILT 1985 TO 1988               2.41%           3.60%            4.24%
   BUILT 1980 TO 1984               4.90%           5.11%            5.78%
   BUILT 1970 TO 1979              15.74%          17.32%           19.24%
   BUILT 1960 TO 1969               9.50%           9.43%            9.79%
   BUILT 1950 TO 1959              23.74%          19.75%           20.29%
   BUILT 1940 TO 1949              15.27%          13.35%           13.07%
   BUILT 1939 OR EARLIER           28.17%          30.77%           26.78%

Mon Aug 17, 1998                                                      Page 1


                             CUSTOM SUMMARY REPORT
                         (POP FACTS: FULL DATA REPORT)
               BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                              CUSHMAN & WAKEFIELD

N. Division St. & Wellesley Ave.
Spokane, Washington               COORD: 47:42.05 117:24.61

- ----------------------------------------------------------------------
                                        10.00 MILE       15.00 MILE
DESCRIPTION                                 RADIUS           RADIUS
- ----------------------------------------------------------------------
POPULATION
   2003 PROJECTION                      339,096          398,658
   1998 ESTIMATE                        321,533          375,576
   1990 CENSUS                          287,699          330,555
   1980 CENSUS                          276,605          313,291
   GROWTH 1980 - 1990                      4.01%            5.51%

HOUSEHOLDS
   2003 PROJECTION                      142,421          163,338
   1998 ESTIMATE                        133,341          151,985
   1990 CENSUS                          116,864          131,166
   1980 CENSUS                          107,735          119,224
   GROWTH 1980 - 1990                      8.47%           10.02%

1998 ESTIMATED POPULATION BY RACE       321,533          375,576
   WHITE                                  93.31%           93.52%
   BLACK                                   1.74%            1.69%
   ASIAN & PACIFIC ISLANDER                2.40%            2.32%
   OTHER RACES                             2.55%            2.47%

1998 ESTIMATED POPULATION               321,533          375,576
   HISPANIC ORIGIN                         2.87%            2.87%

OCCUPIED UNITS                          116,864          131,166
   OWNER OCCUPIED                         61.92%           63.35%
   RENTER OCCUPIED                        38.08%           36.65%
   1990 AVERAGE PERSONS PER HH             2.40             2.46

1998 EST. HOUSEHOLDS BY INCOME          133,341          151,985
   $150,000 OR MORE                        2.30%            2.33%
   $100,000 TO $149,999                    4.06%            4.18%
   $75,000 TO $99,999                      7.01%            7.35%
   $50,000 TO $74,999                     17.69%           18.35%
   $35,000 TO $49,999                     16.54%           16.93%
   $25,000 TO $34,999                     13.70%           13.86%
   $15,000 TO $24,999                     17.07%           16.57%
   $5,000 TO $15,000                      17.74%           16.75%
   UNDER $5,000                            3.90%            3.69%

1998 EST. AVERAGE HOUSEHOLD INCOME      $45,229          $46,321
1998 EST. MEDIAN HOUSEHOLD INCOME       $33,246          $34,372
1998 EST. PER CAPITA INCOME             $19,055          $19,064

Mon Aug 17, 1998                                                      Page 2


                             CUSTOM SUMMARY REPORT
                         (POP FACTS: FULL DATA REPORT)
               BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                              CUSHMAN & WAKEFIELD

N. Division St. & Wellesley Ave.
Spokane, Washington               COORD: 47:42.05 117:24.61

- -------------------------------------------------------------------
                                     10.00 MILE       15.00 MILE
DESCRIPTION                             RADIUS            RADIUS
- -------------------------------------------------------------------
1998 ESTIMATED POPULATION BY SEX     321,533          375,576
   MALE                                48.17%           48.45%
   FEMALE                              51.83%           51.55%

MARITAL STATUS                       225,219          256,697
   SINGLE MALE                         13.41%           13.26%
   SINGLE FEMALE                       11.14%           10.76%
   MARRIED                             53.47%           55.06%
   PREVIOUSLY MARRIED MALE              7.04%            6.79%
   PREVIOUSLY MARRIED FEMALE           14.93%           14.13%

HOUSEHOLDS WITH CHILDREN              39,074           45,849
   MARRIED COUPLE FAMILY               67.99%           70.20%
   OTHER FAMILY-MALE HEAD               5.27%            5.06%
   OTHER FAMILY-FEMALE HEAD            24.93%           23.04%
   NON FAMILY                           1.80%            1.70%

1998 ESTIMATED POPULATION BY AGE     321,533          375,576
   UNDER 5 YEARS                        7.06%            7.15%
   5 TO 9 YEARS                         7.54%            7.62%
   10 TO 14 YEARS                       7.13%            7.32%
   15 TO 17 YEARS                       4.03%            4.15%
   18 TO 20 YEARS                       4.12%            4.15%
   21 TO 24 YEARS                       4.77%            4.86%
   25 TO 29 YEARS                       6.70%            6.72%
   30 TO 34 YEARS                       7.06%            6.86%
   35 TO 39 YEARS                       8.03%            7.98%
   40 TO 49 YEARS                      15.17%           15.33%
   50 TO 59 YEARS                      10.38%           10.54%
   60 TO 64 YEARS                       3.64%            3.62%
   65 TO 69 YEARS                       3.53%            3.46%
   70 TO 74 YEARS                       3.40%            3.27%
   75 + YEARS                           7.45%            6.99%
   MEDIAN AGE                          35.99            35.74
   AVERAGE AGE                         36.96            36.58

Mon Aug 17, 1998                                                      Page 3


                             CUSTOM SUMMARY REPORT
                         (POP FACTS: FULL DATA REPORT)
               BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                              CUSHMAN & WAKEFIELD

N. Division St. & Wellesley Ave.
Spokane, Washington               COORD: 47:42.05 117:24.61

- -------------------------------------------------------------------
                                      10.00 MILE       15.00 MILE
DESCRIPTION                               RADIUS           RADIUS
- -------------------------------------------------------------------
1998 ESTIMATED FEMALE POP. BY AGE     166,648          193,605
   UNDER 5 YEARS                         6.69%            6.82%
   5 TO 9 YEARS                          7.09%            7.19%
   10 TO 14 YEARS                        6.69%            6.90%
   15 TO 17 YEARS                        3.77%            3.90%
   18 TO 20 YEARS                        4.00%            3.98%
   21 TO 24 YEARS                        4.51%            4.53%
   25 TO 29 YEARS                        6.52%            6.52%
   30 TO 34 YEARS                        6.90%            6.76%
   35 TO 39 YEARS                        8.00%            8.04%
   40 TO 49 YEARS                       14.99%           15.20%
   50 TO 59 YEARS                       10.31%           10.46%
   60 TO 64 YEARS                        3.73%            3.70%
   65 TO 69 YEARS                        3.68%            3.59%
   70 TO 74 YEARS                        3.78%            3.64%
   75 + YEARS                            9.35%            8.75%
   FEMALE MEDIAN AGE                    37.39            37.11
   FEMALE AVERAGE AGE                   38.54            38.08

POPULATION BY HOUSEHOLD TYPE          287,699          330,555
   FAMILY HOUSEHOLDS                    79.67%           80.97%
   NON-FAMILY HOUSEHOLDS                17.93%           16.59%
   GROUP QUARTERS                        2.40%            2.44%

HOUSEHOLDS BY TYPE                    116,864          131,166
   SINGLE MALE                          12.20%           11.64%
   SINGLE FEMALE                        17.49%           16.45%
   MARRIED COUPLE                       49.71%           52.06%
   OTHER FAMILY-MALE HEAD                2.95%            2.94%
   OTHER FAMILY-FEMALE HEAD             11.36%           10.95%
   NON FAMILY-MALE HEAD                  3.73%            3.56%
   NON FAMILY-FEMALE HEAD                2.57%            2.41%

POPULATION BY URBAN VS. RURAL         287,723          330,523
   URBAN                                92.45%           86.91%
   RURAL                                 7.55%           13.09%

Mon Aug 17, 1998                                                      Page 4


                             CUSTOM SUMMARY REPORT
                         (POP FACTS: FULL DATA REPORT)
               BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                              CUSHMAN & WAKEFIELD

N. Division St. & Wellesley Ave.
Spokane, Washington               COORD: 47:42.05 117:24.61

- --------------------------------------------------------------------------
                                            10.00 MILE       15.00 MILE
DESCRIPTION                                     RADIUS           RADIUS
- --------------------------------------------------------------------------
FEMALES 16+ WITH CHILDREN 0 - 17: BASE      117,289          132,416
   WORKING WITH CHILD 0 - 5                    4.81%            4.94%
   NOT WORKING WITH CHILD 0 - 5                0.44%            0.45%
   NOT IN LABOR FORCE WITH CHILD 0 - 5         3.42%            3.56%
   WORKING WITH CHILD 6 - 17                  11.22%           11.76%
   NOT WORKING WITH CHILD 6 - 17               0.74%            0.75%
   NOT IN LAB. FORCE WITH CHILD 6 - 17         3.79%            4.03%
   WORKING WITH CHILD 0-5 & 6-18               3.31%            3.48%
   NOT WORKING WITH CHILD 0-5 & 6-18           0.25%            0.25%
   NOT IN LAB. FORCE W/CHILD 0-5 & 6-18        2.85%            2.99%
   WORKING WITH NO CHILDREN                   31.20%           30.82%
   NOT WORKING WITH NO CHILDREN                2.35%            2.30%
   NOT IN LAB. FORCE WITH NO CHILD.           35.61%           34.67%

HH BY AGE BY POVERTY STATUS                 117,157          131,427
   ABOVE POVERTY UNDER AGE 65                 64.77%           66.28%
   ABOVE POVERTY AGE 65 +                     20.77%           19.88%
   BELOW POVERTY UNDER AGE 65                 11.53%           11.06%
   BELOW POVERTY AGE 65 +                      2.92%            2.79%

POPULATION 16+ BY EMPLOYMENT STATUS         221,993          252,620
   EMPLOYED IN ARMED FORCES                    0.91%            1.64%
   EMPLOYED CIVILIANS                         56.84%           57.04%
   UNEMPLOYED CIVILIANS                        4.59%            4.51%
   NOT IN LABOR FORCE                         37.66%           36.81%

POPULATION 16+ BY OCCUPATION                126,173          144,092
   EXECUTIVE AND MANAGERIAL                   11.89%           11.77%
   PROFESSIONAL SPECIALTY                     15.58%           15.34%
   TECHNICAL SUPPORT                           3.97%            3.97%
   SALES                                      13.84%           13.80%
   ADMINISTRATIVE SUPPORT                     15.81%           15.83%
   SERVICE: PRIVATE HOUSEHOLD                  0.31%            0.31%
   SERVICE: PROTECTIVE                         1.52%            1.54%
   SERVICE: OTHER                             13.92%           13.56%
   FARMING FORESTRY & FISHING                  1.06%            1.24%
   PRECISION PRODUCTION & CRAFT                9.47%            9.77%
   MACHINE OPERATOR                            4.78%            4.87%
   TRANS. AND MATERIAL MOVING                  4.20%            4.23%
   LABORERS                                    3.67%            3.75%

Mon Aug 17, 1998                                                      Page 5


                             CUSTOM SUMMARY REPORT
                         (POP FACTS: FULL DATA REPORT)
               BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                              CUSHMAN & WAKEFIELD

N. Division St. & Wellesley Ave.
Spokane, Washington               COORD: 47:42.05 117:24.61

- ----------------------------------------------------------------------
                                         10.00 MILE       15.00 MILE
DESCRIPTION                                 RADIUS            RADIUS
- ----------------------------------------------------------------------
FAMILIES BY NUMBER OF WORKERS             75,629           87,391
   NO WORKERS                              15.94%           15.12%
   ONE WORKER                              29.57%           29.29%
   TWO WORKERS                             44.84%           45.54%
   THREE + WORKERS                          9.65%           10.05%

HISPANIC POPULATION BY TYPE              287,699          330,555
   NOT HISPANIC                            98.08%           98.07%
   MEXICAN                                  1.17%            1.18%
   PUERTO RICAN                             0.12%            0.13%
   CUBAN                                    0.03%            0.03%
   OTHER HISPANIC                           0.60%            0.60%

1998 HISPANICS BY RACE: BASE               9,243           10,772
   WHITE                                   62.06%           61.51%
   BLACK                                    2.16%            1.99%
   ASIAN                                    3.50%            3.56%
   OTHER                                   32.38%           32.94%

POPULATION BY TRANSPORTATION TO WORK     125,871          145,465
   DRIVE ALONE                             78.37%           78.55%
   CAR POOL                                10.66%           10.77%
   PUBLIC TRANSPORTATION                    3.23%            2.95%
   DRIVE MOTORCYCLE                         0.20%            0.22%
   WALKED ONLY                              3.41%            3.27%
   OTHER MEANS                              1.09%            1.07%
   WORKED AT HOME                           3.03%            3.17%

POPULATION BY TRAVEL TIME TO WORK        125,871          145,465
   UNDER 10 MINUTES / WORK AT HOME         18.06%           18.35%
   10 TO 29 MINUTES                        66.05%           64.28%
   30 TO 59 MINUTES                        13.84%           15.29%
   60 TO 89 MINUTES                         1.29%            1.30%
   90+ MINUTES                              0.76%            0.78%
   AVERAGE TRAVEL TIME IN MINUTES          17.49            17.84

HOUSEHOLDS BY NO. OF VEHICLES            116,870          131,113
   NO VEHICLES                             10.63%            9.83%
   1 VEHICLE                               34.37%           32.94%
   2 VEHICLES                              36.91%           37.58%
   3+ VEHICLES                             18.10%           19.65%
   ESTIMATED TOTAL VEHICLES              194,111          224,186

Mon Aug 17, 1998                                                      Page 6


                             CUSTOM SUMMARY REPORT
                         (POP FACTS: FULL DATA REPORT)
               BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                              CUSHMAN & WAKEFIELD

N. Division St. & Wellesley Ave.
Spokane, Washington               COORD: 47:42.05 117:24.61

- --------------------------------------------------------------------
                                      10.00 MILE       15.00 MILE
DESCRIPTION                               RADIUS           RADIUS
- --------------------------------------------------------------------
POPULATION 25+ BY EDUCATION LEVEL     184,966          210,409
   ELEMENTARY (0-8)                      5.05%            4.89%
   SOME HIGH SCHOOL (9-11)              10.42%           10.33%
   HIGH SCHOOL GRADUATE (12)            27.70%           27.98%
   SOME COLLEGE (13-15)                 25.70%           25.93%
   ASSOCIATES DEGREE ONLY               10.02%           10.14%
   BACHELORS DEGREE ONLY                14.28%           14.11%
   FGRADUATE DEGREE                      6.82%            6.63%

POPULATION ENROLLED IN SCHOOL          76,947           89,487
   PUBLIC PRE-PRIMARY                    4.02%            4.12%
   PRIVATE PRE-PRIMARY                   2.50%            2.51%
   PUBLIC ELEM/HIGH                     57.01%           58.54%
   PRIVATE ELEM/HIGH                     5.42%            5.24%
   ENROLLED IN COLLEGE                  31.06%           29.58%

HOUSING UNITS BY OCCUPANCY STATUS     123,332          138,627
   OCCUPIED                             94.76%           94.62%
   VACANT                                5.24%            5.38%

VACANT UNITS                            6,468            7,461
   FOR RENT                             42.85%           39.51%
   FOR SALE ONLY                        17.10%           16.43%
   SEASONAL                              4.05%            7.41%
   OTHER                                36.00%           36.65%

OWNER OCCUPIED PROPERTY VALUES         61,335           67,527
   UNDER $25,000                         3.29%            3.13%
   $25,000 TO $49,999                   34.53%           32.73%
   $50,000 TO $74,999                   34.76%           35.11%
   $75,000 TO $99,999                   16.09%           16.95%
   $100,000 TO $149,999                  7.49%            8.07%
   $150,000 TO $199,999                  2.22%            2.36%
   $200,000 TO $299,999                  1.17%            1.21%
   $300,000 TO $$399,999                 0.28%            0.28%
   $400,000 TO $499,999                  0.08%            0.07%
   $500,000 +                            0.08%            0.08%

MEDIAN PROPERTY VALUE                 $58,758          $60,062
TOTAL RENTAL UNITS                     42,572           44,998
MEDIAN RENT                           $   292          $   294

Mon Aug 17, 1998                                                      Page 7


                             CUSTOM SUMMARY REPORT
                         (POP FACTS: FULL DATA REPORT)
               BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                              CUSHMAN & WAKEFIELD

N. Division St. & Wellesley Ave.
Spokane, Washington               COORD: 47:42.05 117:24.61

- ----------------------------------------------------------------
                                  10.00 MILE       15.00 MILE
DESCRIPTION                           RADIUS           RADIUS
- ----------------------------------------------------------------
PERSONS IN UNIT                   116,864          131,166
   1 PERSON UNITS                   29.68%           28.08%
   2 PERSON UNITS                   33.81%           33.65%
   3 PERSON UNITS                   15.41%           15.77%
   4 PERSON UNITS                   12.99%           13.83%
   5 PERSON UNITS                    5.39%            5.76%
   6 PERSON UNITS                    1.77%            1.90%
   7 + UNITS                         0.94%            1.00%

YEAR ROUND UNITS IN STRUCTURE     123,332          138,627
   SINGLE UNITS DETACHED            67.68%           67.34%
   SINGLE UNITS ATTACHED             2.30%            2.81%
   DOUBLE UNITS                      4.34%            4.08%
   3 TO 9 UNITS                      8.16%            7.34%
   10 TO 19 UNITS                    4.60%            4.18%
   20 TO 49 UNITS                    4.61%            4.20%
   50 + UNITS                        3.52%            3.30%
   MOBILE HOME OR TRAILER            4.07%            5.98%
   ALL OTHER                         0.72%            0.76%

SINGLE/MULTIPLE UNIT RATIO           2.77             3.04
HOUSING UNITS BY YEAR BUILT       116,870          131,113
   BUILT 1989 TO MARCH 1990          0.98%            1.04%
   BUILT 1985 TO 1988                4.86%            5.19%
   BUILT 1980 TO 1984                6.63%            7.47%
   BUILT 1970 TO 1979               22.81%           24.89%
   BUILT 1960 TO 1969               10.62%           10.60%
   BUILT 1950 TO 1959               19.68%           18.68%
   BUILT 1940 TO 1949               11.71%           11.08%
   BUILT 1939 OR EARLIER            22.72%           21.04%

Mon Aug 17, 1998                                                      Page 1


                             CUSTOM SUMMARY REPORT
                              (1990 INCOME ('89))
               BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                              CUSHMAN & WAKEFIELD

N. Division St. & Wellesley Ave.
Spokane, Washington               COORD: 47:42.05 117:24.61

- -------------------------------------------------------------------------------
                                   3.00 MILE       5.00 MILE       7.00 MILE
DESCRIPTION                           RADIUS          RADIUS          RADIUS
- -------------------------------------------------------------------------------
1990 Total Households                 7            75,449          95,067
% INCOME CATEGORIES
HH_90_BY INCOME_89: %_0-5K            4%            7.98%           7.15%
HH_90_BY INCOME_89: %_5-15K           7%           26.45%          24.72%
HH_90_BY INCOME_89: %_15-25K          4%           21.23%          20.68%
HH_90_BY INCOME_89: %_25-35K          2%           16.35%          16.46%
HH_90_BY INCOME_89: %_35-50K          6%           15.19%          16.01%
HH_90_BY INCOME_89: %_50-75K          1%            8.90%          10.01%
HH_90_BY INCOME_89: %_75-100K         7%            2.34%           2.78%
HH_90_BY INCOME_89: %_100-150K     0.47%            1.03%           1.47%
HH_90_BY INCOME_89: %_150K+        0.22%            0.53%           0.72%

Mon Aug 17, 1998                                                      Page 1


                             CUSTOM SUMMARY REPORT
                              (1990 INCOME ('89))
               BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                              CUSHMAN & WAKEFIELD

N. Division St. & Wellesley Ave.
Spokane, Washington               COORD: 47:42.05 117:24.61

- --------------------------------------------------------------
                                   10.00 MILE       15.00 MILE
DESCRIPTION                            RADIUS           RADIUS
- --------------------------------------------------------------
1990 Total Households              116,864          131,166
% INCOME CATEGORIES
HH_90_BY INCOME_89: %_0-5K          6.59%            6.24%
HH_90_BY INCOME_89: %_5-15K        23.13%           22.15%
HH_90_BY INCOME_89: %_15-25K       20.22%           20.20%
HH_90_BY INCOME_89: %_25-35K       16.68%           16.91%
HH_90_BY INCOME_89: %_35-50K       16.97%           17.41%
HH_90_BY INCOME_89: %_50-75K       11.07%           11.63%
HH_90_BY INCOME_89: %_75-100K       2.97%            3.03%
HH_90_BY INCOME_89: %_100-150K      1.55%            1.58%
HH_90_BY INCOME_89: %_150K+         0.83%            0.84%

Mon Aug 17, 1998                                                      Page 1


                      POP FACTS: DEMOGRAPHIC TREND REPORT
                       CENSUS '90, UPDATES & PROJECTIONS
               BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                              CUSHMAN & WAKEFIELD

N. Division St. & Wellesley Ave.
Spokane, Washington               COORD: 47:42.05 117:24.61

- -----------------------------------------------------------------------
                                                   3.00 MILE RADIUS
                                    1990          1998          2003
DESCRIPTION                        CENSUS       ESTIMATE     PROJECTION
- -----------------------------------------------------------------------
POPULATION BY RACE                112,762       116,570       119,031
 NON-HISPANIC WHITE                 92.33%        90.17%        88.83%
 NON-HISPANIC BLACK                  1.36%         1.67%         1.87%
 NON-HISPANIC ASIAN & P.I.           1.86%         2.52%         2.95%
 NON-HISPANIC A.I. & OTHER           2.28%         2.35%         2.38%
 HISPANIC ORIGIN POPULATION          2.17%         3.28%         3.97%

HOUSEHOLDS BY INCOME               47.085        49,953        51,808
 $150,000 OR MORE                    0.22%         0.49%         0.98%
 $100,000 TO $149,999                0.47%         1.60%         2.72%
 $75,000 TO $99,999                  1.47%         3.58%         5.41%
 $50,000 TO $74,999                  6.91%        13.81%        15.58%
 $35,000 TO $49,999                 14.76%        16.88%        16.37%
 $25,000 TO $34,999                 17.52%        16.06%        15.08%
 $15,000 TO $24,999                 23.24%        19.88%        19.69%
 $5,000 TO $14,999                  27.37%        22.73%        20.59%
 UNDER $5,000                        8.04%         4.96%         3.59%

AVERAGE INCOME                   $ 25,035      $ 33,586      $ 39,310
MEDIAN INCOME                    $ 21,277      $ 26,513      $ 29,067

POPULATION BY SEX                 112,762       116,570       119,031
 MALE                               47.71%        47.78%        47.97%
 FEMALE                             52.29%        52.22%        52.03%

Mon Aug 17, 1998                                                      Page 2


                      POP FACTS: DEMOGRAPHIC TREND REPORT
                       CENSUS '90, UPDATES & PROJECTIONS
               BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                              CUSHMAN & WAKEFIELD

N. Division St. & Wellesley Ave.
Spokane, Washington               COORD: 47:42.05 117:24.61

- ------------------------------------------------------------
                                        3.00 MILE RADIUS
                          1990         1998          2003
DESCRIPTION              CENSUS      ESTIMATE     PROJECTION
- -------------------   -----------   ----------   -----------
PUPULATION BY AGE       112,762      116,570       119,031
 UNDER 5 YEARS             7.76%        7.53%         7.28%
 5 to 9 YEARS              7.30%        7.89%         7.59%
 10 TO 14 YEARS            6.26%        6.83%         7.36%
 15 TO 17 YEARS            3.45%        3.70%         3.96%
 18 TO 20 YEARS            5.22%        4.43%         4.37%
 21 YEARS                  1.76%        1.39%         1.28%
 22 TO 24 YEARS            4.89%        3.54%         3.74%
 25 TO 29 YEARS            8.99%        6.88%         5.94%
 30 TO 34 YEARS            8.59%        8.17%         6.78%
 35 TO 39 YEARS            7.47%        8.60%         7.97%
 40 TO 44 YEARS            5.88%        7.38%         8.25%
 45 TO 49 YEARS            4.39%        6.17%         7.08%
 50 TO 54 YEARS            3.86%        4.90%         5.91%
 55 TO 59 YEARS            3.82%        3.75%         4.65%
 60 TO 64 YEARS            4.28%        3.38%         3.55%
 65 TO 69 YEARS            4.64%        3.49%         3.02%
 70 TO 74 YEARS            4.08%        3.58%         3.06%
 75 TO 84 YEARS            5.56%        5.88%         5.48%
 85 + YEARS                1.81%        2.53%         2.73%

MEDIAN AGE                32.55        34.78         36.07
AVERAGE AGE               36.30        36.67         36.97

Mon Aug 17, 1998                                                      Page 3


                      POP FACTS: DEMOGRAPHIC TREND REPORT
                       CENSUS '90, UPDATES & PROJECTIONS
               BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                              CUSHMAN & WAKEFIELD

N. Division St. & Wellesley Ave.
Spokane, Washington               COORD: 47:42.05 117:24.61

- -----------------------------------------------------------------------
                                                   5.00 MILE RADIUS
                                    1990          1998          2003
DESCRIPTION                        CENSUS       ESTIMATE     PROJECTION
- -----------------------------------------------------------------------
POPULATION BY RACE                179,606       190,997       197,403
 NON-HISPANIC WHITE                 92.07%        90.01%        88.69%
 NON-HISPANIC BLACK                  1.83%         2.15%         2.37%
 NON-HISPANIC ASIAN & P.I.           1.93%         2.57%         2.99%
 NON-HISPANIC A.I. & OTHER           2.07%         2.08%         2.08%
 HISPANIC ORIGIN POPULATION          2.11%         3.19%         3.87%

HOUSEHOLDS BY INCOME               75,516        81,989        85,861
 $150,000 OR MORE                    0.53%         1.41%         2.71%
 $100,000 TO $149,999                1.03%         3.02%         4.75%
 $75,000 TO $99,999                  2.34%         5.43%         7.57%
 $50,000 TO $74,999                  8.90%        15.52%        16.19%
 $35,000 TO $49,999                 15.19%        15.88%        14.76%
 $25,000 TO $34,999                 16.35%        14.28%        13.73%
 $15,000 TO $24,999                 21.23%        18.67%        18.36%
 $5,000 TO $14,999                  26.45%        21.12%        18.65%
 UNDER $5,000                        7.98%         4.68%         3.28%

AVERAGE INCOME                   $ 27,953      $ 39,308      $ 47,436
MEDIAN INCOME                    $ 22,333      $ 28,877      $ 32,070

POPULATION BY SEX                 179,606       190,997       197,403
 MALE                               47.81%        48.90%        48.04%
 FEMALE                             52.19%        52.11%        51.96%

Mon Aug 17, 1998                                                      Page 4


                      POP FACTS: DEMOGRAPHIC TREND REPORT
                       CENSUS '90, UPDATES & PROJECTIONS
               BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                              CUSHMAN & WAKEFIELD

N. Division St. & Wellesley Ave.
Spokane, Washington               COORD: 47:42.05 117:24.61

- ------------------------------------------------------------
                                        5.00 MILE RADIUS
                          1990         1998          2003
DESCRIPTION              CENSUS      ESTIMATE     PROJECTION
- ------------------------------------------------------------
PUPULATION BY AGE       179,606      190,997       197,403
 UNDER 5 YEARS             7.36%        7.09%         6.83%
 5 to 9 YEARS              7.10%        7.54%         7.18%
 10 TO 14 YEARS            6.32%        6.80%         7.15%
 15 TO 17 YEARS            3.54%        3.73%         3.97%
 18 TO 20 YEARS            5.10%        4.34%         4.30%
 21 YEARS                  1.72%        1.33%         1.24%
 22 TO 24 YEARS            4.66%        3.51%         3.69%
 25 TO 29 YEARS            8.55%        6.88%         5.91%
 30 TO 34 YEARS            8.53%        7.65%         6.77%
 35 TO 39 YEARS            7.85%        8.30%         7.47%
 40 TO 44 YEARS            6.59%        7.68%         8.00%
 45 TO 49 YEARS            4.87%        6.72%         7.41%
 50 TO 54 YEARS            3.93%        5.46%         6.47%
 55 TO 59 YEARS            3.86%        4.06%         5.21%
 60 TO 64 YEARS            4.16%        3.50%         3.85%
 65 TO 69 YEARS            4.47%        3.52%         3.20%
 70 TO 74 YEARS            3.90%        3.50%         3.10%
 75 TO 84 YEARS            5.51%        5.80%         5.49%
 85 + YEARS                1.96%        2.60%         2.76%

MEDIAN AGE                33.31        35.69         36.98
AVERAGE AGE               36.58        37.23         37.72

Mon Aug 17, 1998                                                      Page 5


                      POP FACTS: DEMOGRAPHIC TREND REPORT
                       CENSUS '90, UPDATES & PROJECTIONS
               BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                              CUSHMAN & WAKEFIELD

N. Division St. & Wellesley Ave.
Spokane, Washington               COORD: 47:42.05 117:24.61

- -----------------------------------------------------------------------
                                                   7.00 MILE RADIUS
                                    1990          1998          2003
DESCRIPTION                        CENSUS       ESTIMATE     PROJECTION
- -----------------------------------------------------------------------
POPULATION BY RACE                228,446       248,604       259,302
 NON-HISPANIC WHITE                 92.78%        90.93%        89.73%
 NON-HISPANIC BLACK                  1.60%         1.86%         2.04%
 NON-HISPANIC ASIAN & P.I.           1.82%         2.41%         2.80%
 NON-HISPANIC A.I. & OTHER           1.81%         1.80%         1.80%
 HISPANIC ORIGIN POPULATION          1.99%         3.00%         3.64%

HOUSEHOLDS BY INCOME               95,299       105,694       111,731
 $150,000 OR MORE                    0.72%         2.05%         3.85%
 $100,000 TO $149,999                1.47%         3.74%         5.72%
 $75,000 TO $99,999                  2.78%         6.33%         8.52%
 $50,000 TO $74,999                 10.01%        16.63%        16.96%
 $35,000 TO $49,999                 16.01%        16.05%        14.59%
 $25,000 TO $34,999                 16.46%        13.94%        13.35%
 $15,000 TO $24,999                 20.68%        17.79%        17.16%
 $5,000 TO $14,999                  24.72%        19.27%        16.92%
 UNDER $5,000                        7.15%         4.19%         2.95%

AVERAGE INCOME                   $ 30,079      $ 42,938      $ 52,448
MEDIAN INCOME                    $ 23,764      $ 31,277      $ 34,720

POPULATION BY SEX                 228,446       248,604       259,392
 MALE                               47.95%        48.01%        48.11%
 FEMALE                             52.05%        51.99%        51.89%

Mon Aug 17, 1998                                                      Page 6


                      POP FACTS: DEMOGRAPHIC TREND REPORT
                       CENSUS '90, UPDATES & PROJECTIONS
               BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                              CUSHMAN & WAKEFIELD

N. Division St. & Wellesley Ave.
Spokane, Washington               COORD: 47:42.05 117:24.61

- ------------------------------------------------------------
                                        7.00 MILE RADIUS
                          1990         1998          2003
DESCRIPTION              CENSUS      ESTIMATE     PROJECTION
- ------------------------------------------------------------
PUPULATION BY AGE       228,446      248,604       259,392
 UNDER 5 YEARS             7.28%        7.00%         6.73%
 5 to 9 YEARS              7.23%        7.49%         7.11%
 10 TO 14 YEARS            6.53%        6.89%         7.15%
 15 TO 17 YEARS            3.68%        3.85%         4.04%
 18 TO 20 YEARS            4.76%        4.14%         4.17%
 21 YEARS                  1.57%        1.26%         1.21%
 22 TO 24 YEARS            4.35%        3.47%         3.66%
 25 TO 29 YEARS            8.21%        6.74%         5.87%
 30 TO 34 YEARS            8.51%        7.29%         6.63%
 35 TO 39 YEARS            8.06%        8.12%         7.14%
 40 TO 44 YEARS            6.94%        7.87%         7.87%
 45 TO 49 YEARS            5.13%        7.00%         7.61%
 50 TO 54 YEARS            4.08%        5.74%         6.73%
 55 TO 59 YEARS            3.96%        4.28%         5.48%
 60 TO 64 YEARS            4.21%        3.61%         4.05%
 65 TO 69 YEARS            4.53%        3.58%         3.31%
 70 TO 74 YEARS            3.87%        3.56%         3.15%
 75 TO 84 YEARS            5.34%        5.75%         5.51%
 85 + YEARS                1.78%        2.38%         2.58%

MEDIAN AGE                33.76        36.15         37.40
AVERAGE AGE               36.59        37.37         37.93

Mon Aug 17, 1998                                                      Page 1


                      POP-FACTS: DEMOGRAPHIC TREND REPORT
                       CENSUS '90, UPDATES & PROJECTIONS
               BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                              CUSHMAN & WAKEFIELD

N. Division St. & Wellesley Ave.
Spokane, Washington               COORD: 47:42.05 117:24.61

- -----------------------------------------------------------------------
                                                  10.00 MILE RADIUS
                                    1990          1998          2003
DESCRIPTION                        CENSUS       ESTIMATE     PROJECTION
- -----------------------------------------------------------------------
POPULATION BY RACE                287,699       321,533       339,096
 NON-HISPANIC WHITE                 93.26%        91.53%        90.41%
 NON-HISPANIC BLACK                  1.45%         1.68%         1.84%
 NON-HISPANIC ASIAN & P.I.           1.73%         2.30%         2.67%
 NON-HISPANIC A.I. & OTHER           1.64%         1.62%         1.61%
 HISPANIC ORIGIN POPULATION          1.92%         2.87%         3.47%

HOUSEHOLDS BY INCOME              117,157       133,341       142,421
 $150,000 OR MORE                    0.83%         2.30%         4.35%
 $100,000 TO $149,999                1.55%         4.06%         6.31%
 $75,000 TO $99,999                  2.97%         7.01%         9.27%
 $50,000 TO $74,999                 11.07%        17.69%        17.84%
 $35,000 TO $49,999                 16.97%        16.54%        14.72%
 $25,000 TO $34,999                 16.68%        13.70%        12.96%
 $15,000 TO $24,999                 20.22%        17.07%        16.31%
 $5,000 TO $14,999                  23.13%        17.74%        15.46%
 UNDER $5,000                        6.59%         3.90%         2.77%

AVERAGE INCOME                   $ 31,446      $ 45,229      $ 55,585
MEDIAN INCOME                    $ 25,038      $ 33,246      $ 37,537

POPULATION BY SEX                 287,699       321,533       339,096
 MALE                               48.13%        48.17%        48.23%
 FEMALE                             51.87%        51.83%        51.77%

Mon Aug 17, 1998                                                      Page 2


                      POP-FACTS: DEMOGRAPHIC TREND REPORT
                       CENSUS '90, UPDATES & PROJECTIONS
               BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                              CUSHMAN & WAKEFIELD

N. Division St. & Wellesley Ave.
Spokane, Washington               COORD: 47:42.05 117:24.61

- ------------------------------------------------------------
                                       10.00 MILE RADIUS
                          1990         1998          2003
DESCRIPTION              CENSUS      ESTIMATE     PROJECTION
- ------------------------------------------------------------
PUPULATION BY AGE       287,699      321,533       339,096
 UNDER 5 YEARS             7.35%        7.06%         6.78%
 5 to 9 YEARS              7.49%        7.54%         7.14%
 10 TO 14 YEARS            6.88%        7.13%         7.24%
 15 TO 17 YEARS            3.87%        4.03%         4.16%
 18 TO 20 YEARS            4.62%        4.12%         4.22%
 21 YEARS                  1.50%        1.25%         1.25%
 22 TO 24 YEARS            4.18%        3.52%         3.73%
 25 TO 29 YEARS            8.04%        6.70%         5.91%
 30 TO 34 YEARS            8.51%        7.06%         6.55%
 35 TO 39 YEARS            8.19%        8.03%         6.93%
 40 TO 44 YEARS            7.25%        8.01%         7.79%
 45 TO 49 YEARS            5.34%        7.16%         7.72%
 50 TO 54 YEARS            4.23%        5.96%         6.87%
 55 TO 59 YEARS            4.02%        4.42%         5.66%
 60 TO 64 YEARS            4.11%        3.64%         4.15%
 65 TO 69 YEARS            4.32%        3.53%         3.32%
 70 TO 74 YEARS            3.65%        3.40%         3.09%
 75 TO 84 YEARS            4.87%        5.33%         5.15%
 85 + YEARS                1.59%        2.12%         2.32%

MEDIAN AGE                33.57        35.99         37.17
AVERAGE AGE               36.06        36.96         37.61

Mon Aug 17, 1998                                                      Page 3


                      POP-FACTS: DEMOGRAPHIC TREND REPORT
                       CENSUS '90, UPDATES & PROJECTIONS
               BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                              CUSHMAN & WAKEFIELD

N. Division St. & Wellesley Ave.
Spokane, Washington               COORD: 47:42.05 117:24.61

- -----------------------------------------------------------------------
                                                  15.00 MILE RADIUS
                                    1990          1998          2003
DESCRIPTION                        CENSUS       ESTIMATE     PROJECTION
- -----------------------------------------------------------------------
POPULATION BY RACE                330,555       375,576       398,658
 NON-HISPANIC WHITE                 93.40%        91.75%        90.70%
 NON-HISPANIC BLACK                  1.42%         1.63%         1.77%
 NON-HISPANIC ASIAN & P.I.           1.70%         2.22%         2.57%
 NON-HISPANIC A.I. & OTHER           1.54%         1.52%         1.51%
 HISPANIC ORIGIN POPULATION          1.93%         2.87%         3.45%

HOUSEHOLDS BY INCOME              131,427       151,985       163,338
 $150,000 OR MORE                    0.84%         2.33%         4.39%
 $100,000 TO $149,999                1.58%         4.18%         6.57%
 $75,000 TO $99,999                  3.03%         7.35%         9.68%
 $50,000 TO $74,999                 11.63%        18.35%        18.63%
 $35,000 TO $49,999                 17.41%        16.93%        15.05%
 $25,000 TO $34,999                 16.91%        13.86%        12.93%
 $15,000 TO $24,999                 20.20%        16.57%        15.54%
 $5,000 TO $14,999                  22.15%        16.75%        14.57%
 UNDER $5,000                        6.24%         3.69%         2.64%

AVERAGE INCOME                   $ 32,113      $ 46,321      $ 57,076
MEDIAN INCOME                    $ 25,829      $ 34,372      $ 39,303

POPULATION BY SEX                 330,555       375,576       398,658
 MALE                               48.46%        48.45%        48.49%
 FEMALE                             51.54%        51.55%        51.51%

Mon Aug 17, 1998                                                      Page 4


                      POP-FACTS: DEMOGRAPHIC TREND REPORT
                       CENSUS '90, UPDATES & PROJECTIONS
               BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                              CUSHMAN & WAKEFIELD

N. Division St. & Wellesley Ave.
Spokane, Washington               COORD: 47:42.05 117:24.61

- ------------------------------------------------------------
                                       15.00 MILE RADIUS
                          1990         1998          2003
DESCRIPTION              CENSUS      ESTIMATE     PROJECTION
- ------------------------------------------------------------
PUPULATION BY AGE       330,555      375,576       398,658
 UNDER 5 YEARS             7.48%        7.15%         6.85%
 5 to 9 YEARS              7.71%        7.62%         7.20%
 10 TO 14 YEARS            7.15%        7.32%         7.34%
 15 TO 17 YEARS            4.00%        4.15%         4.24%
 18 TO 20 YEARS            4.55%        4.15%         4.29%
 21 YEARS                  1.46%        1.26%         1.28%
 22 TO 24 YEARS            4.10%        3.60%         3.81%
 25 TO 29 YEARS            8.05%        6.72%         5.97%
 30 TO 34 YEARS            8.51%        6.86%         6.49%
 35 TO 39 YEARS            8.31%        7.98%         6.75%
 40 TO 44 YEARS            7.36%        8.05%         7.73%
 45 TO 49 YEARS            5.44%        7.28%         7.77%
 50 TO 54 YEARS            4.26%        6.06%         6.99%
 55 TO 59 YEARS            3.99%        4.48%         5.74%
 60 TO 64 YEARS            4.01%        3.62%         4.18%
 65 TO 69 YEARS            4.13%        3.46%         3.29%
 70 TO 74 YEARS            3.46%        3.27%         3.02%
 75 TO 84 YEARS            4.55%        5.02%         4.89%
 85 + YEARS                1.48%        1.96%         2.17%

MEDIAN AGE                33.23        35.75         36.87
AVERAGE AGE               35.55        36.58         37.32

Mon Aug 17, 1998                                                      Page 1


                             CUSTOM SUMMARY REPORT
                         (POP FACTS: FULL DATA REPORT)
               BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                              CUSHMAN & WAKEFIELD

City of Spokane
Washington                          COORD: 00:00.00 00:00.00

- ----------------------------------------------------
DESCRIPTION                                TOTALS
- ----------------------------------------------------
POPULATION
 2003 PROJECTION                           191,709
 1998 ESTIMATE                             186,376
 1990 CENSUS                               177,196
 1980 CENSUS                               172,559
 GROWTH 1980 -- 1990                          2.69%

HOUSEHOLDS
 2003 PROJECTION                            84,128
 1998 ESTIMATE                              80,736
 1990 CENSUS                                75,147
 1980 CENSUS                                71,356
 GROWTH 1980 -- 1990                          5.31%

1998 ESTIMATED POPULATION BY RACE          186,376
 WHITE                                       91.81%
 BLACK                                        2.30%
 ASIAN & PACIFIC ISLANDER                     2.81%
 OTHER RACES                                  3.08%

1998 ESTIMATED POPULATION                  186,376
 HISPANIC ORIGIN                              3.11%

OCCUPIED UNITS                              75,147
 OWNER OCCUPIED                              57.23%
 RENTER OCCUPIED                             42.77%
 1990 AVERAGE PERSONS PER HH                  2.29

1998 EST. HOUSEHOLDS BY INCOME              80,736
 $15,000 OR MORE                              1.98%
 $100,000 TO $149,999                         3.31%
 $75,000 TO $99,999                           5.32%
 $50,000 TO $74,999                          15.52%
 $35,000 TO $49,999                          15.96%
 $25,000 TO $34,999                          14.10%
 $15,000 TO $24,999                          18.35%
 $5,000 TO $15,000                           20.75%
 UNDER $5,000                                 4.71%

1998 EST. AVERAGE HOUSEHOLD INCOME       $  40,824
1998 EST. MEDIAN HOUSEHOLD INCOME        $  29,391
1998 EST. PER CAPITA INCOME              $  18,017

Mon Aug 17, 1998                                                      Page 2


                             CUSTOM SUMMARY REPORT
                         (POP FACTS: FULL DATA REPORT)
               BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                              CUSHMAN & WAKEFIELD

City of Spokane
Washington                          COORD: 00:00.00 00:00.00

- ------------------------------------------------
DESCRIPTION                             TOTALS
- ------------------------------------------------
1998 ESTIMATED POPULATION BY SEX       186,376
 MALE                                    47.82%
 FEMALE                                  52.18%

MARITAL STATUS                         140,041
 SINGLE MALE                             14.43%
 SINGLE FEMALE                           11.97%
 MARRIED                                 48.95%
 PREVIOUSLY MARRIED MALE                  7.77%
 PREVIOUSLY MARRIED FEMALE               16.88%

HOUSEHOLDS WITH CHILDREN                23,082
 MARRIED COUPLE FAMILY                   62.51%
 OTHER FAMILY-MALE HEAD                   5.92%
 OTHER FAMILY-FEMALE HEAD                29.55%
 NON FAMILY                               2.02%

1998 ESTIMATED POPULATION BY AGE       186,376
 UNDER 5 YEARS                            7.27%
 5 TO 9 YEARS                             7.72%
 10 TO 14 YEARS                           6.84%
 15 TO 17 YEARS                           3.67%
 18 TO 20 YEARS                           4.01%
 21 TO 24 YEARS                           4.71%
 25 TO 29 YEARS                           6.77%
 30 TO 34 YEARS                           7.74%
 35 TO 39 YEARS                           8.49%
 40 TO 49 YEARS                          14.63%
 50 TO 59 YEARS                           9.25%
 60 TO 64 YEARS                           3.32%
 65 TO 69 YEARS                           3.43%
 70 TO 74 YEARS                           3.50%
 75 + YEARS                               8.64%

 MEDIAN AGE                              35.75
 AVERAGE AGE                             37.20

Mon Aug 17, 1998                                                      Page 3


                             CUSTOM SUMMARY REPORT
                         (POP FACTS: FULL DATA REPORT)
               BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                              CUSHMAN & WAKEFIELD

City of Spokane
Washington                          COORD: 00:00.00 00:00.00

- -------------------------------------------------
DESCRIPTION                              TOTALS
- -------------------------------------------------
1998 ESTIMATED FEMALE POP. BY AGE        97,253
 UNDER 5 YEARS                             6.86%
 5 TO 9 YEARS                              7.21%
 10 TO 14 YEARS                            6.37%
 15 TO 17 YEARS                            3.39%
 18 TO 20 YEARS                            3.88%
 21 TO 24 YEARS                            4.42%
 25 TO 29 YEARS                            6.56%
 30 TO 34 YEARS                            7.47%
 35 TO 39 YEARS                            8.25%
 40 TO 49 YEARS                           14.26%
 50 TO 59 YEARS                            9.16%
 60 TO 64 YEARS                            3.49%
 65 TO 69 YEARS                            3.66%
 70 TO 74 YEARS                            3.94%
 75 + YEARS                               11.09%
 FEMALE MEDIAN AGE                        37.33
 FEMALE AVERAGE AGE                       39.15

POPULATION BY HOUSEHOLD TYPE            177,196
 FAMILY HOUSEHOLDS                        75.82%
 NON-FAMILY HOUSEHOLDS                    21.25%
 GROUP QUARTERS                            2.93%

HOUSEHOLDS BY TYPE                        75,147
 SINGLE MALE                              13.76%
 SINGLE FEMALE                            20.04%
 MARRIED COUPLE                           43.76%
 OTHER FAMILY-MALE HEAD                    3.02%
 OTHER FAMILY-FEMALE HEAD                 12.35%
 NON FAMILY-MALE HEAD                      4.10%
 NON FAMILY-FEMALE HEAD                    2.98%

POPULATION BY URBAN VS. RURAL           177,196
 URBAN                                   100.00%
 RURAL                                     0.00%

Mon Aug 17, 1998                                                      Page 4


                             CUSTOM SUMMARY REPORT
                         (POP FACTS: FULL DATA REPORT)
               BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                              CUSHMAN & WAKEFIELD

City of Spokane
Washington                          COORD: 00:00.00 00:00.00

- --------------------------------------------------------
DESCRIPTION                                     TOTALS
- --------------------------------------------------------
FEMALES 16+ WITH CHILDREN 0-17 BASE             73,749
 WORKING WITH CHILD 0 -- 5                        4.77%
 NOT WORKING WITH CHILD 0 -- 5                    0.47%
 NOT IN LABOR FORCE WITH CHILD 0 -- 5             3.52%
 WORKING WITH CHILD 6 -- 17                       9.68%
 NOT WORKING WITH CHILD 6 -- 17                   0.73%
 NOT IN LAB. FORCE WITH CHILD 6 -- 17             3.50%
 WORKING WITH CHILD 0 --5 & 6 -- 18               3.01%
 NOT WORKING WITH CHILD 0-5 & 6 -- 18             0.22%
 NOT IN LAB. FORCE W/CHILD 0-5 & 6 -- 18          2.83%
 WORKING WITH NO CHILDREN                        31.08%
 NOT WORKING WITH NO CHILDREN                     2.50%
 NOT IN LAB. FORCE WITH NO CHILD.                37.68%

HH BY AGE BY POVERTY STATUS                     75,252
 ABOVE POVERTY UNDER AGE 65                      60.17%
 ABOVE POVERTY AGE 65 +                          22.46%
 BELOW POVERTY UNDER AGE 65                      13.87%
 BELOW POVERTY AGE 65 +                           3.49%

POPULATION 16+ BY EMPLOYMENT STATUS            138,386
 EMPLOYED IN ARMED FORCES                         0.78%
 EMPLOYED CIVILIANS                              54.28%
 UNEMPLOYED CIVILIANS                             4.87%
 NOT IN LABOR FORCE                              40.07%

POPULATION 16+ BY OCCUPATION                    75,112
 EXECUTIVE AND MANAGERIAL                        10.91%
 PROFESSIONAL SPECIALTY                          16.04%
 TECHNICAL SUPPORT                                3.99%
 SALES                                           13.57%
 ADMINISTRATIVE SUPPORT                          16.08%
 SERVICE: PRIVATE HOUSEHOLD                       0.32%
 SERVICE: PROTECTIVE                              1.72%
 SERVICE: OTHER                                  15.11%
 FARMING FORESTRY & FISHING                       0.97%
 PRECISION PRODUCTION & CRAFT                     8.88%
 MACHINE OPERATOR                                 4.68%
 TRANS. AND MATERIAL MOVING                       4.05%
 LABORERS                                         3.69%

Mon Aug 17, 1998                                                      Page 5


                             CUSTOM SUMMARY REPORT
                         (POP FACTS: FULL DATA REPORT)
               BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                              CUSHMAN & WAKEFIELD

City of Spokane
Washington                          COORD: 00:00.00 00:00.00

- -------------------------------------------------
DESCRIPTION                              TOTALS
- -------------------------------------------------
FAMILIES BY NUMBER OF WORKERS            44,976
 NO WORKERS                               18.29%
 ONE WORKER                               30.49%
 TWO WORKERS                              42.54%
 THREE + WORKERS                           8.68%

HISPANIC POPULATION BY TYPE             177,196
 NOT HISPANIC                             97.92%
 MEXICAN                                   1.25%
 PUERTO RICAN                              0.13%
 CUBAN                                     0.04%
 OTHER HISPANIC                            0.65%

1998 HISPANICS BY RACE: BASE              5,802
 WHITE                                    59.79%
 BLACK                                     2.79%
 ASIAN                                     3.84%
 OTHER                                    33.57%

POPULATION BY TRANSACTION TO WORK        74,810
 DRIVE ALONE                              75.52%
 CAR POOL                                 11.38%
 PUBLIC TRANSPORTATION                     4.31%
 DRIVE MOTORCYCLE                          0.21%
 WALKED ONLY                               4.28%
 OTHER MEANS                               1.30%
 WORKED AT HOME                            3.00%

POPULATION BY TRAVEL TIME TO WORK        74,810
 UNDER 10 MINUTES / WORK AT HOME          19.07%
 10 TO 29 MINUTES                         65.73%
 30 TO 59 MINUTES                         12.96%
 60 TO 89 MINUTES                          1.49%
 90+ MINUTES                               0.74%
 AVERAGE TRAVEL TIME IN MINUTES           17.05

HOUSEHOLDS BY NO. OF VEHICLES            75,147
 NO VEHICLES                              13.90%
 1 VEHICLE                                38.00%
 2 VEHICLES                               33.83%
 3+ VEHICLES                              14.27%
 ESTIMATED TOTAL VEHICLES               113,720

Mon Aug 17, 1998                                                      Page 6


                             CUSTOM SUMMARY REPORT
                         (POP FACTS: FULL DATA REPORT)
               BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                              CUSHMAN & WAKEFIELD

City of Spokane
Washington                          COORD: 00:00.00 00:00.00

- ----------------------------------------------------
DESCRIPTION                                TOTALS
- ----------------------------------------------------
POPULATION 25+ BY EDUCATION LEVEL          114,872
 ELEMENTARY (0-8)                             5.74%
 SOME HIGH SCHOOL (9-11)                     11.05%
 HIGH SCHOOL GRADUATE (12)                   27.32%
 SOME COLLEGE (13-15)                        25.10%
 ASSOCIATES DEGREE ONLY                       9.76%
 BACHELORS DEGREE ONLY                       14.19%
 GRADUATE DEGREE                              6.84%

POPULATION ENROLLED IN SCHOOL               45,842
 PUBLIC PRE-PRIMARY                           3.93%
 PRIVATE PRE-PRIMARY                          2.46%
 PUBLIC ELEM/HIGH                            53.89%
 PRIVATE ELEM/HIGH                            5.65%
 ENROLLED IN COLLEGE                         34.08%

HOUSING UNITS BY OCCUPANCY STATUS           79,875
 OCCUPLIED                                   94.08%
 VACANT                                       5.92%

VACANT UNITS                                 4,728
 FOR RENT                                    43.36%
 FOR SALE ONLY                               17.13%
 SEASONAL                                     2.83%
 OTHER                                       36.68%

OWNER OCCUPIED PROPERTY VALUES              38,257
 UNDER $25,000                                4.40%
 $25,000 TO $49,999                          43.74%
 $50,000 TO $74,999                          31.32%
 $75,000 TO $99,999                          11.74%
 $100,000 TO $149,999                         5.60%
 $150,000 TO $199,999                         1.79%
 $200,000 TO $299,999                         0.97%
 $300,000 TO $399,999                         0.27%
 $4000,000 TO $499,999                        0.09%
 $500,000+                                    0.07%

MEDIAN PROPERTY VALUE                    $  51,481
TOTAL RENTAL UNITS                          31,085

MEDIAN RENT                              $     278

Mon Aug 17, 1998                                                      Page 7


                             CUSTOM SUMMARY REPORT
                         (POP FACTS: FULL DATA REPORT)
               BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                              CUSHMAN & WAKEFIELD

City of Spokane
Washington                          COORD: 00:00.00 00:00.00

- --------------------------------------------
DESCRIPTION                         TOTALS
- --------------------------------------------
PERSONS IN UNIT                     75,147
 1 PERSON UNITS                      33.80%
 2 PERSON UNITS                      33.18%
 3 PERSON UNITS                      14.58%
 4 PERSON UNITS                      11.26%
 5 PERSON UNITS                       4.66%
 6 PERSON UNITS                       1.60%
 7 + UNITS                            0.91%

YEAR ROUND UNITS IN STRUCTURE       79,875
 SINGLE UNITS DETACHED               67.19%
 SINGLE UNITS ATTACHED                1.46%
 DOUBLE UNITS                         4.71%
 3 TO 9 UNITS                        10.14%
 10 TO 19 UNITS                       4.76%
 20 TO 49 UNITS                       5.12%
 50 + UNITS                           4.55%
 MOBILE HOME OR TRAILER               1.39%
 ALL OTHER                            0.67%

SINGLE/MULTIPLE UNIT RATIO            2.34

HOUSING UNITS BY YEAR BUILT         75,147
 BUILT 1989 TO MARCH 1990             0.75%
 BUILT 1985 TO 1988                   3.69%
 BUILT 1980 TO 1984                   5.40%
 BUILT 1970 TO 1979                  16.49%
 BUILT 1960 TO 1969                   8.13%
 BUILT 1950 TO 1959                  20.11%
 BUILT 1940 TO 1949                  13.86%
 BUILT 1939 OR EARLIER               31.57%

Mon Aug 17, 1998                                                      Page 1


                             CUSTOM SUMMARY REPORT
                              (1990 INCOME ('89))
               BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                              CUSHMAN & WAKEFIELD

City of Spokane
Washington                          COORD: 00:00.00 00:00.00

- ---------------------------------------------
DESCRIPTION                          TOTALS
- ---------------------------------------------
1990 Total Households                75,147
% INCOME CATEGORIES
HH_90_BY INCOME_89: %_0-5K             8.05%
HH_90_BY INCOME_89: %_5-15K           26.28%
HH_90_BY INCOME_89: %_15-25K          21.01%
HH_90_BY INCOME_89: %_25-35K          16.29%
HH_90_BY INCOME_89: %_35-50K          15.05%
HH_90_BY INCOME_89: %_50-75K           8.68%
HH_90_BY INCOME_89: %_75-100K          2.44%
HH_90_BY INCOME_89: %_100-150K         1.47%
HH_90_BY INCOME_89: %_150K+            0.71%

Mon Aug 17, 1998                                                      Page 1


                      POP FACTS:  DEMOGRAPHIC TREND REPORT
                       CENSUS '90, UPDATES & PROJECTIONS
               BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                              CUSHMAN & WAKEFIELD

City of Spokane
Washington                          COORD: 00:00.00 00:00.00

- -----------------------------------------------------------------------
                                                               TOTALS
                                    1990          1998          2003
DESCRIPTION                        CENSUS       ESTIMATE     PROJECTION
- -----------------------------------------------------------------------
POPULATION BY RACE                177,196       186,376       191,709
 NON-HISPANIC WHITE                 92.03%        89.95%        88.63%
 NON-HISPANIC BLACK                  1.87%         2.22%         2.44%
 NON-HISPANIC ASIAN & P.I.           2.01%         2.69%         3.14%
 NON-HISPANIC A.I. & OTHER           2.01%         2.03%         2.03%
 HISPANIC ORIGIN POPULATION          2.08%         3.11%         3.76%

HOUSEHOLDS BY INCOME               75,252        80,736        84,128
 $150,000 OR MORE                    0.71%         1.98%         3.50%
 $100,000 TO $149,999                1.47%         3.31%         4.82%
 $75,000 TO $99,999                  2.44%         5.32%         7.69%
 $50,000 TO $74,999                  8.68%        15.52%        16.21%
 $35,000 TO $49,999                 15.05%        15.96%        14.74%
 $25,000 TO $34,999                 16.29%        14.10%        13.22%
 $15,000 TO $24,999                 21.01%        18.35%        18.13%
 $5,000 TO $14,999                  26.28%        20.75%        18.37%
 UNDER $5,000                        8.05%         4.71%         3.32%

AVERAGE INCOME                   $ 28,713      $ 40,824      $ 49,488
MEDIAN INCOME                    $ 22,454      $ 29,391      $ 32,704

POPULATION BY SEX                 177,196       186,376       191,709
 MALE                               47.73%        47.82%        47.97%
 FEMALE                             52.27%        52.18%        52.03%

Mon Aug 17, 1998                                                      Page 2


                      POP FACTS: DEMOGRAPHIC TREND REPORT
                       CENSUS '90, UPDATES & PROJECTIONS
               BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                              CUSHMAN & WAKEFIELD

City of Spokane
Washington                          COORD: 00:00.00 00:00.00

- ------------------------------------------------------------
                                                    TOTALS
                          1990         1998          2003
DESCRIPTION              CENSUS      ESTIMATE     PROJECTION
- ------------------------------------------------------------
POPULATION BY AGE       177,196      186,376       191,709
 UNDER 5 YEARS             7.54%        7.27%         6.99%
 5 to 9 YEARS              7.19%        7.72%         7.34%
 10 TO 14 YEARS            6.24%        6.84%         7.30%
 15 TO 17 YEARS            3.45%        3.67%         3.95%
 18 TO 20 YEARS            4.70%        4.01%         4.01%
 21 YEARS                  1.63%        1.26%         1.18%
 22 TO 24 YEARS            4.64%        3.45%         3.62%
 25 TO 29 YEARS            8.70%        6.77%         5.85%
 30 TO 34 YEARS            8.78%        7.74%         6.67%
 35 TO 39 YEARS            8.04%        8.49%         7.57%
 40 TO 44 YEARS            6.58%        7.88%         8.18%
 45 TO 49 YEARS            4.70%        6.74%         7.57%
 50 TO 54 YEARS            3.77%        5.33%         6.44%
 55 TO 59 YEARS            3.72%        3.91%         5.09%
 60 TO 64 YEARS            4.08%        3.32%         3.71%
 65 TO 69 YEARS            4.55%        3.43%         3.06%
 70 TO 74 YEARS            4.00%        3.50%         3.01%
 75 TO 84 YEARS            5.70%        5.98%         5.60%
 85 + YEARS                2.00%        2.66%         2.86%

MEDIAN AGE                33.37        35.75         37.04
AVERAGE AGE               36.76        37.20         37.65

Mon Aug 17, 1998                                                      Page 1


                             CUSTOM SUMMARY REPORT
       (RETAIL TRADE POTENTIAL REPORT - CURRENT YEAR SALES BY STORE TYPE)
               BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                              CUSHMAN & WAKEFIELD

City of Spokane
Washington                          COORD: 00:00.00 00:00.00

- ----------------------------------------------------------
DESCRIPTION                                        TOTALS
- ----------------------------------------------------------
TOTAL RETAIL SALES                                $2,249
APPAREL & ACCESSORY STORES                        $  103
AUTOMOTIVE DEALERS                                $  537
AUTOMOTIVE & HOME SUPPLY STORES                   $   34
DRUG & PROPRIETARY STORES                         $   59
EATING & DRINKING PLACES                          $  209
FOOD STORES                                       $  375
FURNITURE & HOME FURNISHINGS STORES               $   69
HOME APPLIANCE, RADIO, & T.V. STORES              $   61
GASOLINE SERVICE STATIONS                         $  118
GENERAL MERCHANDISE                               $  334
 DEPARTMENT STORES (INCLUDING LEASED DEPTS.)      $  237
HARDWARE, LUMBER & GARDEN STORES                  $  164
($'S IN MILLIONS)

Mon Aug 17, 1998                                                      Page 1


                             CUSTOM SUMMARY REPORT
                         (POP FACTS: FULL DATA REPORT)
               BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                              CUSHMAN & WAKEFIELD

Spokane County
Washington                          COORD: 00:00.00 00:00.00

- ----------------------------------------------------
DESCRIPTION                                TOTALS
- ----------------------------------------------------
POPULATION
  2003 PROJECTION                          438,833
  1998 ESTIMATE                            412,671
  1990 CENSUS                              361,364
  1980 CENSUS                              341,835
  GROWTH 1980 - 1990                          5.71%

HOUSEHOLDS
  2003 PROJECTION                          177,839
  1998 ESTIMATE                            165,109
  1990 CENSUS                              141,619
  1980 CENSUS                              128,403
  GROWTH 1980 - 1990                         10.29%

1998 ESTIMATED POPULATION BY RACE          412,671
  WHITE                                      93.58%
  BLACK                                       1.62%
  ASIAN & PACIFIC ISLANDER                    2.37%
  OTHER RACES                                 2.43%

1998 ESTIMATED POPULATION                  412,671
  HISPANIC ORIGIN                             2.86%

OCCUPIED UNITS                             141,619
  OWNER OCCUPIED                             63.72%
  RENTER OCCUPIED                            36.28%
  1990 AVERAGE PERSONS PER HH                 2.47

1998 EST. HOUSEHOLDS BY INCOME             165,109
  $150,000 OR MORE                            2.33%
  $100,000 TO $149,999                        4.17%
  $75,000 TO $99,999                          7.28%
  $50,000 TO $74,999                         18.49%
  $35,000 TO $49,999                         17.04%
  $25,000 TO $34,999                         13.89%
  $15,000 TO $24,999                         16.47%
  $5,000 TO $15,000                          16.63%
  UNDER $5,000                                3.71%

1998 EST. AVERAGE HOUSEHOLD INCOME       $  46,358
1998 EST. MEDIAN HOUSEHOLD INCOME        $  34,487
1998 EST. PER CAPITA INCOME              $  18,883

Mon Aug 17, 1998                                                      Page 2


                             CUSTOM SUMMARY REPORT
                         (POP FACTS: FULL DATA REPORT)
               BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                              CUSHMAN & WAKEFIELD

Spokane County
Washington                          COORD: 00:00.00 00:00.00

- ------------------------------------------------
DESCRIPTION                             TOTALS
- ------------------------------------------------
1998 ESTIMATED POPULATION BY SEX       412,671
 MALE                                    48.62%
 FEMALE                                  51.38%

MARITAL STATUS                         280,728
 SINGLE MALE                             13.64%
 SINGLE FEMALE                           11.02%
 MARRIED                                 54.99%
 PREVIOUSLY MARRIED MALE                  6.64%
 PREVIOUSLY MARRIED FEMALE               13.71%

HOUSEHOLDS WITH CHILDREN                49,877
 MARRIED COUPLE FAMILY                   70.63%
 OTHER FAMILY-MALE HEAD                   5.05%
 OTHER FAMILY-FEMALE HEAD                22.66%
 NON FAMILY                               1.66%

1998 ESTIMATED POPULATION BY AGE       412,671%
 UNDER 5 YEARS                            7.09%
 5 TO 9 YEARS                             7.57%
 10 TO 14 YEARS                           7.26%
 15 TO 17 YEARS                           4.18%
 18 TO 20 YEARS                           4.40%
 21 TO 24 YEARS                           5.09%
 25 TO 29 YEARS                           6.74%
 30 TO 34 YEARS                           6.81%
 35 TO 39 YEARS                           7.88%
 40 TO 49 YEARS                          15.27%
 50 TO 59 YEARS                          10.60%
 60 TO 64 YEARS                           3.65%
 65 TO 69 YEARS                           3.43%
 70 TO 74 YEARS                           3.23%
 75 + YEARS                               6.81%

 MEDIAN AGE                              35.55
 AVERAGE AGE                             36.46

Mon Aug 17, 1998                                                      Page 3


                             CUSTOM SUMMARY REPORT
                         (POP FACTS: FULL DATA REPORT)
               BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                              CUSHMAN & WAKEFIELD

Spokane County
Washington                          COORD: 00:00.00 00:00.00

- ------------------------------------------------
DESCRIPTION                             TOTALS
- ------------------------------------------------
1998 ESTIMATED FEMALE POP. BY AGE      212,032
 UNDER 5 YEARS                            6.78%
 5 TO 9 YEARS                             7.18%
 10 TO 14 YEARS                           6.85%
 15 TO 17 YEARS                           3.95%
 18 TO 20 YEARS                           4.24%
 21 TO 24 YEARS                           4.72%
 25 TO 29 YEARS                           6.51%
 30 TO 34 YEARS                           6.69%
 35 TO 39 YEARS                           7.95%
 40 TO 49 YEARS                          15.19%
 50 TO 59 YEARS                          10.55%
 60 TO 64 YEARS                           3.72%
 65 TO 69 YEARS                           3.55%
 70 TO 74 YEARS                           3.60%
 75 + YEARS                               8.51%
 FEMALE MEDIAN AGE                       36.93
 FEMALE AVERAGE AGE                      37.91

POPULATION BY HOUSEHOLD TYPE           361,364
 FAMILY HOUSEHOLDS                       80.68%
 NON-FAMILY HOUSEHOLDS                   16.30%
 GROUP QUARTERS                           3.02%

HOUSEHOLDS BY TYPE                     141,619
 SINGLE MALE                             11.50%
 SINGLE FEMALE                           16.04%
 MARRIED COUPLE                          52.61%
 OTHER FAMILY-MALE HEAD                   2.92%
 OTHER FAMILY-FEMALE HEAD                10.83%
 NON FAMILY-MALE HEAD                     3.62%
 NON FAMILY-FEMALE HEAD                   2.47%

POPULATION BY URBAN VS. RURAL          361,364
 URBAN                                   83.29%
 RURAL                                   16.71%

Mon Aug 17, 1998                                                      Page 4


                             CUSTOM SUMMARY REPORT
                         (POP FACTS: FULL DATA REPORT)
               BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                              CUSHMAN & WAKEFIELD

Spokane County
Washington                          COORD: 00:00.00 00:00.00

- -----------------------------------------------------------
DESCRIPTION                                        TOTALS
- -----------------------------------------------------------
FEMALES 16+ WITH CHILDREN 0-17: BASE              144,339
 WORKING WITH CHILD 0 -- 5                           4.79%
 NOT WORKING WITH CHILD 0 -- 5                       0.43%
 NOT IN LABOR FORCE WITH CHILD 0 -- 5                3.46%
 WORKING WITH CHILD 6 -- 17                         11.90%
 NOT WORKING WITH CHILD 6 -- 17                      0.76%
 NOT IN LAB. FORCE WITH CHILD 6 -- 17                4.00%
 WORKING WITH CHILD 0 -- 5 & 6 -- 18                 3.45%
 NOT WORKING WITH CHILD 0 -- 5 & 6 -- 18             0.24%
 NOT IN LAB. FORCE W/CHILD 0 -- 5 & 6 -- 18          3.01%
 WORKING WITH NO CHILDREN                           30.82%
 NOT WORKING WITH NO CHILDREN                        2.31%
 NOT IN LAB. FORCE WITH NO CHILD.                   34.83%

HH BY AGE BY POVERTY STATUS                       141,859
 ABOVE POVERTY UNDER AGE 65                         66.44%
 ABOVE POVERTY AGE 65 +                             19.55%
 BELOW POVERTY UNDER AGE 65                         11.29%
 BELOW POVERTY AGE 65 +                              2.72%

POPULATION 16+ BY EMPLOYMENT STATUS               276,186
 EMPLOYED IN ARMED FORCES                            1.55%
 EMPLOYED CIVILIANS                                 56.90%
 UNEMPLOYED CIVILIANS                                4.46%
 NOT IN LABOR FORCE                                 37.09%

POPULATION 16+ BY OCCUPATION                      157,142
 EXECUTIVE AND MANAGERIAL                           11.58%
 PROFESSIONAL SPECIALTY                             15.43%
 TECHNICAL SUPPORT                                   3.90%
 SALES                                              13.43%
 ADMINISTRATIVE SUPPORT                             15.82%
 SERVICE: PRIVATE HOUSEHOLD                          0.32%
 SERVICE: PROTECTIVE                                 1.53%
 SERVICE: OTHER                                     13.60%
 FARMING FORESTRY & FISHING                          1.63%
 PRECISION PRODUCTION & CRAFT                        9.90%
 MACHINE OPERATOR                                    4.92%
 TRANS. AND MATERIAL MOVING                          4.23%
 LABORERS                                            3.70%

Mon Aug 17, 1998                                                      Page 5


                             CUSTOM SUMMARY REPORT
                         (POP FACTS: FULL DATA REPORT)
               BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                              CUSHMAN & WAKEFIELD

Spokane County
Washington                          COORD: 00:00.00 00:00.00

- ----------------------------------------------------
DESCRIPTION                                 TOTALS
- ----------------------------------------------------
FAMILIES BY NUMBER OF WORKERS               94,956
 NO WORKERS                                  14.90%
 ONE WORKER                                  29.34%
 TWO WORKERS                                 45.57%
 THREE + WORKERS                             10.19%

HISPANIC POPULATION BY TYPE                361,364
 NOT HISPANIC                                98.06%
 MEXICAN                                      1.17%
 PUERTO RICAN                                 0.12%
 CUBAN                                        0.03%
 OTHER HISPANIC                               0.61%

1998 HISPANICS BY RACE: BASE                11,821
 WHITE                                       61.85%
 BLACK                                        1.87%
 ASIAN                                        3.43%
 OTHER                                       32.86%

POPULATION BY TRANSPORTATION TO WORK       158,203
 DRIVE ALONE                                 77.83%
 CAR POOL                                    10.96%
 PUBLIC TRANSPORTATION                        2.78%
 DRIVE MOTORCYCLE                             0.21%
 WALKED ONLY                                  3.78%
 OTHER MEANS                                  1.07%
 WORKED AT HOME                               3.37%

POPULATION BY TRAVEL TIME TO WORK          158,203
 UNDER 10 MINUTES / WORK AT HOME             19.15%
 10 TO 29 MINUTES                            62.58%
 30 TO 59 MINUTES                            16.08%
 60 TO 89 MINUTES                             1.43%
 90+ MINUTES                                  0.76%
 AVERAGE TRAVEL TIME IN MINUTES              17.97

HOUSEHOLDS BY NO. OF VEHICLES              141,619
 NO VEHICLES                                  9.40%
 1 VEHICLE                                   32.58%
 2 VEHICLES                                  37.63%
 3+ VEHICLES                                 20.39%
 ESTIMATED TOTAL VEHICLES                  245,124

Mon Aug 17, 1998                                                      Page 6


                             CUSTOM SUMMARY REPORT
                         (POP FACTS: FULL DATA REPORT)
               BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                              CUSHMAN & WAKEFIELD

Spokane County
Washington                          COORD: 00:00.00 00:00.00

- ----------------------------------------------------
DESCRIPTION                                TOTALS
- ----------------------------------------------------
POPULATION 25+ BY EDUCATION LEVEL       228,353
 ELEMENTARY (0-8)                          5.22%
 SOME HIGH SCHOOL (9-11)                  10.36%
 HIGH SCHOOL GRADUATE (12)                27.88%
 SOME COLLEGE (13-15)                     25.84%
 ASSOCIATES DEGREE ONLY                   10.07%
 BACHELORS DEGREE ONLY                    14.02%
 GRADUATE DEGREE                           6.60%

POPULATION ENROLLED IN SCHOOL           100,683
 PUBLIC PRE-PRIMARY                        4.05%
 PRIVATE PRE-PRIMARY                       2.43%
 PUBLIC ELEM/HIGH                         57.40%
 PRIVATE ELEM/HIGH                         5.01%
 ENROLLED IN COLLEGE                      31.11%

HOUSING UNITS BY OCCUPANCY STATUS       150,105
 OCCUPLIED                                94.35%
 VACANT                                    5.65%

VACANT UNITS                              8,486
 FOR RENT                                 36.38%
 FOR SALE ONLY                            15.73%
 SEASONAL                                 11.77%
 OTHER                                    36.12%

OWNER OCCUPIED PROPERTY VALUES           71,159
 UNDER $25,000                             3.19%
 $25,000 TO $49,999                       32.50%
 $50,000 TO $74,999                       35.06%
 $75,000 TO $99,999                       17.01%
 $100,000 TO $149,999                      8.21%
 $150,000 TO $199,999                      2.36%
 $200,000 TO $299,999                      1.23%
 $300,000 TO $399,999                      0.29%
 $400,000 TO $499,999                      0.07%
$  500,000+                                0.08%

MEDIAN PROPERTY VALUE                   $60,208
TOTAL RENTAL UNITS                       47,846
MEDIAN RENT                             $   288

Mon Aug 17, 1998                                                      Page 7


                             CUSTOM SUMMARY REPORT
                         (POP FACTS: FULL DATA REPORT)
               BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                              CUSHMAN & WAKEFIELD

Spokane County
Washington                          COORD: 00:00.00 00:00.00

- ---------------------------------------------
DESCRIPTION                          TOTALS
- ---------------------------------------------
PERSONS IN UNIT                     141,619
 1 PERSON UNITS                       27.54%
 2 PERSON UNITS                       33.81%
 3 PERSON UNITS                       15.82%
 4 PERSON UNITS                       14.00%
 5 PERSON UNITS                        5.84%
 6 PERSON UNITS                        1.94%
 7 + UNITS                             1.05%

YEAR ROUND UNITS IN STRUCTURE       150,105
 SINGLE UNITS DETACHED                66.76%
 SINGLE UNITS ATTACHED                 2.71%
 DOUBLE UNITS                          4.03%
 3 TO 9 UNITS                          7.18%
 10 TO 19 UNITS                        4.17%
 20 TO 49 UNITS                        4.08%
 50 + UNITS                            3.14%
 MOBILE HOME OR TRAILER                7.13%
 ALL OTHER                             0.81%

SINGLE/MULTIPLE UNIT RATIO             3.07

HOUSING UNITS BY YEAR BUILT         141,619
 BUILT 1989 TO MARCH 1990              1.02%
 BUILT 1985 TO 1988                    5.36%
 BUILT 1980 TO 1984                    7.73%
 BUILT 1970 TO 1979                   25.71%
 BUILT 1960 TO 1969                   10.92%
 BUILT 1950 TO 1959                   17.90%
 BUILT 1940 TO 1949                   10.77%
 BUILT 1939 OR EARLIER                20.59%

Mon Aug 17, 1998                                                      Page 1


                             CUSTOM SUMMARY REPORT
                              (1990 INCOME ('89))
               BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                              CUSHMAN & WAKEFIELD

Spokane County
Washington                          COORD: 00:00.00 00:00.00

- ---------------------------------------------
DESCRIPTION                          TOTALS
- ---------------------------------------------
1990 Total Households              141,619
% INCOME CATEGORIES
HH_90_BY INCOME_89: %_0-5K            6.27%
HH_90_BY INCOME_89: %_5-15K          22.08%
HH_90_BY INCOME_89: %_15-25K         20.14%
HH_90_BY INCOME_89: %_25-35K         17.02%
HH_90_BY INCOME_89: %_35-50K         17.50%
HH_90_BY INCOME_89: %_50-75K         11.55%
HH_90_BY INCOME_89: %_75-100K         3.03%
HH_90_BY INCOME_89: %_100-150K        1.57%
HH_90_BY INCOME_89: %_150K+           0.83%

Mon Aug 17, 1998                                                      Page 1


                      POP FACTS: DEMOGRAPHIC TREND REPORT
                       CENSUS '90, UPDATES & PROJECTIONS
               BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                              CUSHMAN & WAKEFIELD

Spokane County
Washington                          COORD: 00:00.00 00:00.00

- -------------------------------------------------------------------------
                                                                 TOTALS
                                    1990           1998           2003
DESCRIPTION                        CENSUS        ESTIMATE      PROJECTION
- -------------------------------------------------------------------------
POPULATION BY RACE                 361,364        412,671        438,833
 NON-HISPANIC WHITE                  93.41%         91.81%         90.77%
 NON-HISPANIC BLACK                   1.38%          1.57%          1.70%
 NON-HISPANIC ASIAN & P.I.            1.76%          2.27%          2.60%
 NON-HISPANIC A.I. & OTHER            1.52%          1.49%          1.48%
 HISPANIC ORIGIN POPULATION           1.94%          2.86%          3.45%

HOUSEHOLDS BY INCOME               141,859        165,109        177,839
 $150,000 OR MORE                     0.83%          2.33%          4.39%
 $100,000 TO $149,999                 1.57%          4.17%          6.52%
 $75,000 TO $99,999                   3.03%          7.28%          9.74%
 $50,000 TO $74,999                  11.55%         18.49%         18.85%
 $35,000 TO $49,999                  17.50%         17.04%         15.14%
 $25,000 TO $34,999                  17.02%         13.89%         12.75%
 $15,000 TO $24,999                  20.14%         16.47%         15.56%
 $5,000 TO $14,999                   22.08%         16.63%         14.40%
 UNDER $5,000                         6.27%          3.71%          2.66%

AVERAGE INCOME                   $  32,084      $  46,358      $  57,193
MEDIAN INCOME                    $  25,887      $  34,497      $  39,592

POPULATION BY SEX                  361,364        412,671        438,833
 MALE                                48.64%         48.62%         48.64%
 FEMALE                              51.36%         51.38%         51.36%

Mon Aug 17, 1998                                                      Page 2


                      POP FACTS: DEMOGRAPHIC TREND REPORT
                       CENSUS '90, UPDATES & PROJECTIONS
               BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                              CUSHMAN & WAKEFIELD

Spokane County
Washington                          COORD: 00:00.00 00:00.00

- ------------------------------------------------------------
                                                    TOTALS
                          1990         1998          2003
DESCRIPTION              CENSUS      ESTIMATE     PROJECTION
- ------------------------------------------------------------
POPULATION BY AGE       361,364      412,671       438,833
 UNDER 5 YEARS             7.40%        7.09%         6.80%
 5 TO 9 YEARS              7.72%        7.57%         7.15%
 10 TO 14 YEARS            7.20%        7.26%         7.25%
 15 TO 17 YEARS            4.05%        4.18%         4.24%
 18 TO 20 YEARS            4.81%        4.40%         4.52%
 21 YEARS                  1.56%        1.34%         1.37%
 22 TO 24 YEARS            4.20%        3.75%         3.94%
 25 TO 29 YEARS            7.96%        6.74%         6.05%
 30 TO 34 YEARS            8.45%        6.81%         6.50%
 35 TO 39 YEARS            8.27%        7.88%         6.67%
 40 TO 44 YEARS            7.35%        7.99%         7.62%
 45 TO 49 YEARS            5.48%        7.28%         7.71%
 50 TO 54 YEARS            4.31%        6.09%         6.99%
 55 TO 59 YEARS            3.99%        4.51%         5.76%
 60 TO 64 YEARS            3.96%        3.65%         4.20%
 65 TO 69 YEARS            4.04%        3.43%         3.31%
 70 TO 74 YEARS            3.39%        3.23%         3.00%
 75 TO 84 YEARS            4.41%        4.91%         4.80%
 85 + YEARS                1.43%        1.90%         2.11%

MEDIAN AGE                33.02        35.55         36.63
AVERAGE AGE               35.35        36.46         37.22

Mon Aug 17, 1998                                                      Page 1


                             CUSTOM SUMMARY REPORT
       (RETAIL TRADE POTENTIAL REPORT - CURRENT YEAR SALES BY STORE TYPE)
               BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                              CUSHMAN & WAKEFIELD

Spokane County
Washington                          COORD: 00:00.00 00:00.00

- ------------------------------------------------------------
DESCRIPTION                                       TOTALS
- ------------------------------------------------------------
TOTAL RETAIL SALES                               $4,621
APPAREL & ACCESSORY STORES                       $  214
AUTOMOTIVE DEALERS                               $1,102
AUTOMOTIVE & HOME SUPPLY STORES                  $   70
DRUG & PROPRIETARY STORES                        $  123
EATING & DRINKING PLACES                         $  432
FOOD STORES                                      $  770
FURNITURE & HOME FURNISHINGS STORES              $  144
HOME APPLIANCE, RADIO, & T.V. STORES             $  126
GASOLINE SERVICE STATIONS                        $  242
GENERAL MERCHANDISE                              $  687
DEPARTMENT STORES (INCLUDING LEASED DEPTS.)      $  488
HARDWARE, LUMBER & GARDEN STORES                 $  337
($'S IN MILLIONS)

Mon Aug 17, 1998                                                      Page 1


                             CUSTOM SUMMARY REPORT
                         (POP FACTS: FULL DATA REPORT)
               BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                              CUSHMAN & WAKEFIELD

State of
Washington                          COORD: 00:00.00 00:00.00

- ----------------------------------------------------
DESCRIPTION                                TOTALS
- ----------------------------------------------------
POPULATION
 2003 PROJECTION                         6,114,592
 1998 ESTIMATE                           5,675,740
 1990 CENSUS                             4,866,692
 1980 CENSUS                             4,132,158
 GROWTH 1980 -- 1990                         17,78%

HOUSEHOLDS
 2003 PROJECTION                         2,394,833
 1998 ESTIMATE                           2,205,266
 1990 CENSUS                             1,872,431
 1980 CENSUS                             1,540,511
 GROWTH 1980-1990                            21.55%

1998 ESTIMATED POPULATION BY RACE        5,675,740
 WHITE                                       86.22%
 BLACK                                        3.38%
 ASIAN & PACIFIC ISLANDER                     5.51%
 OTHER RACES                                  4.90%

1998 ESTIMATED POPULATION                5,675,740
 HISPANIC ORIGIN                              6.23%

OCCUPIED UNITS                           1,872,431
 OWNER OCCUPIED                              62.57%
 RENTER OCCUPIED                             37.43%
 1990 AVERAGE PERSONS PER HH                  2.53

1996 EST. HOUSEHOLDS BY INCOME           2,205,266
 $150,000 OR MORE                             3.59%
 $100,000 TO $149,999                         6.41%
 $75,000 TO $99,999                           9.88%
 $50,000 TO $74,999                          20.89%
 $35,000 TO $49,999                          17.06%
 $25,000 TO $34,999                          13.02%
 $15,000 TO $24,999                          13.66%
 $5,000 TO $15,000                           12.64%
 UNDER $5,000                                 2.85%

1998 EST. AVERAGE HOUSEHOLD INCOME      $   54,515
1998 EST. MEDIAN HOUSEHOLD INCOME       $   41,883
1998 EST. PER CAPITA INCOME             $   21,467

Mon Aug 17, 1998                                                      Page 2


                             CUSTOM SUMMARY REPORT
                         (POP FACTS: FULL DATA REPORT)
               BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                              CUSHMAN & WAKEFIELD

State of
Washington                          COORD: 00:00.00 00:00.00

- -------------------------------------------------
DESCRIPTION                             TOTALS
- -------------------------------------------------
1998 ESTIMATED POPULATION BY SEX      5,675,740
 MALE                                     49,47%
 FEMALE                                   50.53%

MARITAL STATUS                        3,791,157
 SINGLE MALE                              14.24%
 SINGLE FEMALE                            10.61%
 MARRIED                                  56.83%
 PREVIOUSLY MARRIED MALE                   6.44%
 PREVIOUSLY MARRIED FEMALE                12.08%

HOUSEHOLDS WITH CHILDREN                664,342
 MARRIED COUPLE FAMILY                    74.08%
 OTHER FAMILY -- MALE HEAD                 5.44%
 OTHER FAMILY -- FEMALE HEAD              18.89%
 NON FAMILY                                1.59%

1998 ESTIMATED POPULATION BY AGE      5,675,740
 UNDER 5 YEARS                             7.21%
 5 TO 9 YEARS                              7.54%
 10 TO 14 YEARS                            7.17%
 15 TO 17 YEARS                            4.05%
 18 TO 20 YEARS                            3.85%
 21 TO 24 YEARS                            4.87%
 25 TO 29 YEARS                            6.97%
 30 TO 34 YEARS                            7.26%
 35 TO 39 YEARS                            8.43%
 40 TO 49 YEARS                           15.78%
 50 TO 59 YEARS                           10.65%
 60 TO 64 YEARS                            3.71%
 65 TO 69 YEARS                            3.40%
 70 TO 74 YEARS                            3.16%
 75+ YEARS                                 5.95%

 MEDIAN AGE                               35.64
 AVERAGE AGE                              36.18

Mon Aug 17, 1998                                                      Page 3


                             CUSTOM SUMMARY REPORT
                         (POP FACTS: FULL DATA REPORT)
               BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                              CUSHMAN & WAKEFIELD

State of
Washington                          COORD: 00:00.00 00:00.00

- --------------------------------------------------
DESCRIPTION                              TOTALS
- --------------------------------------------------
1998 ESTIMATED FEMALE POP. BY AGE      2,868,078
 UNDER 5 YEARS                              7.02%
 5 TO 9 YEARS                               7.31%
 10 TO 14 YEARS                             6.92%
 15 TO 17 YEARS                             3.90%
 18 TO 20 YEARS                             3.69%
 21 TO 24 YEARS                             4.57%
 25 TO 29 YEARS                             6.67%
 30 TO 34 YEARS                             7.10%
 35 To 39 YEARS                             8.41%
 40 TO 49 YEARS                            15.67%
 50 TO 59 YEARS                            10.66%
 60 TO 64 YEARS                             3.74%
 65 TO 69 YEARS                             3.51%
 70 TO 74 YEARS                             3.45%
 75+ YEARS                                  7.38%
 FEMALE MEDIAN AGE                         36.67
 FEMALE AVERAGE AGE                        37.33

POPULATION BY HOUSEHOLD TYPE           4,866,692
 FAMILY HOUSEHOLDS                         81.51%
 NON-FAMILY HOUSEHOLDS                     16.01%
 GROUP QUARTERS                             2.48%

HOUSEHOLDS BY TYPE                     1,872,431
 SINGLE MALE                               11.32%
 SINGLE FEMALE                             14.12%
 MARRIED COUPLE                            54.97%
 OTHER FAMILY -- MALE HEAD                  3.21%
 OTHER FAMILY -- FEMALE HEAD                9.37%
 NON FAMILY -- MALE HEAD                    4.30%
 NON FAMILY -- FEMALE HEAD                  2.70%

POPULATION BY URBAN VS. RURAL          4,866,692
 URBAN                                     76,38%
 RURAL                                     23.62%

Mon Aug 17, 1998                                                      Page 4


                             CUSTOM SUMMARY REPORT
                         (POP FACTS: FULL DATA REPORT)
               BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                              CUSHMAN & WAKEFIELD

State of
Washington                          COORD: 00:00.00 00:00.00

- ----------------------------------------------------
DESCRIPTION                                  TOTALS
- ----------------------------------------------------
FEMALES 16+ WITH CHILDREN 0-17: BASE       1,900,954
 WORKING WITH CHILD 0-5                         4.84%
 NOT WORKING WITH CHILD 0-5                     0.41%
 NOT IN LABOR FORCE WITH CHILD 0-5              3.75%
 WORKING WITH CHILD 6-17                       11.97%
 NOT WORKING WITH CHILD 6-17                    0.61%
 NOT IN LAB. FORCE WITH CHILD 6-17              3.96%
 WORKING WITH CHILD 0-5 & 6-18                  3.58%
 NOT WORKING WITH CHILD 0-5 & 6-18              0.26%
 NOT IN LAB. FORCE W/CHILD 0-5 & 6-18           3.10%
 WORKING WITH NO CHILDREN                      34.14%
 NOT WORKING WITH NO CHILDREN                   2.05%
 NOT IN LAB. FORCE WITH NO CHILD.              31.33%

HH BY AGE BY POVERTY STATUS                1,875,508
 ABOVE POVERTY UNDER AGE 65                    71.75%
 ABOVE POVERTY AGE 65+                         17.68%
 BELOW POVERTY UNDER AGE 65                     8.39%
 BELOW POVERTY AGE 65+                          2.18%

POPULATION 16+ BY EMPLOYMENT STATUS        3,730,985
 EMPLOYED IN ARMED FORCES                       1.44%
 EMPLOYED CIVILIANS                            61.48%
 UNEMPLOYED CIVILIANS                           3.73%
 NOT IN LABOR FORCE                            33.34%

POPULATION 16+ BY OCCUPATION               2,293,961
 EXECUTIVE AND MANAGERIAL                      12.64%
 PROFESSIONAL SPECIALTY                        15.07%
 TECHNICAL SUPPORT                              3.99%
 SALES                                         11.86%
 ADMINISTRATIVE SUPPORT                        15.46%
 SERVICE: PRIVATE HOUSEHOLD                     0.34%
 SERVICE: PROTECTIVE                            1.44%
 SERVICE: OTHER                                11.04%
 FARMING FORESTRY & FISHING                     3.39%
 PRECISION PRODUCTION & CRAFT                  11.58%
 MACHINE OPERATOR                               5.23%
 TRANS. AND MATERIAL MOVING                     4.20%
 LABORERS                                       3.76%

Mon Aug 17, 1998                                                      Page 5


                             CUSTOM SUMMARY REPORT
                         (POP FACTS: FULL DATA REPORT)
               BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                              CUSHMAN & WAKEFIELD

State of
Washington                          COORD: 00:00.00 00:00.00




- ----------------------------------------------------
DESCRIPTION                                 TOTALS
- ----------------------------------------------------
FAMILIES BY NUMBER OF WORKERS             1,276,227
 NO WORKERS                                   12.92%
 ONE WORKER                                   28.10%
 TWO WORKERS                                  47.60%
 THREE + WORKERS                              11.38%

HISPANIC POPULATION BY TYPE               4,866,692
 NOT HISPANIC                                  95.9%
 MEXICAN                                       3.20%
 PUERTO RICAN                                  0.19%
 CUBAN                                         0.05%
 OTHER HISPANIC                                0.97%

1998 HISPANIC BY RACE: BASE                 353,459
 WHITE                                        41.39%
 BLACK                                         1.75%
 ASIAN                                         3.84%
 OTHER                                        53.01%

POPULATION BY TRANSPORTATION TO WORK      2,302,666
 DRIVE ALONE                                  73.87%
 CAR POOL                                     12.26%
 PUBLIC TRANSPORTATION                         4.53%
 DRIVE MOTORCYCLE                              0.35%
 WALKED ONLY                                   3.97%
 OTHER MEANS                                   1.27%
 WORKED AT HOME                                3.75%

POPULATION BY TRAVEL TIME TO WORK         2,302,666
 UNDER 10 MINUTES / WORK AT HOME              19.35%
 10 TO 29 MINUTES                             52.14%
 30 TO 59 MINUTES                             23.57%
 60 TO 89 MINUTES                              3.59%
 90+ MINUTES                                   1.35%
 AVERAGE TRAVEL TIME IN MINUTES               21.21

HOUSEHOLDS BY NO. OF VEHICLES             1,872,431
 NO VEHICLES                                   7.51%
 1 VEHICLE                                    31.11%
 2 VEHICLES                                   39.04%
 3+ VEHICLES                                  22.34%
 ESTIMATED TOTAL VEHICLES                 3,383,029

Mon Aug 17, 1998                                                      Page 6


                             CUSTOM SUMMARY REPORT
                         (POP FACTS: FULL DATA REPORT)
               BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                              CUSHMAN & WAKEFIELD

State of
Washington                          COORD: 00:00.00 00:00.00

- ----------------------------------------------------
DESCRIPTION                              TOTALS
- ----------------------------------------------------
POPULATION 25+ BY EDUCATION LEVEL      3,126,390
 ELEMENTARY (0-8)                           5.48%
 SOME HIGH SCHOOL (9-11)                   10.70%
 HIGH SCHOOL GRADUATE (12)                 27.93%
 SOME COLLEGE (13-15)                      25.01%
 ASSOCIATES DEGREE ONLY                     7.95%
 BACHELORS DEGREE ONLY                     15.89%
 GRADUATE DEGREE                            7.04%

POPULATION ENROLLED IN SCHOOL          1,252,312
 PUBLIC PRE -- PRIMARY                      4.88%
 PRIVATE PRE -- PRIMARY                     3.28%
 PUBLIC ELEM/HIGH                          60.20%
 PRIVATE ELEM/HIGH                          4.73%
 ENROLLLED IN COLLEGE                      26.92%

HOUSING UNITS BY OCCUPANCY STATUS      2,032,378
 OCCUPIED                                  92.13%
 VACANT                                     7.87%

VACANT UNITS                             159,947
 FOR RENT                                  27.09%
 FOR SALE ONLY                              9.66%
 SEASONAL                                  34.91%
 OTHER                                     28.34%

OWNER OCCUPIED PROPERTY VALUES           896,436
 UNDER $25,000                              1.87%
 $25,000 TO $49,999                        11.95%
 $50,000 TO $74,999                        21.51%
 $75,000 TO $99,999                        19.91%
 $100,000 TO $149,999                      21.50%
 $150,000 TO $199,999                      11.27%
 $200,000 TO $299,999                       7.56%
 $300,000 TO $399,999                       2.29%
 $400,000 TO $499,999                       0.93%
 $500,000 +                                 1.19%

MEDIAN PROPERTY VALUE                 $   93,412
TOTAL RENTAL UNITS                       655,701
MEDIAN RENT                           $      383

Mon Aug 17, 1998                                                      Page 7


                             CUSTOM SUMMARY REPORT
                         (POP FACTS: FULL DATA REPORT)
               BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                              CUSHMAN & WAKEFIELD

State of
Washington                          COORD: 00:00.00 00:00.00

- ----------------------------------------------
DESCRIPTION                          TOTALS
- ----------------------------------------------
PERSONS IN UNIT                    1,872,431
 1 PERSON UNITS                        25.44%
 2 PERSON UNITS                        34.43%
 3 PERSON UNITS                        16.31%
 4 PERSON UNITS                        14.43%
 5 PERSON UNITS                         6.01%
 6 PERSON UNITS                         2.11%
 7 + UNITS                              1.27%

YEAR ROUND UNITS IN STRUCTURE      2,032,378
 SINGLE UNITS DETACHED                 62.62%
 SINGLE UNITS ATTACHED                  2.37%
 DOUBLE UNITS                           3.03%
 3 TO 9 UNITS                           8.27%
 10 TO 19 UNITS                         5.83%
 20 TO 49 UNITS                         4.93%
 50 + UNITS                             2.75%
 MOBILE HOME OR TRAILER                 9.23%
 ALL OTHER                              0.97%

SINGLE/MULTIPLE UNIT RATIO              2.62

HOUSING UNITS BY YEAR BUILT        1,872,431
 BUILT 1989 TO MARCH 1990               2.78%
 BUILT 1985 TO 1988                     9.14%
 BUILT 1980 TO 1984                    10.58%
 BUILT 1970 TO 1979                    24.65%
 BUILT 1960 TO 1969                    15.68%
 BUILT 1950 TO 1959                    12.46%
 BUILT 1940 TO 1949                     9.07%
 BUILT 1939 OR EARLIER                 15.65%

Mon Aug 17, 1998                                                      Page 1


                             CUSTOM SUMMARY REPORT
                              (1990 INCOME ('89))
               BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                              CUSHMAN & WAKEFIELD

State of
Washington                          COORD: 00:00.00 00:00.00

- ------------------------------------------------
DESCRIPTION                            TOTALS
- ------------------------------------------------
1990 Total Households                1,872,431
% INCOME CATEGORIES
HH_90_BY INCOME_89: %_0-5K                4.54%
HH_90_BY INCOME_89: %_5-15K              16.84%
HH_90_BY INCOME_89: %_15-25K             17.87%
HH_90_BY INCOME_89: %_25-35K             16.85%
HH_90_BY INCOME_89: %_35-50K             19.59%
HH_90_BY INCOME_89: %_50-75K             15.83%
HH_90_BY INCOME_89: %_75-100K             4.81%
HH_90_BY INCOME_89: %_100-150K            2.38%
HH_90_BY INCOME_89: %_150K+               1.27%

Mon Aug 17, 1998                                                      Page 1


                      POP-FACTS: DEMOGRAPHIC TREND REPORT
                       CENSUS '90, UPDATES & PROJECTIONS
               BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                              CUSHMAN & WAKEFIELD

State of
Washington                          COORD: 00:00.00 00:00.00

- -------------------------------------------------------------------------------
                                                                    TOTALS
                                     1990            1998            2003
DESCRIPTION                         CENSUS         ESTIMATE       PROJECTION
- -------------------------------------------------------------------------------
POPULATION BY RACE                4,866,692       5,675,740       6,114,592
 NON-HISPANIC WHITE                   86.75%          83.64%          81.67%
 NON-HISPANIC BLACK                    3.00%           3.27%           3.47%
 NON-HISPANIC ASIAN & P.I.             4.18%           5.27%           5.96%
 NON-HISPANIC A.I. & OTHER             1.66%           1.60%           1.55%
 HISPANIC ORIGIN POPULATION            4.41%           6.23%           7.34%

HOUSEHOLDS BY INCOME              1,875,508       2,205,266       2,394,833
 $150,000 OR MORE                      1.27%           3.59%           7.00%
 $100,000 TO $149,999                  2.38%           6.41%           9.15%
 $75,000 TO $99,999                    4.81%           9.88%          11.83%
 $50,000 TO $74,999                   15.83%          20.89%          19.91%
 $35,000 TO $49,999                   19.59%          17.06%          14.67%
 $25,000 TO $34,999                   16.85%          13.02%          11.39%
 $15,000 TO $24,999                   17.87%          13.66%          12.62%
 $5,000 TO $14,999                    16.84%          12.64%          11.28%
 UNDER $5,000                          4.54%           2.85%           2.15%

AVERAGE INCOME                   $   38,157      $   54,515      $   66,808
MEDIAN INCOME                    $   31,376      $   41,883      $   47,839

POPULATION BY SEX                 4,866,692       5,675,740       6,114,592
 MALE                                 49,60%          49.47%          49.40%
 FEMALE                               50.40%          50.53%          50.60%

Mon Aug 17, 1998                                                      Page 2


                      POP-FACTS: DEMOGRAPHIC TREND REPORT
                       CENSUS '90, UPDATES & PROJECTIONS
               BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                              CUSHMAN & WAKEFIELD

State of
Washington                          COORD: 00:00.00 00:00.00

- -------------------------------------------------------------------
                                                          TOTALS
                           1990            1998            2003
DESCRIPTION               CENSUS         ESTIMATE       PROJECTION
- -------------------------------------------------------------------
POPULATION BY AGE       4,866,692       5,675,740       6,114,592
 UNDER 5 YEARS               7.54%           7.21%           6.92%
 5 to 9 YEARS                7.63%           7.54%           7.11%
 10 TO 14 YEARS              6.94%           7.17%           7.21%
 15 TO 17 YEARS              3.82%           4.05%           4.15%
 18 TO 20 YEARS              4.33%           3.85%           4.08%
 21 YEARS                    1.46%           1.24%           1.31%
 22 TO 24 YEARS              4.25%           3.63%           3.78%
 25 TO 29 YEARS              8.46%           6.97%           5.85%
 30 TO 34 YEARS              9.11%           7.26%           7.08%
 35 TO 39 YEARS              8.79%           8.43%           7.11%
 40 TO 44 YEARS              7.73%           8.41%           8.01%
 45 TO 49 YEARS              5.85%           7.37%           7.88%
 50 TO 54 YEARS              4.46%           6.03%           6.89%
 55 TO 59 YEARS              3.94%           4.62%           5.66%
 60 TO 64 YEARS              3.89%           3.71%           4.31%
 65 TO 69 YEARS              3.84%           3.40%           3.41%
 70 TO 74 YEARS              3.07%           3.16%           2.97%
 75 TO 84 YEARS              3.76%           4.36%           4.49%
 85 + YEARS                  1.16%           1.58%           1.79%

MEDIAN AGE                  33.06           35.64           36.77
AVERAGE AGE                 34.92           36.18           37.06

Mon Aug 17, 1998                                                      Page 1


                             CUSTOM SUMMARY REPORT
       (RETAIL TRADE POTENTIAL REPORT--CURRENT YEAR SALES BY STORE TYPE)
               BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                              CUSHMAN & WAKEFIELD

State of
Washington                          COORD: 00:00.00 00:00.00

- -----------------------------------------------------------
DESCRIPTION                                        TOTALS
- -----------------------------------------------------------
TOTAL RETAIL SALES                                $58,627
APPAREL & ACCESSORY STORES                        $ 2,535
AUTOMOTIVE DEALERS                                $12,106
AUTOMOTIVE & HOME SUPPLY STORES                   $ 1,016
DRUG & PROPRIETARY STORES                         $ 2,169
EATING & DRINKING PLACES                          $ 5,962
FOOD STORES                                       $10,200
FURNITURE & HOME FURNISHINGS STORES               $ 1,730
HOME APPLIANCE, RADIO, & T.V. STORES              $ 1,775
GASOLINE SERVICE STATIONS                         $ 3,224
GENERAL MERCHANDISE                               $ 7,917
 DEPARTMENT STORES (INCLUDING LEASED DEPTS.)      $ 5,776
HARDWARE, LUMBER & GARDEN STORES                  $ 4,057
($'S IN MILLIONS)


Mon Aug 17, 1998                                                      Page 1


                             CUSTOM SUMMARY REPORT
                         (POP FACTS: FULL DATA REPORT)
               BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                              CUSHMAN & WAKEFIELD

United States
of America                          COORD: 00:00.00 00:00.00

- ------------------------------------------------------
DESCRIPTION                                TOTALS
- ------------------------------------------------------
POPULATION
 2003 PROJECTION                         280,885,056
 1998 ESTIMATE                           269,412,832
 1990 CENSUS                             248,709,872
 1980 CENSUS                             226,545,856
 GROWTH 1980 -- 1990                            9.78%

HOUSEHOLDS
 2003 PROJECTION                         105,888,880
 1998 ESTIMATE                           100,657,536
 1990 CENSUS                              91,947,408
 1980 CENSUS                              80,389,688
 GROWTH 1980 -- 1990                           14.38%

1998 ESTIMATED POPULATION BY RACE        269,412,832
 WHITE                                         78.20%
 BLACK                                         12.44%
 ASIAN & PACIFIC ISLANDER                       3.69%
 OTHER RACES                                    5.66%

1998 ESTIMATED POPULATION                269,412,832
 HISPANIC ORIGIN                               11.15%

OCCUPIED UNITS                            91,947,408
 OWNER OCCUPIED                                64.19%
 RENTER OCCUPIED                               35.81%
 1990 AVERAGE PERSONS PER HH                    2.63

1998 EST. HOUSEHOLDS BY INCOME           100,657,536
 $150,000 OR MORE                               3.89%
 $100,000 TO $149,999                           5.93%
  $75,000 TO  $99,999                           8.95%
  $50,000 TO  $74,999                          18.99%
  $35,000 TO  $49,999                          16.29%
  $25,000 TO  $34,999                          12.97%
  $15,000 TO  $24,999                          14.38%
   $5,000 TO  $15,000                          14.60%
  UNDER $5,000                                  4.00%

1998 EST. AVERAGE HOUSEHOLD INCOME     $      53,198
1998 EST. MEDIAN HOUSEHOLD INCOME      $      38,724
1998 EST. PER CAPITA INCOME            $      20,124

Mon Aug 17, 1998                                                      Page 2


                             CUSTOM SUMMARY REPORT
                         (POP FACTS: FULL DATA REPORT)
               BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                              CUSHMAN & WAKEFIELD

United States
of America                          COORD: 00:00.00 00:00.00

- --------------------------------------------------
DESCRIPTION                             TOTALS
- --------------------------------------------------
1998 ESTIMATED POPULATION BY SEX     269,412,840
 MALE                                      48.77%
 FEMALE                                    51.23%

MARITAL STATUS                       195,142,016
 SINGLE MALE                               14.76%
 SINGLE FEMALE                             12.17%
 MARRIED                                   54.79%
 PREVIOUSLY MARRIED MALE                    5.76%
 PREVIOUSLY MARRIED FEMALE                 12.52%

HOUSEHOLDS WITH CHILDREN              33,587,136
 MARRIED COUPLE FAMILY                     73.35%
 OTHER FAMILY-MALE HEAD                     4.82%
 OTHER FAMILY-FEMALE HEAD                  20.80%
 NON FAMILY                                 1.03%

1998 ESTIMATED POPULATION BY AGE     269,412,840
 UNDER 5 YEARS                              7.14%
 5 TO 9 YEARS                               7.31%
 10 TO 14 YEARS                             7.03%
 15 TO 17 YEARS                             4.10%
 18 TO 20 YEARS                             4.10%
 21 TO 24 YEARS                             5.09%
 25 TO 29 YEARS                             7.25%
 30 TO 34 YEARS                             7.29%
 35 TO 39 YEARS                             8.06%
 40 TO 49 YEARS                            14.94%
 50 TO 59 YEARS                            10.43%
 60 TO 64 YEARS                             3.93%
 65 TO 69 YEARS                             3.70%
 70 TO 74 YEARS                             3.41%
 75 + YEARS                                 6.23%
 MEDIAN AGE                                35.43
 AVERAGE AGE                               36.47

Mon Aug 17, 1998                                                      Page 3


                             CUSTOM SUMMARY REPORT
                         (POP FACTS: FULL DATA REPORT)
               BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                              CUSHMAN & WAKEFIELD

United States
of America                          COORD: 00:00.00 00:00.00

- ---------------------------------------------------
DESCRIPTION                              TOTALS
- ---------------------------------------------------
1998 ESTIMATED FEMALE POP. BY AGE     138,018,480
 UNDER 5 YEARS                               6.86%
 5 TO 9 YEARS                                7.01%
 10 TO 14 YEARS                              6.70%
 15 TO 17 YEARS                              3.89%
 18 TO 20 YEARS                              3.91%
 21 TO 24 YEARS                              4.79%
 25 TO 29 YEARS                              6.85%
 30 TO 34 YEARS                              7.09%
 35 TO 39 YEARS                              7.98%
 40 TO 49 YEARS                             14.87%
 50 TO 59 YEARS                             10.50%
 60 TO 64 YEARS                              4.05%
 65 TO 69 YEARS                              3.91%
 70 TO 74 YEARS                              3.76%
 75 + YEARS                                  7.83%
 FEMALE MEDIAN AGE                          36.82
 FEMALE AVERAGE AGE                         37.89

POPULATION BY HOUSEHOLD TYPE          248,709,872
 FAMILY HOUSEHOLDS                          83.67%
 NON-FAMILY HOUSEHOLDS                      13.63%
 GROUP QUARTERS                              2.69%

HOUSE BY TYPE                          91,947,400
 SINGLE MALE                                10.01%
 SINGLE FEMALE                              14.54%
 MARRIED COUPLE                             55.15%
 OTHER FAMILY-MALE HEAD                      3.42%
 OTHER FAMILY-FEMALE HEAD                   11.60%
 NON FAMILY-MALE HEAD                        3.19%
 NON FAMILY-FEMALE HEAD                      2.08%

POPULATION BY URBAN VS. RURAL         248,709,904
 URBAN                                      75.21%
 RURAL                                      24.79%

Mon Aug 17, 1998                                                      Page 4


                             CUSTOM SUMMARY REPORT
                         (POP FACTS: FULL DATA REPORT)
               BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                              CUSHMAN & WAKEFIELD

United States
of America                          COORD: 00:00.00 00:00.00

- -----------------------------------------------------------
DESCRIPTION                                      TOTALS
- -----------------------------------------------------------
FEMALES 16 + WITH CHILDREN 0 - 17 BASE         99,803,376
 WORKING WITH CHILD 0 - 5                            4.77%
 NOT WORKING WITH CHILD 0 - 5                        0.46%
 NOT IN LABOR FORCE WITH CHILD 0 - 5                 3.31%
 WORKING WITH CHILD 6 - 17                          11.71%
 NOT WORKING WITH CHILD 6 - 17                       0.69%
 NOT IN LAB. FORCE WITH CHILD 6 - 17                 4.13%
 WORKING WITH CHILD 0 - 5 & 6 - 18                   3.56%
 NOT WORKING WITH CHILD 0 - 5 & 6 - 18               0.33%
 NOT IN LAB. FORCE W/CHILD 0 - 5 & 6 - 18            2.84%
 WORKING WITH NO CHILDREN                           33.23%
 NOT WORKING WITH NO CHILDREN                        2.04%
 NOT IN LAB. FORCE WITH NO CHILD.                   32.93%

HH BY AGE BY POVERTY STATUS                    91,993,616
 ABOVE POVERTY UNDER AGE 65                         68.78%
 ABOVE POVERTY AGE 65 +                             18.50%
 BELOW POVERTY UNDER AGE 65                          9.38%
 BELOW POVERTY AGE 65 +                              3.33%

POPULATION 16 + BY EMPLOYMENT STATUS          191,829,296
 EMPLOYED IN ARMED FORCES                            0.89%
 EMPLOYED CIVILIANS                                 60.30%
 UNEMPLOYED CIVILIANS                                4.06%
 NOT IN LABOR FORCE                                 34.74%

POPULATION 16 + BY OCCUPATION                 115,681,224
 EXECUTIVE AND MANAGERIAL                           12.30%
 PROFESSIONAL SPECIALTY                             14.10%
 TECHNICAL SUPPORT                                   3.68%
 SALES                                              11.79%
 ADMINISTRATIVE SUPPORT                             16.27%
 SERVICE: PRIVATE HOUSEHOLD                          0.45%
 SERVICE: PROTECTIVE                                 1.72%
 SERVICE: OTHER                                     11.05%
 FARMING FORESTRY & FISHING                          2.45%
 PRECISION PRODUCTION & CRAFT                       11.32%
 MACHINE OPERATOR                                    6.83%
 TRANS. AND MATERIAL MOVING                          4.09%
 LABORERS                                            3.94%

Mon Aug 17, 1998                                                      Page 5


                             CUSTOM SUMMARY REPORT
                         (POP FACTS: FULL DATA REPORT)
               BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                              CUSHMAN & WAKEFIELD

United States
of America                          COORD: 00:00.00 00:00.00

- ------------------------------------------------------
DESCRIPTION                                 TOTALS
- ------------------------------------------------------
FAMILIES BY NUMBER OF WORKERS             65,049,452
 NO WORKERS                                    13.03%
 ONE WORKER                                    28.04%
 TWO WORKERS                                   45.56%
 THREE + WORKERS                               13.36%

HISPANIC POPULATION BY TYPE              248,709,872
 NOT HISPANIC                                  91.01%
 MEXICAN                                        5.43%
 PUERTO RICAN                                   1.10%
 CUBAN                                          0.42%
 OTHER HISPANIC                                 2.05%

1998 HISPANICS BY RACE: BASE              30,050,648
 WHITE                                         52.06%
 BLACK                                          3.23%
 ASIAN                                          1.58%
 OTHER                                         43.12%

POPULATION BY TRANSPORTATION TO WORK     115,070,296
 DRIVE ALONE                                   73.19%
 CAR POOL                                      13.36%
 PUBLIC TRANSPORTATION                          5.27%
 DRIVE MOTORCYCLE                               0.21%
 WALKED ONLY                                    3.90%
 OTHER MEANS                                    1.11%
 WORKED AT HOME                                 2.96%

POPULATION BY TRAVEL TIME TO WORK        115,070,296
 UNDER 10 MINUTES / WORK AT HOME               18.83%
 10 TO 29 MINUTES                              51.64%
 30 TO 59 MINUTES                              23.68%
 60 TO 89 MINUTES                               4.33%
 90 + MINUTES                                   1.53%
 AVERAGE TRAVEL TIME IN MINUTES                21.72

HOUSEHOLDS BY NO. OF VEHICLES             91,947,448
 NO VEHICLES                                   11.53%
 1 VEHICLE                                     33.76%
 2 VEHICLES                                    37.37%
 3 + VEHICLES                                  17.34%
 ESTIMATED TOTAL VEHICLES                150,785,974

Mon Aug 17, 1998                                                      Page 6


                             CUSTOM SUMMARY REPORT
                         (POP FACTS: FULL DATA REPORT)
               BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                              CUSHMAN & WAKEFIELD

United States
of America                          COORD: 00:00.00 00:00.00

- -----------------------------------------------------
DESCRIPTION                               TOTALS
- -----------------------------------------------------
POPULATION 25 + BY EDUCATION LEVEL      158,868,480
 ELEMENTARY (0 - 8)                           10.39%
 SOME HIGH SCHOOL (9 - 11)                    14.38%
 HIGH SCHOOL GRADUATE (12)                    29.99%
 SOME COLLEGE (13 - 15)                       18.74%
 ASSOCIATES DEGREE ONLY                        6.16%
 BACHELORS DEGREE ONLY                        13.11%
 GRADUATE DEGREE                               7.22%

POPULATION ENROLLED IN SCHOOL            64,987,136
 PUBLIC PRE-PRIMARY                            4.12%
 PRIVATE PRE-PRIMARY                           2.81%
 PUBLIC ELEM/HIGH                             59.06%
 PRIVATE ELEM/HIGH                             6.44%
 ENROLLED IN COLLEGE                          27.57%

HOUSING UNITS BY OCCUPANCY STATUS       102,263,680
 OCCUPLIED                                    89.91%
 VACANT                                       10.09%

VACANT UNITS                             10,316,268
 FOR RENT                                     29.53%
 FOR SALE ONLY                                12.22%
 SEASONAL                                     29.87%
 OTHER                                        28.38%

OWNER OCCUPIED PROPERTY VALUES           44,918,008
 UNDER $25,000                                 6.58%
   $25,000 TO  $49,999                        18.80%
   $50,000 TO  $74,999                        22.04%
   $75,000 TO  $99,999                        15.71%
  $100,000 TO $149,999                        15.08%
  $150,000 TO $199,999                         8.94%
  $200,000 TO $299,999                         7.52%
  $300,000 TO $399,999                         2.69%
  $400,000 TO $499,999                         1.12%
  $500,000 +                                   1.52%

MEDIAN PROPERTY VALUE                 $      79,098
TOTAL RENTAL UNITS                       30,490,540
MEDIAN RENT                           $         374

Mon Aug 17, 1998                                                      Page 7


                             CUSTOM SUMMARY REPORT
                         (POP FACTS: FULL DATA REPORT)
               BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                              CUSHMAN & WAKEFIELD

United States
of America                          COORD: 00:00.00 00:00.00

- -----------------------------------------------
DESCRIPTION                          TOTALS
- -----------------------------------------------
PERSONS IN UNIT                    91,947,416
 1 PERSON UNITS                         24.56%
 2 PERSON UNITS                         32.03%
 3 PERSON UNITS                         17.37%
 4 PERSON UNITS                         15.07%
 5 PERSON UNITS                          6.73%
 6 PERSON UNITS                          2.50%
 7 + UNITS                               1.73%

YEAR ROUND UNITS IN STRUCTURE     102,263,672
 SINGLE UNITS DETACHED                  59.05%
 SINGLE UNITS ATTACHED                   5.26%
 DOUBLE UNITS                            4.84%
 3 TO 9 UNITS                            9.65%
 10 TO 19 UNITS                          4.80%
 20 TO 49 UNITS                          3.78%
 50 + UNITS                              4.30%
 MOBILE HOME OR TRAILER                  7.24%
 ALL OTHER                               1.10%

SINGLE/MULTIPLE UNIT RATIO               2.35

HOUSING UNITS BY YEAR BUILT        91,947,448
 BUILT 1989 TO MARCH 1990                1.84%
 BUILT 1985 TO 1988                      8.64%
 BUILT 1980 TO 1984                      9.50%
 BUILT 1970 TO 1979                     21.69%
 BUILT 1960 TO 1969                     16.41%
 BUILT 1950 TO 1959                     14.96%
 BUILT 1940 TO 1949                      8.62%
 BUILT 1939 OR EARLIER                  18.33%

Mon Aug 17, 1998                                                      Page 1


                             CUSTOM SUMMARY REPORT
                              (1990 INCOME ('89))
               BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                              CUSHMAN & WAKEFIELD

United States
of America                          COORD: 00:00.00 00:00.00

- -------------------------------------------------
DESCRIPTION                            TOTALS
- -------------------------------------------------
1990 Total Households                91,947,408
% INCOME CATEGORIES
HH_90_BY INCOME_89: %_0-5K                 6.18%
HH_90_BY INCOME_89: %_5-15K               18.11%
HH_90_BY INCOME_89: %_15-25K              17.53%
HH_90_BY INCOME_89: %_25-35K              15.84%
HH_90_BY INCOME_89: %_35-50K              17.86%
HH_90_BY INCOME_89: %_50-75K              14.98%
HH_90_BY INCOME_89: %_75-100K              5.11%
HH_90_BY INCOME_89: %_100-150K             2.82%
HH_90_BY INCOME_89: %_150K +               1.57%

Mon Aug 17, 1998                                                      Page 1


                      POP FACTS: DEMOGRAPHIC TREND REPORT
                       CENSUS '90, UPDATES & PROJECTIONS
               BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                              CUSHMAN & WAKEFIELD

United States
of America                          COORD: 00:00.00 00:00.00

- --------------------------------------------------------------------------------------
                                                                           TOTALS
                                      1990               1998               2003
DESCRIPTION                          CENSUS            ESTIMATE          PROJECTION
- --------------------------------------------------------------------------------------
POPULATION BY RACE                 248,709,856        269,412,832        280,885,056
 NON-HISPANIC WHITE                      75.64%             72.39%             70.31%
 NON-HISPANIC BLACK                      11.75%             12.08%             12.32%
 NON-HISPANIC ASIAN & P.I.                2.80%              3.52%              3.98%
 NON-HISPANIC A.I. & OTHER                0.82%              0.85%              0.85%
 HISPANIC ORIGIN POPULATION               8.99%             11.15%             12.53%

HOUSEHOLDS BY INCOME                91,993,616        100,657,536        105,888,880
 $150,000 OR MORE                         1.57%              3.89%              6.62%
 $100,000 TO $149,999                     2.82%              5.93%              8.07%
 $ 75,000 TO $ 99,999                     5.11%              8.95%             10.41%
 $ 50,000 TO $ 74,999                    14.98%             18.99%             18.21%
 $ 35,000 TO $ 49,999                    17.86%             16.29%             14.54%
 $ 25,000 TO $ 34,999                    15.84%             12.97%             11.72%
 $ 15,000 TO $ 24,999                    17.53%             14.38%             13.82%
 $  5,000 TO $ 14,999                    18.11%             14.60%             13.52%
 UNDER $5,000                             6.18%              4.00%              3.08%

AVERAGE INCOME                   $      38,453      $      53,198      $      64,005
MEDIAN INCOME                    $      30,163      $      38,724      $      43,110

POPULATION BY SEX                  248,710,056        269,412,840        280,885,056
 MALE                                    48.75%             48.77%             48.79%
 FEMALE                                  51.25%             51.23%             51.21%

Mon Aug 17, 1998                                                      Page 2


                      POP FACTS: DEMOGRAPHIC TREND REPORT
                       CENSUS '90, UPDATES & PROJECTIONS
               BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                              CUSHMAN & WAKEFIELD

United States
of America                          COORD: 00:00.00 00:00.00

- -------------------------------------------------------------------------
                                                               TOTALS
                            1990              1998              2003
DESCRIPTION                CENSUS           ESTIMATE         PROJECTION
- -------------------------------------------------------------------------
POPULATION BY AGE       248,710,056       269,412,840       280,885,056
 UNDER 5 YEARS                 7.38%             7.14%             6.85%
  5 TO 9 YEARS                 7.28%             7.31%             6.94%
 10 TO 14 YEARS                6.88%             7.03%             7.15%
 15 TO 17 YEARS                4.04%             4.10%             4.16%
 18 TO 20 YEARS                4.72%             4.10%             4.20%
 21 YEARS                      1.53%             1.28%             1.32%
 22 TO 24 YEARS                4.50%             3.80%             3.93%
 25 TO 29 YEARS                8.57%             7.25%             6.11%
 30 TO 34 YEARS                8.79%             7.29%             7.10%
 35 TO 39 YEARS                8.03%             8.06%             7.00%
 40 TO 44 YEARS                7.08%             7.93%             7.72%
 45 TO 49 YEARS                5.58%             7.01%             7.57%
 50 TO 54 YEARS                4.56%             5.82%             6.66%
 55 TO 59 YEARS                4.23%             4.62%             5.48%
 60 TO 64 YEARS                4.27%             3.93%             4.33%
 65 TO 69 YEARS                4.07%             3.70%             3.61%
 70 TO 74 YEARS                3.21%             3.41%             3.23%
 75 TO 84 YEARS                4.04%             4.56%             4.77%
 85 + YEARS                    1.24%             1.67%             1.86%

MEDIAN AGE                    32.90             35.43             36.59
AVERAGE AGE                   35.33             36.47             37.27

Mon Aug 17, 1998                                                      Page 1


                             CUSTOM SUMMARY REPORT
       (RETAIL TRADE POTENTIAL REPORT - CURRENT YEAR SALES BY STORE TYPE)
               BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                              CUSHMAN & WAKEFIELD

United States
of America                          COORD: 00:00.00 00:00.00

- ------------------------------------------------------------
DESCRIPTION                                        TOTALS
- ------------------------------------------------------------
TOTAL RETAIL SALES                              $2,621,172
APPAREL & ACCESSORY STORES                      $  120,856
AUTOMOTIVE DEALERS                              $  587,946
AUTOMOTIVE & HOME SUPPLY STORES                 $   35,939
DRUG & PROPRIETARY STORES                       $  104,149
EATING & DRINKING PLACES                        $  253,084
FOOD STORES                                     $  438,978
FURNITURE & HOME FURNISHINGS STORES             $   75,114
HOME APPLIANCE, RADIO, & T.V. STORES            $   71,871
GASOLINE SERVICE STATIONS                       $  155,611
GENERAL MERCHANDISE                             $  342,021
DEPARTMENT STORES (INCLUDING LEASED DEPTS.)     $  275,389
HARDWARE, LUMBER & GARDEN STORES                $  149,884
($'S IN MILLIONS)

                                                                 QUALIFICATIONS
- -------------------------------------------------------------------------------
                                                         KENNETH A. BARNES, MAI

PROFESSIONAL AFFILIATIONS:

     Member of the Appraisal Institute (MAI Designation No. 8294)
     Washington State Certified General Appraiser (#BARNEKA40203)

REAL ESTATE EXPERIENCE:

  Director, Cushman & Wakefield of Washington, Inc., Valuation Advisory Services, a full service real estate organization specializing in appraisal and consultation. 1989 to present.

  Assistant Director of Appraisal, Great Lakes Real Estate Corporation, Glenview, Illinois. 1988 to 1989.


  Self Employed Appraiser, Chicago, Illinois. 1987 to 1988.


  Appraiser, Real Estate Research Corporation, Chicago, Illinois. 1985 to 1987.

  Staff Appraiser, Moore & Shryock, Columbia, Missouri. 1984 to 1985.

  Properties Appraised Include Office Buildings, Industrial, Condominiums, Apartments, Retail Centers, Mixed Use Developments, Restaurants, Residential Subdivisions, Vacant Land and Joint Venture Interests.

  Purpose of Appraisals - Sale, Financing, Acquisition, Portfolio Analysis, Syndication, Securities Filings, Merger and Acquisition.

  Types of Consulting Projects - Feasibility and Market Studies for Development and Renovation of Shopping Centers, Hotels, Apartments, Acquisition Analysis of Vacant Land, Office Buildings.

EDUCATION:

     Bachelor of Science (Biochemistry), 1982
     University of Missouri, Columbia

     Master of Business Administration (Finance), 1988
     University of Chicago

                                                                 QUALIFICATIONS
- -------------------------------------------------------------------------------
                                                         KENNETH A. BARNES, MAI

PUBLICATIONS AND AWARDS:

     "Rental Concessions and Value" The Appraisal Journal, April 1986. 1985 Manuscript Competition Winner.

     "Discounting Equity Cash Flow Subject to Conventional and Participating Debt" The Appraisal Journal, April 1987.

     "Real Estate Investment Survey: First Quarter 1987" Real Estate Report, First Quarter 1987.

     With Janet Nutting, "Proforma Pitfalls: Interpreting Financial Projections in Today's Uncertain Market" Real Estate Report, First Quarter 1987.

     "Real Rates: Judging Discount Rates and Inflation Hedges" The Appraisal Journal, January 1990.